UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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MBF HEALTHCARE ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4)	Proposed maximum aggregate value of transaction: $420,000,000

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121 Alhambra Plaza
Suite 1100
Coral Gables, Florida 33134

To Our Stockholders:

You are cordially invited to attend a special meeting of the stockholders of MBF Healthcare Acquisition Corp., a Delaware corporation (“MBF”), relating to the proposed acquisition by MBF of 100% of the outstanding shares of common stock of Critical Homecare Solutions Holdings, Inc., a Delaware corporation (“CHS”), pursuant to a stock purchase agreement dated as of February 6, 2008 (the “Stock Purchase Agreement”) among MBF, CHS, Kohlberg Investors V, L.P. and the other stockholders of CHS set forth in the Stock Purchase Agreement, and the transactions contemplated thereby and the actions related thereto. The meeting will be held at 10:00 a.m., Eastern time, on [          ], 2008, at [          ].

At the special meeting, you will be asked to consider and vote upon the following proposals:

(1) to approve the proposed acquisition by MBF of 100% of the outstanding shares of common stock of CHS, pursuant to the Stock Purchase Agreement, and the transactions contemplated thereby — we refer to this proposal as the “acquisition proposal”;

(2) to approve the issuance of up to 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF Healthcare Partners, L.P. (“MBF LP”) for the purpose of raising up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS — we refer to this proposal as the “financing proposal”;

(3) to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to change the name of “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.” — we refer to this proposal as the “name change proposal”;

(4) to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of MBF common stock from 50,000,000 shares to 100,000,000 shares — we refer to this proposal as the “authorized shares proposal”;

(5) to approve and adopt an amendment to remove Article Seventh from MBF’s Amended and Restated Certificate of Incorporation upon the closing of the acquisition, as the provisions of such article will no longer be applicable to MBF — we refer to this proposal as the “Article Seventh proposal” and to the name change proposal, the authorized shares proposal and the Article Seventh proposal, collectively, as the “charter amendment proposals”;

(6) to approve and adopt the 2008 Incentive Compensation Plan (an equity-based incentive compensation plan) — we refer to this proposal as the “incentive compensation plan proposal”; and

(7) to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for approval of any of the proposals above — we refer to this proposal as the “adjournment proposal.”

The acquisition proposal must be approved by the affirmative vote of shares representing a majority of the shares of MBF common stock issued in our initial public offering. The financing proposal must be approved by the affirmative vote of shares representing a majority of outstanding shares of MBF common stock on the record date held by disinterested MBF stockholders. Each of the charter amendment proposals must be approved by the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock on the record date. The incentive compensation plan proposal must be approved by the affirmative vote of shares representing a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, MBF is not authorized to consummate the acquisition.

In the event any one of the acquisition proposal, the financing proposal and the Article Seventh proposal does not receive the necessary vote to approve that proposal, then MBF will not complete any of the transactions or take any of the actions identified in any of the proposals. If any of the name change proposal, authorized shares proposal or incentive compensation plan proposal is not approved but the acquisition proposal, the financing proposal and the Article Seventh proposal are approved, MBF will consummate the acquisition, subject to fulfillment or waiver of all other conditions to the acquisition.

In the event that none of the transactions are undertaken, it is likely that MBF will have insufficient time and resources to look for another suitable acquisition target and will most likely have to liquidate the trust in accordance with the terms of its Amended and Restated Certificate of Incorporation.

Assuming approval of the acquisition proposal, the financing proposal and the Article Seventh proposal, subject to fulfillment or waiver of all other conditions to the acquisition, at closing MBF will acquire 100% of the outstanding shares of CHS common stock, par value $0.001, and in consideration therefor pay the stockholders of CHS an aggregate of $420.0 million in cash, subject to adjustment, as provided for in the Stock Purchase Agreement. The $420.0 million purchase price will consist of (i) debt financing of up to $180.0 million, for which we have received a commitment from Jefferies Finance LLC, (ii) at least $175.0 million in cash from the trust account, (iii) up to $50.0 million from the issuance of stock pursuant to the commitment letter described in the financing proposal, and (iv) $35.0 million from an issuance of 4,575,156 shares of MBF common stock to the Sellers in a private placement, as required by the Stock Purchase Agreement.

After careful consideration, MBF’s board of directors has unanimously (i) approved and declared advisable the acquisition and determined that the acquisition is fair to and in the best interests of MBF, (ii) approved and authorized the issuance of up to 6,535,947 shares of MBF common stock pursuant to the commitment letter executed by MBF LP and determined that such issuance is fair to and in the best interests of MBF, (iii) approved and authorized the proposed amendments to MBF’s Amended and Restated Certificate of Incorporation and (iv) approved and authorized the incentive compensation plan. MBF’s board of directors unanimously recommends that you vote “FOR” or give instruction to vote “FOR” the approval of the acquisition proposal and the financing proposal and the approval and adoption of the charter amendment proposals and the incentive compensation plan proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition, the transactions contemplated in connection with the acquisition and each of the proposals relating to the acquisition. Whether or not you plan to attend the special meeting, we urge you to read this material carefully. Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return, in the envelope provided, the enclosed proxy card as soon as possible.

I look forward to seeing you at the meeting.

Sincerely,

Mike B. Fernandez
Chairman of the Board
MBF Healthcare Acquisition Corp.

MBF HEALTHCARE ACQUISITION CORP.
121 Alhambra Plaza
Suite 1100
Coral Gables, Florida 33134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2008

TO THE STOCKHOLDERS OF MBF HEALTHCARE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MBF Healthcare Acquisition Corp., a Delaware corporation (“MBF”), will be held at 10:00 a.m. Eastern time, on [     ], 2008, at [          ], for the following purposes:

(1) to approve the proposed acquisition by MBF of 100% of the outstanding shares of common stock of CHS, pursuant to the Stock Purchase Agreement, and the transactions contemplated thereby — we refer to this proposal as the “acquisition proposal”;

(2) to approve the issuance of up to 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF Healthcare Partners, L.P. (“MBF LP”) for the purpose of raising up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS — we refer to this proposal as the “financing proposal”;

(3) to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to change the name of “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.” — we refer to this proposal as the “name change proposal”;

(4) to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of MBF common stock from 50,000,000 shares to 100,000,000 shares — we refer to this proposal as the “authorized shares proposal”;

(5) to approve and adopt an amendment to remove Article Seventh from MBF’s Amended and Restated Certificate of Incorporation upon the closing of the acquisition, as the provisions of such article will no longer be applicable to MBF — we refer to this proposal as the “Article Seventh proposal” and to the name change proposal, the authorized shares proposal and the Article Seventh proposal, collectively, as the “charter amendment proposals”;

(6) to approve and adopt the 2008 Incentive Compensation Plan (an equity-based incentive compensation plan) — we refer to this proposal as the “incentive compensation plan proposal”; and

(7) to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for approval of any of the proposals above — we refer to this proposal as the “adjournment proposal.”

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. The MBF board of directors has fixed the close of business on [          ], 2008 as the date for which MBF stockholders are entitled to receive notice of, and to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of MBF’s common stock at the close of business on [          ], 2008 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of MBF common stock on that date are entitled to have their votes counted at the MBF special meeting and any adjournments or postponements of it. MBF will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by MBF’s board of directors.

The acquisition proposal must be approved by the affirmative vote of shares representing a majority of the shares of MBF common stock issued in our initial public offering. The financing proposal must be approved by the affirmative vote of shares representing a majority of outstanding shares of MBF common stock on the record date held by disinterested MBF stockholders. Each of the charter amendment proposals must be approved by the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock on the record date. The incentive compensation plan proposal must be approved by the affirmative vote of shares representing a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, MBF is not authorized to consummate the acquisition.

In the event any one of the acquisition proposal, the financing proposal and the Article Seventh proposal does not receive the necessary vote to approve that proposal, then MBF will not complete any of the transactions or take any of the actions identified in any of the proposals. If any of the name change proposal, authorized shares proposal or incentive compensation plan proposal is not approved but the acquisition proposal, the financing proposal and the Article Seventh proposal are approved, MBF will consummate the acquisition, subject to fulfillment or waiver of all other conditions to the acquisition.

In the event that none of the transactions are undertaken, it is likely that MBF will have insufficient time and resources to look for another suitable acquisition target and will most likely have to liquidate the trust in accordance with the terms of its Amended and Restated Certificate of Incorporation.

A complete list of MBF stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of MBF for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

All MBF stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of MBF common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the acquisition and the charter amendment proposal.

The board of directors of MBF unanimously recommends that you vote “FOR” each of the proposals, which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors,

By:
Mike B. Fernandez
Chairman of the Board

[          ], 2008

PROXY STATEMENT FOR A SPECIAL MEETING OF
THE STOCKHOLDERS OF

This proxy statement relates to a special meeting of the stockholders of MBF Healthcare Acquisition Corp., a Delaware corporation (“MBF”), at which you will be asked to consider and vote upon the proposed acquisition by MBF of 100% of the outstanding shares of common stock of Critical Homecare Solutions Holdings, Inc., a Delaware corporation (“CHS”), pursuant to a stock purchase agreement dated as of February 6, 2008 (the “Stock Purchase Agreement”) among MBF, CHS, Kohlberg Investors V, L.P. (the “Seller’s Representative”) and the other stockholders of CHS set forth in the Stock Purchase Agreement (each, together with the Seller’s Representative, a “Seller” and collectively the “Sellers”), and the transactions contemplated thereby and the actions related thereto. The meeting will be held at 10:00 a.m., Eastern time, on [          ], 2008, at [          ]. This proxy statement is first being mailed to stockholders of MBF on or about [          ].

At the special meeting, you will be asked to consider and vote upon the following proposals:

(1) to approve the proposed acquisition by MBF of 100% of the outstanding shares of common stock of CHS, pursuant to the Stock Purchase Agreement, and the transactions contemplated thereby — we refer to this proposal as the “acquisition proposal”;

(2) to approve the issuance of up to 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF Healthcare Partners, L.P. (“MBF LP”) for the purpose of raising up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS — we refer to this proposal as the “financing proposal”;

(3) to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to change the name of “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.” — we refer to this proposal as the “name change proposal”;

(4) to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of MBF common stock from 50,000,000 shares to 100,000,000 shares — we refer to this proposal as the “authorized shares proposal”;

(5) to approve and adopt an amendment to remove Article Seventh from MBF’s Amended and Restated Certificate of Incorporation upon the closing of the acquisition, as the provisions of such article will no longer be applicable to MBF — we refer to this proposal as the “Article Seventh proposal” and to the name change proposal, the authorized shares proposal and the Article Seventh proposal, collectively, as the “charter amendment proposals”;

(6) to approve and adopt the 2008 Incentive Compensation Plan (an equity-based incentive compensation plan) — we refer to this proposal as the “incentive compensation plan proposal”; and

(7) to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for approval of any of the proposals above — we refer to this proposal as the “adjournment proposal.”

The acquisition proposal must be approved by the affirmative vote of shares representing a majority of the shares of MBF common stock issued in our initial public offering. The financing proposal must be approved by the affirmative vote of shares representing a majority of outstanding shares of MBF common stock on the record date held by disinterested MBF stockholders. Each of the charter amendment proposals must be approved by the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock on the record date. The incentive compensation plan proposal must be approved by the affirmative vote of shares representing a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, MBF is not authorized to consummate the acquisition.

In the event any one of the acquisition proposal, the financing proposal and the Article Seventh proposal does not receive the necessary vote to approve that proposal, then MBF will not complete any of the transactions or take any of the actions identified in any of the proposals. If any of the name change proposal, authorized shares proposal or incentive compensation plan proposal is not approved but the acquisition proposal, the financing proposal and the Article Seventh proposal are approved, MBF will consummate the acquisition, subject to fulfillment or waiver of all other conditions to the acquisition.

In the event that none of the transactions are undertaken, it is likely that MBF will have insufficient time and resources to look for another suitable acquisition target and will most likely have to liquidate the trust in accordance with the terms of its Amended and Restated Certificate of Incorporation.

Assuming approval of the acquisition proposal, the financing proposal and the Article Seventh proposal, subject to fulfillment or waiver of all other conditions to the acquisition, at closing MBF will acquire 100% of the outstanding shares of CHS common stock, par value $0.001, and in consideration therefor pay the stockholders of CHS an aggregate of $420.0 million in cash, subject to adjustment, as provided for in the Stock Purchase Agreement. The $420.0 million purchase price will consist of (i) debt financing of up to $180.0 million, for which we have received a commitment from Jefferies Finance LLC, (ii) at least $175.0 million in cash from the trust account, (iii) up to $50.0 million from the issuance of stock pursuant to the commitment letter described in the financing proposal, and (iv) $35.0 million from an issuance of 4,575,156 shares of MBF common stock to the Sellers in a private placement, as required by the Stock Purchase Agreement.

Each MBF stockholder who holds shares of common stock issued in MBF’s initial public offering, which we refer to as our “IPO,” has the right to vote against the acquisition proposal and at the same time demand that MBF convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of MBF’s IPO was deposited. On [          ], 2008, the record date for the meeting of stockholders, the conversion price per share of MBF common stock was approximately $[     ]. A dissenting stockholder’s shares will be converted into cash only if the acquisition is consummated. However, if the holders of 30% or more shares of common stock issued in MBF’s IPO (6,468,750 or more shares) vote against the acquisition proposal and demand conversion of their shares, MBF will not consummate the acquisition and the other transactions contemplated by the Stock Purchase Agreement. Prior to exercising conversion rights, MBF stockholders should verify the market price of MBF’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of MBF’s common stock are quoted on the American Stock Exchange under the symbol “MBH.” On the record date, the last sale price of MBF’s common stock was $[     ].

MBF Healthcare Partners, L.P., MBF’s initial stockholder and an affiliate of certain of MBF’s officers and directors, which purchased shares of MBF common stock prior to MBF’s IPO, presently owns an aggregate of approximately 18.9% of the outstanding shares of MBF common stock and has agreed to vote its shares of common stock that were owned prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. MBF Healthcare Partners, L.P. has also indicated that it intends to vote “FOR” the adoption of the financing proposal, the charter amendment proposals and the incentive compensation plan proposal.

After careful consideration, MBF’s board of directors has unanimously (i) approved and declared advisable the acquisition and determined that the acquisition is fair to and in the best interests of MBF, (ii) approved and authorized the issuance of up to 6,535,947 shares of MBF common stock pursuant to the commitment letter executed by MBF LP and determined that such issuance is fair to and in the best interests of MBF, (iii) approved and authorized the proposed amendments to MBF’s Amended and Restated Certificate of Incorporation and (iv) approved and authorized the incentive compensation plan.

2

MBF’s board of directors unanimously recommends that you vote “FOR” or give instruction to vote “FOR” the approval of the acquisition proposal and the financing proposal and the approval and adoption of the charter amendment proposals and the incentive compensation plan proposal.

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

SEE “RISK FACTORS” BEGINNING ON PAGE 20 FOR A DISCUSSION OF VARIOUS FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

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i

Eight months ended August 31, 2006	141
Year ended December 31, 2005 compared to the year ended December 31, 2004	141
Specialty Pharma	142
Eight months ended August 31, 2006	142
Year ended December 31, 2005 compared to the year ended December 31, 2004	143
Seasonality	145
Inflation	145
Liquidity and Capital Resources	145
General	145
Cash Flows	146
Capital Expenditures	148
Contingent Purchase Price	148
Adjusted EBITDA	148
Commitments and Contingencies	149
Off-Balance Sheet Arrangements	150
Quantitative and Qualitative Disclosures About Market Risk	150
Interest rate risk	150
Recent Accounting Pronouncements	150
DIRECTORS AND EXECUTIVE OFFICERS OF MBF FOLLOWING THE TRANSACTION	152
Directors and Executive Officers	152
Meetings and Committees of the Board of Directors of MBF	154
Independence of Directors	154
Committees of the Board of Directors	154
Audit Committee	154
Code of Ethics	155
Compensation Committee Information	155
Nominating Committee Information	155
Board of Directors Compensation	156
MBF’s Executive Compensation	156
Compensation Discussion and Analysis	156
CHS’s Executed Compensation	157
Compensation Program Philosophy and Objectives	157
The Process of Setting Executive Compensation	157
Benchmarking	158
Management’s Role in Compensation — Setting Process	158
Elements of Executive Compensation	158
Outstanding Equity Awards at Fiscal Year-End 2007	166
Potential Post-Employment Payments upon Termination or Change in Control	166
Robert A. Cucel	167
Mary Jane Graves	168
Nitin Patel	168
Collen Lederer	168
Joey Ryan	168
Termination Payments	169
CHS’s 2006 Plan	169

v

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTION

•	The parties to the Stock Purchase Agreement are MBF Healthcare Acquisition Corp., Critical Homecare Solutions Holdings, Inc., a Delaware corporation, Kohlberg Investors V, L.P. and the other stockholders of Critical Homecare Solutions Holdings, Inc. set forth in the Stock Purchase Agreement. See the section entitled “The Acquisition Proposal.”

•	CHS is a leading provider of comprehensive home infusion therapy services to patients suffering from acute or chronic conditions. CHS operates in two business segments, home infusion therapy and home nursing. Through its home infusion therapy segment, CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services and equipment each year to patients in the home through its 33 infusion locations in 14 states, primarily in the eastern United States. Through its home nursing segment, CHS provides over 350,000 nursing and therapy visits and 575,000 private duty nursing hours each year to patients in the home through its 32 home nursing locations in three states. CHS currently provides customized local clinical care to approximately 16,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors. See the section entitled “Business of CHS.”

•	Pursuant to the Stock Purchase Agreement, and assuming approval of the acquisition proposal, the financing proposal and the Article Seventh proposal, subject to fulfillment or waiver of all other conditions to the acquisition, at closing MBF will acquire 100% of the outstanding shares of CHS common stock, par value $0.001, and in consideration therefor pay the stockholders of CHS an aggregate of $420.0 million in cash, subject to adjustment, as provided for in the Stock Purchase Agreement. The $420.0 million purchase price will consist of (i) debt financing of up to $180.0 million, for which we have received a commitment from Jefferies Finance LLC, (ii) at least $175.0 million in cash from the trust account, (iii) up to $50.0 million from the issuance of stock pursuant to the commitment letter described in the financing proposal, and (iv) $35.0 million from an issuance of 4,575,156 shares of MBF common stock to the Sellers in a private placement, as required by the Stock Purchase Agreement.

•	At or prior to the closing of the acquisition, MBF will enter into senior secured credit facilities in an aggregate amount up to $285.0 million, part of the proceeds of which will be used to partially finance the acquisition. MBF has received a commitment letter from Jefferies Finance LLC to provide such debt financing. See the sections entitled “The Acquisition Proposal — Acquisition Financing” and “Risk Factors — Risks Related to the Debt Financing.”

•	Pursuant to a separate commitment letter executed by MBF LP, at closing MBF will issue up to 6,535,947 shares of unregistered common stock at $7.65 per share for the purposes of raising gross proceeds of up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS. MBF stockholders are being asked to approve this financing. See the section entitled “The Financing Proposal.”

•	After the acquisition is consummated, the board of directors of MBF will initially consist of all of the current MBF directors and one director designated by Kohlberg Investors V, L.P. See the section entitled “The Stock Purchase Agreement — Board of Directors.”

•	Certain of CHS’s key employees have entered into amended employment agreements with CHS, effective upon the consummation of the acquisition. See the section entitled “The Stock Purchase Agreement — Employment Agreements.”

•	Shares issued pursuant to the commitment letter described in the financing proposal and shares issued to the Sellers who invested in the $35.0 million private placement will be subject to registration rights.

•	In addition to voting on the acquisition proposal and the financing proposal, the stockholders of MBF will vote on proposals to amend its charter and to approve a long-term incentive plan. See the sections entitled “Name Change Proposal,” “Authorized Shares Proposal,” “Article Seventh Proposal” and “Incentive Compensation Plan Proposal.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

1. Q.	Why am I receiving this proxy statement?

A.	MBF has agreed to acquire 100% of the issued and outstanding common stock of CHS under the terms of the Stock Purchase Agreement dated as of February 6, 2008, among MBF, CHS and the Sellers. This agreement is referred to in this proxy statement as the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached to this proxy statement as Annex A. We encourage you to review the Stock Purchase Agreement in its entirety. In this proxy statement we refer to the acquisition by MBF of the common stock of CHS and the related transactions contemplated by the Stock Purchase Agreement as the “acquisition.”

In order to complete the acquisition, MBF stockholders must vote to approve (i) the acquisition by MBF of all of the outstanding common stock of CHS and the transactions contemplated thereby, (ii) the issuance of up to 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF LP, (iii) the change of the name of “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.,” (iv) an increase in the number of authorized shares of MBF common stock from 50,000,000 shares to 100,000,000 shares, (v) an amendment to the Amended and Restated Certificate of Incorporation of MBF to remove Article Seventh and (vi) the adoption of an incentive compensation plan. The commitment letter between MBF and MBF LP is attached to this proxy statement as Annex B. MBF’s Amended and Restated Certificate of Incorporation, as it will appear if all amendments thereto are approved, is attached to this proxy statement as Annex C. The incentive compensation plan is attached to this proxy statement as Annex D.

MBF will hold a special meeting of its stockholders on [          ], 2008 to obtain these approvals. This proxy statement contains important information about the proposed acquisition, the other proposals and the meeting of MBF stockholders. You should read it carefully.

Your vote is important. We encourage you to return your proxy card as soon as possible after carefully reviewing this proxy statement.

2.	Q. Why is MBF proposing the acquisition?

A.	MBF was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. CHS is a leading provider of comprehensive home infusion therapy services to patients suffering from acute or chronic conditions, and operates in two business segments: home infusion therapy and home nursing. MBF believes that CHS is well-positioned for growth and that ownership of CHS will provide MBF stockholders with an opportunity to participate in a company with a history of sales and earnings and a potential for future growth.

3.	Q. Why is MBF proposing the issuance of 6,535,947 shares of common stock pursuant to a commitment letter executed by MBF LP?

A.	This issuance is being undertaken in order to raise a portion of the funds necessary to finance the transaction with CHS. Because some of the shares may be issued to MBF LP, or other affiliates of MBF, we are seeking approval of this issuance from disinterested MBF stockholders.

4. Q.	What is being voted on?

A.	There are seven proposals on which the MBF stockholders are being asked to vote. The first proposal is to approve the acquisition. We refer to this proposal as the “acquisition proposal.”

The second proposal is to approve the issuance of 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF LP for the purpose of raising up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS. We refer to this proposal as the “financing proposal.”

The third proposal is to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to change the name of “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.” We refer to this proposal as the “name change proposal.”

The fourth proposal is to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of MBF common stock from 50,000,000 shares to 100,000,000 shares. We refer to this proposal as the “authorized shares proposal.”

The fifth proposal is to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to remove Article Seventh from and after the closing of the acquisition, as these provisions will no longer be applicable to MBF. We refer to this proposal as the “Article Seventh proposal” and to the name change proposal, authorized shares proposal and Article Seventh proposal collectively as the “charter amendment proposals.”

The sixth proposal is to approve MBF’s 2008 Incentive Compensation Plan. We refer to this proposal as the “incentive compensation plan proposal.”

The seventh proposal is to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for any of the other proposals. We refer to this proposal as the “adjournment proposal.”

5.	Q: Who can vote at the special meeting?

A:	Holders of MBF common stock at the close of business on [ ], 2008, the record date for the special meeting, may vote in person or by proxy on the proposals at the special meeting. On the record date, [ ] shares of MBF common stock were outstanding and entitled to vote at the special meeting. As of the record date, MBF’s directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares of MBF common stock.

6.	Q. What vote is required in order to adopt the acquisition proposal?

A.	The approval of the acquisition will require the affirmative vote of shares representing a majority of the shares of MBF’s common stock issued in MBF’s IPO. However, if the holders of 30% or more of the shares of the common stock issued in the IPO (6,468,750 or more shares) vote against the acquisition and demand that MBF convert their shares into a pro rata portion of MBF’s trust account, including interest income, as of the date two business days prior to the consummation of the acquisition, then the acquisition will not be consummated. No vote of the holders of MBF’s outstanding warrants is necessary to adopt the acquisition proposal or other proposals and MBF is not asking the warrant holders to vote on the acquisition proposal or the other proposals. MBF will not consummate the acquisition unless the financing proposal and the Article Seventh proposal are also approved. If the acquisition proposal is not approved, the other proposals contained in this proxy statement will not be presented for approval.

7.	Q. What vote is required in order to approve the financing proposal?

A.	The approval of the financing proposal will require the affirmative vote of shares representing a majority of the outstanding shares of MBF’s common stock held by disinterested MBF stockholders on the record date. MBF will not consummate the acquisition if the financing proposal is not approved.

8.	Q. What vote is required in order to adopt the name change proposal?

A.	The approval of the charter amendment proposal will require the affirmative vote of the shares representing a majority of the outstanding shares of MBF’s common stock on the record date.

9.	Q. What vote is required in order to adopt the authorized shares proposal?

A.	The approval of the authorized shares proposal will require the affirmative vote of the shares representing a majority of the outstanding shares of MBF common stock on the record date.

10.	Q. What vote is required in order to adopt the Article Seventh proposal?

A.	The approval of the Article Seventh proposal will require the affirmative vote of the shares representing a majority of the outstanding shares of MBF’s common stock on the record date. MBF will not consummate the acquisition if the Article Seventh proposal is not approved

11.	Q. What vote is required in order to adopt the incentive compensation plan?

A.	The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the special meeting.

12.	Q. Why is MBF proposing the incentive compensation plan?

A.	MBF is proposing the incentive compensation plan to enable it to attract, retain and reward CHS’s directors, officers, employees and consultants using equity-based incentives. The incentive compensation plan has been approved by MBF’s board of directors and will be effective upon consummation of the acquisition, subject to stockholder approval of the plan. MBF has not entered into any employment agreement that provides for equity-based compensation and MBF does not expect to grant any awards under the incentive compensation plan until after the consummation of the acquisition.

13.	Q. Does the MBF board of directors recommend voting in favor of the acquisition proposal, the financing proposal, the charter amendment proposals, the incentive compensation plan proposal and the adjournment proposal?

A.	Yes. After careful consideration, MBF’s board of directors has unanimously (i) approved and declared advisable the acquisition and determined that the acquisition is fair to and in the best interests of MBF, (ii) approved and authorized the issuance of up to 6,535,947 shares of MBF common stock pursuant to the commitment letter executed by MBF LP and determined that such issuance is fair to and in the best interests of MBF, (iii) approved and authorized the proposed amendments to MBF’s Amended and Restated Certificate of Incorporation and (iv) approved and authorized the incentive compensation plan. MBF’s board of directors unanimously recommends that you vote “FOR” or give instruction to vote “FOR” the approval of the acquisition proposal and the financing proposal and the approval and adoption of the charter amendment proposals and the incentive compensation plan proposal. For a description of the factors considered by MBF’s board of directors in making its determination, see the section entitled “Recommendation of the Board of Directors and Reasons for the Acquisition.”

14.	Q. Do MBF’s officers and directors have interests in the acquisition that are different from, or in addition to, my interests as a stockholder?

A.	Yes. MBF’s officers and directors have interests in the acquisition that may be different from, or in addition to, your interests as a stockholder. If the acquisition is not approved and MBF is forced to liquidate, the 5,031,250 shares of common stock, and 4,250,000 warrants held by MBF Healthcare Partners, L.P., an affiliate of MBF’s officers and directors, which had an aggregate market value of $[ ]and $[ ], respectively, as of February 13, 2008, would become worthless. In addition, MBF Healthcare Partners, L.P. has agreed to pay the costs of our dissolution in the event the remaining assets held outside MBF’s trust account are insufficient to pay such costs. MBF had aggregate liabilities, excluding the common stock subject to possible redemption, of $6,523,025 as of December 31, 2007 and had cash available outside of the trust fund of $957,753 and other current

x

assets of $47,826. For a description of the interests of MBF’s officers and directors in the acquisition see the section entitled “Special Meeting of MBF Stockholders — Interests of MBF Directors and Officers in the Acquisition.”

15.	Q. What will happen in the proposed acquisition?

A.	At the closing of the transactions contemplated by the Stock Purchase Agreement, MBF will acquire 100% of the issued and outstanding common stock of CHS in exchange for $420.0 million in cash. For a description of the acquisition consideration please see the section entitled “The Stock Purchase Agreement — Acquisition Consideration.”

16.	Q. How do the MBF insiders intend to vote their shares?

A.	All of the MBF insiders (including all of MBF’s officers and directors and MBF LP, its initial stockholder) intend to vote their respective shares of common stock that were owned prior to the IPO on the acquisition proposal in accordance with the vote of the majority of the shares of common stock issued in the IPO. Such MBF insiders have indicated that they will also vote such shares in favor of the other proposals set forth in this proxy statement.

17.	Q. What will I receive in the proposed acquisition?

A.	MBF stockholders will continue to hold the shares of MBF common stock that they owned prior to the acquisition.

18.	Q. What will the Sellers receive in the proposed acquisition?

A.	At the closing of the acquisition, we will pay to the Sellers $420.0 million in cash (subject to adjustment), in exchange for 100% of the common stock of CHS and will issue an aggregate of 4,575,156 shares of MBF common stock in exchange for $35.0 million in cash. See the section entitled “The Stock Purchase Agreement — Acquisition Consideration.”

19.	Q. Do I have conversion rights?

A.	If you hold shares of common stock issued in MBF’s IPO, which we refer to as “IPO shares,” then you have the right to vote against the acquisition proposal and demand that MBF convert such IPO shares into a pro rata portion of the trust account, including interest income, in which a substantial portion of the net proceeds of MBF’s IPO is held. We refer to these rights to vote against the acquisition and demand conversion of the shares into a pro rata portion of the trust account as the “IPO conversion rights.”

20.	Q. How do I exercise my IPO conversion rights?

A.	If you wish to exercise your IPO conversion rights, you must vote against the acquisition proposal and at the same time demand that MBF convert your IPO shares into cash. Any action that does not include an affirmative vote against the acquisition proposal will prevent you from exercising your IPO conversion rights. You may exercise your IPO conversion rights either by checking the box on the proxy card or by submitting your request in writing to MBF at the address listed at the end of this section. If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your IPO conversion rights, or (ii) initially vote against the acquisition proposal and wish to exercise your IPO conversion rights but do not check the box on the proxy card providing for the exercise of your IPO conversion rights or do not send a written request to MBF to exercise your IPO conversion rights, or (iii) initially vote against the acquisition proposal but later wish to vote for it, you may request that MBF send to you another proxy card on which you may indicate your intended vote and, if that vote is against the acquisition proposal, exercise your IPO conversion rights by checking the box provided for such purpose on the proxy card. You may also make such request by contacting MBF at the phone number or address listed at the end of this section. Any corrected or changed proxy card or written demand of IPO conversion rights must be received by MBF prior to the special meeting. If, notwithstanding your negative vote, the acquisition is consummated, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon as of the date two business days prior to the consummation of the acquisition. As of the record date, we estimate that there was approximately $[     ] in trust, so you will be entitled to convert each IPO share that you hold into approximately $[     ]. If you exercise your IPO conversion rights, then you will be exchanging your IPO shares for cash and will no longer own these shares. You must continue to hold these shares through the closing of the acquisition and then tender your stock certificate. Exercise of your IPO conversion rights does not result in either the conversion or a loss of your warrants. Any warrants that you own will continue to be outstanding and exercisable following a conversion of your IPO shares and the consummation of the acquisition. See the section entitled “Special Meeting of MBF Stockholders — IPO Conversion Rights.”

21.	Q. Will the percentage of my ownership interest in MBF be reduced as a result of the acquisition?

A.	Yes. At the closing of the acquisition, MBF will issue an aggregate of $35.0 million in shares of its common stock to the Sellers. In addition, MBF will issue up to 6,535,947 shares of common stock pursuant to the commitment letter described in the financing proposal. The issuance of such additional shares of common stock will significantly reduce the percentage ownership of MBF’s existing stockholders. See the section entitled “The Acquisition Proposal — Reduction of Percentage Ownership of MBF’s Existing Stockholders.”

22.	Q. What if I object to the proposed acquisition? Do I have appraisal rights?

A.	MBF stockholders do not have appraisal rights in connection with the acquisition under the Delaware General Corporation Law (the “DGCL”). See the section entitled “Appraisal Rights.” However, if you hold IPO shares, you may exercise your IPO conversion rights, as described above. See the section entitled “Special Meeting of MBF Stockholders — IPO Conversion Rights.”

23.	Q. What happens to the funds deposited in the trust account after consummation of the acquisition?

A.	Upon consummation of the acquisition, MBF stockholders electing to exercise their IPO conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be released to us and will be applied toward the payment of the purchase price and transaction expenses.

24.	Q. Who will manage MBF after the acquisition of CHS?

A.	Certain key employees of CHS have entered into amended employment agreements, which will become effective upon closing of the acquisition. For a description of the employment agreements, see the section entitled “The Stock Purchase Agreement — Employment Agreements.”

25.	Q. When do you expect the acquisition to be completed?

A.	It is currently anticipated that the acquisition will be consummated as soon as practicable following the MBF special meeting on [ ], 2008. For a description of the conditions to completion of the acquisition, see the section entitled “The Stock Purchase Agreement — Conditions to Closing of the Acquisition.”

26.	Q. What do I need to do now?

A.	MBF urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the acquisition will affect you as a stockholder of MBF. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

27.	Q. How do I vote?

A.	If you are a holder of record of MBF common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

28.	Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting against each of the acquisition proposal, the financing proposal, the name change proposal, the authorized shares proposal, and the Article Seventh proposal.

29.	Q. Can I change my vote after I have mailed my signed proxy card?

A.	Yes. Send a later-dated, signed proxy card to MBF’s Chief Operating Officer at the address of MBF’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to MBF’s Chief Executive Officer before the special meeting.

30.	Q. Do I need to send in my stock certificates?

A.	No. MBF stockholders who do not elect to have their shares converted into the pro rata share of the trust account should not submit their stock certificates now or after the acquisition is consummated, because their shares will not be converted or exchanged as a result of the consummation of the acquisition. MBF stockholders who exercise their conversion rights are not required to tender their shares prior to the special meeting. However, such stockholders will be entitled to receive cash for their shares only if they continue to hold those shares through the closing of the acquisition and then tender their stock certificates to MBF. A MBF stockholder who holds shares in street name will have to coordinate with their broker to have their shares certificated.

31.	Q. What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your MBF shares.

32.	Q. What are the federal income tax consequences of the acquisition to MBF and its stockholders?

A.	The acquisition will not be a taxable event for MBF or its stockholders for federal income tax purposes. Accordingly, neither MBF nor any MBF stockholder (other than a stockholder who exercises its IPO conversion rights) will recognize any gain or loss for federal income tax purposes.

A stockholder of MBF who exercises IPO conversion rights and effects a termination of the stockholder’s interest in MBF will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of MBF for cash, if such shares are held as a capital asset on the date of the consummation of the acquisition. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of MBF common stock.

For a description of the material federal income tax consequences of the acquisition, please see the information set forth in “The Acquisition Proposal — Material Federal Income Tax Consequences of the Acquisition.”

33.	Q. Who can help answer my questions?

A.	If you have questions about how to vote or direct a vote in respect of your shares of common stock or if you need additional copies of the proxy statement or the enclosed proxy card, you may call [ ], our proxy solicitor, at [ ], or Jorge L. Rico, our Chief Operating Officer, at (305) 461-1162.

You may also obtain additional information about MBF from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the acquisition, you should read this entire document carefully, including the Stock Purchase Agreement attached as Annex A to this proxy statement and the other agreements, instruments and documents attached as annexes to this proxy statement.

The Parties

MBF Healthcare Acquisition Corp.  MBF Healthcare Acquisition Corp. was incorporated in Delaware on June 2, 2006 to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination, of an operating business in the healthcare industry. On April 13, 2007, MBF Healthcare Partners, L.P., an affiliate of the MBF Healthcare Acquisition Corp.’s officers and directors, purchased an aggregate of 343,750 private placement units from MBF Healthcare Acquisition Corp. at a price of $8.00 per unit and 4,250,000 private placement warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $7.0 million.

On April 23, 2007, MBF consummated its initial public offering of 18,750,000 units. On May 8, 2007, MBF consummated the closing of an additional 2,812,500 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrants. Each warrant expires on April 23, 2009, or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $6.00 per share. The common stock and warrants started trading separately as of July 2, 2007. Gross proceeds from the sale of the MBF units were $172,500,000. Of that amount, and including the proceeds from the April 13 private placement, approximately $170,962,500 was deposited in trust and, in accordance with MBF’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of MBF. The remaining funds, net of underwriting fees and related expenses, were held outside of trust to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of December 31, 2007, approximately $175.5 million was held in deposit in the trust account.

Other than its IPO and the pursuit of a business combination, MBF has not engaged in any business to date. If MBF does not consummate a business combination by April 23, 2009, then, pursuant to Article Seventh of its Amended and Restated Certificate of Incorporation, MBF’s officers must take all actions necessary to dissolve and liquidate MBF as soon as reasonably practicable following such date. Such actions include (i) prompt notice to the trustee of the trust account who will then notify the accounts where the funds are invested to commence liquidation of any investments that are not already in cash; and (ii) using any of MBF’s cash remaining outside of the trust account to pay liabilities. The amount to be distributed to holders of MBF’s IPO shares in a liquidation will be the amount in the trust account plus any cash remaining outside of the trust account after the payment of MBF’s liabilities. Currently, MBF does not expect to have any cash remaining outside of the trust account after the payment of such liabilities.

The mailing address of MBF’s principal executive office is MBF Healthcare Acquisition, 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134, and its telephone number is (305) 461-1162.

Critical Homecare Solutions Holdings, Inc.  CHS was incorporated in Delaware on August 8, 2006 under the name KCHS Holdings, Inc. and changed its name to Critical Homecare Solutions Holdings, Inc. Its predecessors, Specialty Pharma, Inc., (“Specialty Pharma”), and New England Home Therapies, Inc. (“New England Home Therapies”), both of which CHS acquired in September 2006 for a total consideration of approximately $55.3 million, consisting of $49.4 million in cash and $5.9 million in assumed liabilities, have operated in the home health care business since 2002 and 2000, respectively. Specialty Pharma is a comprehensive home infusion and specialty pharmacy provider based in Connecticut and New England Home Therapies is a Massachusetts-based provider of home infusion products and services. CHS is a holding company that conducts substantially all of its operations through its direct and indirect subsidiaries. CHS is headquartered in Conshohocken, Pennsylvania and the mailing address of its principal executive office is Two Tower Bridge, One Fayeet Street, Suite 150, Conshohocken, Pennsylvania 19428.

Effective January 1, 2007, CHS acquired Deaconess Enterprises, Inc. (“Deaconess”), one of the largest providers of comprehensive infusion and nursing services in the United States, for a total consideration of approximately $170.6 million, consisting of $156.0 million in cash and $14.6 million in assumed liabilities, including related fees and expenses. Effective March 1, 2007, CHS acquired Infusion Solutions, Inc. (“Infusion Solutions”), a New Hampshire-based infusion services provider, for a total consideration of approximately $8.7 million, consisting of $8.0 million in cash and $0.7 million in assumed liabilities. Effective June 1, 2007, CHS acquired Applied Health Care, Ltd. (“Applied”), a Texas provider of infusion, specialty pharmacy, nursing and other services, for a total consideration of approximately $8.1 million, consisting of $7.5 million in cash and $0.6 million in assumed liabilities. In July and August 2007, CHS acquired Infusion Partners of Brunswick, Inc. (“Infusion Partners of Brunswick”), a provider of home infusion and specialty pharmacy services in Georgia, for a total consideration of approximately $7.1 million, consisting of $7.0 million in cash and $0.1 million in assumed liabilities, Infusion Partners of Melbourne, Inc., or Infusion Partners of Melbourne, a provider of home infusion, respiratory and nutritional services in Florida, for a total consideration of approximately $3.9 million, consisting of $3.8 million in cash and $0.1 million in assumed liabilities, and East Goshen Pharmacy, Inc. (“East Goshen Pharmacy”), a provider of home infusion services in Delaware and Pennsylvania, for a total consideration of approximately $6.3 million, consisting of $5.9 million in cash and $0.4 million in assumed liabilities.

CHS is a leading provider of comprehensive home infusion therapy services to patients suffering from acute or chronic conditions, operating in two business segments: home infusion therapy and home nursing. Through its home infusion therapy segment, CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services and equipment each year to patients in the home through 33 infusion locations in 14 states, primarily in the eastern United States. Through its home nursing segment, CHS provides over 350,000 nursing and therapy visits and 575,000 private duty nursing hours each year to patients in the home through 32 home nursing locations in three states. CHS currently provides customized local clinical care to approximately 16,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors.

The Acquisition Proposal

The Stock Purchase Agreement

Consideration.  At the closing of the transactions contemplated by the Stock Purchase Agreement, MBF will acquire all of the issued and outstanding common stock of CHS from the Sellers.

The components of the consideration payable by MBF in the acquisition is as follows:

•	$420.0 million (subject to adjustments) payable in cash to the Sellers at the closing;

•	plus the sum of (A) the Working Capital Overage, if any, (B) the Acquisition Costs, and (C) the Per Diem Amount; and

•	minus the sum of (A) the amount of the Company Expenses in connection with the Transaction, (B) the Estimated Company Indebtedness Amount, and (C) the Working Capital Underage, if any. We refer to the adjustment amounts above, as those terms are defined in the Stock Purchase Agreement as the Purchase Price Adjustments, and refer to the Base Amount as adjusted by the Purchase Price Adjustments as the acquisition consideration.

MBF will pay the Aggregate Option Consideration in exchange for the cancellation of each Option not exercised from the amounts described in the preceding sentence.

The acquisition consideration is described in more detail below under “The Stock Purchase Agreement — Acquisition Consideration.”

Post-Closing Ownership of MBF Common Stock.  As a result of the acquisition, and assuming that no MBF stockholder demands that MBF convert its shares into cash as permitted by MBF’s certificate of incorporation and assuming that none of MBF’s warrants or options are exercised, the Sellers will own approximately [     ]% of the outstanding MBF common stock and the current stockholders of MBF will own

approximately [     ]% of the outstanding MBF common stock immediately after the closing of the acquisition. Assuming that the holders of 6,468,750 shares of MBF common stock vote against the acquisition and such stock is converted into cash, and assuming that none of MBF’s warrants are exercised, the existing MBF stockholders will own approximately [     ]% of the outstanding MBF shares immediately following the closing. See the sections entitled “The Stock Purchase Agreement — Transaction Consideration” and “The Acquisition Proposal — Reduction of Percentage Ownership of MBF’s Existing Stockholders.”

Representations, Warranties and Covenants.  The parties have made customary representations, warranties and covenants in the Stock Purchase Agreement, including CHS’s agreement to operate in the ordinary course and not engage in certain kinds of transactions.

Conditions to Closing.  The closing of the transaction is subject to MBF stockholder approval, termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as customary closing conditions. In addition, the closing is conditioned on less than 30% in interest of the holders of MBF’s IPO shares having demanded that MBF redeem their shares for cash as permitted by the MBF certificate of incorporation. See “The Stock Purchase Agreement — Conditions to Closing of the Acquisition”.

Indemnification.  The Stock Purchase Agreement provides that the Sellers will severally indemnify MBF and its affiliates, and MBF will indemnify the Sellers and their affiliates, against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. The Sellers will also indemnify MBF against any Seller transaction expense to the extent such amounts are not taken into account in calculating the cash consideration. Subject to certain exceptions, indemnification for breach of a representation or warranty is subject to a $1.0 million threshold, after which losses in excess of $50,000 will be indemnifiable, and a $30.0 million cap. Subject to certain exceptions, the representations and warranties of the parties expire 15 months following the closing of the acquisition.

Termination.  The Stock Purchase Agreement contains certain termination rights for both MBF and the Sellers under specified circumstances, including in the event that the closing of the transactions contemplated by the Stock Purchase Agreement has not occurred by June 30, 2008 (except in certain specified circumstances pursuant to which the closing of the acquisition may be extended).

See the section entitled “The Stock Purchase Agreement” for a more detailed summary of the material terms of the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read this document in its entirety.

Board of Directors.

Pursuant to the Stock Purchase Agreement, MBF will nominate an individual designated by the Kohlberg Entities to serve as a director on the Board of Directors of MBF for a three year term.

Debt Financing

We have received commitments for a total of up to $285.0 million of debt financing from Jefferies Finance LLC (“Jefferies”) consisting of the following:

•	a senior secured first lien revolving credit facility of $25.0 million;

•	a senior secured first lien term loan facility of up to $155.0 million;

•	a senior secured first lien delayed draw term loan facility of $20.0 million; and

•	a senior secured second lien term loan facility of up to $85.0 million.

We will use the proceeds of the first lien term loans, the second lien term loans, the funds currently held by us in our trust account, the proceeds from the $50.0 million issuance of shares pursuant to the commitment letter executed by MBF LP, as further described in the financing proposal, and the proceeds from the issuance of $35.0 million in shares of MBF common stock in a private placement to the Sellers, as further described in the acquisition proposal, to finance the cash portion of the purchase price payable to the Sellers in the acquisition, for working capital, to pay any of our stockholders who exercise their conversion rights, to repay existing CHS debt and to pay fees and expenses related to the acquisition and the financing. We expect that the total borrowings we will require at the time of closing will be approximately $180.0 million, assuming that there are no adjustments to the $420.0 million purchase price and none of our stockholders exercise their conversion rights, and approximately $220.0 million, assuming that there are no adjustments to the $420.0 million purchase price and the maximum number of our stockholders do not consent to the acquisition and exercise such conversion rights, but the acquisition is otherwise authorized by our stockholders. The borrowings will be secured by substantially all of our assets and CHS’s (and its subsidiaries’) assets. We may use the proceeds of the first lien delayed draw term loan for a period of one year after the closing date to finance permitted acquisitions. We may use up to $40.0 million of the second lien term loan solely to pay our stockholders who exercise their conversion rights, provided that MBF LP has first paid an aggregate amount of at least $12.0 million in any combination of open market purchases of our shares pursuant to its agreements with the underwriters or to us or on our behalf to fund payments due to our stockholders who exercise their conversion rights. The portion of the first lien term loan facility and the second lien term loan facility not used at closing, and the portion of the delayed draw term loan facility not used within one year from the date of closing will be cancelled and not used for any other purpose. We may use the proceeds of the revolving credit facility for general corporate purposes, including to finance permitted acquisitions.

Below is a summary of the material terms of the Jefferies commitment letter. Under the terms of a fee letter that we have executed with Jefferies, Jefferies is entitled to change (subject to certain limitations) the amount, structure, pricing, terms or collateral package of any or all of the credit facilities, to ensure a successful syndication of the credit facilities within 120 days after the closing date.

Changes to the pricing and other terms of the financing set forth in the commitment described below may be required, and the final pricing and terms have not yet been determined. Accordingly, the final terms of the credit facilities may differ in several material respects from the terms described below. The final terms of the credit facilities may not be determined until shortly before the closing of the acquisition, or after the closing of the acquisition. Accordingly, you will likely not have the opportunity to evaluate the final terms of the credit facilities prior to voting on the proposals.

The commitment letter provides that the first lien term loan facility and the first lien delayed draw term loan facility will mature on the fifth anniversary of the closing date, the first lien revolving credit facility will mature on the fifth anniversary of the closing date, and the second lien term loan facility will mature six years after the closing date.

At our option, the interest rate on the loans will be equal to either a Base Rate plus an applicable margin or the Eurodollar Rate plus an applicable margin. The Base Rate is equal to the higher of prime rate as published in The Wall Street Journal and the federal funds effective rate plus 0.50%. Eurodollar Rate means the rate per annum (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for a period selected by us equal to one, two, three, six or, to the extent agreed to by each lender, nine or 12 months appearing on Reuters Screen LIBOR01.

The commitment letter provides that with respect to the first lien credit facilities, the applicable margin will equal       % in the case of Eurodollar loans and       % in the case of Base Rate loans.

With respect to the second lien term loan facility, the commitment letter provides for an applicable margin equal to       % in the case of Eurodollar loans and       % with respect to Base Rate loans.

Notwithstanding the foregoing, if either Moody’s does not issue a rating or issues a corporate family rating for CHS of lower than B1 (with no negative outlook), or S&P does not issue a rating or issues a corporate credit rating for CHS of lower than B+ (with no negative outlook), the applicable margin will increase by       % with respect to the first lien credit facilities and by       % with respect to the second lien term loan facility.

The undrawn amount of the delayed draw term loan facility will be subject to a ticking fee calculated at the rate of       % per annum, and the average daily unused portion of the revolving credit facility will be subject to a commitment fee of       % per annum.

Notwithstanding the terms of the commitment letter, it is possible that the final terms of the credit agreement that we execute with Jefferies will provide for applicable margins higher than the amounts set forth above.

The commitment letter does not provide for any prepayment penalties for mandatory and optional prepayments of the first lien term loan facility (except that Eurodollar loans will be subject to customary breakage costs). The following call premiums for optional and mandatory (with certain exceptions) prepayments on the second lien term loan facility, will apply: 2.00% premium if prepaid in the first 12-months following the closing; 1.00% premium if prepaid in the second 12-months following the closing; and no call premium thereafter. Mandatory prepayments under both facilities are expected to include:

•	100% of all net proceeds of certain indebtedness by us, CHS or any of its subsidiaries (with exceptions to be agreed on);

•	100% of the net proceeds of any asset sales or from the issuance of equity by CHS or any of its subsidiaries (with exceptions and reinvestment rights to be agreed upon); and

•	50% of the excess cash flow (with certain exclusions) with a step-down to be agreed upon based on compliance with a maximum leverage ratio.

The commitment letter provides that the first lien term loan facility (including the delayed draw term loan facility) will amortize in equal quarterly installments in an aggregate amount equal to 1.0% of the original principal amount of the loan per year with the balance payable in a balloon payment on the maturity date.

The credit facilities will provide for customary affirmative and negative covenants (inclusive of customary exceptions and basket sizes).

The credit facilities will contain covenants regarding a maximum total leverage ratio and a minimum fixed charge coverage ratio with applicable levels and ratios to be agreed upon.

Jefferies’ commitment is subject to the satisfaction of a number of conditions, including but not limited to the following:

•	the closing of the acquisition having occurred by 5 p.m. of the Termination Date (as defined in the Stock Purchase Agreement);

•	we shall have used a minimum of $175.0 million of unrestricted cash toward the purchase price payable by us to the Sellers at the closing of the acquisition, and we shall have raised a minimum of $50.0 million through the issuance of shares of MBF common stock pursuant to the commitment letter executed by MBF LP and the Sellers shall have made an equity investment in us of an amount of at least $35.0 million, the proceeds of which shall be used towards the purchase price payable by us to the Sellers at the closing of the acquisition;

•	CHS shall have at least $25 million of availability under the revolving credit facility;

•	execution of definitive loan documentation reasonably satisfactory to Jefferies;

•	the acquisition having been consummated pursuant to: (i) terms of the Stock Purchase Agreement with no provision thereof having been waived, amended, supplemented or otherwise modified without Jefferies’ consent; provided that such consent shall be required only to the extent such waiver, amendment, supplement or modification is of an indemnification provision or is materially adverse to the interests of the lenders; and (ii) definitive acquisition documentation reasonably satisfactory to Jefferies;

•	there having not occurred any event, development, change, or circumstance since December 31, 2006 (the date of CHS’s most recent audited financial statements delivered to Jefferies as of the date of the commitment) that, individually or in the aggregate, has caused or could reasonably be expected to have a “material adverse effect”;

•	since February 6, 2008, there shall not have occurred any disruption, adverse change or condition in the banking or capital markets generally, in the markets for bank loan syndications, or affecting the syndication of funding of bank loans that, in each case, could be reasonably expected to have a material adverse impact on Jefferies’ ability to successfully syndicate the credit facilities;

•	Jefferies shall not have become aware of any new information from that disclosed to Jefferies as of the date of the commitment that is materially adverse to the interests of the lenders;

•	our delivery to Jefferies of financial statements, projections, certificates, legal opinions and other necessary documentation and our payment of certain costs, fees, expenses and other amounts that are or will be owed in connection with the financing; and

•	meeting (A) a consolidated pro forma maximum total leverage ratio and (B) a consolidated pro forma maximum first lien leverage ratio.

Other terms and conditions of the commitment letter call for other customary funding conditions, and customary representations and warranties, events of default, indemnification provisions and other miscellaneous provisions.

Employment Agreements

CHS entered into amended employment agreements with certain key employees of CHS. Each employment agreement becomes effective upon the closing of the acquisition; however, if the acquisition is not consummated, the new employment agreements shall automatically terminate and the prior agreements shall continue in full force and effect. The employment agreements are attached as Annex E to this proxy statement. We encourage you to read them in their entirety.

Acquisition Expenses

At September 30, 2007, MBF had cash outside the trust fund of approximately $1.3 million, other current assets of approximately $91,000 and total liabilities of approximately $7.6 million, excluding the common stock subject to conversion and related interest income. Our working capital deficiency (excluding investments held in the trust) amounted to approximately $6.2 million. MBF anticipates that it will incur costs of approximately $1.4 million in connection with consummating the acquisition of CHS and approximately $5.0 million in connection with the debt financing being provided for the acquisition. MBF also anticipates that it will incur approximately $50,000 of additional costs through the closing date related to general administrative matters. See the section entitled “The Acquisition Proposal — Acquisition Expenses”.

Financing Proposal

MBF LP has entered into a commitment letter with us whereby it has irrevocably committed to purchase up to $50.0 million in MBF common stock at a purchase price of $7.65 per share, resulting in the issuance, at closing, of up to 6,535,947 shares of MBF common stock. Substantially all of the net proceeds from this issuance will be used to finance a portion of the consideration required to acquire CHS. It is expected that the shares of common stock to be issued pursuant to the commitment letter will be restricted. A copy of the commitment letter is attached as Annex B to this proxy statement.

As of February 12, 2008 there are 26,593,750 shares of MBF common stock issued and outstanding. As a result of the of shares of MBF common stock in connection with the $35.0 million issuance of MBF shares to the Sellers and the issuance of up to $50.0 million in shares of MBF common stock pursuant to the commitment letter (both such issuances to be completed at closing), there are expected to be up to 37,704,853 shares of MBF common stock issued and outstanding after completion of the acquisition. As a result of the dilutive effect of the issuance, for purposes of illustration, a stockholder who owned approximately [     ]% of MBF outstanding shares of common stock on          , 2008, would own approximately [     ]% of the outstanding shares of MBF common stock immediately following the closing of the acquisition.

The MBF board of directors has determined that the issuance of shares pursuant to the commitment letter is fair to MBF because the commitment was made at a price per share equal to the then current market price per share of MBF common stock and the shares to be acquired will not be immediately liquid. In addition, without the financing contemplated by the commitment letter MBF will not complete the acquisition. MBF’s board of directors negotiated terms of the commitment letter to protect existing stockholders’ investments by not having any type of condition that would allow MBF LP to walk away from its commitment had the market reacted negatively to the proposed acquisition.

The Name Change Proposal

The change of MBF’s corporate name from “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.” is being proposed. The name change is being effected to reflect MBF’s acquisition of CHS. A copy of the Amended and Restated Certificate of Incorporation as it will read if all amendments proposed are approved is attached as Annex C to this proxy statement. We encourage you to read MBF’s Amended and Restated Certificate of Incorporation in its entirety.

The Authorized Shares Proposal

The increase in the number of authorized shares of MBF common stock from 50,000,000 to 100,000,000 is being proposed. The increase in MBF’s capitalization is being effected to provide MBF with more operating flexibility. A copy of the Amended and Restated Certificate of Incorporation as it will read if all amendments proposed are approved is attached as Annex C to this proxy statement. We encourage you to read MBF’s Amended and Restated Certificate of Incorporation in its entirety.

The Article Seventh Proposal

The removal of Article Seventh to MBF’s Amended and Restated Certificate of Incorporation is being proposed. Article Seventh relates to the operation of MBF as a blank check company prior to the consummation of a business combination and will no longer be applicable upon consummation of the acquisition of CHS. A copy of the Amended and Restated Certificate of Incorporation as it will read if all amendments proposed are approved is attached as Annex C to this proxy statement. We encourage you to read MBF’s Amended and Restated Certificate of Incorporation in its entirety.

The Incentive Compensation Plan Proposal

The 2008 Incentive Compensation Plan will make available 3,753,326 shares of MBF common stock for issuance in accordance with the plan’s terms. The purpose of the plan is to create incentives designed to motivate MBF’s employees to significantly contribute toward our growth and profitability, to provide MBF executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in MBF. The plan is attached as Annex D to this proxy statement. We encourage you to read the plan in its entirety.

The Adjournment Proposal

In the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, the financing proposal, the charter amendment proposals or the incentive compensation plan proposal, the chairperson of the meeting may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Approval of the adoption of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, at the special meeting.

MBF’s Recommendations to Stockholders; Reasons for the Acquisition

MBF’s final IPO prospectus, as filed with the SEC on April 17, 2007, required that it (i) effect a business combination with a company in the healthcare industry and (ii) such business combination be with a target business (or businesses) with a fair market value of at least 80% of MBF’s net assets at the time of the acquisition. MBF’s board of directors concluded that the acquisition satisfied both of these criteria. After careful consideration, MBF’s board of directors has (i) approved and declared advisable the acquisition and determined that the acquisition is fair to and in the best interests of MBF, (ii) approved and authorized the issuance of up to 6,535,947 shares of MBF common stock pursuant to the commitment letter executed by MBF LP and determined that such issuance is fair to and in the best interests of MBF, (iii) approved and authorized the proposed amendments to MBF’s Amended and Restated Certificate of Incorporation and (iv) approved and authorized the incentive compensation plan. Accordingly, MBF’s board of directors recommends that MBF stockholders vote:

FOR the acquisition proposal;

FOR the financing proposal;

FOR the name change proposal;

FOR the authorized shares proposal;

FOR the Article Seventh proposal;

FOR the incentive compensation plan proposal; and

FOR the adjournment proposal.

Opinion of Houlihan Lokey

On February 6, 2008, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which we refer to as Houlihan Lokey, rendered its oral opinion to the Board of Directors of MBF (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated the same date) to the effect that, as of February 6, 2008, the acquisition consideration to be paid by MBF in the proposed acquisition is fair to MBF from a financial point of view. For purposes of its analyses and opinion, Houlihan Lokey, at MBF’s direction, assumed that there would be no Purchase Price Adjustments other than the Estimated Company Indebtedness Amount of approximately $0.2 million.

Houlihan Lokey’s opinion was directed to the Board of Directors of MBF and only addressed the fairness, from a financial point of view, of the acquisition consideration to be paid by MBF, and did not address any other aspect or implication of the proposed acquisition. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex F to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed acquisition. See “The Acquisition Proposal — Opinion of Houlihan Lokey”.

MBF Insider Stockholders

On the record date, directors and executive officers of MBF and their affiliates (the “MBF Insider Stockholders”) beneficially owned and were entitled to vote [          ] shares or approximately [     ]% of MBF’s outstanding common stock. In connection with its IPO, MBF and Merrill Lynch & Co., Inc., the managing underwriter of the IPO, entered into agreements with each of the MBF Insider Stockholders pursuant to which each MBF Insider Stockholder agreed to vote his shares of MBF common stock held prior to the IPO on the acquisition proposal in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. The MBF Inside Stockholders also agreed, in connection with the IPO, to place their pre-IPO shares in escrow until April 17, 2009. With the exception of MBF LP, which may acquire $12.0 million in shares of MBF common stock in an open market purchase obligation commencing on February 22, 2008 and ending on [          ], 2008, and subject to MBF LP’s commitment to purchase up to $50.0 million shares of MBF common stock as described in the financing proposal, no MBF Insider Stockholder has acquired shares of MBF common stock as part of or following the IPO.

Date, Time and Place of Special Meeting of MBF’s Stockholders

The special meeting of the stockholders of MBF will be held at 10:00 a.m., Eastern time, on [          ], 2008, at [          ] to consider and vote upon the acquisition proposal, the financing proposal, the charter amendment proposals and the incentive compensation plan proposal and, if necessary, the adjournment proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of MBF common stock at the close of business on [          ], 2008, which is the record date for the special meeting. You will have one vote for each share of MBF common stock you owned at the close of business on the record date. MBF warrants do not have voting rights. On the record date, there were [          ] shares of MBF common stock outstanding.

Approval of the Sellers

The Sellers have approved the Stock Purchase Agreement and the transactions contemplated thereby for purposes of the DGCL. Accordingly, no further action by the Sellers or CHS is needed to approve the acquisition.

Quorum and Vote of MBF Stockholders

A quorum of MBF stockholders is necessary to hold a valid meeting. A quorum will be present at the MBF special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•	The approval of the acquisition proposal requires the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock that were issued in our IPO. The acquisition will not be consummated if the holders of 30% or more of the common stock issued in MBF’s IPO (6,468,750 shares or more) exercise their IPO conversion rights.

•	The approval of the financing proposal requires the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock held by disinterested stockholders on the record date. The acquisition will not be consummated if the financing proposal is not approved.

•	The approval of the charter amendment proposals require the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock on the record date.

•	The approval of the incentive compensation plan will require the affirmative vote of shares representing a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. If any of the acquisition proposal, the financing proposal or the Article Seventh proposal is not approved, the incentive compensation plan will not be considered.

•	The approval of the adjournment proposal will require the affirmative vote of a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the meeting, MBF is not authorized to consummate the acquisition.

Abstentions will have the same effect as a vote against each of the proposals. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of votes against the acquisition proposal, the financing proposal and the charter amendment proposals, but will have no effect on the incentive compensation plan proposal or the adjournment proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the acquisition.

If following the date of this proxy statement, MBF determines that the acquisition proposal may not receive sufficient votes at the special meeting for the acquisition to be consummated, MBF, the Sellers, and/or their affiliates may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the acquisition proposal to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the acquisition proposal. Any such incentives, which could take the form of put options, would be provided by the Sellers and their affiliates and/or certain directors and executive officers of MBF and would not come from MBF. An existing stockholder has indicated an interest in entering into such a transaction, and MBF has had preliminary discussions with potential investors regarding such a transaction. However, no negotiations have occurred and no such transaction has been entered into. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated. If any such transactions are consummated, MBF, MBF’s executive officers and directors, the Sellers and any other applicable parties will promptly disclose such transactions by means of a supplement to this proxy statement and/or the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and any other required filings.

Relation of Proposals

The acquisition will not be consummated unless the financing proposal and charter amendment proposals are approved, and the financing proposal the charter amendment proposal and incentive compensation plan proposal will not be presented to the meeting for adoption unless the acquisition is approved. The incentive compensation plan has been approved by MBF’s board of directors and will take effect upon consummation of the acquisition, subject to stockholder approval of the plan. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the special meeting, MBF is not authorized to consummate the acquisition.

IPO Conversion Rights

Pursuant to MBF’s certificate of incorporation, a holder of shares of MBF’s IPO shares may, if the stockholder votes against the acquisition, demand that MBF convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the acquisition proposal. If properly demanded, MBF will convert each such share of common stock into a pro rata portion of the trust account as of the date two business days prior to the consummation of the acquisition. If you exercise your IPO conversion rights, then you will be exchanging your shares of MBF common stock for cash and will no longer own the shares. You must continue to hold these shares through the closing of the acquisition and then tender your stock certificate to MBF. If the acquisition is not completed, these shares will not be converted into cash. However, if we are unable to complete the acquisition by April 23, 2009, we may be forced to liquidate and in that case all holders of MBF’s IPO shares will receive at least the amount they would have received if they sought conversion of their shares and we did consummate the acquisition.

The acquisition will not be consummated if the holders of 30% or more of the IPO shares (6,468,750 shares or more) exercise their IPO conversion rights.

Appraisal Rights

MBF stockholders do not have appraisal rights in connection with the acquisition under the DGCL.

Proxies

MBF is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but MBF and its directors and officers may also solicit proxies in person, by telephone or by other electronic means (including the Internet). Any information provided by electronic means will be consistent with the written proxy statement and proxy card. [          ], a proxy solicitation firm that MBF has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $[     ] plus $[     ] per solicited stockholder and out-of-pocket expenses.] MBF will ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. MBF will reimburse them for their reasonable expenses. If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Quotation or Listing

MBF’s outstanding common stock, warrants and units are quoted on the American Stock Exchange, under the symbols MBH, MBH.WS and MBH.U, respectively.

Tax Consequences of the Acquisition

The acquisition will not be a taxable event for MBF or its stockholders for federal income tax purposes. Accordingly, neither MBF nor any MBF stockholder (other than a stockholder who exercises its IPO conversion rights) will recognize any gain or loss for federal income tax purposes.

A stockholder of MBF who exercises IPO conversion rights and effects a termination of the stockholder’s interest in MBF will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of MBF for cash, if such shares were held as a capital asset on the date of the acquisition. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of MBF common stock.

Anticipated Accounting Treatment

The acquisition will be accounted for by MBF as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by MBF in connection with the acquisition will be allocated to CHS’s assets and liabilities based on their fair values, with any excess being treated as goodwill. CHS’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of MBF after consummation of the acquisition.

Regulatory Matters

In addition to the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, we and CHS may not complete the acquisition until we have made the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the United States Federal Trade Commission, or FTC, and the Antitrust Division of the United States Department of Justice. The filings were made on February 14, 2008 and the applicable waiting period was terminated on [          ], 2008.

CHS’s government registrations include various state licenses and a U.S. Drug Enforcement Administration retail pharmacy registration for schedules 2 through 5 controlled substances. In connection with the acquisition, the DEA registration and potentially the state licenses will need to be transferred, or voluntarily surrendered and reissued, to reflect the change in control of CHS.

Risk Factors

In evaluating the acquisition proposal, the charter amendment proposal and the incentive compensation plan proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL AND UNAUDITED
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the acquisition. The information is only a summary and should be read in conjunction with each company’s historical financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of CHS, MBF or the combined company following the acquisition.

CHS Selected Historical Financial Data

The following table sets forth selected historical financial data of CHS. The information presented below is only a summary. You should read it together with CHS’s management’s discussion and analysis of financial condition and results of operations and historical consolidated financial statements and accompanying notes in this proxy statement.

CHS had no operations prior to the acquisitions of CHS’s predecessors in September 2006. For all periods prior to September 2006, the information set forth below has been derived from the following sources:

•	The statement of operations data for the years ended December 31, 2002 and 2003 and the balance sheet data as of December 31, 2002 and 2003 of New England Home Therapies have been derived from New England Home Therapies’ unaudited financial statements and the related notes thereto, which are not included in this proxy statement.

•	The consolidated statement of operations data for the period from September 22, 2003 to December 31, 2003 and the consolidated balance sheet data as of December 31, 2003 for Specialty Pharma have been derived from the audited financial statements, and the related notes thereto, of Specialty Pharma, which were audited by Mahoney Sabol & Company, LLP, an independent registered public accounting firm, and which are not included in this proxy statement.

•	The statement of operations data for the year ended December 31, 2002 and the period from January 1, 2003 to September 21, 2003 and the balance sheet data as of December 31, 2002 and September 21, 2003 of Professional Home Care Services, Inc., or PHCS, the predecessor of Specialty Pharma, have been derived from the unaudited financial statements, and the related notes thereto, of PHCS, which are not included in this proxy statement.

•	The consolidated statement of operations data for the years ended December 31, 2004 and 2005 and the consolidated balance sheet data as of December 31, 2004 and 2005 have been derived from each of CHS’s predecessors’ audited consolidated financial statements and the related notes thereto, which were audited by Mahoney Sabol & Company, LLP, an independent registered public accounting firm, and which are included elsewhere in this proxy statement.

•	The consolidated statement of operations data for the eight months ended August 31, 2006 and the consolidated balance sheet data as of August 31, 2006 have been derived from each of CHS’s predecessors’ audited consolidated financial statements and the related notes thereto, which were audited by Deloitte & Touche LLP, an independent registered public accounting firm, and which are included elsewhere in this proxy statement.

CHS’s consolidated statement of operations data for the four months ended December 31, 2006 and the consolidated balance sheet data as of December 31, 2006 have been derived from CHS’s audited consolidated financial statements and related notes thereto, which were audited by Deloitte & Touche LLP, an independent registered public accounting firm, and which are included elsewhere in this proxy statement. CHS’s consolidated statement of operations data for the nine months ended September 30, 2007 and the consolidated balance sheet data as of September 30, 2007 have been derived from CHS’s unaudited condensed consolidated financial statements and the related notes thereto, which are included elsewhere in this proxy statement and have been prepared on the same basis as CHS’s audited financial statements. In the opinion of management, CHS’s unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information. CHS’s results of operations for the nine months ended September 30, 2007 are not necessarily indicative of the results that can be expected for the full year or for any future period. The financial data give effect to various acquisitions from the date of acquisition.

	Pre-Predecessor (PHCS)(1)		Predecessor (Specialty Pharma)(1)
		For the Period	For the Period			For the Period
		from	from			from
	Year Ended	Jan. 1, 2003	Sept. 22, 2003 to	Year Ended	Year Ended	Jan. 1, 2006 to
	Dec. 31, 2002	to Sept. 21, 2003	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2005	Aug. 31, 2006
			(In thousands, except share and per share data)
Consolidated Statements of Operations Data:
Net revenue:
Home infusion	$20,824	$15,967	$7,174	$26,575	$29,287	$19,741
Home nursing	—	—	—	—	—	—

Total net revenue	20,824	15,967	7,174	26,575	29,287	19,741
Costs and Expenses:
Cost of goods (excluding depreciation and amortization)	10,330	7,586	3,895	13,267	15,170	10,793
Cost of services	1,948	1,545	515	2,145	2,183	1,626
Selling, distribution and administrative	7,562	6,007	2,215	8,809	10,243	6,705
Depreciation and amortization	548	441	359	1,264	1,108	1,573
Impairment of intangible assets	—	—	—	—	—	—

Total operating expenses	20,388	15,579	6,984	25,485	28,704	20,697

Operating income (loss)	436	388	190	1,090	583	(956)
Interest expense	211	139	83	332	391	261
Other (income) expense	(92)	—	—	(13)	(9)	(4)

Income before income taxes and minority interests	317	249	107	771	201	(1,213)
Provision (benefit) for income taxes	30	—	38	315	44	(432)

Income before minority interests	287	249	69	456	157	(781)
Minority interests	147	101	26	223	—	—

Net income (loss)	$140	$148	$43	$233	$157	$(781)

Undistributed cumulative preferred stock dividends	—	—	(117)	(453)	(492)	(351)
Net income (loss) attributable to common shares	140	148	(74)	(220)	(335)	(1,132)
Basic and diluted earnings (loss) per share	$280.90	$295.28	$(1.07)	$(3.23)	$(4.91)	$(16.59)
Weighted average number of shares outstanding, basic	500	500	68,236	68,236	68,236	68,236
Weighted average number of shares outstanding, diluted	500	500	68,236	68,236	68,236	68,236
Balance Sheet Data
Total assets	$9,704	$8,146	$14,200	$15,133	$13,922	$11,731
Long-term debt, including capital leases and current portion	$3,170	$2,722	$4,768	$2,801	$2,149	$3,271
Total shareholders’ equity (deficit)	$1,224	$2,812	$231	$12	$(324)	$(1,456)

	Predecessor (New England Home Therapies)(1)					Successor(1)
					For the Period	For the Period	Nine Months
	Year Ended	Year Ended	Year Ended	Year Ended	From Jan. 1, 2006	From Sept. 1, 2006	Ended
	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2005	to Aug. 31, 2006	to Dec. 31, 2006	Sept. 30, 2007
	(In thousands, except share and per share data)
Consolidated Statements of Operations Data:
Net revenue:
Home infusion	$12,708	$12,960	$15,374	$17,266	$13,217	$16,897	$93,992
Home nursing	—	—	—	—	—	—	45,858

Total net revenue	12,708	12,960	15,374	17,266	13,217	16,897	139,850
Costs and Expenses:
Cost of goods (excluding depreciation and amortization)	4,101	4,353	5,142	5,349	3,935	7,472	37,713
Cost of services	1,639	1,601	1,938	2,114	1,774	1,679	31,405
Selling, distribution and administrative	8,636	5,974	7,070	7,732	6,186	6,109	53,294
Depreciation and amortization	878	900	684	807	692	416	2,649
Impairment of intangible assets	3,238	—	—	—	—	—	—

Total operating expenses	18,492	12,828	14,834	16,002	12,587	15,676	125,061

Operating income (loss)	(5,784)	132	540	1,264	630	1,221	14,789
(Gain) loss related to reorganization	450	416	(9,144)	56	—	—	—
Interest expense	513	51	120	190	160	756	11,423
Other (income) expense	—	(8)	—	—	(172)	1	(765)

Income before income taxes and minority interests	(6,747)	(327)	9,564	1,018	642	464	4,131
Provision (benefit) for income taxes	1	11	—	12	(5)	178	1,887

Income before minority interests	(6,748)	(338)	9,564	1,006	647	286	2,244
Minority interests	—	—	—	—	—	—	—

Net income (loss)	$(6,748)	$(338)	$9,564	$1,006	$647	$286	$2,244

Undistributed cumulative preferred stock dividends	—	—	—	—	—	—	—
Net income (loss) attributable to common shares	$(6,748)	$(338)	$9,564	$1,006	$647	$286	$2,244
Basic and diluted earnings (loss) per share	$(3,374.16)	$(168.87)	$4,781.78	$503.02	$323.68	$0.01	$0.03
Weighted average number of shares outstanding, basic	2,000	2,000	2,000	2,000	2,000	25,350,000	84,416,000
Weighted average number of shares outstanding, diluted	2,000	2,000	2,000	2,000	2,000	25,350,000	85,338,261
Balance Sheet Data
Total assets	$4,225	$3,690	$5,504	$6,474	$7,230	$61,512	$287,026
Long-term debt, including capital leases and current portion	$9,364	$9,216	$3,754	$3,118	$3,145	$26,022	$153,733
Total shareholders’ equity (deficit)	$(9,088)	$(9,426)	$138	$1,144	$1,652	$25,461	$96,602

(1)	No dividends were declared by PHCS, CHS’s predecessors or CHS for any of the periods presented.

MBF Selected Historical Financial Data

The following table sets forth selected historical financial data of MBF. The information presented below was derived from the audited financial statements of MBF for the period from June 2, 2006 (date of inception) to December 31, 2006, and from unaudited financial statements for the nine months ended September 30, 2007 and for the period from June 2, 2006 (date of inception) to September 30, 2007. This information is only a summary. You should read it together with MBF’s historical financial statements and accompanying notes in this proxy statement.

		June 2,	June 2,
		2006	2006
	Nine Months	(Date of Inception)	(Date of Inception)
	Ended	Through	Through
	September 30,	December 31,	September 30,
	2007	2006	2007
	(Unaudited)		(Unaudited)
	(in thousands, except share and per share data)

Statements of Operations Data
Revenues	$—	$—	$—
Expenses:
Formation and operating costs	371	51	422

Net loss before interest income (expense)	(371)	(51)	(422)
Interest income (expense)	3,949	(6)	3,943

Income (loss) before income tax provision	3,578	(57)	3,521
Tax expense	(1,373)	—	(1,373)

Net income (loss)	$2,205	$(57)	$2,148

Weighted average shares outstanding
Basic	17,464,629	4,687,500	11,864,776
Diluted	20,706,175	4,687,500	13,685,644
Net earnings (loss) per share:
Basic	$0.13	$(0.01)	$0.18
Diluted	$0.11	$(0.01)	$0.16

	September 30,	December 31,
	2007	2006
	(Unaudited)

Balance Sheet Data
Current assets:
Cash and cash equivalents	$1,302	$12
Restricted cash held in Trust Fund	$174,877	$—
Total assets	$176,271	$470
Total current liabilities	$7,592	$508
Common stock, subject to possible redemption	$51,491	$—
Interest income attributable to common stock subject to possible redemption	$771	$—
Total stockholders’ equity (deficit)	$116,416	$(37)
Total liabilities and stockholders’ equity	$176,271	$470

SELECTED UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what MBF’s business might have looked like had the acquisition been completed. The condensed combined financial information may have been different had the acquisition actually been completed. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The acquisition will be accounted for by MBF as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by MBF in connection with the acquisition will be allocated to CHS’s assets and liabilities based on their fair values, with any excess allocated to goodwill. CHS’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of MBF after consummation of the acquisition. The amounts allocated to acquired assets and liabilities in the selected unaudited pro forma combined consolidated balance sheet are based on preliminary valuation estimates of management.

The selected unaudited pro forma condensed combined financial information is intended to provide you with a better picture of what our business might have looked like had CHS and MBF actually combined. The combined financial information may have been different had the companies actually been combined. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this document.

The selected unaudited pro forma condensed combined financial information is based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the combined results of operations or financial condition of CHS that would have been reported had the proposed acquistion been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition.

The following selected unaudited pro forma condensed combined financial statements combine the historical balance sheets of MBF and CHS as of September 30, 2007 giving effect to the transactions described in the Stock Purchase Agreement as if they had occurred on September 30, 2007. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of MBF and the unaudited pro forma consolidated statement of operations of CHS for the nine months ending September 30, 2007 and the historical statements of operations of MBF for the period from inception (June 2, 2006) through December 31, 2006 and the selected unaudited pro forma consolidated statement of operations of CHS for the year ending December 31, 2006, giving effect to the transactions described in the Stock Purchase Agreement as if they had occurred on January 1, 2006.

Pro forma adjustments relating to CHS’ acquisitions of Deaconess, Infusion Solutions and Applied in 2007 and the combination of CHS’ Predecessors in 2006 are presented in the columns labeled “Pro Forma Adjustments — CHS”. The pro forma adjustments relating to these transactions give effect to events that are directly attributable to these transactions, are factually supportable, and are expected to have a continuing impact on operating results.

The selected unaudited pro forma condensed combined financial information has been prepared using two different levels of approval of the merger by the MBF stockholders, as follows:

•	Assuming Maximum Approval: assumes no stockholders of MBF seek to convert their shares into a pro rata share of the trust account; and

•	Assuming Minimum Approval: This presentation assumes the MBF stockholders owning 29.99% of the stock seek conversion and MBF Healthcare Partners, L.P. purchases $12.0 million of MBF common stock in the open market pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
(In thousands except share and per share data)

	Nine Months Ended		Year Ended
	September 30, 2007		December 31, 2006
	Assuming Maximum	Assuming Minimum	Assuming Maximum	Assuming Minimum
	Approval by	Approval by	Approval by	Approval by
	Stockholders(1)	Stockholders(2)	Stockholders(1)	Stockholders(2)

Net revenue	$143,615	$143,615	$176,093	$176,093
Cost of goods (excluding depreciation and amortization)	39,085	39,085	51,784	51,784
Cost of services provided	31,817	31,817	38,999	38,999
Selling, distribution and administrative expenses	54,477	54,477	61,127	61,127
Depreciation and amortization	2,699	2,699	4,161	4,161

Total operating costs and expenses	128,078	128,078	156,071	156,071
Operating income(loss)	15,537	15,537	20,022	20,022
Interest income (expense)	(15,036)	(19,099)	(19,744)	(25,065)
Other income (expense)	315	315	931	931

Income before income taxes	816	(3,247)	1,209	(4,112)
Provision (benefit) for income taxes	307	(1,222)	455	(1,547)

Net income	$509	$(2,025)	$754	$(2,565)

Net earnings (loss) per share
Basic	$0.01	$(0.06)	$0.02	$(0.08)
Diluted	$0.01	$(0.06)	$0.02	$(0.08)
Weighted average shares outstanding
Basic	37,704,861	32,817,140	37,704,861	32,817,140
Diluted	43,196,505	32,817,140	43,196,505	32,817,140

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data
(In thousands)

	September 30, 2007
	Assuming	Assuming
	Maximum	Minimum
	Approval by	Approval by
	Stockholders(1)	Stockholders(2)

Total assets	$469,398	$462,636
Current liabilities	$27,232	$27,234
Long-term debt, net of current portion	$178,427	$218,725
Deferred tax liabilities	$9,827	$9,827
Other long-term liabilities	$234	$234
Total stockholders’ equity	$253,678	$206,616
Total liabilities and stockholders’ equity	$469,398	$462,636

(1)	Assumes that no MBF stockholders seek conversion of their MBF stock into their pro rata share of the trust account.

(2)	Assumes that 29.99% of MBF shareholders redeemed their common stock for a pro rata share of the trust account.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal.

Risks Related to CHS’s Industry

CHS is highly dependent on payments from third-party health care payors, including private payors and Medicare, Medicaid and other government sponsored programs. Its inability to obtain third-party reimbursement for its products and services, or reductions in reimbursement rates, would reduce its revenue and profitability and negatively impact its liquidity.

Most of CHS’s revenues are derived from third-party private and governmental payors including managed care organizations, Medicare, Medicaid and other government sponsored programs. These third-party payors exercise significant control over patient access and increasingly use their enhanced bargaining power to secure discounted rates and impose other requirements that may reduce our revenues and/or increase its costs. If third-party payors do not approve CHS’s products and services for reimbursement or fail to reimburse for them adequately, its business will suffer as some physicians or their patients will opt for competing products or services that are covered by reimbursement or have a lower co-payment. Even if third-party payors will reimburse CHS’s products and services, this reimbursement may not be adequate or these payors’ reimbursement policies may adversely affect CHS’s profitability. CHS’s revenue and profitability will depend in large part upon the extent to which coverage and reimbursement will be available from payors such as private health insurers and managed care organizations, Medicare, state Medicaid authorities and other third-party payors. Private and governmental payors continually review their reimbursement and coverage policies in an effort to contain costs, which may result in a reduction of coverage of, and reimbursement for, its products and services. Because many private payors model their coverage and reimbursement policies on Medicare and Medicaid policies, private third-party payors’ coverage of, and reimbursement for, CHS’s products and services could be negatively impacted by legislative, regulatory or other measures that reduce Medicare or Medicaid coverage and reimbursement generally. CHS’s inability to obtain third-party reimbursement for its products and services, or reductions in reimbursement rates, would reduce its revenue and profitability and negatively impact its liquidity.

If CHS loses relationships with managed care organizations and other third party payors, it could lose access to a significant number of patients and its revenue and profitability could decline.

CHS is highly dependent on reimbursement from managed care organizations and other non-governmental third party payors. For the nine months ended September 30, 2007, 48% of its revenue came from managed care organizations and other non-governmental payors. Many payors require health care service providers like CHS to competitively bid for contract awards. As a result, CHS may not be successful in being awarded new contracts or in successfully retaining existing contracts and even if it is retained for new contracts or is able to successfully renew contracts, the prices at which it is able to obtain and retain the business may be at reduced reimbursement rates and may result in reduced revenue and profitability to it. In addition, the loss of one or more payor relationships could significantly reduce the number of patients CHS serves and have a material adverse effect on its revenue and net income, and a reduction in pricing could reduce its gross margins and its net income.

Changes in reimbursement rates from federal and state programs, such as Medicare and Medicaid, for the services CHS provides may cause its revenue and profitability to decline or its working capital requirements to increase.

Changes to the way Medicare and Medicaid pay for CHS’s services may reduce its revenue and profitability on services provided to Medicare and Medicaid patients and increase its working capital requirements. For the nine months ended September 30, 2007, 28% of CHS’s net revenue in its home infusion therapy segment arose from direct reimbursement by federal and state programs such as Medicare and

Medicaid, with 17% from Medicare and 11% from Medicaid. During the same period, 87% of its net revenue in its home nursing segment arose from reimbursement by federal and state programs such as Medicare and Medicaid, with 51% from Medicare and 36% from Medicaid. In addition, Medicare and some state Medicaid programs contract with non-governmental third party payors for reimbursement of CHS’s services. For example, CHS’s home infusion therapy segment derives part of its revenue from private payors under Medicare Advantage Plans and Medicare Part D. Reimbursement from Medicare, Medicaid and other government programs for both segments of CHS’s business is subject to statutory and regulatory requirements, administrative rulings, interpretations of policy, implementation of reimbursement procedures, retroactive payment adjustments, governmental funding restrictions and changes to or new legislation, and is often the focus or target of political debates, all of which may materially affect the amount and timing of reimbursement payments to CHS.

Generally, Medicare reimbursement changes occur in the context of budget reconciliation. Congress has reduced Medicare reimbursement for various providers over the past several years, including pursuant to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the “Medicare Modernization Act”), and the Deficit Reduction Act of 2005 (the “Deficit Reduction Act”). Some of these Medicare cuts affected reimbursement rates for infusion drugs or home nursing care. See “Business of CHS — Government Regulation — Medicare and Medicaid Reimbursement” for a discussion of past Medicare reimbursement changes affecting CHS’s operations.

Legislative changes to Medicare provider reimbursement may also occur outside the context of the annual budget process. In 2008, Congress may consider changes to Medicare provider reimbursement. CHS cannot predict, with certainty, the nature or amount, either positive or negative, of any such changes at this time. See “Business of CHS — Government Regulation — Medicare and Medicaid Reimbursement” for a more detailed discussion of current and potential future legislative changes at the federal and state levels.

It is anticipated that legislative and other efforts to reduce the overall costs of health care in the United States will continue, and that there will continue to be pressure on reimbursement rates. Although CHS monitors reimbursement developments closely, it cannot at this time predict with any degree of certainty what those efforts will entail or what effect, if any, they will have on CHS’s financial condition or results of operations.

An expansion of recently enacted rules establishing competitive bidding requirements for reimbursement from Medicare to include reimbursement rates for CHS’s RT/HME products in the areas in which it operates may negatively affect its revenue, profitability or liquidity.

As it pertains to respiratory therapy/home medical equipment (“RT/HME”) products in CHS’s home infusion segment, provisions of the Medicare Modernization Act, and subsequent rules adopted by the Department of Health and Human Services (“HHS”) may adversely affect reimbursement rates. The Medicare Modernization Act and HHS rules instituted a competitive bidding program to determine Medicare reimbursement rates for enteral nutrients, supplies and equipment, RT/HME products and certain other products and services in ten geographic areas around the country (generally, larger metropolitan areas). Under the new competitive bidding program, beginning in July 2008 providers must be successful bidders to furnish competitively-bid services and products to Medicare beneficiaries in these geographic areas. CHScurrently has operations in four of these geographic areas — Cleveland, Cincinnati, Dallas and Pittsburgh. CHS has submitted its bids for the areas in which it provides items and services, but at this time it cannot predict whether its bids will be accepted by HHS. If CHS’s bids are not selected by HHS, CHS would be unable to provide the items or services that were competitively bid to Medicare patients in the affected areas. The competitive bidding program is scheduled to be expanded in 2009 into 70 additional geographic areas after the initial round of bidding and CHS’s failure to have its bids accepted in these areas could negatively affect its results of operations. Under the Medicare Modernization Act, reimbursement for items and services subject to the competitive bidding program must be lower than the prices currently reimbursed by Medicare. The Secretary of HHS has the authority to apply competitively bid prices nationwide in the third year of the program. This authority, if used, could effectively create a nationwide competitive bidding program in the third year of the program, and all covered products and services nationwide would be reimbursed at competitively bid prices. In the final rule implementing the competitive bidding program, HHS noted its intention to use this authority. Applying competitively bid prices nationwide could have an adverse impact on CHS’s operations. Several recent delays in the bidding process have caused HHS to delay the initial implementation of the program from April 2008 to July 2008. Although CHS would not expect it to be material to its financial condition, it is unclear what impact, if any, these delays may have on the expansion of the program in 2009 or on CHS’s operations in the affected areas. If the competitive bidding program were expanded so that infusion drugs became subject to competitive bidding, CHS cannot at this time estimate the impact on its revenue, profitability or liquidity.

Delays in reimbursement may cause liquidity problems.

CHS’s business is characterized by delays in reimbursement from the time it provide services to the time it receive reimbursement or payment for these services. If CHS has difficulty in obtaining documentation, such as physician orders, or experiences information system problems or issues with Medicare or other payors, it may encounter additional delays in its payment cycle. Timing delays may cause working capital shortages. Working capital management, including prompt and diligent billing and collection practices at each of its locations, is an important factor in achieving CHS’s financial results and maintaining liquidity. It is possible that documentation support, system problems, Medicare, Medicaid or other provider issues or industry trends may extend CHS’s collection period, adversely impacting its working capital, and that its working capital management procedures may not successfully negate this risk. CHS may also experience reimbursement delays as a result of integrating acquisitions and transitioning acquired businesses onto its systems.

In addition, CHS has experienced timing delays when attempting to collect funds from state Medicaid programs in certain instances, including recent delays in collection from TennCare, Tennessee’s Medicaid managed care program. Delays in receiving reimbursement or payments from government or other payors may adversely impact CHS’s working capital.

If CHS is unable to effectively adapt to changes in the health care industry, its revenue, profitability or liquidity could be adversely affected.

The health care industry continues to experience significant change driven by efforts to reduce costs and improve standards of care. In addition to reduction in Medicare, Medicaid and third-party reimbursement, these efforts include potential national health care reform, increased and restrictive pharmacy benefit management and horizontal and vertical consolidation within the health care industry.

The results of these efforts may put additional downward pressure on pricing for CHS’s products and services, which may adversely affect its revenue, profitability or liquidity. CHS’s inability to react effectively to these and other changes in the health care industry could adversely affect its business.

CHS’s revenue and gross profit could decrease if there are changes in the calculation of the average wholesale price or average sales price for the prescription drugs it sells, or if managed care organizations and other private payors replace the average wholesale price or average sales price with a different reimbursement method.

CHS’s gross margins in its infusion therapy segment are significantly affected by its ability to purchase prescription drugs at discounted prices and to negotiate profitable managed care contracts. Contracts for the services CHS provides generally reference certain published benchmarks to establish pricing for prescription drugs. These benchmarks include average wholesale price (“AWP”), wholesale acquisition cost, maximum allowable cost and the average sales price (“ASP”). Most of CHS’s contracts utilize the AWP standard as published by First DataBank and a number of other private companies. Recent events have raised the possibility that AWPs published by First DataBank will decline, resulting in a reduction of CHS’s gross profit margins.

Specifically, in the proposed settlement in the case New England Carpenters Health Benefits Fund v. First DataBank, et al., (U.S. District Court, D. Mass.), First DataBank has agreed to reduce the markup to calculate AWP on over 8,000 specific pharmaceutical products by 5%. The proposed settlement has not yet received final court approval. CHS cannot predict the outcome of this case, or, if the settlement is approved, the precise timing of any of the proposed AWP changes. The proposed reduction in First DataBank’s published AWP could reduce CHS’s revenue and narrow its gross profit margins.

Some managed care organizations are adopting ASP as the standard measure for determining reimbursement rates in new or renegotiated contracts. To the extent that CHS is not able to negotiate new ASP-based contracts with managed care organizations that produce gross profit margins comparable to its existing AWP-based contracts, its revenue and gross profit may be reduced.

Medicare spending on prescription drugs covered under Medicare Part B has been under intense scrutiny for several years. Many drugs previously reimbursed based on the AWP methodology are now reimbursed based on the ASP methodology or are subject to competitive acquisition. Certain drugs, including some infusion drugs, continue to be reimbursed at 95% of AWP. However, Congress and the Centers for Medicare and Medicaid Services (“CMS”), are reviewing Medicare drug reimbursement and could transition additional drugs to the ASP methodology or effect other changes that reduce reimbursement for prescription drugs. Any such changes could negatively impact CHS’s revenue and gross profit.

The laws and regulations governing CHS’s industry are extensive and extremely complex, and its interpretation of a given law or regulation may differ from those of the government agencies that regulate it. Furthermore, changes in state and federal laws and regulation could restrict CHS’s ability to conduct its business.

The provision of health care services is extensively regulated by local, state and federal governments. Federal laws that could restrict CHS’s ability to conduct its business include anti-kickback laws, the Stark Law prohibitions on certain financial relationships, the Medicare Modernization Act, the federal False Claims Act and the Deficit Reduction Act. In addition, state anti-kickback laws also could restrict CHS’s ability to conduct its business. See “Business of CHS — Government Regulation” for a discussion of these and other state and federal laws and regulations applicable to CHS’s industry. If CHS fails to comply with the laws and regulations that are directly applicable to its business, it could suffer civil and/or criminal penalties and it could be excluded from participating in Medicare, Medicaid and other federal and state health programs, which would have an adverse impact on its business.

CHS believes it is operating its business in compliance with applicable laws and regulations; however, laws and regulations in the health care industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. Accordingly, CHS’s interpretation of a given law or regulation, including interpretations of what are appropriate charges under government programs, may not prevail or one or more government agencies may interpret them differently. Furthermore, changes in the law or new interpretations of existing law can have a dramatic effect on what CHS can do, its cost of doing business and the amount of reimbursement it receives from governmental third party payors, such as Medicare and Medicaid, and non-governmental third party payors.

State efforts to regulate the establishment or expansion of health care providers could impair CHS’s ability to maintain or expand its operations.

Some states require health care providers (including home health agencies) to obtain prior approval, known as a certificate of need, or as it is referred to in some states, a permit of approval, for certain expansion, establishment and acquisition activities and for capital expenditures that exceed prescribed amounts.

To the extent that CHS requires a certificate of need, permit of approval or other similar approvals to expand its operations, either by acquiring other companies or expanding or providing new services or other changes, its expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in the standards applicable to those approvals and possible delays and expenses associated with obtaining those approvals. CHS cannot assure you that it will be able to obtain a certificate of need or permit of approval for all future projects requiring that approval.

Additionally, CHS’s ability to maintain or expand operations in a state will depend on its ability to obtain a state license to operate. For example, certain state laws require that each of CHS’s pharmacy locations be licensed as an in-state pharmacy to dispense pharmaceuticals in that state. Certain states also require that CHS’s pharmacy locations be licensed as an out-of-state pharmacy if it delivers prescription pharmaceuticals into those states from locations outside of the state. A number of states in which CHS operates also require home infusion companies to be licensed as home health agencies. If CHS is unable to maintain its licenses or if states place burdensome restrictions or limitations on non-resident pharmacies, CHS’s ability to operate in some states would be limited, which could have an adverse impact on its business. States may also have a limit on the number of licenses they issue. CHS’s failure to maintain or obtain any license, certificate of need or permit of approval could impair its ability to operate or expand its business.

CHS is subject to periodic audits by governmental and private payors.

CHS is subject to periodic audits and requests for information by Medicare, Medicaid and private payors. Because of the complexity of the laws and regulations that govern Medicare and Medicaid and third-party billing requirements, determining the appropriate charges under these programs can be difficult. As a result of these audits, the payor may disagree with CHS’s interpretation of appropriate charges and determine that it has overcharged the payor or failed to comply with payor requirements. CHS could be required to repay any overcharges or amounts billed in violation of payor requirements or make deductions from future amounts otherwise due to it from these payors. In the case of audits by Medicare or Medicaid, CHS could also be subject to fines, criminal penalties or program exclusions. In the case of audits by private payors, CHS could also be subject to additional monetary penalties under its agreements with such payors.

CHS is subject to risk from federal and state investigations.

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices. Further, amendments to the False Claims Act have made it easier for private parties to bring whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions. The HHS Office of Inspector General (“OIG”) and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse that could become the subject of governmental investigations or inquiries. For example, CHS has significant Medicare and Medicaid billings. In addition, its executives, some of whom have worked at other health care companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation, resulting in adverse publicity against CHS. Investigations of CHS could result in significant liabilities or penalties to it, as well as adverse publicity, and could seriously undermine its ability to compete for business, negotiate acquisitions, hire new personnel and otherwise conduct its business.

HHS has recently announced three new Medicare fraud initiatives aimed at reducing fraud in the durable medical equipment, home health, and infusion therapy sectors. While these fraud initiatives are expected to focus on one or two geographic locations for each of the three sectors, the effect of the heightened scrutiny may be felt nationwide. Enrollment in the Medicare program may be delayed, not just in the affected areas, but nationwide, due to increased awareness of potential fraud.

A shortage of qualified registered nursing staff and other caregivers could adversely affect CHS’s ability to attract, train and retain qualified personnel and could increase operating costs.

CHS’s home nursing business relies significantly on its ability to attract and retain caregivers who possess the skills, experience and licenses necessary to meet the requirements of its patients. CHS competes for personnel with other providers of home health services. CHS’s ability to attract and retain caregivers depends on several factors, including its ability to provide these caregivers with attractive assignments and competitive benefits and salaries. CHS cannot assure you that it will succeed in any of these areas. In addition, there are occasional shortages of qualified health care personnel in some of the markets in which it operates. As a result, it may face higher costs to attract caregivers and it may have to provide them with more attractive benefit packages than it originally anticipated, either of which could cause CHS’s profitability to decline. Finally, if CHS expands its operations into geographic areas where health care providers historically have unionized, CHS cannot assure you that negotiating collective bargaining agreements will not have a negative effect on its ability to timely and successfully recruit qualified personnel. Generally, if CHS is unable to attract and retain caregivers, the quality of its services may decline and it could lose patients and referral sources.

Risks Related to CHS’s Business

CHS’s limited independent operating history and subsequent acquisition activity make its future business prospects difficult to evaluate based on its past results.

CHS has a limited operating history in its present form. CHS was formed in connection with the acquisitions of Specialty Pharma and New England Home Therapies, which were completed in September 2006. Since that time, CHS has completed six acquisitions, including the acquisition of Deaconess in January 2007, which added its home nursing segment to its business. Other acquisitions included Infusion Solutions in March 2007, Applied in June 2007, Infusion Partners of Brunswick and Infusion Partners of Melbourne in July 2007, and East Goshen Pharmacy in August 2007, all of which added to its home infusion segment. Because of the limited time that has passed since its formation and subsequent acquisition activity, it may be difficult to evaluate CHS’s future business prospects based on the prior operating results of CHS and the companies it has acquired.

If CHS is unable to identify additional suitable acquisition candidates and acquire them on terms favorable to it, its growth may be slowed and CHS’s revenue and profitability may decline.

An important component of CHS’s strategy is to pursue acquisitions. CHS’s further growth may depend in part on its ability to identify additional suitable acquisition candidates and acquire them on terms that are beneficial to CHS. CHS may not be able to identify suitable acquisition candidates or acquire them on favorable terms or at all. If CHS is unable to identify suitable acquisition candidates and complete the acquisition of these businesses, the growth of the business may be slower that the rate of growth to date. If CHS is unable to grow its business as it intends, its revenue and profitability may not meet its expectations or those of the financial community at large, and its business could otherwise be adversely affected.

If CHS is unable to successfully integrate acquisitions, its management’s attention could be diverted and its efforts to integrate acquisitions may consume significant resources, which could have a material adverse effect on its business operations and liquidity.

Failure to manage and successfully integrate acquired businesses could harm CHS’s business. Even if it is successful in making an acquisition, CHS may encounter numerous risks, including the following:

•	expenses, delays and difficulties in integrating the operations, technologies and products of acquired companies;

•	potential disruption of CHS’s ongoing operations;

•	diversion of management’s attention from normal daily operations of the business;

•	inability to maintain key business relationships and the reputations of acquired businesses;

•	dependence on unfamiliar employees, affiliates and partners;

•	insufficient revenue to offset increased expenses associated with the acquisition;

•	inability to maintain CHS’s internal standards, controls, procedures and policies;

•	potential loss of key employees of the acquired companies;

•	failure to realize the synergies and economies of scale expected of the acquired business;

•	difficulties integrating the personnel and cultures of the acquired companies into CHS’s operations; and

•	responsibility for the potential liabilities of the acquired businesses.

If any of these risks materialize, CHS’s management’s attention could be diverted from the operation of its business. In addition, successfully integrating the acquired business could consume a significant amount of its resources. The occurrence of any of these events could have a material adverse effect on CHS’s business operations and liquidity.

In connection with acquisitions, CHS may acquire unknown or contingent liabilities in amounts that exceed its potential recovery with regard to these liabilities.

In connection with acquisitions, CHS may acquire significant unknown or contingent liabilities, including liabilities for failure to comply with health care or reimbursement laws and regulations. Although CHS generally seeks indemnification protection from the sellers of businesses it acquires with regard to these liabilities, any indemnification rights it may acquire are often limited in scope, claim period and claim amount. In addition, CHS’s ability to obtain reimbursement on any indemnification claims will depend on many factors, including, among other things, the availability of assets of the indemnifying parties, whom in many cases may be individuals or groups of individuals. If CHS is exposed to significant liabilities in connection with any completed or future acquisitions and is unable to recover sufficient amounts under its indemnification rights, if any, these liabilities could have a material adverse effect on CHS’s results of operations, financial condition and liquidity.

CHS’s allowance for contractual adjustments and doubtful accounts may not be sufficient to cover uncollectible amounts.

On an ongoing basis, CHS estimates the amount of Medicare, Medicaid and private insurance receivables that CHS will not be able to collect. This allows CHS to calculate the expected loss on its receivables for the period CHS is reporting. CHS’s estimates and calculations may underestimate actual unpaid receivables for various reasons, including:

•	adverse changes in CHS’s estimates as a result of changes in payor mix and related collection rates;

•	inability to collect funds due to missed filing deadlines or inability to prove that timely filings were made;

•	adverse changes in the economy generally exceeding CHS’s expectations; or

•	other anticipated developments.

For example, in the second quarter of 2007, CHS has experienced certain delayed billings for New England Home Therapies due to its conversion to CHS’s accounts receivable and billing system effective April 1, 2007. This resulted in a $3.3 million increase in New England Home Therapies’ accounts receivable from January 1, 2007 to September 30, 2007. CHS has also recently experienced delays in collections from TennCare relative to its private duty nursing business. These delays, along with an increase in patient volume and related net revenues, have also contributed to an increase in the accounts receivable for its private duty nursing business, from $4.1 million at January 1, 2007 to $8.3 million at September 30, 2007.

If CHS’s allowance for contractual adjustments and doubtful accounts is insufficient to cover losses on its receivables, its ability to fund its operations and to make payments on its existing or future debt or other contractual obligations could be adversely affected.

If CHS is unable to maintain relationships with existing patient referral sources or to establish new referral sources, its growth and profitability could be adversely affected.

CHS’s success depends significantly on referrals from physicians, hospitals and other patient referral sources (such as, in the case of our home nursing segment, the case managers of the TennCare and other programs) in the communities that it serves, as well as on its ability to maintain good relationships with these referral sources. CHS’s referral sources are not contractually obligated to refer patients to CHS and may refer their patients to other providers. CHS’s growth and profitability depend on its ability to establish and maintain close working relationships with these patient referral sources and to increase awareness and acceptance of the benefits of home health care by its referral sources and their patients. CHS may not be able to maintain its existing referral source relationships or develop and maintain new relationships in existing or new markets. In addition, the loss of key employees in the markets in which CHS operates could have an adverse effect on its referral relationships. CHS’s loss of, or failure to maintain, existing relationships or its failure to develop new referral relationships could adversely affect its ability to expand its operations and operate profitably.

If CHS does not adequately respond to competitive pressures, demand for its products and services could decrease.

The markets CHS serves are highly competitive and subject to relatively few barriers to entry. Local, regional and national companies are currently competing in many of the health care markets CHS serves and others may do so in the future. Some of its competitors have greater financial, operational, marketing and managerial resources than CHS has. Consolidation among its competitors, such as regional and national infusion pharmacy providers, could result in increased price competition and other competitive factors that could cause a decline in CHS’s revenue and profitability.

CHS expects to continue to encounter competition in the future that could limit its ability to grow revenue and/or maintain acceptable pricing levels.

CHS’s growth may strain its resources.

CHS’s rapid growth has demanded and will continue to demand substantial resources and attention from its management, including improving its operational and financial systems and expanding, training, retaining and managing its employee base. Many of the companies acquired by CHS, and that CHS expects to acquire in the future, are small independently owned businesses, with limited financial, accounting and other staff and systems and whose internal controls may have been significantly less than those one would expect to find in a publicly traded company. CHS has needed to add additional financial, accounting and tax personnel in anticipation of CHS becoming a public company, and CHS will need to continue to improve its financial, accounting, information and other systems, and effectively integrate additional acquired businesses, in order to effectively manage its growth going forward. If CHS does not effectively manage its growth and expand, train, retain and manage its employee base, its customer service and responsiveness could suffer and its costs could increase, which could harm its reputation, increase its expenses and reduce its profitability.

CHS may need additional capital to finance its growth and capital requirements, which could prevent CHS from fully pursuing its growth strategy.

In order to implement its present growth strategy, CHS may need substantial capital resources and may incur, from time to time, short- and long-term indebtedness, the terms of which will depend on market and other conditions. Due to uncertainties inherent in the capital markets (e.g., availability of capital, fluctuation of interest rates, etc.), CHS cannot be certain that existing or additional financing will be available to it on acceptable terms, if at all. Recently, the financial markets generally, and the credit markets in particular, are and have been experiencing substantial turbulence and volatility, both in the United States and in other markets worldwide. The current market situation has resulted generally in substantial reductions in available loans to a broad spectrum of businesses, increased scrutiny by lenders of the credit-worthiness of borrowers, more restrictive covenants imposed by lenders upon borrowers under credit and similar agreements and, in some cases, increased interest rates under commercial and other loans. Even if CHS is able to obtain additional debt financing, it may incur additional interest expense, which may decrease its earnings, or it may become subject to covenants and other contractual provisions that restrict its operations. As a result, CHS could be unable to fully pursue its growth strategy. Further, additional financing may involve the issuance of equity securities that would dilute the interests of its existing stockholders and potentially decrease the market price of its common stock.

If CHS’s costs increase, it may not be able to pass these cost increases on to its customers.

In many of CHS’s markets, due to competitive pressures or the fact that reimbursement rates are set by law or contract, CHS has very little control over its prices. If CHS’s costs increase, it may not be able to increase its prices and its profitability would be negatively affected.

Litigation may harm CHS’s business or otherwise distract its management.

The services CHS offers have an inherent risk of professional liability, negligence, wrongful death, product liability and similar claims being made against it, and CHS could become subject to substantial damage awards. Substantial, complex or extended litigation could cause CHS to incur large expenditures and distract its management. For example, lawsuits by patients, employees, suppliers or payors could be very costly and substantially disrupt its business. Disputes from time to time with such companies or individuals are not uncommon, and CHS cannot assure you that it will always be able to resolve such disputes on terms favorable to us. Claims against CHS, regardless of their merit or eventual outcome, could be a serious distraction to management and could harm its reputation.

CHS has risks related to obligations under its insurance programs.

CHS is obligated for certain costs under various insurance programs, including employee health and welfare, workers’ compensation and professional liability. CHS may be subject to workers’ compensation claims and lawsuits alleging negligence or other similar legal claims. CHS maintains various insurance programs to cover these risks with insurance policies subject to substantial deductibles and retention amounts. CHS also may be subject to exposure relating to employment law and other related matters for which it does not maintain insurance coverage. Should CHS experience a significant increase in losses resulting from workers’ compensation, professional liability or employee health and welfare claims, the resulting increase in provisions and/or required reserves could have a material adverse effect on its results of operations. Further, CHS’s insurance policy is subject to periodic renewal and it may not be possible to obtain liability insurance in the future on acceptable terms, with adequate coverage against potential liabilities, or at all. Also, claims against CHS, regardless of their merit or eventual outcome, could be a serious distraction to management and could harm CHS’s reputation.

If CHS does not enhance and maintain effective and efficient information systems, CHS’s operations may be disrupted and its anticipated operating efficiency may not be realized.

CHS’s operations are dependent on the enhancement and uninterrupted performance of its information systems. Failure to enhance and maintain reliable information systems or disruptions in its information systems could cause disruptions in its business operations, including billing and collections, loss of existing patients and difficulty in attracting new patients, patient and payor disputes, regulatory problems, increases in administrative expenses or other adverse consequences, any or all of which could disrupt its operations and prevent CHS from achieving operating efficiency. In connection with acquisitions made by CHS, CHS will need to transition acquired businesses, which are often small independently owned businesses with a small staff and relatively unsophisticated systems, onto CHS’s information systems. CHS’s inability to successfully transition acquired businesses to its systems in a timely manner could adversely affect CHS. In connection with the transition of New England Home Therapies, one of its Predecessors, onto CHS’s accounts receivable and billing system effective April 1, 2007, CHS has experienced certain delays in the billings of that division. While CHS expects that the effect on it of these billing delays, including an increase in its accounts receivable, is only temporary, it is possible that CHS will incur additional bad expense or other negative consequences associated with the delayed billings.

CHS is a holding company whose only material asset is the capital stock of Critical Homecare Solutions, Inc., its only material source of cash. CHS may not have sufficient cash to meet its obligations if the subsidiaries of Critical Homecare Solutions, Inc. are not able to generate sufficient earnings or cash flow for Critical Homecare Solutions, Inc. to pay dividends to CHS or if it is prohibited by its debt agreements from paying dividends to CHS.

CHS is a holding company with no material business operations. CHS’s most significant asset is the capital stock of Critical Homecare Solutions, Inc. CHS conducts virtually all of its business operations through the direct and indirect subsidiaries of Critical Homecare Solutions, Inc. Accordingly, its only material sources of cash are dividends or other distributions or payments that are derived from earnings and cash flow generated by these subsidiaries. These subsidiaries might not generate sufficient earnings and cash flow for Critical Homecare Solutions, Inc. to pay dividends or distributions or make payments in the future. In addition, the Credit Facilities restrict the ability of Critical Homecare Solutions, Inc. to make dividends or other distributions to us. As a result, CHS may not have sufficient cash to meet its obligations, which could harm its business.

Failure to establish and maintain effective internal control over financial reporting or disclosure controls and procedures could have a material adverse effect on CHS’s operating results and stock price.

Maintaining effective internal control over financial reporting and disclosure controls and procedures is necessary for CHS to produce reliable financial reports and is important in helping to prevent financial fraud. If CHS is unable to maintain adequate internal control over financial reporting, its business and operating results could be harmed.

CHS’s rapid growth places significant demands on its management and operational resources. In order to manage its growth effectively, CHS must implement and improve operational systems, procedures and internal controls on a timely basis, particularly with respect to companies that it acquires. If CHS is unable to maintain effective disclosure controls and procedures in a timely manner or with adequate compliance, it may not be able to accurately report its financial results in a timely manner or prevent fraud and might be subject to sanctions or investigation by regulatory authorities. For example, in connection with CHS’s acquisition of Deaconess in January 2007, Deaconess identified two material weaknesses in its internal control over financial reporting. Additionally, CHS restated the financial statements of Specialty Pharma and New England Home Therapies for the years ended December 31, 2005 and 2004. Although CHS believes that its internal control structure has mitigated these weaknesses, no assurance can be given that it will not encounter similar situations in connection with future acquisitions. Many of the companies acquired by CHS, and that CHS expects to acquire in the future, are small independently owned businesses, with limited financial, accounting and other staff and systems and whose internal controls may have been significantly less than those one would expect to find in a publicly traded company. CHS’s auditors have not conducted an audit of its internal control over financial reporting. Any failure to remediate deficiencies noted by CHS’s independent registered public accounting firm or to implement required new or improved controls or difficulties encountered in their implementation could cause CHS to fail to meet its reporting obligations or result in material misstatements in its financial statements. If CHS fails to implement these systems, procedures and controls on a timely basis, CHS may not be able to adequately service its payors’ or patients’ needs, hire and retain new employees, pursue new business, complete future acquisitions or operate its business effectively.

Labor strikes or similar work stoppages within the companies that provide CHS’s local and national distribution services could have a negative impact on CHS’s results of operations.

CHS utilizes several national delivery companies as an important part of the local and national distribution of its products and services, particularly in the delivery of certain pharmaceutical products. A portion of the work force utilized by these delivery companies are members of labor unions. A labor strike or similar work stoppage within any of the delivery companies that we utilize for distribution could have a negative impact on CHS’s results of operations.

Risks Related to the Acquisition

The lack of diversification in the business of CHS affects our ability to mitigate the risks that it may face or to offset possible losses that it may incur as a result of competing in the health care industry.

The prospects for MBF’s success will be entirely dependent upon the future performance of CHS’s business. MBF will not have the ability to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, MBF’s lack of diversification may subject MBF to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which MBF operates subsequent to the business combination, and result in MBF’s dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Our working capital will be reduced if MBF stockholders exercise their right to convert their IPO shares into cash, which will reduce the amount of cash available to CHS.

Pursuant to MBF’s Amended and Restated Certificate of Incorporation, holders of shares issued in our IPO may vote against the acquisition and demand that we convert their shares, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. MBF and CHS will not consummate the acquisition if holders of 6,468,750 or more shares of common stock issued in our IPO exercise these conversion rights. To the extent the acquisition is consummated and holders have demanded to so convert their IPO shares, there will be a corresponding reduction in the amount of funds available to MBF following the acquisition. As of [          ], 2008, the record date, assuming the acquisition proposal is adopted, we estimate that the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their IPO conversion rights is approximately $[     ], or approximately 29.99% of the funds then held in the trust account. Any payment upon exercise of IPO conversion rights will reduce our available cash at the closing of the acquisition and will increase our borrowing requirements and interest expense.

An impairment of goodwill in MBF’s financial statements could adversely affect its financial position and results of operations.

The acquisition will be accounted for by MBF under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by MBF in connection with the acquisition will be allocated to CHS’s assets and liabilities based on their fair market values, with any excess allocated to goodwill. MBF may not realize the full value of this goodwill. As such, MBF will be required to evaluate on at least an annual basis whether events and circumstances indicate that all or some of the carrying value of goodwill is no longer recoverable, in which case MBF would be required to write off the unrecoverable goodwill as a charge against its earnings.

If our stockholders fail to vote or abstain from voting on the acquisition proposal, they may not exercise their IPO conversion rights to convert their shares of common stock of MBF into a pro rata portion of the trust account.

MBF stockholders holding shares of MBF stock issued in our IPO who vote against the acquisition proposal may demand that we convert their shares into a pro rata portion of the trust account including any interest earned on their pro rata share of the trust account (net of taxes payable) calculated as of the date that is two business days prior to the consummation of the acquisition. MBF stockholders who seek to exercise this IPO conversion right must vote against the acquisition, demand that MBF convert their shares into cash prior to the close of the stockholder meeting and continue to hold these shares through the closing of the acquisition. Any MBF stockholder who fails to vote or who abstains from voting on the acquisition proposal may not exercise his IPO conversion rights and will not receive a pro rata portion of the trust account upon conversion of his shares.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that our dissolution and any plan of distribution would proceed in approximately the following manner:

•	our board of directors will first convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders, at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of distribution as well as the board’s recommendation of our dissolution and the plan;

•	following the foregoing action by our board of directors, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the filing, we will mail the proxy statement to our stockholders, and following the filing we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the filing of the preliminary proxy statement. We will mail the proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolutions and plan of distribution.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. These procedures, or a vote to reject our dissolution and any plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our dissolution and plan of distribution. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and senior to claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than the currently estimated $[     ] per share due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with DGCL procedures and federal securities laws and regulations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them, regardless of when the claims are filed.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the company to the extent of distributions received by them in dissolution. Further, because we will distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional

150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to dissolve and distribute our assets to our stockholders. as soon as reasonably possible after dissolution, our Amended and Restated Certificate of Incorporation provides that we will comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Accordingly, our stockholders’ liability could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Our current directors and executive officers have interests in the acquisition that may be different from yours because if the acquisition is not approved the securities held by them may become worthless.

In considering the recommendation of our board of directors to vote for the proposal to adopt the Stock Purchase Agreement and the transactions contemplated thereby and the other proposals, you should be aware that members of our board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of our stockholders generally. Our executives and directors are not entitled to receive, with respect to shares of our common stock acquired prior to our IPO, any of the net proceeds of our IPO held in the trust account that may be distributed upon our liquidation. If the acquisition is not approved and we are forced to liquidate, 5,031,250 shares of our common stock held by MBF Healthcare Partners, L.P., an affiliate of our officers and directors, will be worthless. These shares had an aggregate value of $[     ] based on the last sale price of $[     ] on the American Stock Exchange on [          ], 2008, the record date. Additionally, MBF Healthcare Partners, L.P. owns an aggregate of 4,250,000 of our warrants. These warrants had an aggregate market value of $[     ] based on the last sale price of $[     ] on the American Stock Exchange on [          ], 2008, the record date, and will be worthless if we are required to liquidate.

Also, if MBF liquidates prior to the consummation of a business combination, MBF Healthcare Partners, L.P. has agreed to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that it will be able to satisfy those obligations. As of September 30, 2007, we had cash outside of the trust fund of approximately $1.3 million and other current assets of approximately $91,000 and total liabilities of approximately $8.4 million. As of such date, MBF’s working capital amounted to $168,678,329.

You will experience significant dilution if our outstanding warrants are exercised.

Outstanding redeemable warrants to purchase an aggregate of 25,812,500 shares of common stock issued in the IPO will become exercisable after the consummation of the acquisition. These would be exercisable only if the $6.00 per share exercise price is below the market price of our common stock. MBF’s stock price as of [          ], 2008 was $[     ].

To the extent any of the foregoing securities are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Voting control by our executive officers, directors and other affiliates may limit your ability to influence the outcome of director elections or other matters requiring stockholder approval.

Upon consummation of the acquisition, our founding stockholders and current executive officers, directors and their affiliates will own approximately [     ]% of our outstanding shares of common stock. The concentration of our ownership could have the effect of making it more difficult for our stockholders to affect the outcome of elections for our directors and could delay or prevent a change in our control or discourage a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

Certain provisions of the Amended and Restated Certificate of Incorporation and Bylaws that will become effective following the closing of the acquisition could entrench our new management team and delay or prevent an acquisition. These provisions could adversely affect the price of our common stock because purchasers cannot acquire a controlling interest.

Following the closing of the acquisition, provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and applicable provisions of the General Corporation Law of the State of Delaware may make it more difficult for or prevent a third party from acquiring control of us without the approval of our Board of Directors. These provisions include:

•	a classified Board of Directors;

•	limitations on stockholder proposals at meetings of stockholders;

•	the inability of stockholders to act by written consent or to call special meetings; and

•	the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval.

The affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote is necessary to amend or repeal the above provisions of our Certificate of Incorporation. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which may prohibit large stockholders from consummating a merger with or acquisition of us. These provisions may have the effect of entrenching our management team and preventing a merger or acquisition that would be attractive to stockholders. As a result, these provisions may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the market price of our common stock.

Risks Relating to the Issuance of Shares in Connection with the Acquisition

MBF will issue shares of its common stock in connection with its acquisition of CHS, which will reduce the equity interest of its stockholders.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. After the initial public offering and the exercise of the underwriters over-allotment option, there are 23,406,250 authorized but unissued shares of our common stock available for issuance and all of the 1,000,000 shares of preferred stock available for issuance. As a result of the issuance of $35.0 million in shares of common stock to the Sellers and the issuance of up to $50.0 million shares of common stock pursuant to the commitment letter, we will issue 11,111,103 additional shares of our common stock at a price of $7.65 per share before expenses. The issuance of such additional shares of our common stock:

•	will significantly reduce the percentage of ownership of our current stockholders;

•	is likely to be done at a price per share less than the quoted price per share at the time of the vote; and

•	may adversely affect prevailing market prices for our common stock.

The sale and issuance of additional shares of common stock pursuant to the proposed financing may have an adverse effect on the market price of our common stock.

To the extent we issue shares of common stock in the proposed financing, and the potential for the issuance of substantial numbers of additional shares upon exercise of currently outstanding warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these shares are issued and the warrants are exercised, you may experience dilution to your holdings.

Risks Related to the Debt Financing

Our existing cash (including cash held in the trust account) will not be sufficient to pay the cash portion of the purchase price that is due at the closing and we will be required to borrow significant funds to complete the acquisition. Although we have received a commitment from a financial institution to provide the necessary debt financing, we may not be able to negotiate favorable definitive documentation with our lender and we may be unable to fulfill the conditions included in the commitment letter to be able to receive the financing.

The cash portion of the purchase price payable at closing will be $420.0 million, subject to the adjustments described in the section entitled “The Stock Purchase Agreement — Acquisition Consideration.” Assuming that none of our stockholders exercise their IPO conversion rights, we anticipate that we will have only approximately $175.0 million of our own funds available for such payment and will have to borrow the balance, together with other funds required for transaction expenses, working capital and other corporate purposes. We expect that the total borrowings we will require at the time of closing will be approximately $180.0 million, assuming that none of our stockholders exercise their IPO conversion rights, and approximately $220.0 million if the holders of 6,468,749 IPO shares exercise their conversion rights (which is the maximum number of shares that may be converted). Although we have received a financing commitment from Jefferies Finance LLC, we have yet to negotiate the definitive loan documents and it is possible that the final terms of the loan documents could differ materially from the terms set out in the commitment letter. In addition, matters could arise in the course of negotiation that will not be able to be resolved favorably or at all. Also, Jefferies’ commitment to lend us the funds we will need to close the acquisition is subject to the satisfaction of a number of conditions, including but not limited to the following:

•	the closing of the acquisition having occurred by 5 p.m. of the Termination Date (as defined in the Stock Purchase Agreement);

•	we shall have used a minimum of $175.0 million of unrestricted cash toward the purchase price payable by us to the Sellers at the closing of the acquisition, and we shall have raised a minimum of $50.0 million through the issuance of shares of MBF common stock pursuant to the commitment letter executed by MBF LP and the Sellers shall have made an equity investment in us of an amount of at least $35.0 million, the proceeds of which shall be used towards the purchase price payable by us to the Sellers at the closing of the acquisition;

•	CHS shall have at least $25 million of availability under the revolving credit facility;

•	execution of definitive loan documentation reasonably satisfactory to Jefferies;

•	the acquisition having been consummated pursuant to: (i) terms of the Stock Purchase Agreement with no provision thereof having been waived, amended, supplemented or otherwise modified without Jefferies’ consent; provided that such consent shall be required only to the extent such waiver, amendment, supplement or modification is of an indemnification provision or is materially adverse to the interests of the lenders; and (ii) definitive acquisition documentation reasonably satisfactory to Jefferies;

•	there having not occurred any event, development, change, or circumstance since December 31, 2006 (the date of CHS’s most recent audited financial statements delivered to Jefferies as of the date of the commitment) that, individually or in the aggregate, has caused or could reasonably be expected to have a “material adverse effect”;

•	since February 6, 2008, there shall not have occurred any disruption, adverse change or condition in the banking or capital markets generally, in the markets for bank loan syndications, or affecting the syndication of funding of bank loans that, in each case, could be reasonably expected to have a material adverse impact on Jefferies’ ability to successfully syndicate the credit facilities.

•	Jefferies shall not have become aware of any new information from that disclosed to Jefferies as of the date of the commitment that is materially adverse to the interests of the lenders;

•	our delivery to Jefferies of financial statements, projections, certificates, legal opinions and other necessary documentation and our payment of certain costs, fees, expenses and other amounts that are or will be owed in connection with the financing; and

•	meeting: (A) a consolidated pro forma maximum total leverage ratio and (B) a consolidated pro forma maximum first lien leverage ratio.

If we fail to satisfy these or any of the other conditions set forth in Jefferies’ commitment letter, we may not receive the necessary financing at the closing and we would be unable to close the acquisition.

The debt financing will result in substantial leverage. Our ability to service and refinance the debt may be limited, which could force us to reduce or delay capital expenditures, restructure our indebtedness or seek additional equity capital.

We anticipate that we will require loans in the amount of approximately $180.0 million in order to consummate the acquisition, assuming that none of our stockholders exercise their IPO conversion rights, and approximately $220.0 million if the holders of 6,468,749 IPO shares exercise their conversion rights (which is the maximum number of shares that may be converted). As of February 2008, CHS never had more than $156.9 million of secured indebtedness. This substantial increase in the level of CHS’s indebtedness could have important consequences to our stockholders, including: (i) a substantial portion of our cash flow from operations must be dedicated to debt service and will not be available for other purposes, including the declaration and payment of cash dividends; (ii) our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) our level of indebtedness could limit our flexibility in planning for and reacting to changes in the industry and economic conditions generally.

Our ability to pay interest and principal on our debt will depend upon CHS’s future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, most of which are beyond our control.

Although the final terms of our credit facilities are currently being negotiated, we anticipate that we will be required to make approximately $15.2 million in annual interest payments (assuming a blended interest rate on our debt of 8.42%) and we may be required to pay as much as $1.4 million of principal repayments annually, beginning in the third quarter of 2008. For the nine months ended September 30, 2007, CHS had cash flows from operations of $(0.6) million and we believe that we will have adequate cash flow from our operations following the closing of the acquisition to meet our operating expenses and capital expenditures, to sustain operations and to service our expected interest and principal requirements as they become due. If we are unable to generate sufficient cash flow to service our indebtedness and fund our capital expenditures, we will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures or investments, reducing discretionary spending, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. Our ability to meet our debt service obligations will be dependent upon CHS’s future performance which, in turn, is subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

If we are obligated for any reason to repay our financing before the scheduled maturity dates, we could deplete our working capital, if available, or may be required to raise additional funds. Our failure to repay the financing, if required, could result in legal action against us, which could materially harm our business.

Assuming we consummate the acquisition, we anticipate that we will have outstanding approximately $180.0 million of debt, assuming that none of our stockholders exercise their IPO conversion rights, and approximately $220.0 million if the holders of 6,468,749 IPO shares exercise their conversion rights (which is the maximum number of shares that may be converted). We anticipate that such debt will be secured by liens on substantially all of our assets and the assets of CHS and its subsidiaries. Any event of default could require the early repayment of the debt financing in whole or in part at a redemption premium together with accrued interest on the outstanding principal balance of the debt financing and any other applicable penalties, including a default interest rate. If, prior to the maturity date, we are required to repay the secured debt financing in full, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debt financing, together with the applicable prepayment premium and other applicable penalties, when required, our lenders could commence legal action against us to recover the amounts due, including by seeking to foreclose on the assets that we pledged to secure the loans. Any such action would be materially harmful to us and could require us to curtail or cease operations.

The loan agreement for the debt financing will contain covenants that may significantly restrict our operations, which may negatively affect our ability to operate our business and limit our ability to take advantage of potential business opportunities.

The loan agreement with respect to the debt financing may contain numerous covenants imposing financial and operating restrictions on our business. Any other future debt agreements may contain similar covenants. These restrictions may affect our ability to operate our business, limit our ability to take advantage of potential business opportunities as they arise and adversely affect the conduct of CHS’s current business. These covenants may place restrictions on our ability and the ability of our subsidiaries to, among other things:

•	incur more debt or issue certain equity interests;

•	pay dividends, redeem or purchase our equity interests or make other distributions;

•	make certain acquisitions, investments or capital expenditures;

•	use assets as security in other transactions or otherwise create liens;

•	make capital expenditures;

•	engage in other business activities;

•	enter into transactions with affiliates;

•	merge or consolidate with others; and

•	transfer or sell assets, including the equity interests of our subsidiaries, or use asset sale proceeds.

Additionally, our failure to comply with our obligations with respect to the debt financing could result in an event of default under the debt financing.

Our debt financing will be subject to variable interest rates, which could cause our debt service obligations to increase significantly.

The borrowings under the debt financing will be at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on our borrowings will increase even though the amount borrowed remained the same and our net income and cash available for servicing our debt would decrease. Although our commitment letter with Jefferies Finance LLC obligates us to obtain interest rate protection on at least 50% of the aggregate amount of the term loans, there can be no assurance that we will be able to enter into such agreements.

If the outstanding warrants that we issued in our IPO are not exercised in full, we may be forced to refinance the debt financing.

The first lien term loan facility and the first lien delayed draw term loan facility will mature on the fifth anniversary of the closing date, the first lien revolving credit facility will mature on the fifth anniversary of the closing date and the second lien term loan facility will mature on the sixth anniversary of the closing date. We expect that cash generated from our operations following the closing of the acquisition and cash obtained through the exercise of the warrants we issued in our IPO will be sufficient to satisfy our repayment obligations as they mature. If our warrants expire unexercised, and we are unable to generate sufficient cash from our operations to repay our debt, we currently estimate that we would be required to refinance approximately $126.2 million in 2012. Our ability to refinance our debt will depend on a number of factors, many of which will be out of our control and no assurance can be made that we would be able to complete a refinancing on terms that were advantageous to us, or at all. Our failure to successfully refinance our debt could have a material adverse effect on our liquidity and our operations, and could require us to consider further measures such as deferring planned capital expenditures or investments, reducing discretionary spending, selling assets and, if necessary, restructuring existing debt or raising additional equity capital. If we were to refinance our debt through the proceeds raised in an equity offering, your interest in MBF may be significantly diluted.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by MBF or CHS in its forward-looking statements, including among other things:

•	the number and percentage of MBF stockholders voting against the acquisition proposal and exercising their IPO conversion rights;

•	the outcome of the negotiation of the definitive loan documents for our financing;

•	changing interpretations of generally accepted accounting principles;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which CHS is engaged;

•	fluctuations in customer demand;

•	management of rapid growth;

•	intensity of competition from other providers of institutional pharmacy services;

•	general economic conditions;

•	availability of financial and other resources to us after the acquisition;

•	the effects of the loss or bankruptcy of or default by a significant customer, supplier or other entity relevant to our operations;

•	our ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs and regulatory compliance costs;

•	the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries;

•	changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payors, or the implementation of other measures to reduce the reimbursement for our services or the services of our customers and the impact of Medicare Part D;

•	our ability, and the ability of our customers, to comply with Medicare or Medicaid reimbursement regulations or other applicable laws;

•	further consolidation of managed care organizations and other third party payors;

•	changes in or the failure to achieve the underlying assumptions and expectations related to the acquisition;

•	our ability to implement our business strategy;

•	natural disasters, war, civil unrest, terrorism, fire, floods, earthquakes, hurricanes or other matters beyond our control;

•	elimination of, changes in or our failure to satisfy pharmaceutical manufacturers’ rebate programs;

•	our ability to attract and retain key executives, pharmacists and other healthcare personnel;

•	our ability to ensure and maintain an effective system of internal controls over financial reporting; and

•	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of MBF, CHS or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the Stock Purchase Agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on MBF and/or CHS.

SPECIAL MEETING OF MBF STOCKHOLDERS

General

We are furnishing this proxy statement to MBF stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of MBF stockholders to be held on [          ], 2008, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [          ], 2008 in connection with the vote on the acquisition proposal, the financing proposal, the name change proposal, the authorized shares proposal, the Article Seventh proposal, the incentive compensation plan proposal and, if necessary, the adjournment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on [          ], 2008, at 10:00 a.m., eastern time, [     ].

Purpose of the MBF Special Meeting

At the special meeting, we are asking holders of MBF common stock to:

•	to approve the proposed acquisition by MBF of 100% of the outstanding shares of common stock of CHS, pursuant to the Stock Purchase Agreement, and the transactions contemplated thereby;

•	to approve the issuance of up to 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF LP for the purpose of raising up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS;

•	to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to change the name of “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.”;

•	to approve and adopt an amendment to MBF’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of MBF common stock from 50,000,000 shares to 100,000,000 shares;

•	to approve and adopt an amendment to remove Article Seventh from MBF’s Amended and Restated Certificate of Incorporation upon the closing of the acquisition, as the provisions of such article will no longer be applicable to MBF;

•	to approve and adopt the 2008 Incentive Compensation Plan; and

•	to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies for approval of any of the proposals above.

Recommendation of MBF Board of Directors

After careful consideration, MBF’s board of directors has unanimously (i) approved and declared advisable the acquisition and determined that the acquisition is fair to and in the best interests of MBF, (ii) approved and authorized the issuance of up to 6,535,947 shares of MBF common stock pursuant to the commitment letter executed by MBF LP and determined that such issuance is fair to and in the best interests of MBF, (iii) approved and authorized the proposed amendments to MBF’s Amended and Restated Certificate of Incorporation and (iv) approved and authorized the incentive compensation plan. Accordingly, our board of directors unanimously recommends that our stockholders vote:

•	“FOR” the acquisition proposal;

•	“FOR” the financing proposal;

•	“FOR” the name change proposal;

•	“FOR” the authorized shares proposal;

•	“FOR” the Article Seventh proposal;

•	“FOR” the incentive compensation plan proposal; and

•	“FOR” the adjournment proposal.

Interests of MBF Directors and Officers in the Acquisition

When you consider the recommendation of MBF’s board of directors in favor of adoption of the acquisition proposal, you should keep in mind that MBF’s executive officers and members of MBF’s board have significant interests in the acquisition that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	If the acquisition is not approved, MBF may be required to liquidate. In such event, the 5,031,250 shares of common stock held by MBF Healthcare Partners, L.P., an affiliate of certain of our officers and directors, that were acquired prior to the IPO will be worthless because MBF’s initial stockholders are not entitled to receive any liquidation proceeds with respect to these shares. Such shares had an aggregate value of $[ ] based on the last sale price of $[ ] on the American Stock Exchange on [ ], 2008, the record date.

•	MBF Healthcare Partners, L.P. purchased an aggregate of 4,250,000 warrants in a private placement transaction immediately prior to the consummation of our IPO. The warrants had an aggregate value of $[ ], based on the last sale price of $[ ] on the American Stock Exchange on [ ], 2008. All of the warrants will expire without value in the event MBF is unable to consummate a business combination and is forced to liquidate. Consummating the acquisition would remove this risk.

•	As of December 31, 2007, MBF had cash outside the trust fund of $957,753 and other current assets of $47,026 and total liabilities of $6,523,025, excluding common stock subject to redemption. No assurance can be given that in the event we liquidate, these parties (including those who have executed waivers of claims against the trust) will not seek recourse against the trust account. MBF Healthcare Partners, L.P., an affiliate of our officers and directors has agreed to ensure that the proceeds of the trust are not reduced by these claims. MBF expects that MBF Healthcare Partners, L.P., an affiliate of our officers, will be able to satisfy this indemnification obligation.

•	In addition, MBF pays MBF Healthcare Partners, L.P., an affiliate of our officers, a monthly fee of $7,500 for the use of office space and secretarial services. None of these amounts will be paid if MBF is required to liquidate.

•	Mike B. Fernandez, MBF’s chief executive officer and a member of MBF’s board of directors, will continue to serve on MBF’s board of directors following the closing of the acquisition. In his capacity as a director of MBF following the closing of the acquisition, Mr. Fernandez may receive any cash fees, stock options or stock awards that the MBF board of directors determines to pay to its non- executive directors. No arrangement, however, is currently in place providing for such compensation.

•	MBF LP, an affiliate of certain of MBF’s officers and directors, acquired shares of MBF common stock prior to MBF’s IPO and will benefit if the acquisition is approved and is consummated. Additionally, in light of the relatively small amount of consideration paid by the MBF LP for the common stock, it will likely benefit even if the acquisition causes the market price of MBF’s securities to significantly decrease. This may influence their motivation for promoting the acquisition and soliciting proxies in favor of the acquisition proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [          ], 2008 as the “record date” for determining MBF stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on

[          ], 2008, there were [          ] shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, the 5,031,250 shares of our common stock held by MBF LP, which purchased its shares of common stock prior to our IPO, will be voted on the acquisition proposal in accordance with the majority of the votes cast at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, your broker may not vote your shares. Abstentions will have the same effect as a vote against each of the proposals. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of votes against the acquisition proposal, the financing proposal and the charter amendment proposals, but will have no effect on the incentive compensation plan proposal or the adjournment proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the acquisition. Since a stockholder who holds IPO shares must affirmatively vote against the acquisition proposal to exercise their IPO conversion rights, individuals who fail to vote or who abstain from voting may not exercise their IPO conversion rights. Beneficial holders of shares held in “street name” that are voted against the acquisition may exercise their IPO conversion rights. See the information set forth in “Special Meeting of MBF Stockholders — IPO Conversion Rights.”

Quorum and Vote of MBF Stockholders Required

A quorum of MBF stockholders is necessary to hold a valid meeting. A quorum will be present at the MBF special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•	The approval of the acquisition proposal requires the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock that were issued in our IPO. The acquisition will not be consummated if the holders of 30% or more of the common stock issued in MBF’s IPO (6,468,750 shares or more) exercise their IPO conversion rights.

•	The approval of the financing proposal requires the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock held by disinterested stockholders on the record date. The acquisition will not be consummated if the financing proposal is not approved.

•	The approval of the charter amendment proposals require the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock on the record date.

•	The approval of the incentive compensation plan will require the affirmative vote of shares representing a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. If any of the acquisition proposal, the financing proposal or the Article Seventh proposal is not approved, the incentive compensation plan will not be considered.

•	The approval of the adjournment proposal will require the affirmative vote of a majority of the shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting. The adjournment proposal will not be considered at the meeting unless, based on the tabulated vote at the time of the meeting, MBF is not authorized to consummate the acquisition.

If following the date of this proxy statement, MBF determines that the acquisition proposal may not receive sufficient votes at the special meeting for the acquisition to be consummated, MBF, the Sellers, and/or their affiliates may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the acquisition proposal to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the acquisition proposal. Any such incentives, which could take the form of put options, would be provided by the Sellers and their affiliates and/or certain directors and executive officers of MBF and would not come from MBF. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated. If any such transactions are consummated, MBF, MBF’s executive officers and directors, the Sellers and any other applicable parties will promptly disclose such transactions by means of a supplement to this proxy statement and/or the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and any other required filings.

Voting Your Shares

Each share of MBF common stock that you own in your name entitles you to one vote. There are two ways to vote your shares of MBF common stock at the special meeting:

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” the adoption of the acquisition proposal, the name change proposal, the authorized shares proposal, the Article Seventh proposal, the incentive compensation plan proposal and, if required, the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF OUR COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE ACQUISITION PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF OUR IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Mike B. Fernandez, our chairman of the board and chief executive officer, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call [          ], our proxy solicitor, at [          ], or Jorge Rico, at (305) 461-1162 or send a letter to Mr. Rico at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the adoption of the acquisition proposal, the financing proposal, the name change proposal, the authorized shares proposal, the Article Seventh proposal, and the incentive compensation plan proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Representatives of MBF’s and CHS’s accountants are expected to be present at the special meeting.

IPO Conversion Rights

Any of our stockholders holding IPO shares who votes against the acquisition proposal may, at the same time, demand that we convert his shares into a pro rata portion of the trust account as of the date two business days prior to the consummation of the acquisition. If such a demand is made and the acquisition is consummated, we will convert these shares into a pro rata portion of funds held in the trust account, as of the date two business days prior to the consummation of the acquisition.

Any action that does not include an affirmative vote against the acquisition proposal will prevent you from exercising your IPO conversion rights. Abstentions and broker non-votes do not satisfy this requirement. You may exercise your IPO conversion rights either by checking the box on the proxy card or by submitting your request in writing to MBF at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134. If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your IPO conversion rights or (ii) initially vote against the acquisition proposal and wish to exercise your IPO conversion rights but do not check the box on the proxy card providing for the exercise of your IPO conversion rights or do not send a written request to MBF to exercise your IPO conversion rights, or (iii) initially vote against the acquisition proposal but later wish to vote for it, you may request that MBF send to you another proxy card on which you may indicate your intended vote and, if that vote is against the acquisition proposal, exercise your IPO conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting MBF at the phone number or address listed above. Any corrected or changed proxy card or written demand of IPO conversion rights must be received by MBF prior to the special meeting.

The closing price of our common stock on [          ], 2008, the record date, was $[     ] and we estimate that the per-share, pro rata cash held in the trust account on that date was approximately $[     ]. Prior to exercising IPO conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their IPO conversion rights if the market price per share is higher than the conversion price.

If the holders of 6,468,750 or more of our IPO shares (an amount equal to 30% or more of those shares), vote against the acquisition and demand conversion of their shares, we will not be able to consummate the acquisition.

If you exercise your IPO conversion rights, then you will be exchanging your shares of our common stock for cash, effective as of the date of the special meeting, and will no longer own those shares. You must hold those shares through the closing of the acquisition and then tender your stock certificate to us. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated.

Appraisal Rights

Stockholders of MBF do not have appraisal rights in connection with the acquisition under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail. We and our directors, officers and employees may also solicit proxies in person or by telephone or other electronic means (including the Internet). Any information provided by electronic means will be consistent with the written proxy statement and proxy card. [          ], a proxy solicitation firm that we have engaged to assist us in soliciting proxies, will be paid its customary fee of approximately $      plus $      per solicited stockholder and out-of-pocket expenses.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

MBF Insider Shares

At the close of business on the record date, MBF Healthcare Partners, L.P., an affiliate of certain of our officers and directors, beneficially owned and were entitled to vote 5,031,250 shares or approximately 21% of the then outstanding shares of our common stock, which includes all of the shares held by our directors and executive officers and their affiliates.

All our directors and officers, and MBF Healthcare Partners, L.P. have agreed to vote their respective shares of common stock which were owned prior to the IPO on the acquisition proposal in accordance with the majority of the votes cast by the holders of shares issued in our IPO and to place their pre-IPO shares in escrow until April 17, 2009. In addition, MBF Healthcare Partners, L.P. has committed to purchase up to $12.0 million of our common stock in the open market at prices not to exceed $8.18 per share pursuant to purchase plan conforming to Rule 10b5-1 of the Exchange Act. Pursuant to the plan, between February 25, 2008 and [          ], 2008, MBF Healthcare Partners, L.P. purchased [          ] shares of our common stock for an aggregate purchase price of $[ ]. With the exception of the purchases by MBF Healthcare Partners, L.P., none of MBF’s officers and directors acquired shares of MBF common stock as part of or following the IPO.

THE ACQUISITION PROPOSAL

The discussion in this document of the acquisition and the principal terms of the Stock Purchase Agreement, by and among MBF, CHS and the Sellers is subject to, and is qualified in its entirety by reference to, the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Annex A to this Proxy Statement.

General Description of the Acquisition

Pursuant to the Stock Purchase Agreement, at the closing, MBF will acquire 100% of the outstanding shares of common stock, par value $0.001, of CHS and in consideration therefor pay the Sellers $420.0 million in cash, subject to adjustment as provided for in the Stock Purchase Agreement. The purchase price will consist of (i) debt financing of up to $220.0 million, for which we have received a commitment from Jefferies Finance LLC, (ii) at least $175.0 million in cash from the trust account, (iii) up to $50.0 million from the issuance of stock pursuant to the commitment letter described in the financing proposal, and (iv) $35.0 million from an issuance of 4,575,156 shares of MBF common stock to the Sellers in a private placement, as required by the Stock Purchase Agreement.

Background of the Acquisition

The terms of the Stock Purchase Agreement are the result of arm’s-length negotiations between representatives of MBF and CHS. The following is a summary of the background of these negotiations and the acquisition.

MBF was incorporated in Delaware on June 2, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating business in the healthcare industry. On April 13, 2007, MBF LP, an affiliate of certain of the MBF’s officers and directors, purchased an aggregate of 343,750 private placement units from MBF at a price of $8.00 per unit and 4,250,000 private placement warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $7.0 million.

On April 23, 2007, MBF consummated its initial public offering of 18,750,000 units. On May 8, 2007, MBF consummated the closing of an additional 2,812,500 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant expires on April 16, 2011, or earlier upon redemption, and entitles the holder to purchase one share of common stock at an exercise price of $6.00 per share. The common stock and warrants started trading separately as of July 2, 2007. Gross proceeds from the sale of the MBF units were $172,500,000. Of that amount, and including the proceeds from the April 13 private placement, approximately $170,962,500 was deposited in trust and, in accordance with MBF certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of MBF. The remaining funds, net of underwriting fees and related expenses, were held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of December 31, 2007, approximately $175,501,579 was held in deposit in the trust account.

Following the consummation of MBF’s IPO, MBF began sourcing and evaluating prospective businesses regarding potential business combinations. Given its mandate to find a suitable business combination partner within the healthcare industry, MBF did not limit itself to any one sector within the healthcare industry or to a single transaction structure.

Proactive sourcing involved MBF’s management and MBF’s affiliates, among other things: (i) initiating conversations with companies they believed may make attractive combination partners; (ii) attending conferences or other events to scout and meet prospective business combination partners; (iii) contacting professional service providers (lawyers, accountants, consultants and lenders) for leads; (iv) utilizing their own network of business associates for leads; (v) working with third-party intermediaries, including investment bankers; and (vi) inquiring of business owners, including private equity and venture capital firms, of their interest in selling their business. Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives, or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fund-raising process.

During this period and prior to execution of the Stock Purchase Agreement, MBF considered numerous opportunities and identified approximately 112 different companies for potential consideration. Those efforts resulted in the execution by MBF of 13 non-binding term sheets, one of which was with CHS. MBF’s initial interest in CHS was due to the company’s focus in the home care industry. MBF has spent significant time analyzing the home care industry and has been particularly interested in the home infusion industry. The home infusion industry is highly fragmented and in MBF’s opinion ripe for consolidation. Upon MBF’s completion of its preliminary due diligence of CHS and after having had the opportunity to meet the management team of CHS, MBF believes that CHS is well positioned to take advantage of the substantial opportunities in the home infusion market. The members of CHS management have held senior operating roles in the home care industry and have worked together since 1995 consolidating home care companies with over 60 acquisitions during that time. The company has very favorable EBITDA margins at 18% focusing on the higher margin infusion therapies. The company has developed a deep acquisition pipeline and has acquired and integrated eight companies since September 2006. In addition to the acquisition opportunities, CHS is well positioned to take advantage of a deep specialty drug pipeline of over 400 new infusible therapies. Furthermore, the potential expansion of Medicare reimbursement may have a significant positive impact to the company and the industry. In no case, other than with respect to CHS, did MBF extend a binding acquisition offer.

Highlighted below is a detailed chronology of the events leading up to the execution of the Stock Purchase Agreement.

On October 11, 2007, MBF learned of CHS’s Form S-1 filing dated October 10, 2007 and familiarized itself with information in the filing including company history, business and financials. MBF employees are extremely familiar with the Company’s industries: home care infusion and home care nursing.

On or around December 3, 2007, MBF learned that CHS’s advisor, UBS Investment Bank (“UBS”), was selectively contacting various parties regarding an outright sale of CHS. Jorge Rico, Managing Director of MBF, had a discussion with an employee of UBS to confirm that CHS was considering a sale and to learn more about the process.

On December 7, 2007, after approximately one week of initial due diligence on CHS’s publicly available information, as well as a review of industry public comparisons and precedent transactions, MBF submitted a non-binding indication of interest to acquire CHS for a total consideration of $420.0 million.

On December 11, 2007 MBF signed a confidentiality agreement providing access to extensive non-public information in the CHS’s dataroom.

On December 14, 2007, MBF submitted a revised non-binding indication of interest to acquire CHS for a total consideration of $420.0 million and was subsequently invited to participate in second round bidding and to begin to review diligence materials provided by the Company.

On December 20, 2007, employees of MBF including Mr. Rico, Michael Fernandez, the Chairman of MBF, and Matthew Sedgwick and Joseph Ibrahim, Directors of MBF, met with senior members of CHS’s management team including President and Chief Executive Officer Robert Cucuel, Chief Financial Officer Mary Jane Graves, Senior Vice President of Operations Nitin Patel, Senior Vice President of Professional Services Colleen Lederer and Senior Vice President of Compliance and Reimbursement Joey Ryan at UBS’ offices in New York City to learn more about CHS. Accompanying MBF were James Forbes, Managing Director and Head of Healthcare Investment Banking and Shaji Joseph, an Associate in Healthcare Investment Banking, of Merrill Lynch & Co., Inc. (“Merrill”), MBF’s underwriter. Over the course of the meeting members of management briefed MBF and Merrill on the background of the management team, the background of CHS, the market opportunity, CHS’s strategy, operations, differentiation, acquisition opportunities and financials while fielding questions from both MBF and Merrill.

On December 27, 2007, MBF held a conference call with CHS and UBS to review diligence matters and subsequently submitted a revised non-binding indication of interest on behalf of MBF to acquire CHS for a total consideration of $420.0 million.

Throughout December 2007, MBF conducted due diligence on CHS’s operations, financials, management team and the infusion and specialty pharmacy industries. MBF remained in contact with Ernst & Young LLP (“E&Y”) during this time.

Throughout December 2007, MBF worked with Akerman Senterfitt, MBF’s legal advisors, to conduct legal due diligence and to prepare the documentation necessary to acquire CHS and satisfy the filing requirements of the Securities and Exchange Commission.

On January 2, 2008, MBF engaged E&Y on behalf of MBF as advisors to perform confirmatory due diligence. E&Y received access to the dataroom shortly thereafter and immediately began its diligence.

On January 2, 2008, MBF LP submitted a non-binding letter-of-intent on behalf of MBF to acquire CHS for a total consideration of $420.0 million and received an executed letter in return from Gordon Woodward, a board member of CHS and partner with Kohlberg, agreeing in principle to the terms expressed in the letter-of-intent.

On January 7, 2008 through January 16, 2008, E&Y was at CHS’s headquarters and various ancillary sites to observe and to perform financial, operational, tax and regulatory due diligence.

On January 9, 2008, Messrs. Rico and Sedgwick traveled to CHS’s headquarters in Conshohocken, PA to meet with the management team, review diligence items and tour the facilities. Discussions with management included growth in the infusion market, reimbursement trends, historical and projected financial performance, business segments, competitors, specialty drug opportunities, acquisitions under letter of intent and recent acquisition opportunities under consideration, and contracts and staffing.

On January 10, 2008, Messrs. Fernandez, Rico and Sedgwick traveled to one of CHS’s agencies in Cincinnati, OH. The purpose of the trip was to meet with the management team and various key employees to observe CHS’s infusion I/T systems, observe a local agency’s billing and collection operation and pharmacy operation and discuss management compensation and equity incentives.

On January 11, 2008, MBF held a conference call with CHS and UBS to review diligence matters.

On January 24, 2008, MBF conducted a conference call with board members of MBF to introduce them to the Transaction and to apprise them of work to date and work remaining on the Transaction.

Pursuant to an engagement letter dated as of January 24, 2008, MBF engaged Houlihan Lokey to provide certain advice to MBF’s board of directors in connection with the board’s evaluation of a possible acquisition of CHS.

On January 28, 2008, MBF engaged Merrill to consider alternatives to complete the financing of the acquisition.

Throughout January 2008, MBF and its various third-party advisors conducted due diligence on CHS’s operations, financials, management team and the infusion and specialty pharmacy industries. MBF remained in constant contact with its advisors during this time.

Throughout January 2008, MBF worked with potential financing partners, including CHS’s incumbent lender, to arrange committed financing for the acquisition of CHS by the purchase agreement signing date.

Throughout January 2008, MBF worked with Akerman Senterfitt to conduct legal due diligence and to prepare the documentation necessary to acquire CHS and satisfy the filing requirements of the Securities and Exchange Commission.

On February 4, 2008, the board of directors of MBF met to discuss the proposed acquisition of CHS. Representatives of Akerman Senterfitt updated the board with respect to the status of negotiations with CHS regarding the acquisition and with Jefferies Finance LLC regarding financing for the acquisition and reviewed drafts of the agreements and other documentation necessary to effect the acquisition. Representatives of Houlihan Lokey then reviewed Houlihan Lokey’s preliminary financial analysis with respect to CHS and the proposed transaction. After discussing various legal and financial aspects of the proposed acquisition with its legal and financial advisors, the board of directors of MBF adjourned the meeting to provide the directors with an opportunity to reflect on the advisability of the proposed acquisition. The board of directors of MBF reconvened its meeting on February 6, 2008. Representatives of Akerman Senterfitt, advised the board that subject to the board’s approval, negotiations with CHS regarding the Stock Purchase Agreement had been completed and negotiations with Jefferies Finance LLC regarding financing commitments for the acquisition had also been completed. A representative of Houlihan Lokey then reviewed Houlihan Lokey’s updated financial analysis with respect to CHS and the proposed acquisition and, at the board’s request, rendered Houlihan Lokey’s oral opinion to the MBF board of directors (which was subsequently confirmed in writing by delivery of their written opinions dated February 6, 2008) to the effect that, as of February 6, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered in preparing its opinion, the acquisition consideration to be paid by MBF in the acquisition was fair to MBF from a financial point of view. After further discussion, the board of MBF unanimously resolved to approve the proposed acquisition and authorized MBF’s management to execute the Stock Purchase Agreement.

On February 6, 2008, MBF received financing commitments from Jefferies Finance LLC.

Recommendation of the Board of Directors and Reasons for the Acquisition

After careful consideration, MBF’s board of directors has unanimously (i) approved and declared advisable the acquisition and determined that the acquisition is fair to and in the best interests of MBF, (ii) approved and authorized the issuance of up to 6,535,947 shares of MBF common stock pursuant to the commitment letter executed by MBF LP and determined that such issuance is fair to and in the best interests of MBF, (iii) approved and authorized the proposed amendments to MBF’s Amended and Restated Certificate of Incorporation and (iv) approved and authorized the incentive compensation plan. Accordingly, our board of directors recommends that MBF’s stockholders vote “FOR” the adoption of the acquisition proposal, “FOR” the approval of the financing proposal, “FOR” the adoption of the charter amendment proposals and “FOR” the incentive compensation plan proposal.

MBF conducted a due diligence review of CHS that included an analysis of the home infusion therapy and home nursing industries, a review of CHS’s existing business model, a valuation analysis and financial forecasting in order to enable the board of directors to ascertain the reasonableness of the range of consideration to be paid to the Sellers. MBF’s due diligence and analysis consisted of, but was not limited to:

•	Extensive due diligence interviews with senior management to ascertain depth of operational expertise and ability to execute on CHS’s strategic business plan;

•	Review and analysis of historical audited financial statements, historical quarterly statements, and monthly projected financial statements;

•	Engagement of Akerman Senterfitt to conduct legal due diligence;

•	Inspection of key facilities;

•	Consultation with industry executives, individuals with operational expertise in the home infusion therapy and home nursing industries, and other individuals whom MBF considered qualified to provide insight into either CHS or those industries generally;

•	Relative valuation analysis based on peer comparable market multiples and precedent transactions and intrinsic valuation analysis based on discounting MBF’s own projections of CHS’s future cash flows; and

•	Analysis of publicly-traded companies comparable to CHS, including (i) an analysis of historical and projected financials; (ii) relative comparisons of financials and operations to CHS; (iii) review of independent research reports related to both the home infusion therapy and home nursing industries and companies that operate in the industry.

For purposes of public company comparables, MBF considered companies in related industries but put greater emphasis on the home infusion therapy and home nursing sectors. Precedent transactions reviewed included historical acquisitions in those sectors. Financial projections used in MBF’s analysis were built based on MBF’s assumptions of key drivers to the business assessed during the course of MBF’s due diligence. Values generated from most reasonable scenarios indicated a market value for CHS in excess of the transaction value. The financial analyses employed by MBF were substantially similar to the financial analyses employed by Houlihan Lokey discussed below. The financial analyses and due diligence review performed by MBF led the board to conclude that the range of consideration to be paid to Sellers represented a discount to what such a business would ordinarily be valued at and that the acquisition would be accretive for MBF.

MBF’s management, including members of its board of directors, have long and diverse experience in both operational management and investment and financial management and analysis and, in its opinion, is suitably qualified to conduct the due diligence and other investigations and analyses required in connection with MBF’s search for a business combination. MBF’s board of directors has a substantial body of experience working with and evaluating investment opportunities in companies that operate in the healthcare field. Knowledge of the issues particular to the healthcare industry added considerable perspective to the relevant analyses and determinations relating to the acquisition. Although some of the companies the board has experience with are development stage pharmaceutical companies, certain members of the board have experience running operating businesses that generate revenue, and have experience at the board level with other such revenue generating companies. Certain directors have experience evaluating healthcare services companies that generate revenue and profits from an investment perspective. We discuss the experience of our directors under the heading “Directors and Executive Officers of MBF Healthcare Acquisition Corp. Following the Transaction.”

MBF’s board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, the MBF board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the MBF board of directors may have given different weight to different factors. In reaching its determination, our board of directors considered the following factors, among others:

•	MBF’s belief that based on CHS’s demonstrated ability to replicate its operating model, its superior customer relationships, technology offerings, brand, and customer service, CHS has the potential to experience rapid growth;

•	the acquisition enables our investors to invest directly in a stand-alone home infusion therapy services and home nursing company;

•	the acquisition presents the opportunity to create a larger and more competitive institutional home infusion therapy services and home nursing businesses by providing CHS improved access to capital to pursue its business strategy;

•	MBF’s belief that the acquisition enables our investors to benefit from favorable trends in the home infusion therapy services industry, including an improved reimbursement landscape, in part as a result of the adoption of Medicare Part D;

•	the considerable experience of CHS’s existing management in acquiring and integrating homehealth businesses and the established relationships and strong reputation in the markets CHS currently serves;

•	CHS’s history of revenue and earnings growth;

•	as a result of its superior customer relationships, technology offerings, brand, and customer service, MBF believes that CHS has a strong competitive position in a fragmented and consolidating market;

•	MBF’s belief that due to limited alternatives for investors looking to invest in the home infusion therapy services industry, conditions are currently favorable for CHS to enter the public equity markets;

•	the fact that the aggregate consideration to be paid pursuant to the Stock Purchase Agreement when analyzed as multiples of cash flows, net income and earnings before interest, taxes, depreciation and amortization, compared favorably to the level of those multiples for other institutional home infusion therapy and home nursing companies and a sample of publicly-announced comparable transactions;

•	the financial analyses reviewed and discussed with the Board of Directors of MBF by representatives of Houlihan Lokey, as well as the oral opinion of Houlihan Lokey delivered to the Board of Directors of MBF on February 6, 2008 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated the same date) with respect to the fairness, from a financial point of view, of the acquisition consideration to be paid by MBF; and

•	the consideration paid and issued to the Sellers and other terms and conditions of the Stock Purchase Agreement resulted from arms’-length bargaining between MBF and its representatives and CHS and its representatives.

Our board of directors also considered potentially negative factors in its deliberations concerning the acquisition and the Stock Purchase Agreement, including:

•	the restrictions the Stock Purchase Agreement imposes on soliciting competing proposals;

•	that if the acquisition is not completed, MBF will likely be unable to complete another business combination and will be forced to liquidate;

•	that the acquisition will require MBF to issue a significant number of additional shares of its common stock to the Sellers, which will have a dilutive effect on MBF existing stockholders;

•	the risk that some of the current public stockholders of MBF would vote against the acquisition and demand to redeem their shares for cash upon consummation of the acquisition, thereby depleting the amount of cash available to MBF following the closing and increasing MBF’s financing costs;

•	the fact that MBF will be unable to consummate the acquisition if it cannot secure debt financing;

•	the fact that following the closing, MBF will have a substantial amount of debt and adverse changes in CHS’s business may make servicing that debt difficult or impossible;

•	the fact that MBF incurred substantial costs and will continue to incur substantial costs in connection with the negotiation, documentation and consummation of the acquisition;

•	the fact that CHS will need to expend significant resources to be compliant with the rules and procedures mandated by Section 404 of the Sarbanes-Oxley Act; and

•	the interests of the executive officers and directors of MBF may have with respect to the acquisition in addition to their interests as stockholders of MBF generally.

This discussion of the information and factors that our board of directors considered is not intended to be exhaustive but, we believe, includes many of the material factors considered by our board of directors. In view of the wide variety of factors considered in connection with their respective evaluations of the acquisition and the complexity of these matters, our board of directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. Rather, each member of our board of directors made his or her judgment based on the total mix of information available to our board of directors of the overall effect of the acquisition on our stockholders compared to other alternatives. The judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

Based on the factors outlined above, our board of directors approved and declared it advisable that MBF enter into the acquisition.

Opinion of Houlihan Lokey

On February 6, 2008, Houlihan Lokey rendered its oral opinion to the Board of Directors of MBF (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated the same date) to the effect that, as of February 6, 2008, the acquisition consideration to be paid by MBF in the proposed acquisition is fair to MBF from a financial point of view. For purposes of its analyses and opinion, Houlihan Lokey, at MBF’s direction, assumed that there would be no Purchase Price Adjustments other than the Estimated Company Indebtedness Amount of approximately $0.2 million.

Houlihan Lokey’s opinion was directed to the Board of Directors of MBF and only addressed the fairness, from a financial point of view, of the acquisition consideration to be paid by MBF, and did not address any other aspect or implication of the proposed acquisition. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex F to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed acquisition.

In arriving at its opinion, Houlihan Lokey:

1.	reviewed a draft, dated February 5, 2008, of the Stock Purchase Agreement;

2.	reviewed certain publicly available business and financial information relating to CHS that it deemed to be relevant, including, among other things, Amendment No. 2 to CHS’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2007 (the “S-1”);

3.	reviewed certain information relating to the current and future operations, financial condition and prospects of CHS made available to Houlihan Lokey by CHS including financial projections prepared by the management of CHS, as adjusted by the management of MBF to include certain public company costs and to exclude the financial implications of future acquisitions by CHS (the “Projections”);

4.	spoke with certain members of the managements of MBF and CHS regarding the business, operations, financial condition and prospects of CHS, the proposed acquisition and related matters;

5.	compared the financial and operating performance of CHS with that of companies with publicly traded equity securities that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, managements of MBF and CHS advised Houlihan Lokey, and Houlihan Lokey assumed, that the Projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of CHS, and Houlihan Lokey expressed no opinion with respect to such Projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to Houlihan Lokey, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which MBF or CHS may be a party (other than as specifically described in its opinion with respect to the proposed acquisition). MBF was aware that Houlihan Lokey was not provided with information provided to CHS by its advisors and prospective underwriters in connection with the preparation of the S-1, and consequently, such information was not reflected in Houlihan Lokey’s analyses.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to Stock Purchase Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the proposed acquisition would be satisfied without waiver thereof, and (d) the proposed acquisition will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the proposed acquisition would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the proposed acquisition would be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of MBF or CHS, or otherwise have an adverse effect on MBF or CHS or any expected benefits of the proposed acquisition. In addition, we have relied upon and assumed, without independent verification, that the final form of the Stock Purchase Agreement would not differ in any material respect from the draft of said document identified above.

Furthermore, in connection with the opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties, earnings or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of CHS, nor was Houlihan Lokey provided with any such appraisal or evaluation, including any such evaluation provided to MBF by MBF’s other advisors. Houlihan Lokey did not estimate, and express no opinion regarding, the liquidation value of any entity. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which CHS is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which CHS is or may be a party or is or may be subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the proposed acquisition, or any alternatives to the proposed acquisition, (b) negotiate the terms of the proposed acquisition, or (c) advise the Board of Directors of MBF or any other party with respect to alternatives to the proposed acquisition. Houlihan Lokey’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of its opinion. Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which MBF’s securities may be purchased or sold at any time.

Houlihan Lokey’s opinion was furnished for the use and benefit of the Board of Directors of MBF in connection with its consideration of the proposed acquisition and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of MBF, any security holder of MBF or any other person as to how to act or vote with respect to any matter relating to the proposed acquisition.

Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of MBF, its security holders or any other party to proceed with or effect the proposed acquisition, (ii) any aspect or implication of any arrangements, understandings, agreements or documents entered into in connection with the proposed acquisition or otherwise (other than the acquisition consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the proposed acquisition to the holders of any class of securities, creditors or other constituencies of MBF or to any other party, except as set forth in Houlihan Lokey’s opinion, (iv) the relative merits of the proposed acquisition as compared to any alternative business strategies that might exist for MBF or any other party or the effect of any other transaction in which MBF or any other party might engage, (v) the tax or legal consequences of the proposed acquisition to either MBF, its security holders, or any other party, (vi) the fairness of any portion or aspect of the proposed acquisition to any one class or group of MBF’s or any other party’s security holders vis-à-vis any other class or group of MBF’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not MBF or any other party is receiving or paying reasonably equivalent value in the proposed acquisition (viii) the solvency, creditworthiness or fair value of MBF or any other participant in the proposed acquisition under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the proposed acquisition, any class of such persons or any other party, relative to the acquisition consideration, the amounts payable to the stockholders of CHS pursuant to the Stock Purchase Agreement or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations were obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with MBF’s consent, on the assessment by MBF and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the MBF, CHS and the proposed acquisition. The issuance of Houlihan Lokey’s opinion was approved by an internal Houlihan Lokey committee authorized to approve opinions of this nature.

In preparing its opinion to the Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s valuation analyses is not a complete description of the analyses underlying Houlihan Lokey’s fairness opinion. The preparation of a valuation opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a valuation opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Houlihan

Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Houlihan Lokey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to our company or the proposed acquisition. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The implied reference range multiples or values indicated by Houlihan Lokey’s analyses are illustrative and not necessarily indicative of actual multiples or values or predictive of future results or multiples or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion and analyses were provided to the Board of Directors in connection with its consideration of the proposed acquisition and were among many factors considered by the Board of Directors in evaluating the proposed acquisition. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the acquisition consideration or of the views of the Board of Directors or MBF’s management with respect to the proposed acquisition.

The following is a summary of the material valuation analyses performed in connection with the preparation of Houlihan Lokey’s opinion rendered to the Board of Directors of MBF on February 6, 2008. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses. For purposes of its analyses, Houlihan Lokey used financial projections for CHS prepared by the management of CHS as adjusted by the management of MBF to include certain public company costs and to exclude the financial implications of future acquisitions by CHS.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics including:

Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value of its minority interests plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, Enterprise Values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of February 1, 2008, and the transaction value for the companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Estimates of EBITDA for CHS for the fiscal years ending December 31, 2007 and December 31, 2008 were based on estimates provided by CHS’s management, as adjusted by MBF’s management to include certain public company costs and to exclude the financial implications of future acquisitions by CHS. Estimates of EBITDA for the selected companies listed below for the fiscal years ending 2007 and 2008 were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis

Houlihan Lokey calculated multiples of EBITDA and considered certain financial data for CHS and selected companies in the home infusion therapy and home nursing services industry.

The calculated multiples included:

Enterprise Value as a multiple of estimated 2007 EBITDA; and
Enterprise Value as a multiple of estimated 2008 EBITDA.

The selected companies in the home infusion therapy and home nursing services industry were selected because they were deemed to be similar to CHS in one or more respects which included nature of business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Houlihan Lokey identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to CHS. The selected companies were:

Medco Health Solutions Inc.
Express Scripts Inc.
AmerisourceBergen Corp.
Apria Healthcare Group Inc.
Amedisys Inc.
Healthextras Inc.
Gentiva Health Services Inc.
LHC Group, Inc.
BioScrip Inc.

The selected companies analysis indicated the following:

Multiple Description	High		Low		Median		Mean

Enterprise Value as a multiple of:
2007E EBITDA	21.6	x	5.3	x	10.1	x	12.4	x
2008E EBITDA	14.4	x	5.0	x	9.5	x	10.5	x

The selected companies analysis indicated a selected multiple reference range for 2007E EBITDA of 10.5x to 12.5x, as compared to the implied transaction multiple of 12.0x based on CHS’s 2007E EBITDA, as adjusted by MBF’s management, and indicated a selected multiple reference range for 2008E EBITDA of 9.5x to 11.5x, as compared to the implied transaction multiple of 10.5x based on CHS’s 2008E EBITDA, as adjusted by MBF’s management.

Selected Transactions Analysis

Houlihan Lokey calculated Enterprise Value as a multiple of LTM EBITDA based on the purchase prices paid in selected publicly-announced transactions involving target companies in the investment management industry it deemed relevant.

The selected transactions were selected because the target companies were deemed to be similar to CHS in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. Houlihan Lokey identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the proposed acquisition. The selected transactions were:

Target	Acquiror	Date Announced

Alere Medical, Inc.	Inverness Medical Innovations Inc.	10/24/2007
Deaconess Enterprises, Inc.	CHS	01/10/2007
Coram, Inc.	Apria Healthcare Group Inc.	10/13/2007
HomeChoice Partners, Inc.	DaVita, Inc.	09/10/2007
PolyMedica Corporation	MedcoHealth Solutions Inc.	08/27/2007
Integricare, Inc.	Amedisys, Inc.	08/02/2007
Option Care, Inc.	Walgreen Co.	07/02/2007
Chem Rx	Paramount Acquisition Corporation	06/04/2007
Pediatric Services of America Inc.	Portfolio Logic LLC	04/25/2007
Alere Medical, Inc.	TA Associates	04/03/2007
National Home Health Care Corp.	Angelo, Gordon & Co.	11/28/2006
Mederi, Inc.	Almost Family, Inc.	11/15/2006
Pediatric Services of America, Inc. (Respiratory Therapy Segment)	Lincare, Inc.	08/25/2006
Rep-Pharm, Inc.	AmerisourceBergen Canada Corp.	07/11/2006
McKesson Medical-Surgical, Inc. (Acute Care Distribution Segment)	Owens & Minor, Inc.	07/10/2006
Darby Group	Henry Schein Inc.	06/21/2006
The Lifeline Group Inc — Kentucky Assets	LHC Group Inc.	06/20/2006
ParMed Pharmaceuticals Inc.	Cardinal Health Inc.	03/08/2006
Caligor Hospital Division and Extended Care Division (Henry Schein Inc.)	MMS	03/07/2006
The Healthfield Group, Inc.	Gentiva Health Services, Inc.	01/04/2006

The selected transactions analysis indicated the following:

Multiple Description	High		Low		Median		Mean

Enterprise Value as a multiple of:
LTM EBTIDA	16.0	x	3.2	x	9.3	x	10.1x

The selected transactions analysis indicated a selected multiple reference range for LTM EBITDA of 12.0x to 14.0x, as compared to the implied transaction multiple of 12.0x based on CHS’s 2007E EBITDA, as adjusted by MBF’s management.

Discounted Cash Flow Analysis

Houlihan Lokey also calculated the net present value of CHS’s unlevered, after-tax cash flows based on the Projections. In performing this analysis, Houlihan Lokey used discount rates ranging from 12.5% to 14.5% based on CHS’s estimated weighted average cost of capital and terminal value multiples ranging from 8.0x to 10.0x based on the multiples indicated by its selected companies and selected transaction analyses. The discounted cash flow analyses implied an Enterprise Value reference range for CHS of $388.4 million to $497.8 million and indicated a selected multiple reference range for 2007 EBITDA of 11.8x to 13.4x, as compared to the implied transaction multiple of 12.0x based on CHS’s 2007E EBITDA, as adjusted by MBF’s management.

Other Matters

MBF engaged Houlihan Lokey pursuant to a letter agreement dated as of January 24, 2008 to render an opinion to the Board of Directors of MBF as to whether the acquisition consideration to be paid by MBF was fair, from a financial point of view, to MBF. MBF engaged Houlihan Lokey based on its experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructurings, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. Houlihan Lokey received a fee for rendering its opinion, no portion of which is contingent upon the consummation of the proposed acquisition or the conclusions set forth in its opinion. MBF and MBF Healthcare Management LLC, an affiliate of MBF, have agreed to reimburse certain of Houlihan Lokey’s expenses and to indemnify Houlihan Lokey and certain of its related parties for certain liabilities arising out of its engagement.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, MBF, CHS, or any other party that may be involved in the proposed acquisition and their respective affiliates or any currency or commodity that may be involved in the proposed acquisition. Houlihan Lokey and its affiliates have in the past provided investment banking, financial advisory and other financial services to affiliates of CHS and MBF, CHS and certain stockholders of CHS including, affiliates of the Blackstone Group, L.P., which we refer to as Blackstone, and Kohlberg and Company, which we refer to as Kohlberg, for which Houlihan Lokey and such affiliates have received compensation, including, among other things, having (a) provided valuation services to an affiliate of Blackstone in 2006, and (b) been retained to provide certain advice to an affiliate of the Acquiror in connection with certain tax matters in 2006 and 2007. Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to MBF, CHS, and other participants in the proposed acquisition, and their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and their respective employees, including individuals that participated in the preparation of the opinion, may have invested in or committed to invest in private equity or other investment funds managed or advised by Blackstone or Kohlberg or one or more of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Blackstone or Kohlberg or one or more of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including without limitation formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, Blackstone or Kohlberg or one or more of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Acquisition Financing

We have received commitments for a total of up to $285.0 million of debt financing from Jefferies Finance LLC consisting of the following:

•	a senior secured first lien revolving credit facility of $25.0 million;

•	a senior secured first lien term loan facility of up to $155.0 million;

•	a senior secured first lien delayed draw term loan facility of $20.0 million; and

•	a senior secured second lien term loan facility of up to $85.0 million.

We will use the proceeds of the first lien term loans, the second lien term loans, the funds currently held by us in our trust account, the proceeds from the issuance of up to $50.0 million in shares of MBF common stock pursuant to the commitment letter executed by MBF LP, as further described in the financing proposal, and the proceeds from the issuance of $35.0 million in shares of MBF common stock in a private placement to the Sellers, to finance the cash portion of the purchase price payable to the Sellers in the acquisition, for working capital, to pay any of our stockholders who exercise their conversion rights, and to pay fees and expenses related to the acquisition and the financing. We expect that the total borrowings we will require at the time of closing will be approximately $180.0 million, assuming that there are no adjustments to the $420.0 million purchase price and none of our stockholders exercise their conversion rights, and approximately $220.0 million, assuming that there are no adjustments to the $420.0 million purchase price and the maximum number of our stockholders do not consent to the acquisition and exercise such conversion rights, but the acquisition is otherwise authorized by our stockholders. The loans will be secured by substantially all of our assets and CHS’s (and its subsidiaries’) assets. We may use up to the proceeds of the first lien delayed draw term loan for a period of one year after the closing date to finance permitted acquisitions. We may use up to $40.0 million of the second lien term loan solely to pay our stockholders who exercise their conversion rights, provided that MBF Healthcare Partners, L.P. has first paid an aggregate amount of at least $12.0 million in any combination of open market purchases of our shares pursuant to its agreements with the underwriters or to us or on our behalf to fund payments due to our stockholders to exercise their conversion rights. The portion of the first lien term loan facility and the second lien term loan facility not used at closing, and the portion of the delayed draw term loan facility not used within one year from the date of closing will be cancelled and not used for any other purpose. We may use the proceeds of the revolving credit facility for general corporate purposes, including to finance permitted acquisitions.

Below is a summary of the material terms of the Jefferies commitment letter. Under the terms of a fee letter that we have executed with Jefferies, Jefferies is entitled to change (subject to certain limitations) the amount, structure, pricing, terms or collateral package of any or all of the facilities, to ensure a successful syndication of the credit facilities within 120 days after the closing date.

Changes to the pricing and other terms of the financing set forth in the commitment described below may be required, and the final pricing and terms have not yet been determined. Accordingly, the final terms of the credit facilities may differ in several material respects from the terms described below. The final terms of the credit facilities may not be determined until shortly before the closing of the acquisition, or after the closing of the acquisition. Accordingly, you will likely not have the opportunity to evaluate the final terms of the credit facilities prior to voting on the proposals.

The commitment letter provides that the first lien term loan facility and the first lien delayed draw term loan facility will mature on the fifth anniversary of the closing date, the first lien revolving credit facility will mature on the fifth anniversary of the closing date, and the second lien term loan facility will mature six years after the closing date.

At our option, the interest rate on the loans will be equal to either a Base Rate plus an applicable margin or the Eurodollar Rate plus an applicable margin. The Base Rate is equal to the higher of prime rate as published in The Wall Street Journal and the federal funds effective rate plus 0.50%. Eurodollar Rate means the rate per annum (adjusted for statutory reserve requirements for Euro currency liabilities) for Eurodollar deposits for a period selected by us equal to one, two, three, six or, to the extent to by each lender, nine or 12 months appearing on Reuters Screen LIBOR.

The commitment letter provides that with respect to the first lien credit facilities, the applicable margin will equal       % in the case of Eurodollar loans and       % in the case of Base Rate loans.

With respect to the second lien term loan facility, the commitment letter provides for an applicable margin equal to       % in the case of Eurodollar loans and       % with respect to Base Rate loans.

Notwithstanding the foregoing, if either Moody’s does not issue a rating or issues a corporate family rating for CHS of lower than B1 (with no negative outlook), or S&P does not issue a rating or issues a corporate credit rating for CHS of lower than B+ (with no negative outlook), the applicable margin will increase by       % with respect to the first lien credit facilities and by       % with respect to the second lien term loan facility.

The undrawn amount of the delayed draw term loan facility will be subject to a ticking fee calculated at the rate of       % per annum, and the average daily unused portion of the revolving credit facility will be subject to a commitment fee of       % per annum.

Notwithstanding the terms of the commitment letter, it is possible that the final terms of the credit agreement that we execute with Jefferies will provide for applicable margins higher than the amounts set forth above.

The commitment letter does not provide for any prepayment penalties for mandatory and optional prepayments of the first lien term loan facility (except that Eurodollar loans will be subject to customary breakage costs). The following call premiums for optional and mandatory (with certain exceptions) prepayments on the second lien term loan facility, will apply: 2.00% premium if prepaid in the first 12-months following the closing; 1.00% premium if prepaid in the second 12-months following the closing; and no call premium thereafter. Mandatory prepayments under both facilities are expected to include:

•	100% of all net proceeds of certain indebtedness by us, CHS or any of its subsidiaries (with exceptions to be agreed on);

•	100% of the net proceeds of any asset sales or from the issuance of equity by CHS or any of its subsidiaries (with exceptions and reinvestment rights to be agreed upon); and

•	50% of the excess cash flow (with certain exclusions) with a step-down to be agreed upon based on compliance with a maximum leverage ratio.

Further, the commitment letter provides that the first lien term loan facility (including the delayed draw term loan facility) will amortize in equal quarterly installments in an aggregate amount equal to 1.0% of the original principal amount of the loan per year with the balance payable in a balloon payment on the maturity date.

The credit facilities will provide for customary affirmative and negative covenants (inclusive of customary exceptions and basket sizes).

The credit facilities will contain covenants regarding a maximum total leverage ratio and a minimum fixed charge coverage ratio with applicable levels and ratios to be agreed upon.

Jefferies’ commitment is subject to the satisfaction of a number of conditions, including but not limited to:

•	the closing of the acquisition having occurred by 5 p.m. of the Termination Date (as defined in the Stock Purchase Agreement);

•	we shall have used a minimum of $175.0 million of unrestricted cash toward the purchase price payable by us to the Sellers at the closing of the acquisition, and we shall have raised a minimum of $50.0 million through the issuance of shares of MBF common stock pursuant to the commitment letter executed by MBF LP and the Sellers shall have made an equity investment in us of an amount of at least $35.0 million, the proceeds of which shall be used towards the purchase price payable by us to the Sellers at the closing of the acquisition;

•	CHS shall have at least $25 million of availability under the revolving credit facility;

•	execution of definitive loan documentation reasonably satisfactory to Jefferies;

•	the acquisition having been consummated pursuant to: (i) terms of the Stock Purchase Agreement with no provision thereof having been waived, amended, supplemented or otherwise modified without Jefferies’ consent; provided that such consent shall be required only to the extent such waiver, amendment, supplement or modification is of an indemnification provision or is materially adverse to the interests of the lenders; and (ii) definitive acquisition documentation reasonably satisfactory to Jefferies;

•	there having not occurred any event, development, change, or circumstance since December 31, 2006 (the date of CHS’s most recent audited financial statements delivered to Jefferies as of the date of the commitment) that, individually or in the aggregate, has caused or could reasonably be expected to have a “material adverse effect”;

•	since February 6, 2008, there shall not have occurred any disruption, adverse change or condition in the banking or capital markets generally, in the markets for bank loan syndications, or affecting the syndication of funding of bank loans that, in each case, could be reasonably expected to have a material adverse impact on Jefferies’ ability to successfully syndicate the credit facilities;

•	Jefferies shall not have become aware of any new information from that disclosed to Jefferies as of the date of the commitment that is materially adverse to the interests of the lenders;

•	our delivery to Jefferies of financial statements, projections, certificates, legal opinions and other necessary documentation and our payment of certain costs, fees, expenses and other amounts that are or will be owed in connection with the financing; and

•	meeting (A) a consolidated pro forma maximum total leverage ratio and (B) a consolidated pro forma maximum first lien leverage ratio.

Other terms and conditions of the commitment letter call for other customary funding conditions, and customary representations and warranties, events of default, indemnification provisions and other miscellaneous provisions.

Acquisition Expenses

At September 30, 2007, MBF had cash outside the trust fund of $957,753 and other current assets of $47,826 and total liabilities of $6,523,025, excluding common stock subject to redemption. MBF’s working capital was $168,678,329.

MBF anticipates that it will incur total costs of approximately $1.4 million in connection with consummating the acquisition of CHS. The table below sets out MBF’s estimated break-down of these costs:

Nature of Cost	Estimated Cost

Legal Fees	475,000
Accounting Diligence	400,000
Fee Payable to third party advisors	450,000
Other	100,000

$1,425,000

The fee payable to the Intermediaries and a significant portion of the fee payable to Merrill Lynch & Co. Inc. are contingent upon the closing of the acquisition.

In addition to the amounts described above, we anticipate that we will incur an additional $5.0 million of fees and expenses (excluding interest expense) associated with the debt financing.

We also anticipate that we will incur additional costs through the closing date related to administrative fees payable to MBF, legal and accounting fees related to our SEC reporting obligations, D&O insurance, taxes and miscellaneous expenses. Such amount will be incurred regardless of whether the acquisition is consummated.

Reduction of Percentage Ownership of MBF’s Existing Stockholders

Immediately prior to the acquisition there will be [          ] shares of MBF common stock issued and outstanding. At the closing of the acquisition, MBF will issue to the Sellers 4,575,156 shares of MBF common stock.

The table below summarizes MBF’s existing stockholders’ and the Sellers’ approximate percentage ownership of the issued and outstanding shares of common stock immediately following the closing of the acquisition. The percentages listed also assume that none of MBF’s warrants and options have been exercised.

The table is presented using two additional alternative assumptions:

•	assuming no holders of MBF’s common stock exercise their IPO conversion rights; and

•	assuming that the holders of 6,468,750 shares of MBF’s common stock exercise their IPO conversion rights.

	Assuming		Assuming
	No Conversions		Maximum Conversions
	Existing		Existing
	MBF		MBF
	Healthcare		Healthcare
	Acquisition		Acquisition
	Corp.		Corp.
	Stockholders	Sellers	Stockholders	Sellers

Immediately following the closing

Material Federal Income Tax Consequences of the Acquisition

The following section is a summary of the material United States federal income tax consequences of the acquisition to holders of MBF common stock. This discussion addresses only those MBF security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold MBF common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	entities that are treated as partnerships for federal income tax purposes; and

•	persons who are not citizens or residents of the United States.

The following is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither MBF nor CHS intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the acquisition.

No gain or loss will recognized by MBF or by the stockholders of MBF if their IPO conversion rights are not exercised.

A stockholder of MBF who exercises IPO conversion rights and effects a termination of the stockholder’s interest in MBF will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of MBF for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of MBF common stock. A stockholder that purchased MBF common stock together with warrants as part of a unit was required to allocate the price paid for such unit between the stock and the warrants based on their relative fair market values. The amount allocated to the MBF common stock will generally be such a stockholder’s tax basis in such stock. Gain or loss upon receipt of each in exchange for MBF common stock will generally be a capital gain or loss if such shares were held as a capital asset on the date of the acquisition and will be a long-term capital gain or loss if the holding period for the share of MBF common stock is more than one year. A stockholder who exercises IPO conversion rights may be subject to information reporting and possible backup withholding if proper IRS tax forms are not provided.

This discussion is intended to provide only a general summary of the material United States federal income tax consequences of the acquisition, and is not a complete analysis or description of all potential United States federal tax consequences of the acquisition. This discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the acquisition. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the acquisition.

Anticipated Accounting Treatment

The acquisition will be accounted for by MBF as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by MBF in connection with the acquisition will be allocated to CHS’s assets and liabilities based on their fair values, with any excess being treated as goodwill. CHS’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of MBF after consummation of the acquisition.

Regulatory Matters

In addition to the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, MBF and CHS may not complete the acquisition until we have made the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the United States Federal Trade Commission, or FTC, and the Antitrust Division of the United States Department of Justice. The filings were made on February 14, 2008 and the applicable waiting period was terminated on [          ], 2008.

CHS’s government registrations include various state licenses and a U.S. Drug Enforcement Administration retail pharmacy registration for schedules 2 through 5 controlled substances. In connection with the acquisition, the DEA registration and potentially the state licenses will need to be transferred, or voluntarily surrendered and reissued, to reflect the change in control of CHS.

Required Vote

To be approved by the stockholders, the proposal to approve the acquisition of CHS by MBF must receive the affirmative vote of shares representing a majority of shares issued in our initial public offering.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ACQUISITION PROPOSAL TO APPROVE THE ACQUISITION OF CHS BY MBF, AND THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT.

THE STOCK PURCHASE AGREEMENT

The following summary of the material provisions of the Stock Purchase Agreement is qualified by reference to the complete text of the Stock Purchase Agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the Stock Purchase Agreement in its entirety for a more complete description of the terms and conditions of the acquisition. All capitalized terms used in this section and not otherwise defined in this section have the meanings ascribed to them in the Stock Purchase Agreement.

General; Structure of the Acquisition

On February 6, 2008, MBF entered into the Stock Purchase Agreement with CHS and the Sellers. Pursuant to the Stock Purchase Agreement, MBF will acquire all of the issued and outstanding shares of common stock of CHS from the Sellers.

The Sellers approved and adopted the Stock Purchase Agreement and the transactions contemplated thereby. Accordingly, no further action is required to be taken by the Sellers to approve the acquisition.

Closing of the Acquisition

The closing of the acquisition will take place promptly following the satisfaction of the conditions described below under “The Stock Purchase Agreement — Conditions to the Closing of the Acquisition,” unless MBF and the Sellers agree in writing to another time. The acquisition is expected to be consummated promptly after the special meeting of MBF’s stockholders described in this proxy statement. Subject to the terms and conditions set forth in the Stock Purchase Agreement, the incidents of economic ownership attributable to CHS will be deemed transferred as of the Effective Date (i.e. the first day of the month in which the Closing Date occurs.)

Acquisition Consideration

Cash Consideration

Cash paid at the closing

At the closing of the acquisition, MBF will pay an amount in cash equal to $420.0 million, provided that the amount paid on the closing date will be:

•	increased by the sum of the (i) Working Capital Overage, if any, (ii) the Acquisition Costs, if any and (iii) the Per Diem Amount;

•	less the sum of (i) the amount of Company Expenses; (ii) the Estimated Company Indebtedness Amount; (iii) the Working Capital Underage, if any; and (iv) the Purchase Price Adjustment Escrow Amount.

Treatment of Options

Immediately prior to the closing, the Sellers will cause CHS to take all actions necessary so all Options then outstanding shall become fully vested and exercisable (whether or not currently exercisable) and, immediately prior to the closing, each Option not theretofore exercised will be cancelled without any future liability to MBF, CHS or any other Person after the closing, in exchange for the right to receive the payment described in the following sentences (such payments in the aggregate, the “Aggregate Option Consideration”). CHS will cause each Optionholder exercising any Options prior to the closing to agree in writing to become a party to the Stock Purchase Agreement as a Seller and to be bound by, and subject to, all of the covenants, terms and conditions of the Stock Purchase Agreement that are binding upon the Sellers. Subject to other provisions, each holder of an Option that is cancelled pursuant to the preceding sentences will, in respect of each such Option, be entitled to a cash payment in an amount equal to the product of (I) the excess, if any, of (i) the quotient obtained by dividing (A) the Estimated Purchase Price plus the aggregate exercise price of all Options outstanding as of the time of cancellation by (B) the sum of the total number of Shares outstanding as of the closing (after giving effect to the Option Cancellation) and the number of shares of Common Stock subject to all Options outstanding at the time of cancellation over (ii) the applicable Exercise Price of each Option, multiplied by (II) the number of shares of Common Stock underlying such Options. CHS shall be entitled to, and MBF will cause CHS at the closing to, deduct and withhold from the amounts otherwise payable to any Optionholder such amounts (the “Withholding Amounts”) as CHS is required to deduct and withhold in connection with the exercise of the underlying Option or with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law and to properly remit such amount to the appropriate Tax authority. To the extent that Withholding Amounts are so deducted and withheld by CHS, such Withholding Amounts will be treated for all purposes of the Stock Purchase Agreement and will be included in the Aggregate Option Consideration as having been paid to the Optionholder in respect of which such deduction and withholding were made by CHS.

Post Closing Adjustment

Within 60 days after the closing, MBF will prepare and deliver to the Sellers’ Representative a statement of the Closing Working Capital and the Assumed Indebtedness, in each case prepared in accordance with the Balance Sheet Rules. The Estimated Purchase Price shall be increased (any such increase, the “Seller Adjustment Amount”) by the sum of (i) the amount, if any, that the Final Working Capital exceeds the Working Capital Estimate and (ii) the amount, if any, that the Estimated Assumed Indebtedness Amounts exceeds the Final Assumed Indebtedness. The Estimated Purchase Price will be decreased (any such decrease, the “Buyer Adjustment Amount”) by the sum of (i) the amount, if any that the Working Capital Estimate exceeds the Final Working Capital and (ii) the amount, if any, that the Final Assumed Indebtedness exceeds the Estimated Assumed Indebtedness Amount. If the Seller Adjustment Amount exceeds the Buyer Adjustment Amount, MBF will, within five (5) Business Days after the Final Working Capital and the Final Assumed Indebtedness are determined, make payment by wire transfer of immediately available funds to the Sellers and the Optionholders in accordance with their respective Adjustment Amount Transaction Percentage in the amount of any such excess; provided, that, notwithstanding anything to the contrary contained herein, any portion of the Seller Adjustment Amount attributable to a Special Adjustment will be payable in either cash or MBF’s Stock (which shall be valued at the Closing Date Value), in the MBF’s sole and absolute discretion. If the Buyer Adjustment Amount exceeds the Seller Adjustment Amount, the parties will, within five (5) Business Days after the Final Working Capital and the Final Assumed Indebtedness are determined, cause the Escrow Agent to release a wire transfer of immediately available funds to MBF from the Purchase Price Adjustment Escrow Fund in an amount equal to any such excess in accordance with the terms of the Escrow Agreement; provided that in the event such payment amount exceeds the amount of the then available Purchase Price Adjustment Escrow Fund, the shortfall shall be paid from the available Indemnity Escrow Fund.

Representations and Warranties

The Stock Purchase Agreement contains representations and warranties of each of the Sellers relating to, among other things:

•	proper corporate organization and existence;

•	ownership of shares;

•	the authorization, performance and enforceability of the Stock Purchase Agreement;

•	consents and approvals; and

•	litigation;

The Stock Purchase Agreement contains representations and warranties of the Sellers regarding CHS relating to, among other things:

•	proper corporate organization and existence and similar corporate matters;

•	the authorization, performance and enforceability of the Stock Purchase Agreement;

•	capital structure;

•	compliance with laws;

•	permits;

•	governmental licenses;

•	health care matters;

•	absence of changes or events;

•	financial statements and undisclosed liabilities;

•	corporate records;

•	assets other than real property;

•	real property;

•	contracts;

•	intellectual property;

•	litigation;

•	taxes;

•	insurance;

•	benefit plans;

•	labor and employment matters;

•	environmental matters;

•	transactions with affiliates; and

•	brokers.

The Stock Purchase Agreement contains representations and warranties of MBF relating to, among other things:

•	proper corporate organization and existence and similar corporate matters;

•	the authorization, performance and enforceability of the Stock Purchase Agreement;

•	capital structure;

•	trust funds and liquidation;

•	financing;

•	SEC filings and undisclosed liabilities;

•	operation of business;

•	litigation; and

•	brokers.

You should not rely upon the representations and warranties in the Stock Purchase Agreement or the description of such representations and warranties contained in this proxy statement as statements of factual information about MBF, CHS or the Sellers. These representations and warranties were made only for purposes of the Stock Purchase Agreement, may be relied upon only by the parties to the Stock Purchase Agreement to whom such representations and warranties were made, were made solely as of the date specified in the Stock Purchase Agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the Stock Purchase Agreement. Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the parties.

Covenants

MBF and the Sellers have various obligations and responsibilities under the Stock Purchase Agreement, including (but not limited to) the following covenants:

Commercially Reasonable Efforts.  MBF and the Sellers have each agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Stock Purchase Agreement and the other transaction agreements.

Filings.  MBF and the Sellers have each agreed to cooperate fully with the other in the preparation and filing of all documents and instruments required to be filed in connection with the acquisition.

Conduct of Business.  The Sellers have also agreed, subject to certain exceptions, to cause CHS to (i) conduct its business and operations in the ordinary course consistent with past practices, (ii) use commercially reasonable efforts to preserve intact its business organization and (iii) use its commercially reasonable efforts to retain the services of its executive officers and key employees, and to preserve the goodwill of its material customers and suppliers. The Sellers will also cause CHS not to, and CHS will not, take the following actions without the prior written consent of MBF:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

•	issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into or exchangeable for shares, rights, warrants or options to acquire shares or convertible securities;

•	redeem, purchase or otherwise acquire any outstanding shares of capital stock;

•	incur any indebtedness (other than ordinary course consistent with past practices borrowings from the Bank and other performance bonds or letters of credit entered into in the ordinary course of business consistent with past practice);

•	other than in the ordinary course of business, amend or modify any Material Contracts;

•	directly or indirectly amend or propose to amend its organizational documents;

•	acquire any business, by merger or consolidation, purchase of substantial assets or equity interests, or by any other matters, in a single transaction or a series of related transactions;

•	other than in the ordinary course of business, sell, lease, transfer or otherwise dispose of or subject to any lien (other than a permitted lien) any material property or asset;

•	other than in the ordinary course of business, increase or adjust in any manner the compensation of any officers, directors, employees, consultants or agents;

•	other than in the ordinary course of business, make any capital expenditures, in excess of $500,000 individually or $1.0 million in the aggregate;

•	make any change in any method of accounting other than those required by GAAP;

•	other than in the ordinary course of business, make any loans, advances or capital contributions, except for travel and other normal business expenses to officers and employees; and

•	authorize, propose or agree in writing to take any of the foregoing actions.

MBF has also agreed, subject to certain exceptions, that since MBF’s formation, (a) it has conducted its business only in the ordinary course of business and (b) there has been no material adverse effect on the business, results of operations, properties or assets of MBF.

Other Covenants of the Parties

MBF and the Sellers have additional responsibilities and obligations under the Stock Purchase Agreement, including the following covenants:

No Solicitation.  The Stock Purchase Agreement provides that for a period of three years from the Closing Date, certain Sellers and their Affiliates will not directly or indirectly recruit or otherwise solicit or induce any member of senior management, key employee or officer of CHS or any subsidiary to terminate his or her employment or other relationship with CHS or any subsidiary, or hire any such Person who has ceased to be employed or otherwise engaged by CHS or any subsidiary during the preceding six months.

Public Announcements.  The Stock Purchase Agreement provides that MBF, on the one hand, and the Sellers and CHS, on the other hand, will not issue any press release or make any public announcement with respect to the Stock Purchase Agreement or the transactions contemplated without the prior written consent of the other parties; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is upon advice of counsel required by law, in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

8-K Filing.  At least five days prior to closing of the acquisition, MBF has agreed to prepare a draft Form 8-K announcing the closing, together with, or incorporating by reference, CHS’s financial statements, in form and substance reasonably acceptable to CHS and its accountant and in a format acceptable for EDGAR filing. Prior to the closing, MBF and CHS will prepare the press release announcing the consummation of the acquisition of all of the Sellers’ shares.

Required Information.  In connection with the preparation of the Press Release, and for such other reasonable purposes, CHS and MBF each will, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of MBF and CHS to be elected effective as of the Closing) and such other matters as may be reasonably necessary or advisable in connection with the transactions set forth in the Stock Agreement, or any other statement, filing, notice or application made by or on behalf of CHS or MBF to any third party and/or any Governmental Authority in connection with the transactions set forth in the Stock Purchase Agreement.

Financing.  MBF will use its commercially reasonable efforts to perform all of its obligations under the Debt Financing documents and satisfy all conditions precedent to the funding thereunder that are within its control. In the event that the Debt Financing is not available to consummate the transactions contemplated by the Stock Purchase Agreement, MBF will use it commercially reasonable efforts to obtain alternative financing; it being understood, however, that such commercially reasonable efforts would not require MBF to consummate the Debt Financing or any alternative financing, as the case may be, on financial terms less favorable, taken as a whole, or other terms materially less favorable, taken as a whole, to MBF than those set forth in the Debt Financing Documents. Neither MBF, nor its Affiliates will, without the prior written consent of CHS, waive, terminate, amend, modify or supplement, (i) the Debt Financing documents to materially decrease the aggregate amount of the facilities thereunder or the amount of the facilities available at Closing to fund the acquisition, (ii) in any material respect, the terms or conditions of (x) the Equity Commitment Letter, (y) the Debt Commitment Letter except as provided in subclause (iv) below or (z) any “market flex” provisions contained in the Debt Financing documents, (iii) the conditions precedent to the initial borrowing set forth in the exhibits and attachments to the Debt Commitment Letter and any other letters or documents which constitute the Debt Financing documents or (iv) the representations, warranties, covenants or defaults set forth in the exhibits and attachments to the Debt Commitment Letter and any other letters or documents (other than the Debt Commitment Letter), if, in the case of clause (iv), such amendment, modification or supplement would result in the failure to satisfy a condition to the funding of the Debt Financing at Closing; provided, that in no event will any amendments or modification to the Debt Financing documents not required to be consented to by the CHS relieve MBF from its obligation to consummate the transactions contemplated by the Agreement on the terms set forth in the Debt Financing Documents without giving effect to any such amendment or modification made after the date hereof.

No Claim Against MBF Trust Account.  The Stock Purchase Agreement provides that each of the Sellers and CHS waive any and all rights against MBF to collect from the MBF trust account any amount that may be owed to it by MBF for any reason whatsoever, including, but not limited to, a breach of the Agreement by MBF or any negotiations, agreements or understandings with MBF, and further agree not to seek recourse against the MBF trust account for any reason whatsoever.

Indemnification of Directors and Officers.  The certificate of incorporation and bylaws of MBF will continue to contain provisions no less favorable with respect to indemnification than are set forth in the Charter Amendment and amended bylaws. For a period of six years following the closing, MBF and CHS will jointly and severally, to the fullest extent permitted by law, indemnify and hold harmless each present and former director and officer of MBF, CHS, and each of their subsidiaries against all costs and expenses, judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the closing), arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, occurring on or before the closing. In no event will MBF or CHS be required to expend in the aggregate in excess of 200% of the annual premium currently paid by CHS for such coverage.

Board Designation.  The Stock Purchase Agreement provides that MBF will nominate an individual designated by the Kohlberg Entities to serve as a director on the board of directors of MBF for a three year term.

2007 Financial Statements.  CHS will use its best efforts to deliver to MBF by March 15, 2008, the consolidated balance sheet of the CHS and its Subsidiaries, as at December 31, 2007, together with the related consolidated statements of operations, stockholder’s equity and cash flows of such Companies for the twelve (12) months then ended, as audited by Deloitte & Touche LLP.

Employee and Employee Benefit Matters

From and after the Closing Date until the first (1st) anniversary thereof, MBF will cause CHS and the subsidiaries to honor certain employee and employee benefits contracts and agreements at the rates and on such other terms as in existence on the Closing Date.

Conditions to Closing of the Transaction

Consummation of the Stock Purchase Agreement is conditioned on MBF’s stockholders adopting and approving the Transaction proposal, the charter amendment proposal and the incentive compensation plan proposal at a meeting called for these purposes.

In addition, the consummation of the transactions contemplated by the Stock Purchase Agreement is conditioned on various other conditions, including:

•	except where the failure of such representations and warranties would have a material adverse effect, the representations and warranties in the Stock Purchase Agreement of the Sellers, CHS and MBF will be true and correct as of the Closing Date.

•	except where the failure of such representations and warranties would have a material adverse effect, the parties will have performed the agreements and covenants required by the Stock Purchase Agreement.

•	the Sellers’ Representative, CHS and MBF will have delivered the appropriate Officer’s certificates to the appropriate parties.

•	any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the Stock Purchase Agreement or the transaction will have terminated or expired.

•	on the Closing Date, there will exist no injunctions or other order issued by any Government Authority or court of competent jurisdiction which prohibits the consummation of the transactions contemplated under the Stock Purchase Agreement.

•	the Sellers will have delivered the stock certificates representing the Shares to MBF.

•	MBF will have received payoff letters with respect to the payment of the Credit Agreements Payoff Amount and the release of any Encumbrance related thereto.

•	MBF will have received either (a) a statement by CHS certifying that it is not, and has not been during the time period specified, a United States real property holding corporation or (b) a certificate of non-foreign status from each Seller.

•	all of the required licenses, permits, consents, authorizations, approvals, qualifications and orders of Governmental Authorities will have been obtained.

•	CHS will have delivered to MBF a certificate of the Secretary of CHS.

•	the Escrow Agreement will have been executed and delivered by the Sellers’ Representative and MBF.

•	the General Release will be in full force and effect.

•	the subscription agreement for the purchase of $35.0 million in shares of MBF common stock by the Sellers will be in full force and effect.

•	MBF Stockholder Approval will have been duly obtained.

•	holders of thirty percent or more of MBF IPO shares will not have exercised their rights to convert their shares into a pro rata share amount of the Trust Fund in accordance with MBF certificate of incorporation.

Indemnification

Subject to the other limitations set forth in ARTICLE XI and ARTICLE XII of the Stock Purchase Agreement governing Taxes, from and after the Closing Date, each Seller has agreed, severally (and not jointly or jointly and severally) to indemnify and hold harmless MBF, its Affiliates and their respective officers, directors, employees, stockholders, partners, and members (each, a “Buyer Indemnitee”) from and against any and all losses, liabilities, expenses (including reasonable attorneys’ fees), claims, suits, actions and damages (collectively, “Losses”) arising from, or in connection with, any (i) breach of any of the Seller Representations made by such Seller, (ii) breach of any covenant or agreement made under the Stock Purchase Agreement by the Sellers (a “Seller Covenant”), (iii) breach of any covenant or agreement made under the Stock Purchase Agreement by CHS or any Company Subsidiary (solely with respect to covenants and agreements to be made or performed by the CHS or any Company Subsidiary prior to the Closing) (the “Company Covenants”) (other than breaches of the covenants in Section 7.21 and any Losses arising from Taxes imposed on CHS or any Company Subsidiary as a result of a breach of any of the Company Covenants, all of which are governed by Article XII), (iv) breach of any of the Company Representations (other than breaches of the representations contained in Section 5.12, which shall be governed by ARTICLE XII) and (v) Losses to the extent that the aggregate amount paid by the CHS and its Subsidiaries after the Closing Date for the items set forth on Schedule 5.15(b) is greater than the amount of accrued refunds/refunds payable that is included in the calculation of Final Closing Working Capital; notwithstanding the foregoing, each Kohlberg Entity will jointly and severally indemnify and hold harmless the Buyer Indemnitees for any indemnification obligation of any Kohlberg Entity pursuant to ARTICLE XI.

Subject to the other limitations set forth in ARTICLE XI and ARTICLE XII of the Stock Purchase Agreement governing Taxes, MBF has agreed to indemnify and hold harmless the Sellers, each of such Sellers’ respective Affiliates, officers, directors, employees, stockholders, partners and members, and prior to the Closing, CHS and any Company Subsidiary and their respective officers, directors and employees (each, a “Seller Indemnitee”, and together with the Buyer Indemnitees, the “Indemnitees” and each an “Indemnitee”), from and against any Losses arising from or in connection with (i) the breach of any representation or warranty of MBF in the Stock Purchase Agreement and (ii) the breach of any covenant or agreement made by MBF, and after the Closing, CHS and any Company Subsidiary, in the Stock Purchase Agreement.

Generally, in no event will (i) the cumulative indemnification obligations of the Sellers under Sections 11.2(a), on the one hand, or MBF under Section 11.2(b), on the other hand, in the aggregate exceed an amount equal to the then available Indemnification Escrow Fund (which means Thirty Million Dollars ($30.0 Million) of MBF stock valued as of February 5, 2008) (the “Cap”). However, any and all breaches constituting Unrestricted Claims will not be subject to the Cap and (ii) the aggregate amount of Losses paid by any Seller under Section 11.2(a) and Section 12.1 exceed the amount of proceeds actually received by such Seller under the Stock Purchase Agreement for the sale of such Seller’s Shares on the Closing Date. With respect to each Kohlberg Entity in no event shall the aggregate amount of Losses paid by any Kohlberg Entity or all of the Kohlberg Entities under Section 11.2(a) and Section 12.1 exceed the amount of proceeds actually received by all of the Kohlberg Entities under the Stock Purchase Agreement for the sale of Shares of the Kohlberg Entities on the Closing Date.

No indemnification claims for Losses will be asserted by the Seller Indemnitees or the Buyer Indemnitees, respectively, under ARTICLE XI for breaches of representations and warranties unless (i) any individual Loss or group or series of related Losses exceed $50,000 (such Loss or group or series of related Losses that does not exceed $50,000, the “DeMinimis Losses”), and (ii) the aggregate amount of Losses that would otherwise be payable under Section 11.2(a) and Section 11.2(b), respectively (which shall not include for such purposes DeMinimis Losses), exceed an amount equal to $1,000,000 (the “Basket Amount”), whereupon the Seller Indemnitee or the Buyer Indemnitee, as the case may be, will be entitled to receive only amounts for Losses (which shall include for such purposes any DeMinimis Losses) in excess of the Basket Amount up to the Cap. Breaches of the covenants and agreements set forth in the Stock Purchase Agreement and the Specified Representations will not be subject to the Basket Amount, but instead will be recoverable from “dollar one.”

The cumulative indemnification obligations of the Sellers under Section 11.2(a) (other than for Unrestricted Claims) will be recoverable solely from the Indemnification Escrow Fund (as shall be reduced from time to time to reflect payments, if any, made from time to time from the Escrow Fund in accordance with the terms and conditions of the Escrow Agreement). Subject to the last sentence hereof, MBF has agreed and acknowledged on behalf of itself and the Buyer Indemnitees, that: (1) a Buyer Indemnitee must first assert any claim for indemnification under ARTICLE XI against the then available Indemnification Escrow Fund in accordance with the terms of the Escrow Agreement and (2) if the amount recoverable by a Buyer Indemnitee in respect of a breach of a Seller Covenant or a Seller Representation, in each case with respect to any Unrestricted Claim of a Seller exceeds the amount of the then available Indemnification Escrow Fund or if the Escrow Agreement has terminated pursuant to its terms, then (x) a Buyer Indemnitee may assert such claim solely against that Seller who is in breach of the Unrestricted Claim, and no other Seller will have any liability with respect to such Unrestricted Claim, and (y) in the case of an Unrestricted Claim that is a Company Representation or a Company Covenant, against the Sellers on a several basis based on their respective Seller Payment Transaction Percentage (and not on a joint or joint and several basis), for the amount of Losses not recovered by such Buyer Indemnitee from the then available Indemnification Escrow Fund. In the case of any such claim against a Kohlberg Entity, (i) the Buyer Indemnitees may assert a claim against any Kohlberg Entity for any breach by any other Kohlberg Entity of any Unrestricted Claim that is a breach of a Seller Representation or Seller Covenant and (ii) each Kohlberg Entity will be liable based upon the aggregate Seller Payment Transaction Percentage of all Kohlberg Entities for the amount of Losses not recovered by such Buyer Indemnitee for such Unrestricted Claims. The Buyer Indemnitees will not have any recourse against the Indemnity Escrow Fund in respect of any claim against any Seller who has not contributed to the Indemnity Escrow Fund (each, a “Non-Contributing Seller”) for the breach of a Seller Representation or a Seller Covenant of such Non-Contributing Seller, in which case MBF will proceed directly and solely against such Non-Contributing Seller.

No Indemnitee will be entitled to be indemnified for special, consequential or punitive damages, including diminution in value, multiple of earnings or profits theory, business interruptions, or loss of business opportunity or reputation damages (except to the extent included in a Third Party Claim). The party seeking indemnification under ARTICLE XI must use its commercially reasonable efforts to mitigate any Loss which forms the basis of an indemnification claim hereunder.

No party hereto will be obligated to indemnify any other Person with respect to (i) any representation, warranty, covenant or condition specifically waived in writing by the other party on or prior to the Closing, (ii) any Losses with respect to any matter if such matter was included in the calculation of the Final Purchase Price (to the extent so included), including in the calculation of Final Working Capital and Final Assumed Indebtedness, (iii) for any Losses for which a Claims Notice was not duly delivered prior to the applicable Cut-Off Date, (iv) any Losses to the extent which there is a related amount expressly reserved against in the Financial Statements and where such reserve was taken into account by Current Liabilities in the definition of Final Working Capital and (v) any Losses to the extent that they are included in the Bad Debt Adjustment.

None of the limitations on the indemnification obligations of the parties hereto will apply to claims based on fraud or intentional breaches and (ii) the representations and warranties of CHS and the Sellers contained herein will not be affected by any investigation conducted for or on behalf of, or any knowledge possessed or acquired at any time by, MBF or its Affiliates, employees, or representatives concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or obligation with respect thereto.

Tax Indemnity and Procedures

The Sellers on a several basis shall indemnify the Buyer Indemnitees from and against any Losses as a result of: (i) Taxes for any taxable period (or portion thereof) ending on or before the Effective Date; (ii) Taxes imposed or sought to be imposed as a result of the breach of any covenant, representation or warranty; (iii) Taxes with respect to any obligation to contribute to the payment of a Tax determined on a consolidated or other group basis with respect to a group of corporations that includes or included CHS or any Subsidiary at any time on or before the Effective Date; (iv) Taxes after the Effective Date related to certain disclosed items in excess of any amount accrued for such items in the calculation of Final Working Capital; and (v) Taxes imposed on MBF or its Subsidiaries as a result of denial of any Relevant Deduction. Notwithstanding the foregoing, each Kohlberg Entity shall jointly and severally indemnify and hold harmless the Buyer Indemnitees for any indemnification obligation of any Kohlberg Entity pursuant to Article XII.

The indemnification obligations contained in the previous paragraph shall survive the Closing and shall continue in full force and effect until 30 days after the applicable statute of limitations. These indemnification obligations are not subject to the Cap, the DeMinimis Loss exception or the Basket Amount. However, in no event shall the aggregate amount of Losses paid by any Seller (other than a Kohlberg Entity) under Article XI and Article XII exceed the amount of proceeds actually received by such Seller under this Agreement for the sale of such Seller’s Shares on the Closing Date. With respect to each Kohlberg Entity in no event shall the aggregate amount of Losses paid by any Kohlberg Entity or all of the Kohlberg Entities under Article XI and Article XII exceed the amount of proceeds actually received by all of the Kohlberg Entities under this Agreement for the sale of Shares of the Kohlberg Entities on the Closing Date. All amounts required to be paid by the Sellers pursuant to ARTICLE XII shall be paid first by the distribution of Buyer Shares from the Indemnity Escrow Fund in accordance with the terms of the Escrow Agreement. However, (x) the Sellers’ obligations to indemnify MBF under ARTICLE XII shall not be subject to the expiration of the Escrow Agreement and shall not be limited to satisfaction from the Indemnity Escrow Fund and (y) the Sellers on a several basis shall be liable for any amounts required to be paid pursuant to this Article XII in excess of the then available Indemnity Escrow Fund. Notwithstanding the foregoing, each Kohlberg Entity shall jointly and severally indemnify and hold harmless MBF for any indemnification obligation of any Kohlberg Entity pursuant to this Article XI.

From and after the Closing Date, MBF shall indemnify the Sellers and their Affiliates (collectively, the “Tax Indemnified Seller Parties”) against and hold harmless from any and all Taxes for periods beginning on the Effective Date other than amounts for which MBF is entitled to be indemnified by the Sellers as set forth above.

The Sellers shall prepare, at the Seller’s expense, and timely file all Tax Returns of CHS or any Company Subsidiaries with respect to any taxable period ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns. Such Tax Returns are required to be prepared consistently with applicable law and consistently with past practice to the extent permitted by applicable law. MBF shall have the right to review and comment on such Tax Returns, and any disputes will be resolved by an independent accounting firm. With respect to the income Tax Returns for the period ending on the Closing Date, the Relevant Deductions will be claimed on such Tax Returns, and Sellers shall have the sole discretion regarding whether the net operating loss generated in such period (if any) will be carried back or carried forward. Taxable income for the month that includes the Closing Date will be calculated on an aggregate basis and apportioned to the period of such month that ends on the Closing Date on a pro rata daily basis. If inclusion of such apportioned portion causes CHS’s consolidated tax group to have positive taxable income shown on the income Tax Returns for the period ending on the Closing Date, the MBF shall pay to the Sellers the amount of the Tax actually shown due no later than five (5) Business Days prior to the date on which such Tax Returns are due.

MBF shall timely prepare and file all Tax Returns of CHS or any Subsidiary for taxable years or periods ending after the Closing Date. Straddle Returns shall be prepared consistently with past practice to the extent permitted by applicable law. Sellers shall have the right to review and comment on such Tax Returns, and any disputes will be resolved by an independent accounting firm.

Except to the extent required by law, neither MBF nor any of its Affiliates shall (or shall cause or permit CHS or any Company Subsidiary to) amend, refile or otherwise modify any Tax Return relating in whole or in part to CHS or any Company Subsidiary with respect to any Pre-Closing Date Taxable Period (or with respect to any Straddle Period) without the written consent of the Sellers which consent shall not be unreasonably withheld or delayed.

The Sellers will be entitled to any credits and refunds (including interest received thereon) in respect of any Pre-Closing Date Taxable Period to the extent (i) such amounts were not taken into account as Current Assets in the determination of Final Working Capital, (ii) such amounts do not relate to the period between the Effective Date and the Closing Date, and (iii) such credits or refunds do not arise from or relate to the “carryback” of a Tax item from a period beginning after the Closing Date to a Pre-Closing Date Taxable Period. MBF shall cause such refund to be paid to the Sellers promptly following receipt. CHS will be entitled to any other refunds (including any interest received thereon) in respect of any federal, state, local or foreign Tax liability of CHS or any Subsidiary.

MBF will not, without the prior consent of the Seller (which shall not be unreasonably withheld or delayed), make, or cause to permit to be made, any Tax election, or adopt or change any method of Tax accounting, or undertake any other extraordinary action on the Closing Date, that would materially affect the Taxes of the Sellers or CHS or any of its Subsidiaries prior to the Effective Date.

To the extent that a Relevant Deduction actually reduces CHS’s liability for Taxes in a period beginning after the Closing Date and ending on December 31, 2013 (by use of a net operating loss carryforward created as a result of claiming such Relevant Deduction), MBF shall pay to the Sellers’ Representative (for the benefit of the Sellers in accordance with their respective Seller Payment Transaction Percentages) the amount of the Tax benefit actually realized by CHS. MBF shall pay the amount of such Tax benefit to the Sellers’ Representative (for the benefit of the Sellers in accordance with their respective Seller Payment Transaction Percentages) within fifteen (15) days after such date.

Termination

The Stock Purchase Agreement may be terminated on or prior to the Closing Date as follows:

•	by mutual written consent of MBF and the Sellers’ Representative; or

•	by either MBF or the Sellers’ Representative if the Closing Date has not have occurred on or before the Termination Date (June 30, 2008 except in certain specified circumstances pursuant to which the closing of the acquisition may be extended); provided, however, that the right to terminate the Stock Purchase Agreement under Section 10.1(b) of the Stock Purchase Agreement will not be available to any party who is then in material breach of any representation, warranty, covenant or other agreement contained therein; provided further, the parties may mutually agree to extend the period before termination if the Closing Date has not have occurred due to regulatory or antitrust issues; or

•	subject to Section 7.3(d) of the Stock Purchase Agreement, by MBF or Sellers’ Representative if a court of competent jurisdiction or other Governmental Authority has issued an order or injunction or taken any other action (which order, injunction or action the parties shall use their commercially reasonable efforts to lift) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Stock Purchase Agreement and such order or action has become final and nonappealable; or;

•	by the Sellers’ Representative, if neither CHS nor any of the Sellers is then in material breach of any term of the Stock Purchase Agreement, upon written notice to MBF, upon a material breach of any representation, warranty or covenant of MBF contained in the Stock Purchase Agreement such that the conditions set forth in Article IX of the Stock Purchase Agreement cannot be satisfied, provided, that, such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Sellers’ Representative to MBF Healthcare Acquisition Corp; or

•	by MBF, if MBF is not then in material breach of any term of the Stock Purchase Agreement, upon written notice to Sellers’ Representative, upon a material breach of any representation, warranty or covenant of CHS or the Sellers contained in the Stock Purchase Agreement such that the conditions set forth in Article VIII of the Stock Purchase Agreement cannot be satisfied, provided, that, such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the MBF to the Sellers’ Representative.

Effect of Termination

In the event of termination of the Stock Purchase Agreement by the parties in accordance with Section 10.1 of the Stock Purchase Agreement, the Stock Purchase Agreement will become void and of no further force and effect; provided, however, that none of the parties thereto will have any liability in respect of a termination of the Stock Purchase Agreement, except that the provisions of Section 7.2(b) (Confidential Information), and Article XIII (Miscellaneous) will survive the termination of the Agreement, and that nothing therein will relieve CHS or the Sellers from any liability for any intentional or willful breach of the provisions of the Stock Purchase Agreement prior to the termination of the Stock Purchase Agreement. Subject to the provisions of Section 7.19 of the Stock Purchase Agreement, if the Stock Purchase Agreement is terminated by the parties in accordance with Section 10.1 of the Stock Purchase Agreement, CHS’s and Seller’s sole and exclusive remedy will be for willful or intentional material breaches of the Stock Purchase Agreement by MBF; provided, that, the maximum liability that MBF shall have with respect to such breaches will be $4.0 million in the aggregate.

Fees and Expenses

Except as expressly provided therein, all costs and expenses incurred in connection with the Stock Purchase Agreement and the transactions contemplated will be paid by the party incurring such costs and expenses; provided, that (i) all fees and expenses of CHS or any Seller related to the transactions contemplated by the Stock Purchase Agreement, including the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP and UBS Securities LLC, and (ii) any transaction bonus, discretionary bonus, “stay-put” or other compensatory payments to be made to any optionholder or current or former employee, board member or consultant of CHS or any CHS Subsidiary at Closing as a result of the execution of the Stock Purchase Agreement or consummation of the transactions contemplated thereby or at the discretion of CHS or any CHS Subsidiary (other than any payments due as a result of any, direct or indirect, action taken by MBF or any of its Affiliates from and after the Closing) will be paid by CHS on the Closing Date (to the extent not paid prior to the Closing, the “Company Expenses”). The Sellers will cause all such Company Expenses to be invoiced at least two (2) business days prior to the Closing Date.

Confidentiality

MBF and the Sellers have also agreed in the Stock Purchase Agreement to maintain in confidence any non-public information received from the other party, and disclose such non-public information only to the extent required by judicial or administrative process or as otherwise explicitly permitted.

Amendments

The Stock Purchase Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

The Stock Purchase Agreement Termination Date will automatically be extended from June 30, 2008 to July 31, 2008 if the SEC comments to the Preliminary Proxy Statement have not been resolved by May 25, 2008.

Waiver of any term or condition of the Stock Purchase Agreement by any party will only be effective if in writing and will not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of the Stock Purchase Agreement.

Employment Agreements

For this section only, CHS shall mean Critical Homecare Solutions Holdings, Inc. and its wholly owned subsidiary Critical Homecare Solutions, Inc. CHS has entered into new employment agreements with the following key employees of CHS. Each employment agreement becomes effective upon the closing of the acquisition; however, if the acquisition is not consummated, the new employment agreements will automatically terminate and the prior agreements will continue in full force and effect.

Robert Cucuel.  CHS entered into a six (6) year employment agreement with Robert Cucuel, pursuant to which Robert Cucuel will serve as Chief Executive Officer of CHS after the completion of the acquisition. MBF will use its commercially reasonable efforts, subject to stockholder vote, to nominate Robert Cucuel to the Board of Directors of MBF to serve for as long as he is employed in the capacity of Chief Executive Officer of CHS. Unless earlier terminated, the initial term of the employment agreement expires on the sixth anniversary of the closing date of the acquisition. The initial term shall automatically renew for additional one-year periods unless either party gives notice of their election not to renew. Robert Cucuel will be entitled to an initial annual base salary of $425,000, which will be reviewed and subject to upward adjustment. Robert Cucuel will also be eligible to receive an annual bonus of up to 60% of his base salary and will be eligible to participate in an employee stock option or restricted stock option plan that is intended to be developed. Robert Cucuel will be entitled to participate in all of CHS’s employee benefit programs for senior executive employees. He will also be entitled to a monthly car allowance of $1,250.

Robert Cucuel will be entitled to receive severance payments in the following amounts:

•	Termination of Robert Cucuel without Cause (as defined in the Employment Agreement) or if he resigns with Good Reason (as defined in the Employment Agreement): (A) any earned and unpaid base salary, (B) any bonus earned and unpaid from the previous year, (C) an amount equal to twelve (12) months of his then current base salary, (D) continued medical benefits for Robert Cucuel and his dependents for a twelve (12) month period and (E) a pro rata amount of the current year bonus; and

•	Termination of Robert Cucuel with Cause (as defined in the Employment Agreement) or because of death, disability, or if the initial or renewal term is not renewed: no severance payments shall be paid.

In the event that Robert Cucuel is terminated by [CHS] on or within twelve (12) months following a Change in Control (as defined in the Employment Agreement) of the entity either without Cause (as defined in the Employment Agreement) or if he resigns for Good Reason (as defined in the Employment Agreement), Robert Cucuel will be entitled to the severance benefits described above for termination without Cause (as defined in the Employment Agreement) or a resignation for Good Reason (as defined in the Employment

Agreement); provided, however, that (i) in lieu of the salary continuation in (C), he will receive a lump sum payment equal to eighteen (18) months of his then current base salary and (ii) in lieu of the pro-rata bonus in (E), he will receive a lump sum payment equal to 100% of his target bonus.

CHS will also indemnify Robert Cucuel for acts and omissions in connection with his employment to the extent permitted by law and CHS’s governing documents.

Mary Jane Graves.  CHS entered into a two year employment agreement with Mary Jane Graves, pursuant to which Mary Jane Graves will serve as Senior Vice-President and Chief Financial Officer of [CHS]. Unless earlier terminated, the initial term of the employment agreement expires on the second anniversary of the closing date of the acquisition. The initial term will automatically renew for additional one-year periods unless either party gives notice of their election not to renew. Mary Jane Graves will be entitled to an initial annual base salary of $285,000, which will be reviewed and subject to upward adjustment. Mary Jane Graves will also be eligible to receive an annual bonus of up to 45% of her base salary and will be eligible to participate in an employee stock option or restricted stock option plan that is intended to be developed. Mary Jane Graves will be entitled to participate in all of CHS’s employee benefit programs for senior executive employees. She will also be entitled to an annual car allowance of $12,000.

Mary Jane Graves will be entitled to receive severance payments in the following amounts:

•	Termination of Mary Jane Graves without Cause (as defined in the Employment Agreement) or if she resigns with Good Reason (as defined in the Employment Agreement): (A) any earned and unpaid base salary, (B) any bonus earned and unpaid from the previous year, (C) an amount equal to twelve (12) months of her then current base salary, (D) continued medical benefits for Mary Jane Graves and her dependents for a twelve (12) month period and (E) a pro rata amount of the current year bonus; and

•	Termination of Mary Jane Graves with Cause (as defined in the Employment Agreement) or because of death, disability, or if the initial or renewal term is not renewed: no severance payments shall be paid.

In the event that Mary Jane Graves is terminated by CHS on or within twelve (12) months following a Change in Control (as defined in the Employment Agreement) of the entity either without Cause (as defined in the Employment Agreement) or if she resigns for Good Reason (as defined in the Employment Agreement), Mary Jane Graves will be entitled to the severance benefits described above for termination without Cause (as defined in the Employment Agreement) or a resignation for Good Reason (as defined in the Employment Agreement); provided, however, that (i) in lieu of the salary continuation in (C), she will receive a lump sum payment equal to twelve (12) months of her then current base salary and (ii) in lieu of the pro-rata bonus in (E), she will receive a lump sum payment equal to 100% of her target bonus.

CHS will also indemnify Mary Jane Graves for acts and omissions in connection with her employment to the extent permitted by law and CHS’s governing documents.

Nitin Patel.  CHS entered into a two year employment agreement with Nitin Patel, pursuant to which Nitin Patel will serve as Senior Vice President of Operations. Unless earlier terminated, the initial term of the employment agreement expires on the second anniversary of the closing date of the acquisition. The initial term will automatically renew for additional two-year periods unless either party gives notice of their election not to renew. Nitin Patel will be entitled to an initial annual base salary of $200,000, which may be reviewed and subject to upward adjustment. Nitin Patel will also be eligible to receive an annual bonus of up to 35% of his base salary. Additionally, Nitin Patel will be eligible to participate in a quarterly bonus program in which he will have an opportunity to earn a quarterly bonus of up to $10,000 based on targets set by the Chief Executive Officer. Nitin Patel will be eligible to participate in an employee stock option or restricted stock option plan. Nitin Patel will be entitled to participate in all of CHS’s employee benefit programs for senior executive employees. He will also be entitled to a monthly car allowance of $1,000.

Nitin Patel will be entitled to receive severance payments in the following amounts:

•	Termination of Nitin Patel without Cause (as defined in the Employment Agreement): (A) an amount equal to twelve (12) months of his then current base salary and (B) continued medical benefits for Nitin Patel and his dependents for a twelve (12) month period; and

•	Termination of Nitin Patel with Cause (as defined in the Employment Agreement) or because of death, disability, voluntary resignation or if the initial or renewal term is not renewed: no severance payments will be paid.

Colleen Lederer.  CHS entered into a two year employment agreement with Colleen Lederer, pursuant to which Colleen Lederer will serve as Senior Vice President of Professional Services. Unless earlier terminated, the initial term of the employment agreement expires on the second anniversary of the closing date of the acquisition. The initial term will automatically renew for additional two-year periods unless either party gives notice of their election not to renew. Colleen Lederer will be entitled to an initial annual base salary of $225,750, which may be reviewed and subject to upward adjustment. Colleen Lederer will also be eligible to receive an annual bonus of up to 35% of her base salary. Additionally, Colleen Lederer will be eligible to participate in a quarterly bonus program in which she will have an opportunity to earn a quarterly bonus of up to $10,000 based on targets set by the Chief Executive Officer. Colleen Lederer will be eligible to participate in an employee stock option or restricted stock option plan. Colleen Lederer will be entitled to participate in all of CHS’s employee benefit programs for senior executive employees. She will also be entitled to a monthly car allowance of $1,000.

Colleen Lederer will be entitled to receive severance payments in the following amounts:

•	Termination of Colleen Lederer without Cause (as defined in the Employment Agreement): (A) an amount equal to twelve (12) months of her then current base salary and (B) continued medical benefits for Colleen Lederer and her dependents for a twelve (12) month period; and

•	Termination of Colleen Lederer with Cause (as defined in the Employment Agreement) or because of death, disability, voluntary resignation or if the initial or renewal term is not renewed: no severance payments shall be paid.

Joey Ryan.  CHS entered into a two year employment agreement with Joey Ryan, pursuant to which Joey Ryan will serve as Senior Vice President of Compliance and Reimbursement. Unless earlier terminated, the initial term of the employment agreement expires on the second anniversary of the closing date of the acquisition. The initial term will automatically renew for additional two-year periods unless either party gives notice of their election not to renew. Joey Ryan will be entitled to an initial annual base salary of $200,000, which may be reviewed and subject to upward adjustment. Joey Ryan will also be eligible to receive an annual bonus of up to 35% of her base salary. Additionally, Joey Ryan will be eligible to participate in a quarterly bonus program in which she will have an opportunity to earn a quarterly bonus of up to $10,000 based on targets set by the Chief Executive Officer. Joey Ryan will be eligible to participate in an employee stock option or restricted stock option plan. Joey Ryan will be entitled to participate in all of CHS’s employee benefit programs for senior executive employees. She will also be entitled to a monthly car allowance of $1,000.

Joey Ryan will be entitled to receive severance payments in the following amounts:

•	Termination of Joey Ryan without Cause (as defined in the Employment Agreement): (A) an amount equal to twelve (12) months of her then current base salary and (B) continued medical benefits for Joey Ryan and her dependents for a twelve (12) month period; and

•	Termination of Joey Ryan with Cause (as defined in the Employment Agreement) or because of death, disability, voluntary resignation or if the initial or renewal term is not renewed: no severance payments shall be paid.

If the closing of the acquisition does not occur, the employment agreements are null and void and of no further force and effect. The employment agreements are attached as Annex E to this proxy statement. We encourage you to read them in their entirety.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)

The following unaudited pro forma combined financial statements combine the historical balance sheets of MBF and CHS as of September 30, 2007 giving effect to the transactions described in the Stock Purchase Agreement as if they had occurred on September 30, 2007. The following unaudited pro forma combined statements of operations combine the historical statements of operations of MBF and the pro forma statement of CHS for the nine months ending September 30, 3007 and the historical statements of operations of MBF for the period from inception (June 2, 2006) through December 31, 2006 and the pro forma statement of operations of CHS for the year ending December 31, 2006, giving effect to the transactions described in the Stock Purchase Agreement as if they had occurred on January 1, 2006.

The transactions described in the Stock Purchase Agreement will be accounted for by MBF as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by MBF in connection with the acquisition will be allocated to CHS’s assets and liabilities based on their fair values, with any excess allocated to goodwill. CHS’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of MBF after consummation of the acquisition. The amounts allocated to acquired assets and liabilities in the unaudited pro forma combined balance sheet are based on preliminary valuation estimates of management. Any adjustments made in connection with the final determination of purchase price could be material.

The historical financial information of MBF and CHS has been adjusted to give pro forma effect to events that are (a) directly attributable to the transactions described in the Stock Purchase Agreement, (b) factually supportable, and (c) expected to have a continuing impact on operating results. These adjustments are presented in the columns labeled “Pro Forma Adjustments”.

Pro forma adjustments relating to CHS’s acquisitions of Deaconess, Infusion Solutions and Applied in 2007 and the combination of CHS’s Predecessors in 2006 are presented in the columns labeled “Pro Forma Adjustments CHS’’. The pro forma adjustments relating to these acquisitions give effect to events that are directly attributable to these transactions, are factually supportable, and are expected to have a continuing impact on operating results.

The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had MBF and CHS always been consolidated. Because the transactions described in the Stock Purchase Agreement have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had MBF and CHS always been consolidated or the future results that MBF will experience after the acquisition.

The following information should be read in conjunction with the unaudited pro forma combined financial statements:

•	Accompanying notes to the unaudited pro forma combined financial statements.

•	Separate historical financial statements of MBF for the nine months ended September 30, 2007 (unaudited) and for the period from inception (June 2, 2006) through December 31, 2006 included elsewhere in this document.

•	Separate historical financial statements of CHS for the nine months ended September 30, 2007 (unaudited) and for the period from inception (September 1, 2006) through December 31, 2006 included elsewhere in this document.

•	Separate historical financial statements of New England Home Therapies for the eight months ended August 31, 2006 included elsewhere in this document.

•	Separate historical financial statements of Specialty Pharma for the eight months ended August 31, 2006 included elsewhere in this document.

•	Separate historical financial statements of Deaconess for the year ended December 31, 2006 included elsewhere in this document.

•	Separate historical financial statements of Infusion Solutions for the year ended December 31, 2006 and the two months ended February 28, 2007 included elsewhere in this document.

•	Separate historical financial statements of Applied for the year ended December 31, 2006 and the five months ended May 31, 2007 included elsewhere in this document.

The unaudited pro forma combined balance sheet as of September 30, 2007 and the combined statement of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 have been prepared using two different levels of approval of the acquisition by the MBF stockholders as follows:

•	Assuming Maximum Approval: This presentation assumes that no stockholders of MBF seek to convert their shares into a pro rata share of the trust account; and

•	Assuming Minimum Approval: This presentation assumes the MBF stockholders owning 29.99% of the stock seek conversion and MBF Healthcare Partners, L.P. purchases $12.0 million of MBF common stock in the open market pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.

Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
Assuming Maximum Approval by Stockholders

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma		Pro Forma
	MBF	CHS	CHS(16)	Pro Forma CHS	Adjustments		Combined
	(In thousands except share and per share data)

Revenue
Infusion	$—	$93,992	$3,765	$97,757	$—		$97,757
Nursing	—	45,858	—	45,858	—		45,858

Net revenue	—	139,850	3,765	143,615	—		143,615
Cost of goods (excluding depreciation and amortization)	—	37,713	1,372	39,085	—		39,085
Cost of services provided	—	31,405	412	31,817	—		31,817
Selling, distribution and administrative expenses	371	53,294	1,203	54,497	(391	)(1)	54,477
Depreciation and amortization	—	2,649	50	2,699	—		2,699

Total operating costs and expenses	371	125,061	3,037	128,098	(391)		128,078
Operating income (loss)	(371)	14,789	728	15,517	391		15,537
Interest income (expense)	3,949	(11,422)	43	(11,379)	(7,606	)(2)	(15,036)
Other income (expense)	—	765	(450)	315	—		315

Income before income taxes	3,578	4,132	321	4,453	(7,215)		816
Provision (benefit) for income taxes	1,373	1,887	147	2,034	(3,100	)(3)	307

Net income (loss)	$2,205	$2,245	$174	$2,419	$(4,115)		$509

Weighted average shares outstanding
Basic	17,464,629						37,704,861	(4)
Diluted	20,706,175						43,196,505	(4)
Net earnings per share
Basic	$0.13						$0.01
Diluted	$0.11						$0.01

Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007
Assuming Minimum Approval by Stockholders

			Pro Forma
	Historical	Historical	Adjustments	Pro Forma	Pro Forma		Pro Forma
	MBF	CHS	CHS(16)	CHS	Adjustments		Combined
	(In thousands except share and per share data)

Revenue
Infusion	$—	$93,992	$3,765	$97,757	$—		$97,757
Nursing	—	45,858	—	45,858	—		45,858

Net revenue	—	139,850	3,765	143,615	—		143,615
Cost of goods (excluding depreciation and amortization)	—	37,713	1,372	39,085	—		39,085
Cost of services provided	—	31,405	412	31,817	—		31,817
Selling, distribution and administrative expenses	371	53,294	1,203	54,497	(391	)(1)	54,477
Depreciation and amortization	—	2,649	50	2,699	—		2,699

Total operating costs and expenses	371	125,061	3,037	128,098	(391)		128,078
Operating income (loss)	(371)	14,789	728	15,517	391		15,537
Interest income (expense)	3,949	(11,422)	43	(11,379)	(11,669	)(2)	(19,099)
Other income (expense)	—	765	(450)	315	—		315

Income before income taxes	3,578	4,132	321	4,453	(11,278)		(3,247)
Provision (benefit) for income taxes	1,373	1,887	147	2,034	(4,629	)(3)	(1,222)

Net income (loss)	$2,205	$2,245	$174	$2,419	$(6,649)		$(2,025)

Weighted average shares outstanding
Basic	17,464,629						32,817,140 (4)
Diluted	20,706,175						32,817,140 (4)
Net earnings (loss) per share
Basic	$0.13						$(0.06)
Diluted	$0.11						$(0.06)

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
Assuming Maximum Approval by Stockholders

			Pro Forma
	Historical	Historical	Adjustments	Pro Forma	Pro Forma		Pro Forma
	MBF	CHS	CHS(16)	CHS	Adjustments		Combined
	(In thousands except share and per share data)

Revenue
Infusion	$—	$16,897	$108,523	$125,420	—		$125,420
Nursing	—	—	50,673	50,673	—		50,673

Net revenue	—	16,897	159,196	176,093	—		176,093
Cost of goods (excluding depreciation and amortization)	—	7,472	44,312	51,784	—		51,784
Cost of services provided	—	1,679	37,320	38,999	—		38,999
Selling, distribution and administrative expenses	51	6,109	55,038	61,147	(71	)(1)	61,127
Depreciation and amortization	—	416	3,745	4,161	—		4,161

Total operating costs and expenses	51	15,676	140,415	156,091	(71)		156,071
Operating income (loss)	(51)	1,221	18,781	20,002	71		20,022
Interest income (expense)	(6)	(756)	(12,421)	(13,177)	(6,561	)(2)	(19,744)
Other income (expense)	—	(1)	932	931	—		931

Income before income taxes	(57)	464	7,292	7,756	(6,490)		1,209
Provision (benefit) for income taxes	—	178	3,365	3,543	(3,088	)(3)	455

Net income (loss)	$(57)	$286	$3,927	$4,213	$(3,402)		$754

Weighted average shares outstanding
Basic	4,687,500						37,704,861	(4)
Diluted	4,687,500						43,196,505	(4)
Net earnings (loss) per share
Basic	$(0.01)						$0.02
Diluted	$(0.01)						$0.02

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
Assuming Minimum Approval by Stockholders

			Pro Forma
	Historical	Historical	Adjustments	Pro Forma	Pro Forma		Pro Forma
	MBF	CHS	CHS(16)	CHS	Adjustments		Combined
	(In thousands except share and per share data)

Revenue
Infusion	$—	$16,897	$108,523	$125,420	$—		$125,420
Nursing	—	—	50,673	50,673	—		50,673

Net revenue	—	16,897	159,196	176,093	—		176,093
Cost of goods (excluding depreciation and amortization)	—	7,472	44,312	51,784	—		51,784
Cost of services provided	—	1,679	37,320	38,999	—		38,999
Selling, distribution and administrative expenses	51	6,109	55,038	61,147	(71	)(1)	61,127
Depreciation and amortization	—	416	3,745	4,161	—		4,161

Total operating costs and expenses	51	15,676	140,415	156,091	(71)		156,071
Operating income (loss)	(51)	1,221	18,781	20,002	71		20,022
Interest income (expense)	(6)	(756)	(12,421)	(13,177)	(11,882	)(2)	(25,065)
Other income (expense)	—	(1)	932	931	—		931

Income before income taxes	(57)	464	7,292	7,756	(11,811)		(4,112)
Provision (benefit) for income taxes	—	178	3,365	3,543	(5,090)		(1,547)

Net income (loss)	$(57)	$286	$3,927	$4,213	$(6,721)		$(2,565)

Weighted average shares outstanding
Basic	4,687,500						32,817,140 (4)
Diluted	4,687,500						32,817,140 (4)
Net earnings (loss) per share
Basic	$(0.01)						$(0.08)
Diluted	$(0.01)						$(0.08)

Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2007
Assuming Maximum Approval by Stockholders

			Total Pro Forma		Pro Forma
	Historical MBF	Historical CHS	Adjustments		Combined
	(In thousands)

Current Assets:
Cash and cash equivalents	$1,302	$2,478	$5,539	(5)	$9,319
Restricted cash held in Trust Fund	174,877	—	(174,877	)(6)	—
Accounts receivable, less allowances	—	41,999	—		41,999
Inventories	—	3,753	—		3,753
Prepaid expenses and other current assets	92	1,079	—		1,171
Deferred tax assets	—	6,760	—		6,760

Total Current Assets	176,271	56,069	(169,338)		63,002
Property, plant and equipment, net	—	6,620	—		6,620
Goodwill	—	196,664	173,405	(7)	370,069
Intangible assets	—	21,532	—		21,532
Deferred financing fees	—	2,966	2,034	(8)	5,000
Other assets	—	3,175	—		3,175

Total assets	$176,271	$287,026	$6,101		$469,398

Current Liabilities:
Accounts payable	$—	$1,149	$—		$1,149
Accrued expenses	182	25,715	(2,834	)(9)	23,063
Current portion of long term debt	—	3,125	(1,727	)(10)	1,398
Current portion of capital lease obligations	—	249	—		249
Deferred underwriters’ fee	6,038	—	(6,038	)(5)	—
Income taxes payable	1,373	—	—		1,373

Total Current Liabilities	7,593	30,238	(10,599)		27,232
Long term debt net of current portion	—	150,125	28,302	(11)	178,427
Deferred tax liabilities	—	9,827	—		9,827
Common stock, subject to possible redemption	51,491	—	(51,491	)(15)	—
Interest income attributable to common stock subject to possible redemption	771	—	(771	)(15)	—
Other long term liabilities	—	234	—		234

Total liabilities	59,855	190,424	(34,559)		215,720
Stockholders’ Equity:
Common stock	3	91	(88	)(12)	6
Additional paid-in Capital	115,037	93,981	42,507	(13)	251,525
Retained earnings	1,376	2,530	(1,759	)(14)	2,147

Total Stockholders’ Equity	116,416	96,602	40,660		253,678

Total liabilities and stockholders’ equity	$176,271	$287,026	$6,101		$469,398

Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2007
Assuming Minimum Approval by Stockholders

			Total
		Historical	Pro Forma		Pro Forma
	Historical MBF	CHS	Adjustments		Combined
	(In thousands)

Current Assets:
Cash and cash equivalents	$1,302	$2,478	$(1,223	)(5)	$2,557
Restricted cash held in Trust Fund	174,877	—	(174,877	)(6)	—
Accounts receivable, less allowances	—	41,999	—		41,999
Inventories	—	3,753	—		3,753
Prepaid expenses and other current assets	92	1,079	—		1,171
Deferred tax assets	—	6,760	—		6,760

Total Current Assets	176,271	56,069	(176,100)		56,240
Property, plant and equipment, net	—	6,620	—		6,620
Goodwill	—	196,664	173,405	(7)	370,069
Intangible assets	—	21,532	—		21,532
Deferred financing fees	—	2,966	2,034	(8)	5,000
Other assets	—	3,175	—		3,175

Total assets	$176,271	$287,026	$(661)		$462,636

Current Liabilities:
Accounts payable	$—	$1,149	$—		$1,149
Accrued expenses	182	25,715	(2,834	)(9)	23,063
Current portion of long term debt	—	3,125	(1,725	)(10)	1,400
Current portion of capital lease obligations	—	249	—		249
Deferred underwriters’ fee	6,038	—	(6,038	)(5)	—
Income taxes payable	1,373	—	—		1,373

Total Current Liabilities	7,593	30,238	(10,597)		27,234
Long term debt net of current portion	—	150,125	68,600	(11)	218,725
Deferred tax liabilities	—	9,827	—		9,827
Common stock, subject to possible redemption	51,491	—	(51,491	)(15)	—
Interest income attributable to common stock subject to possible redemption	771	—	(771	)(15)	—
Other long term liabilities	—	234	—		234

Total liabilities	59,855	190,424	5,741		256,020
Stockholders’ Equity:
Common stock	3	91	(89	)(12)	5
Additional paid-in Capital	115,037	93,981	(3,783	)(13)	205,235
Retained earnings	1,376	2,530	(2,530	)(14)	1,376

Total Stockholders’ Equity	116,416	96,602	(6,402)		206,616

Total liabilities and stockholders’ equity	$176,271	$287,026	$(661)		$462,636

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

		Nine Months Ended		Year Ended
		September 30, 2007		December 31, 2006
		Assuming	Assuming	Assuming	Assuming
		Maximum	Minimum	Maximum	Minimum
		Approval by	Approval by	Approval by	Approval by
		Stockholders	Stockholders	Stockholders	Stockholders

(1)	Reflects the elimination of the Kohlberg management fee that will not be charged to CHS following the transaction. The elimination of the Kohlberg management agreement is not anticipated to result in incremental costs	$(391)	$(391)	$(71)	$(71)

(2)	Represents interest expense resulting from the acquisition debt and the elimination of interest income from the MBF cash held in trust, offset by the elimination of interest expense from the historical CHS Debt
	Adjustment to eliminate amortization of historical CHS deferred financing fees	$443	$443	$756	$756
	Adjustment to eliminate interest expense from historical CHS debt	10,936	10,936	12,421	12,421
	Adjustment to eliminate interest income on the trust account from historical MBF	(3,949)	(3,949)	—	—
	Adjustment to record amortization of debt issuance costs from new financing arrangements	(750)	(750)	(1,000)	(1,000)
	Adjustment to record interest expense from new financing arrangements, using LIBOR plus applicable margin of [ ]% for the First Lien facility and [ ]% for the Second Lien facility	(14,286)	(18,349)	(18,738)	(24,059)

		$(7,606)	$(11,669)	$(6,561)	$(11,882)

	Each 0.125% change in the assumed interest rates would result in a $.2 million and $.3 million change in annual interest expense on total floating rate indebtedness assuming maximum approval and minimum approval by stockholders, respectively. Under the terms of the Jefferies commitment letter, if either Moody’s does not issue a rating or issues a corporate family rating for CHS of lower than B1 (with no negative outlook), or S&P does not issue a rating or issues a corporate credit rating for CHS of lower than B+ (with no negative outlook), the applicable margin with respect to the first lien credit facilities will increase by % and with respect to the second lien term loan facility by %. These changes in margin would result in a $1.1 million and a $1.5 million increase in annual interest expense on total floating rate indebtedness assuming maximum approval and minimum approval by stockholders, respectively.

		Nine Months Ended		Year Ended
		September 30, 2007		December 31, 2006
		Assuming	Assuming	Assuming	Assuming
		Maximum	Minimum	Maximum	Minimum
		Approval by	Approval by	Approval by	Approval by
		Stockholders	Stockholders	Stockholders	Stockholders

(3)	Reflects an adjustment to pro forma combined tax expense to reflect a combined tax rate of 37.63%.	$(3,100)	$(4,629)	$(3,088)	$(5,090)

(4)	Basic and diluted weighted average shares outstanding were calculated as follows:

	Nine Months Ended		Year Ended
	September 30, 2007		December 31, 2006
	Assuming	Assuming	Assuming	Assuming
	Maximum	Minimum	Maximum	Minimum
	Approval by	Approval by	Approval by	Approval by
	Stockholders	Stockholders	Stockholders	Stockholders

Basic
Reflects the impact of recording the private placement and public offering of 26,593,750 shares of MBF common stock as of the beginning of the period	26,593,750	26,593,750	26,593,750	26,593,750
Reflects the issuance as of the beginning of the period of $50 million in common stock in a private placement at $7.65 per share, the stock price on February 8, 2008, the date of the filing of the Form 8-K for the CHS acquisition	6,535,948	6,535,948	6,535,948	6,535,948
Reflects the issuance as of the beginning of the period of $35 million in common stock issued to existing CHS shareholders at $7.65 per share, the stock price on February 8, 2008, the date of the filing of the Form 8-K for the CHS acquisition	4,575,163	4,575,163	4,575,163	4,575,163
Reflects the retirement of shares converted to cash by shareholders voting against the acquisition		(6,468,750)		(6,468,750)
Reflects the issuance of $12 million in common stock to MBF Healthcare Partners, LLC at $7.59 per share, the stock price at September 30, 2007		1,581,029		1,581,029

	37,704,861	32,817,140	37,704,861	32,817,140

Diluted
Reflects the impact of recording the private placement and public offering of 26,593,750 shares of MBF common stock and the dilutive effect of outstanding warrants. Assuming minimum shareholder approval, the warrants are anti-dilutive and are therefore excluded	32,085,393	26,593,750	32,085,393	26,593,750
Reflects the issuance as of the beginning of the period of $50 million in common stock in a private placement at $7.65 per share, the stock price on February 8, 2008, the date of the filing of the Form 8-K for the CHS acquisition	6,535,948	6,535,948	6,535,948	6,535,948
Reflects the issuance as of the beginning of the period of $35 million in common stock issued to existing CHS shareholders at $7.65 per share, the stock price on February 8, 2008, the date of the filing of the Form 8-K for the CHS acquisition	4,575,163	4,575,163	4,575,163	4,575,163
Reflects the retirement of shares converted to cash by shareholders voting against the acquisition		(6,468,750)		(6,468,750)

	Nine Months Ended		Year Ended
	September 30, 2007		December 31, 2006
	Assuming	Assuming	Assuming	Assuming
	Maximum	Minimum	Maximum	Minimum
	Approval by	Approval by	Approval by	Approval by
	Stockholders	Stockholders	Stockholders	Stockholders

Reflects the issuance of $12 million in common stock to MBF Healthcare Partners, LLC at $7.59 per share, the stock price at September 30, 2007		1,581,029		1,581,029

	43,196,505	32,817,140	43,196,505	32,817,140

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(5)	Represents net cash from acquisition transactions
	Private placement of common stock	$50,000	$50,000
	New debt	179,700	220,000
	Sale of common stock to CHS shareholders	35,000	35,000
	Acquisition costs	(3,000)	(3,000)
	New debt issuance costs	(5,000)	(5,000)
	Payment of deferred underwriting fee	(6,038)	(4,500)
	Common stock redemption	—	(48,600)
	Cash expended for acquisition	(245,123)	(245,123)

		$5,539	$(1,223)

(6)	Reflects the use of cash in Trust to partially fund the acquisition

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(7)	Represents impact of allocation of Purchase Price:
	Total Purchase Price	$420,000	$420,000
	Allocated to:
	Current assets	(56,069)	(56,069)
	Intangible assets	(21,532)	(21,532)
	Property, plant and equipment	(6,620)	(6,620)
	Other assets	(3,175)	(3,175)
	Acquisition costs	3,000	3,000
	Current liabilities acquired	24,279	24,279
	Other long-term liabilities acquired	10,186	10,186

	Goodwill	$370,069	$370,069

	MBF has not completed an assessment of the fair values of assets and liabilities. MBF expects that the Pro Forma amounts approximate the fair values of the acquired tangible assets, identifiable intangible assets (some of which will have indefinite lives), related deferred tax items and liabilities, including the establishment of any potential liabilities associated with business integration plans, and termination and change in control benefits.

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(8)	Represents adjustments to eliminate historical deferred financing fees for CHS and to reflect estimated new debt issuance costs:
	Adjustment to eliminate CHS deferred financing fees	$(2,966)	$(2,966)
	Adjustment to record estimated new deferred financing fees	5,000	5,000

		$2,034	$2,034

(9)	Represents elimination of historical CHS accrued interest on existing debt.

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(10)	Represents adjustments to eliminate historical debt for CHS and to reflect estimated new debt:
	Represents elimination of historical CHS current portion of long-term debt	$(3,125)	$(3,125)
	Represents adjustment to record new balance of current portion of long-term debt	1,398	1,400

		$(1,727)	$(1,725)

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(11)	Represents adjustments to eliminate historical debt for CHS and to reflect estimated new debt:
	Represents elimination of historical CHS long-term debt	$(150,000)	$(150,000)
	Represents adjustment to record new balance of long-term debt	178,602	218,600

		$28,302	$68,600

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(12)	Represents adjustments to eliminate historical common stock for CHS, eliminate the liability for common stock subject to redemption, record equity issued to CHS and to record the MBF Private Offering:
	Adjustment to eliminate historical common stock in CHS stockholders’ equity	$(91)	$(91)
	Adjustment to record common stock issued to prior CHS stockholders	1	1
	Adjustment to eliminate the liability for common stock subject to redemption	1	—
	Adjustment to record common stock issued in Private Offering	1	1

		$(88)	$(89)

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(13)	Represents adjustments to equity as follows:
	Adjustment to eliminate historical additional paid-in-capital in CHS stockholders’ equity	$(93,981)	$(93,981)
	Adjustment to record common stock issued to prior CHS shareholders	34,999	34,999
	Adjustment to eliminate the liability for common stock subject to redemption	51,490	—
	Adjustment to record common stock issued in Private Offering	49,999	49,999
	Adjustment to eliminate remaining liability on common stock redemption and related interest	—	3,662
	To reverse deferred underwriting costs for common stock redeemed	—	1,538

		$42,507	$(3,783)

		Assuming	Assuming
		Maximum	Minimum
		Approval by	Approval by
		Stockholders	Stockholders

(14)	Represents adjustments to eliminate historical retained earnings for CHS: and eliminate accrued interest on common stock subject to redemption
	Adjustment to eliminate historical CHS retained earnings	$(2,530)	$(2,530)
	Adjustment to eliminate accrued interest on common stock subject to redemption	771	—

		$(1,759)	$(2,530)

(15)	Represents adjustments to eliminate historical MBF liability for common stock subject to redemption and related interest.

(16)	Basis of presentation of CHS pro forma statement of operations

Effective September 1, 2006, January 1, 2007, March 1, 2007 and June 1, 2007, CHS acquired all of the outstanding common stock of each of CHS Predecessors, and of Deaconess, Infusion Solutions and Applied, respectively. CHS acquired its Predecessors for a total consideration of approximately $55.3 million, consisting of $49.4 million in cash and $5.9 million in assumed liabilities. CHS acquired Deaconess for total consideration of approximately $170.6 million, consisting of $156.0 million in cash and $14.6 million in assumed liabilities. CHS acquired Infusion Solutions for total consideration of approximately $8.7 million, consisting of $8.0 million in cash and $0.7 million in assumed liabilities. CHS acquired Applied for a total consideration of approximately $8.1 million, consisting of $7.5 million in cash and $0.6 million in assumed liabilities.

Each of these acquisitions was recorded under the purchase method of accounting and, accordingly, the results of each acquired business are included in CHS’s financial statements as of the effective date of the acquisition. The initial purchase price of each acquisition has been allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation of Infusion Solutions and Applied is preliminary and is subject to adjustment, which may be material, pending final determination of the related earn out provisions and a final valuation of the assets acquired and liabilities assumed. The final determination of the described earn out provision for Applied will occur in the third quarter of 2008. CHS expects to finalize the valuation of the assets acquired and liabilities assumed at the end of the allocation period related to each acquisition, after receiving finalized information regarding acquired intangible assets, deferred tax assets and deferred tax liabilities and after completing management’s analysis of all available information. Pursuant to the described earn out provision for New England Home Therapies, CHS had an obligation to pay additional consideration in the amount of approximately $0.5 million to the former owners of New England Home Therapies, which has been reflected in the total consideration.

Final determination of the Applied earn out provisions is not expected to have an impact on future earnings as any additional consideration is expected to be allocated to goodwill in the allocation of the final purchase price. See “Management’s discussion and analysis of financial condition and results of operations — Liquidity and Capital Resources — Contingent purchase price” for a more detailed discussion of these provisions. The initial allocated fair values of assets acquired and liabilities assumed for each acquisition is summarized as follows:

			Infusion
	Predecessors	Deaconess	Solutions	Applied
		(In thousands)

Cash and cash equivalents	$811	$10,104	$111	$860
Accounts receivable	8,686	22,118	1,043	748
Inventories	1,397	1,746	274	166
Property and equipment	3,095	2,427	130	140
Deferred tax asset	1,849	3,828	251	271
Other assets	449	782	7	12
Intangible assets, definite-lived	264	1,215	171	46
Intangibles, indefinite-lived	5,800	13,500	—	739
Goodwill	35,788	132,316	6,848	5,951
Total liabilities	(8,785)	(32,040)	(786)	(1,449)

Aggregate purchase price	$49,354	$155,996	$8,049	$7,484

The following table provides results of operations of Infusion Solutions and Applied Health Care from the period January 1, 2007 to the date of acquisition by CHS during 2007.
The pro forma adjustments below give effect as if CHS acquired these operations in combination with the acquisitions of New England Home Therapies, Specialty Pharma, Inc. and Deaconess on January 1, 2006.

TABLE A

	Nine Months Ended September 30, 2007
	Acquisitions
	ISI	AHC
	Two Months Ended	Five Months Ended	Pro Forma
	February 28, 2007	May 31, 2007	Adjustments		Total

Revenue:
Infusion	$1,041	$2,724	$—		$3,765
Nursing		—	—		—

Net revenue	1,041	2,724	—		3,765
Cost of sales (excluding depreciation and amortization)	415	957	—		1,372
Cost of services provided	165	247	—		412
Selling, distribution and administrative	481	1,176	(454	)(a)	1,203
Depreciation and amortization	13	20	17	(b)	50

Total operating costs and expenses	1,074	2,400	(437)		3,037

Operating income (loss)	(33)	324	437		728
Interest income (expense)	(1)	21	23	(c)	43
Other income (expense)	—	—	(450	)(d)	(450)

Income before income taxes	(34)	345	10		321
Provision for income taxes	—	—	147	(e)	147

Net income (loss)	$(34)	$345	$(137)		$174

The following table provides results of operations of New England Home Therapies, Specialty Pharma, Inc., Deaconess, Infusion Solutions and Applied Health Care from the period from January 1, 2006 to the earlier of the date of acquisition by CHS during 2006 or December 31, 2006. The pro forma adjustments below give effect as if CHS acquired these operations on January 1, 2006.

TABLE B

	Year Ended December 31, 2006
	Acquisitions
	NEHT	SPI	DEI	ISI	AHC
	Eight Months	Eight Months	Twelve Months	Twelve Months	Twelve Months
	Ending	Ending	Ending	Ending	Ending	Pro Forma
	8/31/06	8/31/06	12/31/06	12/31/06	12/31/06	Adjustments		Total

Revenue:
Infusion	$13,217	$19,741	$63,024	$6,755	$5,786	$—		$108,523
Nursing	—	—	50,673	—	—	—		50,673

Net revenue	13,217	19,741	113,697	6,755	5,786	—		159,196
Cost of sales (excluding depreciation and amortization)	3,935	10,793	24,757	2,703	2,124	—		44,312
Cost of services provided	1,774	1,626	32,357	1,085	478	—		37,320
Selling, distribution and administrative	6,186	6,705	40,665	3,359	2,919	(4,796	)(a)	55,038
Depreciation and amortization	692	1,573	1,416	94	58	(88	)(b)	3,745

Total costs and operating expenses	12,587	20,697	99,195	7,241	5,579	(4,884)		140,415

Operating income (loss)	630	(956)	14,502	(486)	207	4,884		18,781
Interest income (expense)	(160)	(261)	(1,051)	2	19	(10,970	)(c)	(12,421)
Other income (expense)	172	4	756	—	—	—		932

Income before income taxes	642	(1,213)	14,207	(484)	226	(6,086)		7,292
Provision (benefit) for income taxes	(5)	(432)	5,957	—	—	(2,155	)(e)	3,365

Net income (loss)	$647	$(781)	$8,250	$(484)	$226	$(3,931)		$3,927

(a) Reflects the impact of selling, distribution and administrative expenses on the unaudited pro forma statements of operations based on the following:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2007	2006
	(In thousands)

Adjustment to new compensation contracts for selling shareholders of acquired entities(1)	$(244)	$(2,141)
Adjustment to new management contracts(2)	(70)	516
Elimination of seller acquisition costs(3)	(42)	(609)
Elimination of Deaconess HomeCare, Inc. duplicative costs(4)	—	(978)
Elimination of Deaconess Associations, Inc. (“DAI”) management fees(5)	—	(1,146)
Elimination of operating expenses incurred on behalf DAI operations not acquired(6)	(98)	(438)

	$(454)	$(4,796)

(1)	This adjustment is to reflect the effects of new compensation contracts or the termination of prior compensation contracts related to selling shareholders of CHS’ Predecessors and acquired companies. These new contracts or termination of prior compensation contracts were executed in conjunction with each transaction. See footnote (2) below for the adjustment in management compensation related to CHS Management.

(2)	The adjustment for the period ending December 31, 2006 is to reflect a full year’s compensation expense for the CHS management team. The increase in salaries and wages for CHS’s management team is offset by reductions in similar positions of executive management of the acquired companies, as outlined in footnote (1) above and footnote (4) below. The adjustment for the nine-month period ending September 30, 2007 is to eliminate $70,000 in one-time bonuses that were the result of the Deaconess acquisition.

(3)	These adjustments are to eliminate costs incurred by the acquired companies in preparation and execution of the transactions. Specific costs incurred by the sellers in order to execute the transaction include legal and accounting fees for professional advisors and tail insurance fees for coverage required per the terms of the transaction. These costs were paid directly to the third party vendors from the sellers’ proceeds, as delineated on each transactions’ closing statement.

(4)	These adjustments are to eliminate duplicative costs of Deaconess’ corporate office, Deaconess HomeCare, Inc., that were not incurred subsequent to the acquisition date. These costs include primarily corporate level personnel costs and related expenses associated with the treasury and financial reporting functions, which were not retained.

(5)	The adjustments are to eliminate management fees charged to Deaconess and its subsidiaries by their parent company, DAI, that will not be incurred subsequent to the acquisition date. The management fee charged to Deaconess and its subsidiaries was related to functions that were not incurred subsequent to the acquisition date, the elimination of which did not result in incremental costs to CHS.

(6)	These adjustments are to eliminate compensation expense related to certain employees who were identified for elimination by CHS prior to closing. These employees were terminated by us in the second quarter of 2007 upon termination of the related transition service agreement under which we received a transition fee from DAI. See note (d) below for the pro forma adjustment to eliminate the corresponding transition fee income.

(b) Reflects the impact of depreciation and amortization on the unaudited CHS pro forma statements of operations based on the following:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2007	2006
	(In thousands)

Depreciation expense(1)	$—	$80
Amortization expense(2)	17	(168)

	$17	$(88)

(1)	In applying purchase accounting to the effective date balance sheet of the acquisitions, CHS made certain adjustments to property and equipment balance of the acquired companies in order to reflect the fair value of property and equipment as determined using straight-line depreciation and CHS estimated useful lives. These changes resulted in a reduction in Deaconess property and equipment from a net book value of approximately $3.54 million prior to the acquisition to approximately $2.43 million following the acquisition. CHS has accordingly reflected a pro forma adjustment in the amount of $0.08 million for the twelve months ending December 31, 2006 to consider the effect of the differences.

(2)	For the year ended December 31, 2006, pro forma adjustments have been made to eliminate the amortization recorded on the books of the acquired companies and replace it with pro forma amortization expense based on the purchase price allocations made by CHS for each acquisition. The elimination entries of recorded amortization expense totaled $0.58 million and related primarily to Deaconess and Specialty Pharma for the periods prior to the respective acquisition dates and are derived from audited financial statements presented elsewhere in this proxy statement. The entries to add the pro forma amortization expense related to amortizable trademarks and non-compete agreements as determined in the CHS purchase accounting totaled $0.02 million and $0.2 million for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, and related principally to Deaconess. Amortizable trademarks and non-compete agreements are amortized over five years and two to four years, respectively.

(c) Reflects adjustments to remove the historical interest and deferred financing costs reflected on the financial statements of the acquired companies, to remove CHS’ interest costs that relate to the period prior to the debt restructuring that financed the Deaconess and Infusion Solutions acquisitions and to add the pro forma interest and deferred financing costs related to financing used by CHS to finance the acquisitions of Deaconess and Infusion Solutions, as well as refinance the acquisition of Specialty Pharma and New England Home Therapies, as follows:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2007	2006
	(In thousands)

Add-back of interest and other financing costs on First Lien Facility and Second Lien Term Loan(1)	$—	$(13,162)
Elimination of interest and other financing costs on CHS debt(2)	—	756
Elimination of interest and other financing costs on seller debt(3)	23	1,436

	$23	$(10,970)

(1)	An adjustment has been made to add-back interest incurred by CHS of $12.60 million for the year ended December 31, 2006, and add-back of amortization on deferred financing costs of $0.56 million for the year ended December 31, 2006. CHS refinanced their previous credit facility in January 2007 in order to finance the acquisitions of Deaconess and Infusion Solutions. This debt structure continued through the period ending September 30, 2007, as the Applied acquisition was funded by an equity infusion. Pro forma interest prior to the January 2007 refinancing was determined based on $134 million of debt assumed under CHS’s First Lien Facility and Second Lien Term Loan as if these borrowings had occurred on January 1, 2006. The interest amounts were calculated at assumed interest rates ranging from 7.80% to 8.73% on the First Lien Facility, and 11.55% to 12.48% on the Second Lien Term Loan. The interest rates represent CHS’s assumed cost of borrowing based on the current margins and historical LIBOR rates. For purposes of the pro forma adjustment, deferred financing costs are being amortized over 60 months, which represents the term of the First Lien Facility and the Second Lien Term Loan.

(2)	An adjustment has been made to eliminate historical costs related to the debt for the periods prior to the refinancing of CHS’s credit facilities to fund the acquisition of Deaconess and Infusion Solutions. The adjustment for the year ended December 31, 2006 includes elimination of interest expense of $0.7 million and amortization of deferred financing costs of $0.06 million on CHS’s debt for the periods prior to the debt restructuring.

(3)	Elimination of interest and amortization of deferred financing costs on the sellers’ debt for the period from January 1, 2006 through the respective acquisition dates. The sellers’ debt was repaid by the sellers as part of each acquisition. The pro forma costs related to the financing used by CHS for the acquired businesses are considered in footnote (1) above.

(d) Reflects the elimination of $450,000 in fee income recognized from the servicing of the Deaconess operations not acquired by CHS during the transition period immediately following the Deaconess acquisition. Reference is made to footnote (a)(6) above for the elimination of the compensation costs of the employees used to transition the operations.

(e) Reflects the impact of income taxes on the unaudited CHS pro forma statements of operations based on the following:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2007	2006
	(In thousands)

Tax effect on pro forma adjustments(1)	$4	$(2,779)
Conversion of S Corporation to C Corporation(2)	143	624

	$147	$(2,155)

(1)	The income tax effect of the pro forma adjustments amounting to approximately $0.83 million during the nine months ended September 30, 2007 and $(4.18) million during the year ended December 31, 2006 at an assumed effective tax rate of 45.7%. This rate reflects statutory rates for both the federal and state income tax provisions.

(2)	The impact of taxes on the periods prior to the respective acquisition dates for the conversion of the acquired businesses from S Corporations to CHS’ current structure of C Corporations and to reflect the impact of CHS’ statutory tax rate. Changes from S Corporations to C Corporations for New England Home Therapies, Infusion Solutions and Applied occurred commensurate with each of the acquisitions by CHS. The tax rate used reflects statutory rates for both the federal and state income tax provisions.

THE FINANCING PROPOSAL

Background

We are seeking your approval of the issuance of up to 6,535,947 shares of MBF common stock pursuant to a commitment letter executed by MBF LP for the purpose of raising up to $50.0 million, substantially all of which will be used to finance a portion of the consideration required to acquire CHS. If the financing proposal is not approved, MBF will not complete the acquisition.

MBF LP has entered into a commitment letter with us whereby it has irrevocably committed to purchase up to $50.0 million in MBF common stock at a purchase price of $7.65 per share, resulting in the issuance, at closing, of up to 6,535,947 shares of MBF common stock. Substantially all of the net proceeds from this issuance will be used to finance a portion of the consideration required to acquire CHS. It is expected that the shares of common stock to be issued pursuant to the commitment letter will be restricted and not eligible for sale by the holders of such stock. A copy of the commitment letter is attached as Annex B to this proxy statement.

As of February 12, 2008 there are 26,593,750 shares of MBF common stock issued and outstanding. As a result of the issuance of shares of MBF common stock in connection with the $35.0 million issuance of MBF shares to the Sellers and the issuance of up to $50.0 million in shares of MBF common stock pursuant to the commitment letter (both such issuances to be completed at closing), there are expected to be up to 37,704,853 shares of MBF common stock issued and outstanding after completion of the acquisition. As a result of the dilutive effect of the issuance, for purposes of illustration, a stockholder who owned approximately [     ]% of MBF outstanding shares of common stock on          , 2008, would own approximately [     ]% of the outstanding shares of MBF common stock immediately following the closing of the acquisition.

The MBF board of directors has determined that the issuance of shares pursuant to the commitment letter is fair to MBF because the commitment was made at a price per share equal to the then current market price per share of MBF common stock and the shares to be acquired will not be immediately liquid. In addition, without the financing contemplated by the commitment letter MBF will not complete the acquisition. MBF’s board of directors negotiated terms of the commitment letter to protect existing stockholders’ investments by not having any type of condition that would allow MBF LP to walk away from its commitment had the market reacted negatively to the proposed acquisition.

Because the transaction described in this financing proposal involves the issuance by us of shares of common stock to MBF insiders we are seeking approval of this issuance from disinterested MBF stockholders and the issuance of the transaction pursuant to the rules and regulations of the AMEX.

Effect of the Financing on Existing Stockholders

Advantages.  Prior to voting, each stockholder should consider the fact that the issuance of shares pursuant to the commitment letter may provide additional financing, substantially all of which will be used to complete the acquisition with CHS. Each stockholder should consider the fact that if we do not complete the acquisition and related financing, we will continue as a blank check company until we find another suitable company to acquire or the trust is liquidated and we cease to operate as a public blank check company. Later financings may not be available to us in connection with another potential acquisition, or may be available but not on the same acceptable terms and conditions as contained in the commitment letter.

Disadvantages.  The issuance of shares pursuant to the commitment letter will have a substantial dilutive effect on our current stockholders. Our current stockholders’ aggregate percentage ownership will decline significantly as a result of the issuance of shares pursuant to the commitment letter. The number of shares issued in this transaction will increase substantially the number of shares of common stock currently outstanding. This means that our current stockholders will own a smaller interest in the company follows the issuance. On a primary basis, current stockholders will be reduced from owning 100% of the outstanding common stock to owning approximately [     ]% of the outstanding common stock if all shares contemplated by a commitment letter are issued.

It is expected that all shares of common stock issued pursuant to the commitment letter will be entitled to registration rights. Consequently, if these shares are registered, the shares may be freely transferable without restriction under the Securities Act of 1933, as amended, absent other securities law restrictions. Such free transferability could materially and adversely affect the market price of our common stock if a sufficient number of such shares are sold in the market.

Required Vote

To be approved by the stockholders, the proposal to approve the issuance of the shares of MBF common stock pursuant to the commitment letter must receive the affirmative vote of shares representing a majority of the outstanding shares of MBF common stock held by disinterested stockholders at the record date.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FINANCING PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 6,535,947 SHARES OF COMMON STOCK PURSUANT TO THE TERMS OF THE COMMITMENT LETTER.

NAME CHANGE PROPOSAL

We will change our corporate name from “MBF Healthcare Acquisition Corp.” to “Critical Homecare Solutions, Inc.” upon consummation of the acquisition. If the acquisition proposal is not approved, the name change proposal will not be presented at the meeting.

In the judgment of our board of directors, the change of our corporate name is desirable to reflect our acquisition of CHS.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the name change proposal is adopted.

Please refer to our Amended and Restated Certificate of Incorporation, as it will appear if all amendments thereto are approved, which is attached to this proxy statement as Annex C.

Required Vote

The approval of the name change proposal will require the affirmative vote of shares representing of a majority of the outstanding shares of MBF common stock on the record date.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NAME CHANGE PROPOSAL.

AUTHORIZED SHARES PROPOSAL

We will increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000 upon consummation of the acquisition. If the acquisition proposal is not approved, the authorized shares proposal will not be presented at the meeting.

In the judgment of our board of directors, the increase in the number of authorized shares of our common stock from 50,000,000 to 100,000,000 is desirable and in our stockholders’ best interests. Currently, we have 26,593,750 shares of common stock outstanding and we may issue up to an additional 11,111,103 shares of common stock upon consummation of the acquisition in the private placement with the Sellers and pursuant to the commitment letter executed by MBF LP. Additionally, we have reserved 20,085,136 shares of common stock issuable upon exercise of warrants. We will also need to reserve 3,753,326 shares of common stock in connection with our incentive compensation plan proposal discussed below. The authorization of additional shares of common stock will enable us to have the flexibility to authorize the issuance of shares of common stock in the future for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. As of the date of this proxy statement, we have no agreements or understandings with respect to any such financing, acquisition, strategic partnership, alliance, dividend or split.

While our board believes it in the best interest of MBF and its stockholders to increase our operating flexibility by increasing the amounts of its available capitalization, it should be noted that if the authorized shares proposal is approved, we will have a significant number of shares of capital stock available for use and unreserved for a specific purpose. This will enable our board of directors of to issue a significant number of shares of common stock in their discretion without stockholder approval. Any such issuance could have a material dilutive effect on the then existing holders of our common stock. In addition, the board could utilize the available and unreserved common stock to prevent or discourage parties from seeking to acquire MBF or its common stock, including in a tender offer or other takeover bid that might otherwise enhance the value of the holdings of MBF stockholders.

Please refer to our Amended and Restated Certificate of Incorporation, as it will appear if all amendments thereto are approved, which is attached to this proxy statement as Annex C.

Required Vote

The approval of the authorized shares proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED SHARES PROPOSAL TO APPROVE AND ADOPT THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 TO 100,000,000.

ARTICLE SEVENTH PROPOSAL

We will remove the Article Seventh of our Amended and Restated Certificate of Incorporation in its entirety upon consummation of the acquisition. The acquisition will not be consummated unless the proposal to remove Article Seventh in its entirety from our Amended and Restated Certificate of Incorporation is approved and at the meeting. If the acquisition proposal is not approved, the Article Seventh proposal will not be presented at the meeting.

The current Article Seventh of our Amended and Restated Certificate of Incorporation reads as follows:

Seventh.  Paragraphs A through E set forth below shall apply during the period commencing upon the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of units consisting of shares of Common Stock and warrants to purchase Common Stock to the public (the “IPO”) and terminating upon the consummation of a Business Combination (the “Restricted Period”) and shall not be amended during such Restricted Period without the unanimous consent of the Corporation’s stockholders. For purposes hereof, a “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar type of transaction or a combination of any of the foregoing, of one or more operating businesses in the healthcare industry (collectively, the “Target Business”) having collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the balance in the trust account, as defined below (less the deferred underwriting discounts and commissions and taxes payable), at the time of such acquisition; provided, that any acquisition of multiple operating businesses shall occur contemporaneously with one another. For purposes of this Article, fair market value shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors is not able to independently determine the fair market value of the

Target Business, the Corporation shall obtain an opinion with regard to such fair market value from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. (d/b/a NASD) (an “Independent Financial Advisor”). The Corporation will not consummate a Business Combination with any entity that is affiliated with any of the Corporation’s stockholders immediately prior to the IPO unless the Corporation obtains an opinion from an Independent Financial Advisor that the Business Combination is fair to the stockholders from a financial perspective.

A. Immediately after the closing of the IPO, the amount of “net proceeds after offering expenses to be held in trust,” as disclosed under the heading “Use of Proceeds” in the prospectus that forms a part of the Corporation’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) at the time it goes effective, shall be deposited and thereafter held in a trust account established by the Corporation (the “Trust Account”). Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination or (ii) the liquidation of the Corporation as discussed in Paragraph D below; in each case in accordance with the terms of the investment management agreement governing the Trust Account.

B. Prior to the consummation of a Business Combination, the Corporation shall submit the terms relating to such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. A majority of the shares of Common Stock issued by the Corporation in connection with the IPO (the “IPO Shares”) voted at a meeting to approve a Business Combination shall be required to approve a Business Combination and authorize the consummation thereof; provided, however, that the Corporation shall not consummate a Business Combination if holders of 30% or more in interest of the IPO Shares vote against the Business Combination and demand that the Corporation convert such shares as described in paragraph C below.

C. Any holder of IPO Shares who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into cash. If such a demand is made, in the event that a Business Combination is approved in accordance with paragraph B above and is consummated by the Corporation, the Corporation shall convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Account, inclusive of any interest thereon (net of taxes payable), calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares.

D. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the Board of Directors and the officers of the Corporation shall take all such action necessary to distribute the assets of the Corporation in compliance with Section 281(b) of the DGCL and all amounts in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising from the Corporation’s plan of dissolution and distribution, including costs of dissolving and, liquidating the Corporation, shall be distributed on a pro rata basis to holders of the IPO Shares. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO shares.

E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event that the Corporation does not consummate a Business Combination by the Termination Date or in the event he demands conversion of his shares in accordance with paragraph C, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. A holder of the shares issued in the private placement as described in the Registration Statement concurrently with or prior to the consummation of the IPO shall not have any right or interest of any kind in or to the Trust Account.

In the judgment of our board of directors, removing Article Seventh from our Amended and Restated Certificate of Incorporation is desirable, as Article Seventh relates to our operation as a blank check company prior to the consummation of a business combination. The Article will not be applicable upon consummation of the acquisition.

The approval of the Article Seventh proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date.

Please refer to our Amended and Restated Certificate of Incorporation, as it will appear if all amendments thereto are approved, which is attached to this Proxy Statement as Annex C.

Required Vote

The approval of the Article Seventh proposal will require the affirmative vote of the holders of a majority of the outstanding shares of MBF common stock on the record date.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ARTICLE SEVENTH PROPOSAL TO APPROVE AND ADOPT THE REMOVAL OF ARTICLE SEVENTH FROM OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

INCENTIVE COMPENSATION PLAN PROPOSAL

Background

The 2008 Stock Incentive Plan (the “Plan”) has been approved by our board of directors and will become effective subject to approval of our stockholders.

The purposes of the Plan are to attract, retain and reward directors, officers and other employees of MBF and its subsidiaries, and other persons who provide services to MBF or its subsidiaries (“Eligible Individuals”) and to link compensation to measures of performance; thereby providing (1) additional incentives to such persons to create stockholder value, and (2) such persons with an opportunity to acquire a proprietary interest in us.

The Plan will allow us to grant a variety of stock-based and cash-based awards to Eligible Individuals. All employees of MBF or its subsidiaries are eligible to participate in the Plan, including officers. The benefits or amounts under the Plan that will be received by or allocated to Plan participants will be determined by our board of directors and in the future, the board may delegate its authority to grant awards to the compensation committee of the board or to another committee appointed by the board, in its sole discretion.

Our board seeks stock approval of the Plan to satisfy certain legal requirements. In addition, our board regards stockholder approval of the Plan as desirable and consistent with good corporate governance practices.

Our board also seeks to the greatest extent practicable to ensure our ability to claim tax deductions for compensation paid. Section 162(m) of the Internal Revenue Code (“the Code”) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year (other than the Chief Executive Officer and the Chief Financial Officer) (“covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1.0 million deductibility cap, and therefore remains fully deductible. Because compensation may be paid to covered employees under the Plan, we are seeking stockholder approval of the Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Section 162(m).

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code. Such qualification can give holders of the options more favorable tax treatment, as explained below.

Stockholder approval of the Plan will not affect our ability to make stock- or cash-based awards outside of the Plan to the extent consistent with applicable laws and regulations.

Potential Dilution

The aggregate number of shares of our common stock that may be issued to employees, directors and third party service providers under the Plan is 3,753,326. Awards made under the Plan that are forfeited, cancelled or have expired will be disregarded for purposes of the share limitation.

Description of the Plan

The following is a brief description of the Plan’s material features. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Annex D. We cannot determine the benefits to be received by our directors, officers or employees under the Plan.

Administration.  Our board of directors will establish a compensation committee that, in addition to other duties, will administer the Plan and make all other decisions and determinations as may be required under the Plan or as the compensation committee may deem necessary or advisable in administering the Plan. The compensation committee may have the authority to select award recipients, determine the type, size, and other terms and conditions of awards. The compensation committee will be composed of persons who are both non-employee directors, as defined under Securities and Exchange Commission Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code. The compensation committee will be permitted to delegate to one or more senior executives the authority to grant awards to Eligible Individuals and to carry out such other administrative responsibilities as the compensation committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and our Amended and Restated Certificate of Incorporation and bylaws.

Eligibility.  Officers, employees, including persons who have agreed to become employees and directors of, and persons providing substantial bona fide personal services to us are eligible to be selected as award recipients. Incentive stock options may only be granted to employees of MBF or its subsidiaries who meet the required definition for purposes of incentive stock options under the Code.

Type of Awards.  The Plan gives the compensation committee the flexibility to grant a variety of instruments in addition to stock options and restricted stock, including stock appreciation rights, performance shares and performance units. Awards may be granted alone or in combination with any other award granted under the Plan or any other plan. The compensation committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award. Below is a description of the types of awards that may be issued under the Plan.

Stock Options and Stock Appreciation Rights.  A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable.

Restricted Stock.  An award of restricted stock is an issuance of shares of our common stock that is subject to certain restrictions established by the compensation committee and to forfeiture to us if the holder does not satisfy certain requirements (including, for example, continued employment with MBF or its subsidiaries for a specified period of time). Recipients of restricted stock may receive the stock prior to the restrictions being satisfied, in which case such stock shall be legended accordingly, or we may elect to hold such shares for the benefit of the restricted stock recipient. Generally, the restricted stock recipient will be entitled to vote the restricted stock and to exercise other stockholder rights. Thus, upon grant, the shares may be included in our total number of shares outstanding and accrue and pay dividends, which will be subject to the same restrictions and forfeiture conditions as the restricted stock with respect to which such dividends were issued.

Performance-Based Awards.  The compensation committee may grant performance awards, which may be cash-or stock-based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award. To avoid limitations on tax deductibility in Section 162(m) of the Code for any compensation in excess of $1 million paid to covered employees, the business criteria used by the compensation committee in establishing performance goals applicable to performance awards to such covered employees must be selected from among the following:

(i) the attainment of certain target levels of, or a specified increase in, MBF’s enterprise value or value creation targets;

(ii) the attainment of certain target levels of, or a percentage increase in, MBF’s after-tax or pre-tax profits including, without limitation, that attributable to our continuing and/or other operations;

(iii) the attainment of certain target levels of, or a specified increase relating to, our operational cash flow or working capital, or a component thereof;

(iv) the attainment of certain target levels of, or a specified decrease relating to, our operational costs, or a component thereof;

(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of our long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the compensation committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from our continuing operations;

(vii) the attainment of certain target levels of, or a specified percentage increase in, our net sales, revenues, net income or earnings before income tax or other exclusions;

(viii) the attainment of certain target levels of, or a specified increase in, our return on capital employed or return on invested capital;

(ix) the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax return on shareholder equity;

(x) the attainment of certain target levels in the fair market value of our common stock;

(xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; and/or

(xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).

In addition, performance goals may be based upon the attainment by a subsidiary, division or other operational unit of us of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by us (or a subsidiary, division, facility or other operational unit of us) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the compensation committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the performance goals may be based; (ii) modify, amend or adjust the business criteria described above; or

(iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances

Limitations on Awards.  The aggregate number of shares that may be issued to under the Plan will not exceed 3,753,326. A maximum of 3,753,326 of such shares may be subject to grants of incentive stock options. A maximum of 1,876,663 of shares may be issued in connection with awards, other than stock options and stock appreciation rights that are settled in common stock. A maximum of 1,000,000 of shares may be subject to grants of stock options or stock appreciation rights to any one Eligible Individual during any one fiscal year. A maximum of 1,000,000 of shares may be subject to grants of performance shares, restricted stock, and awards of common stock to any one Eligible Individual during any one fiscal year. The maximum value at grant date of grants of performance units which may be granted to any one Eligible Individual during any one fiscal year shall be $20,000,000. Shares issued under the Plan that are reacquired by us in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation. Shares delivered under the Plan may be newly issued shares, treasury shares, or shares acquired in the open market.

Adjustments.  In the event outstanding shares of our common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of us by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in our capital stock or other increase or decrease in such shares effected without receipt of consideration by us, the compensation committee will adjust the number and kind of shares subject to the aggregate and individual share limitations to the extent equitable and appropriate. The compensation committee will also make appropriate and equitable adjustments to outstanding awards upon occurrence of these events to preserve the awards without enhancing their value. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award.

Amendment, Termination.  Our board of directors may amend, suspend, discontinue, or terminate the Plan or the compensation committee’s authority to grant awards under the Plan without stockholder approval, provided that stockholder approval will be required for any amendment that will require stockholder approval as a matter of law or regulation.

Code Section 409A.  It is intended that awards granted under the Plan either be exempt from or comply with the requirements of Code Section 409A. The compensation committee may amend any outstanding award without the participant’s consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.

Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

•	if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

•	if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

•	We will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

•	an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if such vesting occurs prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to participants in the Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

Required Vote

Approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of MBF common stock represented in person or by proxy and entitled to vote at the meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE INCENTIVE COMPENSATION PLAN TO APPROVE AND ADOPT THE 2008 INCENTIVE COMPENSATION PLAN.

THE ADJOURNMENT PROPOSAL

Purpose

In the event there are not sufficient votes present, in person or by proxy, at the special meeting to approve the acquisition proposal, the financial proposal, the name change proposal, the authorized shares proposal, the Article Seventh proposal or the incentive compensation plan proposal, our chief executive officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the meeting to a later date or dates to permit further solicitation of proxies.

Required Vote

Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of MBF common stock present, in person or by proxy, and entitled to vote at the special meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL TO ADJOURN THE MEETING IN THE EVENT THAT STOCKHOLDERS FAIL TO APPROVE ANY OF THE OTHER PROPOSALS.

BUSINESS OF MBF

Our Business

MBF was incorporated in Delaware on June 2, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating business in the healthcare industry. On April 13, 2007, MBF Healthcare Partners, L.P., an affiliate of certain of our officers and directors, purchased an aggregate of 343,750 private placement units from us at a price of $8.00 per unit and 4,250,000 private placement warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $7.0 million.

On April 23, 2007, we consummated our IPO of 18,750,000 units. On May 8, 2007, we consummated the closing of an additional 2,812,500 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant expires on April 23, 2009, or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $6.00 per share. The common stock and warrants started trading separately as of July 2, 2007.

Offering Proceeds Held in Trust

Gross proceeds from the sale of the MBF units in the IPO were $172,500,000. Of that amount, $170,962,500 was deposited in trust and, in accordance with our Amended and Restated Certificate of Incorporation, will be released either upon the consummation of a business combination or upon our liquidation. The remaining funds, net of underwriting fees and related expenses, were held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of December 31, 2007, $175,501,579 was held in deposit in the trust account.

Fair Market Value of CHS’s Business

Pursuant to our certificate of incorporation, the initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. Our board of directors determined that this test was met in connection with the acquisition. Our board of directors believes that because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition meets this requirement.

Stockholder Approval of Business Combination

We will proceed with the acquisition only if each of the acquisition proposal, the financing proposal, the name change proposal, the authorized shares proposal, the Article Seventh proposal and incentive compensation plan proposal are adopted and approved by our stockholders. Our initial stockholders have agreed to vote their common stock on the acquisition proposal in accordance with the vote of holders of a majority of the outstanding shares of our common stock. With the exception of MBF Healthcare Partners, L.P., an affiliate of our officers and directors, none of our initial stockholders have acquired shares of our common stock as part of or following the IPO. If the holders of 30% or more of MBF’s IPO shares vote against the acquisition proposal and demand that MBF convert their shares into their pro rata share of the trust account, then MBF will not consummate the acquisition.

Liquidation if no Business Combination

Our Amended and Restated Certificate of Incorporation provides for our mandatory liquidation in the event that we do not consummate a business combination within 24 months from the date of consummation of its IPO, or April 23, 2009. We signed a definitive Stock Purchase Agreement with CHS and the Sellers on February 6, 2008.

If we do not complete the acquisition by April 23, 2009, unless our stockholders authorize an amendment to our Amended and Restated Certificate of Incorporation, we will be dissolved and will distribute to all holders of our IPO shares, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our stockholders who obtained our MBF stock prior to our IPO have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to our warrants.

We anticipate that if we are unable to complete the acquisition, the following will occur:

•	our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan; we will then file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and following the mailing of such definitive proxy statement, we will convene a meeting of our stockholders, at which they will vote on the plan of dissolution and liquidation; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days after the filing of such proxy statement. We would then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will vote on our plan of dissolution and liquidation.

Because substantially all of the net assets held in the trust account have been used, we anticipate that our management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $75,000).

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation.

The per-share liquidation price as of [          ], 2008, the record date, is estimated to be approximately $[     ], or $[     ] less than the per-unit offering price of $8.00 in our IPO. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors and there is no assurance that the actual per-share liquidation price will not be less than $[     ], due to those claims. If MBF liquidates prior to the consummation of a business combination, MBF Healthcare Partners, L.P., an affiliate of our officers and directors, has agreed to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. There is no assurance, however, that it would be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $[     ] per share.

The stockholders holding shares of our common stock issued in the IPO will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective IPO shares into cash and the acquisition is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholders’ pro rata shares of the claim or the amount distributed to the stockholders, and any liability of the stockholders would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with the foregoing provisions, Section 281(b) of the DGCL requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers to whom we owe money and potential target businesses, all of whom have given us agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

Facilities

We maintain executive offices at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134. The cost for this space is included in a $7,500 per-month fee that MBF Healthcare Partners, L.P., an affiliate of our officers and directors, charges us for general and administrative services. We believe, based on rents and fees for similar services in the Miami, Florida area, that the fees charged by MBF Healthcare Partners, L.P. are at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for current operations.

Employees

We currently have three officers, all of whom are also members of our Board of Directors. Although our officers are not obligated to contribute any specific number of hours per week to our business, Mike Fernandez, Marcio Cabrera and Jorge Rico, devote a significant portion of their working time to our business. Each of such persons is actively employed by MBF Healthcare Partners, L.P., a private equity firm engaged in seeking to make investments and acquisitions in the healthcare industry. The amount of time Mike Fernandez, Marcio Cabrera and Jorge Rico devote to us in any time period varies based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any other employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934 and have reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports contain financial statements audited and reported on by our independent accountants. MBF has filed with the Securities and Exchange Commission a Form 10-Q covering the fiscal quarterly period ended September 30, 2007.

Legal Proceedings

There are no legal proceedings pending against us.

Plan of Operations

The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this proxy statement.

Our operating expenses totaled $481,283 and $533,371 respectively, for the year ended December 31, 2007, and for the period from inception to December 31, 2007. Operating expenses were comprised primarily of accounting, legal and printing fees and expenses.

We had net interest income earned on marketable securities held in our trust account of $6,138,829 for the year ended December 31, 2007. Interest income excludes earnings on funds held in the trust account associated with common stock subject to possible conversion and, except for amounts equal to any taxes payable by us relating to such interest earned, will not be released from the trust account until the earlier of the completion of a business combination or the expiration of the time period during which we may complete a business combination.

We have provided for an effective tax rate of slightly over 37.6% on a year and inception to-date basis primarily because of state income taxes and the nondeductible portion of travel and entertainment expenses.

We expect to use substantially all of the proceeds from our initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance operations of the target business. We believe we will have sufficient available funds outside of the trust account to operate through April 23, 2009, assuming that a business combination is not consummated during that time. Until we enter into a business combination, we expect to use our available resources for general working capital as well as legal, accounting and due diligence expenses for structuring and negotiating a business combination and legal and account fees relating to our Securities and Exchange Commission reporting obligations.

The table below compares the use of net proceeds from our IPO held outside of the trust account estimated at the time of the public offering (April 23, 2007) versus those amounts estimated to have been incurred as of February 13, 2008.

	Budgeted in	Estimated as of
	S-1	February 13, 2008

Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$350,000	$875,517
Due diligence of prospective target businesses	445,000	48,873
Payment of administrative fees relating to office space	180,000	63,250
Legal and accounting fees relating to SEC reporting obligations	400,000	121,019
Corporate franchise taxes	155,000	—
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	190,000	190,521

Total	$1,800,000	$1,299,180

Given that the total currently estimated use of proceeds exceeds the net proceeds held outside of the trust account, even if we sought, and our stockholders approved, an amendment to our charter to extend our deadline for completing a business combination past April 23, 2009, we would not be able to search for, negotiate or complete a business combination other than the proposed transaction with CHS without obtaining additional funding. We could try to raise any required funds via a private offering of debt or equity securities, however, we have no current intention to enter into such a transaction and there is no guarantee that we would be successful in completing such fund raising on terms acceptable to us, or at all.

MBF reimburses its officers and director for any reasonable out-of-pocket expenses incurred by them in connection with certain activities on MBF’s behalf such as identifying and investigating possible target businesses and business combinations. From MBF’s inception in June 2006, through [          ], 2008, the record date, MBF reimbursed its officers and directors in the aggregate amount of $48,873 for expense incurred by them on its behalf, including travel, meals and entertainment, telephone, dues and subscription and office expenses, furniture and equipment. Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers and directors or to any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of the acquisition or another similar business combination.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the period from June 2, 2006 (inception) through [          ], 2008, the record date, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to MBF.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. We are not presently engaged in and, if we do not consummate a suitable business combination prior to the prescribed liquidation date of the trust fund, we may not engage in, any substantive commercial business. Accordingly, we are not and, until such time as we consummate a business combination, we will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of our initial public offering held in the trust fund may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Given our limited risk in our exposure to government securities and money market funds, we do not view the interest rate risk to be significant.

BUSINESS OF CHS

Overview

CHS is a leading provider of comprehensive home infusion therapy services to patients suffering from acute or chronic conditions. CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services and equipment each year to patients in the home through its 33 infusion locations in 14 states, primarily in the eastern United States. CHS also provides over 350,000 nursing and therapy visits and 575,000 private duty nursing hours each year to patients in the home through our 32 home nursing locations in three states. CHS currently provides customized local clinical care to approximately 16,000 patients through its branch network and have relationships with approximately 450 payors, including insurers, managed care organizations and government payors. In the year ended 2006 and the nine months ended September 30, 2007, CHS generated pro forma net revenue of $176.1 million and $143.6 million, respectively.

CHS operates in two business segments, home infusion therapy and home nursing:

•	Through its home infusion therapy segment, CHS delivers complex intravenous pharmaceutical products and corresponding clinical support services to patients. CHS delivers and provides infusion services to patients with chronic conditions requiring long-term infusion care services, such as pain management, parenteral nutrition and diabetic therapy, and acute conditions requiring short-term infusion care services, such as antibiotic therapy, post-operative pain management, chemotherapy and obstetrical therapy. In the nine months ended September 30, 2007, the home infusion therapy segment represented approximately 67% of CHS’s net revenue.

•	Through its home nursing segment, CHS provides skilled nursing and other therapy services to adult and pediatric patients. These services include skilled nursing, physical therapy, occupational and speech therapy, medical social work and home health aide services. Home nursing services are delivered to recovering, disabled, chronically ill or terminally ill patients in need of medical, nursing or therapeutic treatment, and assistance with essential activities of daily living. In the nine months ended September 30, 2007, the home nursing segment represented approximately 33% of CHS’s net revenue.

CHS believes its differentiated business model allows its branches, supported by regional and corporate resources, to respond to local needs and provide customized and cost-efficient services to its patients. Its local branches are staffed by integrated teams of highly trained clinicians that ensure the delivery of high quality care to its patients. Its national home health care platform and centralized infrastructure provide the complementary structure and support necessary to operate in a complex regulatory environment and gives it the purchasing power needed to obtain better rates for pharmaceuticals and ancillary supplies. All of its home infusion centers are accredited.

CHS offers substantial benefits to patients, payors and physicians:

•	Patients— CHS improves its patients’ quality of life by allowing them to remain at home while receiving the necessary medications, supplies and services for their treatment. Its also helps patients manage their conditions through ongoing caregiver counseling and education regarding their treatment and provide ongoing monitoring to encourage patients to comply with their prescribed therapy.

•	Payors— CHS offers payors a comprehensive approach to meeting their home health care service needs and help them reduce their costs. Providing infusion pharmacy services in the patient’s home is generally more cost-effective than providing these therapies in an acute or sub-acute setting. Furthermore, CHS is responsive to payors’ service needs and provide them with customer satisfaction survey results, which assists them in meeting National Committee for Quality Assurance standards.

•	Physicians— CHS assists physicians with the administration of time-intensive and costly care management support. CHS’s patient monitoring and educational programs can help improve patient compliance with therapy protocols. CHS also provides physicians with important ongoing feedback related to their patients’ medical conditions, enabling them to better understand their patients’ conditions.

CHS is led by an experienced five-person senior management team that has an average of 23 years of experience in the health care industry. CHS’s Chief Executive Officer and President, Robert A. Cucuel, Chief Financial Officer, Mary Jane Graves, Senior Vice President of Professional Services, Colleen Lederer, Senior Vice President of Operations, Nitin Patel and Senior Vice President of Reimbursement and Compliance, Joey Ryan, have worked closely together during the last 12 years. CHS’s management team has extensive experience in acquiring and integrating home health care businesses, including eight acquisitions for it since its inception in 2006 whose core business segment was home infusion. In addition, the strength of its management team has helped CHS to establish a reputation for clinical and operational excellence.

CHS’s History

CHS was incorporated in Delaware on August 8, 2006 under the name KCHS Holdings, Inc. and changed its name to Critical Homecare Solutions Holdings, Inc. in 2007. Under the leadership of its management team, CHS’s business operations began with the acquisitions of all of the capital stock of its predecessors, Specialty Pharma and New England Home Therapies, in September 2006 and have subsequently completed six additional acquisitions, as a result of which CHS presently owns or leases 33 infusion locations and 32 home nursing locations in 14 states.

Specialty Pharma.  CHS acquired all of the outstanding shares of Specialty Pharma, a comprehensive home infusion and specialty pharmacy provider, effective September 1, 2006, and paid a total consideration of approximately $34.4 million, consisting of $30.9 million in cash and $3.5 million in assumed liabilities. Specialty Pharma had net revenue of approximately $29.3 million in 2005.

New England Home Therapies.  CHS acquired all of the outstanding shares of New England Home Therapies, a Massachusetts-based provider of home infusion products and services, effective September 1, 2006. CHS paid a total consideration of approximately $20.9 million, consisting of $18.5 million in cash and $2.4 million in assumed liabilities. In addition, under an earn out provision in the acquistion agreement, CHS is required to pay the former owners of New England Home Therapies additional consideration. This additional consideration, which equalled $454,000, is reflected in its September 30, 2007 financial statements as an addition to goodwill and was paid on December 2007. New England Home Therapies had net revenue of approximately $17.3 million in 2005.

CHS financed a portion of the acquisitions of Specialty Pharma and New England Home Therapies by borrowings under the First Lien Facility and financed the remainder with the proceeds of the issuance of shares of its common stock to the Kohlberg Stockholders.

CHS acquired all of the outstanding shares of Deaconess, one of the largest providers of comprehensive infusion and nursing services in the United States, effective January 1, 2007 for a total consideration of approximately $170.6 million, consisting of $156.0 million in cash and $14.6 million in assumed liabilities, including related fees and expenses. CHS financed the acquisition of Deaconess by borrowings under the Credit Facilities and from the proceeds of the sale of 57,500,000 shares of its common stock to the Kohlberg Stockholders and certain other third party investors, which shares were sold for an aggregate of $57.5 million. Deaconess had net revenue of approximately $113.7 million in 2006.

CHS acquired all of the outstanding shares of Infusion Solutions, a New Hampshire-based infusion services provider, effective March 1, 2007 for a total consideration of approximately $8.7 million, consisting of $8.0 million in cash and $0.7 million in assumed liabilities. CHS financed the acquisition of Infusion Solutions by borrowings under the First Lien Facility. Infusion Solutions had net revenue of approximately $6.8 million in 2006.

Effective June 1, 2007, CHS acquired all of the outstanding partnership interests in Applied, a Texas provider of infusion, specialty pharmacy, nursing and other services, for a total consideration at closing of approximately $8.1 million, consisting of $7.5 million in cash and $0.6 million in assumed liabilities. In addition, if Applied meets certain specified gross profit targets, CHS may be required to pay up to an additional $1.4 million to the former owners under an earn out provision in the acquistion agreement. The provision includes terms for certain quarterly prepayments on the earn out, not to exceed $100,000 per quarter.

CHS made an advanced payment of $100,000 in November 2007 related to the quarter ending August 30, 2008. CHS financed the acquisition of Applied from a portion of the proceeds of the sale of 8,048,079 shares of its common stock to the Kohlberg Stockholders and certain other third party investors and members of its management, which shares were sold for an aggregate of approximately $10.5 million. Applied had net revenue of approximately $5.8 million in 2006.

Infusion Partners of Brunswick.  Effective July 1, 2007, CHS acquired Option Care of Brunswick, a provider of home infusion and specialty pharmacy services in Georgia, for a total consideration of approximately $7.1 million, consisting of $7.0 million in cash and $0.1 million in assumed liabilities, and subsequently renamed it “Infusion Partners of Brunswick.” CHS financed the acquisition of Infusion Partners of Brunswick by borrowings under the First Lien Facility. Based solely on unaudited financial information provided by the seller, CHS believes Infusion Partners of Brunswick generated net revenue of approximately $3.3 million in 2006.

Infusion Partners of Melbourne.  Effective July 1, 2007, CHS acquired Option Care of Melbourne, a provider of home infusion, respiratory and nutritional services in Florida, for a total consideration of approximately $3.9 million, consisting of $3.8 million in cash and $0.1 million in assumed liabilities, and subsequently renamed it “Infusion Partners of Melbourne.” CHS financed the acquisition of Infusion Partners of Melbourne by borrowings under the First Lien Facility. Based solely on unaudited financial information provided by the seller, CHS believes Infusion Partners of Melbourne generated net revenue of approximately $2.0 million in 2006.

East Goshen Pharmacy.  Effective August 1, 2007, CHS acquired East Goshen Pharmacy, a provider of home infusion services in Delaware and Pennsylvania, for a total consideration of approximately $6.3 million, consisting of $5.9 million in cash and $0.4 million in assumed liabilities. In addition, if East Goshen Pharmacy meets certain specified EBITDA (as defined in the acquistion agreement) targets, CHS may be required to pay up to an additional $0.9 million to the former owners under an earn out provision in the acquistion agreement. CHS financed the acquisition of East Goshen Pharmacy by borrowings under the First Lien Facility. Based solely on unaudited financial information provided by the seller, CHS believes East Goshen Pharmacy generated net revenue of approximately $5.3 million in 2006.

On November 15, 2002, New England Home Therapies, one of CHS’s predecessor entities, filed a voluntary petition for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”), after its accounts receivable financier, National Century Financial Enterprises, Inc. (“National Century”), defaulted on its contracted accounts receivable financing arrangement with New England Home Therapies. From that time until reorganization, New England Home Therapies and National Century continued in possession of their respective properties and operated and managed their respective businesses as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. New England Home Therapies sought and obtained various orders from the bankruptcy court intended to stabilize its business and minimize the disruption caused by its bankruptcy proceedings.

New England Home Therapies’ plan of reorganization was filed on February 18, 2004 and was approved by the bankruptcy court on April 15, 2004 with the consent of all of New England Home Therapies’ creditors. In connection with this plan of reorganization, an agreement was reached with certain creditors that, in the event of the sale or liquidation of New England Home Therapies within four years of the plan of reorganization, a portion of the debt forgiven as part of the plan of reorganization would become due and payable to its creditors. In connection with CHS acquisition of New England Home Therapies, the stockholders from whom CHS purchased New England Home Therapies settled this claim.

New England Home Therapies did not apply fresh-start accounting as its stockholders remained intact both before and after the reorganization.

CHS’s Strengths

CHS believes that it has a number of competitive strengths, including:

•	A leading presence in the market for home infusion therapy products and services. CHS believes it is one of the leading providers by revenue of home infusion therapy products and services. CHS expects that its increasing scale will enhance its ability to achieve operating efficiency in areas such as regulatory compliance and operating systems, increase its purchasing power with suppliers and pharmaceutical wholesalers and manufacturers and improve its competitive positioning for national payor contracts.

•	A focus and reputation for high quality clinical care. CHS believes it has a reputation for high quality care and responsiveness to patient needs. All of its home infusion centers are accredited. Each of its branches has an integrated team of nurses, pharmacists and therapists that have extensive clinical expertise and a commitment to serving the needs of its patients. Additionally, CHS has deployed clinical programs and believe this initiative has improved quality of care and risk management through the implementation of best practices, which helps actively manage clinical compliance across all of its branch locations.

•	An attractive therapeutic focus within the home infusion market. CHS focuses on providing high value infusion therapies and specialty drugs that require complex clinical management. Many of its product offerings and services are designed to treat chronic conditions that require frequent drug administration, such as total parenteral nutritional, cancer and hemophilia. In addition to the recurring therapy requirement, these conditions require ongoing caregiver counseling and education regarding patient treatment and ongoing monitoring to encourage patients to comply with the prescribed therapy, including programs for enteral and total parenteral nutrition and pediatric infusion patients.

•	CHS’s business model combines the advantages of a national platform with the benefits of a local clinical services model. CHS’s business model balances the benefits of promoting local responsibility and accountability for quality of care and operating results with the efficiencies gained from centralizing key administrative functions. CHS’s home infusion pharmacies and nursing locations carry locally recognized branding and tailor their respective marketing efforts to address the specific needs of the communities, referral sources, patients and payors they serve.

•	CHS’s talented and experienced management team. CHS’s five-person senior management team has an average of 23 years of experience in the health care industry. Led by health care industry veteran Robert A. Cucuel, the team has worked closely together during the last 12 years, including their experience in consolidating infusion and RT/HME businesses at American Homecare Supply, which was a portfolio company of an affiliate of Kohlberg. CHS believes the strength of its management team has helped it establish a reputation for clinical and operational excellence.

•	Demonstrated ability to identify and integrate acquired businesses. CHS’s senior management team has a demonstrated track record of identifying, evaluating, acquiring and integrating companies in the home health market. CHS attributes part of its success in integrating these companies to its management’s ability to identify leading home infusion companies, operational knowledge and a disciplined approach to due diligence. CHS utilizes a comprehensive post-acquisition strategic plan developed by its management to facilitate the integration of acquired businesses that includes maintaining local brand names, selectively altering product mix, centralizing accounting, purchasing and contracting functions, and transitioning acquired targets onto its information technology platform.

CHS’s Strategy

CHS’s goal is to be the leading provider of home infusion services in the United States. CHS’s business strategy to achieve this goal and capitalize on its many opportunities includes:

•	Continuing to focus on CHS’s core high value therapies. CHS intends to continue to focus on delivering its core high value therapies, such as anti-infective, total parenteral and enteral nutrition therapies. CHS has significant clinical experience with these therapies, which it believes are best managed and delivered on a local basis to patients in their homes due to the complexity and frequency of pharmaceutical administration and need for continued professional monitoring. These therapies collectively represented approximately 51% of CHS’s infusion revenues in the nine months ended September 30, 2007. CHS also intends to continue to expand its portfolio of high value therapies as additional infusible pharmaceuticals come to market.

•	Continuing to operate a local clinical model that emphasizes customized patient care. Each of CHS’s branches utilizes a coordinated team comprised of nurses, therapists and pharmacists designed to locally administer and monitor the medical care of its patient population that frequently suffer from chronic diseases. These local teams are given the flexibility to customize patient care, which CHS believes assures the responsiveness, quality and personal touch that CHS’s patients expect.

•	Continuing to pursue a sales and marketing approach that targets both local and regional referral sources and payor contracts. Growing its business will require CHS to maintain strong relations with local and regional referral sources, patients and managed care payors. CHS’s sales and marketing strategy focuses on establishing and expanding these relationships. CHS currently has over 80 sales representatives and 450 payor contracts.

•	Expanding CHS’s relationships with national managed care organizations. CHS intends to leverage its current relationships, geographic coverage, clinical expertise and reputation, as well as corporate infrastructure, regulatory expertise and contacts, in order to expand its relationships with national managed care organizations and pursue national contracts with these organizations. CHS also offers clinical disease management for CHS home care therapies, which enhances its relationships with and make it attractive to managed care organizations.

•	Continuing to realize additional synergies and operational efficiencies from CHS’s recent acquisitions. Although the key back office and other systems of CHS’s acquired businesses in 2006 and the first six months of 2007 are fully integrated, CHS estimates that it takes approximately 12 to 18 months to fully realize all of the synergies of an acquisition. These synergies include increased purchasing power with suppliers and cost synergies arising from the consolidation of support services, employee benefit programs and insurance programs. All of CHS’s acquisitions have occurred during the last 6 months, and as such it has not yet fully realized all of the synergies and operating income improvements from these acquisitions. As CHS completes its integration process, it expects to continue realizing additional synergies from these acquisitions and realize additional operating income improvements and efficiencies. CHS also believes that the increased scale achieved through these acquisitions will provide it with greater purchasing power in negotiations with suppliers, allowing it to obtain more competitive terms.

•	Pursuing acquisitions of leading independent home infusion therapy providers in contiguous and other strategic markets. CHS estimates that a substantial portion of the home infusion market consists of independent home infusion providers, and it believes that industry dynamics in the currently fragmented home infusion market favor consolidated providers and the operational efficiencies that come with scale. CHS plans to pursue strategic acquisitions of leading independent home infusion providers with established track records in markets contiguous to its existing operations. CHS believes acquisitions in contiguous markets can be efficiently integrated into its existing operations and added to its existing managed care contracts and payor and patient platforms. CHS also intends to selectively pursue strategic acquisitions where they can increase its presence in an existing market or where entering a new geographic area presents a compelling opportunity for CHS.

CHS’s Products and Services

Home infusion therapy

CHS is a leading provider of home infusion therapy services in the United States and its focus is to grow this segment of its business. CHS’s home infusion therapy services primarily involve the intravenous administration of medications treating a wide range of acute and chronic health conditions, such as infections, nutritional deficiencies and cancer. CHS’s services are most typically provided in the patient’s home, but may also be provided at clinics, the physician’s office or at one of its ambulatory infusion centers. For the nine months ended September 30, 2007, its payor revenue mix for its home infusion therapy segment was 72% from managed care organizations and other non-governmental third party payors, 17% from Medicare and 11% from Medicaid. Revenues from managed care organizations and other non-governmental third party payors include a limited amount of revenue pursuant to health plans operated by private payors on behalf of governmental payors, such as Medicare Advantage Plans and Medicare Part D.

CHS provides a wide selection of home infusion therapy products to meet the diverse needs of its payors and patients. CHS organizes its products into three tiers, with its first tier products comprising the core of its home infusion therapy business.

First Tier Products

Therapy Type	Description

Antibiotic and Anti- infective Therapy	Providing intravenous medication for infections related to diseases such as HIV/AIDS, wounds, cancer, osteomyelitis and the kidney and urinary tract
Enteral Nutrition	Delivering nutritional formulas by a tube directly into the stomach or colon
Total Parenteral Nutrition	Providing life-sustaining nutrients intravenously to patients with digestive or gastro-intestinal problems, most of whom have chronic conditions requiring treatment for life

Second Tier Products

Therapy Type	Description

Chemotherapy	Administering pharmaceuticals intravenously or orally to destroy cancer cells; CHS also provides BEAM Therapy, a four day pre-chemotherapy treatment given in advance of stem cell transplantation
Intravenous Immune Globulins (IVIG) Therapy	Administrating blood derivative products to patients with immune deficiency or altered immune status, who usually must receive therapy for life
Pain Management	Providing analgesic pharmaceuticals by intravenous or continuous injection therapy, delivered by a pump, to reduce pain and to manage symptoms resulting from either malignant or nonmalignant diseases

Third Tier Products

Therapy Type	Description

Respiratory Syncytial Virus (RSV) Prevention	RSV is a major cause of respiratory disease in young children and infants. Treatment commonly consists of monthly injections of Synagis®, a specialty pharmaceutical distributed throughout the “RSV season,” which lasts from approximately October through April
Respiratory Therapy/Home Medical Equipment	Providing oxygen systems, continuous or bi-level positive airway pressure devices, nebulizers, home ventilators, respiratory devices, respiratory medications and other medical equipment

Patients generally are referred to CHS by physicians, hospital discharge planners, managed care organizations and other referral sources. CHS’s medications are mixed and dispensed under the supervision of a registered pharmacist and the therapy is typically delivered in the home of the patient by a registered nurse or trained caregiver. Depending on the preferences of the patient or the payor, these services may also be provided at an ambulatory infusion center, physician’s office or another alternate site.

Home Nursing

CHS’s conducts its home nursing and therapy services operations through licensed and Medicare-certified agencies. CHS’s health care professionals provide medically necessary health care services to adult and pediatric patients in their homes, including those suffering from chronic and acute illnesses, those in recovery from surgical procedures and those who require monitoring or care for other reasons. CHS’s key services and program offerings are skilled nursing, specialty nursing, which includes wound care, oncology nursing and infusion nursing, rehabilitation services, which includes physical therapy, occupational therapy and speech language pathology, medical social services and home health aid services. CHS’s services are provided by trained nurses, physical, occupational and speech therapists, infusion specialists, wound care specialists and social workers. CHS’s home nursing offerings include private duty nursing care, in which CHS’s nurses provide services on an hourly or shift basis, and intermittent nursing care, in which CHS’s nurses provide services on an irregular basis or for a limited period of time. CHS’s nurses provide medical care to these patients through pain and symptom management, wound treatment and management, medication management, infusion therapy services, skilled assessment and observations of patients through home visits and telemonitoring and education to patients and family caregivers.

CHS’s typical home nursing location employs registered nurses, licensed practical nurses, physical, occupational and speech therapists, infusion specialists and wound care specialists. For the nine months ended September 30, 2007, its payor revenue mix for our home nursing segment was 13% from managed care organizations and non-governmental third party payors, 51% from Medicare and 36% from Medicaid.

Geographic and Branch Overview

CHS is headquartered in Conshohocken, Pennsylvania, and has 33 infusion locations and 32 home nursing locations. CHS’s home infusion locations are primarily located in the eastern United States, and CHS’s home nursing locations are primarily located in the southeastern United States.

CHS’s current service locations reflect those of its Predecessors and the companies it has acquired. As CHS continues to grow and acquire additional companies, it expects the geographic coverage of its service locations to expand. CHS’s acquisition strategy contemplates acquisitions in contiguous markets and acquisitions that increase its presence in existing markets. However, CHS may selectively consider from time to time acquisitions in non-contiguous markets where it believes the acquisition provides CHS with an attractive opportunity to enter a strategically desirable market.

Sales and Marketing

CHS currently has over 80 sales representatives. CHS’s sales and marketing efforts are geared primarily toward development of strong relationships with key referral sources, such as physicians, hospital discharge planners, case managers, long-term care facilities and other health care professionals, primarily through regular contact with the referral sources. These sources typically refer patients to a panel of providers when they are discharged from the hospital or leave the physician’s office. CHS’s relationship-building process typically includes certain in-service programs, patient education programs and other programs designed to meet the specific needs of the referral sources and their patients. CHS does not make substantial use of television, radio or print advertising.

With respect to CHS’s home nursing services, adult nursing has a dedicated sales staff focused on promoting its disease management programs, clinical outcomes and highly trained and proficient staff. Private duty nursing does not utilize sales representatives and does not invest in direct sales and marketing, but instead receives the majority of its referrals through the case managers of TennCare. Accordingly, its primary marketing effort lies in maintaining a strong relationship with TennCare program directors and case managers.

CHS’s Suppliers

CHS obtains the pharmaceuticals and medical supplies and equipment that it provides to its patients through pharmaceutical wholesalers, manufacturers and distributors. Most of the pharmaceuticals that CHS purchases are available from multiple sources and it believes the pharmaceuticals are available in sufficient quantities to meet CHS’s needs and the needs of its patients. These products are generally available from the vendors within one-to-two business days. Accordingly, CHS is not required to maintain high levels of inventory, in terms of days of inventory on hand. RSV treatment therapy, a non-first tier therapy for CHS, utilizes pharmaceuticals that are only available through the manufacturer and may be subject to limits on distribution. Accordingly, it is important for CHS to establish and maintain good working relations with the manufacturer in order to assure sufficient supply to meet its patients’ needs. IVIG prevention therapy, another non-first tier therapy, utilizes pharmaceuticals that are available from more than one vendor. However, there have been periodic shortages of the product in recent years. Accordingly, CHS purchases additional days of inventory when the product is available. These inventory purchases are evaluated relative to CHS’s projected requirements in order to minimize the risk of product expiration.

CHS utilizes several national delivery companies as an important part of the local and national distribution of its products and services, particularly in the delivery of certain specialty pharmaceutical products.

Competition

In each of CHS service lines, it competes with a variety of national, regional and local providers. However, the majority of infusion services are offered by local, independent providers and the home nursing market tends to be dominated by the local providers. CHS believes that competition in each of its service lines is based on quality of care, cost of service and reputation.

In home infusion therapy, CHS’s national competitors include Option Care, Inc. (which was recently acquired by Walgreen Co.), Apria Healthcare Group Inc. (which recently acquired Coram, Inc.), Critical Care Systems, Inc. (which was recently acquired by Medco Health Solutions, Inc.), Omnicare, Inc. and Air Products Healthcare. Within each market, however, CHS’s main competitors continue to be local independent providers, as the industry remains very fragmented. There are only a small number of regional competitors, none of whom CHS believes are currently a competitive threat within its geographic service areas.

With respect to CHS’s home nursing services, it competes primarily with Gentiva Health Services, Inc. on a national level and Amedisys, Inc. and LHC Group, Inc. on a regional level. The home nursing segment is highly fragmented with many competing local providers in our areas of service.

In each market, some of CHS’s current competitors have, and potential future competitors may have, greater financial, operational, marketing and managerial resources than CHS. CHS believes it is able to successfully compete based on its reputation, the strength of its growing presence in the eastern United States and its ability to effectively market its services at the national, regional and local levels and that these factors place CHS in a strong position against existing and potential competitors.

Payor Arrangements

CHS receives payment for its services and medications from a number of sources, including managed care organizations, government sources, such as Medicare and Medicaid programs, and commercial insurance. For the nine months ended September 30, 2007, CHS’s payor revenue mix in its home infusion therapy segment was 72% from managed care organizations and other non-governmental third party payors, 17% from Medicare and 11% from Medicaid. For the nine months ended September 30, 2007, CHS’s payor revenue mix in its home nursing segment was 13% from managed care organizations and other non-governmental third party payors, 51% from Medicare and 36% from Medicaid. Revenues from managed care organizations and other non-governmental third party payors include a limited amount of revenue pursuant to health plans operated by private payors on behalf of Medicare and Medicaid, such as home infusion therapy revenues under Medicare Advantage plans and Medicare Part D. CHS believes that neither of its segments are dependent on any one governmental managed care organization or non-governmental third party payor.

CHS currently has approximately 450 contracts with managed care organizations and other non-governmental third party payors to provide infusion therapy services. These contracts are primarily at the local or regional level. A key element of CHS’s business strategy is to leverage its relationships, geographic coverage, clinical expertise and reputation in order to gain national contracts with payors. CHS’s infusion services contracts typically provide for it to receive a fee for preparing and delivering medications to patients in their homes. Pricing is typically negotiated in advance on the basis of AWP minus some percentage of contractual discount or ASP plus some percentage of contractual discount, which is the typical means of negotiating pricing in the industry. In addition, CHS typically receives a per diem payment for the service component of care provided to patients in connection with infusion services. AWP and ASP information is published by First Databank and a number of other private companies. Recent events have raised uncertainties as to whether the average whole prices published by First Databank will decline, resulting in a reduction in CHS’s gross profit margins. See “Risk Factors — Risks Related to CHS’s Industry — CHS’s revenue and gross profit could decrease if there are changes in the calculation of the average wholesale price or average sales price for the prescription drugs it sells, or if managed care organizations and other private payors replace the average wholesale price or average sales price with a different reimbursement method.”

Most of CHS’s home nursing services are provided to beneficiaries of government sponsored programs. The majority of its skilled home nursing services are reimbursed by Medicare, based on the “prospective payment system” rates per episode, which vary by the complexity of patient condition. Typically, CHS receives predetermined payment based on a 60-day episode of skilled nursing care, assuming the nurses have made a minimum of five visits to the patient during that period. CHS’s pediatric and adult private duty nursing services are generally billed on an hourly basis and are reimbursed primarily through one of a number of managed care organizations contracted by the TennCare program to administer these services on behalf of state residents who qualify for such benefits. The services are reimbursed on a per diem basis based on pre-established guidelines and payment schedules.

CHS bills payors and tracks all of its accounts receivable through computerized billing systems. These systems allow CHS’s billing staff the flexibility to review and edit claims in the system before they are submitted to payors. Claims are submitted to payors either electronically or through the mail. CHS utilizes electronic claim submission whenever possible to expedite claim review and payment, and to minimize errors and omissions.

Government Regulation

The health care industry is subject to extensive regulation by a number of governmental entities at the federal, state and local level. The industry is also subject to frequent regulatory change. Laws and regulations in the health care industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. Moreover, CHS’s business is impacted not only by those laws and regulations that are directly applicable to it but also by certain laws and regulations that are applicable to CHS’s managed care and other clients. CHS is also subject to periodic audits and requests for information by Medicare and Medicaid, and the oversight agencies for these programs have various rights and remedies they can assert against CHS if they determine CHS has overcharged the programs or failed to comply with program requirements. If CHS fails to comply with the laws and regulations that are directly applicable to its business, CHS could suffer civil and/or criminal penalties, and it could be excluded from participating in Medicare, Medicaid and other federal and state health care programs, which would have an adverse impact on its business. See “Risk Factors — Risks Related to CHS’s Industry — The laws and regulations governing CHS’s industry are extensive and extremely complex, and its interpretation of a given law or regulation may differ from those of the government agencies that regulate it. Furthermore, changes in state and federal laws and regulation could restrict CHS’s ability to conduct its business.” See “Risk Factors — Risks Related to CHS’s Industry — The laws and regulations governing CHS’s industry are extensive and extremely complex, and its interpretation of a given law or regulation may differ from those of the government agencies that regulate it. Furthermore, changes in state and federal laws and regulation could restrict CHS’s ability to conduct its business.”

Medicare and Medicaid reimbursement

Many of the products or services that CHS provides are reimbursed by Medicare and Medicaid and are therefore subject to extensive government regulation. Medicare is a federally funded program that provides health insurance coverage for qualified persons age 65 or older and for some disabled persons. The Medicare Program currently consists of four parts: Medicare Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home nursing and certain other types of health care services; Medicare Part B, which covers physicians’ services, outpatient services, items and services provided by medical suppliers, and a limited number of prescription drugs; Medicare Part C, which generally allows beneficiaries to enroll in private health care plans (known as Medicare Advantage plans); and Medicare Part D, established by the Medicare Modernization Act, which provides for a voluntary prescription drug benefit.

The Medicaid Program provides medical benefits to groups of low-income people, some who may have no medical insurance or inadequate medical insurance. Although the federal government establishes general guidelines for the program, Medicaid is a state administered program and each state sets its own guidelines regarding eligibility and services.

Congress often enacts legislation that affects, positively or negatively, the reimbursement rates of Medicare providers. Generally, Medicare provider payment modifications occur in the context of budget reconciliation. In the last five years, Congress has reduced Medicare reimbursement for various providers, Medicare Part A certified home health agencies, and Medicare Part B suppliers. Recent legislation that has affected CHS’s Medicare reimbursement rates for both home health and home infusion therapy includes primarily the Medicare Modernization Act and the Deficit Reduction Act.

Home infusion therapy segment

CHS’s home infusion therapy segment involves the delivery of complex intravenous pharmaceutical products and corresponding clinical support services to patients with chronic conditions requiring long-term infusion care services, such as pain management, parenteral nutrition and diabetic therapy, and acute conditions requiring short-term infusion care services, such as antibiotic therapy, post-operative pain management, chemotherapy and obstetrical therapy. As part of CHS’s home infusion therapy segment, CHS also provides certain rental equipment, such as infusion pumps, that is necessary in connection with the provision of these infusion products.

Current Reimbursement Rules:  Enteral nutrients are covered as a Medicare Part B benefit. Medicare pays for no more than a one-month supply of enteral nutrients for any one prospective billing period. Medicare’s payment for enteral nutrition is equal to 80% of the lower of either the actual charge for the item or the fee schedule amount calculated for the item, less any unmet deductible. The beneficiary is responsible for 20% of the lower of either the actual charge for the item or the fee schedule amount calculated for the item, plus any unmet deductible. A physician must certify that enteral nutrition therapy is medically necessary for a Medicare beneficiary. Enteral nutrition may be administered by oral syringe, gravity or pump.

Medicare, which represents approximately 17% of CHS’s home infusion therapy net revenue for the nine months ended September 30, 2007, covers certain home infusion therapy primarily through its Part B benefit. Infusion pumps are covered as equipment capable of withstanding repeated use when “medically necessary to ameliorate illness or injury or to improve functioning of a malformed body part.” Medical supplies and accessories necessary for the proper functioning of the equipment also are covered. Drugs and biologicals that must be put directly into the equipment to assure proper functioning are also covered. Although Medicare covers drugs and biologicals when used with an infusion pump, coverage decisions are often made at the local carrier level. Medicare rules instruct carriers to cover the cost of external infusion pumps in specific medical circumstances.

Inhalation drugs are used for the assessment, diagnostic evaluation, treatment, management, and monitoring of patients with deficiencies and abnormalities of cardiopulmonary function. Medicare reimbursement for inhalation drugs has been set at ASP plus 6% since 2006.

Respiratory therapy that is furnished to a beneficiary for use in the home is covered under the Medicare Part B program, whether furnished on a rental basis or purchased. Payment for RT/HME, prosthetics, orthotics, and supplies is made under a fee schedule. Payment is limited to the lower of the actual charge for the equipment or the fee schedule amount. After the supplier transfers title to the beneficiary for an item of RT/HME, maintenance and servicing payments may be made by the Medicare program for parts and labor not covered by the supplier’s or manufacturer’s warranty. These payments will be made if the Secretary of HHS determines that they are reasonable and necessary.

Oxygen provided in the home is covered by Medicare under the RT/HME benefit. Payment is made on a monthly basis, however, since January 1, 2006, a 36-month cap on the monthly payments for stationary and portable oxygen equipment applies. Payments for maintenance and servicing (for parts and labor not covered by the supplier’s or manufacturer’s warranty) will be made if the Secretary of HHS determines them to be reasonable and necessary.

Recent Legislative Changes to Medicare Reimbursement:  The Medicare Modernization Act and the Deficit Reduction Act have changed some of the medical reimbursement rules applicable to CHS’s home infusion segment. The Medicare Modernization Act set reimbursement for inhalation drugs at 85% of AWP in 2004, and set forth the ASP plus 6% methodology that has been in use since 2006 and also set reimbursement for infusion drugs at 95% of AWP.

The Deficit Reduction Act capped monthly payments for oxygen equipment at 36 months. In addition, the Medicare Modernization Act authorized a competitive bidding program for determining Medicare reimbursement rates for certain items of durable medical equipment, including enteral nutrients, supplies and equipment, and certain RT/HME products. CMS has the discretion to determine which products will be subject to competitive bidding. The statute requires that the first round of competitive bidding occur in ten metropolitan areas around the country. The second round of competitive bidding will be conducted in 80 metropolitan areas. CMS released the final rule implementing this program on April 10, 2007, and the program is set to go into effect on July 1, 2008.

CHS currently has operations in four of the metropolitan areas subject to the first round of competitive bidding — Cleveland, Cincinnati, Dallas and Pittsburgh. CHS has submitted its bids for the areas in which it provides items and services, but at this time CHS cannot predict whether its bids will be accepted by HHS. If CHS’s bids are not selected by HHS, it would be unable to provide the items or services that were competitively bid to Medicare patients in the affected areas. The competitive bidding program is scheduled to be expanded in 2009 into 70 additional geographic areas after the initial round of bidding and CHS’s failure to have its bids accepted in these areas could negatively affect its revenues and its results of operations. Under the Medicare Modernization Act, reimbursement for items and services subject to the competitive bidding program must be lower than the prices currently reimbursed by Medicare. The Secretary of HHS has the authority to apply competitively bid prices nationwide in the third year of the program. This authority, if used, could effectively create a nationwide competitive bidding program in the third year of the program, and all covered products and services nationwide would be reimbursed at competitively bid prices. In the final rule implementing the competitive bidding program, HHS noted its intention to use this authority. Applying competitively bid prices nationwide could have an adverse impact on CHS’s operations. Several recent delays in the bidding process have caused HHS to delay the initial implementation of the program from April 2008 to July 2008. Although CHS would not expect it to be material to its financial condition, it is unclear what impact, if any, these delays may have on the expansion of the program in 2009 or on CHS’s operations in the affected areas. If the competitive bidding program were expanded so that infusion drugs became subject to competitive bidding, CHS cannot, at this time, estimate the impact, either positive or negative, on its financial condition or results of operations.

In the future, Congress could enact changes to Medicare reimbursement affecting durable medical equipment, including enacting annual payment updates below statutory levels, modifying the competitive bidding program and reducing reimbursement rates for oxygen equipment.

Quality Standards/Accreditation:  As mandated by the Medicare Modernization Act, in August 2006, CMS issued quality standards for suppliers, which are being applied by independent accredited organizations approved by CMS. All Medicare suppliers that participate in competitive bidding must be accredited. CHS is accredited by several accreditation bodies, including the Joint Commission on Accreditation of Healthcare Organizations.

Medicare Parts B and D:  CHS’s infusion therapy segment is impacted by the Medicare Part D program. In connection with the enactment of the Medicare Modernization Act, CMS promulgated a substantial volume of new regulations implementing the federal government’s Voluntary Prescription Drug Benefit Program, known as Medicare Part D. CMS has attempted to clarify issues regarding coverage of infused drugs under Medicare Part D and the relationship with existing coverage under Medicare Part B. In certain cases, both Medicare Parts B and D will cover identical infused drugs. CMS has stated that coverage is generally determined by the diagnosis and the method of drug delivery. For example, parenteral nutrition is covered under Medicare Part B for patients with a non-functioning digestive tract. In all other situations, Medicare Part D covers parenteral nutrition. Confusion regarding the appropriate coverage of infusion therapy could adversely affect CHS’s business.

The OIG has also proposed new safe harbors and other regulations pursuant to the Medicare Modernization Act. Both the OIG and CMS continue to issue guidance with regard to the Medicare Part D program and compliance with related federal laws and regulations by Part D sponsors and their subcontractors. The receipt of federal funds made available through this program by CHS, its affiliates, or clients may be subject to compliance with these new regulations as well as the established laws and regulations governing the federal government’s payment for health care goods and services. There are many uncertainties about the financial and regulatory risks of participating in the Medicare Part D program and these risks could negatively impact CHS’s business in future periods.

Home Infusion and the First Session of the 110th Congress:  Neither Children’s Health and Medicare Protection Act of 2007 nor the Medicare, Medicaid, and SCHIP Extension Act of 2007, which Congress passed on December 19, 2007, contain provisions affecting Medicare reimbursement for home infusion therapy. Legislation has been introduced in the House and Senate that would provide for Medicare coverage of home infusion therapy and home infusion drugs under Medicare Part B and Part D. As noted above, Medicare currently covers home infusion therapy for selected therapies primarily through the durable medical equipment benefit. It is anticipated that these bills will expand Medicare beneficiary access to the majority of home infusion therapies but there can be no guarantees as to what will be contained in any final legislation.

Regulatory Changes for Home Infusion:  Under the Medicare Part D final regulations, the ingredient costs and dispensing fees associated with the provision of home infusion therapies will now be covered under Medicare. Prior to the passage of the Medicare Modernization Act, no reimbursement of these costs was available through Medicare. For eligible Medicare beneficiaries, the cost of equipment, supplies and professional services associated with infused covered Medicare Part D drugs will continue to be reimbursed on a limited basis under Medicare Part A or Part B, as applicable. For beneficiaries who are dually eligible for benefits under Medicare and a state Medicaid program, covered infused drugs will be reimbursed under individual state coverage guidelines if coverage is denied by Medicare.

CMS has issued a proposed rule codifying prior clarifications of CMS’ policies associated with the prescription drug benefit and providing certain other clarifications of these policies. CMS proposes to codify CMS expectations of Medicare Part D sponsors regarding providing adequate access to home infusion pharmacies for infused covered drugs and proposing standards with respect to timeliness of delivery of drugs. The proposals are to be implemented in 2009. In addition, in 2005, CMS published a final rule implementing its “inherent reasonableness” authority, which allows CMS or a Medicare contractor to increase or decrease payment amounts by up to 15% per year for certain products and services covered by Medicare when the existing payment amount is determined by CMS to be grossly excessive or grossly deficient. CMS could invoke its inherent reasonableness authority to reduce or increase reimbursement levels for certain of CHS’s products, which could have a positive or adverse effect on CHS’s results of operations. A reduction in payments received from, or a loss of coverage under, Medicare could result in similar actions being taken by private payors, which could have a material adverse effect on CHS’s results of operations. CMS has rarely exercised this authority in the last 10 years.

Home Infusion and Medicaid:  Budgetary concerns in many states have resulted in and may continue to result in, reductions to Medicaid reimbursement as well as delays in payment of outstanding claims. Any reductions to or delays in collecting amounts reimbursable by state Medicaid programs for CHS’s products or services, or changes in regulations governing such reimbursements, could cause CHS’s revenue and profitability to decline and increase its working capital requirements.

Home nursing segment

Current Medicare Reimbursement for Home Health Agencies: Home health agencies, including ours, are reimbursed under the Medicare program on a prospective payment system. Home health services include:

•	skilled nursing care;

•	physical, occupational, and speech therapy;

•	medical social work; and

•	home health aide services.

Medicare’s home health prospective payment system is comprised of a set payment for each 60-day episode of care, a case-mix adjustment based on a patient’s medical condition and service needs, an outlier payment for high cost patients and a low-utilization adjustment for patients who require only a few visits. Patients are assigned to 1 of 153 case mix resource groups based on clinical and functional status and service use.

Medicare beneficiaries must be homebound to be eligible to receive covered home health services. In general, a beneficiary is considered homebound under Medicare rules if he/she has a condition due to an injury or illness that restricts his/her ability to leave the residence except with the aid of supportive devices (such as a wheelchair or crutches) or if leaving home is not medically advised.

To be covered by the Medicare program, skilled services must be provided in accordance with a physician’s orders and they must be reasonable and necessary for the treatment of the beneficiary’s illness or injury or for the restoration or maintenance of the function affected by the illness or injury. The amount, frequency and duration of the services must also be reasonable and consistent with the patient’s particular medical needs. Medicare beneficiaries do not pay any co-payments for home health services.

Payments under the home health prospective payment system are updated annually by the increase in the home health market basket. Under current law, for 2007 and beyond, the update will equal the home health market basket increase for those home health agencies that report quality data to CMS. For those agencies that do not report quality data to CMS, their update will equal the market basket increase minus 2%.

Recent Legislative Changes to Medicare Reimbursement for Home Health Agencies:   The Medicare Modernization Act and the Deficit Reduction Act each contained changes to reimbursement for home health services. The Medicare Modernization Act reduced the home health agency update by 0.8%, gave home health agencies located in rural areas a 5% add-on payment through 2006 and changed the annual home health prospective payment system update from fiscal year end to calendar year end. The Deficit Reduction Act froze home health prospective payment rates for 2006 at 2005 levels and set the home health prospective payment system updates for 2007 and beyond at the full market basket increase for home health agencies that report CMS-required quality data but 2% below market basket for those that do not report such data. The Tax Relief and Health Care Act of 2006, which addressed the Medicare physician fee schedule and contained other Medicare items, did not affect Medicare reimbursement for home health agencies.

Potential Areas of Future Congressional Scrutiny:  In the future, Congress could enact changes to Medicare reimbursement affecting home health services, including reducing the annual payment updates to below the current statutory levels, making other modifications for home health agencies in rural areas, adding beneficiary co-payments, requiring additional quality reporting or performance requirements and making broad-based changes to reimbursement for post-acute care settings (which includes nursing homes, inpatient rehabilitation facilities and long term care.)

Home Health and the First Session of the 110th Congress:   On December 19, 2007, Congress passed the Medicare, Medicaid, and SCHIP Extension Act of 2007, which temporarily increases Medicare payments to physicians, reauthorizes the State Children’s Health Insurance Program and includes other Medicare payment changes. This bill does not contain changes affecting Medicare reimbursement to home health agencies.

Home Health Regulatory Changes:  On August 29, 2007, CMS issued a final rule to update and refine the home health prospective payment system for calendar year 2008. Among its significant changes, the final rule reduced the national standardized 60-day episode rate for calendar year 2008 and also implemented similar reductions to the 60-day episode payment rate for 2009 through 2011. This rule also established an increase or update of 3% for the home health prospective payment system for 2008 but also implements a reduction in the national standardized 60-day episode payment rate of 2.75% in 2008 to account for changes in case mix not attributable to a patient’s actual condition. CHS expects this rule to have an immaterial impact on its business and its results of operations.

It is anticipated that legislative and other efforts to reduce the overall costs of health care in the United States will continue, and that there will continue to be pressure on reimbursement rates. Although CHS monitors reimbursement developments closely, it cannot at this time predict with any degree of certainty what those efforts will entail or what effect, if any, they will have on its business and results of operations.

Home Nursing and Medicaid:  In addition, CHS is sensitive to possible changes in state Medicaid programs as it does business with several state Medicaid programs. TennCare, CHS’s largest Medicaid customer, has experienced substantial financial challenges since its inception in 1994. In 2002, the State of Tennessee proposed, but later withdrew, limitations on home health services. Since mid-2005, the State of Tennessee has restructured TennCare significantly and has disenrolled approximately 323,000 persons not required to be covered by federal Medicaid law. By contracting in scope and becoming a program closer to the structure of a typical state Medicaid program, CHS believes TennCare’s finances have become fairly stable for the next one to two years. However, for the long term, as in most states, the continuing inflation of medical costs will continue to exert significant financial pressures on Tennessee’s state budget. Revenues from TennCare represented approximately 7.6% of CHS’s 2006 pro forma revenue. Budgetary concerns in many states have resulted in and may continue to result in, reductions to Medicaid reimbursement as well as delays in payment of outstanding claims. Any reductions to or delays in collecting amounts reimbursable by state Medicaid programs for CHS’s products or services, or changes in regulations governing such reimbursements, could cause CHS’s revenue and profitability to decline and increase its working capital requirements.

Government investigations

The OIG is the organization charged with protecting the integrity of HHS programs, including Medicare, as well as the health and welfare of the beneficiaries of those programs. In 2005 and 2006, the OIG released several audit reports of individual home health agencies. There may be more OIG activity in this area.

Professional licensure

Nurses, pharmacists and certain other health care professionals employed by CHS are required to be individually licensed or certified under applicable state law. CHS performs criminal and other background checks on employees and is required under state licensure to ensure that its employees possess all necessary licenses and certifications. CHS believes that its employees comply in all material respects with applicable licensure laws.

Pharmacy licensing and registration

State laws require that each of CHS’s pharmacy locations be licensed as an in-state pharmacy to dispense pharmaceuticals in that state. Certain states also require that CHS’s pharmacy locations be licensed as an out-of-state pharmacy if CHS delivers prescription pharmaceuticals into those states from locations outside of the state. CHS believes that it substantially complies with all state licensing laws applicable to its business. If CHS is unable to maintain its licenses or if states place burdensome restrictions or limitations on non-resident pharmacies, CHS’s ability to operate in some states would be limited, which could have an adverse impact on its business. See “Risk Factors — Risks Related to CHS’s Industry — State efforts to regulate the establishment or expansion of health care providers could impair CHS’s ability to maintain or expand its operations.”

Laws enforced by the Drug Enforcement Administration, as well as some similar state agencies, require CHS’s pharmacy locations to individually register in order to handle controlled substances, including prescription pharmaceuticals. A separate registration is required at each principal place of business where CHS dispenses controlled substances. Federal and state laws also require that CHS follow specific labeling, reporting and record- keeping requirements for controlled substances. CHS maintains federal and state controlled substance registrations for each of its facilities that require such registration and follows procedures intended to comply with all applicable federal and state requirements regarding controlled substances.

Many states in which CHS operates also require home infusion companies to be licensed as home health agencies. CHS believes it is in compliance with these laws, as applicable.

Food, Drug and Cosmetic Act

Certain provisions of the federal Food, Drug and Cosmetic Act govern the handling and distribution of pharmaceutical products. This law exempts many pharmaceuticals and medical devices from federal labeling and packaging requirements as long as they are not adulterated or misbranded and are dispensed in accordance with and pursuant to a valid prescription. CHS believes that it complies with all applicable requirements.

Fraud and Abuse Laws — Anti-Kickback Statute

The federal Anti-Kickback Statute prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered by Medicare, Medicaid, or other government health care programs. The federal courts have held that an arrangement violates the Anti-Kickback Statute if any one purpose of the remuneration is to induce the referral of patients covered by the Medicare or Medicaid programs, even if another purpose of the payment is to compensate an individual for rendered services. The Anti-Kickback Statute is broad and potentially covers many standard business arrangements. Violations can lead to significant penalties, including criminal fines of up to $25,000 per violation and/or five years imprisonment, civil monetary penalties of up to $50,000 per violation plus treble damages, and/or exclusion from participation in Medicare, Medicaid, and other federal government health care programs. In an effort to clarify the conduct prohibited by the Anti-Kickback Statute, the OIG has published regulations that identify a limited number of safe harbors. Business arrangements that satisfy all of the elements of a safe harbor are immune from criminal enforcement or civil administrative actions. The Anti-Kickback Statute is an intent-based statute and the failure of a business relationship to satisfy all of the elements of a safe harbor does not in and of itself mean that the business relationship violates the Anti-Kickback Statute. The OIG, in its commentary to the safe harbor regulations, has recognized that many business arrangements that do not satisfy a safe harbor nonetheless operate without the type of abuses the Anti-Kickback Statute is designed to prevent. CHS attempts to structure its business relationships to satisfy an applicable safe harbor. However, in those situations where a business relationship does not fully satisfy the elements of a safe harbor, or where no safe harbor exists, CHS attempts to satisfy as many elements of an applicable safe harbor as possible. The OIG is authorized to issue advisory opinions regarding the interpretation and applicability of the Anti-Kickback Statute, including whether an activity constitutes grounds for the imposition of civil or criminal sanctions. CHS has not, however, sought any opinions regarding its business relationships.

A number of states have statutes and regulations that prohibit the same general types of conduct as those prohibited by the Anti-Kickback Statute described above. Some state anti-fraud and anti-kickback laws apply only to goods and services covered by Medicaid. Other state anti-fraud and anti-kickback laws apply to all health care goods and services, regardless of whether the source of payment is governmental or private. Where applicable, CHS attempts to structure its business relationships to comply with these statutes.

Fraud and Abuse Laws — False Claims Act

CHS is subject to state and federal laws that govern the submission of claims for reimbursement. These laws generally prohibit an individual or entity from knowingly and willfully presenting a claim or causing a claim to be presented for payment from a federal health care program that is false or fraudulent. The standard for “knowing and willful” may include conduct that amounts to a reckless disregard for the accuracy of information presented to payors. Not only are government agencies active in investigating and enforcing actions with respect to applicable health laws, but also health care providers are often subject to actions brought by individuals on behalf of the government. As such suits are generally filed under seal with a court to allow the government adequate time to investigate and determine whether it will intervene in the action, implicated health care providers are often unaware of the suit until the government has made its determination and the seal is lifted. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare or Medicaid programs and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly or by a private plaintiff by filing a qui tam lawsuit on the government’s behalf. Under the False Claims Act, the government and private plaintiffs, if any, may recover monetary penalties in the amount of $5,500 to $11,000 per false claim, as well as an amount equal to three times the amount of damages sustained by the government as a result of the false claim. A number of states, including states in which CHS operates, have adopted their own false claims statutes as well as statutes that allow individuals to bring qui tam actions. CHS believes that it has procedures in place to ensure the accuracy of its claims.

The Deficit Reduction Act offers incentives to states for enacting or modifying state false claims laws to mirror the False Claims Act and requires states to amend existing Medicaid provider requirements. Specifically, Section 6032 of the Deficit Reduction Act requires states to amend their Medicaid plans to mandate, as a condition of payment, that providers that receive at least $5 million in Medicaid reimbursement establish written policies for all their employees (including management), contractors and agents. These written policies must contain “detailed information” about:

•	The False Claims Act;

•	The federal Program Fraud Civil Remedies Act;

•	State laws pertaining to civil or criminal penalties for false claims and statements;

•	Whistleblower protections under any of the above laws; and

•	Detailed provisions regarding the entity’s policies and procedures for preventing and detecting fraud, waste, and abuse in federal health care programs.

In addition to establishing written policies, Section 6032 of the Deficit Reduction Act also requires that, to the extent an employee handbook exists, it include a specific discussion of the laws prohibiting false claims, the rights of employees to be protected as whistleblowers and the entity’s policies and procedures for detecting and preventing fraud, waste and abuse. States have begun amending their state plans to address the Deficit Reduction Act’s requirements. Additionally, states have begun enacting or modifying existing state laws to reflect the requirements and language contained in the False Claims Act. It is anticipated that states will begin auditing providers for compliance with the Deficit Reduction Act requirements and compliance with state false claims laws. Failure to comply could result in fines and possibly exclusion from the state Medicaid program. Although CHS intends to attempt to comply with the requirements of the Deficit Reduction Act and the corresponding state laws, neither states nor the federal government have offered significant guidance regarding compliance with the requirements. As such, future investigations could result in significant costs, liabilities, and penalties and could impact CHS’s ability to participate in the Medicaid program in certain states.

Ethics in Patient Referrals Law (Stark Law)

The Stark Law generally prohibits a physician from making referrals for certain “designated health services” reimbursable by Medicare or Medicaid to entities with which the physician or an immediate family member has a financial relationship, unless an exception applies. A financial relationship is generally defined as an ownership, investment or compensation relationship. Designated health services include, but are not limited to, outpatient pharmaceuticals, parenteral and enteral nutrition products, home health services, durable medical equipment, physical and occupational therapy services, and inpatient and outpatient hospital services. Among other sanctions, a civil monetary penalty of up to $15,000 may be imposed for each bill or claim for a service a person knows or should know is for a service for which payment may not be made due to the Stark Law. Such persons or entities are also subject to exclusion from the Medicare and Medicaid programs. Any person or entity participating in a circumvention scheme to avoid the referral prohibitions is liable for a civil monetary penalty of up to $100,000. A $10,000 fine may be imposed for failure to comply with reporting requirements regarding an entity’s ownership, investment and compensation arrangements for each day for which reporting is required to have been made under the Stark Law.

The Stark Law exempts certain business relationships that meet its exception requirements. However, unlike the Anti-Kickback Statute under which an activity may fall outside a safe harbor and still be lawful, a referral for designated health services that does not fall within an exception is strictly prohibited by the Stark Law. CHS attempts to structure all of CHS’s relationships with physicians who make referrals to it in compliance with an applicable exception to the Stark Law.

In addition to the Stark Law, many of the states in which CHS operates have comparable restrictions on the ability of physicians to refer patients for certain services to entities with which they have a financial relationship. Certain of these state statutes mirror the Stark Law while others may be more restrictive. CHS attempts to structure all of its business relationships with physicians to comply with any applicable state self-referral laws.

Health Insurance Portability and Accountability Act of 1996

To improve the efficiency and effectiveness of the health care system, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), included “Administrative Simplification” provisions that required HHS to adopt national standards for electronic health care transactions. At the same time, Congress recognized that advances in electronic technology could erode the privacy of health information. Consequently, Congress incorporated provisions into HIPAA that mandated the adoption of federal privacy protections for individually identifiable health information.

In response to the HIPAA mandate, in December 2000, HHS published a final regulation in the form of the Privacy Rule and in August 2002 published a final regulation modifying the Privacy Rule. The compliance date was April 14, 2003 for most entities required to comply with the Privacy Rule. The Privacy Rule set national standards for the protection of health information, as applied to the three types of covered entities: health plans, health care clearinghouses, and health care providers who conduct certain health care transactions electronically. Pursuant to the Privacy Rule, covered entities are required to have standards in place to protect and guard against the misuse of individually identifiable health information.

The Privacy Rule establishes a foundation of federal protections for the privacy of protected health information. The Privacy Rule does not replace federal, state, or other laws that grant individuals even greater privacy protections, and covered entities are free to retain or adopt more protective policies or practices. CHS has implemented the standards set forth in the Privacy Rule, and believes that it is in compliance with the Privacy Rule or any more stringent federal or state laws relating to privacy.

Additionally, the Administrative Simplification provisions address electronic health care transactions and the security of electronic health information systems. Covered entities are required to comply with the standards by specific compliance dates established by HHS. For standards relating to electronic health care transactions, all covered entities were required to comply by October 16, 2002 unless the covered entity timely submitted a compliance plan to HHS in which case the covered entity had until October 16, 2003 to comply. The security standards applicable to individually identifiable health information maintained electronically were required to be implemented by April 20, 2005. CHS was materially compliant with these standards by the applicable compliance dates. The standards for a unique national health identifier for providers used in connection with the electronic health care transactions were required to be implemented by May 23, 2007. CHS was materially compliant with this requirement by the applicable compliance date.

Penalties for non-compliance with the Privacy Rule and other HIPAA Administrative Simplification provisions range from a civil penalty of $100 for each violation (which can total up to $25,000 per person per year per identical requirement or prohibition), to criminal penalties, including up to $50,000 and/or one year imprisonment, up to $100,000 and/or five years imprisonment if the person knowingly uses or discloses individually identifiable health information in violation of the law, if the offense is committed under false pretenses and up to $250,000 and/or ten years imprisonment for violating a standard with the intent to sell, transfer or use individually identifiable health information for commercial advantage, personal gain or malicious harm.

In addition to regulating privacy of individually identifiable health information and other provisions relating to Administrative Simplification, HIPAA includes several anti-fraud and abuse laws, extends criminal penalties to private health care benefit programs and, in addition to Medicare and Medicaid, to other federal health care programs, and expands the Office of Inspector General’s authority to exclude persons and entities from participating in the Medicare and Medicaid programs.

Enforcement efforts and investigations

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices. See “Risk Factors — Risks Related to CHS’s Industry— CHS is subject to risk from federal and state investigations.”

Legal Proceedings

Due to the nature of its business, CHS is involved in lawsuits that arise in the ordinary course of business. CHS does not believe that any lawsuit to which it currently is a party will have a material adverse effect on its business, financial condition, results of operations or liquidity.

Facilities

CHS’s operations are conducted through 33 infusion locations and 32 home nursing locations in 14 states, as well as its corporate headquarters in Conshohocken, Pennsylvania. CHS currently leases its corporate headquarters under a lease with a term that expires in May 2012 but that has an option to renew for an additional term of three years. CHS leases nearly all of its properties, and most of its lease terms are for a term of one to three years, while some of the properties are leased on a month-to-month basis. CHS believes that its facilities are generally adequate for current and anticipated future use, although it may from time to time lease additional facilities as operations require.

Intellectual Property

CHS owns and uses a variety of trademarks and service marks, including Infinity Infusion Care, Infusion Solutions, Infusion Care Systems, NE-HT, New England Home Therapies, NEHT, Deaconess HomeCare, Specialty Supply Partners, Deaconess Home Health Care and Elk Valley Home Health Care which have either been registered at the state level or are being used pursuant to common law rights. CHS uses the tradename “Deaconess HomeCare” pursuant to a license with a term of five years expiring in January 2012. In addition CHS owns federal service mark registrations for Infusion Solutions, Inc. (design) and Infusion Partners.

Insurance

CHS’s business of providing home infusion therapy and nursing services exposes it to litigation and potential liability for damages. CHS currently maintains insurance for general and professional liability claims in the amount of $1.0 million per claim and $3.0 million in aggregate per policy year, plus $10.0 million in umbrella coverage. Accordingly, the maximum coverage for a first claim in any policy year is $11.0 million, and the maximum aggregate coverage for all claims in a policy year is $13.0 million. These policies provide coverage on a claims-made or occurrence basis and have certain exclusions from coverage. These insurance policies generally must be renewed annually. There can be no assurance that CHS’s insurance coverage will be adequate to cover liability claims that may be asserted against it.

CHS’s health insurance policy has a $175,000 reinsurance and CHS’s workers compensation insurance policy has a $350,000 deductible per claim with an aggregate stop loss of approximately $1.5 million per year. In addition, CHS has limited coverage for its property insurance due to the location of many of its infusion and nursing locations in the Gulf Coast region. For the properties that are covered, the deductible on our property insurance policies is $10,000 per claim, with higher deductibles and recovery limits applicable to certain other losses, such as wind and flood damage, for properties in certain high-hazard counties. These policies, which generally must be renewed annually, also include coverage for business interruption. See “Risk Factors — Risks Related to CHS’s Business — CHS has risks related to obligations under its insurance programs.”

Employees

As of September 30, 2007, CHS employed 1,931 persons, with 1,511 of those employees representing full-time equivalents. CHS’s home infusion segment employed 732 persons and its home nursing segment employed 1,177 persons. CHS’s employees are not unionized and CHS believes that its relations with its employees are good.

CHS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the financial statements and related notes thereto of CHS included elsewhere in this proxy statement. The following discussion may contain forward-looking statements that reflect the plans, estimates and beliefs of MBF and CHS and that are subject to known and unknown risks and uncertanties. The actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this proxy statement, particularly in “Risk Factors” and “Forward-Looking Statements.”

CHS’s historical financial data discussed below reflects the historical results of operations and financial position of Critical Homecare Solutions Holdings, Inc. and its consolidated subsidiaries and its Predecessors. The following discussion and analysis of CHS’s results of operations includes periods prior to the acquisitions of Deaconess, Infusion Solutions, Applied, Infusion Partners of Brunswick, Infusion Partners of Melbourne and East Goshen Pharmacy. Because of the limited time that has passed since CHS’s formation and its subsequent acquisition activity, it may be difficult to evaluate CHS’s future business prospects based on its prior operating results and those of the companies it has acquired and its historical results of operations should not be considered indicative of what our future results of operations will be.

Overview

CHS is a leading provider of comprehensive home infusion therapy services to patients suffering from acute or chronic conditions. CHS operates in two business segments, home infusion therapy and home nursing. Through CHS’s home infusion therapy segment, CHS delivers and provides complex intravenous pharmaceutical products and corresponding clinical support services to patients with chronic conditions requiring long-term infusion care services and acute conditions requiring short-term infusion care services. Through CHS’s home nursing segment, it provides skilled nursing and other therapy services, including physical therapy, occupational and speech therapy, medical social work and home health aide services, to recovering, disabled, chronically ill or terminally ill adult and pediatric patients in need of medical, nursing or therapeutic treatment, and assistance with essential activities of daily living.

CHS estimates that a substantial portion of the home infusion market consists of independent home infusion providers, and it believes that industry dynamics in the currently fragmented home infusion market favor consolidated providers and the operational efficiencies that come with scale. As part of CHS’s business strategy, it intends to continue to pursue acquisitions of leading independent home infusion providers in contiguous and other strategic markets, and a significant portion of its future growth in revenues and profitability is dependent on its ability to successfully identify potential acquisition targets. In addition, CHS estimates that it takes approximately 12 to 18 months to fully realize all of the synergies of an acquisition, including increased purchasing power with suppliers and cost synergies arising from the consolidation of support services, employee benefits programs and insurance programs. All of CHS’s acquisitions have occurred during the last 16 months and as such, CHS believes that although the key back office and other systems of its acquired businesses during that time have been fully integrated, CHS has not fully realized all the synergies and operating income improvements anticipated from these acquisitions. A significant portion of CHS’s future profitability is dependent on its ability to realize these synergies and operating income improvements in future periods.

CHS’s business, and its industry in general, is subject to known material uncertainties, in both the short and long term, that could impact CHS’s results of operations, such as uncertainties relating to federal and state regulation of CHS’s industry and uncertainties related to CHS’s ability to receive reimbursement from its governmental and non-governmental payors. CHS’s management seeks in the ordinary course of its business to avoid or mitigate the effects of these uncertainties, if any, on its business. All of CHS’s internal policies and procedures are designed to cause its operations to be in compliance with the federal and state regulations to which its business and industry are subject. In addition, management maintains regular contact with industry consultants and outside counsel to evaluate any developments in federal or state regulations that could affect CHS and to identify ways CHS can mitigate its effect on its results of operations.

The Company

CHS was incorporated in Delaware on August 8, 2006, but its Predecessors, Specialty Pharma and New England Home Therapies, have been in the home health care business since 2002 and 2000, respectively. The pre-predecessor of Specialty Pharma has been in operation since 1993. Effective September 1, 2006, CHS acquired all of the outstanding shares of each its Predecessors for cash. CHS paid a total consideration of approximately $34.4 million, consisting of $30.9 million in cash and $3.5 million in assumed liabilities, for Specialty Pharma and approximately $20.9 million, consisting of $18.5 million in cash and $2.4 million in assumed liabilities, for New England Home Therapies. CHS financed a portion of the purchase prices of the acquisitions of its Predecessors with borrowings under the First Lien Facility. CHS financed the remainder of the purchase prices of its acquisitions of its Predecessors with the proceeds of the issuance of 25,350,000 shares of CHS’s common stock to the Kohlberg Stockholders and certain members of CHS’s management, which shares were sold for an aggregate of $25.2 million. CHS recorded the acquisition of each of its Predecessors under the purchase method of accounting in accordance with SFAS No. 141. The results of the acquired operations are included in CHS’s financial statements beginning September 1, 2006. The initial purchase price of each Predecessor has been allocated to assets acquired and liabilities assumed based on estimated fair values.

Since the acquisitions of CHS’s Predecessors, it has acquired and begun or completed integration of the following entities:

Date of	Entity	Business	Service
Acquisition	Acquired	Segment(s)	Areas

January 2007	Deaconess Enterprises, Inc.	Home Infusion, Home Nursing	Alabama, Georgia, Louisiana, Michigan, Mississippi, Ohio, Pennsylvania, Tennessee, Texas
March 2007	Infusion Solutions, Inc.	Home Infusion	New Hampshire, Massachusetts
June 2007	Applied Health Care, Inc.	Home Infusion	Texas
July 2007	Infusion Partners of Brunswick, Inc.	Home Infusion	Georgia
July 2007	Infusion Partners of Melbourne, Inc.	Home Infusion	Florida
August 2007	East Goshen Pharmacy, Inc.	Home Infusion	Pennsylvania

CHS completed the acquisition of Deaconess effective January 1, 2007 for a total consideration of approximately $170.6 million, consisting of $156.0 million in cash and $14.6 million in assumed liabilities. CHS financed the acquisition of Deaconess with borrowings under the First Lien Facility and Second Lien Term Loan and from the proceeds of the sale of 57,500,000 shares of its common stock to the Kohlberg Stockholders and certain other third party investors, which shares were sold for an aggregate of $57.5 million. See “— Liquidity and Capital Resources” for a more complete discussion of the terms of the First Lien Facility and Second Lien Term Loan. CHS accounted for the acquisition of Deaconess in accordance with SFAS No. 141.

CHS financed the acquisitions of Infusion Solutions, Infusion Partners of Brunswick, Infusion Partners of Melbourne and East Goshen Pharmacy with borrowings under the First Lien Facility. CHS financed the acquisition of Applied from a portion of the proceeds of the sale of 8,048,079 shares of its common stock to the Kohlberg Stockholders, certain other third party investors and members of CHS’s management, which shares were sold for an aggregate of approximately $10.5 million. CHS accounted for each of these acquisitions in accordance with SFAS No. 141.

See “Business of CHS” for a more detailed discussion of its formation and acquisition history.

CHS’s Revenues and Expenses

Net Revenue.  CHS generates almost all of its revenue from reimbursement by government and third-party payors for goods and services provided to patients. CHS receives payment for goods and services from a number of sources, including managed care organizations, government sources, such as Medicare and Medicaid programs, and commercial insurance. For the nine months ended September 30, 2007, CHS had a payor mix of 48% from managed care organizations and non-governmental third party payors, 31% from Medicare and 21% from Medicaid. See “— Critical Accounting Policies and Estimates” for a discussion of CHS’s revenue recognition policies.

Cost of Revenues.  Cost of revenues consists of two components: cost of goods and cost of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients, but does not reflect depreciation. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses and contracted workers directly involved in providing service to the patient.

Selling, Distribution, and Administrative Expenses.  Selling expenses relate primarily to salaries, benefits, and payroll taxes related to CHS’s sales and marketing representatives. Distribution costs are included in selling, distribution, and administrative expenses and represent the cost incurred to deliver product or services to the end users. Included are salary and benefit costs related to drivers and dispatch personnel and amounts paid to courier and other outside shipping vendors. Administrative expense represents CHS’s overhead costs and consists of salaries and related taxes and benefits, payroll taxes, rent and insurance.

Critical Accounting Policies and Estimates

Use of Estimates.  The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in CHS’s financial statements and accompanying notes. Actual results could vary from estimates. The items in CHS’s financial statements that it believes are the most dependent on the application of significant estimates and judgments are as follows:

Revenue Recognition.  Patient revenue is recorded in the period during which goods are shipped or delivered or the services are provided. When both goods and services are provided, revenue is recognized upon confirmation that both the services were provided and the goods were delivered to the patient. When only goods are provided to the patient and the patient has the means to use the goods without requiring nursing or other related services, the revenue is recognized upon confirmation of the delivery of the goods. When only services are provided, revenue is recognized upon confirmation that the services have been provided. CHS’s agreements with payors may include a provision for the use of a “per diem” payment for certain infusion services provided to patients. The per diem arrangement may include a variety of both goods and services, including, but not limited to, rental of medical equipment, care coordination services and medical supplies. Because CHS receive a single price for both goods and services in one combined billing, it cannot split revenue on its statements of income between product revenue and service revenue.

EITF 00-21 addresses situations in which multiple products and/or services are delivered at different times under one arrangement with a customer and provides guidance in determining whether multiple deliverables should be used as separate units of accounting. CHS provides a variety of therapies to patients, the majority of which have multiple deliverables, such as the delivery of drugs and supplies and the provision of related nursing services to train and monitor patient administration of the drugs. After applying the criteria from the final model in EITF 00-21, CHS concluded that separate units of accounting do exist in its revenue arrangements with multiple deliverables.

CHS’s revenue recognition policy is designed to recognize revenue when each deliverable is provided to the patient. For example, revenue from drug sales is recognized upon confirmation of the delivery of the products, and revenue from nursing services is recognized upon receipt of nursing notes confirming the service has been provided. In instances in which the amount allocable to the delivered item is contingent upon delivery of additional items, CHS recognizes revenue after all the deliverables in the arrangement have been provided. In instances that a per diem is provided for daily usage of supplies and equipment, revenue is recognized on a per diem basis.

The amounts billed to third-party payors and patients are directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition and allowances for uncollectible billings require CHS to use estimates. Once known, any changes to these estimates are reflected in CHS’s statement of operations.

Both of CHS’s segments utilize billing and accounts receivable systems that are highly automated. While certain inputs into the system may be manual, the significant portion of the billing and accounts receivable process is automated. In CHS’s infusion segment, the majority of its acquisitions were utilizing CHS’s platform application prior to acquisition. Integration efforts for these systems have only required a migration from the division’s separate applications to the company-wide instance. The migration is not considered to be high risk, as very little user education is required since the applications are identical. Each of New England Home Therapies, Specialty Pharma and East Goshen Pharmacy did not utilize CHS’s platform application prior to acquisition. New England Home Therapies was converted to CHS’s platform application on April 1, 2007, and Specialty Pharma converted on October 1, 2007. CHS intends to convert East Goshen Pharmacy in the first half of 2008. With that conversion, all of CHS’s infusion operations will be on a single platform.

CHS has selected the automated billing and accounts receivable system used by its adult nursing division as our platform application for nursing segment. CHS’s private duty nursing division converted to this system on October 1, 2007. With this conversion, all of CHS’s nursing operations are now on a single platform.

Self pay revenue represented 1% of net revenue for the nine months ending September 30, 2007, while self pay represented 3% of accounts receivable as of September 30, 2007. The collections of co-insurance due from the patient and other self-pay amounts are pursued directly by the local operations. The amount of self pay is not material for the infusion segment and only applies for a small number of payors for nursing. Additionally, self pay billings are minimized as CHS’s policy requires insurance verification before service is rendered, unless the patient is admitted and requires service at night, on a weekend or on a holiday. The frequency of these exceptions is not material and has not resulted in a significant amount of self pay net revenue. CHS’s policy is to make effort to collect the known and identified self-pay components of the billing arrangement at the time of delivery of care. When the payment cannot be obtained at the point of delivery, CHS performs follow-up billings and contacts with the patients. When these efforts are not successful and the account has been written off as a bad debt, CHS may engage outside collection agencies to assist in the pursuit of collection. CHS does not determine its bad debt provision separately for self pay as self pay is not material and is not considered to be a key metrix of its business.

Home infusion

In CHS’s home infusion segment, infusion therapy and related health care service revenue are reported at the estimated net realizable amounts from patients and third-party payors. Pricing is typically negotiated in advance on the basis of AWP minus some percentage of contractual discount or ASP plus some percentage of contractual discount, which is the typical means of negotiating pricing in the industry. AWP and ASP information is published by First Databank and a number of other private companies. Recent events have raised uncertainties as to whether the average wholesale prices published by First Databank will decline, resulting in a reduction in CHS’s gross profit margins. See “Risk Factors — Risks Related to CHS’s Industry — CHS’s revenue and gross profit could decrease if there are changes in the calculation of the average wholesale price or average sales price for the prescription drugs it sells, or if managed care organizations and other private payors replace the average wholesale price or average sales price with a different reimbursement method.”

Due to the nature of the industry and the reimbursement environment in which CHS operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the possibility that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded.

Billings to payors for whom CHS is an “out-of-network” provider represented approximately 20% of net revenues for the nine months ended September 30, 2007 and are generally submitted at CHS’s usual customary charges. These payors typically pay at amounts that are less than CHS’s usual customary charges. CHS estimates the net realizable revenue on out-of-network billings based on its historical experience as well as estimated realizable amounts provided by the respective payor upon patient intake and insurance verification. CHS provides contractual reserves at the time of revenue recognition for the estimated differences between its initial billings for out-of-network patients. The actual difference between the initial estimate and the amount paid by the payor is recorded at the point of cash application, claim denial or account review.

Net revenue from payors for whom CHS is contracted as an “in network” provider is generally recognized at the contracted fee schedule amount. Revenue is recorded at the billing amount, which represents the amount of revenue that is expected to be realized per the contractual terms. Revenue from in-network commercial and other non-governmental payors represented 52% of net revenue for the nine months ended September 30, 2007. Revenue from Medicare represented approximately 17% of net revenue for the nine months ended September 30, 2007 and is recognized at the published fee schedules. Revenue from various state Medicaid programs represented approximately 11% of net revenue for the same period and is also recognized at the published fee schedule amount. Estimated differences between the amounts initially recognized as net revenue and actual are reserved for at the time of revenue recognition based on historical experience and typically relate to non-covered or denied services.

Home nursing

In CHS’s home nursing segment, revenue is recognized as the treatment plan is administered to the patient and is recorded at amounts estimated to be received under reimbursement or payment arrangements with payors. Net revenues to be reimbursed by contracts with third-party payors are recorded at an amount to be realized under these contractual arrangements.

Approximately 51% of nursing net revenue for the nine months ended September 30, 2007 was related to Medicare billings. Under the prospective payment system for Medicare reimbursement, net revenues are recorded based on a reimbursement rate which varies on the severity of the patient’s condition, service needs and certain other factors. Revenue is recognized ratably over a 60-day episode period and is subject to adjustment during this period if there are significant changes in the patient’s condition during the treatment period or if the patient is discharged but readmitted to another agency within the same 60-day episode period. Medicare billings under the prospective payment system are initially recognized as deferred revenue and are subsequently recognized as revenue over the 60-day episode period. The process for recognizing revenue under the Medicare program is based on certain assumptions and judgments, the appropriateness of the clinical assessment of each patient at the time of certification, and the level of adjustments to the fixed reimbursement rate relating to patients who receive a limited number of visits, have significant changes in condition or are subject to certain other factors during the episode.

For non-Medicare payors, CHS has established contractual reserves for the amounts initially billed to the payors relative to the amounts expected to be realized. These estimates are based on CHS’s historical experience or specific contractual requirements identified for certain payors. Differences between the estimates and the actual contractual adjustments are typically recorded at the time of cash posting, claim denial or account review.

Accounts Receivable and Allowances for Doubtful Accounts.  CHS’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. Although CHS has a significant concentration of receivables from Medicare and Medicaid, it does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

CHS’s accounts receivable are reported net of contractual adjustments. Generally, CHS bills third-party payors based on the contractual charges or usual customary charges for goods and services provided and then contractually adjust the revenue down to the anticipated collectible amount based on its interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

CHS has established an allowance for doubtful accounts to report accounts receivable at the estimated net realizable amounts to be received from third-party payors. Increases to this reserve are reflected as a provision for bad debt in CHS’s statement of operations. CHS generates accounts receivable aging reports from its billing systems and utilizes these reports to help it monitor the condition of its outstanding receivables and evaluate the performance of its billing and reimbursement staff. CHS also utilize these aging reports, combined with historic write-off statistics generated from its billing systems, to determine its allowance for doubtful accounts. CHS regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

CHS does not require its patients or other payors to carry collateral for any amounts owed to CHS for services provided. Other than as discussed above, CHS’s concentration of credit risk relating to accounts receivable is limited due to its diversity of patients and payors. Further, CHS generally does not provide charity care.

The following table details CHS’s accounts receivable balances by aging category, excluding unbilled accounts receivable and contractual allowances, at September 30, 2007 and December 31, 2006 (in thousands):

	September 30,	December 31,
Aging Category	2007	2006

< 31 days	$15,580	$4,322
31-60 days	7,284	1,523
61-90 days	4,894	659
> 90 days	15,705	2,006
Total accounts receivable, gross	43,463	8,510
Allowance for uncollectible accounts	(3,944)	(601)
Allowance for contractual adjustments	(1,485)	0
Unbilled and other	3,965	1,783

Total accounts receivable, net	$41,999	$9,692

The aging by payor as of September 30, 2007 is as follows:

			Commercial
			and
Aging Category	Medicare	Medicaid	Other	Self Pay

< 31 days	$4,219	$3,334	$7,605	$422
31-60 days	1,957	2,103	2,996	228
61-90 days	1,527	1,130	2,036	201
> 90 days	2,668	4,405	8,187	445

Total accounts receivable, gross	$10,371	$10,972	$20,824	$1,296

Days sales outstanding, net of reserves, were 76 at September 30, 2007 compared to 69 at December 31, 2006. The increase in days sales outstanding relates primarily to the slowdown in collections at New England Home Therapies, as described in the next paragraph and CHS’s private duty nursing division. See “— Liquidity and Capital Resources.”

The accounts receivable aging summary does not include unbilled accounts receivable, which include billings on hold until the delivery of all contingent components has been completed (in the case of certain per diems), billings on hold pending receipt of documentation required by the third-party payor and billings pending prior approval from the third-party payor. Unbilled accounts receivable increased from $1.4 million at December 31, 2006 to $6.2 million at September 30, 2007. The increase of $4.9 million includes $2.3 million related to unbilled accounts receivable relating to current year acquisitions and a $2.6 million increase in the unbilled accounts receivable of New England Home Therapies. The increase for New England Home Therapies stems from its April 1, 2007 accounts receivable conversion. See “— Liquidity and Capital Resources.”

As noted above, the majority of CHS’s accounts receivable is due from third-party payors, including Medicare, Medicaid, commercial and governmental payors. The majority of these payors are billed electronically. Additionally, CHS receives payment electronically from a large number of its payors. Hard copy bills are generated from CHS’s automated collection system and distributed to third-party payors that are not billed electronically and to self-pay patients. CHS’s collection activities occur at the branch level, with the billing and collection activities of certain small branches performed by larger branches located in the same geographic area. Each branch maintains certain discretion regarding collection activities. These activities include research of the reasons certain claims are denied by third-party payors, resubmission of claims to third-party payors, rebillings and distribution of statements for self-pay and follow-up phone calls to third-party payors and self-pay patients. When CHS’s staff has followed these procedures and has determined that certain amounts are uncollectible, the amounts may be written-off, subject to certain required internal approvals. CHS generally does not use a threshold or dollar amount in determining whether to pursue collection or to write off accounts. Write-offs are generally specifically identified, with each write-off posted to the accounts receivable system. Write-offs that meet the requirements of collection agencies’ policies are turned over to collection agencies for the further pursuit of payment.

For the nine months ended September 30, 2007 and for the period from September 1, 2006 to December 31, 2006, a hypothetical change of 1% in the bad debt provision as a percentage of net revenues would have impacted net income before income taxes by approximately $1.4 million and $0.2 million, respectively.

Goodwill and Intangible Assets.  Goodwill represents the excess of the cost of acquisitions over the fair value of net assets acquired. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), goodwill is not amortized and is reviewed annually for impairment utilizing a two-step process. The first step of the impairment test requires the identification of the reporting units, and comparison of the fair value of each of these reporting units to the respective carrying value. The fair value of the reporting units is determined based on valuation techniques using the best information that is available, such as a multiple of earnings before interest, taxes, depreciation and amortization or discounted cash flow projections. If the carrying value is less than the fair value, no impairment exists and the second step is not performed. If the carrying value is higher than the fair value, there is an indication that impairment may exist and the second step must be performed to compute the amount of the impairment. In the second step, the impairment is computed by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. SFAS No. 142 requires goodwill to be tested for impairment annually, and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. CHS intends to perform its annual testing in the fourth quarter of each year. There were no impairment losses recognized for the four months ended December 31, 2006 or the nine months ended September 30, 2007.

Intangible assets consist primarily of non-compete agreements, trademarks related to brand names arising from acquisitions, licenses and certificates of need. CHS records intangible assets at their estimated fair value at the date of acquisition and amortizes the related cost of the asset over the period of expected benefit. The fair value of intangible assets assigned to CHS’s acquisitions during the first year subsequent to the acquisition is based on a preliminary determination and is subject to adjustment pending a final determination of purchase price and a final valuation of the assets acquired and liabilities assumed. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” definite life purchased intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from estimated future cash flows. In accordance with SFAS No. 142, intangible assets with indefinite lives are reviewed for impairment annually or when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. There were no impairment losses recognized for the four months ended December 31, 2006 or the nine months ended September 30, 2007.

Non-compete agreements are amortized on a straight-line basis over the estimated life of each agreement, which ranges from one to five years. The trademarks associated with Deaconess HomeCare have limited lives of five years, as determined by CHS’s contractual rights to use the brand names, and these trademarks are being amortized over the estimated useful life. Trademarks with indefinite lives are not amortized but are periodically reviewed for impairment. Licenses are being amortized over a period of one to two years. Certificates of need have indefinite lives and are not amortized but are periodically reviewed for impairment.

Self-insurance.  CHS is self-insured up to certain limits for workers’ compensation costs and employee medical benefits. CHS has purchased stop-loss coverage to limit its exposure to significant individual workers’ compensation or employee medical claims. Self-insured losses are accrued for known and anticipated claims based upon certain assumptions and historical claim payment patterns as well as estimates of claims incurred but not yet reported based on historical industry trends. These assumptions take into consideration the historical average claim volume, the average cost for settled claims, current trends in claim costs, changes in CHS’s business and workforce, and general economic factors. CHS’s self-insurance accruals are reviewed on a quarterly basis, or more frequently if factors dictate a more frequent review is warranted. CHS’s valuation is performed on an annual basis.

Projections of future loss are inherently uncertain because of the random nature of insurance claim occurrences and could be significantly affected if future occurrences and claims differ from historical trends.

Income taxes

CHS accounts for income taxes under the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.” CHS recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. CHS estimates the degree to which tax assets and loss carryforwards will result in a benefit based on expected profitability by tax jurisdiction.

CHS determines if a valuation allowance is required or not on the basis of an assessment of whether it is more likely than not that a deferred tax asset will be realized. This assessment takes into consideration tax planning strategies, including levels of historical taxable income and assumptions regarding the availability and character of future taxable income over the periods in which the deferred tax assets are deductible. The effect of a change in judgment concerning the realizability of deferred tax assets would be included in income from operations. CHS concluded that no valuation allowance was required as of September 30, 2007.

Stock-based compensation

CHS has granted stock options to certain employees and executives under CHS’s 2006 Equity Incentive Plan (“CHS’s 2006 Plan”), which is accounted for under SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123(R)”). Compensation expense is recorded for stock options awarded to employees in return for employee service. The expense is measured at the fair value of the award on the date of grant and recognized as compensation expense on a straight-line basis over the employee service period, which is the vesting period. CHS recorded expense based upon estimated forfeitures and the number of awards expected to vest.

The fair value of options granted during the periods ended September 30, 2007 and December 31, 2006 was estimated on the grant date using the Black-Scholes option-pricing model with the weighted average assumptions in the table below. Because CHS’s stock was not publicly traded during these periods, the average historical volatility rate based on CHS’s peer group within the health care sector was used. The peer group included two public companies that provide home infusion services and two public companies that provide home nursing services. The calculation of volatility was based on a 6.25 years, which is consistent with the expected term of the awards. The grant life was based on the “simplified method” for “plain vanilla” options as outlined in Topic 14 of SAB 107, Share Based Payment. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	For the Year Ended	For the Nine Months
	December 31,	Ended September 30,
	2006	2007

Weighted-average volatility	47.52%	44.65%
Dividend yield	0%	0%
Expected years until exercise	6.25	6.25
Risk-free interest rate	4.53%	4.70%

On June 30, 2007, CHS’s 2006 Plan was amended to provide that all options granted under it would immediately and fully vest upon the completion of its initial public offering. The acceleration of stock options and recording of the associated compensation expense will be reflected in CHS’s statement of operations for the fiscal quarter in which the offering becomes effective. The acceleration of such options, and remeasurement of CHS’s compensation expense, will be reflected in CHS’s statement of operations for its next fiscal quarter.

Under CHS’s 2006 Plan, common stock options were granted at the following dates and fair values:

	Number of	Exercise Price	Fair Value
Date of Grant	Shares	per Share	per Share(1)

December 6, 2006	2,792,500	$1.00	$1.00
January 8, 2007	3,765,000	$1.00	$1.00
March 13, 2007	25,000	$1.00	$1.00
March 19, 2007	40,000	$1.00	$1.00
March 22, 2007	50,000	$1.00	$1.00
March 30, 2007	25,000	$1.00	$1.00
April 1, 2007	200,000	$1.00	$1.00
April 10, 2007	25,000	$1.00	$1.00
May 21, 2007	470,000	$1.00	$1.00
June 30, 2007	1,563,500	$1.30	$1.30

There were no awards granted prior to December 6, 2006.

CHS believes that its management possessed the valuation experience necessary to estimate the fair value of CHS’s common stock at the grant date of its option awards and that CHS performed a reasonable estimate of the fair value of each grant contemporaneous with its grant. CHS considered certain arm’s length transactional information with unrelated parties to determine the fair value of the majority of the grants at or near the grant date, including the per share price paid by these parties. For additional information about the significant factors, assumptions, and methodologies used in determining fair value of CHS’s capital stock, see “— Valuation of Capital Stock.” CHS believes that the exercise price of each option grant was equal to its fair value at the date of grant.

Valuation of capital stock

Significant Factors, Assumptions and Methodologies Used in Determining the Fair Value of our Capital Stock

Members of CHS’s management possessing the requisite valuation experience estimated the fair value of its capital stock contemporaneously with each stock option grant. CHS did not obtain valuations prepared by an unrelated valuation specialist at the time of each stock option grant because it believed its management possessed the requisite valuation expertise to prepare a reasonable estimate of the fair value of the stock option grants at the time of each grant since CHS’s inception. When determining the fair value of its common stock,

CHS follows the guidance prescribed by the American Institute of Certified Public Accountants in its practice aid, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation” (“the Practice Aid”).

According to paragraph 11 of the Practice Aid, quoted market prices in active markets are the best evidence of fair value of a security and should be used as the basis for the measurement of fair value, if available. Since quoted market prices for CHS’s securities are not available, the estimate of fair value was based on the best information available at the time of the valuation. For the majority of the options, prices for stock sold to outside third parties at or near the grant dates were used as the basis of the fair market valuation. CHS used a market approach to determine the fair market value of the stock sold to outside third parties based on a fair market multiple of EBITDA using quoted market values and EBITDA of six competitors whose shares are publicly traded. CHS assumed a 10% discount in relation to the size and liquidity, which was supported by information obtained from market sources. This valuation was used as support in the negotiations with the third party investors. The Practice Aid provides that, when privately held enterprises or stockholders engage in arm’s length cash transactions with unrelated third parties for the issuance or sale of their equity securities, the cash exchanged in such a transaction may, under certain conditions, serve the same purpose as a quoted market price. Those conditions are (a) the equity securities in the transaction are the same securities as those with which the fair value determination is being made and (b) the transaction is a current transaction between willing parties. To the extent that arm’s length cash transactions occurred, CHS utilized those transactions to determine the fair value of its common stock. Sales of common stock to outside third parties occurred on the following dates:

Price
Date	per Share

January 8, 2007	$1.00
June 30, 2007	$1.30

Results of Operations

CHS

Nine months ended September 30, 2007

Net revenue

	Nine Months Ended September 30, 2007
	Amount	% of Total
	(In thousands)

Net revenue:
Home infusion	$93,992	67.2%
Home nursing	45,858	32.8%

Total	$139,850	100.0%

CHS’s net revenue was $139.9 million for the nine months ended September 30, 2007. Its home infusion net revenue totaled $94.0 million, or 67.2% of its net revenue for the period. Net revenue in CHS’s home infusion segment for the nine months ended September 30, 2007 benefited from its acquisitions of Deaconess in January 2007, Infusion Solutions in March 2007, Applied in June 2007, Infusion Partners of Brunswick and Infusion Partners of Melbourne in July 2007 and East Goshen Pharmacy in August 2007. During this period, CHS increased the number of home infusion payors it services from 48 to 447 and increased the number of active infusion patients from 9,259 to 12,090. During this period, CHS’s operations grew from 10 locations in four states to 33 locations in 14 states.

CHS’s home nursing net revenue totaled $45.9 million, or 32.8% of its net revenue for the period. Net revenue in its home nursing segment during this period is solely attributable to CHS’s acquisition of Deaconess in January 2007. During the nine months ended September 30, 2007, CHS’s home nursing segment provided over 345,566 nursing and therapy visits and 416,081 private duty nursing hours to patients in the home. As of September 30, 2007, CHS had 3,067 active nursing patients in three states.

CHS expects its net revenue to continue to grow through organic growth of its existing operations and through additional acquisitions.

Cost of goods and cost of services

Cost of goods for CHS’s home infusion segment was $37.7 million for the nine months ended September 30, 2007, or 40.1% of its home infusion segment net revenue. Cost of goods relates solely to CHS’s home infusion segment and consisted primarily of the cost of pharmaceuticals, supplies and equipment. As noted above, CHS’s net revenue benefited during the period from the acquisitions of Deaconess, Infusion Solutions, Applied, Infusion Partners of Brunswick, Infusion Partners of Melbourne and East Goshen Pharmacy. This resulted in a corresponding increase in the cost of goods and services provided during the period. As of September 30, 2007, CHS employed 732 employees and operated 33 home infusion locations in its home infusion segment.

Cost of services for CHS’s home infusion segment consisted primarily of direct patient care salaries, payroll taxes, employee benefits and contract labor, which totaled $10.2 million and accounted for 10.9% of net revenue in this segment during this period. This growth was the result of organic growth as well as CHS’s acquisition of Deaconess, Infusion Solutions, Applied, Infusion Partners of Brunswick, Infusion Partners of Melbourne and East Goshen Pharmacy during this period.

Cost of services for CHS’s home nursing segment consisted primarily of direct patient care salaries, payroll taxes, employee benefits and contract labor, which totaled $21.3 million and accounted for 46.4% of net revenue in this segment during this period. As of September 30, 2007, CHS operated 32 home nursing locations in its home nursing segment. As noted above, CHS acquired all of the business in its home nursing segment through the Deaconess acquisition.

CHS expects cost of services in each of its segments to increase in absolute dollar amounts as CHS grows its business organically. CHS will also continue to assess additional acquisitions, which will result in incremental revenues and cost of goods and cost of services. CHS anticipates certain reductions in cost of goods and services rendered through the leveraging of its existing and future contracts and employee base. However, such leverage opportunities are limited due to the limited sensitivity in the primary components of the cost of its goods and services, pharmaceutical products, pharmacy labor and nursing labor. One of CHS’s goals is to continue to pursue leverage opportunities where possible.

Selling, distribution and administrative expense

Selling, distribution and administrative expense for the nine months ended September 30, 2007 was $53.5 million, or 38.1% of net revenue. Selling, distribution and administrative expense consists primarily of $32.1 million of salaries, payroll taxes and benefits, $3.4 million of provision for bad debt and $3.3 million of employee travel, which accounted for 22.8%, 2.5% and 2.3%, respectively, of net revenue during this period.

CHS’s selling, distribution and administrative costs increased as a result of the acquisitions of Deaconess, Infusion Solutions, Applied, Infusion Partners of Brunswick, Infusion Partners of Melbourne and East Goshen Pharmacy. CHS anticipates that selling, distribution and administrative costs in terms of absolute dollars will increase in future periods as the result of additional acquisitions, as well as from costs associated with being a public company. However, CHS anticipates its selling, distribution and administrative expense will decrease as a percentage of net revenues in future periods as it is able to achieve greater leverage from its existing platform.

Depreciation and amortization

Depreciation and amortization expense for the nine months ended September 30, 2007 was $2.6 million, or 1.9% of net revenue. Depreciation expense for this period related to property and equipment totaled $2.4 million, and amortization of capital lease assets totaled $0.2 million.

Interest expense

Interest expense for the nine months ended September 30, 2007 was $11.4 million, or 8.2% of net revenue. Interest expense reflects primarily the cost of CHS’s borrowings under the First Lien Facility and the Second Lien Term Loan during the period. The effective rate of these borrowings for the nine months ended September 30, 2007 was 9.98%. CHS’s indebtedness increased due to its borrowings for the acquisitions of Deaconess, Infusion Solutions, Infusion Partners of Brunswick and Melbourne and East Goshen Pharmacy. CHS financed approximately 72% of the cash purchase price payable at closing for the Deaconess, Infusion Solutions acquisitions, Infusion Partners of Brunswick and Melbourne and East Goshen Pharmacy, while it financed approximately 54% of the cash purchase price payable at closing for the New England Home Therapies and Specialty Pharma acquisitions.

Other income

Other income for the nine months ended September 30, 2007 was $0.8 million, or less than 1% of net revenue.

Provision for income taxes

Provision for income taxes for the nine months ended September 30, 2007 was $1.9 million, or 1.3% of net revenue. This represents an effective tax rate of 45.8% and includes federal and state income tax provisions. CHS’s effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to it in the various jurisdictions in which it operates.

Four months ended December 31, 2006

Net revenue

CHS’s net revenue was $16.9 million for the four months ended December 31, 2006. The net revenue related to one business segment, home infusion, as CHS did not have any home nursing revenue during the period.

Cost of goods and cost of services

Cost of goods was $7.5 million for the four months ended December 31, 2006, or 44.2% of net revenue. Cost of services was $1.7 million for the four months ended December 31, 2006, or 9.9% of net revenue. Cost of services consisted primarily of direct patient care salaries, payroll taxes and benefits.

Selling, distribution and administrative expenses

Selling, distribution and administrative expenses for the four months ended December 31, 2006 was $6.1 million, or 36.2% of net revenue. Selling, distribution and administrative expenses included $3.8 million of salaries, payroll taxes and benefits, $0.6 million of bad debt expense and $1.7 million of other selling, distribution and administrative expenses.

Depreciation and amortization

Depreciation and amortization expense for the four months ended December 31, 2006 was $0.4 million, or 2.5% of net revenue. Depreciation and amortization expense included $0.1 million of amortization expense related to capital lease assets.

Interest expense

Interest expense for the four months ended December 31, 2006 was $0.8 million, or 4.5% of net revenue. At December 31, 2006, CHS had $24.9 million outstanding on a term loan facility, $0.5 million of draws on a revolving credit facility and $0.7 million of capital lease obligations. CHS’s effective interest rate on the First

Lien Facility, after considering the amortization of debt issuance costs, was approximately 9.76% for the four months ended December 31, 2006.

Provision for income taxes

Provision for income taxes for the four months ended December 31, 2006 was $0.2 million, or 1.1% of net revenue. The provision for income taxes was based on the pre-tax affect of the items noted above and represents an effective tax rate of 38.4% and includes federal and state income tax provisions.

New England Home Therapies

Eight months ended August 31, 2006

Net revenue

Net revenue for New England Home Therapies was $13.2 million for the eight months ended August 31, 2006.

Cost of goods and cost of services

Cost of goods was $3.9 million for the eight months ended August 31, 2006, or 29.8% of net revenue, as compared to 31.0% of net revenue for the year ended December 31, 2005. The decrease in cost of goods between the periods relates to a slight change in the product mix towards products with higher gross margins.

Cost of services was $1.8 million for the eight months ended August 31, 2006, or 13.4% of net revenue, as compared to 12.2% of net revenue for the year ended December 31, 2005. The increase as a percentage of net revenues is the result of the increase in labor costs as well as increases in employee benefits.

Selling, distribution and administrative expenses

Selling, distribution and administrative expenses for the eight months ended August 31, 2006 was $6.2 million, or 46.8% of net revenue. Selling, distribution and administrative expenses include $3.8 million of salaries, payroll taxes and benefits, $0.6 million of bad debt expense, $0.5 million of legal, insurance and severance costs related to the change of ownership of New England Home Therapies and $1.3 million of other expenditures. Selling, distribution and administrative expenses for the year ended December 31, 2005 totaled 44.8% of net revenue. The increase in selling, general and administrative expenses during the period resulted from certain transactional costs related to CHS’s acquisition of New England Home Therapies.

Depreciation and amortization

Depreciation and amortization expense for the eight months ended August 31, 2006 was $0.7 million, or 5.2% of net revenue, as compared to 4.7% of net revenue for the year ended December 31, 2005. Depreciation and amortization includes $0.1 million of amortization of capital lease assets. The increase resulted from a change in estimated useful lives of certain rental equipment fixed assets and additions of medical equipment and vehicles.

Interest expense

Interest expense for the eight months ended August 31, 2006 was $0.2 million, or 1.2% of total net revenue, as compared to interest expense representing 1.1% of net revenue for the year ended December 31, 2005. As of August 31, 2006, New England Home Therapies had notes payable and term loans totaling $1.4 million, borrowings under a revolving credit facility of $1.2 million and capital lease obligations of $0.6 million.

Year ended December 31, 2005 compared to the year ended December 31, 2004

Net revenue

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Net revenue	$15,374	$17,266	$1,892	12.3%

Net revenue was $17.3 million for the year ended December 31, 2005 compared to $15.4 million for the same period in 2004, an increase of $1.9 million, or 12.3%. This increase was primarily the result of an $0.8 million increase in enteral therapy, a $0.4 million increase in antibiotics therapy and a $1.0 million increase in respiratory therapy equipment sales and rentals.

Cost of goods

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Cost of goods	$5,142	$5,349	$207	4.0%
Percentage of net revenue	33.4%	31.0%

Cost of goods was $5.3 million, or 31.0% of net revenue, for the year ended December 31, 2005 compared to $5.1 million, or 33.4% of net revenue, for the same period in 2004, an increase of $0.2 million, or 4.0%. Cost of goods as a percentage of net revenue decreased due to a shift in the product mix to higher margin products.

Cost of services

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Cost of services	$1,938	$2,114	$176	9.1%
Percentage of net revenue	12.6%	12.2%

Cost of services was $2.1 million, or 12.2% of net revenue, for the year ended December 31, 2005 compared to $1.9 million, or 12.6% of net revenue, for the same period in 2004, an increase of $0.2 million, or 9.1%. Cost of services consisted of direct patient care salaries, payroll taxes and benefits. The overall increase in cost of services was attributable to the corresponding 12.3% increase in net revenues for the period.

Selling, distribution and administrative expense

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Selling, distribution and administrative expenses	$7,070	$7,732	$662	9.4%
Percentage of net revenue	46.0%	44.8%

Selling, distribution and administrative expense was $7.7 million, or 44.8% of net revenue, for the year ended December 31, 2005 compared to $7.1 million, or 46.0% of net revenue, for the same period in 2004, an increase of $0.7 million, or 9.4%. This increase in absolute dollars can be attributed primarily to a $0.5 million increase in personnel costs that resulted from increased staffing levels. Selling, distribution and administrative expenses as a percentage of net revenue decreased from 46.0% to 44.8% due to increased leverage of fixed selling, distribution and administrative expenses. Selling, distribution and administrative expenses at December 31, 2005 included $5.0 million of personnel costs, $0.3 million of delivery expenses, $0.2 million of outside services, $0.7 million of occupancy costs, $0.8 million of provision for bad debt expense and $0.7 million of general and administrative expenses.

Depreciation and amortization

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Depreciation and amortization	$684	$807	$123	17.9%
Percentage of net revenue	4.5%	4.7%

Depreciation and amortization expense was $0.8 million, or 4.7% of net revenue, for the year ended December 31, 2005 compared to $0.7 million, or 4.5% of net revenue, for the same period in 2004, an increase of $0.1 million, or 17.9%. This increase can be attributed to capital spending primarily related to medical equipment. Medical equipment fixed assets increased by $0.9 million from December 31, 2004 to December 31, 2005.

(Gain) loss related to reorganization

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

(Gain) loss related to reorganization	$(9,144)	$56	$(9,088)	99.4%
Percentage of net revenue	59.5%	0.3%

Loss related to reorganization, was $0.1 million, or 0.3% of net revenue, for the year ended December 31, 2005 compared to a gain of $9.1 million, or 59.5% of net revenue, for the same period in 2004, a decrease of $9.1 million. This change relates primarily to a non-recurring $9.1 million reorganization gain related to the restructuring of New England Home Therapies’ debt through its bankruptcy reorganization that was recognized in fiscal 2004.

Interest expense

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Interest expense	$120	$190	$70	58.4%
Percentage of net revenue	0.8%	1.1%

Interest expense was $0.2 million, or 1.1% of net revenue, for the year ended December 31, 2005 compared to $0.1 million, or 0.8% of net revenue, for the same period in 2004, an increase of $0.1 million, or 5 8.4%. This increase is attributable to the fact that interest on New England Home Therapies’ debt for the first four months of 2004 was forgiven, as New England Home Therapies was in bankruptcy reorganization during that period.

Specialty Pharma

Eight months ended August 31, 2006

Net revenue

Net revenue for Specialty Pharma was $19.7 million for the eight months ended August 31, 2006.

Cost of goods and cost of services

Cost of goods was $10.8 million for the eight months ended August 31, 2006, or 54.7% of net revenue, as compared to 51.8% for the year ended December 31, 2005. The increase in cost of goods as a percentage of net revenue relates to an increase in specialty products, which have a lower gross margin. Cost of services was $1.6 million for the eight months ended August 31, 2006, or 8.2% of net revenue, as compared to 7.5% for the year ended December 31, 2005. The increase relates to a small increase in the cost of labor and the cost of employee benefits.

Selling, distribution and administrative expense

Selling, distribution and administrative expenses for the eight months ended August 31, 2006 was $6.7 million, or 34.0% of net revenue, as compared to 35.0% for the year ended December 31, 2005. Selling, distribution and administrative expenses included $3.6 million of salaries, payroll taxes and benefits, $0.7 million of bad debt, $0.3 million of legal and accounting, $0.3 million of commercial, property and directors and officers liability insurance and $1.8 million in other selling, distribution and administrative expenditures.

Depreciation and amortization

Depreciation and amortization expense for the eight months ended August 31, 2006 was $1.6 million, or 8.0% of net revenue, as compared to 3.8% of net revenue for the year ended December 31, 2005. The increase relates to the change in estimated useful lives of certain rental equipment fixed assets. Depreciation and amortization includes $0.2 million of amortization of capital lease assets.

Interest expense

Interest expense for the eight months ended August 31, 2006 was $0.3 million, or 1.3% of net revenue, as compared to 1.3% of net revenue for the year ended December 31, 2005. Interest expense for the period was relatively flat and relates to term loans and other notes payable, which totaled $1.4 million at August 31, 2006, borrowings under a revolving credit facility, which totaled $1.3 million at August 31, 2006, and $0.5 million in capital lease obligations at August 31, 2006.

Benefit from income taxes

Benefit from income taxes for the eight months ended August 31, 2006 was $0.4 million, or 2.0% of net revenue. The benefit stems from the tax effect of the items noted above and represents an effective tax rate of 35.6%.

Year ended December 31, 2005 compared to the year ended December 31, 2004

Net revenue

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Net revenue	$26,575	$29,287	$2,712	10.2%

Net revenue was $29.3 million for the year ended December 31, 2005 compared to $26.6 million for the same period in 2004, an increase of $2.7 million, or 10.2%. This increase resulted primarily from a $0.6 million increase in the sales of traditional infusion products, a $1.1 million increase in the sales of enteral products and a $1.0 million increase in the sales of Hepatitis C products.

Cost of goods

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Cost of goods	$13,267	$15,170	$1,903	14.3%
Percentage of net revenue	49.9%	51.8%

Cost of goods was $15.2 million, or 51.8% of net revenue, for the year ended December 31, 2005 compared to $13.3 million, or 49.9% of net revenue, for the same period in 2004, an increase of $1.9 million, or 14.3%. This increase can be attributed to the increase in product sales as noted above. Cost of goods as a percentage of net revenue increased due to a change in product mix to products with lower gross margins.

Cost of services

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Cost of services	$2,145	$2,183	$38	1.8%
Percentage of net revenue	8.1%	7.5%

Cost of services was $2.2 million, or 7.5% of net revenue, for the year ended December 31, 2005 compared to $2.1 million, or 8.1% of net revenue, for the same period in 2004, an increase of less than $0.1 million, or 1.8%. The decrease in cost of services as a percentage of net revenue resulted from a shift in the product mix to specialty drugs, which have a lower labor component, and increased leverage of certain fixed labor costs.

Selling, distribution and administrative expense

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Selling, distribution and administrative expense	$8,809	$10,243	$1,434	16.3%
Percentage of net revenue	33.1%	35.0%

Selling, distribution and administrative expense was $10.2 million, or 35.0% of net revenue, for the year ended December 31, 2005 compared to $8.8 million, or 33.1% of net revenue, for the same period in 2004, an increase of $1.4 million, or 16.3%. This increase in absolute dollars is primarily the result of a $1.0 million increase in bad debt provision that related to Specialty Pharma’s conversion to a new billing and accounts receivable system. The increase in bad debt provision also contributed to the increase in selling, distribution and administrative expenses as a percentage of net revenue. Selling, distribution and administrative expense in 2005 included $5.6 million of salaries, payroll taxes and benefits, $2.1 million in bad debt and $2.5 million in other cost of goods expenditures.

Depreciation and amortization

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Depreciation and amortization	$1,264	$1,108	$(156)	(12.3)%
Percentage of net revenue	4.8%	3.8%

Depreciation and amortization expense was $1.1 million, or 3.8% of net revenue, for the year ended December 31, 2005 compared to $1.3 million, or 4.8% of net revenue, for the same period in 2004, a decrease of $0.2 million, or 12.3%. Depreciation and amortization expense was relatively flat in absolute dollars for the year ended December 31, 2005 as compared to the year ended December 31, 2004.

Interest expense

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Interest expense	$332	$391	$59	17.8%
Percentage of net revenue	1.2%	1.3%

Interest expense was $0.4 million, or 1.2% of net revenue, for the year ended December 31, 2005 compared to $0.3 million, or 1.3% of net revenue, for the same period in 2004, an increase of $0.1 million, or 17.8%. This increase relates to an increase in the average borrowings of Specialty Pharma from 2004 to 2005.

Provision for income taxes

	Year Ended December 31,		Increase/
	2004	2005	(Decrease)	% Change
	(In thousands, except percentages)

Provision for income taxes	$315	$44	$(271)	(86.0)%
Percentage of net revenue	1.2%	0.2%

Provision for income taxes was less than $0.1 million, or 0.2% of net revenue, for the year ended December 31, 2005 compared to $0.3 million, or 1.2% of net revenue, for the same period in 2004, a decrease of $0.3 million, or 86.0%. This decrease can be attributed to the decrease in operating income as noted above. Provision for income taxes as a percentage of net revenue decreased due to the decrease in Specialty Pharma’s operating income during the period.

Seasonality

Although CHS’s results of operations are not affected to a material extent by seasonal variations in demand for its products or services, a small number of its products, however, are subject to fluctuations in demand due to seasonality. For example, Respiratory Synctial Virus (“RSV”) treatments are of a seasonal nature because RSV season lasts from approximately October through April each year. As a result, CHS’s net revenues from Synagis are higher during the first and fourth quarters of each year than during the second and third quarters of each year. Net revenue from Synagis accounted for approximately 3.2% of our pro forma net revenue for the year ended December 31, 2006.

Inflation

CHS is impacted by rising costs for certain inflation-sensitive operating expenses such as vehicle fuel, labor and employee benefits. CHS believes that inflation will not have a material effect on its business but may have an impact on its future financial results.

Liquidity and Capital Resources

General

CHS has financed its operations primarily through cash provided by operating activities, private sales of shares of CHS’s common stock and borrowings under the credit facilities. These sources of financing have been CHS’s principal sources of liquidity to date.

CHS believes that its existing cash on hand, cash generated from operating activities and available borrowings under the First Lien Facility will be sufficient to satisfy its currently anticipated cash requirements at least through the next 12 months and thereafter. If CHS makes any significant acquisitions in the future, it may be required to obtain additional debt or equity financing and/or refinance the First Lien Facility and/or the Second Lien Term Loan. See “Risk Factors — Risks Related to CHS’s Business — CHS may need additional capital to finance its growth and capital requirements, which could prevent it from fully pursuing its growth strategy.”

CHS did not generate cash flow from operating activities in the first nine months of 2007, primarily as result of an increase in accounts receivable related to growth in its business, billing and collection delays resulting from converting New England Home Therapies to CHS’s platform accounts receivable and billing system and certain payor issues experienced by CHS’s private duty nursing division. During this period, CHS has funded deficiencies in its cash from operating activities to meet its long-term debt and capital lease obligations with borrowings under CHS’s revolving credit facility. Management anticipates that CHS’s cash collections will return to a normalized basis in the fourth quarter of 2007. If, however, CHS continues to experience negative cash flow from operating activities, it may need to take further action to meet its debt service requirements, see “Risk Factors — Risks Related to CHS’s Business — CHS’s indebtedness has substantial debt service requirements.”

CHS is a holding company with no material business operations. CHS’s most significant asset is the capital stock of its subsidiary Critical Homecare Solutions, Inc., which is itself a holding company. CHS conducts virtually all of its business operations through the direct and indirect subsidiaries of Critical Homecare Solutions, Inc. Accordingly, CHS’s only material sources of cash are dividends or other distributions or payments that are derived from earnings and cash flow generated by these subsidiaries. These subsidiaries might not generate sufficient earnings and cash flow for Critical Homecare Solutions, Inc. to pay dividends or distributions to CHS or otherwise make payments to CHS in the future. In addition, CHS’s credit facilities restrict the ability of Critical Homecare Solutions, Inc. to make dividends or other distributions to CHS. Critical Homecare Solutions, Inc. is dependent on its subsidiaries to generate sufficient funds to service its substantial indebtedness, which is secured by substantially all of CHS’s assets, including the common stock of Critical Homecare Solutions, Inc.’s subsidiaries. See “Risk Factors — Risks Related to CHS’s Business — CHS is a holding company whose material asset is the capital stock of Critical Homecare Solutions, Inc., its only material source of cash. CHS may not have sufficient cash to meet its obligations if the subsidiaries of Critical Homecare Solutions, Inc. are not able to generate sufficient earnings or cash flow for Critical Homecare Solutions, Inc. to pay dividends to CHS or if it is prohibited by its debt agreements from paying dividends to CHS.”

On November 15, 2002, New England Home Therapies filed a petition for bankruptcy as a result of the default of its accounts receivable financier on New England Home Therapies’ accounts receivable financing agreement. CHS believes the bankruptcy was directly attributable to the default of the financier and do not believe it to be indicative of structural profitability issues of the business. New England Home Therapies exited from bankruptcy on February 18, 2004 upon approval of a plan of reorganization. In connection with its emergence from bankruptcy, New England Home Therapies recognized a gain on reorganization, net of reorganization expense, of $9.1 million during the year ended December 31, 2004.

Cash Flows

The table below presents CHS’s cash flow information for the four months ended December 31, 2006 and the nine months ended September 30, 2007.

	Nine Months Ended	Period from September 1,
	December 31, 2006	2006 to September 30, 2007
	(In thousands)

Cash provided by (used in) operating activities	$(597)	$486
Cash used in investing activities	(190,079)	(49,304)
Cash provided by financing activities	192,307	49,665

Cash flows for the nine months ended September 30, 2007

Net cash used by operating activities was $0.6 million for the nine months ended September 30, 2007. Net cash used by operating activities primarily reflects CHS’s net income, adjusted for the provision for doubtful accounts depreciation, amortization, the write-off and amortization of deferred financing fees, the provision for deferred taxes and compensation related to stock options, which provided cash of $10.1 million, offset by an increase in accounts receivable used cash of $10.8 million and increases in other assets that used cash of $3.0 million. The increase in other assets includes a $1.3 million prepayment made to CHS’s drug wholesaler in order to receive more favorable pricing. The prepayment terms are based on a 15-day pre-pay, which is recomputed each quarter.

The increase in accounts receivable related to the overall growth of CHS’s net revenues as well as certain delayed billings for New England Home Therapies in the second quarter of 2007. New England Home Therapies converted to its platform accounts receivable and billing system effective April 1, 2007. The conversion resulted in certain delays in the billings of the division, which resulted in a $3.3 million increase in accounts receivable for the division in the nine months ended September 30, 2007. Management anticipates collections for the division will return to a normalized level by the end of the fourth quarter of 2007, with further increased collections in the first quarter of 2008. In addition, on October 1, 2007, Specialty Pharma converted to CHS’s platform accounts receivable and billing system. CHS anticipates that Special Pharma will experience a slowdown in billing and collections in the fourth quarter of 2007, which CHS believes should resume to normalized levels in the first quarter of 2008. While billing system conversions increase the risk of bad debt due to timely filing limitations, management believes that adequate allowance for bad debt has been provided and that the accelerated billing and collection plan for the remainder of fiscal 2007 will return collections to a normalized basis.

CHS also experienced an increase in the accounts receivable of its private duty nursing business from $4.1 million at January 1, 2007 to $8.3 million at September 30, 2007. The increase relates to an increase in patient volume and related net revenues, with net revenues increasing from $1.5 million in January 2007 to $3.2 million in September 2007. Days sales outstanding for private duty nursing has increased from 93 days to 105 days from January 2007 to September 2007 as the result in delays in collections from TennCare. CHS has met with officials representing TennCare’s third party administrators and is pursuing collection of the older TennCare receivables. Management believes that adequate allowances for doubtful accounts for private duty nursing have been provided as of September 30, 2007.

Cash used in investing activities primarily consists of $176.3 million in payments for business acquired, net of cash, $11.4 million due to sellers, $2.4 million of capital expenditures. Cash used in investing activities was $190.1 million for the nine months ended September 30, 2007.

Cash provided by financing activities primarily consists of proceeds from $163.5 million of long-term debt, $35.9 million in principal payments on debt and capital lease obligations and credit arrangements, $3.4 million of cash paid for deferred financing fees and $68.0 million of proceeds from the issuance of common shares. Cash provided by financing activities was $192.3 million for the nine months ended September 30, 2007.

Cash flows for the four months ended December 31, 2006

Net cash provided by operating activities primarily reflects CHS’s net income during the period, which provided cash of $1.5 million, while an increase in accounts receivable used cash of $1.6 million, increases in inventories used cash of $0.3 million, increases in accounts payable and accrued expenses provided cash of $0.8 million and decreases in other current assets provided cash of $0.1 million. The increase in accounts receivable and inventory relate primarily to increased net revenues attributable to organic growth and the start of the Synagis season as noted above in “— Seasonality.” The growth in accounts receivable and inventory was financed through operating cash flows as well as an increase in vendor payables. Net cash provided by operating activities was $0.5 million for the four months ended December 31, 2006.

Cash used in investing activities primarily consists of $48.1 million in payments for business acquired, net of cash, $0.2 million of cash paid for pre-acquisition costs for pending acquisitions and $1.0 million of capital expenditures. Cash used in investing activities was $49.3 million for the four months ended December 31, 2006.

Cash provided by financing activities primarily consists of proceeds from $25.7 million of long-term debt and credit arrangements and $25.2 million from the issuance of common shares. Cash used by financing activities includes $0.9 million of deferred financing fees and $0.3 million in principal payments on debt and capital lease obligations. Cash provided by financing activities was $49.7 million for the four months ended December 31, 2006.

Capital Expenditures

CHS made capital expenditures of $2.4 million in the nine months ended September 30, 2007 and $1.0 million in the four months ended December 31, 2006. Specialty Pharma and New England Home Therapies made capital expenditures of $0.6 million and $0.6 million, respectively, in the eight months ended August 31, 2006. In the year ended December 31, 2005, Specialty Pharma and New England Home Therapies made capital expenditures of $0.3 million and $0.9 million, respectively. Capital expenditures in 2006 and 2005 related primarily to purchases of medical equipment and vehicles.

In the absence of future significant acquisitions, CHS expects to incur approximately $3.6 million of capital expenditures in 2007, of which it had incurred approximately $2.4 million as of September 30, 2007. CHS expects to incur approximately $4.0 million of non-acquisition related capital expenditures in 2008. CHS expects capital expenditures in 2007 and 2008 will be primarily to purchase medical equipment, computer equipment and software and vehicles.

Contingent Purchase Price

Under an earn out provision of the New England Home Therapies acquisition, CHS is required to pay additional consideration to its former owners which is approximately $0.5 million. CHS’s payment obligation is based on certain specific revenue targets contained in the acquistion agreement. The additional consideration is reflected in the September 30, 2007 financial statements and was paid in December 2007.

CHS may be required to pay up to $1.4 million of additional consideration to the former owners of Applied under an earn out provision of the Applied acquistion agreement. CHS’s payment obligation, if any, is based on certain specified gross profit targets with regard to two existing patients of Applied. The amount of potential obligation under this earn out provision has not been determined. The provision includes terms for certain quarterly prepayments on the earn out, not to exceed $100,000 per quarter. CHS made an advance payment of $100,000 in November 2007 related to the quarter ending September 30, 2007.

CHS may be required to pay up to $0.9 million of additional consideration to the former owners of East Goshen Pharmacy under an earn out provision of the East Goshen Pharmacy acquistion agreement. CHS’s payment obligation, if any, is based on certain specified EBITDA targets contained in the acquistion agreement. The amount of potential obligation under this earn out provision has not been determined.

Adjusted EBITDA

Adjusted EBITDA is a metric used by CHS’s management to measure its liquidity. Adjusted EBITDA is net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization further adjusted to eliminate non-cash compensation expense and to add back restructuring and other costs incurred in connection with acquisitions CHS completes. CHS believes adjusted EBITDA provides investors useful information related to its ability to provide cash flows to meet future debt service, capital expenditure and working capital requirements and to fund future growth and acquisitions.

CHS presents adjusted EBITDA as a supplemental liquidity measure because it believes it provides CHS’s management, board of directors and investors with additional information to measure CHS’s liquidity by excluding potential differences caused by restructuring charges incurred in connection with acquisitions, variations in CHS’s capital structure (affecting interest expense) and to estimate CHS’s value.

Adjusted EBITDA is not a measurement of CHS’s liquidity under U.S. GAAP and should not be considered as an alternative to cash flow from operating activities as a measure of CHS’s liquidity.

CHS understands that although adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of CHS’s liquidity or results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect CHS’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, CHS’s working capital needs;

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements, necessary to service interest or principal payments on CHS’s debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in CHS’s industry may calculate adjusted EBITDA differently than CHS does, limiting its usefulness as a comparative measure.

To compensate for these limitations, CHS’s management evaluates CHS’s liquidity by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.

Commitments and Contingencies

The following table sets forth CHS’s contractual obligations as of September 30, 2007.

	Payments due by period
	Total	2007	2008	2009	2010	Thereafter
	(In thousands)

Long Term Debt Obligations	$153,250	$875	$2,975	$5,800	$8,700	$134,900
Interest-Long Term Debt Obligations*	62,702	3,676	14,464	$14,071	13,469	17,021
Capital Lease Obligations	482	64	238	135	34	11
Operating Lease Obligations	6,030	533	1,702	1,314	952	1,530
Interest-Capital Lease Obligations	55	11	30	10	3	1

Total	$222,519	$5,159	$19,409	$21,330	$23,158	$153,463

*	Computed using interest rates in effect as of September 30, 2007.

The following table sets forth CHS’s contractual obligations as of December 31, 2006.

	Payments due by period
	Total	2007	2008	2009	2010	Thereafter
	(In thousands)

Long Term Debt Obligations	$25,344	$782	$1,563	$2,812	$3,906	$16,281
Interest-Long Term Debt Obligations**	8,892	2,209	2,126	1,942	1,654	961
Capital Lease Obligations	678	259	233	142	33	11
Operating Lease Obligations	1,282	495	237	181	150	219
Interest-Capital Lease Obligations	100	54	31	11	3	1

Total	$36,296	$3,799	$4,190	$5,088	$5,746	$17,473

**	Computed using interest rates in effect as December 31, 2006.

On January 8, 2007, Critical Homecare Solutions, Inc. issued a $0.7 million letter of credit against CHS’s First Lien Facility to secure its performance on its workers’ compensation policy. This letter of credit has a term of one year. On September 26, 2007, CHS issued a letter of credit against the First Lien Facilities in the amount of $75,000 securing CHS’s performance under a vehicle lease agreement that was executed in the fourth quarter of 2007. The letter of credit expires on August 7, 2008.

Off-Balance Sheet Arrangements

As of December 31, 2006 and September 30, 2007, CHS had no off-balance sheet arrangements or obligations.

Quantitative and Qualitative Disclosures About Market Risk

Interest rate risk

Interest on CHS’s borrowings under the First Lien Facility and the Second Lien Term Loan is based in part on CHS’s market interest rates, which are subject to market conditions generally and on CHS’s financial condition. In order to mitigate the risk associated with its exposure to fluctuating market interest rates, on April 10, 2007, CHS’s subsidiary, Critical Homecare Solutions, Inc., entered into a $67.0 million notional interest rate cap on CHS’s First Lien Facility borrowings. In August 2007, the notional interest rate cap on the First Lien Facility was increased by $8.0 million. This interest rate cap effectively places a ceiling on CHS’s interest rate under the First Lien Facility borrowings at a rate of 6.00% for a period of two years from the date of the cap.

Based on the variable-rate debt in CHS’s debt portfolio at September 30, 2007, a one percent increase or decrease in interest rates would increase or decrease, respectively, CHS’s interest expense by $1.5 million on an annual basis.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“the FASB”) issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating SFAS No. 159 to determine what impact, if any, it will have on CHS’s consolidated financial statements upon adoption on January 1, 2008.

In September 2006, FASB issued FASB Statement No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal periods beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating SFAS No. 157 to determine what impact, if any, it will have on CHS’s consolidated financial statements upon adoption on January 1, 2008.

In September of 2006, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. The adoption of SAB No. 108 did not have an impact on CHS’s consolidated financial statements.

In June 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN No. 48”). FIN No. 48 creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. Management has evaluated FIN No. 48 and determined the impact was not material to CHS’s consolidated financial statements.

DIRECTORS AND EXECUTIVE OFFICERS OF
MBF FOLLOWING THE TRANSACTION

Directors and Executive Officers

Immediately following the closing of the acquisition, the board of directors and executive officers of MBF will be as follows:

Name	Age	Position

Robert A. Cucuel	48	Chief Executive Officer [and Director Designee]
Mary Jane Graves	45	Senior Vice President and Chief Financial Officer
Nitin Patel	49	Senior Vice President of Operations
Colleen Lederer	51	Senior Vice President of Professional Services
Joey Ryan	55	Senior Vice President of Compliance and Reimbursement
Mike B. Fernandez	54	Director
Jorge L. Rico	42	Director
Marcio C. Cabrera	43	Director
Antonio L. Argiz	54	Director
Roger J. Medel, M.D.	60	Director
Carlos A. Saladrigas	58	Director

Below is a summary of the business experience of each of our executive officers and directors.

Robert A. Cucuel will serve as our Chief Executive Officer upon completion of the acquisition. Mr. Cucuel has served as Chief Executive Officer and President of CHS since October 2006. Prior to joining CHS, since May 1999, Mr. Cucuel served as Founder, President and Chief Executive Officer of American Homecare Supply, LLC, which was a portfolio company of an affiliate of Kohlberg and provider of respiratory therapy, home medical equipment and infusion therapy. Mr. Cucuel continued to grow American Homecare Supply after it was sold in 2002 (and was renamed Air Products Healthcare) and remained with the company until October 2005. From October 2005 to October 2006, Mr. Cucuel was retired. Mr. Cucuel has over 23 years of experience in the health care industry, including senior level positions at American HomePatient, Home Health Corporation of America, Home Nutritional Services, Inc., Hill-Rom, Inc. and American Hospital Supply. Mr. Cucuel holds a B.S. in accounting and finance from Boston College.

Mary Jane Graves will serve as our Senior Vice President and Chief Financial Officer upon completion of the acquisition. Ms. Graves has served as Chief Financial Officer, Vice President and Secretary of CHS since September 2006. Prior to joining CHS, she acted as an independent consultant to American Homecare Supply and Air Products Healthcare in financial and operational capacities from December 2001 to September 2006. From April 2001 to January 2002, Ms. Graves served as the Acting Chief Executive Officer of Superior Renal Care, Inc., a regional multi-facility outpatient dialysis provider, and as its Chief Financial Officer from September 2000 to January 2002. From 1998 to 1999, Ms. Graves was President and Chief Operating Officer of StadtSolutions, LLP, a specialty pharmacy company. From 1996 to 1998, Ms. Graves served first as Chief Financial Officer and then as Executive Vice President of Operations of Stadtlander Drug Distribution. Ms. Graves holds a B.S. degree in Business Administration — Accounting from Tennessee Technological University and is also a C.P.A.

Nitin Patel will serve as our Senior Vice President of Operations upon completion of the acquisition. Mr. Patel has served as Senior Vice President of Operations at CHS since September 2006. Prior to joining CHS, Mr. Patel was Chief Procurement and Client Services Officer at Air Products Healthcare from December 1999 to March 2006. Mr. Patel also served as Vice President of Operations for Drugstore.com from September 1999 to December 1999, Area Vice President of Operations for American HomePatient from October 1995 to September 1999 and Vice President of Operations for Home Health Corporation of America from January 1994 to September 1994. Mr. Patel also served as a director for Hastings Consulting from November 1994 to

March 1995. Mr. Patel holds a Bachelor of Pharmacy from the University of London and a B.S. in Pharmacy from Ohio Northern University.

Colleen Lederer will serve as our Senior Vice President of Professional Services upon completion of the acquisition. Ms. Lederer has served as Senior Vice President of Professional Services at CHS since February 2007. Prior to joining CHS, she served in many senior roles at Home Health Corporation of America from 1996 until December 2006, including Corporate Vice President of Professional Services (and was responsible for all clinical operations and management) and Chief Compliance Officer. From 1989 to 1995, she was a founding partner and owner of a home health staffing and consulting agency in the Philadelphia region. Ms. Lederer holds a diploma nursing degree from the Thomas Jefferson University School of Nursing.

Joey Ryan will serve as our Senior Vice President of Compliance and Reimbursement upon completion of the acquisition. Ms. Ryan has served as Senior Vice President of Reimbursement and Compliance at CHS since [      ]. Prior to joining CHS, Ms. Ryan held several positions at American Homecare Supply/Air Products Healthcare, including serving as its Vice President of Compliance and Government Relations from December 2005 until November 2006 and as its Senior Vice President of Reimbursement and Compliance from 1999 to December 2005. Prior to this, from 1993 to 1999, Ms. Ryan owned her own consulting company that provided revenue cycle management and process improvement services to the health care industry, and has also held various management positions overseeing billing and reimbursement functions for several other large health care companies in the Philadelphia area. She holds a B.S. in Biology from the University of Missouri and an M.B.A. in Finance from Drexel University. She is also a C.P.A. in Pennsylvania.

Mike B. Fernandez has served as our Chairman and Chief Executive Officer upon our formation in June 2006. Mr. Fernandez has served as Chairman and is a Managing Director of MBF Healthcare Partners, L.P., a healthcare private equity firm, since its formation in April 2005. Mr. Fernandez served as Chief Executive Officer of CAC-Florida Medical Centers, LLC, a group of ten medical clinics, CarePlus Health Plans, Inc., a health maintenance organization serving Medicare-eligible individuals in South Florida, and PrescribIT Rx, LLC (f/k/a CarePlus Pharmacies, LLC), a pharmacy company, from December 2002 until February 2005 when all three companies were sold to Humana Inc. (NYSE: HUM). Mr. Fernandez founded and served as Chief Executive Officer of Physicians Healthcare Plans, Inc., a full service health maintenance organization, from 1993 until December 2002 when it was sold to AMERIGROUP Corporation (NYSE: AGP), a managed health services company. Mr. Fernandez has also founded and is a majority owner of Healthcare Atlantic, Inc., parent company for Atlantic Dental, Inc., a dental benefit company, and Hospitalists of America, LLC, a hospitalists service provider. Mr. Fernandez has 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments. Mr. Fernandez currently sits on the boards of Pediatrix Medical Group, Inc. (NYSE: PDX), a provider of newborn, maternal-fetal and pediatric physician services, Healthcare Atlantic, Inc., HSC Health & Wellness, Inc., a health benefit discount plan, and Medical Specialties Distributors, LLC, a distributor of medical supplies and bio-med equipment, as well as several charitable organizations.

Jorge L. Rico has served as our Senior Vice President, Chief Operating Officer and a member of our Board of Directors upon our formation in June 2006. Mr. Rico has served as a Managing Director of MBF Healthcare Partners, L.P., since its formation in April 2005. From July 2004 until April 2005, Mr. Rico served as a private consultant. Mr. Rico served as President of Division III, of Psychiatric Solutions, Inc. (Nasdaq: PSYS), a provider of inpatient behavioral healthcare services, from June 2003 to July 2004. Mr. Rico served as Executive Vice President and Chief Operating Officer of Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)), a provider of behavioral healthcare treatment programs and services focused on at-risk and special-needs youth, from February 1997 until it was sold in June 2003 to Psychiatric Solutions. Mr. Rico has 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology. Mr. Rico currently sits on the Board of Directors of Hospitalists of America, LLC and Medical Specialties Distributors, LLC.

Marcio C. Cabrera has served as our Senior Vice President, Chief Financial Officer and a member of our Board of Directors upon our formation in June 2006. Mr. Cabrera has served as a Managing Director of MBF Healthcare Partners, L.P. since its formation in January 2005. From July 2004 until April 2005, Mr. Cabrera served as a private consultant. From July 1998 to June 2004, Mr. Cabrera held various management positions at Ramsay Youth Services, Inc. (and at Psychiatric Solutions, Inc. (Nasdaq: PSYS) subsequent to the sale of Ramsay Youth Services, Inc. to Psychiatric Solutions, Inc. in June 2003). His various positions included Executive Vice President, Chief Financial Officer and Treasurer. Mr. Cabrera currently sits on the boards of Hospitalists of America, LLC, Medical Specialties Distributors, LLC and Healthcare Atlantic, Inc.

Antonio L. Argiz has served as a member of our Board of Directors upon our formation in June 2006. Since 1997, Mr. Argiz has served as Managing Partner of Morrison, Brown, Argiz & Farra, a public accounting firm. Mr. Argiz previously served on the American Institute of Certified Public Accountant’s (AICPA) Nominations Committee, the governing body of the AICPA (The Council) and served as the Chairman of the Florida Board of Accountancy.

Roger J. Medel, M.D.  has served as a member of our Board of Directors upon our formation in June 2006. Dr. Medel has been a director of Pediatrix Medical Group, Inc. (NYSE: PDX) since he co-founded the company in 1979 with Dr. Gregory Melnick. Dr. Medel served as Pediatrix’s President until May 2000 and as Chief Executive Officer until December 2002. In March 2003, Dr. Medel reassumed the position of President, serving in that position until May 2004, and became Chief Executive Officer, a position in which he continues to serve today. Dr. Medel is a member of the Advisory Committee of MBF Healthcare Partners, L.P. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel also holds a Masters Degree in Business Administration from the University of Miami.

Carlos A. Saladrigas has served as a member of our Board of Directors upon our formation in June 2006. Mr. Saladrigas has been the Chairman of the Board of Premier American Bank, a banking and financial services company, since 2002. In 2002 he retired as Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a human resources outsourcing company that provides services to small and mid-sized businesses. He currently sits on the Boards of Directors of Progress Energy, Inc. (NYSE: PGN), a diversified energy holding company, and Advance Auto Parts, Inc. (NYSE: AAP), a retailer of automotive parts. Mr. Saladrigas is a member of the Advisory Committee of MBF Healthcare Partners, L.P.

Meetings and Committees of the Board of Directors of MBF

During the fiscal year ended December 31, 2007, MBF’s board of directors held two meetings. Although MBF does not have any formal policy regarding director attendance at annual stockholder meetings, MBF will attempt to schedule its annual meetings so that all of its directors can attend. MBF expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

Our Board of Directors has determined that Messrs. Argiz and Saladrigas are “independent directors” as defined in the American Stock Exchange listing standards and applicable SEC rules. AMEX listing standards require that a majority of our Board of Directors be independent. However, since we are listing on AMEX in connection with our initial public offering, we are not required to meet this requirement until one year from our listing on AMEX. We intend to appoint additional members to our Board of Directors in the future to meet the requirement that a majority of our Board of Directors be independent within one year of our listing on AMEX.

Committees of the Board of Directors

Audit Committee

Our Board of Directors has an Audit Committee that reports to the Board of Directors. Messrs. Argiz, Saladrigas and Cabrera serve as members of our Audit Committee. Under AMEX listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. However, since we are listing on AMEX in connection with our initial public offering, we are permitted to have one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year.

Currently, two members of the Audit Committee are independent, Messrs. Argiz and Saladrigas. We intend to replace Mr. Cabrera with an independent member following the closing of the acquisition to meet the requirement that we have three independent members on our Audit Committee within one year of our listing on AMEX.

Mr. Argiz serves as the chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Argiz qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems.

We do not have a compensation or similar committee. The independent members of our Board of Directors perform the functions of a compensation committee including:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determining the compensation and other terms of employment of our Chief Executive Officer; and

•	reviewing and approving the compensation and other terms of employment of the other executive officers and senior management.

We do not have a nominating or similar committee. The independent members of our Board of Directors perform the functions of a nominating committee including:

•	identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors);

•	reviewing and evaluating incumbent directors;

•	recommending candidates to the Board of Directors for election to the Board of Directors; and

•	making recommendations to the Board of Directors regarding membership on committees of the Board of Directors.

Code of Ethics

In April, 2007, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries. Requests for copies of our code of ethics should be sent in writing to MBF Healthcare Acquisition Corp., 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134.

Compensation Committee Information

Upon consummation of the acquisition, the board of directors of MBF will establish a compensation committee. The purpose of the compensation committee will be to review and approve compensation paid to our officers and to administer MBF’s incentive compensation plans, including authority to make and modify awards under such plans. Initially, the only plan will be the 2008 Incentive Compensation Plan.

Nominating Committee Information

Upon consummation of the acquisition, MBF will form a nominating committee. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on MBF’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Upon the consummation of the acquisition, we will not have any restrictions on stockholder nominations under our amended and restated certificate of incorporation or bylaws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules.

Board of Directors Compensation

MBF’s directors do not currently receive any cash compensation for their service as members of our board of directors. However, in the future non-employee directors may receive certain cash fees, stock options and stock awards that our board of directors may determine to pay.

MBF’s Executive Compensation

None of our executive officers has received any cash compensation for services rendered. Commencing on April 23, 2007 through the acquisition of a target business, we have paid, and will continue to pay MBF Healthcare Partners, L.P., an affiliate of our officers and directors, approximately $7,500 per month for office space and certain additional general and administrative services. We believe that, based on rents and fees for similar services in the Miami, Florida area, the fee charged by MBF Healthcare Partners, L.P. is at least as favorable as we could have obtained from an unaffiliated third party. This arrangement was agreed to by MBF Healthcare Partners, L.P. for our benefit and is not intended to provide Mr. Fernandez with compensation in lieu of his salary. During 2007, approximately $60,000 was incurred under this arrangement. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers, directors, or any of their respective affiliates, for services rendered, including attendance at Board of Directors meetings, prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying a potential target business and performing due diligence on a suitable business combination. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

Compensation Discussion and Analysis

We intend that our executive compensation program following the acquisition will be designed to attract and retain executive talent and to reward them for increasing shareholder value on both an annual and a long-term basis.

We expect our compensation program for executive officers consists of the following elements:

•	Salary;

•	Annual bonus compensation to be determined at the discretion of our independent directors or compensation committee;

•	Equity compensation; and

•	Benefit plans competitive in the industry.

In establishing compensation packages for our executive officers, we will consider numerous factors, including the particular executive’s experience, expertise and performance, the company’s overall performance and compensation packages available in the marketplace for similar positions. In particular, we expect that the compensation program for such executive officers will be tied to the performance of our company generally, but also in comparison to other similar companies of our industry. We also expect our board of directors, and specifically our compensation committee, to assist in the structure and implementation of our executive compensation program paying particular attention to the rewarding the performance of our executives in executing our business plan but also in encouraging our executives to communicate business opportunities to the management of the company including the board of directors.

During fiscal year 2007, no individual who will serve as an executive officer of MBF following completion of the merger received from MBF any cash compensation for services rendered by him to MBF. MBF anticipates that Mr. Cucuel, Ms. Graves, Mr. Patel, Ms. Ryan and Ms. Lederer will be MBF’s executive officers after the acquisition. Historical compensation paid to Mr. Cucuel, Ms. Graves, Mr. Patel, Ms. Ryan and Ms. Lederer as indicated in the Summary Compensation Table below reflect amounts attributable to them based on employment agreements between each of them and CHS.

CHS’s Executive Compensation

Compensation Program Philosophy and Objectives

CHS’s primary objective with respect to executive compensation is to provide competitive compensation and benefits to attract, retain, motivate and reward the highest quality executive officers, while supporting its core values and strategic initiatives. A further key objective is to create a pay-for-performance culture such that a substantial portion of each executive officer’s compensation is contingent on, and variable with, achievement of objective corporate financial goals and other objective measures of success.

In addition, CHS aims to establish compensation plans that align the performance of its executive officers with its business plan and strategic objectives and promote the interests of long-term stockholders by focusing management on achieving strong short-term (annual) performance in a manner that supports and ensures CHS’s long-term success and profitability.

Finally, it is a key objective to ensure that compensation provided to executive officers remains reasonable and responsible yet competitive relative to the compensation paid to similarly situated executives at comparable companies. It is essential that CHS’s overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, CHS’s executive compensation programs are intended to be consistent with its focus on controlling costs.

In addition to rewarding corporate and individual performance, CHS’s compensation program is designed to reward the level of responsibility of, and the position undertaken by, an executive officer. Total compensation and accountability should generally increase with position and responsibility. As a result, total compensation is higher for individuals with greater responsibility and greater ability to influence CHS’s achievement of targeted results and strategic initiatives. Additionally, as position and responsibility increases, a greater portion of the executive officer’s total compensation is performance-based pay contingent on the achievement of performance objectives. In the same way, equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

The Process of Setting Executive Compensation

CHS’s board of directors currently meets after the completion of each fiscal year to evaluate the performance of its named executive officers, to determine each executive’s bonus for the prior fiscal year, to establish the individual and corporate performance objectives for each executive for the current fiscal year, to review each executive’s base salary, to determine the portion of total compensation that will be contingent, performance-based pay, and to consider and approve any grants of equity incentive compensation. CHS’s board of directors also reviews the appropriateness of the performance targets used in incentive plans and the degree of difficulty in achieving specific performance targets. CHS’s board of directors engages in an active dialogue with its Chief Executive Officer and President concerning strategic objectives and performance targets and has not utilized a compensation consultant to date.

Together with the performance objectives, CHS’s board of directors establishes targeted total compensation levels (i.e. maximum achievable compensation) for each of the named executive officers by determining each named executive officer’s base salary and amount of bonus compensation upon achievement of performance targets. In preparing the target amounts, the size of one individual element of compensation does, in some respects, effect the board of directors’ determination of what the targeted amount of other components of compensation should be. For example, each executive’s base pay is used as a basis for calculating a target and maximum bonus opportunities. As a general proposition, CHS’s board of directors attempts to determine the overall best mix of fixed and incentive compensation. In making this determination, CHS’s board of directors is guided by the compensation philosophy described above. CHS’s board of directors considers the compensation at other companies generally, including other portfolio companies owned by Kohlberg, but does not look at the specific compensation programs at such companies, rather they use this information to generally ensure that CHS’s compensation programs are competitive. CHS’s board of directors does not formally or informally use a group of companies to benchmark the compensation of its executive officers.

CHS believes that internal pay equity is an important factor to be considered in establishing compensation for its officers. CHS’s board of directors has not established a policy regarding the ratio of total compensation of Mr. Cucuel, CHS’s Chief Executive Officer and President, to that of CHS’s other officers, but it does review compensation levels to ensure that appropriate pay equity exists, which is determined in CHS’s board of directors’ discretion based on its members’ experience with, and knowledge of, other Kohlberg companies’ practices. CHS’s board of directors intends to continue to review internal compensation equity.

It is CHS’s policy that its board of directors will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, CHS will seek to recover any amount determined to have been inappropriately received by the individual executive.

Benchmarking

CHS’s board of directors does not believe that it is appropriate to establish compensation levels primarily based on benchmarking. While it recognizes that CHS’s compensation practices must be competitive in the marketplace, first-hand experience with establishing compensation levels in various companies across a range of industries allows it to assess the reasonableness of compensation without formal benchmarking. Annually, it reviews each named executive officer’s base salary to determine his or her annual raise, and the adequacy of his or her performance based compensation to ensure that CHS’s executives are appropriately incentivized.

Management’s Role in the Compensation-Setting Process

CHS’s Chief Executive Officer and President, Mr. Cucuel, plays a significant role in the compensation setting process. Mr. Cucuel evaluates the performance of the other named executive officers, establishes business performance targets and objectives for the other named executive officers and recommends salary and bonus levels and option awards for other executive officers. All recommendations of Mr. Cucuel are subject to approval by CHS’s board of directors. CHS’s board of directors discusses the recommendations with Mr. Cucuel, as appropriate, and then makes its decisions in its sole discretion. Similarly, Mr. Cucuel’s compensation, performance targets and objectives are discussed among CHS’s board of directors; however, Mr. Cucuel does not participate in such decisions, and does not make any recommendations with respect to his compensation levels and/or structure. CHS’s board of directors approved Mr. Cucuel’s recommendations for salary and bonus for its executive officers (other than himself) for 2006 and 2007.

Mr. Cucuel helps CHS’s board of directors set its agenda for meetings and will participate in committee meetings at such committee’s request. He provides background information regarding its strategic objectives, evaluates the performance of the senior executive officers, and as mentioned above makes compensation recommendations for senior executive officers (other than himself). Other executives also prepare information for each board of directors meeting.

Elements of Executive Compensation

Base salary

Base pay provides executives with a base level of regular income. In determining base salaries, CHS considers the executive’s qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at CHS, the scope of their responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, the base salary paid to officers in comparable positions at other Kohlberg portfolio companies, internal pay equity and the tax deductibility of base salary. In addition, CHS considers the other components of executive compensation and the mix of performance pay to total compensation. CHS’s board of directors does not apply any specific weighting to these factors. After the completion of each fiscal year, each executive’s past salary and performance are considered and CHS’s board of directors decides whether or not to increase salaries.

To compensate each of the executive officers for services performed in connection with preparation for CHS’s proposed initial public offering, on August 14, 2007, its board of directors approved base salary increases for Mr. Cucuel, Ms. Graves and Mr. Patel, CHS’s named executive officers effective as of July 29, 2007: Mr. Cucuel from $360,000 to $425,000; Ms. Graves from $250,000 to $285,000; and Mr. Patel from $170,000 to $200,000.

Bonus plan

CHS awards annual cash bonuses under a bonus plan (which is contained in each named executive officer’s employment agreement) for achievement of specified performance objectives with a time horizon of one year or less. Bonuses are directly tied to the achievement of EBITDA targets established for the year. The EBITDA targets for the three months ending December 31, 2006 were based on adjusted EBITDA as defined by the bonus plan, as earnings before interest, taxes, depreciation, amortization, management fees and non-cash items. The EBITDA targets for 2007 are based on adjusted EBITDA as defined in our credit facilities. The adjusted EBITDA target includes various adjustments, such as the exclusion of non-cash compensation expense and the inclusion of restructuring and other costs incurred in connection with acquisitions we complete.

CHS’s board of directors determined that for fiscal year 2006 (which included for bonus target purposes only the period from October through December 2006), EBITDA should be determined without reference to adjusted EBITDA as defined in the credit facilities, which definition allows for addbacks for severance, restructuring costs, pro forma adjustments and non-cash items, to provide an incentive to CHS’s management to accelerate the integration of its predecessors. However, with the pace and size of acquisitions CHS completed in 2007, its board of directors determined that the definition of adjusted EBITDA used in the credit facilities would be more appropriate, as the integration of the businesses acquired in fiscal year 2007 would be substantial. CHS’s board of directors recognized that the integration of Deaconess in particular would require the first six months of 2007 and a committed amount of resources to complete. Additionally, the amendment to the credit facilities in July 2007 allowed an add back to adjusted EBITDA for costs related to preparation for an initial public offering or other corporate transaction. Because these recapitalization costs were not budgeted, CHS’s board of directors felt the addback was appropriate.

The EBITDA target for the three months ending December 31, 2006 was $1,381,000 and actual EBITDA achieved for fiscal year 2006 was $1,337,000, which was 96.8% of the EBITDA target for 2006. The EBITDA target for fiscal year 2007 was set at a level that was designed to be challenging, yet achievable, with significant focus on satisfactory industry and regulatory conditions. CHS’s board of directors determines the EBITDA targets for each year by taking into account its financial performance. EBITDA targets are equitably adjusted during the year by CHS’s board of directors to account for income acquired through its completed acquisitions. CHS’s board of directors determines the size of an award that it makes to a particular executive by considering his individual position, responsibilities, and leadership role in CHS. Each executive is eligible to receive a bonus that is within a percentage range of his or her base salary based on CHS’s performance relative to the pre-established targets. CHS believes the target based bonus system that is directly linked to its achievement of EBITDA targets for a year helps to align the interests of its executive’s with those of CHS’s stockholders, focus the management team on specific goals and targets for a year, and ensures that all executives work together as one in the interest of CHS’s performance. CHS’s EBITDA targets are established for compensation purposes and do not represent its projected results, but rather are targets for compensation purposes. CHS’s EBITDA targets do not represent an estimate or projection of its future results. CHS’s actual results will be subject to a number of factors, including the successful execution of its business plan, including its ability to identify and consummate successful acquisitions, and the other factors discussed in the “Risk Factors” section.

The bonus opportunity for the named executive officers and other senior executives designated by CHS’s board of directors is determined in the following way:

•	no bonus is payable if CHS achieves less than 95% of the EBITDA targets;

•	if CHS achieves 95% to 99% of the EBITDA targets, the bonus payable is reduced by 1.5% of base salary for each 1.0% that CHS’s EBITDA is below its EBITDA target;

•	target bonus is paid if CHS achieves 100% the EBITDA targets, with an additional 1.5% of base salary increase in the size of the bonus for each percentage of EBITDA achieved in excess of 100%, up to 109%; and

•	maximum bonuses are paid if CHS achieves 110% of the EBITDA targets or greater.

The bonus opportunities for each of CHS’s named executive officers are as follows: as established in 2006 and applicable for fiscal years 2006 and 2007, the target bonus percentage was 50% of base salary and maximum bonus percentage of 65% of base salary for Mr. Cucuel as Chief Executive Officer and President, the target bonus percentage was 40% of base salary and maximum bonus percentage of 55% of base salary for Ms. Graves as Chief Financial Officer, Vice President and Secretary, and the target bonus percentage was 35% of base salary and maximum bonus percentage of 50% of base salary for each of: Mr. Patel as Senior Vice President of Operations, Ms. Lederer as Senior Vice President of Professional Services, and Ms. Ryan as Senior Vice President of Compliance and Reimbursement.

Based upon CHS’s achievement of EBITDA targets for fiscal year 2006, Mr. Cucuel, Ms. Graves and Mr. Patel received bonuses for fiscal year 2006 equal to $42,500, $22,000 and $14,875, respectively, which were paid on June 22, 2007.

Pursuant to his employment agreement, Mr. Cucuel received a signing bonus equal to $150,000 of which $75,000 was paid to Mr. Cucuel in 2006 and $75,000 was paid during 2007. Ms. Graves and Mr. Patel, pursuant to each of their employment agreements, received a one-time bonus on February 15, 2007 equal to $50,000 and $20,000, respectively, related to CHS’s achievement of revenue targets that were met in fiscal year 2007 (when its consolidated gross revenues exceeded $150.0 million in the aggregate for a trailing pro-forma 12 month period).

Initial public offering bonuses

In December 2006, CHS extended loans to Mr. Cucuel, Ms. Graves, and Mr. Patel for amounts equal to $100,000, $50,000 and $25,000, respectively, in connection with their purchases of shares of its common stock. On August 31, 2007, each of the executives repaid the full amount of such loans including interest. On August 14, 2007, CHS’s board of directors approved special one-time bonuses for Mr. Cucuel, Ms. Graves, and Mr. Patel in amounts equal to $400,000, $250,000, and $43,000, respectively, that were paid to the executives on August 31, 2007. The bonuses paid to each of the executives were intended to compensate the executives for the repayment of the loans and, with respect to Mr. Cucuel and Ms. Graves, to compensate them for their services performed in connection with preparation for an initial public offering or other corporation transaction.

CHS’s 2006 Plan

CHS believes that equity compensation is the most effective means of creating a long-term link between the compensation provided to executives and gains realized by its stockholders, as the value of stock-based compensation is dependent upon long-term appreciation in stock price. Accordingly, CHS believes stock options should be a significant part of the total mix of executive compensation. Under CHS’s 2006 Plan, all stock options incorporate the following features:

•	the term of the grant does not exceed 10 years;

•	the grant price is not less than the fair market value of CHS’s common stock on the date of grant; and

•	options typically vest over four years, with 25% typically vesting on each anniversary of the vesting commencement date. All outstanding options granted under CHS’s 2006 Plan will vest upon a significant corporate transaction (which includes the consummation of this acquisition).

In 2006, CHS’s board of directors granted options to each of its executive officers under CHS’s 2006 Plan. In determining the number of options to be granted to its executives, CHS’s board of directors takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s performance, the number of options currently held by the individual, and the value of stock options in relation to other elements of total compensation.

CHS uses stock options as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based: all the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

•	Stock options help to provide a balance to the overall compensation program: while salary and cash bonuses focus on the achievement of annual performance targets, the four year vesting for stock options creates incentive for increases in stockholder value over a longer term.

•	The vesting period encourages executive retention and the preservation of stockholder value.

Additional benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as a 401(k) defined contribution plan.

Severance arrangements

Each named executive officer is entitled to receive severance benefits under to the terms of his or her employment agreement upon termination by CHS without cause and in the case of Mr. Cucuel also upon a resignation with good reason. The severance benefits were negotiated at the time of hire by CHS and were based on what CHS’s board of directors believed was reasonable, but not overly generous, severance benefits for each named executive officer. CHS believes that such severance benefits are an important element of its compensation program and assists it in recruiting and retaining talented individuals. These severance benefits did not influence CHS’s determination of other compensation elements, as the severance benefits are designed to reward past service and ensure that it continues to retain its named executive officers, while the other elements of CHS’s compensation program are designed to reward the executives for their present and future performance. For details on such severance benefits, see “— Potential Post-Employment Payments Upon Termination or Change in Control.” CHS does not award additional severance payments in the event of a termination related to a change of control.

Reasonableness of Compensation

After considering all components of the compensation paid to the named executive officers in 2007, CHS considered the total compensation reasonable because:

•	It considered a variety of factors including, the executive’s level of responsibility, position undertaken and ability to influence its achievement of targeted results and strategic initiatives.

•	The total compensation levels for the named executive officers are comparable with those of similarly situated executives in comparable companies.

Tax and Accounting Considerations

CHS generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, it has consistently issued nonqualified stock options that will result in a tax deduction to it upon exercise. Section 162(m) of the Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid in any fiscal year to its chief executive officer and the three other officers (other than the principal financial officer) whose compensation is disclosed in the proxy statement. CHS’s board of directors reviews compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, CHS’s board of directors may approve compensation that does not qualify for deductibility when it deem it to be in its best interests.

Summary Compensation Table for Fiscal Years 2006 and 2007

The following table sets forth the cash and non-cash compensation paid by us or incurred on our behalf to our named executive officers during 2006 and 2007, our last completed fiscal year.

				Non-Equity
			One Time	Incentive Plan	Option	All Other
Name and Principal		Salary	Bonus	Compensation	Awards	Compensation	Total
Position	Year	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Robert A. Cucuel(7)	2007	383,846	400,000	—	578,755	21,231	1,392,180
Chief Executive	2006	58,846	150,000	42,500	16,778	5,446	273,570
Officer and President
Mary Jane Graves	2007	261,731	250,000	50,000	199,661	16,363	731,944
Chief Financial Officer,	2006	54,153	—	22,000	5,383	11,901	93,437
Vice President and Secretary
Nitin Patel	2007	187,115	43,000	20,000	78,007	15,117	323,869
Senior Vice President	2006	41,846	—	14,875	2,703	6,806	66,230
of Operations
Colleen Lederer(1)	2007	183,346	4,846	25,000	47,596	13,925	282,804
Senior Vice President of Professional Service
Joey Ryan(1)	2007	111,538	—	—	48,391	96,401	259,973
Senior Vice President of Compliance and Reimbursement

(1)	Compensation information for Colleen Lederer, Senior Vice President of Professional Services, and Joey Ryan, Senior Vice President of Compliance and Reimbursement, for fiscal year 2006 is omitted from this table because these named executive officers were only employed by us during fiscal year 2007.

(2)	For fiscal year 2006, this reflects total base salary paid to each of the executives from October 19, 2006 through December 31, 2006 and is not an annual base salary.

(3)	Represents a signing bonus for Mr. Cucuel (2006) and Ms. Lederer (2007). The 2007 amounts represent one-time special bonuses paid to certain of CHS’s executive officers to compensate them for services performance in connection with preparation for an initial public offering (or other corporate transaction).

(4)	Represents awards made pursuant to Bonus Plans and earned during the relevant fiscal year. For Ms. Lederer it represents a quarterly bonus for fiscal year 2007. The 2007 amounts for each of Ms. Graves and Mr. Patel represent a bonus in connection with Deaconess.

(5)	Represents the compensation cost of stock options recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS123R. These amounts do not correspond to the actual value that will be recognized by CHS’s named executive officers for these awards. See Note 13 in CHS’s audited financial statements included elsewhere in this proxy statement for the assumptions made in determining these values.

(6)	For fiscal year 2006, this represents medical reimbursements and car allowances for each of the executives and, for Ms. Graves, it also represents $8,185 for relocation expenses. For fiscal year 2007, it represents car allowances for each of the executives and the amount of the company match under CHS’s 401(k) defined contribution plan. Additionally, for Ms. Ryan this also includes payments of $88,000 in 2007 as a consultant prior to her employment with CHS.

(7)	Mr. Cucuel is also a member of our board of directors but does not receive any additional compensation for his services in this capacity.

Grants of Plan Based Awards for Fiscal Year 2007

			Estimated Future Payouts
			Under Non-Equity		All Other
			Incentive Plan Awards(1)		Option Awards	Exercise of
					Number of	Base Price	Grant Date
					Securities	of Option	Fair Value of
	Grant	Threshold		Maximum	Underlying	Awards	Stock and Option
Name	Date	($)(c)	Target ($)	($)(e)	Options	($/Sh)(g)	Awards(h)

Robert A. Cucuel		0	212,500	276,250
Robert A. Cucuel	01/09/2007				2,305,000	1.00
Robert A. Cucuel	06/30/2007				375,000	1.30
Mary Jane Graves		0	114,000	156,750
Mary Jane Graves	01/09/2007				600,000	1.00
Mary Jane Graves	06/30/2007				500,000	1.30
Nitin Patel		0	70,000	100,000
Nitin Patel	01/09/2007				210,000	1.00
Nitin Patel	06/30/2007				125,000	1.30
Colleen Lederer		0	73,500	105,000
Colleen Lederer	01/09/2007				290,000	1.00
Colleen Lederer	06/30/2007				125,000	1.30
Joey Ryan		0	70,000	100,000
Joey Ryan	05/21/2007				470,000	1.00
Joey Ryan	06/30/2007				125,000	1.30

(1)	For a description of the material terms of these awards, see “— CHS’s Executive Compensation — Elements of Executive Compensation — Bonus Plan.” These bonus payments are based on 2006 and 2007 salaries respectively.

Employment Agreements

In 2007, CHS had employment agreements with each of its named executive officers. Each agreement contains confidentiality provisions, and non-competition and non-solicitation covenants applicable during the term of employment and post-termination of employment. Each agreement provides CHS with the option to extend the term of the non-competition restrictions in exchange for providing the executive with additional severance benefits.

Robert A. Cucuel

Mr. Cucuel’s employment agreement with CHS provides that Mr. Cucuel will continue to serve as its Chief Executive Officer and as a member of CHS’s board of directors until his employment is terminated by CHS or by Mr. Cucuel, which may be at any time, with or without cause, or upon the expiration of his employment term on October 6, 2012, if earlier. The agreement contains a covenant not to engage in any business that competes with CHS in certain geographic locations, during the term of his employment and during any 12 month period that Mr. Cucuel is receiving severance benefits or for a period 12 months in the event of his voluntary termination, and a covenant not to solicit CHS’s officers during the term of his employment and for a period of 12 months thereafter.

Mr. Cucuel is entitled to receive an annual base salary of $425,000. In accordance with the terms of his employment agreement and the bonus program described therein, Mr. Cucuel is eligible for an annual target bonus equal to 50% of his base salary with a maximum bonus opportunity of 65% of his base salary, subject to the achievement of performance targets, for the relevant year. For fiscal year 2006, Mr. Cucuel received an annual bonus of $42,500 which was paid on June 22, 2007. Pursuant to his employment agreement, Mr. Cucuel received a signing bonus of $150,000, $75,000 which was paid upon his commencement of employment and $75,000 was paid on February 15, 2007. Mr. Cucuel was granted 4,480,000 options to purchase shares of CHS common stock pursuant to CHS’s 2006 Plan (1,800,000 options were granted during fiscal year 2006 and the remainder were granted during fiscal year 2007). Additionally, Mr. Cucuel is eligible to receive options to purchase CHS shares equal to 50% of any increase in the option pool under CHS’s 2006 Plan following his commencement of employment prior to an initial public offering. Mr. Cucuel was eligible to receive a loan from CHS for $500,000 to purchase shares of its common stock on October 16, 2006. CHS extended him a loan for $100,000, which loan has been repaid. Mr. Cucuel participates generally in all of CHS’s employee benefit plans including a 401(k) plan (adopted in 2007) and is entitled to a monthly car allowance of $1,250. Mr. Cucuel is entitled to four weeks of paid vacation per year.

Mary Jane Graves

Ms. Graves’s employment agreement with CHS provides that Ms. Graves will continue to serve as its Vice President and Chief Financial Officer until her employment is terminated by CHS or by Ms. Graves, which may be at any time, with or without cause, or earlier if her employment is not renewed pursuant to a notice of non-renewal at least 30 days prior to September 19, 2008, or each successive one-year period. The agreement contains a covenant not to engage in any business that competes with CHS in certain geographic locations, during the term of her employment and for any 12 month period that Ms. Graves is receiving severance benefits, or a 12 month period in the event of her voluntary termination, and a covenant not to solicit our officers during the term of her employment and for a period of 12 months thereafter.

Ms. Graves is entitled to receive an annual base salary of $285,000 and she received a one time bonus of $50,000 on February 15, 2007 because CHS’s consolidated gross revenues exceeded $150.0 million in the aggregate for a pro forma trailing twelve month period. In accordance with the terms of her employment agreement and the bonus program described therein, Ms. Graves is eligible for an annual target bonus equal to 40% of her base salary with a maximum bonus opportunity of 55% of her base salary, subject to the achievement of performance targets for the relevant year. For fiscal year 2006, Ms. Graves received a bonus of $22,000 which was paid on June 22, 2007. Ms. Graves was granted 1,677,500 options to purchase shares of CHS common stock pursuant to CHS’s 2006 Plan (577,500 options were granted in fiscal year 2006 and the remainder were granted during 2007). Ms. Graves was eligible to purchase up to 150,000 CHS shares for a 90 day period following her commencement of employment and entitled to borrow up to $75,000 from CHS to pay for such shares. CHS extended her a loan for $50,000, which loan has been repaid. Ms. Graves participates generally in all of CHS’s employee benefit plans including a 401(k) plan (adopted in 2007) and is entitled to a monthly car allowance of $1,000. Ms. Graves is entitled to four weeks of paid vacation per year. Ms. Graves is eligible for reimbursement by us for up to $30,000 for relocation expenses associated with her move to the Philadelphia area.

Nitin Patel

Mr. Patel’s employment agreement with CHS provides that Mr. Patel will continue to serve as its Senior Vice President of Operations, until his employment is terminated by CHS or by Mr. Patel, which may be at any time, with or without cause, or earlier if his employment is not renewed pursuant to a notice of non-renewal at least 30 days prior to September 19, 2008, or each successive two year period. The agreement contains a covenant not to engage in any business that competes with CHS in certain geographic locations, during the term of his employment and for any nine month period Mr. Patel is receiving severance benefits, or a 12 month period in the event of his voluntary termination, and a covenant not to solicit CHS’s officers during the term of his employment and for a period of 12 months thereafter.

Mr. Patel is entitled to receive an annual base salary of $200,000 and he received a one time bonus of $20,000 on February 15, 2007 because CHS’s consolidated gross revenues exceeded $150.0 million in the aggregate for a pro forma trailing twelve month period. In accordance with the terms of his employment agreement and the bonus program described therein, Mr. Patel is eligible for an annual target bonus equal to 35% of his base salary with a maximum annual bonus opportunity of 50% of his base salary, subject to the achievement of performance targets for the relevant year. For fiscal year 2006, Mr. Patel received an annual bonus of $14,875 which was paid on June 22, 2007. Mr. Patel was granted 625,000 options to purchase shares of CHS common stock pursuant to CHS’s 2006 Plan (290,000 options were granted in fiscal year 2006 and the remainder were granted during fiscal year 2007). Additionally, Mr. Patel was eligible to purchase up to 100,000 shares of CHS common stock for a 90 day period following his commencement of employment and was eligible to borrow up to $50,000 from CHS to pay for such shares. CHS extended him a loan for $25,000, which loan has been repaid. Mr. Patel participates generally in all of CHS’s employee benefit plans including a 401(k) plan (adopted in 2007) and is entitled to a monthly car allowance of $1,000. Mr. Patel is entitled to four weeks of paid vacation per year.

Colleen Lederer

Ms. Lederer’s employment agreement with CHS provides that Ms. Lederer will continue to serve as its Senior Vice President of Professional Services, until her employment is terminated by CHS or by Ms. Lederer, which may be at any time, with or without cause, or earlier if her employment is not renewed pursuant to a notice of non-renewal at least 30 days prior to February 1, 2009, or each successive one year period. The agreement contains a covenant not to engage in any business that competes with CHS in certain geographic locations, during the term of her employment and for any period Ms. Lederer is receiving severance benefits, or a 12 month period in the case of a voluntary termination by Ms. Lederer, and a covenant not to solicit CHS’s officers during the term of her employment and for a period of 12 months thereafter.

Ms. Lederer is entitled to receive an annual base salary of $225,750. In accordance with the terms of her employment agreement and the bonus programs described therein, Ms. Lederer is eligible for a quarterly bonus of $10,000 based upon the achievement of certain targets and metrics established by CHS’s board of directors and an annual target bonus equal to 35% of her base salary with a maximum annual bonus opportunity of 50% of her base salary, subject to the achievement of performance targets, for the relevant year. Ms. Lederer was granted 415,000 options to purchase shares of CHS common stock pursuant to CHS’s 2006 Plan. Ms. Lederer participates in all of CHS’s employee benefit plans including a 401(k) plan (adopted in 2007) and is entitled to a monthly car allowance of $1,000. Ms. Lederer is entitled to four weeks of paid vacation per year.

Joey Ryan

Ms. Ryan’s employment agreement with CHS provides that Ms. Ryan will continue to serve as its Senior Vice President of Compliance and Reimbursement, until her employment is terminated by CHS or by Ms. Ryan, which may be at any time, with or without cause, or earlier if her employment is not renewed pursuant to a notice of non-renewal at least 30 days prior to May 21, 2009, or each successive one year period. The agreement contains a covenant not to engage in any business that competes with CHS in specific geographic locations, during the term of her employment and for any period Ms. Ryan is receiving severance benefits, or a 12 month period in the case of a voluntary termination by Ms. Ryan, and a covenant not to solicit CHS’s officers during the term of her employment and for a period of 12 months thereafter.

Ms. Ryan is entitled to receive an annual base salary of $200,000. In accordance with the terms of her employment agreement and the bonus program described therein, Ms. Ryan is eligible for an annual target bonus equal to 35% of her base salary with a maximum bonus opportunity of 50% of her base salary, subject to the achievement of EBITDA performance targets. Ms. Ryan was granted 595,000 options to purchase shares of CHS common stock pursuant to CHS’s 2006 Plan. Ms. Ryan participates in all of CHS’s employee benefit plans including a 401(k) plan (adopted in 2007) and is entitled to a monthly car allowance of $1,000. Ms. Ryan is entitled to four weeks of paid vacation per year. Ms. Ryan is also eligible for reimbursement for the monthly costs of her cell phone, the cost of maintaining her CPA license and annual fees for her USAirways club membership used in connection with business travel.

In connection with the Stock Purchase Agreement, CHS has entered into new employment agreements with the key employees of CHS listed above. Each employment agreement becomes effective upon the closing of the acquisition; however, if the acquisition is not consummated, the new employment agreements shall automatically terminate and the prior agreements shall continue in full force and effect.

Outstanding Equity Awards at Fiscal Year-End 2007

	Option Awards(3)
			Option
	Number of Securities Underlying		Exercise		Option
	Unexercised Options(1)		Price		Expiration
Name	Exercisable (#)	UnExercisable (#)	($)(2)	Grant Date	Date

Robert A. Cucuel	450,000	1,350,000	1.00	12/06/2006	12/06/2016
Robert A. Cucuel		2,305,000	1.00	01/09/2007	01/09/2017
Robert A. Cucuel		375,000	1.30	06/30/2007	06/30/2017
Mary Jane Graves	144,375	433,125	1.00	12/06/2006	12/06/2016
Mary Jane Graves		600,000	1.00	01/09/2007	01/09/2017
Mary Jane Graves		500,000	1.30	06/30/2007	06/30/2017
Nitin Patel	72,500	217,500	1.00	12/06/2006	12/06/2016
Nitin Patel		210,000	1.00	01/09/2007	01/09/2017
Nitin Patel		125,000	1.30	06/30/2007	06/30/2017
Colleen Lederer		290,000	1.00	01/09/2007	01/09/2017
Colleen Lederer		125,000	1.30	06/30/2007	06/30/2017
Joey Ryan		470,000	1.00	05/21/2007	05/21/2017
Joey Ryan		125,000	1.30	06/30/2007	06/30/2017

(1)	These options were awarded pursuant to the Nonqualified Stock Option Agreements entered into by each of CHS’s named executive officers on the Grant Date, under CHS’s 2006 Plan. Under these agreements, 25% of the total options granted are exercisable on each of the first, second, third & fourth anniversaries of the Grant Date. Upon the occurrence of a company transaction (which includes the consummation of the acquisition), all outstanding unvested options will immediately become fully vested and exercisable. If the named executive officer’s employment is terminated for any reason, the unvested portion of his or her stock option will expire on the date he or she is terminated. The vested portion of his or her stock options will remain exercisable until the expiration of the option period, 12 months after termination due to death or disability or 180 days after any other termination other than by CHS for cause; provided however that, if the fair market value of the vested options is less than exercise price on the date of termination, such vested stock options will immediately terminate. If the named executive officer is terminated for cause, all outstanding vested and unvested options will immediately terminate.

(2)	The Stock Option exercise price was based on the fair market value on the date of grant as determined by CHS’s board of directors using the Black-Scholes option-pricing model.

(3)	No options were exercised during fiscal year 2006 or 2007.

Potential Post-Employment Payments upon Termination or Change in Control

The employment of each named executive officer may be terminated by CHS or by the executive at any time, with or without cause, subject to the provisions of his or her employment agreement. Each named executive officer is entitled to receive severance benefits pursuant to the terms of his or her employment agreement upon termination by CHS without cause, or in the case of Mr. Cucuel, also upon his resignation for good reason. A named executive officer is not eligible for benefits if his or her termination is due to death or permanent disability.

A termination for “good reason” means a material breach by CHS of Mr. Cucuel’s employment agreement.

A termination for “cause” includes any of the following actions by the executive: a material breach of the executive’s employment agreement; willful failure to comply with the directives of CHS’s board of directors, which failure continues after notice and a 30 day opportunity to cure; gross negligence or willful misconduct in the performance of his or her duties; theft or embezzlement of CHS’s property, or any other act including but not limited to a felony or crime involving moral turpitude, that is injurious in any significant respect to CHS’s property, operations, business or reputation;

The executives’ employment agreements do not provide any right to receive a “gross up” in the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Code, or any other federal, state and local income.

Upon a termination of any of the executive officers by CHS without cause, or in the case of Mr. Cucuel by him for good reason, each of the executive officers will be entitled to continued payment of his or her base salary for period of either 12 or nine months.

Upon any termination, Mr. Cucuel, will be entitled to continued health insurance benefits and car allowance benefits for the 12 month period that Mr. Cucuel is receiving severance benefits following termination.

If there is a company transaction, the vesting of any unvested stock options granted to each executive officer shall accelerate and become immediately exercisable. A company transaction is defined as the consummation of (i) a merger or consolidation that results in a transfer or change of ownership of more than 50% of the voting power, (ii) a sale of all of the voting power, (iii) sale, lease or exchange of all or substantially all of CHS’s assets, or (iv) an initial public offering. All outstanding unvested stock options held by each of the named executive officers shall accelerate and vest upon the consummation of this acquisition. Upon the occurrence of a company transaction, CHS may provide for an automatic cancellation of the options in exchange for the payment to the executive of the excess, if any, of the consideration received per share in the company transaction over the exercise price of the option.

According to the terms of each named executive officers’ Nonqualified Stock Option Agreement, if their employment is terminated for any reason, the unvested portion of their stock option will expire on the date they are terminated. The vested portion of the stock option will remain exercisable for 180 days following the executive’s termination, one year in the case of termination due to death or disability, or the expiration of the option period. However, if the exercise price of the option is above the fair market value of the option on the date of the executive’s termination then the option shall immediately expire, whether vested or unvested. In the event that an executive is terminated by CHS for cause, we have the right to repurchase common stock and options from the executive.

Robert A. Cucuel

If Mr. Cucuel’s employment is terminated, either by CHS without cause or by him for good reason, he will be entitled to the continuation of his then current annual salary for the lesser of 12 months or the number of months until October 16, 2016, and the continuation of his health insurance and car allowance benefits for the same period.

In accordance with the terms of the Nonqualified Stock Option Agreements entered into by Mr. Cucuel, the stock options granted to him will immediately become fully vested and exercisable upon a company transaction, which includes the consummation of this acquisition. The stock options granted to Mr. Cucuel, shall immediately become fully vested and exercisable if there is a merger or acquisition that does not result in a company transaction but results in the executive’s termination for good reason, or upon the event of our dissolution or liquidation.

Mary Jane Graves

If Ms. Graves’s employment is terminated without cause, she will be entitled to the continuation of her then current annual salary 12 months and the continuation of her health insurance benefits for the same period. In accordance with the terms of the Nonqualified Stock Option Agreements entered into by Ms. Graves, the stock options granted to her will immediately become fully vested and exercisable upon a company transaction, which includes the consummation of this acquisition.

Nitin Patel

If Mr. Patel’s employment is terminated, without cause, he will be entitled to the continuation of his then current annual salary for nine months. In accordance with his employment agreement, Mr. Patel is not eligible for post-employment health insurance benefits.

In accordance with the terms of the Nonqualified Stock Option Agreements entered into by Mr. Patel, the stock options granted to him will immediately become fully vested and exercisable upon a company transaction, which includes the consummation of this acquisition.

Colleen Lederer

If Ms. Lederer’s employment is terminated without cause, she will be entitled to the continuation of her then current annual salary 12 months and the continuation of her health insurance benefits for the same period.

In accordance with the terms of the Nonqualified Stock Option Agreement entered into by Ms. Lederer, the stock options granted to her will immediately become fully vested and exercisable upon a company transaction, which includes the consummation of this acquisition.

Joey Ryan

If Ms. Ryan’s employment is terminated without cause, she will be entitled to the continuation of her then current annual salary 12 months. In accordance with her employment agreement, Ms. Ryan is not eligible for post-employment health insurance benefits.

In accordance with the terms of the Nonqualified Stock Option Agreement entered into by Ms. Ryan, the stock options granted to her will immediately become fully vested and exercisable upon a company transaction, which includes the consummation of this acquisition.

Termination Payments

The following table sets forth the payments each of CHS’s named executive officers would have received if their employment had been terminated by CHS without cause on December 31, 2007 and there was no company transaction.

		Amount Payable for
Name	Benefit	Termination Without Cause

Robert A. Cucuel	Cash Severance	$425,000
	Medical Benefits	14,771
	Car Allowance	15,000
	Option Acceleration Value	—
Mary Jane Graves	Cash Severance	$285,000
	Medical Benefits	4,828
	Option Acceleration Value	—
Nitin Patel	Cash Severance	$150,000
	Medical Benefits	—
	Option Acceleration Value	—
Colleen Lederer	Cash Severance	$210,000
	Medical Benefits	14,771
	Option Acceleration Value	—
Joey Ryan	Cash Severance	$200,000
	Medical Benefits	—
	Option Acceleration Value	—

CHS’s 2006 Plan

CHS adopted CHS’s 2006 Plan effective September 19, 2006. The purpose of CHS’s 2006 Plan is to attract, retain, and motivating persons of outstanding ability by providing them with a proprietary interest in CHS and to link their interests with the long terms interests of CHS’s stockholders. As of June 30, 2007, there are nonqualified options outstanding under CHS’s 2006 Plan to acquire an aggregate of 8,931,000 shares of CHS common stock that were granted at an exercise price per share equal to the fair market value of a share on the date of grant.

Administration.  CHS’s 2006 Plan is administered by its board or such other committee as may be appointed by its board with responsibility for the administration of CHS’s 2006 Plan. The administrator of CHS’s 2006 Plan will have the sole and complete authority to determine who will be granted an award under the 2006 Plan and the terms and conditions of any agreements evidencing any awards granted thereunder. CHS’s 2006 Plan administrator will have full discretion to administer and interpret CHS’s 2006 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised, whether and under what circumstances an award may be exercised, and to correct any defect or supply any omission or reconcile any inconsistency in CHS’s 2006 Plan.

Eligibility.  Any of CHS’s employees, non-employee directors, officers, consultants, agents, advisors or independent contractors of bona fide services rendered, or of its subsidiaries or their respective affiliates will be eligible for awards under CHS’s 2006 Plan.

Number of Shares Authorized.  CHS’s 2006 Plan provides for an aggregate of 10,000,000 shares of CHS common stock to be available for awards, subject to certain anti-dilution protection. If any award is forfeited or if any option terminates, expires or lapses without being exercised, shares of CHS common stock subject to such award will again be made available for future grant. If there is any change in CHS’s corporate capitalization, CHS’s 2006 Plan administrator in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under CHS’s 2006 Plan, the number of shares covered by awards then outstanding under CHS’s 2006 Plan, the limitations on awards under CHS’s 2006 Plan, and such other equitable substitution or adjustments as it may determine appropriate.

Term of the Plan.  CHS’s 2006 Plan has no definitive expiration date. No further awards may be granted after CHS’s 2006 Plan is terminated in accordance with the terms of CHS’s 2006 Plan.

Awards Available for Grant.  CHS’s 2006 Plan administrator may grant awards of nonqualified stock options, incentive (qualified) stock options, or any combination of the foregoing.

Term of Options.  Unless otherwise determined by CHS’s 2006 Plan administrator and set forth in a grant letter, options granted under CHS’s 2006 Plan shall terminate on the 10th anniversary of the date of grant, subject to earlier termination in the event of termination of employment.

Vesting of Options.  Unless otherwise determined by CHS’s 2006 Plan administrator, options shall vest over four years, with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant. Vested options granted under CHS’s 2006 Plan may be exercised in accordance with their terms.

Options.  CHS’s 2006 Plan administrator will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Under the terms of CHS’s 2006 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under CHS’s 2006 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by CHS’s 2006 Plan administrator and specified in the applicable award agreement. The maximum term of an option granted under CHS’s 2006 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of shares of common stock, or to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as CHS’s 2006 Plan administrator may determine to be appropriate.

Transferability.  Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment.  Our board of directors in its sole discretion may amend, suspend or terminate CHS’s 2006 Plan at any time; however, stockholder approval to amend CHS’s 2006 Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any previously granted award without the consent of the participant or recipient.

Company Transaction.  In the event of a company transaction (as defined in CHS’s 2006 Plan), which includes the consummation of the acquisition, all outstanding options issued under CHS’s 2006 Plan shall become fully vested and exercisable, and all restrictions limitations and forfeiture provisions shall lapse. CHS’s 2006 Plan administrator may, in its sole discretion, cancel outstanding options and pay the value to the participants of the excess, if any, of the per share consideration received in connection with the company transaction over the exercise price of the option. CHS’s 2006 Plan administrator may, in its discretion with the consent of the successor company (as defined in CHS’s 2006 Plan), substitute outstanding options with common stock of the successor company substantially equal to the fair market value of the per share consideration received in the company transaction, which includes the consummation of this offering. CHS’s 2006 Plan administrator shall have the discretion to take such further action necessary or advisable with respect to options at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control as defined by CHS’s 2006 Plan administrator.

BENEFICIAL OWNERSHIP OF MBF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of February 12, 2008 and after consummation of the acquisition by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock on February 12, 2008 or who we expect will be the beneficial owner of more than 5% of our outstanding shares of common stock after the consummation of the acquisition;

•	each of our current executive officers and directors;

•	each person who will become director or executive officer upon consummation of the acquisition;

•	all of our current executive officers and directors as a group; and

•	all of our executive officers and directors as a group after the consummation of the acquisition.

This table assumes that no holder of shares of MBF’s common stock issued in its IPO converts such shares into cash.

Beneficial Ownership of Our
	Beneficial Ownership of Our		Common Stock After the
	Common Stock		Consummation of the
	on February 12, 2008		Acquisition
		Percent of		Percent of
	Number of	Class before	Number of	Class After
Name and Address of Beneficial Owner	Shares	Acquisition	Shares	Acquisition

5% Stockholders
MBF Healthcare Partners, L.P.(1)	5,031,250	18.9%		[ ]	%
Fir Tree, Inc.(2)	2,250,000	8.5%	2,250,000	[ ]	%
QVT Financial L.P.(3)	2,237,184	8.4%	2,237,184	[ ]	%
FMR Corp.(4)	1,972,000	7.4%	1,972,000	[ ]	%
Highbridge International LLC(5)	1,400,000	5.3%	1,400,000	[ ]	%
Current Executive Officers and Directors(a)
Mike B. Fernandez(1)	5,031,250	24.7%	5,031,250	[ ]	%
Marcio C. Cabrera(1)	—		—
Jorge L. Rico(1)	—		—
Antonio L. Argiz	—		—
Roger J. Medel(1)	—		—
Carlos A. Saladrigas(1)	—		—
Directors and Executive Officers Upon Consummation of the Acquisition
Robert A. Cucuel	—	—	[ ]	[ ]	%
Mary Jane Graves	—	—	[ ]	[ ]	%
Colleen Lederer	—	—	[ ]	[ ]	%
Nitin Patel	—	—	[ ]	[ ]	%
Joey Ryan	—	—	[ ]	[ ]	%
Mike B. Fernandez(1)	5,031,250	24.7%	5,031,250	[ ]	%
Marcio C. Cabrera(1)	—		—
Jorge L. Rico(1)	—		—
Antonio L. Argiz	—		—
Roger J. Medel(1)	—		—
Carlos A. Saladrigas(1)	—		—
All current MBF directors and executive officers as a group (six individuals)	5,031,250	24.7%	5,031,250	[ ]	%
All post-Acquisition directors and executive officers as a group (six individuals)		[ ] %		[ ]	%

•	Less than one percent

(a)	Unless otherwise indicated, the business address of each of the following is 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134.

(1)	MBF Healthcare Partners, L.P. purchased an aggregate of 343,750 units and 4,250,000 warrants from us in a private placement that occurred prior to our IPO. Mike Fernandez, Marcio Cabrera, Jorge Rico, Carlos Saladrigas and Roger Medel each directly or indirectly own interests in MBF Healthcare Partners, L.P. Mr. Saladrigas possesses sole voting and dispositive authority over 20,095 shares of common stock owned by MBF Healthcare Partners, L.P. prior to MBF’s IPO and the private placement and 22,282 shares of common stock owned by MBF Healthcare Partners, L.P. after MBF’s IPO.

(2)	Represents 1,807,000 shares of common stock and 443,000 shares of common stock owned by Sapling LLC and Fir Tree Recovery respectively. Fir Tree, Inc. may be deemed to beneficially own the shares of common stock held by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. as a result of being the investment manager of Sapling, LLC and Fir Tree Recovery Master Fund, L.P.. Sapling may direct the vote and disposition of 1,807,000 shares of Common Stock. Fir Tree Recovery Master Fund, L.P. may direct the vote and disposition of 443,000 shares of Common Stock. Fir Tree, Inc. is the investment manager for each of Sapling, LLC and Fir Tree Recovery Master Fund, L.P. and has been granted investment discretion over portfolio investments, including the common stock held by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. The business address of Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. The foregoing information was derived from a Schedule 13G filed with the SEC on April 27, 2007.

(3)	Represents 1,832,767 shares of common stock owned by QVT Financial LP (“QVT Financial”), which is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 1,580,979 shares of Common Stock, and for Quintessence Fund L.P. (“Quintessence), which beneficially owns 176,254 shares of Common Stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 75,534 shares of Common Stock. QVT Financial has the power to direct the vote and disposition of the Common Stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 1,832,767 shares of Common Stock, consisting of the shares owned by the Fund, Quintessence and the shares held in the Separate Account. The Fund, Quintessence and the Separate Account own Warrants that are not exerciseable until the later of the MBF completion of a business combination and April 17, 2008, and will expire on April 16, 2011 or earlier upon redemption. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,757,233 shares of Common Stock. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of Common Stock owned by the Fund, Quintessence and the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein. The business address of QVT Financial is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The foregoing information was derived from a Schedule 13G filed with the SEC on July 10, 2007.

(4)	Represents 1,972,000 shares of common stock owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,972,000 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The business address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. The foregoing information was derived from a Schedule 13G filed with the SEC on May 10, 2007.

(5)	Represents 1,400,000 shares of common stock owned by Highbridge International LLC. Highbridge International LLC holds 115,100 shares of Common Stock and each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca may be deemed the beneficial owner of the 115,100 shares of Common Stock held by Highbridge International LLC. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Henry Swieca is the Chief Investment Officer of Highbridge Capital Management, LLC. In addition, each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of shares of Common Stock owned by Highbridge International LLC. In addition to the reported shares of Common Stock, the Reporting Persons may be deemed to beneficially own 1,400,000 shares of Common Stock issuable to Highbridge International LLC upon exercise of warrants (the “Warrants”). However, pursuant to the terms of these Warrants, the Warrants cannot be exercised until the later of the completion of a business combination by MBF and April 17, 2008. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Henry Swieca is the Chief Investment Officer of Highbridge Capital Management, LLC. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of Shares of Common Stock owned by another Reporting Person. In addition, each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of shares of Common Stock owned by Highbridge International LLC. The business address of Highbridge International LLC is c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies. The foregoing information was derived from a Schedule 13G filed with the SEC on October 19, 2007 and a 13G/A filed with the SEC on January 23, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

MBF Related Party Acquisitions

On June 2, 2006, we issued 4,687,500 shares of our common stock to MBF Healthcare Partners, L.P. for $20,000 in cash at a purchase price of approximately $0.0043 per share.

On July 3, 2006, we entered into an agreement with MBF Healthcare Partners, L.P. pursuant to which it agreed to purchase an aggregate of 312,500 units at a purchase price of $8.00 per unit. On February 2, 2007, the agreement was amended and restated to increase the number of units to 343,750 units at a purchase price of $8.00 per unit and to obligate MBF Healthcare Partners, L.P. to purchase 2,750,000 warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000. On April 13, 2007, the agreement was further amended and restated to increase the number of warrants to 4,250,000, for an additional purchase price of $1,500,000, resulting in an aggregate purchase price of $7.0 million. These securities were purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933. The private placement was consummated prior to the completion of MBF’s initial public offering.

MBF LP is entitled to make up to two demands that we register these securities, including the shares of common stock included in, or issued upon exercise of the warrants purchased by it in the private placement and included in the units purchased by it in the private placement, pursuant to an agreement signed on April 12, 2007. MBF LP can elect to exercise these registration rights at any time beginning three months prior to the date on which the escrow period applicable to such securities expires. The escrow period expires six months following the consummation of the initial business combination, unless we consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. However, if (1) during the last 17 days of the six-month period, we issue material news or a material event relating to us occurs or (2) before the expiration of the six-month period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the six-month period, the six-month period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event. We may not waive the escrow provisions. In addition, MBF LP has certain “piggy-back” registration rights with respect to these securities on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations, including reimbursement of up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, our Chairman and Chief Executive Officer, for the use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board of Directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

Other than the payment of $7,500 per month to MBF LP in connection with the general and administrative services arrangement for services rendered to us, reimbursement for out-of-pocket expenses payable to our officers and directors and reimbursement to MBF Healthcare Management for costs arising from our officers’ and directors’ use of its corporate jet, no compensation of any kind, including finder’s and consulting fees, was paid to any of our officers, directors, or existing stockholder or any of their respective affiliates prior to or in connection with the business combination.

CHS Related Party Transactions

CHS is party to a management agreement, dated September 19, 2006 and amended on January 8, 2007, with Kohlberg, which, in exchange for advisory and management services, allowed for the payment of an annual management fee to Kohlberg of $750,000 (or such lesser amount as directed by Kohlberg) and separate transaction fees with respect to the consummation of any acquisitions based on the transaction value, as reasonably determined by Kohlberg, of the acquisitions. The 2007 annual management fee was $500,000. In connection with the acquisitions of CHS’s Predecessors, it paid Kohlberg a transaction fee of $1.0 million, and in connection with its acquisition of Deaconess CHS paid Kohlberg a transaction fee of $3.0 million. CHS also agreed to reimburse Kohlberg’s out-of-pocket expenses incurred in connection with any acquisitions. In addition, under this management agreement CHS agreed to indemnify Kohlberg and its affiliates and any of their respective partners, officers, managers, directors, stockholders agents or employees from any third party claims against any of them relating to their equity interest in CHS, to the management agreement or to CHS’s acquisitions of its Predecessors and Deaconess.

During the first nine months of 2007, CHS paid approximately $3.1 million in fees and expenses and in 2006 CHS paid $1.2 million in fees and expenses to Kohlberg under this management agreement. Those transaction fees included services rendered to CHS by Kohlberg including sourcing the transaction, due diligence investigation and transaction price and document negotiation.

In December 2006, CHS extended a loan in the form of a secured promissory note to each of Mr. Cucuel, Ms. Graves and Mr. Patel in the amounts of $100,000, $50,000 and $25,000, respectively, to be used to purchase shares of CHS common stock. The notes bore interest at a compound interest rate of 5% payable annually. On August 31, 2007, each of these loans was repaid.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We believe that, during the most recent fiscal year, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DESCRIPTION OF MBF COMMON STOCK AND OTHER SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of February 12, 2007, there were currently 26,593,750 shares of common stock outstanding, held by two record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants began separate trading on July 2, 2007.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the IPO, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our officers, directors and existing stockholder also have agreed that if they have acquired shares of common stock in or following consummation of the IPO, they will vote all such acquired shares in favor of our initial business combination. However, our existing stockholder, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in the IPO exercise their conversion rights discussed above.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (and any taxes payable thereon), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholder has waived its right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to the IPO, including those shares of common stock included in the units purchased in the private placement. However, our existing stockholder will participate in any liquidating distributions with respect to any other shares of common stock acquired by it in connection with or following the IPO.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholder, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock were issued or registered in the IPO. Accordingly, our Board of Directors was empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could have adversely affected the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	April 17, 2008.

The warrants will expire on April 17, 2011. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders.

Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

None of the warrants issued in our initial public offering were exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a prospectus relating to common stock issuable upon exercise of these warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we agreed to use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants issued in the IPO until the expiration of these warrants. However, we cannot assure you that we have or will continue to be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants issued in the IPO, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event will we be required to net cash settle any warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of these warrants is not current or if the common stock is not qualified or exempt from qualification in jurisdictions in which the holders of the warrants reside, these warrants may have no value, the market for these warrants may be limited and these warrants may expire worthless. If a registration statement is not effective for any unexercised warrant, the purchaser of units purchased in the IPO will be deemed to have paid the full purchase price of $8.00 solely for the one share of our common stock included in the unit. Even if the prospectus relating to the common stock issuable upon exercise of the warrants issued in the IPO is not current, the warrants included in the units issued in the private placement to MBF LP will be exercisable for unregistered shares of common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if the warrants are not exercisable by their holders. Further, if we redeem the warrants while the prospectus relating to the common stock issuable upon exercise of the warrants is not current, warrant holders will not be able to exercise the warrants and may receive much less than fair value for the warrant or no value at all.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The warrants, including the warrants included in the units, issued in the private placement are identical to the warrants included in the units sold and issued in the IPO, except that (1) upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise those warrants on a cashless basis and (2) upon an exercise of warrants, MBF Healthcare Partners, L.P. will receive unregistered shares of common stock. Exercising the warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in the IPO were not exercisable on a cashless basis.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

PRICE RANGE OF MBF SECURITIES AND DIVIDENDS

Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “MBH.U,” “MBH” and “MBH.WS,” respectively. The following table sets forth the range of high and low sales prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on April 18, 2007, and since the common stock and warrants commenced public trading separately on July 2, 2007:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

2007:
Fourth Quarter	$8.50	$8.22	$7.75	$7.48	$0.84	$0.62
Third Quarter	$8.48	$8.10	$7.69	$7.50	$0.91	$0.70
Second Quarter	$8.41	$8.02	—	—	—	—

Holders of MBF common stock, warrants and units should obtain current market quotations for their securities. The market price of MBF common stock, warrants and units could vary at any time before the acquisition.

Holders

As of February 13, 2008, we had two stockholders of record of our outstanding common stock, two holders of record of our outstanding units, and two holders of record of our outstanding warrants.

Dividend Policy

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

APPRAISAL RIGHTS

MBF stockholders do not have appraisal rights in connection with the acquisition or the issuance of MBF common stock pursuant to the acquisition under the DGCL.

STOCKHOLDER PROPOSALS

MBF will hold an annual meeting of stockholders in 2008 only if the acquisition is consummated. If such a meeting is held, stockholders who intend to present a proposal at the 2008 Annual Meeting of Stockholders, and who will seek inclusion of such proposal in MBF’s proxy materials, are required to provide notice of such proposal to MBF a reasonable time before MBF begins to print and send its proxy materials for that meeting. MBF will identify the deadline for such notices in advance of any meeting.

WHERE YOU CAN FIND MORE INFORMATION

MBF files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by MBF with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on MBF at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement to any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to MBF has been supplied by MBF, and all such information relating to CHS, the Sellers and the home infusion therapy industry has been supplied by CHS and the Sellers. Information provided by one entity does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the acquisition, you should contact via phone or in writing:

Jorge L. Rico
MBF Healthcare Acquisition Corp.
121 Alhambra Plaza
Suite 1100
Coral Gables, Florida 33134
Tel: (305) 461-1162

Page

Notes to Financial Statements	F-111
Deaconess Enterprises, Inc.
Audited Consolidated Financial Statements
Report of Independent Auditors	F-118
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-119
Consolidated Statements of Income and Comprehensive Income for the years ended December 31, 2006, 2005 and 2004	F-120
Consolidated Statements of Stockholder’s Equity for the years ended December 31, 2006, 2005 and 2004	F-121
Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	F-122
Notes to Consolidated Financial Statements	F-123
Infusion Solutions, Inc.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-137
Balance Sheets as of February 28, 2007 and December 31, 2006	F-138
Statements of Operations for the period January 1, 2007 through February 28, 2007 and for the year ended December 31, 2006	F-139
Statement of Shareholders’ Equity for the period January 1, 2007 through February 28, 2007 and for the year ended December 31, 2006	F-140
Statements of Cash Flows for the period January 1, 2007 through February 28, 2007 and for the year ended December 31, 2006	F-141
Notes to Financial Statements	F-142
Applied Health Care, Ltd.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-148
Balance Sheets as of May 31, 2007 and December 31, 2006	F-149
Statements of Operations for the period January 1, 2007 through May 31, 2007 and for the year ended December 31, 2006	F-150
Statement of Partners’ Capital for the period January 1, 2007 through May 31, 2007 and for the year ended December 31, 2006	F-151
Statements of Cash Flows for the period January 1, 2007 through May 31, 2007 and for the year ended December 31, 2006	F-152
Notes to Financial Statements	F-153

MBF Healthcare Acquisition Corp.

Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006	F-159
Statements of Operations for the three months ended September 30, 2007 (unaudited), for the nine months ended September 30, 2007 (unaudited), for the period from June 2, 2006 (date of inception) through September 30, 2006 (unaudited) and for the period from June 2, 2006 (date of inception) through September 30, 2007 (unaudited)
F-160
Statements of Changes in Stockholders’ Equity for the nine months ended September 30, 2007 (unaudited) and for the period from June 2, 2006 (date of inception) through December 31, 2006 (unaudited)	F-161
Statements of Cash Flows for the nine months ended September 30, 2007 (unaudited), for the period from June 2, 2006 (date of inception) through September 30, 2006 (unaudited) and for the period from June 2, 2006 (date of inception) through September 30, 2007 (unaudited)
F-162
Notes to Financial Statements (unaudited)	F-163
Report of Independent Registered Public Accounting Firm	F-168
Balance Sheet as of December 31, 2006	F-169
Statement of Operations for the period from June 2, 2006 (date of inception) through December 31, 2006	F-170
Statement of Stockholder’s Deficit for the period from June 2, 2006 (date of inception) through December 31, 2006	F-171
Statement of Cash Flows for the period from June 2, 2006 (date of inception) through December 31, 2006	F-172
Notes to Financial Statements	F-173

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Critical Homecare Solutions Holdings, Inc.
Conshohocken, Pennsylvania

We have audited the accompanying consolidated balance sheet of Critical Homecare Solutions Holdings, Inc. (formerly KCHS Holdings, Inc.) and subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from September 1, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Critical Homecare Solutions Holdings, Inc. and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the period from September 1, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 5, 2007

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

CONSOLIDATED BALANCE SHEET
As of December 31, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$847,229
Accounts receivable, net of allowance for doubtful accounts of $601,446	9,692,246
Inventories	1,746,373
Deferred tax asset	1,770,822
Prepaid expenses and other current assets	193,614

Total current assets	14,250,284
Property and equipment — net	3,803,291
Deferred financing fees — net	832,779
Intangible assets — net	6,026,932
Goodwill	35,402,999
Preacquisition costs	1,084,587
Other assets	111,197

Total	$61,512,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,318,389
Current portion of long-term debt	1,040,712
Accrued expenses	4,084,263

Total current liabilities	8,443,364

Deferred tax liability	2,626,825

Long-term debt — net of current portion	24,981,147

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $.001 par value — 40,000,000 shares authorized; 25,350,000 issued and outstanding at December 31, 2006	25,350
Subscription receivable	(175,000)
Additional paid-in capital	25,324,650
Retained earnings	285,733

Total stockholders’ equity	25,460,733

Total	$61,512,069

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS
For the period from September 1, 2006 (date of inception) to December 31, 2006

Net revenue	$16,897,004

Cost and expenses:
Cost of goods (excluding depreciation and amortization)	7,471,712
Cost of services provided	1,679,214
Selling, distribution, and administrative	5,436,541
Provision for doubtful accounts	601,446
Management fees — related party	70,652
Depreciation and amortization	416,405

Total costs and expenses	15,675,970

Operating income	1,221,034
Interest and other financing costs	755,507
Other expense — net	1,316

Income before income taxes	464,211
Provision for income taxes	178,478

Net income	$285,733

Net income per common share:
Basic and diluted	$0.01

Weighted average number of common shares outstanding:
Basic and diluted	25,350,000

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from September 1, 2006 (date of inception) to December 31, 2006

				Additional		Total
	Common Stock		Subscription	Paid-in	Retained	Stockholders’
	Shares	Amount	Receivable	Capital	Earnings	Equity

Balance — September 1, 2006	—	$—	$—	$—	$—	$—
Issuance of common stock	25,350,000	25,350	(175,000)	25,324,650		25,175,000
Net income					285,733	285,733

Balance — December 31, 2006	25,350,000	$25,350	$(175,000)	$25,324,650	$285,733	$25,460,733

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from September 1, 2006 (date of inception) to December 31, 2006

Operating activities:
Net income	$285,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	475,215
Provision for doubtful accounts	601,446
Provision for deferred taxes	178,478
Changes in operating assets and liabilities — net of effects from acquisitions:
Accounts receivable	(1,644,502)
Inventories	(349,228)
Other current assets	144,055
Accounts payable and accrued expenses	794,575

Net cash provided by operating activities	485,772

Investing activities:
Cash paid for acquisitions — net of cash acquired	(48,053,419)
Cash paid for property and equipment	(1,020,423)
Cash paid for preacquisition costs	(230,107)

Net cash used in investing activities	(49,303,949)

Financing activities:
Proceeds from issuance of common stock	25,175,000
Proceeds from long-term debt and credit arrangements	25,636,491
Principal payments on long-term debt and capital lease obligations	(254,594)
Deferred financing fees	(891,491)

Net cash provided by financing activities	49,665,406

Increase in cash and cash equivalents	847,229
Cash and cash equivalents — September 1, 2006

Cash and cash equivalents — December 31, 2006	$847,229

Cash paid during the period for:
Interest	$645,717

Income taxes	$—

Noncash activities:
Acquisition of assets under capital leases	$65,215

Unpaid preacquisition costs in accrued expenses	$854,480

Liabilities assumed in connection with acquisitions	$6,328,344

Common stock subscriptions receivable	$175,000

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2006, and for the period from September 1, 2006
(date of inception) to December 31, 2006

1.	Description of Business

Critical Homecare Solutions Holdings, Inc. (formerly KCHS Holdings, Inc.) and subsidiaries (the “Company”), through its wholly owned subsidiary, Critical Homecare Solutions, Inc. (“CHS”), provides infusion therapy and related healthcare services, and specialty pharmacy services through a network of company-owned locations. The Company contracts with managed care organizations and physicians to become their specialty and infusion pharmacy, dispensing and delivering pharmaceuticals, assisting with clinical compliance information and providing pharmacy consulting services. The Company contracts with managed care organizations, third-party payors, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other nonhospital settings. Many of its locations provide other ancillary healthcare services as well, such as nursing, respiratory therapy, and durable medical equipment rentals and sales.

The Company began operations on September 1, 2006, and is primarily owned by certain investment funds managed by Kohlberg & Co., L.L.C. (“Kohlberg”). In addition, certain members of the Company’s management own shares of the Company, the total of which represent less than 1.5% of total outstanding shares as of December 31, 2006. The Company did not declare any dividends during the period from September 1, 2006 (date of inception) to December 31, 2006.

Effective September 1, 2006, the Company acquired all of the stock of Specialty Pharma, Inc. (“SPI”) and it wholly-owned subsidiary, Professional Home Care Services, Inc. (“PHCS”), and all of the stock of New England Home Therapies, Inc, (“NEHT”). These entities are individually considered the predecessor companies.

As of December 31, 2006, the Company had a total of seven locations operating in five states.

2.	Summary of Significant Accounting Policies

Principles of Consolidation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly owned subsidiaries. The entities consolidated herein include CHS and its wholly owned subsidiaries, SPI and its wholly owned subsidiary, PHCS, and NEHT. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents — Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three month or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value.

Financial Instruments — The Company has cash and cash equivalents, short-term trade receivables and payables, and long-term debt obligations, including capital leases. The carrying values of cash and cash equivalents, accounts receivables, and accounts payables approximate their current fair value. Borrowings under the CHS credit agreement (see Note 7) include debt with variable interest rates, totaling $25,343,750 at December 31, 2006. The Company believes the carrying value of its long-term debt approximates current market value.

Accounts Receivable and Allowances for Doubtful Accounts — The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual and customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on the Company’s interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

The Company has established an allowance for doubtful accounts to report the estimated net realizable amounts to be received. Increases to this reserve are reflected as a provision for doubtful accounts in the consolidated statement of operations. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the government programs.

The Company does not require its patients or other payors to carry collateral for any amounts owed to it for services provided. Other than as discussed above, its concentration of credit risk relating to accounts receivable is limited due to its diversity of patients and payors. Further, the Company generally does not provide charity care.

Inventories — Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market. The largest component of the inventory is pharmaceuticals, which have fixed expiration dates. The Company normally obtains next day delivery of the pharmaceuticals that it orders. The Company’s pharmacies monitor inventory levels and check expiration dates regularly. Pharmaceuticals that are approaching expiration and are deemed unlikely to be used before expiration are either returned to the vendor or manufacturer for credit, or are transferred to another Company pharmacy that needs them. If the pharmaceuticals cannot be either returned or transferred before expiration, the Company’s policy requires them to be disposed of immediately and in accordance with Drug Enforcement Agency guidelines. Due to the high rate of turnover of our pharmaceutical inventory and the policies related to handling expired or expiring items, the Company’s pharmacies typically do not carry obsolete inventory.

Prepaid Expenses and Other Current Assets — Prepaid expenses and other current assets consist primarily of prepaid insurance, rent, and other current assets.

Property and Equipment — Property and equipment are carried at cost. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in current earnings. Property and equipment under capital leases are stated at the present value of future minimum lease payments at inception of the lease. Depreciation is recognized on a straight-line basis. Estimated useful lives for the principal asset categories are as follows:

Useful life

Leasehold improvements	Base term of lease or useful life, whichever is shorter
Medical equipment	13 months to 5 years
Equipment, vehicles, and other assets	3 to 5 years

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No asset impairment charges have been recognized as of December 31, 2006, and for the period from September 1, 2006 (date of inception) to December 31, 2006.

Deferred Financing Fees — Deferred financing fees are stated at cost and amortized using a method that approximates the effective interest method over the expected life of the related debt instrument. Amortization of the debt issuance costs amounted to $58,712 during the period from September 1, 2006 (date of inception) to December 31, 2006, and is recorded as interest and other financing costs in the accompanying consolidated statement of operations.

Goodwill and Intangible Assets — Goodwill represents the excess of the cost of acquisitions over the fair value of net assets acquired. In accordance with Financial Accounting Standards Board (“FASB”) No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized and is reviewed annually for impairment utilizing a two-step process. The first step of the impairment test requires the identification for the reporting units, and comparison of the fair value of each of these reporting units to the respective carrying value. The fair value of the reporting units is determined based on valuation techniques using the best information that is available, such as a multiple of earnings before interest, taxes, depreciation and amortization or discounted cash flow projections. If the carrying value is less than fair value, no impairment exists and the second step is not performed to compute the amount of the impairment. In the second step, the impairment is computed by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. FASB No. 142 requires goodwill and other intangibles with indefinite lives to be tested for impairment annually, and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist.

Intangible assets include trademarks, noncompete agreements and licenses. The trademarks have been deemed to have an indefinite life and are therefore not amortized, rather they are reviewed for impairment at a reporting unit level on at least an annual basis. Noncompete agreements are being amortized on a straight-line basis over the estimated life of each arrangement, ranging from three to four years. Licenses are being amortized on a straight-line basis over their estimated life ranging from one to two years. The value assigned to each intangible asset at the time of acquisition is based on an evaluation of the estimated future benefit to be realized from that asset.

Preacquisition Costs — During the period from September 1, 2006 (date of inception) to December 31, 2006, the Company incurred and capitalized $1,084,587 in costs related to the 2007 acquisitions of DEI and Infusion Solutions, Inc.

Income Taxes — The Company accounts for income taxes under the liability method in accordance with FASB Statement No. 109, Accounting for Income Taxes. Under the liability method, deferred income taxes are recognized for the tax consequences of differences between amounts reported for financial reporting and income tax purposes by applying enacted statutory tax rates applicable to future years to such differences. Deferred taxes result primarily from temporary differences arising from the variance between the book and tax basis of certain assets.

Revenue Recognition and Contractual Allowances — The Company has two service lines: (i) infusion therapy, respiratory therapy, and related healthcare services and (ii) specialty pharmacy services. Patient revenue is recorded in the period during which the services are provided. These amounts are directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition and allowances for uncollectible billings require the use of estimates and any changes in these estimates once known are reflected in operations.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Infusion Therapy, Respiratory Therapy, and Related Healthcare Services — Infusion therapy and related healthcare services revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered by the Company-owned pharmacies. Revenue is recognized when goods and/or services are provided to the patient. The Company’s agreements with payors occasionally specify receipt of a “per diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes a variety of both goods and services provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery of the goods to the patient and medical supplies. “Per diem” revenue is recognized over the course of the period the services and goods are provided.

Respiratory therapy rental arrangements generally provide for fixed monthly payments established by fee schedules for as long as the patient is using the equipment and medical necessity continues (subject to capped rentals which limit the rental payment period in some instances). Once initial delivery is made to the patient (initial setup), a monthly billing is established based on the initial setup service date. The Company recognizes rental arrangement revenues ratably over the monthly service period and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. The Company does not sign lease agreements with the patient or third-party payor. During the rental period, the Company is responsible for providing oxygen refills and for servicing the equipment based on manufacturers’ recommendations. Revenues for the sale of durable medical equipment and related supplies, including oxygen equipment, ventilators, wheelchairs, hospital beds and infusion pumps are recognized at the time of delivery.

The amount of infusion therapy, respiratory therapy, and related healthcare services revenue that is recorded is estimated based on the Company’s interpretation of the terms of the applicable managed care contract or other arrangement with the payor. These services comprised 83.6% of total revenue during the period from September 1, 2006 (date of inception) to December 31, 2006.

Specialty Pharmacy Services — Specialty pharmacy services revenue is reported at the estimated net realizable amounts from third-party payors and others for the pharmaceutical products provided to physician, patients, and pharmacies by our company-owned pharmacies. Specialty pharmacy services primarily involve the distribution of specialty drugs to patients’ homes or physicians’ offices, and may also include clinical monitoring of patients and outcomes and efficacy reporting to the manufacturers of certain products. Typically, minimal nursing services are provided. Specialty pharmacy revenue is billed based upon predetermined fee schedules for the drugs provided, with reimbursement often indexed to average wholesale price. A small dispensing fee may also be billed. Revenue is recognized upon confirmation of delivery of the products to the customer. Revenue related to specialty pharmacy services represented 16.4% of net revenue during the period from September 1, 2006 (date of inception) to December 31, 2006.

During the period from September 1, 2006 (date of inception) to December 31, 2006, revenue received under arrangements with Medicare and Medicaid accounted for approximately 26% of the Company’s revenue, while Blue Cross/Blue Shield accounted for 41%. No other payor accounted for more than 10% of the Company’s revenue. The Company had $3,318,394 and $3,615,791 of accounts receivable outstanding related to Medicare/Medicaid and Blue Cross/Blue Shield, respectively, as of December 31, 2006.

The Company’s operations are concentrated in the northeastern part of the United States. For the period from September 1, 2006 (date of inception) to December 31, 2006, 63% of net revenues related to operations in the state of Connecticut and 29% related to operations in the Commonwealth of Massachusetts.

Cost of Revenues — Cost of revenues consists of two components — cost of goods and costs of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Distribution Expenses — Distribution expenses are included in selling, distribution and administrative expenses in the accompanying statement of operations and total $648,105 during the period from September 1, 2006 (date of inception) to December 31, 2006. Such expense represents the cost incurred to deliver product or services to the end user. Included are salary and benefit costs related to drivers and dispatch personnel and amounts paid to courier and other outside shipping vendors.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements.

Significant items subject to such estimates and assumptions include useful lives of property and equipment, goodwill and intangibles, the allowance for doubtful accounts, and net realizable revenue amounts. Actual results could differ from estimates.

Segments — In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131 Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in one reportable segment.

Recently Issued Accounting Pronouncements — In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s consolidated financial statements upon adoption on January 1, 2008.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN No. 48”). This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. There was not a significant impact to the Company’s financial statements as a result of the adoption of FIN No. 48 on January 1, 2007.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s consolidated financial statements upon adoption on January 1, 2008.

3.	Acquisitions

As of September 1, 2006, CHS acquired 100% of the common stock of SPI and NEHT. SPI is a comprehensive infusion and specialty pharmacy provider based in Connecticut. NEHT is a Massachusetts-based provider of home infusion products and services.

These acquisitions were recorded under the purchase method of accounting, and accordingly, the results of the acquired operations are included in the financial statements of the Company beginning September 1,

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006. The purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair values.

The allocated fair value of assets acquired and liabilities assumed is summarized as follows:

	SPI	NEHT	Total

Cash	$473,492	$337,660	$811,152
Accounts receivable	4,589,913	4,059,277	8,649,190
Inventories	646,380	750,766	1,397,146
Property and equipment	1,291,983	1,803,236	3,095,219
Prepaids and other assets	121,192	327,673	448,865
Intangible assets	3,502,000	2,562,000	6,064,000
Goodwill	24,385,358	11,017,641	35,402,999
Deferred income taxes	(289,199)	(388,326)	(677,525)
Liabilities assumed	(3,869,759)	(2,462,537)	(6,332,296)

Purchase price	$30,851,360	$18,007,390	$48,858,750

As each of the above acquisitions was for stock, none of the goodwill arising from the transactions is deductible for tax purposes.

See Note 14 for the pro forma income statement disclosures for all acquisitions.

The purchase agreement for each acquisition includes a postclosing determination of the cash and certain assumed liabilities relative to established targets. Any amounts of cash not settled at closing and the amount of assumed liabilities under the target are payable by the Company to the sellers and any amounts over the target are payable to the Company from the sellers. At December 31, 2006, the Company had a liability of $250,467 payable to the sellers for the postclosing adjustments, which was paid in full subsequent to December 31, 2006.

The purchase agreement for NEHT includes a provision for additional purchase price, contingent upon NEHT achieving certain financial measures for the period of January 1, 2007 through September 30, 2007. The financial measures are to be quantified on or before October 31, 2007, with any resulting payment due by November 15, 2007, if the sellers are in agreement with such determination. The Company does not believe the settlement of this provision will have a material impact on the financial statements or purchase price allocation.

4.	Property and Equipment

A summary of property and equipment and related accumulated depreciation and amortization at December 31, 2006, is as follows:

Medical equipment	$3,194,330
Leasehold improvements	114,642
Equipment, vehicles, and other	831,040

Total property and equipment	4,140,012
Less accumulated depreciation and amortization	(336,721)

Property and equipment — net	$3,803,291

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation expense was $377,566 for the period from September 1, 2006 (date of inception) to December 31, 2006. Included in property and equipment are equipment and vehicles with a net book value of $654,272 that are held under capital lease arrangements as follows:

		Accumulated	Net Book
	Cost	Amortization	Value

Medical equipment	$442,843	$36,437	$406,406
Equipment, vehicles, and other assets	266,363	18,497	247,866

	$709,206	$54,934	$654,272

Depreciation and amortization of property and equipment in the accompanying statement of operations includes $54,934 of amortization of capital lease assets.

5.	Intangible Assets

As of December 31, 2006, intangible assets consist of the following:

	Weighted Average
	Life

Trademark	Indefinite	$5,800,000
Noncompete agreements	3.3 yrs	260,000
License	1.1 yrs	4,000
Other	4.7 yrs	1,771

		6,065,771

Accumulated amortization:
Noncompete agreements		37,740
License		1,000
Other		99

		38,839

Intangible assets — net		$6,026,932

Amortization expense for the period of September 1, 2006 to December 31, 2006 was $38,839. Amortization expense on intangible assets in each of the next five years is expected to approximate the following:

Years Ending December 31

2007	$76,021
2008	74,354
2009	54,818
2010	21,484
2011	255

Total	$226,932

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Accrued Expenses

At December 31, 2006, accrued expenses were comprised of the following:

Accrued accounting and legal fees	$819,885
Accrued payroll expenses	1,146,181
Deferred revenue	473,806
Accrued refunds payable	248,118
Amounts due to sellers	268,167
Uninvoiced inventory and other accrued expenses	1,128,106

Accrued expenses	$4,084,263

7.	Long-Term Debt

At December 31, 2006, long-term debt consisted of the following:

Term loan facility	$24,843,750
Revolving credit facility	500,000
Capital lease obligations	678,109

26,021,859
Less obligations maturing within one year	(1,040,712)

Long-term debt — net of current portion	$24,981,147

In September 2006, CHS entered into a credit agreement (the “Credit Agreement”) that provides total available financing of $32,500,000 to fund acquisitions and general working capital requirements. Components of this facility include a secured $25,000,000 term loan facility (the “Term Loan”) and a secured $7,500,000 revolving credit facility (“Revolving Credit Facility”). The Revolving Credit Facility includes standby letters of credit, in an aggregate face amount at any time not in excess of $1,000,000, which may be requested by the Company to support obligations incurred by the Company. No letters of credit were issued as of December 31, 2006. the Company has guaranteed all of CHS’s borrowings under the Credit Agreement.

CHS is permitted to prepay amounts under the Term Loan under certain conditions. Amounts borrowed under the Term Loan that are repaid or prepaid may not be reborrowed. Amounts repaid under the Revolving Credit Facility may be reborrowed, as long as the Revolving Credit Facility commitment is not permanently reduced.

The Term Loan matures in September 2011, and amortizes in quarterly installments with the balance payable at maturity. The Revolving Credit Facility also matures in September 2011. A commitment fee is payable quarterly at 0.5% per annum of the undrawn portion of the Revolving Credit Facility. At December 31, 2006, the Company had $7,000,000 available under this facility.

Borrowings under the Credit Agreement bear interest, at CHS’s option, at either (i) the agent’s alternate base rate, plus 1.0% to 2.5%, depending on the Company’s leverage ratio (as defined in the Credit Agreement) or (ii) a one-, two-, three-, or six-month period Eurodollar rate, plus 2.75% to 3.75% depending upon CHS’s leverage ratio as defined in the Credit Agreement. The weighted-average interest rate applicable at December 31, 2006, was 8.66%. The effective interest on the Credit Agreement, after considering amortization of related debt issue costs, was approximately 9.76% for the period from September 1, 2006 (date of inception) through December 31, 2006.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowings under the Credit Agreement are secured by substantially all of CHS’s assets. CHS is required to prepay certain amounts under the Credit Agreement should the Company initiate specified transactions, including the issuance of equity, sale of certain assets or additional debt issuance.

CHS is required under the terms of the Credit Agreement to maintain certain financial ratios. The facility also contains certain additional requirements, including limitations or prohibitions on additional indebtedness, certain types of acquisition, payment of cash dividends, redemption of stock, capital spending, investments, acquisitions, and asset sales. CHS was in compliance with these covenants as of December 31, 2006.

Maturities of debt outstanding, including capital leases discussed in Note 10, as of December 31, 2006, for each of the next five years, is as follows:

Years Ending December 31

2007	$1,040,712
2008	1,795,911
2009	2,954,034
2010	3,938,951
2011	16,292,251

Subsequent to year-end, CHS refinanced the Term Loan and Revolving Credit Facility, as discussed further in Note 13.

8.	Income Taxes

At December 31, 2006, the income tax provision consisted of the following:

Current:
Federal	$—
State and local

Deferred:
Federal	163,864
State and local	14,614

Total income tax provision	$178,478

At December 31, 2006, deferred tax assets and liabilities consist of the following:

Deferred tax assets — current:
Allowance for doubtful accounts	$1,070,199
Accrued liabilities	413,178
Loss carryforward	109,394
Deferred revenue	175,460
Other	2,591

Total current deferred tax assets	$1,770,822

Deferred tax liabilities — net — noncurrent:
Intangibles	$2,627,125
Other	(300)

Total noncurrent deferred tax liabilities — net	$2,626,825

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2006, income taxes computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

Income tax provision computed at U.S. federal statutory rate	$157,831
State income taxes — net of federal income tax benefit	14,614
Permanent differences	6,033

Provision for income taxes	$178,478

The Company’s deferred tax assets and liabilities were valued based on the estimated tax rates in effect when the assets and liabilities are expected to reverse. Management believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize that net deferred tax assets. The operating loss carryforward as of December 31, 2006, of $109,394 expires in 2026.

9.	Employee Benefits Program

The Company sponsors two separate 401(k) savings plans that collectively cover substantially all employees. Expenses related to these defined contribution plans were $34,772 during the period from September 1, 2006 (date of inception) through December 31, 2006.

10.	Lease Commitments

The Company leases all of its office and warehouse facilities. In addition, certain vehicles, medical equipment, and office equipment are leased under various operating and capital leases. Lease terms range from one to seven years with renewal options on certain leases for additional periods. Rental payments for office space are generally increased annually by the consumer price index, subject to certain maximum amounts defined within individual agreements. At December 31, 2006, the future minimum payments under such leases were as follows:

	Capital	Operating
Years Ending December 31	Leases	Leases

2007	$313,963	$494,719
2008	264,566	236,798
2009	152,505	180,678
2010	35,393	149,763
2011 and thereafter	11,544	218,684

Total minimum lease payments	777,971	$1,280,642

Less amounts representing interest	99,862

Present value of net minimum payments under capital leases	678,109
Less current portion	259,461

	$418,648

For the period from September 1, 2006 (date of inception) to December 31, 2006, the Company recognized rent expense under operating leases of $234,561.

11.	Commitments and Contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintains insurance to protect against such claims or legal actions. The Company’s insurance premiums are based on the experience of the subsidiaries prior to their acquisition by the Company. The

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company is not aware of any litigation either pending or filed that it believes to likely have a material adverse effect on the results of its operations or its financial condition.

12.	Related-Party Transactions

During 2006, the Company entered into three secured promissory notes with certain CHS executives, the proceeds with which were used to purchase common stock and were recorded by the Company as a subscription receivable. The value of the combined notes totaled $175,000 at December 31, 2006. During August 2007, the promissory notes were repaid by the executives to the Company.

The notes provide for interest to be charged at a rate of 5% per year (compounded annually) and payable annually. The notes come due after 6 years from commencement. These notes are recorded as a reduction of equity. During August 2007, the promissory notes were repaid by the executives to the Company.

Kohlberg provides certain management and advisory services to the Company under a management agreement dated September 19, 2006. The agreement has an initial term of five years, with one year automatic renewals thereafter, unless either party provides 30 day advance notice of its intent not to renew the agreement. The base management fee is $250,000 per year, payable in arrears in quarterly installments following delivery of CHS’s quarterly bank compliance certificate with respect to such quarter, plus reimbursement of certain expenses, including travel and legal fees, pertaining to CHS. For the period from September 1, 2006 (date of inception) to December 31, 2006, the CHS incurred base management fees of $70,652. Accounts payable in the accompanying balance sheet include $62,500 payable to Kohlberg for base management fees.

The Kohlberg management agreement also includes a provision whereby CHS agreed to pay Kohlberg, as compensation for services rendered to CHS with respect to the consummation of the acquisition transactions described in Note 3, a fee of $1,000,000. Accordingly, CHS paid Kohlberg $1,211,219 on September 19, 2006, which included the $1,000,000 transaction fee, plus $211,219 of reimbursable expenses. The transaction fee is included in the cost of the acquisitions described in Note 3.

13.	Stock-Based Compensation

The Company accounts for its stock-based compensation program in accordance with SFAS No. 123(R), Share-Based Payment, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS No. 123(R), share-based compensation cost is measured at the grant date, based on the calculated fair value award, and is recognized as an expense over the employee’s requisite period, generally the vesting period of the equity grant.

The fair value of each stock option granted by the Company is estimated using the Black-Scholes option pricing model. Use of a valuation model requires management to make certain assumptions with respect to the selected model inputs. Management estimated expected volatility based on a weighted average of the Company’s peer group within the healthcare sector. The grant life was based on the “simplified method” for “plain vanilla” options as outlined in Topic 14 of SAB 107, Share Based Payments. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term which approximates the estimated life assumed at the date of grant.

Certain CHS executives and key employees have been granted stock options under the Company’s 2006 Equity Incentive Plan (the “Plan”). The total number of shares authorized under the Plan is 3,600,000. The vesting period is four years and the life of the options is ten years. On December 6, 2007, the Company granted 2,792,500 options with the exercise price of $1.00 per share and a fair value of $0.53 per share. As of December 31, 2006, there was $1,454,863, of unrecognized compensation cost to be recognized over the four-year vesting period The related compensation expense for the period from September 1, 2006 (date of inception) to December 31, 2006, was not significant.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following assumptions have been used in calculation of the related expense utilizing the Black-Scholes option pricing model as of December 31, 2006:

Weighted-average volatility	47.52%
Dividend yield	0%
Expected years until exercise	6.25
Risk-free interest rate	4.53%

As of December 31, 2006, none of the 2,792,500 options granted had vested nor were any exercised. The Company expects that 2,745,025 of these options will subsequently vest.

The aggregate intrinsic value of the options outstanding as of December 31, 2006 was $0, as the grant price was equal to the fair value of the stock at that date.

14.	Subsequent Events

On January 8, 2007, CHS acquired all of the outstanding shares of Deaconess Enterprises, Inc., a provider of infusion therapy services, adult and pediatric home health care services, and private duty nursing services with forty four operating locations in nine states. The total consideration to complete the acquisition was $171,308,325, financed with cash of $156,220,059 and the assumption of $15,088,266 of liabilities. The effective date of the transaction was January 1, 2007.

In connection with the transaction, CHS paid Kohlberg a $3,000,000 transaction fee, plus $129,367 of reimbursable expenses, for a total payment of $3,129,367. Effective January 8, 2007, CHS’s annual base management fee to Kohlberg increased to $500,000.

In connection with the acquisition of DEI, CHS completed a debt refinancing on January 8, 2007, resulting in a syndicate of institutions providing total available financing of $154 million. Components of the facility include a first-priority senior secured $100 million Term Loan A facility (“Term Loan A”), a first-priority senior secured $20 million revolving credit facility (the “Revolver”), (Term Loan A together with Revolver are “First Lien Facilities”), and a second-priority senior secured $34 million Term Loan B facility, (“Term Loan B” or “Second Lien Facility”). The Revolver includes a facility for up to $4,000,000 of standby letters of credit.

$92 million of Term Loan A and the full amount of $34 million of Term Loan B were drawn at closing and amounts borrowed that are repaid or prepaid may not be reborrowed. CHS subsequently borrowed the remaining $8 million under Term Loan A on March 14, 2007, to finance the acquisition of Infusion Solutions, Inc., as described further below. At closing, the full Revolver was undrawn. Amounts repaid under the Revolver may be reborrowed.

Term Loan A matures in January 2012, and amortizes in quarterly installments beginning at $625,000 in 2007 and escalating to $2,500,000 in 2011, with the balance due at maturity. Interest on the Term Loan A is based on the bank’s Alternative Base Rate (as defined by the respective agreement) plus the applicable margin of 2% or LIBOR rate, plus the applicable margin of 3.25%. The applicable margin is subject to decreasing increments based upon decreases in leverage.

The Revolver matures in January 2012. A commitment fee is payable quarterly at 0.5% per annum of the undrawn portion of the Revolver.

Term Loan B matures in January 2013, and is not subject to scheduled amortization. Interest on the Term Loan B is based on the bank’s Alternative Base Rate (as defined in the respective loan agreement), plus the applicable margin of 5.25% or LIBOR rate, plus the applicable margin of 6.50%.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowings under First Lien Facilities are secured by substantially all of CHS’s assets. Second Lien Facility borrowings are secured on a second-priority basis (subordinate only to the First Lien Facilities) by substantially all the assets of CHS.

CHS is required under the terms of the First and Second Lien Facilities to maintain certain financial ratios. The facilities also contain certain additional requirements, including limitations or prohibitions on additional indebtedness, payment of cash dividends, redemption of stock, capital spending, investments, acquisitions, and asset sales.

On March 14, 2007, CHS acquired all of the outstanding shares of Infusion Solutions, Inc, a provider of infusion therapy services in New Hampshire with one operating location. The total consideration to complete the acquisition was $8,673,979, financed with cash of $8,015,916 and the assumption of $658,063 of liabilities. The effective date of the transaction was March 1, 2007. The Company is in the process of finalizing the purchase price allocation.

On June 27, 2007, the Company acquired all of the outstanding shares of Applied Healthcare, Ltd. (“AHC”), a provider of home infusion therapy services with operations in one state. The total consideration to complete the acquisition was $7,872,447 and was financed with cash of $7,326,698 and the assumption of $545,749 of liabilities. In addition, the Company may be required to remit to the sellers additional consideration up to $1.4 million to the extent that the acquired business continues to treat two of its current patients with a specific therapy during the twelve-month period following the acquisition date. There is a quarterly settlement of this additional consideration if gross profit from the specific therapy reaches a pre-determined threshold during the first, second or third quarters following the acquisition date. The effective date of the AHC acquisition was June 1, 2007.

Effective July 1, 2007, the Company acquired all of the outstanding stock of Option Care of Melbourne, Inc. (“OCM”) and Option Care of Brunswick, Inc. (“OCB”) in separate acquisitions. OCM and OCB provide home infusion, specialty and pharmacy services in Florida and Georgia, respectively. The total consideration to complete the acquisition of Option Care of Melbourne was $3,769,026, financed with cash of $3,710,000 and the assumption of $59,026 of liabilities. The total consideration to complete the acquisition of Option Care of Brunswick was $6,955,740, financed with cash of $6,890,000 and the assumption of liabilities of $65,740.

Effective August 1, 2007, the Company acquired all of the outstanding stock of East Goshen Pharmacy, Inc., (“EGP”) a provider of home infusion services in Delaware and Pennsylvania. The total consideration to complete the acquisition of EGP of $6,210,575 was financed with cash of $5,750,000 and the assumption of $460,575 of liabilities. In addition, the purchase agreement allows for additional purchase price up to $900,000 payable to the sellers within 90 days following the one year anniversary of the acquisition. This amount is payable based on the operating results of the acquired business during the one-year period following the acquisition.

The acquisitions of OCM, OCB and EGP were financed through an additional $16 million note borrowing on the Company’s First Lien Facilities. The aggregate principal amount of Term Loan A was increased from $100 million to $116 million. The note now amortizes in quarterly installments beginning at $625,000 in 2007 and escalating to $2,900,000 in 2011 with the balance due at maturity. There were no other changes to the terms.

These 2007 acquisitions were recorded under the purchase method of accounting, and accordingly, the financial position and operating results of the acquired operations will be included in the consolidated financial statements of the Company following the respective dates of acquisition. The initial purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair values. The excess of purchase price over the fair values of assets acquired and liabilities assumed is goodwill. The purchase price allocation is preliminary and is subject to adjustment, which may be material, pending a final determination of the purchase price and a final valuation of the assets and liabilities.

Critical Homecare Solutions Holdings, Inc. (Formerly KCHS Holdings, Inc.) and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The preliminary allocated fair value of assets acquired and liabilities assumed is summarized as follows:

	AHC	ISI	DEI	OCM & OCB	EGP

Cash	$860,354	$110,693	$10,103,801	$736,874	$66,631
Accounts receivable	748,069	1,043,206	22,130,780	555,316	422,126
Inventory	164,232	274,158	1,746,228	60,730	274,583
Deferred income taxes	271,385	251,236	2,778,530
Prepaid and other assets	12,282	6,930	782,469	5,126	500
Property and equipment	140,122	130,373	2,427,296	24,696	92,344
Intangible assets	124,967	170,600	14,715,000
Goodwill	6,411,390	6,797,476	133,373,874	10,078,899	5,421,022

Total identifiable assets	8,732,801	8,784,672	188,057,978	11,461,641	6,277,206
Accounts payable and accrued expenses	545,749	658,063	14,963,266	124,767	460,575
Amounts due to sellers	860,354	110,693	10,248,000	736,874	66,631
Deferred income taxes			6,501,653
Long-term debt and capital lease obligations			125,000

Net assets acquired	$7,326,698	$8,015,916	$156,220,059	$10,600,000	$5,750,000

Amounts due to sellers represent the post-closing determination of cash and certain assumed liabilities relative to established targets due by the Company to the sellers.

As each of the above acquisitions was for stock, the majority of goodwill is not deductible for tax purposes.

The Company’s proforma results of operations (unaudited) as if each of these acquisitions, as well as the acquisitions of SPI and NEHT, had occurred at the beginning of 2006 is as follows:

December 31,
2006
(Unaudited)

Revenues	$186,982,940
Operating income	$24,072,626
Net income	$5,990,120
Basic and diluted earnings per share	$0.07

Significant pro forma adjustments relate to the elimination of salaries and benefits of employees not retained ($4,980,932), elimination of management fees that were duplicative ($1,145,783), interest on debt utilized to purchase the acquired businesses, depreciation and amortization, the income tax effect of the pro forma adjustments, and the conversion of the acquired businesses from S Corporations to C Corporations.

On January 8, 2007, CHS issued a letter of credit against the First Lien Facilities in the amount of $705,393 securing its performance on its workers’ compensation insurance policy. The letter of credit has a term of one year.

In April 2007, CHS entered into a $67 million notional interest rate cap on the First Lien Facilities for a cost of $42,000. In August 2007, the Company amended the interest rate cap to cover an additional $8 million of additional principal for an additional cost of $8,000. The agreement effectively places a ceiling on interest at a rate of 6% for a period of two years.

* * * * * *

Critical Homecare Solutions Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
As of September 30, 2007 and December 31, 2006

	September 30,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$2,478,395	$847,229
Accounts receivable, net of allowance for doubtful accounts of $4,049,779 and $601,446 in 2007 and 2006, respectively	41,999,214	9,692,246
Inventories	3,753,101	1,746,373
Deferred tax assets	6,760,286	1,770,822
Prepaid expenses and other current assets	1,078,700	193,614

Total current assets	56,069,696	14,250,284
Property and equipment — net	6,619,860	3,803,291
Goodwill	196,664,334	35,402,999
Intangible assets — net	21,532,156	6,026,932
Deferred financing fees — net	2,965,582	832,779
Preacquisition costs	—	1,084,587
Other assets	3,174,445	111,197

Total assets	$287,026,073	$61,512,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,149,329	$3,318,389
Accrued expenses	25,715,005	4,084,263
Current portion of long-term debt	3,125,000	781,250
Current portion of capital lease obligations	248,667	259,462

Total current liabilities	30,238,001	8,443,364
Long-term debt, net of current portion	150,125,000	24,562,500
Long-term capital lease obligations, net of current portion	233,756	418,647
Deferred tax liabilities	9,826,997	2,626,825

Total liabilities	190,423,754	36,051,336

Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 0 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	—	—
Common stock, $0.001 par value, 95,000,000 shares authorized; 90,898,079 and 25,350,000 issued and outstanding at September 30, 2007 and December 31, 2006, respectively	90,898	25,350
Subscription receivable	—	(175,000)
Additional paid-in capital	93,981,376	25,324,650
Retained earnings	2,530,045	285,733

Total stockholders’ equity	96,602,319	25,460,733

Total liabilities and stockholders’ equity	$287,026,073	$61,512,069

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the nine months ended September 30, 2007 and the one month ended September 30, 2006

	Nine Months	One Month
	Ended	Ended
	September 30,	September 30,
	2007	2006

Net revenue	$139,849,661	$3,741,977
Costs and expenses:
Cost of goods (excluding depreciation and amortization)	37,712,845	1,456,312
Cost of services provided	31,405,365	405,067
Selling, distribution and administrative expenses	49,845,790	1,215,323
Provision for doubtful accounts	3,448,333	141,122
Depreciation and amortization	2,648,568	82,330

Total costs and expenses	125,060,901	3,300,154

Operating income	14,788,760	441,823
Interest and other financing costs	11,422,458	128,182
Other income	(764,576)	(2,000)

Income before income taxes	4,130,878	315,641
Provision for income taxes	1,886,566	124,531

Net income	$2,244,312	$191,110

Basic earnings per share	$0.03	$0.01

Diluted earnings per share	$0.03	$0.01

Weighted average number of common shares outstanding:
Basic	84,416,357	25,000,000
Diluted	85,338,261	25,000,000

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)
For the nine months ended September 30, 2007

				Additional
	Common Stock		Subscription	Paid-in	Retained
	Shares	Amount	Receivable	Capital	Earnings	Total

Balance, January 1, 2007	25,350,000	$25,350	$(175,000)	$25,324,650	$285,733	$25,460,733
Issuance of common stock at fair value, January 2007	57,500,000	57,500	—	57,442,500	—	57,500,000
Issuance of common stock at fair value, June 2007	8,048,079	8,048	—	10,454,452	—	10,462,500
Stock subscription receivable	—	—	175,000	—	—	175,000
Compensation expense related to issuance of stock options	—	—	—	759,774	—	759,774
Net income	—	—	—	—	2,244,312	2,244,312

Balance, September 30, 2007	90,898,079	$90,898	$—	$93,981,376	$2,530,045	$96,602,319

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For the nine months ended September 30, 2007 and the one month ended September 30, 2006

	Nine Months	One Month
	Ended	Ended
	September 30,	September 30,
	2007	2006

Operating Activities:
Net income	$2,244,312	$191,110
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful accounts	3,448,333	141,122
Depreciation and amortization	2,648,568	82,330
Write-off and amortization of deferred financing fees	1,274,394	—
Provision for deferred taxes	(260,420)	—
Compensation expense related to issuance of stock options	759,774	—
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,811,380)	(348,940)
Inventories	513,203	44,940
Prepaid expenses and other current assets	(181,071)	(57,566)
Other assets	(2,965,504)	—
Accounts payable and accrued expenses	2,732,959	74,613

Net cash provided by (used in) operating activities	(596,832)	127,609

Investing Activities:
Cash paid for acquisitions — net of cash acquired	(176,283,145)	(47,656,452)
Repayment of amounts due to sellers	(11,419,651)	—
Cash paid for preacquisition costs	(15,416)	—
Cash paid for property and equipment	(2,360,471)	(117,657)

Net cash used in investing activities	(190,078,683)	(47,774,109)

Financing Activities:
Proceeds from issuance of common stock	67,962,500	25,000,000
Proceeds from stock subscription	175,000	—
Repayment of long-term common debt and capital lease obligations	(35,923,622)	(7,075)
Proceeds from term loans	163,500,000	25,000,000
Payment of deferred financing fees	(3,407,197)	(851,154)

Net cash provided by financing activities	192,306,681	49,141,771

Net increase in cash and cash equivalents	1,631,166	1,495,271
Cash and cash equivalents, beginning of period	847,229	—

Cash and cash equivalents, end of period	$2,478,395	$1,495,271

Supplemental Disclosures of Cash Flow Information Cash paid during the year for:
Interest	$6,917,009	$71,247

Income taxes	$2,571,290	$—

Non-cash investing and financing activities:
Assets purchased under capital lease	$—	$15,175

See notes to consolidated financial statements.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of and for the nine months ended September 30, 2007 and for the one month ended September 30, 2006

1.	Overview, Basis of Presentation and Significant Accounting Policies

Critical Homecare Solutions Holdings, Inc. (“CHS” or the “Company”) provides infusion therapy and home nursing services through a network of company-owned locations. The Company contracts with managed care organizations and physicians to become their specialty and infusion pharmacy, dispensing and delivering pharmaceuticals, assisting with clinical compliance information and providing pharmacy consulting services. The Company also contracts with managed care organizations, third-party payors, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other non-hospital settings. Many of the Company’s locations provide other healthcare services, such as nursing, respiratory therapy, and durable medical equipment rentals and sales.

The Company commenced operations on September 1, 2006 and is primarily owned by certain investment funds managed by Kohlberg and Co, L.L.C. (“Kohlberg”). In addition, certain members of the Company’s management own shares of the Company, the total of which represent less than 1% of total outstanding shares as of September 30, 2007.

On September 1, 2006, the Company acquired all of the stock of Specialty Pharma, Inc. (“SPI”) and its wholly-owned subsidiary, Professional Home Care Services, Inc. (“PHCS”) and all of the stock of New England Home Therapies, Inc. (“NEHT”). In 2007, the Company acquired the stock of Deaconess Enterprises, Inc. (“DEI”), Infusion Solutions, Inc. (“ISI”), AHC, Infusion Partners of Brunswick, Inc. (“IPB”), Infusion Partners of Melbourne, Inc. (“IPM”) and EGP. See Note 2 for further discussion regarding the Company’s acquisitions. The financial position and operating results of the acquired operations are included in the condensed consolidated financial statements of the Company since the respective dates of acquisition. All intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments consisting of normal and recurring items which are necessary to present fairly the interim results included herein have been recorded. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto of the Company as of December 31, 2006 and for the period from inception (September 1, 2006) to December 31, 2006.

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consists of amounts owed by various governmental agencies, insurance companies and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

Accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The Company has established an allowance for doubtful accounts to report accounts receivable at the estimated net realizable amounts to be received from third-party payors and patients. Increases to this reserve are reflected as a provision for doubtful accounts in the statements of operations. The Company generates accounts receivable aging reports from the billing systems and utilizes these reports to monitor the condition of outstanding receivables and evaluate the performance of billing and reimbursement staff. The Company also utilizes these aging reports, combined with historic write-off statistics generated from the billing systems, to determine the provision for doubtful accounts. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

The Company does not require their patients or other payors to carry collateral for any amounts owed for services provided. Other than as discussed above, the Company’s concentration of credit risk relating to accounts receivable is limited due to the diversity of patients and payors. Further, the Company generally does not provide charity care.

Inventories

Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market. The largest component of the inventory is pharmaceuticals, which have fixed expiration dates. The Company normally obtains next day delivery of the pharmaceuticals that it orders. The Company’s pharmacies monitor inventory levels and check expiration dates regularly. Pharmaceuticals that are approaching expiration and are deemed unlikely to be used before expiration are either returned to the vendor or manufacturer for credit, or are transferred to another Company pharmacy that needs them. If the pharmaceuticals cannot be either returned or transferred before expiration, the Company’s policy requires them to be disposed of immediately and in accordance with Drug Enforcement Administration guidelines. Due to the high rate of turnover of the Company’s pharmaceutical inventory and the policies related to handling expired or expiring items, the Company’s pharmacies typically do not carry obsolete inventory.

Property and Equipment

Property and equipment are carried at cost. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in current earnings. Property and equipment under capital leases are stated at the present value of future minimum lease payments at inception of the lease. Depreciation is recognized on a straight-line basis. Estimated useful lives for the principal asset categories are as follows:

Useful Life

Medical equipment	13 months to 5 years
Leasehold improvements	Base term of lease or useful life, whichever is shorter
Equipment, vehicles, and other	3 to 5 years
Buildings	20 years

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company did not recognize any impairment losses during the nine months ended September 30, 2007 or the one month ended September 30, 2006.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Goodwill and Intangible Assets

Goodwill represents the excess of the cost of acquisitions over the fair value of net assets acquired. In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized and is reviewed annually at a reporting unit level for impairment utilizing a two-step process. FASB Statement No. 142 requires goodwill to be tested for impairment annually and when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. There were no impairment losses recognized during the nine months ended September 30, 2007 or the one month ended September 30, 2006.

Intangible assets consist primarily of non-compete agreements, trademarks related to brand names arising from acquisitions, licenses and certificates of need. The Company records intangible assets at their estimated fair value at the date of acquisition and amortizes the related cost of the asset over the period of expected benefit. The fair value of intangible assets assigned during the first year subsequent to an acquisition is based on a preliminary determination and is subject to adjustment pending a final determination of purchase price and a final valuation of the assets acquired and liabilities assumed. In accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, definite life purchased intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from estimated future cash flows. In accordance with FASB Statement No. 142, intangible assets with indefinite lives are reviewed for impairment annually or when an event occurs or circumstances change such that it is reasonably possible that an impairment may exist. There were no impairment losses recognized during the nine months ended September 30, 2007 or the one month ended September 30, 2006.

Non-compete agreements are amortized on a straight-line basis over the estimated life of each agreement, which ranges from one to five years. The ISI trademark and certain of the trademarks associated with DEI have limited lives of two and five years, respectively, as determined by contractual rights to use the brand names. These trademarks are being amortized over the estimated useful lives. Trademarks with indefinite lives are not amortized but are periodically reviewed for impairment. Licenses are being amortized over a period of one to two years. Certificates of need have indefinite lives and are not amortized but are periodically reviewed for impairment.

Deferred Financing Fees

Deferred financing fees are stated at cost and are amortized using a method that approximates the effective interest method over the expected life of the related debt instrument. Amortization of the deferred financing fees is recorded as interest expense and other financing costs in the accompanying condensed consolidated statements of operations. In the event of debt modification, the unamortized balance of deferred financing fees is tested for debt extinguishment treatment in accordance with generally accepted accounting principles.

Revenue Recognition

The Company generates almost all of its revenue from reimbursement by government and other third-party payors for services provided to patients. The Company receives payment for services and medications from a number of sources, including managed care organizations, government sources, such as Medicare and Medicaid programs, and commercial insurance. For the nine months ended September 30, 2007 and for the one month ended September 30, 2006, the Company has a payor mix of 48% and 76% from managed care organizations and non-governmental third party payors, respectively, 31% and 15% from Medicare, respectively, and 21% and 9% from Medicaid, respectively. Medicare and Medicaid represent 24% and 25% of accounts receivable at September 30, 2007, respectively. At December 31, 2006, Medicare and Medicaid represented 21% and 10% of accounts receivable, respectively.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Patient revenue is recorded in the period during which the services are provided, and is directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition and allowances for uncollectible billings require the use of estimates. Once known, any changes to these estimates are reflected in operations.

In the Company’s home infusion segment, infusion therapy and related health care services revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered. The Company’s agreements with payors occasionally specify receipt of a “per-diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes multiple components of care provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery of goods to the patient and medical supplies. “Per diem” revenue is recognized over the course of the period the components of care are provided.

In certain situations, revenue components are recorded separately. In other situations, revenue components are billed and reimbursed on a per diem or contract basis whereby the insurance carrier pays the Company a combined amount for treatment. Because the reimbursement arrangements in these situations are based on a per diem or contract amount, the Company does not maintain records that provide a breakdown between the revenue components. Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the possibility that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

In the Company’s home nursing segment, revenue represents the estimated net realizable amounts from patients, third-party payors and others for patient services rendered and products provided. Such revenue is recognized as the treatment plan is administered to the patient and is recorded at amounts estimated to be received under reimbursement or payment arrangements with payors. Net revenues to be reimbursed by contracts with third-party payors are recorded at an amount to be realized under these contractual arrangements.

Under the prospective payment system for Medicare reimbursement, net revenues are recorded based on a reimbursement rate which varies based on the severity of the patient’s condition, service needs and certain other factors. Revenue is recognized ratably over a 60-day episode period and is subject to adjustment during this period if there are significant changes in the patient’s condition during the treatment period or if the patient is discharged but readmitted to another agency within the same 60-day episodic period. Medicare billings under the prospective payment system are initially recognized as deferred revenue and are subsequently recognized as revenue over the 60-day episode period. The process for recognizing revenue under the Medicare program is based on certain assumptions and judgments, the appropriateness of the clinical assessment of each patient at the time of certification, and the level of adjustments to the fixed reimbursement rate relating to patients who receive a limited number of visits, have significant changes in condition or are subject to certain other factors during the episode.

Multiple Deliverables.  EITF 00-21 addresses situations in which multiple products and/or services are delivered at different times under one arrangement with a customer and provides guidance in determining whether multiple deliverables should be used as separate units of accounting. The Company provides a variety of therapies to patients, the majority of which have multiple deliverables, such as the delivery of drugs and supplies and the provision of related nursing services to train and monitor patient administration of the drugs. After applying the criteria from the final model in EITF 00-21, the Company concluded that separate units of accounting do exist in its revenue arrangements with multiple deliverables.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The Company’s revenue recognition policy is designed to recognize revenue when each deliverable is provided to the patient. For example, revenue from drug sales is recognized upon confirmation of the delivery of the products, and revenue from nursing services is recognized upon receipt of nursing notes confirming the service has been provided. In instances in which the amount allocable to the delivered item is contingent upon delivery of additional items, the Company recognizes revenue after all the deliverables in the arrangement have been provided. In instances that a per diem is provided for daily usage of supplies and equipment, revenue is recognized on a per diem basis.

Cost of Goods and Cost of Services Provided

Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services provided consists of certain operating costs related to pharmacy operations, nursing and respiratory services. These costs include employee salary and benefits and contract labor directly involved in providing service to the patient.

Income Taxes

The Company uses the liability method of accounting for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s income taxable for federal and state income tax reporting purposes.

Distribution Expenses

Distribution expenses are included in selling, distribution and administrative expenses in the accompanying condensed consolidated statements of operations and totaled $3,751,670 and $196,541 during the nine months ended September 30, 2007 and the one month ended September 30, 2006, respectively. Such expense represents the delivery costs related to the end user. Included are salary and benefit costs related to drivers and dispatch personnel and amounts paid to courier and other outside shipping vendors.

Self Insurance

The Company is self-insured up to certain limits for workers’ compensation costs and employee medical benefits. The Company has purchased stop-loss coverage to limit its exposure to significant individual workers’ compensation or employee medical claims. Self-insured losses are accrued for known and anticipated claims based upon certain actuarial assumptions and historical claim payment patterns.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period.

Significant items subject to such estimates and assumptions include but are not limited to revenue recognition, goodwill and intangibles, the allowance for doubtful accounts, the valuation of stock option grants, and self-insurance reserves for workers’ compensation costs and employee medical benefits. Actual results could differ from those estimates.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

New Accounting Pronouncements

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115. The Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the Statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the Statement to determine what impact, if any, it will have upon adoption on January 1, 2008.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s consolidated financial statements upon adoption on January 1, 2008.

Recently Adopted Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN No. 48”). This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognizing, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. Subsequently, in May 2007, the FASB issued FASB Staff Position No. FIN 48-1 (“FSP No. 48-1”), Definition of Settlement in FASB Interpretation No. 48. FSP No. 48-1 amended FIN No. 48 to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP 48-1 required application upon the initial adoption of FIN No. 48. The adoption of FIN No. 48 and FSP No. 48-1 by the Company on January 1, 2007 did not have a significant impact on the Company’s condensed consolidated financial statements.

2.	Acquisitions

On August 3, 2007, the Company acquired all of the outstanding stock of EGP, a provider of home infusion services in Delaware and Pennsylvania. The total consideration to complete the acquisition of EGP was $6,341,386 was financed with cash of $5,869,016 and the assumption of $472,370 of liabilities. In addition, the purchase agreement allows for additional purchase price adjustment up to $900,000 payable to the sellers within 90 days following the one year anniversary of the acquisition. This amount is payable based on the operating results of the acquired business during the one-year period following the acquisition. The effective date of the EGP acquisition was August 1, 2007.

On July 25, 2007, the Company acquired all of the outstanding stock of IPM and IPB in separate acquisitions. IPM and IPB provide home infusion, specialty and pharmacy services in Florida and Georgia, respectively. The total consideration to complete the acquisition of IPM was $3,830,570 financed with cash of $3,763,696 and the assumption of $66,874 of liabilities. The total consideration to complete the acquisition of IPB was $7,085,844 financed with cash of $6,989,973 and the assumption of liabilities of $95,871. The effective date of the IPM and IPB acquisitions was July 1, 2007.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The above acquisitions were financed through an additional $16 million borrowing under the Company’s First Lien Facilities (see Note 7).

On June 27, 2007, the Company acquired all of the outstanding shares of AHC, a provider of home infusion therapy services with operations in the state of Texas. The total consideration to complete the acquisition was $8,071,870 and was financed with cash of $7,483,706 and the assumption of $588,164 of liabilities. In addition, the Company may be required to remit to the sellers additional consideration up to $1,400,000 to the extent that the acquired business continues to treat two of its current patients with a specific therapy during the twelve-month period following the acquisition date. Should this amount be paid, it will be treated as additional goodwill. There is a quarterly settlement of this additional consideration if gross profit from the specific therapy reaches a pre-determined threshold during the first, second or third quarters following the acquisition date. As of the date of these financial statements, the sellers have earned approximately $100,000 in connection with the aforementioned therapy. The effective date of the AHC acquisition was June 1, 2007.

On March 14, 2007, the Company acquired all of the outstanding shares of ISI, a provider of infusion therapy services in New Hampshire with one operating location. The total consideration to complete the acquisition was $8,724,624, financed with cash of $8,049,266 and the assumption of $675,358 of liabilities. The effective date of the ISI acquisition was March 1, 2007.

On January 8, 2007, the Company acquired all of the outstanding shares of DEI, a provider of infusion therapy services, adult and pediatric home health care services, and private duty nursing services with forty four operating locations in nine states. The total consideration to complete the acquisition was $170,610,704, with cash of $155,995,840 and the assumption of $14,614,864 of liabilities. The effective date of the DEI acquisition was January 1, 2007.

Each of these acquisitions was performed to expand our geographic footprint and increase our offerings of services. These acquisitions were recorded under the purchase method of accounting, and accordingly, the financial position and operating results of the acquired operations are included in the unaudited condensed consolidated financial statements of the Company subsequent to the date of their respective acquisitions. The initial purchase price has been allocated to assets acquired and liabilities assumed based on estimated fair values. The purchase price allocation is preliminary and is subject to adjustment, which may be material, pending a final determination of income tax allocations, contingent consideration and acquisition-related costs.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The allocated fair value of assets acquired and liabilities assumed as of September 30, 2007 is summarized as follows:

	EGP	IPM & IPB	AHC	ISI	DEI

Cash	$66,631	$736,875	$860,354	$110,693	$10,103,801
Accounts receivable	479,392	555,317	748,069	1,043,206	22,118,045
Inventories	274,583	60,730	164,232	274,158	1,746,228
Deferred income taxes	—	—	271,385	251,236	3,828,053
Other assets	500	5,125	12,281	6,930	782,469
Property and equipment	92,345	24,696	140,122	130,373	2,427,296
Intangible assets	55,000	44,000	785,042	170,600	14,715,000
Goodwill	5,454,578	10,256,570	5,950,739	6,848,121	132,316,012

Total identifiable assets	6,423,029	11,683,313	8,932,224	8,835,317	188,036,904
Accounts payable and accrued expenses	472,370	162,745	588,164	675,358	14,489,864
Amounts due sellers	66,631	736,875	860,354	110,693	10,248,000
Deferred income taxes	15,012	30,024	—	—	7,178,200
Long-term debt and capital lease obligations	—	—	—	—	125,000

Purchase price	5,869,016	10,753,669	7,483,706	8,049,266	155,995,840

Changes in the allocated fair market value from the initial allocation to the current allocation as of September 30, 2007 relate primarily to additional transaction costs, adjustments to certain liabilities and adjustments to deferred taxes.

Interest expense, net of taxes, of $243,000 has been recognized in the unaudited condensed consolidated financial statements of the Company for the nine months ending September 30, 2007 relative to the imputed interest on the purchase price from the effective dates to the closing dates.

Amounts due to sellers represent the post-closing determination of cash and certain assumed liabilities relative to established targets due by the Company to the sellers.

As each of the above acquisitions was for stock, the goodwill arising from the transactions is generally not deductible for tax purposes.

The Company’s pro forma results of operations for its significant subsidiaries as if the acquisitions of AHC and ISI had occurred at the beginning of 2007 are as follows:

Nine Months Ended
September 30, 2007
(In thousands except
per share amounts)

Revenue	$143,615
Operating income	$16,730
Net income	$3,078
Basic and diluted earnings per share	$0.03

Significant pro forma adjustments relate to the elimination of salaries and benefits of employees not retained ($1,067,000), interest on debt utilized to purchase the acquired businesses, depreciation and amortization, the income tax effect of the pro forma adjustments, and the conversion of the acquired businesses from S Corporations to C Corporations.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The purchase agreement for the September 2006 SPI and NEHT acquisitions included a post-closing determination of cash and certain assumed liabilities relative to established targets. Any amounts of cash not settled at closing and the amount of assumed liabilities under the target were payable by the Company to the sellers and any amounts over the target were payable to the Company from the sellers. During 2007, the Company paid $250,467 to the sellers of SPI and NEHT for the post-closing adjustments.

In addition, the purchase agreement for NEHT includes a provision for additional purchase price, contingent upon NEHT achieving certain financial measures for the period January 1, 2007 through September 30, 2007. The Company recorded $453,000 of additional consideration related to the purchase price with an offset to goodwill as of September 30, 2007.

3.	Property and Equipment

As of September 30, 2007 and December 31, 2006, property and equipment consists of the following:

	September 30,	December 31,
	2007	2006

Medical equipment	$4,032,601	$3,194,330
Leasehold improvements	436,619	114,642
Equipment, vehicles, and other assets	4,262,900	831,040
Building	401,369	—

Total property and equipment, gross	9,133,489	4,140,012
Less accumulated depreciation and amortization	(2,513,629)	(336,721)

Property and equipment, net	$6,619,860	$3,803,291

Included in property and equipment are equipment and vehicles that are held under capital lease arrangements as of September 30, 2007 and December 31, 2006 are as follows (see also Note 11):

	September 30,	December 31,
	2007	2006

Medical equipment	$442,843	$442,843
Equipment, vehicles, and other assets	266,363	266,363

Total property and equipment, gross	709,206	709,206
Less accumulated depreciation and amortization	(236,294)	(54,934)

Property and equipment, net	$472,912	$654,272

Depreciation expense was $2,358,734 and $82,277 during the nine months ended September 30, 2007 and the one month ended September 30, 2006, respectively.

4.	Goodwill and Intangible Assets

As of September 30, 2007, goodwill consists of the following:

Balance January 1, 2007	$35,402,999
Acquisitions	160,826,020
Additional consideration paid for NEHT and SPI	435,315

Balance September 30, 2007	$196,664,334

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

As of September 30, 2007 and December 31, 2006, intangible assets consist of the following:

	September 30,	December 31,
	2007	2006

Trademarks — nonamortizable	$15,139,200	$5,800,000
Certificates of need — nonamortizable	4,900,000	—
Noncompete agreements — amortizable	560,842	260,000
Trademarks — amortizable	1,220,000	—
Other intangibles — amortizable	40,788	5,771
Accumulated amortization:
Noncompete agreements	111,959	37,740
Trademarks	200,000	—
Other intangibles	16,715	1,099

Intangible assets-net	$21,532,156	$6,026,932

The weighted average remaining life as of September 30, 2007 of noncompete agreements is 3.44 years, trademarks is 3.97 years and other intangibles is 2.19 years.

Amortization expense on intangible assets was $289,835 and $53 during the nine months ended September 30, 2007 and for the one month ended September 30, 2006. Amortization expense on intangible assets for the remainder of 2007 and in each of the next five years is expected to approximate the following:

2007	$112,049
2008	424,373
2009	356,328
2010	310,773
2011	273,590
2012	15,843

$1,492,956

5.	Preacquisition Costs

Preacquisition costs of $1,084,587 incurred as of December 31, 2006 were transferred to goodwill during the nine months ended September 30, 2007 as part of the purchase price allocation upon successful closing of the related transactions.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

6.	Accrued Expenses

As of September 30, 2007 and December 31, 2006, accrued expenses consist of the following:

	September 30,	December 31,
	2007	2006

Accrued accounting and legal fees	$888,995	$819,885
Accrued payroll expenses	6,551,695	1,146,181
Deferred revenue	3,316,871	473,806
Accrued refunds payable	3,663,132	248,118
Amounts due to sellers	633,477	268,167
Uninvoiced inventory and other accrued expenses	5,942,118	1,108,260
Accrued workers’ compensation	1,097,821	—
Accrued benefits	786,556	1,266
Accrued interest	2,834,340	18,580

Accrued expenses	$25,715,005	$4,084,263

7.	Long-Term Debt and Capital Lease Obligations

As of September 30, 2007 and December 31, 2006, long-term debt and capital lease obligations consist of the following:

	September 30,	December 31,
	2007	2006

First Lien Facilities and Second Lien Facility	$148,125,000	$—
Credit agreement	—	24,843,750
Revolving credit facility	5,000,000	500,000
Capital lease obligations	482,423	678,109
Other	125,000	—

	153,732,423	26,021,859
Less — obligations maturing within one year	3,373,667	1,040,712

Long-term debt — net of current portion	$150,358,756	$24,981,147

In connection with the acquisition of DEI, the Company completed a debt refinancing on January 8, 2007, resulting in a syndicate of institutions providing total available financing of $154 million. Components of the facility include a first-priority senior secured $100 million Term Loan A facility (“Term Loan A”), a first-priority senior secured $20 million revolving credit facility (the “Revolver”) (Term Loan A together with Revolver are “First Lien Facilities”), and a second-priority senior secured $34 million Term Loan B facility (“Term Loan B” or “Second Lien Facility”). The Revolver includes a facility for up to $4,000,000 of standby letters of credit. On July 25, 2007, the Company amended its First Lien Credit Facility and incurred an additional $16 million of borrowings. These borrowings were used to finance the acquisitions of Option Care of Brunswick, Inc., Option Care of Melbourne, Inc., and East Goshen Pharmacy, Inc. Accordingly, the aggregate principal amount of Term Loan A was increased from $100 million to $116 million.

In connection with the two refinancings, the Company incurred deferred financing fees of $3,407,197. These costs are amortized over the life of the First Lien Facility and Second Lien Facility. Amortization of deferred financing fees included in interest expense was $441,967 during the nine months ended September 30, 2007 and $0 for the one month ended September 30, 2006.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Term Loan A matures in January 2012 and principal is repayable in quarterly installments beginning at $625,000 in 2007 and escalating to $2,900,000 in 2011, with the balance due at maturity. Interest on Term Loan A is based on the bank’s Alternative Base Rate (as defined by the respective agreement) plus the applicable margin of 2%, or the LIBOR rate plus the applicable margin of 3.25%. The applicable margin is subject to varying increments based on changes in leverage.

The Revolver matures in January 2012. A commitment fee is payable quarterly at 0.5% per annum of the undrawn portion of the Revolver.

Term Loan B matures in January 2013, and is not subject to scheduled amortization. Interest on the Term Loan B is based on the bank’s Alternative Base Rate (as defined by the respective agreement), plus the applicable margin of 5.25%, or the LIBOR rate plus the applicable margin of 6.50%. The applicable margin is subject to varying increments based upon changes in leverage.

The weighted average interest rate during the nine months ended September 30, 2007 was 9.55%. The effective interest rate, after considering amortization of deferred financing fees, approximated 9.98% during the nine months ended September 30, 2007.

Amounts borrowed on the Term Loan A and Term Loan B that are repaid or prepaid may not be re-borrowed. Amounts repaid under the Revolver may be re-borrowed.

Borrowings under First Lien Facilities are secured by substantially all of the Company’s assets. Second Lien Facility borrowings are secured on a second-priority basis (subordinate only to the First Lien Facilities) by substantially all the assets of the Company.

The Company is required under the terms of the First Lien Facilities and the Second Lien Facility to maintain certain financial ratio covenants, including minimum adjusted EBITDA, maximum total leverage and fixed charge coverage. The Company was in compliance with these covenants as of September 30, 2007.

At closing, $92 million of Term Loan A and the full amount of $34 million of Term Loan B were drawn. The Company borrowed the remaining $8 million under Term Loan A on March 14, 2007 to finance the acquisition of ISI. At closing, the full Revolver was undrawn. As of September 30, 2007, the Company had $5,000,000 of borrowings outstanding under the Revolver. On July 25, 2007, the Company amended its First Lien Credit Facility and incurred an additional $16 million of borrowings. These borrowings were used to finance the acquisitions of Option Care of Brunswick, Inc., Option Care of Melbourne, Inc., and East Goshen Pharmacy, Inc.

On January 8, 2007, the Company issued a letter of credit against the First Lien Facilities in the amount of $705,393 securing its performance on its workers’ compensation insurance policy. The letter of credit has a term of one year. On September 26, 2007, the Company issued a letter of credit against the First Lien Facilities in the amount of $75,000 securing its performance under a vehicle lease agreement that was executed in the fourth quarter of 2007. The letter of credit expires on August 7, 2008.

Prior to securing the First Lien Facilities and the Second Lien Facility, the Company borrowed under the terms of a credit agreement and revolving credit facility that provided total financing of $32.5 million. Upon refinancing of the credit agreement in January 2007, remaining deferred financing fees approximating $832,428 were written off. This amount is included in interest and other financing costs in the accompanying condensed consolidated statement of operations.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Maturities of debt outstanding, including capital lease obligations, for the remainder of 2007 and in each of the next five years is as follows:

2007	$938,804
2008	$3,213,394
2009	$5,935,487
2010	$8,733,737
2011	$11,611,001
2012 and thereafter	$123,300,000

In April 2007, the Company entered into a $67 million notional interest rate cap on the First Lien Facilities for a cost of $42,000. In August 2007, the Company amended the interest rate cap to cover an additional $8 million of additional principal for an additional cost of $8,000. The agreement effectively places a ceiling on interest at a rate of 6% for a period of two years. The Company has not designated this cap as a hedging instrument, and accordingly any unrealized gain or loss on the interest rate cap has been recorded as a component of earnings. The impact of the interest rate cap on the condensed consolidated statement of operations for the nine month period ended September 30, 2007 was insignificant.

8.	Earnings Per Share

Basic earnings per share is calculated based on net income or loss divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share assumes exercise of all contingently issuable shares into common shares at the beginning of the period or date of issuance, unless the contingently issuable shares are antidilutive. There were no antidilutive shares excluded from earnings per share for the nine months ended September 30, 2007 or the one month ended September 30, 2006. The calculation of basic and diluted earnings per share is presented below:

	Nine Months	One Month
	Ended	Ended
	September 30,	September 30,
	2007	2006

Basic earnings per share computation
Numerator:
Net income applicable to common shares	$2,244,312	$191,110
Denominator:
Weighted average number of common shares outstanding	84,416,357	25,000,000

Basic earning per common share	$0.03	$0.01

Diluted earnings per share computation
Numerator:
Net income applicable to common shares	$2,244,312	$191,110
Denominator:
Weighted average number of common shares outstanding	84,416,357	25,000,000
Weighted average additional shares assuming conversion of stock options	921,904	—

Total weighted average common shares outstanding-diluted basis	85,338,261	25,000,000

Diluted earnings per common share	$0.03	$0.01

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

9.	Equity

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized for issuance at the discretion of the Board of Directors, subject to limitations prescribed by Delaware law and the Company’s certificate of incorporation. The Board of Directors is expressly authorized to set the terms for the establishment or issuance of any series of preferred stock, the designation of such series, and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof.

Stock Based Compensation

In December 2004, the FASB released Statement No. 123(R), Share-Based Payment. FASB Statement No. 123(R) is a revision of FASB No. 123, Accounting for Stock-Based Compensation, and establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB Statement No. 123(R) requires all equity-based payments to employees to be recognized in the results of operations based on the grant date fair value of the award. The Company adopted FASB Statement No. 123(R) on September 1, 2006.

The Company’s KCHS 2006 Equity Incentive Plan (the “Plan”), which is shareholder approved, permits the grant of share options to executives and key employees. Option awards are granted with an exercise price equal to the fair value of the Company’s stock at the date of the grant, generally vest over a four-year period, and are generally exercisable for 10 years from the date of the grant. The Plan allows for the settlement of the options through the issuance of common or preferred shares or the payment of cash, at the direction of the Board of Directors.

The fair values of the stock options granted by the Company under the Plan were determined using the Black-Scholes option-pricing model. Use of a valuation model requires management to make certain assumptions with respect to the selected model inputs. Because the Company’s stock was not publicly traded during the period, the historical weighted average of the Company’s peer group within the healthcare sector was used. The peer group included two public companies that provide home infusion services and two public companies that provide home nursing services. The calculation of volatility was based on 6.25 years, which is consistent with the expected term of the awards. The grant life was based on the “simplified method” for “plain vanilla” option as outlined in Topic 14 of SAB 107, Share-Based Payment. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term which approximates the estimated life assumed at the date of grant. There were no options issued during the one month ended September 30, 2006.

The following assumptions have been used in the determination of the fair value for options issued during the nine months ended September 30, 2007:

Nine Months Ended
September 30, 2007

Risk — free interest rate	4.70%
Expected term	6.25
Expected volatility	44.65%
Dividend yield	—
Weighted — average fair value	$0.57

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

A summary of stock option activity under the Plan as of and during the nine months ended September 30, 2007 is presented below:

		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at December 31, 2006	2,792,500	$1.00
Grants	6,163,500	$1.08
Forfeitures	(25,000)	$1.00
Outstanding at September 30, 2007	8,931,000	$1.05
Vested and exercisable at September 30, 2007	—	—
Expected to vest at September 30, 2007	8,708,958	$1.03

A summary of the status of the Company’s unvested options to buy shares as of and during the nine months ended September 30, 2007 is presented below:

		Weighted
		Average
		Grant Date
	Options	Fair Value

Unvested at December 31, 2006	2,792,500	$0.53
Granted	6,163,500	$0.57
Forfeited	(25,000)	$0.52

Unvested at September 30, 2007	8,931,000	$0.55

As of September 30, 2007, there was approximately $4,066,870 of total unrecognized compensation cost related to unvested stock options granted under the Plan that the Company had not recorded. That cost is expected to be recognized during the remainder of 2007 and through 2011. Compensation expense of $759,774 and $0 were recognized during the nine months ended September 30, 2007 and one month ended September 30, 2006, respectively and is included in selling, distribution and administrative expenses in the accompanying condensed consolidated statement of operations. There have been no exercises of stock option awards since inception of the Plan. The intrinsic value of the options at September 30, 2007 was $2,210,250.

During June 2007, the Company amended the Plan to allow for immediate vesting of unvested awards upon filing of an initial public offering. There has been no accounting recognition for this modification in the accompanying September 30, 2007 condensed consolidated financial statements.

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

10.	Income Taxes

For the nine months ended September 30, 2007 and the one month ended September 30, 2006, the income tax provision consisted of the following:

	September 30,	September 30,
	2007	2006

Current:
Federal	$1,398,268	$107,318

State and local	748,718	17,213

	2,146,986	124,531

Deferred:
Federal	(200,533)	—
State and local	(59,887)	—

	(260,420)	—

Income tax provision	$1,886,566	$124,531

As of September 30, 2007 and December 31, 2006, deferred tax assets and liabilities consist of the following:

	September 30,	December 31,
	2007	2006

Deferred tax assets — net — current:
Allowance for doubtful accounts	3,495,032	1,070,199
Accrued liabilities	3,479,802	413,178
Loss carryforward	82,499	109,394
Deferred revenue	(492,140)	175,460
Other	195,093	2,591

Total current deferred tax assets — net	$6,760,286	$1,770,822

Deferred tax liabilities — net — noncurrent:
Intangibles	9,240,374	2,627,125
Other	586,623	(300)

Total noncurrent deferred tax liabilities — net	$9,826,997	$2,626,825

For the one month ended September 30, 2006 and for the nine months ended September 30, 2007, income taxes computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

	September 30,	September 30,
	2007	2006

Income tax benefit computed at U.S. federal statutory rate	$1,404,499	$107,318
State income taxes, net of federal income tax benefit	434,266	17,213
Permanent differences	47,801	—

Income tax provision	$1,886,566	$124,531

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The Company’s deferred tax assets and liabilities were valued based on the estimated tax rates in effect when the assets and liabilities are expected to reverse. Management believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets. The operating loss carryforward as of September 30, 2007 of $82,499 expires in 2026.

11.	Lease Commitments

The Company leases their administrative and operating facilities, certain vehicles, medical equipment, and office equipment under various operating and capital leases. Lease terms range from one to seven years with renewal options on certain leases for additional periods. Future minimum payments under capital leases and non-cancelable operating leases for the remainder of 2007 and in each of the next five years is as follows:

	Capital	Operating
	Leases	Leases

2007	$75,077	$532,622
2008	268,871	1,701,737
2009	145,831	1,313,729
2010	36,443	952,027
2011	11,544	748,526
2012 and thereafter	—	781,119

Total minimum lease payments	537,766	$6,029,760

Less amounts representing interest	55,343

Present value of net minimum payments under capital leases	482,423
Less current portion	248,667

	$233,756

For the nine months ended September 30, 2007 and for the one month ended September 30, 2006, the Company recognized rent expense under operating leases of $2,213,168 and $55,971, respectively.

12.	Commitments and Contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, the Company maintains insurance to protect against such claims or legal actions. The Company’s insurance premiums are based on the experience of the subsidiaries prior to their acquisition by the Company. The Company is not aware of any litigation either pending or filed that it believes is likely to have a material adverse effect on the results of operations or financial condition.

13.	Segment Information

Based on types of services performed and consistent with the Company’s internal financial reporting structure and performance assessment, the Company has identified two reportable segments: home infusion and home nursing. The Home Infusion segment delivers complex intravenous pharmaceutical products and corresponding clinical support services. The Home Nursing segment, which was acquired on January 1, 2007 in connection with the DEI acquisition, provides skilled nursing and other therapy services, including occupational therapy, medical social work and home health aide services. Prior to this acquisition, the

Critical Homecare Solutions Holdings, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Company operated in only one reportable segment for the one month ended September 30, 2006. Financial information by segment as of and for the nine months ended September 30, 2007 is as follows:

	Home Infusion	Home Nursing	Corporate	Consolidated

Revenues	$93,991,372	$45,858,289	$—	$139,849,661
Income from operations	$14,402,275	$8,369,628	$(7,983,143)	14,788,760
Reconciliation to net income:
Other income				(764,576)
Interest and other financing costs				11,422,458
Income tax provision				1,886,566

Net income				$2,244,312

Total assets	$203,143,793	$79,022,449	$4,859,831	$287,026,073

Goodwill	$143,812,514	$52,851,820	$—	$196,664,334

Purchases of property and equipment	$1,345,165	$628,988	$386,318	$2,360,471

14.	Related Party Transactions

During 2006, the Company entered into three secured promissory notes with certain of its executives for a combined $175,000, the proceeds with which were used to purchase common stock and were recorded by the Company as a subscription receivable, which is a reduction of equity. The notes included interest at a rate of 5%, compounding and payable annually with a six year maturity. During August 2007, the promissory notes were repaid by the executives to the Company.

Kohlberg provides certain management and advisory services to the Company under a management agreement dated September 19, 2006. The agreement has an initial term of five years, with one-year automatic renewals thereafter, unless either party provides 30-day advance notice of its intent not to renew the agreement. The annual base management fee increased from $250,000 in 2006 to $500,000 on January 8, 2007 and is payable in arrears in quarterly installments, plus reimbursement of certain expenses, including travel and legal fees pertaining to the Company. The Company incurred base management fees of $370,139 and $8,152 and reimbursed Kohlberg for certain expenses totaling $20,771 and $0 during the nine months ended September 30, 2007 and the one month ended September 30, 2006, respectively.

Accounts payable to Kohlberg at September 30, 2007 and December 31, 2006 is $126,127 and $62,500, respectively.

The Kohlberg management agreement also includes a provision whereby the Company agrees to compensate Kohlberg for services rendered to the Company with respect to the consummation of acquisition transactions. During the nine months ended September 30, 2007, the Company paid Kohlberg $3,000,000 in connection with the DEI transaction, plus $129,367 of reimbursable expenses for a total payment of $3,129,367. This transaction fee is included in the cost of the DEI acquisition. This transaction fee includes services rendered to the Company by Kohlberg including sourcing the transaction, due diligence investigation, transaction price and document negotiation.

Specialty Pharma, Inc. and Subsidiary

MAHONEY SABOL & COMPANY, LLP
95 GLASTONBURY BOULEVARD
GLASTONBURY, CONNECTICUT 06033

(860) 541-2000
Fax (860) 541-2001

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Specialty Pharma, Inc. and Subsidiary
Cromwell, Connecticut

We have audited the consolidated balance sheets of Specialty Pharma, Inc. and Subsidiary (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Specialty Pharma, Inc. and Subsidiary as of December 31, 2005 and 2004 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, certain errors and reclassifications resulting in misstatement of previously issued financial statements were discovered by management of the Company during the current year. Accordingly, the 2005 and 2004 consolidated financial statements have been restated and adjustments have been made to equity as of January 1, 2004 to reflect these errors and reclassifications.

Glastonbury, Connecticut

March 1, 2006, except for the effects of the restatement and subsequent events in Notes 2 and 16, respectively, as to which the date is October 5, 2007

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS — RESTATED
As of December 31, 2005 and 2004

	2005	2004
	(Restated)	(Restated)

ASSETS
Current assets:
Cash and cash equivalents	$139,914	$661,914
Accounts receivable, net of allowance of doubtful accounts	6,386,293	7,000,804
Inventories	826,675	678,284
Deferred income taxes	1,009,255	386,005
Prepaid expenses and other current assets	111,957	98,416

Total current assets	8,474,094	8,825,423
Net property and equipment	2,246,510	2,748,745
Other assets:
Due from officer	15,000	30,000
Goodwill	2,739,680	2,739,680
Other intangible assets, net	410,225	743,750
Other assets	36,622	45,057

Total other assets	3,201,527	3,558,487

	$13,922,131	$15,132,655

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Line of credit	$2,033,171	$2,360,080
Accounts payable	2,158,130	2,012,070
Accrued liabilities	1,233,114	931,210
Accrued income taxes	437,423	263,516
Current portion of capital lease obligations	299,454	327,252
Current maturities of long-term debt	302,187	319,186

Total current liabilities	6,463,479	6,213,314
Long-term liabilities
Deferred income taxes	273,235	432,995
Capital lease obligations	321,872	619,924
Long-term debt, net of current portion	1,225,000	1,535,053

Total long-term liabilities	1,820,107	2,587,972
Minority interests	—	849,926
Commitments and contingencies (Note 16)
Series A cumulative convertible preferred stock
$.0001 par value, 245,000 shares authorized, issued and outstanding at December 31, 2005 and 2004; with a liquidation preference of $5,962,180 and $5,469,900, respectively	5,962,180	5,469,900
Shareholders’ equity (deficit):
Common stock, $.0001 par value, 755,000 shares authorized; 68,236 issued and outstanding at December 31, 2005 and 2004	7	7
(Accumulated deficit) retained earnings	(323,642)	11,536

	(323,635)	11,543

	$13,922,131	$15,132,655

The accompanying notes are an integral part of these consolidated financial statements

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME — RESTATED
For the years ended December 31, 2005 and 2004

	2005	2004
	(Restated)	(Restated)

Net revenues:	$29,286,571	$26,574,843
Costs and expenses:
Cost of goods (excluding depreciation and amortization)	15,169,830	13,267,282
Cost of services	2,183,266	2,144,686
Selling, distribution and administrative	8,185,931	7,783,847
Provision for doubtful accounts	2,057,190	1,025,270
Depreciation and amortization	1,107,552	1,264,268

Total costs and expenses	28,703,769	25,485,353
Operating income	582,802	1,089,490
Interest expense	390,697	331,718
Other income, net	8,890	13,129

Income before income taxes	200,995	770,901
Income tax expense	43,893	315,363

Net income before minority interests	157,102	455,538
Minority interests	—	(222,881)

Net income	$157,102	$232,657

Undistributed cumulative preferred stock dividends	(492,280)	(452,840)
Net loss attributable to common shares	$(335,178)	$(220,183)

Weighted average number of common shares outstanding:
Basic and diluted	68,236	68,236

Net loss attributable to common shareholders:
Basic and diluted	$(4.91)	$(3.23)

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT) — RESTATED
For the years ended December 31, 2005 and 2004

				Retained Earnings	Total
	Common Stock		Additional	(Accumulated	Shareholders’
	Shares	Par Value	Paid-In Capital	Deficit)	Equity (Deficit)

Balance at December 31, 2003 (restated)	68,236	$7	$238,933	$(7,214)	$231,726
Net income (restated)	—	—	—	232,657	232,657
Undistributed cumulative preferred stock dividends (restated)	—	—	(238,933)	(213,907)	(452,840)

Balance at December 31, 2004 (restated)	68,236	7	—	11,536	11,543

Net income (restated)	—	—	—	157,102	157,102
Undistributed cumulative preferred stock dividends (restated)	—	—	—	(492,280)	(492,280)

Balance at December 31, 2005 (restated)	68,236	$7	$—	$(323,642)	$(323,635)

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS — RESTATED
For the years ended December 31, 2005 and 2004

	2005	2004
	(Restated)	(Restated)

Cash flows from operating activities:
Net income	$157,102	$232,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,107,552	1,264,268
Deferred taxes, net	(783,010)	(147,553)
Provision for doubtful accounts	2,057,190	1,025,270
Minority interests	—	222,881
Other noncash income	(22,208)	—
Changes in assets and liabilities
Increase in accounts receivable	(1,442,679)	(1,082,375)
Increase in inventories	(148,391)	(73,461)
Decrease (increase) in prepaid and other assets	(66,435)	30,296
Increase (decrease) in accounts payable	146,060	(164,904)
Increase in accrued liabilities and income taxes	415,968	173,732

Net cash provided by operating activities	1,421,149	1,480,811
Cash flows from investing activities:
Collections on officer note receivable	15,000	15,000
Acquisition of minority interest in subsidiary, net of cash	(706,548)	—
Acquisitions of property and equipment	(271,790)	(486,483)

Net cash used in investing activities	(963,338)	(471,483)
Cash flows from financing activities:
Net (repayments) advances on line of credit	(326,909)	216,057
Proceeds from long-term debt	—	14,390
Principal payments on capital lease obligations	(325,850)	(255,653)
Principal payments on long-term debt	(327,052)	(322,658)

Net cash used in by financing activities	(979,811)	(347,864)
Net increase (decrease) in cash	(522,000)	661,464
Cash and cash equivalents, beginning of year	661,914	450

Cash and cash equivalents, end of year	$139,914	$661,914

Non-cash activities
Undistributed cumulative preferred stock dividends	$492,280	$452,840

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED
For the years Ended December 31, 2005 and 2004

Note 1 —	Summary of significant accounting policies:

Consolidation and Acquisitions:

The consolidated financial statements, as of December 31, 2005 and 2004, include the accounts of Specialty Pharma, Inc. (“SPI”) and its wholly-owned subsidiary, Professional Home Care Services, Inc. (“PHCS”) (collectively the “Company”) and PHCS’s wholly-owned subsidiary, Northeast Professional Home Care Services (“NEPHCS”). During 2005, NEPHCS a partnership previously 60% owned by PHCS, was terminated pursuant to the provisions of the partnership agreement dated March 21, 1995. The assets and liabilities were distributed to PHCS while cash balances of $706,548 were distributed to the minority partner. There was no material impact to the Company’s net income as a result of the termination of the joint venture.

All intercompany accounts and transactions have been eliminated in consolidation.

Nature of Business:

Specialty Pharma, Inc. is a Delaware corporation formed in November 2002 to enter the home infusion, specialty pharmacy and related businesses. SPI’s primary objective is the acquisition of a platform company from which to develop and grow revenues and profits in the emerging biotechnology therapies utilizing disease management techniques. On September 22, 2003, SPI acquired 100% of the common stock of PHCS for an aggregate purchase price of $6,590,294 including $5,590,294 in cash and a $1,000,000 note payable to the sellers. The acquisition was recorded under the purchase method of accounting.

Professional Home Care Services, Inc. is a Delaware corporation that commenced operations in Connecticut on January 1, 1993. Located in Berlin and Cromwell, Connecticut, PHCS provides infusion therapy services and supplies, respiratory equipment and supplies, durable medical equipment and pharmaceuticals to its patients in their homes throughout Connecticut.

Use of Estimates:

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangibles, allowance for doubtful accounts, net realizable revenue amounts and deferred income tax assets. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents:

Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value.

Accounts Receivable and Allowance for Doubtful Accounts:

The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Inventories:

Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market. The largest component of the inventory is pharmaceuticals, which have fixed expiration dates. The Company normally obtains next day delivery of the pharmaceuticals that it orders. The Company’s pharmacies monitor inventory levels and check expiration dates regularly. Pharmaceuticals that are approaching expiration and are deemed unlikely to be used before expiration are either returned to the vendor or manufacturer for credit, or are transferred to another Company pharmacy that needs them. If the pharmaceuticals cannot be either returned or transferred before expiration, the Company’s policy requires them to be disposed of immediately and in accordance with Drug Enforcement Administration guidelines. Due to the high rate of turnover of our pharmaceutical inventory and the policies related to handling expired or expiring items, the Company’s pharmacies typically do not carry obsolete inventory at any balance sheet date.

Property and Equipment:

Property and equipment are carried at cost. Depreciation is provided using both straight-line and the accelerated methods for furniture, vehicles and equipment over lives of five to ten years. For leasehold improvements, depreciation is provided using the straight-line method over the shorter of the useful life or remaining lease term. Expenditures for maintenance and repairs are expensed as incurred.

Goodwill and Other Intangible Assets:

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets deemed to have indefinite lives are not subject to amortization. Annual impairment testing must be performed on these assets using guidance and criteria described in the statement. All other intangible assets are amortized on a straight-line basis over their estimated useful lives.

In accordance with SFAS No. 142, the Company has determined that the carrying value of its intangible assets with indefinite lives were not impaired as of December 31, 2005 and 2004. Accordingly, the consolidated financial statements do not recognize any impairment losses for the years then ended.

Fair Value of Financial Instruments:

The Company has cash and cash equivalents, short-term trade receivables and payables, and long-term debt obligations, including capital leases. The carrying values of cash and cash equivalents, accounts receivable, and accounts payable approximate their current fair value. Borrowings under notes payable include debt with variable interest rates, totaling $525,000 at December 31, 2005. The Company believes the carrying value of its long-term debt approximates current market value.

Net Revenue:

Net revenue represents the estimated net realizable amounts from patients, third-party payors and others for patient services rendered and products provided. Such revenue is recognized as the treatment plan is administered to the patient and is recorded at amounts estimated to be received under reimbursement or payment arrangements with payors. Net revenues to be reimbursed by contracts with third-party payors are recorded at an amount to be realized under these contractual arrangements. In certain situations revenue components are recorded separately. In other situations, revenue components are billed and reimbursed on a per diem or contract basis whereby the insurance carrier pays the Company one combined amount for treatment. Because the reimbursement arrangements in these situations are based on a per diem or contract amount, the Company does not maintain records that provide a breakdown between the revenue components.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Cost of Revenues:

Cost of revenues consists of two components — cost of goods and cost of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient.

Income Taxes:

The Company uses the liability method of accounting for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) Statement No. 109, Accounting for Income Taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s income taxable for Federal and State income tax reporting purposes.

Earnings (loss) per share:

Basic per share information is calculated by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding. Diluted per share information is calculated by also considering the impact of potential common stock on both net income (loss) available to common shareholders and the weighted average number of shares outstanding. The Company excluded 42,712 stock option shares and 245,000 shares of preferred stock from its computation of diluted earnings per share due to the antidilutive effect of these securities on basic earnings per share. The calculation of basic and diluted earnings (loss) per share is presented below:

	Year Ended December 31,
	2005	2004

Net income	$157,102	$232,657
Undeclared cumulative preferred stock dividends	(492,280)	(452,840)

Net loss applicable to common shares	$(335,178)	$(220,183)

Weighted average number of common shares outstanding	68,236	68,236
Basic and diluted earnings (loss) per common share	$(4.91)	$(3.23)

Stock Options:

The Company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which establishes a fair value based method of accounting for an employee stock option or similar equity instrument. SFAS No. 123 gives entities a choice of recognizing related compensation expense by the fair value method or measuring compensation using the intrinsic value approach under Accounting Principles Board (“APB”) opinion No. 25. The Company used the intrinsic value approach. Accordingly, no compensation expense was recognized since the exercise price of the award was equal to the

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

estimated fair value at the grant date. For disclosure purposes, the Company elected to follow the minimum value method and has therefore excluded volatility in estimating the value of the options.

The estimated fair values of stock options granted during the year ended December 31, 2003 were derived using a Black-Scholes model. The assumptions used in the Black-Scholes model are based on the date when the stock options are granted. The risk-free rate is based on the US Treasury zero-coupon issues with a remaining term which approximates the estimated life assumed at the date of grant. The expected life until exercise was based on management’s estimate as the award vests over a four year period and has a ten year life. The following table includes the assumptions used in estimating fair values and the resulting weighted average fair value of a stock option granted in the periods presented:

Assumption	2003 Stock Grant

Risk-free interest rate	3.16%
Dividend yield	0%
Expected years until exercise	6.25

There were no stock option awards granted, exercised, forfeited or cancelled in 2005 or 2004.

The weighted average fair value of stock options calculated using the Black-Scholes pricing model for options granted during 2003 was $3.58.

The following table shows what the Company’s net loss per share would have been for the years ended December 31, 2005 and 2004 had it accounted for the stock-based compensation plans under the minimum value method of SFAS No. 123, using the assumptions identified in the table above:

	2005	2004

Net income as reported	$157,102	$232,657
Undeclared cumulative preferred stock dividends	(492,280)	(452,840)
Total stock compensation expense determined under the minimum value method, net of tax	(19,802)	(20,872)

Pro forma	$(354,980)	$(241,055)

Basic and diluted income (loss) per share:
Basic as reported	$(4.91)	$(3.23)
Pro forma	$(5.20)	$(3.53)
Diluted as reported	$(4.91)	$(3.23)
Pro forma	$(5.20)	$(3.53)

Employee Benefit Program:

The Company maintains a 401(K) Profit Sharing Plan. All employees meeting eligibility and participation requirements may make voluntary contributions to the plan that are matched by the employer on the graduated scale up to 50% of the first 4% of an employee’s salary deferral contribution. The matching expenses in 2005 and 2004 were $78,928 and $79,686, respectively.

Segment Information:

In accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in one reportable segment.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Newly Issued Accounting Standards:

In February 2007, the Financial Accounting Standards Board issued SFAS Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s consolidated financial statements upon adoption on January 1, 2008.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company has not yet determined the effect, if any, that the implementation of SFAS No. 157 will have on the Company’s consolidated financial statements upon adoption.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. There was not a significant impact to the Company’s consolidated financial statements as a result of adopting FIN No. 48.

Note 2 —	Effects of restatements:

Restatement of selling, distribution and administrative expense.  The Company has reclassified certain costs and expenses within its statements of income. Additionally, in previously issued consolidated financial statements, the Company presented certain selling, distribution and administrative expenses in cost of goods. These costs included, but were not limited to, distribution costs, management and supervisory costs, insurance and freight costs. After further evaluation, it was considered more appropriate to classify these items as selling, distribution and administrative. It was further determined that salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient were more appropriately classified as cost of services provided. As a result of these reclassifications and corrections, cost of goods decreased by $3,553,731 and $3,523,095 for the years ended December 31, 2005 and 2004, respectively, while selling, distribution and administrative increased by $1,879,815 and $1,657,510 in those same periods. Occupancy costs decreased by $509,350 and $279,101 for the years ended December 31, 2005 and 2004, respectively. Cost of services increased by $2,183,266 and $2,144,686 for the years ended December 31, 2005 and 2004, respectively.

Correction of deferred revenue.  The consolidated financial statements have been corrected to properly reflect billed, but unearned, revenue as deferred revenue until the period in which it is earned. As a result of the correction of this error, accrued liabilities increased by $239,197 and $240,797 in the consolidated balance sheets at December 31, 2005 and 2004, respectively, while net revenues increased by $1,600 and decreased by $4,839 in the consolidated statements of income for the years ended December 31, 2005 and 2004, respectively. The total decrease to retained earnings at December 31, 2003 was $235,958, relating to this correction.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Restatement of allowance for doubtful accounts.  In previously issued consolidated financial statements, the Company had not accurately considered the required allowance for doubtful accounts for specific requirements relative to its multiple accounts receivable system conversions in 2005. As a result of the correction of this error, net patient accounts receivable in the consolidated balance sheet at December 31, 2005 decreased by $1,187,523, while the provision for doubtful accounts increased and net income decreased by the same amount for the year ended December 31, 2005.

Correction of the treatment of certain leases.  In previously issued consolidated financial statements, the Company had incorrectly accounted for certain vehicle and equipment leases as operating, rather than capital, leases. As a result of the correction of this error, net property and equipment in the consolidated balance sheets increased by $125,084 and $214,590 at December 31, 2005 and December 31, 2004, respectively. Capital lease obligations in the consolidated balance sheets increased by $195,377 and $288,449 at December 31, 2005 and 2004, respectively. Cost of goods decreased by $34,904 in the consolidated statements of income in each of the years ended December 31, 2005 and 2004, while selling, distribution and administrative expenses decreased by $78,276 in those same periods. Depreciation expense increased by $89,506 and $100,933 in the consolidated statements of income for the years ended December 31, 2005 and 2004, respectively. Interest expense increased by $20,108 and $27,726 in the consolidated statements of income for the years ended December 31, 2005 and 2004, respectively. Net income for the year ended December 31, 2005 increased by $3,566 while net income for the year ended December 31, 2004 decreased by $15,479 related to these corrections. The total decrease to retained earnings at December 31, 2003 was $58,380 as a result of the correction of these errors.

Correction of the termination of minority interest in subsidiary.  In previously issued consolidated financial statements, the Company had incorrectly recorded an adjustment to additional paid in capital and selling, distribution and administrative expenses related to the liquidation of NEPHCS. Accordingly, additional paid in capital in the consolidated balance sheet has decreased by $154,176 at December 31, 2005. For the year ended December 31, 2005, selling, distribution and administrative expenses have decreased by, and net income has increased by, the same amount.

Reclassification of undistributed cumulative preferred stock dividends.  In previously issued consolidated financial statements, the Company did not present undistributed cumulative preferred stock dividends in the balance of its Series A cumulative convertible preferred stock. Additional paid in capital in the consolidated balance sheets has decreased by $5,255,968 at December 31, 2005 and 2004, respectively. Series A cumulative convertible preferred stock increased by $5,962,155 and $5,469,875 at December 31, 2005 and 2004, respectively. Additionally, retained earnings decreased by $552,011 and $213,907 at December 31, 2005 and 2004, respectively. The total decrease to additional paid in capital at December 31, 2003 was $5,017,035 as a result of the reclassification.

Restatement of Income Taxes.  In previously issued financial statements, the Company failed to record a deferred tax liability resulting from non-deductible amortizable assets arising from a past acquisition. As a result of the correction of this error, the Company increased goodwill by $565,950 at December 31, 2005 and 2004, respectively.

As a result of the correction of all restatement matters and a reclassification of deferred income tax liabilities, the Company increased current deferred income tax assets $1,009,255 and $386,005 and decreased noncurrent deferred income tax assets $200,000 at December 31, 2005 and 2004, respectively. Additionally, accrued income taxes increased by $183,825 and decreased by $26,484 at December 31, 2005 and 2004, respectively. Deferred income tax liabilities increased by $273,235 and $432,995 at December 31, 2005 and 2004, respectively. Selling, distribution and administrative expense decreased by, and net income increased by, $46,594 for the year ended December 31, 2005. Income tax expense decreased by and net income increased by $526,107 and $34,637 in the consolidated statements of income for the years ended December 31, 2005 and 2004, respectively. As a result of recording these corrections, retained earnings increased by $310,807 at December 31, 2003.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

The following tables reconcile the Company’s restated consolidated financial statements to those previously reported.

	December 31, 2005
	As Previously
	Reported	Restatements	Restated

ASSETS
Current assets:
Cash and cash equivalents	$139,914	$—	$139,914
Accounts receivable, net of allowance for doubtful accounts	7,573,816	(1,187,523)	6,386,293
Inventories	826,675	—	826,675
Deferred income taxes	—	1,009,255	1,009,255
Prepaid expenses and other current assets	111,957	—	111,957

Total current assets	8,652,362	(178,268)	8,474,094
Net property and equipment	2,121,426	125,084	2,246,510
Other assets:
Due from officer	15,000	—	15,000
Goodwill	2,173,730	565,950	2,739,680
Other intangible assets, net	410,225	—	410,225
Deferred income taxes	200,000	(200,000)	—
Other assets	36,622	—	36,622

Total other assets	2,835,577	365,950	3,201,527

	$13,609,365	$312,766	$13,922,131

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$2,033,171	$—	$2,033,171
Accounts payable	2,158,130	—	2,158,130
Accrued liabilities	993,917	239,197	1,233,114
Accrued income taxes	253,598	183,825	437,423
Current portion of capital lease obligations	208,775	90,679	299,454
Current maturities of long-term debt	302,187	—	302,187

Total current liabilities	5,949,778	513,701	6,463,479
Long-term liabilities
Deferred income taxes	—	273,235	273,235
Capital lease obligations	217,174	104,698	321,872
Long-term debt, net of current portion	1,225,000	—	1,225,000

Total long-term liabilities	1,442,174	377,933	1,820,107
Minority interest	—	—	—
Series A cumulative convertible preferred stock, $.0001 par value, 245,000 shares authorized, issued and outstanding; with a liquidation preference of $5,962,180	25	5,962,155	5,962,180
Shareholders’ equity (deficit):
Common stock	7	—	7
Additional paid-in capital	5,410,144	(5,410,144)	—
Retaining earnings (accumulated deficit)	807,237	(1,130,879)	(323,642)

	6,217,388	(6,541,023)	(323,635)

	$13,609,365	$312,766	$13,922,131

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

	December 31, 2004
	As Previously
	Reported	Restatements	Restated

ASSETS
Current assets:
Cash and cash equivalents	$661,914	$—	$661,914
Accounts receivable, net of allowance for doubtful accounts	7,000,804	—	7,000,804
Inventories	678,284	—	678,284
Deferred income taxes	—	386,005	386,005
Prepaid expenses and other current assets	98,416	—	98,416

Total current assets	8,439,418	386,005	8,825,423
Net property and equipment	2,534,155	214,590	2,748,745
Other assets:
Due from officer	30,000	—	30,000
Goodwill	2,173,730	565,950	2,739,680
Other intangible assets, net	743,750	—	743,750
Deferred income taxes	200,000	(200,000)	—
Other assets	45,057	—	45,057

Total other assets	3,192,537	365,950	3,558,487

	$14,166,110	$966,545	$15,132,655

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$2,360,080	$—	$2,360,080
Accounts payable	2,012,070	—	2,012,070
Accrued liabilities	690,413	240,797	931,210
Accrued income taxes	290,000	(26,484)	263,516
Current portion of capital lease obligations	234,180	93,072	327,252
Current maturities of long-term debt	319,186	—	319,186

Total current liabilities	5,905,929	307,385	6,213,314
Long-term liabilities
Deferred income taxes	—	432,995	432,995
Capital lease obligations	424,547	195,377	619,924
Long-term debt, net of current portion	1,535,053	—	1,535,053

Total long-term liabilities	1,959,600	628,372	2,587,972
Minority interest	849,926	—	849,926
Series A cumulative convertible preferred stock, $.0001 par value, 245,000 shares authorized, issued and outstanding; with a liquidation preference of $5,469,900	25	5,469,875	5,469,900
Shareholders’ equity (deficit):
Common stock	7	—	7
Additional paid-in capital	5,255,968	(5,255,968)	—
Retained earnings (accumulated deficit)	194,655	(183,119)	11,536

	5,450,630	(5,439,087)	11,543

	$14,166,110	$966,545	$15,132,655

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

	Year Ended December 31, 2005
	As Previously
	Reported	Restatements	Restated

Net revenues:	$29,284,971	$1,600	$29,286,571
Costs and expenses:
Cost of goods (excluding depreciation and amortization)*	18,758,465	(3,588,635)	15,169,830
Cost of services	—	2,183,266	2,183,266
Occupancy costs	509,350	(509,350)	—
Selling, distribution and administrative**	6,585,162	1,600,769	8,185,931
Provision for doubtful accounts	869,667	1,187,523	2,057,190
Depreciation and amortization	1,018,046	89,506	1,107,552

Total costs and expenses	27,740,690	963,079	28,703,769
Income from operations	1,544,281	(961,479)	582,802
Interest expense	370,589	20,108	390,697
Other income, net	8,890	—	8,890

Income before income taxes	1,182,582	(981,587)	200,995
Income tax expense	570,000	(526,107)	43,893

Net income before minority interests	612,582	(455,480)	157,102
Minority interests	—	—	—

Net income	$612,582	$(455,480)	$157,102

*	Previously called Cost of Sales

**	Previously called General and Administrative

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

	Year Ended December 31, 2004
	As Previously
	Reported	Restatements	Restated

Net revenues:	$26,579,682	$(4,839)	$26,574,843
Costs and expenses:
Cost of goods (excluding depreciation and amortization expense)*	16,825,281	(3,557,999)	13,267,282
Cost of services	—	2,144,686	2,144,686
Occupancy costs	279,101	(279,101)	—
Selling, distribution and administrative**	6,204,613	1,579,234	7,783,847
Provision for doubtful accounts	1,025,270	—	1,025,270
Depreciation and amortization	1,163,335	100,933	1,264,268

Total costs and expenses	25,497,600	(12,247)	25,485,353
Income from operations	1,082,082	7,408	1,089,490
Interest expense	303,992	27,726	331,718
Other income, net	13,129	—	13,129

Income before income taxes	791,219	(20,318)	770,901
Income tax expense	350,000	(34,637)	315,363

Net income before minority interests	441,219	14,319	455,538
Minority interests	(222,881)	—	(222,881)

Net income	$218,338	$14,319	$232,657

*	Previously called Cost of Sales

**	Previously called General and Administrative

	For the Year Ended December 31, 2005
	As Previously
	Reported	Restatements	Restated

Net cash provided by operating activities	$621,529	$799,620	$1,421,149

Net cash used in investing activities	$(256,790)	$(706,548)	$(963,338)

Net cash used in financing activities	$(886,739)	$(93,072)	$(979,811)

	For the Year Ended December 31, 2004
	As Previously
	Reported	Restatements	Restated

Net cash provided by operating activities	$1,400,196	$80,615	$1,480,811

Net cash used in investing activities	$(471,483)	$—	$(471,483)

Net cash used in financing activities	$(267,249)	$(80,615)	$(347,864)

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Note 3 —	Accounts receivable:

Accounts receivable consisted of the following at December 31:

	2005	2004
	(Restated)

Accounts receivable	$8,540,239	$7,976,962
Less allowance for doubtful accounts	2,153,946	976,158

	$6,386,293	$7,000,804

Allowances are estimated from historical performance and projected trends and reflect estimated contractual adjustments and settlements to third party payors.

Note 4 —	Property and equipment:

Property and equipment consisted of the following at December 31:

	2005	2004
	(Restated)	(Restated)

Medical equipment	$4,230,646	$4,354,546
Furniture, fixtures, and equipment	1,720,406	1,373,309
Leasehold improvements	379,593	402,759
Vehicles	494,830	534,400

	6,825,475	6,665,014
Less accumulated depreciation	4,578,965	3,916,269

	$2,246,510	$2,748,745

Depreciation expense amounted to $778,763 and $721,997 for the years ended December 31, 2005 and 2004, respectively.

Note 5 —	Other intangible assets:

Other intangible assets consisted of the following at December 31:

	2005	2004

Covenants not to compete	$900,000	$900,000
Purchased contracts	570,000	570,000

	1,470,000	1,470,000
Less accumulated amortization	1,059,775	726,250

	$410,225	$743,750

Other intangible assets are amortized on a straight-line basis over estimated useful lives ranging from approximately one to ten years. The weighted average remaining life of the Company’s intangible assets as of December 31, 2005, is 2.7 years. Amortization expense amounted to $328,789 and $542,271 for the years

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

ended December 31, 2005 and 2004, respectively. Amortization of intangible assets in each of the next five years is expected to approximate the following:

Years Ending December 31,
2006	$200,249
2007	33,000
2008	25,000
2009	25,000
2010	25,000

Total	$308,249

Note 6 —	Accrued liabilities:

Accrued liabilities were comprised of the following:

	December 31,
	2005	2004
	(Restated)	(Restated)

Accrued payroll expenses	$480,181	$143,746
Deferred revenue	239,197	240,797
Unused accumulated vacation	384,988	370,472
Other accrued expenses	128,748	176,195

Accrued expenses	$1,233,114	$931,210

Note 7 —	Line of credit:

A revolving line of credit, which bears interest at the London InterBank Offer Rate (4.4% and 2.4% at December 31, 2005 and 2004) plus 4.5%, is provided to the Company under a 2003 agreement, which expires in September of 2007. The terms of the agreement allow for the Company to borrow up to $3,000,000 for operations. The line is collateralized by substantially all assets of the Company. At December 31, 2005, available borrowings under the revolving line of credit were $966,829.

This note contains various covenants, including debt service and net worth ratios and documentation requirements. The Company was in compliance with such covenants at December 31, 2005 and 2004.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Note 8 — Long-term debt:

Current and long-term debt consisted of the following at December 31:

	2005	2004

Four installment notes payable to GMAC in monthly installments of $444 including principal and interest at 5.8% to May 2006. This note is secured by specific vehicles	$2,187	$28,229
Installment note payable to Carter Chevrolet in monthly installments of $337 including principal and interest at a rate of .9% to March 2005. The note was secured by a specific vehicle	—	1,010
Note payable to CIT Healthcare, due in monthly installments of $25,000, plus interest at London InterBank Offer Rate (4.4% and 2.4% at December 31, 2005 and 2004) plus 6.5%. The note is secured by substantially all assets of the Company	525,000	825,000
Note payable to the former shareholders of the Company, Omni-Professional Home Services, Inc., with quarterly installments of interest only at 6%, payable in full at September 28, 2007	1,000,000	1,000,000

	1,527,187	1,854,239
Less current maturities	302,187	319,186

	$1,225,000	$1,535,053

Maturities of long-term debt consist of the following at December 31, 2005:

Total Principal
Year	Payments

2006	$302,187
2007	1,225,000

$1,527,187

Note 9 —	Capital lease obligations:

The Company has two capital leases with GE Capital Corp. for office equipment. The leases are payable in monthly installments of $940 and $1,908 including principal and interest at 12.7% and 12%, respectively, to November 2006.

The Company has six capital leases with Diversified Capital Credit Corporation for medical equipment and computer software. The leases are payable in monthly installments ranging from $1,081 to $3,481 including principal and interest ranging from 7% to 20% at various maturities through July 2009.

The Company has a capital lease with Baxter Corp. for medical equipment. The lease is payable in monthly installments of $2,498 including principal and interest at 8%, to October 2008.

The Company has a capital lease with Hill Rom Corp. for office equipment. The lease is payable in monthly installments of $410 including principal and interest at 8%, to April 2007.

The Company has five capital leases with Ryder Corp. for vehicles. The leases are payable in monthly installments ranging from $1,266 to $1,386 including principal and interest ranging from 8% to 11.85% at various maturities through October 2008.

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

The Company has two capital leases with Freedom Medical, Inc. for medical equipment. The leases are payable in monthly installments of $2,250 and $5,250 including principal and interest at 5% through March 2007.

Equipment under capital leases included in net property and equipment at December 31, 2005 and 2004 are as follows:

	2005	2004
	(Restated)	(Restated)

Machinery and equipment	$953,821	$1,041,381
Vehicles	360,015	360,015
Less accumulated amortization	608,735	400,595

	$705,101	$1,000,801

PHCS has various leases for equipment, buildings and vehicles that are classified as operating leases. Total rent expense for all operating leases for 2005 and 2004 was $424,806 and $457,828, respectively.

The following is a schedule by year of future minimum rental payments required under the above leases as of December 31, 2005:

	Capital	Operating
Year	Leases	Leases	Total
	(Restated)	(Restated)

2006	$367,162	$277,813	$644,975
2007	205,350	202,918	408,268
2008	112,156	42,312	154,468
2009	30,619	14,456	45,075
Thereafter	—	—	—

Total minimum lease payments	715,287	$537,499	$1,252,786

Less amounts representing interest	93,961

Present value of net minimum lease payments	621,326
Less current portion of obligations under capital leases	299,454

Long-term obligations under capital leases	$321,872

Note 10 —	Employee benefit programs:

Accrued Employee Absences:  Under the Company’s employee benefits policy, eligible employees earn paid time off based on their length of service. Unused earned paid time off can accumulate and is carried forward until used or paid to the employee upon termination (subject to certain limitations as defined by Company policy). At December 31, 2005 and 2004, the estimated values of unused accumulated vacation time were $384,988 and $370,472, respectively.

Equity Compensation Plan:  Effective September 22, 2003, the Company established the Specialty Pharma, Inc. Equity Compensation Plan (the “Plan”) for the benefit of eligible employees, consultants and directors of the Company. The Plan provides that the aggregate number of shares available for the grant of options or restricted stock awards to be 42,712. A committee appointed by the Board of Directors administers the Plan.

On September 22, 2003, the Plan issued 42,712 options at an exercise price of $20 per share (fair value of the stock at the date of issuance). The options vest over a four-year period as defined. At December 31,

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

2005, approximately 21,356 options were exercisable (as defined) under this Plan. From inception through December 31, 2005, no options have been exercised under the provisions of the Plan.

Note 11 —	Income taxes:

The provisions for Federal and State income taxes consisted of the following components at December 31:

	2005	2004
	(Restated)	(Restated)

Current:
Federal	$648,036	$246,287
State and local	178,867	216,629

	$826,903	$462,916

Deferred:
Federal	$(654,690)	$(123,872)
State and local	(128,320)	(23,681)

Total income tax provision	$43,893	$315,363

At December 31, 2005 and 2004, deferred tax assets and liabilities consist of the following:

	2005	2004
	(Restated)	(Restated)

Deferred tax assets — current:
Allowance for doubtful accounts	$853,335	$257,540
Accrued liabilities	155,920	128,465

Total current deferred tax assets	$1,009,255	$386,005

Deferred tax liabilities — net — noncurrent:
Property and equipment	$106,771	$148,167
Intangibles	166,464	284,828

Total noncurrent deferred tax liabilities	$273,235	$432,995

The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.

The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.

Income taxes computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

	2005	2004
	(Restated)	(Restated)

Income tax provision at U.S. federal statutory rate	$52,496	$186,327
State income taxes — net of federal income tax benefit	9,681	142,975
Permanent differences	(1,868)	3,308
Other	(16,416)	(17,247)

Provision for income taxes	$43,893	$315,363

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

Note 12 —	Series A cumulative convertible preferred stock:

The Company has Series A preferred stock with a par value of $.0001 per share, with 245,000 shares authorized, issued and outstanding at December 31, 2005 and 2004. The stock has a liquidation preference of $20 per share. The shares of preferred stock are convertible to common stock initially on a one-for-one basis, subject to certain adjustments. Each share of the Series A preferred stock is convertible at the option of the holder. The shares are also subject to certain redemption provisions at the discretion of the holder. These shares do not become subject to redemption until September 22, 2006, at the earliest.

The preferred stock accrues compounding dividends at an annual rate of 9% and participates in dividends payable to holders of common stock. Holders of preferred stock are entitled to the greater of its original purchase price plus accrued but unpaid dividends thereon or what holders of the shares of common stock would be entitled to receive upon conversion thereof upon a liquidating event.

During 2005 and 2004, the Board of Directors did not declare any dividends. Accordingly, as of December 31, 2005 and 2004, the amount of dividends in arrears on the preferred stock were approximately $1,062,180 and $569,900, respectively. These dividends are included in the redemption value of the Series A preferred stock as shown in the accompanying balance sheets.

Note 13 —	Statement of cash flows — supplemental disclosures and non-cash transactions:

During 2005 and 2004, cash payments for interest amounted to $390,697 and $348,051, respectively.

During 2005 and 2004, cash payments for income taxes amounted to $601,664 and $399,084, respectively.

During 2005 and 2004, capital lease obligations of $0 and $733,676, respectively, were incurred to acquire medical and office equipment.

Note 14 —	Concentration of credit risk:

The Company grants credit without collateral to its patients, most of which are local residents and are insured under third party payor agreements. The mix of receivables from patients and third-party payers consists of private insurance, patients, Medicare, Medicaid, Blue Cross, managed care, and others. The majority of Company revenues are provided under contracts with these third-party payors.

The Company maintains cash balances at several financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. At various times throughout the year, cash balances exceeded FDIC limits. At December 31, 2005 and 2004, the Company had uninsured cash balances totaling $488,389 and $717,566, respectively.

Note 15 —	Shareholders’ equity (deficit):

Common stock has a par value of $.0001 per share with 755,000 shares authorized and 68,236 shares issued and outstanding at December 31, 2005 and 2004.

Note 16 —	Commitments and contingencies:

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintains insurance to protect against such claims or legal actions. The Company is not aware of any litigation either pending or filed that it believes likely to have a material adverse effect on the results of its operations or its financial condition.

In September 2003, the Company entered into a contract with a vendor stipulating annual minimum purchase requirements. The minimum commitment in the current contract year (September 2003 to August

Specialty Pharma, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — RESTATED — (Continued)

2008) is $250,000. Future minimums are subject to certain adjustments as defined. The Company believes that all requirements under this contract will be met.

Note 17 —	Regulatory environment:

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation and government health care program participation requirements, reimbursement for patient services and Medicare and Medicaid fraud and abuse. Government activity continues with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers.

Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with the fraud and abuse statutes as well as other applicable government laws and regulations. While no known regulatory inquiries are pending, compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

The Health Insurance Portability and Accountability Act (“HIPPA”) was enacted August 21, 1996, to assure health insurance portability, reduce health care fraud and abuse, guarantee security and privacy of health information and enforce standards for health information. Organizations are required to be in compliance with certain HIPPA provisions in 2005 and 2004. Additional provisions are required to be implemented throughout 2006 and into the future. Organizations are subject to fines and penalties if found not to be compliant with provisions outlined in the regulations. The Company continues to implement all aspects of this legislation through its comprehensive corporate compliance plan.

Note 18 —	Subsequent events:

On September 19, 2006, all of the Company’s outstanding shares were sold to Critical Homecare Solutions, Inc. The transaction had an effective date of September 1, 2006. In connection with the transaction, the selling shareholders paid all outstanding obligations related to the line of credit and notes payable as of September 19, 2006.

Under the terms of the Plan, all issued options were canceled upon the sale of all of the outstanding shares of the Company on September 19, 2006.

Specialty Pharma, Inc. and Subsidiary

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Critical Homecare Solutions Holdings, Inc.
Conshohocken, Pennsylvania

We have audited the accompanying consolidated balance sheet of Specialty Pharma, Inc. and subsidiary (the “Company”) as of August 31, 2006, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the period from January 1, 2006 to August 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Specialty Pharma, Inc. and subsidiary as of August 31, 2006, and the results of their operations and their cash flows for the period from January 1, 2006 to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Philadelphia, Pennsyvania
October 5, 2007

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEET
AS OF AUGUST 31, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$473,491
Accounts receivable, net of allowance for doubtful accounts of $2,044,448	4,721,553
Inventories	646,380
Deferred income taxes	1,379,467
Prepaid expenses and other current assets	72,394

Total current assets	7,293,285
Property and equipment — net	1,470,973
Intangible assets — net	202,083
Goodwill	2,739,680
Other assets	25,006

Total assets	$11,731,027

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,762,525
Accrued expenses	1,624,528
Current portion of capital lease obligations	290,021
Current portion of long-term debt	1,662,886

Total current liabilities	5,339,960
Long-term liabilities:
Deferred income taxes	214,496
Capital lease obligations, net of current portion	240,018
Long-term debt, net of current portion	1,078,096

Total long-term liabilities	1,532,610
Commitments and contingencies (Note 12)
Series A cumulative convertible preferred stock, $.0001 par value, 245,000 shares authorized, issued and outstanding with a liquidation preference of $6,314,257	6,314,257
Shareholders’ deficit:
Common stock, $.0001 par value, 755,000 shares authorized; 68,236 issued and outstanding at August 31, 2006	7
Accumulated deficit	(1,455,807)

Total shareholders’ deficit	(1,455,800)

Total liabilities and shareholders’ deficit	$11,731,027

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS
For the period from January 1, 2006 to August 31, 2006

Net revenue	$19,741,008
Cost and expenses:
Cost of goods (excluding depreciation and amortization)	10,792,878
Cost of services	1,625,679
Selling, distribution, and administrative	5,982,129
Provision for doubtful accounts	723,105
Depreciation and amortization	1,572,923

Total costs and expenses	20,696,714

Operating loss	(955,706)
Interest and other financing costs — net	(260,813)
Other income — net	4,000

Loss before income taxes	(1,212,519)
Income tax benefit	432,431

Net loss	(780,088)

Undistributed cumulative preferred stock dividends	(352,077)

Net loss attributable to common shareholders	$(1,132,165)

Weighted average number of common shares outstanding:
Basic and diluted	68,236

Net loss per common share
Basic and diluted	$(16.59)

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT
For the period from January 1, 2006 to August 31, 2006

				Total
	Common Stock		Accumulated	Shareholders’
	Shares	Par Value	Deficit	Deficit

Balance at January 1, 2006	68,236	$7	$(323,642)	$(323,635)
Net loss	—	—	(780,088)	(780,088)
Undistributed cumulative preferred stock dividends	—	—	(352,077)	(352,077)

Balance at August 31, 2006	68,236	$7	$(1,455,807)	$(1,455,800)

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from January 1, 2006 to August 31, 2006

Cash flows from operating activities
Net loss	$(780,088)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Provision for doubtful accounts	723,105
Depreciation and amortization	1,572,923
Deferred taxes, net	(432,431)
Amortization of debt issuance costs	2,526
Changes in assets and liabilities
Decrease in accounts receivable	941,635
Decrease in inventories	180,295
Increase in prepaids and other	75,025
Decrease in accounts payable and accrued expenses	(441,613)

Net cash provided by operating activities	1,841,377

Cash flows from investing activities
Cash paid for property and equipment	(597,137)

Net cash used in investing activities	(597,137)

Cash flows from financing activities
Principal payments on debt and capital lease obligations	(910,663)

Net cash used in financing activities	(910,663)

Increase in cash and cash equivalents	333,577
Cash and cash equivalents — January 1, 2006	139,914

Cash and cash equivalents — August 31, 2006	$473,491

Cash paid during the period for:
Interest	$258,528

Income taxes	$500,215

Non-cash activities
Undistributed cumulative preferred stock dividends	$352,077

The accompanying notes are an integral part of these consolidated financial statements.

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of August 31, 2006 and for the period from January 1, 2006 to August 31, 2006

1.	Description of business

Specialty Pharma, Inc., through its wholly-owned subsidiary, Professional Home Care Services, Inc. (“PHCS”) (together, the “Company”), provides infusion therapy and related healthcare services, and specialty pharmacy services through a network of company-owned locations. The Company contracts with managed care organizations and physicians to become their specialty and infusion pharmacy, dispensing and delivering pharmaceuticals, assisting with clinical compliance information and providing pharmacy consulting services. The Company contracts with managed care organizations, third-party payors, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other nonhospital settings. Many of its locations provide other ancillary healthcare services as well, such as nursing, respiratory therapy, and durable medical equipment rentals and sales.

The Company began operations in November 2002. Certain members of the Company’s management own shares of the Company, the total of which represent 21% of total outstanding shares as of August 31, 2006.

As of August 31, 2006, the Company had a total of three locations operating in the state of Connecticut.

2.	Summary of significant accounting policies

Principles of Consolidation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents — Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value.

Financial Instruments — The Company has cash and cash equivalents, short-term trade receivables and payables, and long-term debt obligations, including capital leases. The carrying values of cash and cash equivalents, accounts receivable, and accounts payable approximate their current fair value. The Company believes the carrying value of its long-term debt approximates current market value.

Accounts Receivable and Allowance for Doubtful Accounts — The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

The Company’s accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual and customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on the Company’s interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

The Company has established an allowance for doubtful accounts to report the estimated net realizable amounts to be received from patients or others. Increases to this reserve are reflected as a provision for doubtful accounts in the consolidated statement of operations. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the government programs.

The Company does not require its patients or other payors to carry collateral for any amounts owed to it for services provided. Other than as discussed above, its concentration of credit risk relating to accounts receivable is limited due to its diversity of patients and payors. Further, the Company generally does not provide charity care.

Inventories — Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market. The largest component of the inventory is pharmaceuticals, which have fixed expiration dates. The Company normally obtains next day delivery of the pharmaceuticals that it orders. The Company’s pharmacies monitor inventory levels and check expiration dates regularly. Pharmaceuticals that are approaching expiration and are deemed unlikely to be used before expiration are either returned to the vendor or manufacturer for credit, or are transferred to another Company pharmacy that needs them. If the pharmaceuticals cannot be either returned or transferred before expiration, the Company’s policy requires them to be disposed of immediately and in accordance with Drug Enforcement Administration guidelines. Due to the high rate of turnover of our pharmaceutical inventory and the policies related to handling expired or expiring items, the Company’s pharmacies typically do not carry obsolete inventory at any balance sheet date.

Prepaid Expenses and Other Current Assets — Prepaid expenses and other current assets consist primarily of prepaid insurance, rent, and other current assets.

Property and Equipment — Property and equipment are carried at cost. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in current earnings. Property and equipment under capital leases are stated at the present value of future minimum lease payments at inception of the lease. Depreciation is recognized on a straight-line basis. Estimated useful lives for the principal asset categories are as follows:

Useful Life

Leasehold improvements	Base term of lease or useful life, whichever is shorter
Medical equipment	13 months to 5 years
Equipment, vehicles, and other assets	3 to 5 years

During 2006, the Company evaluated the useful lives of its asset categories comprising property and equipment. In light of changes in certain payor reimbursement policies, as well as how these and other assets are utilized, the useful lives for certain asset categories were changed effective January 1, 2006 to better reflect the periods over which the benefits of such assets were consumed by the Company. Specifically, the useful lives of certain rental medical equipment were changed from 60 months to 13 months. As a result of the change in estimated useful lives, the Company recorded an additional $614,558 of depreciation expense for the period from January 1, 2006 to August 31, 2006.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No asset impairment charges have been recognized as of August 31, 2006, and for the period from January 1, 2006 to August 31, 2006.

Goodwill and Intangible Assets — In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets deemed to have indefinite lives are not subject to amortization. Goodwill represents the difference between the purchase price of acquired businesses and the fair value of the net assets acquired. Goodwill is not amortized, rather it is reviewed for impairment at a reporting unit level on at least an annual basis.

Intangible assets include non-compete agreements and other intangible assets. Noncompete agreements arise from acquisitions and are being amortized on a straight-line basis over 3 years. The value assigned to intangible assets at the time of acquisition is based on an evaluation of the estimated future benefit to be realized from that asset. The other intangible assets consisted of a payor contact with Anthem for $250,000 which is being amortized over 10 years.

In accordance with SFAS No. 142, the Company assesses potential impairments to its long-lived assets if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Goodwill is reviewed annually for impairment or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable. The Company compares expected future discounted cash flows to be generated by the asset or related reporting unit to its carrying value. If the carrying value exceeds the sum of the future cash flows, the Company would perform an additional fair value measurement calculation to determine the impairment loss, which would be charged to operations in the period identified.

Income Taxes — The Company accounts for income taxes under the liability method in accordance with the Financial Accounting Standards Board (“FASB”) Statement No. 109, Accounting for Income Taxes. Under the liability method, deferred income taxes are recognized for the tax consequences of differences between amounts reported for financial reporting and income tax purposes by applying enacted statutory tax rates. Deferred taxes result primarily from temporary differences arising from the variance between the book and tax basis of certain assets.

Revenue Recognition and Contractual Allowances — The Company performs infusion therapy, respiratory therapy, and related healthcare services and specialty pharmacy services. Patient revenue is recorded in the period during which the services are provided. These amounts are directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition and allowances for uncollectible billings require the use of estimates and any changes in these estimates once known are reflected in operations.

Infusion Therapy, Respiratory Therapy, and Related Healthcare Services — Infusion therapy and related healthcare services revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered by the Company-owned pharmacies. Revenue is recognized when goods and/or services are provided to the patient. The Company’s agreements with payors occasionally specify receipt of a “per diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes a variety of both goods and services provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery of the goods to the patient and medical supplies. “Per diem” revenue is recognized over the course of the period the services and goods are provided.

Respiratory therapy rental arrangements generally provide for fixed monthly payments established by fee schedules for as long as the patient is using the equipment and medical necessity continues (subject to capped rentals which limit the rental payment period in some instances). Once initial delivery is made to the patient (initial setup), a monthly billing is established based on the initial setup service date. The Company recognizes rental arrangement revenues ratably over the monthly service period and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. The Company does

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

not sign lease agreements with the patient or third-party payor. During the rental period, the Company is responsible for providing oxygen refills and for servicing the equipment based on manufacturers’ recommendations. Revenues for the sale of durable medical equipment and related supplies, including oxygen equipment, ventilators, wheelchairs, hospital beds and infusion pumps are recognized at the time of delivery.

The amount of infusion therapy, respiratory therapy, and related healthcare services revenue that is recorded is estimated based on the Company’s interpretation of the terms of the applicable managed care contract or other arrangement with the payor. These services comprised 75% of total revenue during the period from January 1, 2006 to August 31, 2006.

Specialty Pharmacy Services — Specialty pharmacy services revenue is reported at the estimated net realizable amounts from third-party payors and others for the pharmaceutical products provided to physician, patients, and pharmacies by our Company-owned pharmacies. Specialty pharmacy services primarily involve the distribution of specialty drugs to patients’ homes or physicians’ offices, and may also include clinical monitoring of patients and outcomes and efficacy reporting to the manufacturers of certain products. Typically, minimal nursing services are provided. Specialty pharmacy revenue is billed based upon predetermined fee schedules for the drugs provided, with reimbursement often indexed to average wholesale price. A small dispensing fee may also be billed. Revenue is recognized upon confirmation of delivery of the products to the customer. Revenue related to specialty pharmacy services represented 25% of net revenue during the period from January 1, 2006 to August 31, 2006.

Revenue and Accounts Receivable Concentrations — During the period from January 1, 2006 to August 31, 2006, revenue received under arrangements with Medicare and Medicaid accounted for approximately 19% of the Company’s revenue, while Anthem Blue Cross accounted for 48%. No other payor accounted for more than 10% of the Company’s revenue. The Company had $1,672,514 and $2,031,282 of accounts receivable outstanding related to Medicare/Medicaid and Blue Cross/Blue Shield, respectively, as of August 31, 2006.

For the eight months ended August 31, 2006, the company’s net revenues related to the sale of Synagis, a specialty pharmaceutical used in the prevention of respiratory syncytial virus, totaled $3,930,000 or 20% of the total net revenues.

Cost of Revenues — Cost of revenues consists of two components — cost of goods and costs of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient.

Distribution Expenses — Distribution expenses are included in selling, distribution and administrative expenses in the accompanying statement of operations and total $783,535 during the period from January 1, 2006 to August 31, 2006. Such expenses represent the costs incurred to deliver product or services to the end user. Included are salary and benefit costs related to drivers and dispatch personnel and amounts paid to courier and other outside shipping vendors.

Earnings (loss) per share — Basic per share information is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted per share information is calculated by also considering the impact of convertible potential common stock on the net loss available to common shareholders and the weighted average number of shares outstanding. The Company excluded 42,712 stock option shares and 245,000 shares of preferred stock from its computation of diluted

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

earnings per share due to the antidilutive effect of these securities on basic earnings per share. The calculation of basic and diluted earnings per share is presented below:

Period Ended
August 31, 2006

Net loss	$(780,088)
Undeclared cumulative preferred stock dividends	(352,077)

Net loss applicable to common shares	$(1,132,165)

Weighted average number of common shares outstanding	68,236

Basic and diluted loss per common share	$(16.59)

Stock Options— The Company adopted SFAS No. 123R, “Share-Based Payment” prospectively, on January 1, 2006 which permitted the Company to continue to use the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, which establishes a fair value based method of accounting for an employee stock option or similar equity instrument. SFAS No. 123 gives entities a choice of recognizing related compensation expense by the fair value method or measuring compensation expense using the intrinsic value approach under Accounting Principles Board (“APB”) Opinion No. 25. The Company used the intrinsic value approach. Accordingly, no compensation expense was recognized since the exercise price of the award was equal to the estimated fair value at the grant date. For disclosure purposes, the Company elected to follow the minimum value method and has therefore excluded volatility in estimating the value of the options.

The estimated fair values of stock options granted during the year ended December 31, 2003 were derived using a Black-Scholes model. The assumptions used in the Black-Scholes model were based on the date when the stock options were granted. The risk-free rate was based on the US Treasury zero coupon issues with a remaining term which approximates the estimated life assumed at the date of grant. The expected life until exercise was based on management’s estimate as the award vests over a four year period and has a ten year life. The following table includes the assumptions used in estimating fair values and the resulting weighted average fair value of a stock option granted in the periods presented:

2003 Stock
Assumption	Grant

Risk-free interest rate	3.16%
Dividend yield	0%
Expected years until exercise	6.25

There were no stock option awards granted during the period from January 1, 2006 through August 31, 2006.

The weighted average fair value of stock options calculated using the Black-Scholes pricing model for options granted during 2003 was $3.58. At August 31, 2005 29,365 of these options were exercisable.

In September of 2006 the Company cancelled all 42,712 options associated with its 2003 award.

Segment Information — In accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in one reportable segment.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements.

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Significant items subject to such estimates and assumptions include useful lives of property and equipment, goodwill and intangibles, the allowance for doubtful accounts, and net realizable revenue amounts. Actual results could differ from estimates.

Recently Issued and Adopted Accounting Pronouncements — In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s consolidated financial statements upon adoption on January 1, 2008.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. There was not a significant impact to the Company’s consolidated financial statements as a result of adopting FIN No. 48.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company has not yet determined the effect, if any, that the implementation of SFAS 157 will have on the Company’s consolidated financial statements upon adoption.

3.	Property and equipment

A summary of property and equipment and related accumulated depreciation and amortization at August 31, 2006, is as follows:

Medical equipment	$2,318,432
Leasehold improvements	163,915
Equipment, vehicles, and other	423,266

Total property and equipment	2,905,613
Less accumulated depreciation and amortization	(1,434,640)

Property and equipment — net	$1,470,973

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation and amortization expense was $1,375,200 for the period from January 1, 2006 to August 31, 2006. Included in property and equipment are equipment and vehicles with a net book value of $515,017 that are held under capital lease arrangements as follows:

		Accumulated	Net Book
	Cost	Amortization	Value

Medical equipment	$860,086	$388,078	$472,008
Equipment, vehicles, and other assets	427,106	384,097	43,009

	$1,287,192	$772,175	$515,017

Depreciation and amortization of property and equipment in the accompanying statement of operations includes $150,023 of depreciation of capital lease assets.

4.	Intangible assets

As of August 31, 2006, intangible assets consist of the following:

Noncompete agreements	$900,000
Purchased contracts	250,000

Total intangible assets	1,150,000
Accumulated amortization	947,917

Intangible assets — net	$202,083

The weighted average remaining life of intangible assets as of August 31, 2006, is 3.3 years. Amortization expense for the period from January 1, 2006 through August 31, 2006 amounted to $197,723. Amortization expense on intangible assets in each of the next five years is expected to approximate the following:

Four months ending December 31,
2006	33,333
Twelve months ending December 31,
2007	25,000
2008	25,000
2009	25,000
2010	25,000
2011	25,000

5.	Accrued expenses

At August 31, 2006, accrued expenses were comprised of the following:

Accrued accounting and legal fees	$204,937
Accrued payroll expenses	633,575
Deferred revenue	251,906
Accrued refunds payable	126,129
Uninvoiced inventory and other accrued expenses	407,981

Accrued expenses — net	$1,624,528

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Long-term debt

At August 31, 2006, long-term debt consisted of the following:

Term loan facility	$325,000
Revolving credit facility	1,321,410
Note payable to Omni-Professional Home Services, Inc.	1,000,000
Other note payable	94,572

2,740,982
Less — obligations maturing within one year	1,662,886

Long-term debt — net of current portion	$1,078,096

The revolving credit facility, which bears interest at the London InterBank Offer Rate (5.4% at August 31, 2006) plus 4.5%, is provided to the Company under a 2003 agreement, which expires September 2007. The terms of the agreement allow the Company to borrow up to $3,000,000 for operations. The line is collateralized by substantially all of the assets of the Company. At August 31, 2006, available borrowings were $1,678,590.

The term loan facility bears interest at the London InterBank Offer Rate (5.4% at August 31, 2006) plus 6.5%. Interest and principal payments are due in equal monthly installments of $25,000. The note is secured by substantially all of the assets of the Company.

The Company has a note payable to the former shareholders of the Company, Omni Professional Home Care, Inc. The note bears interest at a rate of 6% which is payable in quarterly installments. The principal balance is payable on September 28, 2007. The note is subordinate to term loan facility and the revolving credit facility.

The Company is required under its term loan facility and revolving credit facility to maintain certain financial ratio covenants, including minimum levels of debt service and debt to earnings ratios. The Company was not in compliance with these covenants as of August 31, 2006. As a result, the borrowings under the term loan facility and the revolving credit facility have been classified within the current portion of long-term debt in the accompanying consolidated balance sheet.

As described further in Note 13, all of the Company’s outstanding shares were sold on September 19, 2006 in a transaction with an effective date of September 1, 2006. In connection with the transaction, the selling shareholders paid all outstanding obligations related to the revolving credit facility, the term loan facility and other notes payable as of September 19, 2006.

Maturities of debt outstanding as of August 31, 2006 for each of the next five years are as follows:

Four months ending December 31,
2006	$1,651,742
Twelve months ending December 31,
2007	1,016,945
2008	18,473
2009	20,131
2010	21,942
Thereafter	11,749

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Lease commitments

The Company leases all of its office and warehouse facilities. In addition, certain vehicles, medical equipment, and office equipment are leased under various operating and capital leases. Lease terms range from one to three years with renewal options on certain leases for additional periods. Rent expense for the period from January 1, 2006 to August 31, 2006 was $353,439. At August 31, 2006, the future minimum payments under leases were as follows:

	Capital Leases	Operating Leases

Four months ending December 31,
2006	$132,949	$73,717
Twelve months ending December 31,
2007	278,907	146,334
2008	167,879	41,174
2009	29,698	14,104
2010	—	—

Total minimum lease payments	609,433	$275,329

Less amounts representing interest	79,394

Present value of net minimum payments under capital leases	530,039
Less current portion	290,021

	$240,018

8.	Series A cumulative convertible preferred stock

The Company has Series A preferred stock with a par value of $.0001 per share, with 245,000 shares authorized, issued and outstanding at August 31, 2006. The stock has a liquidation preference of $20 per share. The shares of preferred stock are convertible to common stock initially on a one-for-one basis, subject to certain adjustments. Each share of the Series A preferred stock is convertible at the option of the holder. The shares are also subject to certain redemption provisions at the discretion of the holder. These shares do not become subject to redemption until September 22, 2006, at the earliest.

The preferred stock accrues compounding dividends at an annual rate of 9% and participates in dividends payable to holders of common stock. Holders of preferred stock are entitled to the greater of its original purchase price plus accrued but unpaid dividends thereon or what holders of the shares of common stock would be entitled to receive upon conversion thereof upon a liquidating event.

During the period from January 1, 2006 to August 31, 2006, the Board of Directors did not declare any dividends. Accordingly, as of August 31, 2006, the amount of dividends in arrears on the preferred stock was approximately $1,414,257. These dividends are included in the redemption value of the Series A preferred stock as shown in the accompanying balance sheet.

9.	Shareholders’ equity

Common stock has a par value of $.0001 per share with 755,000 shares authorized and 68,236 shares issued and outstanding at August 31, 2006.

The Specialty Pharma, Inc. Equity Compensation Plan (the “Plan”) was approved by the Board of Directors on September 22, 2003. Under this plan, the Company may grant nonqualified stock options to

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

officers, employees and advisers and incentive stock options to officers and other key employees at an exercise prices of not less than 100% of fair market value as determined by the Board of Directors. Generally, the options vest over varying periods, typically four years. Upon a change in control, as defined, outstanding options become fully vested. The Plan also provides for grants of restricted common stock awarded at the discretion of the Board of Directors. No restricted stock awards have been granted under the Plan.

There were 42,712 option awards outstanding at January 1, 2006. No option awards were made during the period from January 1, 2006 to August 31, 2006. Additionally, no awards were forfeited or exercised during this period.

As a result of the sale of the Company’s stock to Critical Homecare Solutions, Inc., which is more fully discussed in Note 13, 100% of the qualified and incentive stock options were canceled.

10.	Income taxes

At August 31, 2006, the income tax benefit consisted of the following:

Current:
Federal	$—
State and local	—

—
Deferred:
Federal	(413,022)
State and local	(19,409)

Total income tax benefit	$(432,431)

At August 31, 2006, deferred tax assets and liabilities consist of the following:

Deferred tax assets:
Allowance for doubtful accounts	$828,001
Accrued liabilities	180,466
Net operating loss carryforward	371,000

Total current deferred tax assets	$1,379,467

Deferred tax liabilities:
Property and equipment	$136,804
Intangible assets	77,692

Total deferred tax liabilities	$214,496

At August 31, 2006, income taxes computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

Income tax benefit computed at U.S. federal statutory rate	$(412,256)
State income taxes — net of federal income tax effect	(12,810)
Permanent differences	2,767
Other	(10,132)

Income tax benefit	$(432,431)

Specialty Pharma, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s deferred tax assets and liabilities were valued based on the estimated tax rates in effect when the assets and liabilities are expected to reverse. Based upon historical and projected levels of taxable income we believe it is more likely than not that we will realize the benefits of the deferred tax assets. The federal operating loss carryforward of $1.0 million and state operating loss carryforward of $0.2 million as of August 31, 2006 expires in 2026 and 2011, respectively.

11.	Employee benefits program

The Company sponsors a 401(k) savings plan that covers substantially all employees. Expenses related to the defined contribution plan amounted to $57,003 during the period from January 1, 2006 through August 31, 2006.

12.	Commitments and contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintains insurance to protect against such claims or legal actions. The Company is not aware of any litigation either pending or filed that it believes to likely have a material adverse effect on the results of its operations or its financial condition.

13.	Subsequent events

On September 19, 2006, all of the Company’s outstanding preferred stock was repurchased for cash of $1,442,646 while its common stock was sold to Critical Homecare Solutions, Inc. The transaction had an effective date of September 1, 2006. In connection with the transaction, the selling shareholders paid all outstanding obligations related to the revolving credit facility, the term loan credit facility, installment notes payable and certain capital lease obligations, as of September 19, 2006.

Under the terms of the Plan, all issued stock options were canceled upon the sale of all of the outstanding shares of the Company on September 19, 2006.

* * * * * *

New England Home Therapies, Inc.

MAHONEY SABOL & COMPANY, LLP
95 GLASTONBURY BOULEVARD
GLASTONBURY, CONNECTICUT 06033

(860) 541-2000
Fax (860) 541-2001

October 1, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
New England Home Therapies, Inc.
Southborough, Massachusetts

We have audited the balance sheets of New England Home Therapies, Inc. (the “Company”) as of December 31, 2005 and 2004 and the related statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New England Home Therapies, Inc. as of December 31, 2005 and 2004 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Glastonbury, Connecticut

New England Home Therapies, Inc.

BALANCE SHEETS — RESTATED
December 31, 2005 and 2004

	2005	2004
	(Restated)	(Restated)

ASSETS
Current assets
Cash and equivalents, unrestricted	$410,932	$547,963
Cash and equivalents, restricted to pay preference vendor payables	43,219	102,979
Accounts receivable, net of allowance for doubtful accounts	3,311,096	2,315,535
Refundable deposits	—	142,325
Inventories	777,654	685,164
Prepaid expenses	80,503	80,189

Total current assets	4,623,404	3,874,155

Property and equipment
Medical equipment	3,605,016	2,748,859
Office furniture, fixtures, and equipment	791,466	713,638
Vehicles	254,535	167,380
Leasehold improvements	370,887	370,887

	5,021,904	4,000,764
Less accumulated depreciation	3,270,019	2,463,243

Net property and equipment	1,751,885	1,537,521

Other assets
Deposits	98,893	91,825

	$6,474,182	$5,503,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$895,317	$501,514
Accrued expenses	399,161	373,914
Current maturities of long-term debt	600,000	600,000
Current portion of capital lease obligations	281,431	128,408
Accrued payroll and related benefits	559,726	501,050
Accrued interest	171,533	55,340
Deferred revenue	186,006	179,809

Total current liabilities	3,093,174	2,340,035

Long-term liabilities
Long-term debt less current maturities	2,088,116	2,739,018
Capital lease obligations net of current portion	148,563	286,151

Total long-term liabilities	2,236,679	3,025,169

Total liabilities	5,329,853	5,365,204

Commitments and contingencies (Note 10)
Shareholders’ equity
Common stock, $.01 par value
Authorized 200,000 shares
Issued and outstanding, 2,000 shares	20	20
Retained earnings	1,144,309	138,277

Total shareholders’ equity	1,144,329	138,297

	$6,474,182	$5,503,501

The accompanying notes are an integral part of the financial statements.

New England Home Therapies, Inc.

STATEMENTS OF INCOME — RESTATED
For the years ended December 31, 2005 and 2004

	2005	2004
	(Restated)	(Restated)

Net revenue	$17,265,558	$15,373,719
Costs and expenses
Cost of goods (excluding depreciation and amortization)	5,349,072	5,142,254
Cost of services	2,113,706	1,938,289
Selling, distribution and administrative	6,954,421	6,372,315
Provision for doubtful accounts	777,236	697,284
Depreciation and amortization	806,776	684,343

Total costs and expenses	16,001,211	14,834,485

Income from operations	1,264,347	539,234
Reorganization expenses	56,200	255,967
Gain related to reorganization	—	(9,400,343)
Interest expense, net	190,115	120,057

Income before income taxes	1,018,032	9,563,553
Income taxes	12,000	—

Net income	$1,006,032	$9,563,553

Weighted average number of common shares outstanding	2,000	2,000

Basic and diluted earnings per common share	$503.02	$4,781.78

The accompanying notes are an integral part of the financial statements.

New England Home Therapies, Inc.

STATEMENTS OF SHAREHOLDERS’ EQUITY — RESTATED
December 31, 2005 and 2004

			Retained	Total
	Common Stock		Earnings	Shareholders’
	Shares	Par Value	(Deficit)	Equity

Balance at December 31, 2003 (restated)	2,000	$20	$(9,425,276)	$(9,425,256)
Net income (restated)	—	—	9,563,553	9,563,553

Balance at December 31, 2004 (restated)	2,000	20	138,277	138,297
Net income (restated)	—	—	1,006,032	1,006,032

Balance at December 31, 2005 (restated)	2,000	$20	$1,144,309	$1,144,329

The accompanying notes are an integral part of the financial statements.

New England Home Therapies, Inc.

STATEMENTS OF CASH FLOWS — RESTATED
For the years ended December 31, 2005 and 2004

	2005	2004
	(Restated)	(Restated)

Cash flows from operating activities
Net income	$1,006,032	$9,563,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	806,776	684,343
Provision for doubtful accounts	777,236	697,284
Loss on asset disposals	—	11,321
Cash paid for reorganization expenses	(56,200)	(255,967)
Reorganization expenses	56,200	255,967
Gain related to reorganization	—	(9,400,343)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(1,772,797)	(1,068,318)
Inventories	(92,490)	(128,254)
Prepaid expenses and deposits	134,943	(55,768)
Increase (decrease) in:
Accounts payable	393,803	150,845
Accrued expenses	25,247	(99,987)
Accrued payroll and related benefits	58,676	127,888
Accrued interest	116,193	55,340
Deferred revenue	6,197	46,162

Net cash provided by operating activities	1,459,816	584,066

Cash flows from investing activities
(Increase) decrease in restricted cash	59,760	(102,979)
Proceeds from disposal of assets	—	1,700
Purchases of property and equipment	(877,297)	(370,591)

Net cash used in investing activities	(817,537)	(471,870)

Cash flows from financing activities
Payments on long-term debt	(650,902)	(465,405)
Payments on capital lease obligations	(128,408)	(99,628)

Net cash used in financing activities	(779,310)	(565,033)

Net decrease in cash	(137,031)	(452,837)
Cash, unrestricted-beginning of year	547,963	1,000,800

Cash, unrestricted-end of year	$410,932	$547,963

The accompanying notes are an integral part of the financial statements.

New England Home Therapies, Inc.

STATEMENTS OF CASH FLOWS — RESTATED
For the years ended December 31, 2005 and 2004

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2005	2004

Cash paid during the period for:
Interest	$73,922	$66,578
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING INFORMATION

Assets purchased under capital lease were $143,843 and $30,144 during the years ended December 31, 2005 and 2004, respectively.

The accompanying notes are an integral part of the financial statements.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED
December 31, 2005 and 2004

Note 1.	Summary of Significant Accounting Policies

Organization and nature of business

New England Home Therapies, Inc. (the Company) through its offices located in Southborough, Massachusetts, Concord, New Hampshire, and Lewiston, Maine, provides complete home care services consisting of pharmacy services, infusion therapy, respiratory care, nutrition management, home medical equipment and other ancillary healthcare services principally to patients in the New England area. The Company contracts with managed care organizations and physicians to become their provider of infusion, nutritional, respiratory care, or home medical equipment provider assisting with clinical compliance information and providing pharmacy consulting services. The Company contracts with managed care organizations, third party payors, hospitals, physicians and other referral sources to provide respiratory care, home medical equipment, pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other non-hospital settings.

Basis of accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and cash equivalents and restricted cash

Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value. For restricted cash, which is discussed in Note 2, the carrying amount approximates fair value.

Financial instruments

The Company had cash and cash equivalents, short-term trade receivables and payables and long-term debt obligations, including capital leases. The carrying values of cash and cash equivalents, accounts receivable, and accounts payable approximate their current fair value. The Company believes that the carrying value of its long-term debt approximates current market value.

Accounts receivable

Accounts receivable, which are recorded net of estimated contractual adjustments, are stated at the amount management expects to collect from outstanding balances. Accounts receivable are reduced by an allowance for doubtful accounts which provides for those accounts from which payment is not expected to be received, although services were provided and revenue was earned. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect estimated net realizable value. Upon determination that an account is uncollectible, it is written-off and charged to the allowance.

The Company’s allowance for uncollectible accounts was $1,450,731 and $1,027,716 as of December 31, 2005 and 2004, respectively.

Inventories

Inventories, which consist primarily of pharmaceuticals, medical supplies, enteral products, and therapy supplies are stated at the lower of cost or market and are accounted for on the first-in, first-out (FIFO) basis. The largest component of inventory consists of pharmaceuticals, which have fixed expiration dates. The Company is usually able to obtain expedited delivery of pharmaceuticals and, therefore, the Company is able

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

to keep minimal inventory and the inventory is turned over rapidly. Pharmaceuticals that are approaching expiration and are deemed unlikely to be used before expiration are returned to the vendor or manufacturer for credit, or are transferred to another Company pharmacy that needs them. If the pharmaceuticals cannot be returned before expiration, Company policy requires them to be disposed immediately and in accordance with Drug Enforcement Administration (DEA) guidelines. Due to the high rate of turnover of the pharmaceutical inventory and the Company’s policy related to handling expired or expiring items, it is unlikely that the Company’s pharmacies will be carrying obsolete inventory at any balance sheet date, and therefore no reserve for obsolete inventory was required at December 31, 2005 or 2004.

Property and equipment

Property and equipment are recorded at cost. Medical equipment, office furniture, fixtures, and equipment, and vehicles are depreciated using the straight-line method over the estimated useful lives (5-7 years) of the respective assets. Leasehold improvements are being amortized using the straight-line method over the shorter of the life of the asset or the remaining term of the underlying occupancy lease, which is seven years.

Depreciation and amortization charged to operations for the years ended December 31, 2005 and 2004, was $806,776 and $684,343, respectively.

The Company periodically reviews its valuation for property and equipment used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount, the Company records an impairment loss as required under accounting principles generally accepted in the United States of America. No such impairment losses were incurred for the years ended December 31, 2005 and 2004.

Capital leases

The assets and liabilities held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the shorter of their estimated useful lives or the remaining lease term. Amortization of assets under capital leases is included in depreciation and amortization expense on these financial statements.

Net revenue

Revenues from products and services to patients are reported on the accrual basis of accounting in the period in which the product is shipped or the services are provided, net of estimated contractual allowances. Revenue under third-party payor agreements are subject to audit and retroactive adjustment. Retroactive adjustments are adjusted in future periods as final settlements are determined.

Revenue recognition

The Company performs infusion therapy and respiratory care along with home medical equipment. Infusion, respiratory, and home medical equipment revenues are reported at the estimated net realizable amounts from patients, third party payors, and others for goods sold and equipment rented or sold. Revenue is recognized upon confirmation that both the service was provided and the goods were delivered to the patient. When only goods are provided to the patient and the patient has the means to use the goods without requiring nursing or other related services, revenue is recognized upon confirmation that the goods were delivered. When only services are provided, revenue is recognized upon confirmation that the services have been provided. When equipment is rented, rental revenue is recognized, generally on a monthly basis, until the equipment is either returned or purchased.

The Company’s agreements with payors frequently specify receipt of a “per-diem” payment for infusion therapy services that are provided to patients. This “per-diem” payment includes a variety of both goods and

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

services provided to the patient, including but not limited to rental of home medical equipment, care coordination services, delivery of the goods to the patient and medical supplies.

Deferred revenue of approximately $186,006 and $179,809 for services not yet performed and for unearned equipment rental income, was recorded on the balance sheets as of December 31, 2005 and 2004, respectively. These amounts have been classified as current liabilities since the Company expects to recognize said amounts within 12 months or less of the respective balance sheet date.

Cost of revenues

Cost of revenues consists of two components: cost of goods and cost of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses and contracted workers directly involved in providing service to the patient.

Distribution expenses

Distribution expenses are included in selling, distribution and administrative expenses in the accompanying statements of income and totaled $308,491 and $331,372 for the years ending December 31, 2005 and 2004, respectively. Such expenses represent the cost incurred to deliver product or services to the end user. Included are costs related to couriers, fuel, tolls and vehicle repair expenses.

Income taxes

In addition to filing a United States income tax return, the Company also files income tax returns in the states of Massachusetts, New Hampshire and Maine. The shareholders of the Company have elected to be taxed as an S Corporation under IRC Subchapter S. Under IRC Subchapter S, items of income and expenses are passed through and taxed to the individual shareholders and therefore, in most cases, no corporate level tax is paid. However, Massachusetts state income tax regulations stipulate that an S Corporation will be subject to a corporate-level tax on its taxable income if its total gross receipts exceed $6 million in any taxable year. Also, New Hampshire state income tax regulations stipulate that S Corporations must continue to pay income taxes as if they were C Corporations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. The Company believes that its most significant estimates, and those involving a higher degree of judgment and/or complexity are (a) revenue recognition and estimation of contractual adjustments, and (b) determination of required allowances for doubtful accounts receivable.

Segment information

In accordance with Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in only one reportable segment.

Recently issued accounting pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The Statement permits entities to choose to measure many financial instruments and

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

certain other items at fair value. The objective of the Statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the Statement to determine what impact, if any, it will have upon adoption on January 1, 2008.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the Statement to determine what impact, if any, it will have upon adoption on January 1, 2008.

In June 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. Subsequently, in May 2007, the FASB issued FASB Staff Position No. FIN 48-1 (FSP No. 48-1), Definition of Settlement in FASB Interpretation No. 48. FSP No. 48-1 amended FIN No. 48 to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP No. 48-1 required application upon the initial adoption of FIN No. 48. The adoption of FIN No. 48 and FSP No. 48-1 by the Company on January 1, 2007 did not have a significant impact on the Company’s financial statements.

In June 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force (EITF) on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That is, Gross versus Net Presentation). The scope of this consensus includes any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but is not limited to sales, use, value added and some excise taxes. Additionally, this issue seeks to address how a company should address the disclosure of such items in interim and annual financial statements, either gross or net pursuant to APB Opinion No. 22, Disclosure of Accounting Policies. The adoption of EITF Issue 06-3 on January 1, 2007 did not have any impact on the Company’s policy of recognizing all taxes collected from customers to be remitted to governmental authorities on a net basis in the statement of income.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets. This Statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement also addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like accounting. The Company adopted this Statement in 2007. The adoption of the Statement did not have any impact on the Company’s financial statements.

In February 2006, the FASB issued FASB Statement No. 155, Accounting for Certain Hybrid Financial Instruments. This Statement amends parts of FASB Statements No. 133, Accounting for Derivatives and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and allows an entity to remeasure at fair value a hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from the host, if the holder irrevocably elects to account for the whole instrument on a fair value basis. Subsequent changes in fair value of the instrument

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

would be recognized in earnings. The Company adopted this Statement in 2007. The adoption of the Statement did not have any impact on the Company’s financial statements.

Note 2.	Proceedings under Chapter 11

Subsequent to the Company’s accounts receivable financier, National Century Financial Enterprises, Inc. (NCFE), defaulting on the Company’s contracted accounts receivable financing arrangement, the Company filed a voluntary petition on November 15, 2002 (the petition date) for relief under Chapter 11 of the United States Code (the Bankruptcy Code) in the United States Bankruptcy Court for the District of Massachusetts Western Division (the Bankruptcy Court). The case was assigned number 02-46956-JBR.

During the period from the petition date to reorganization, the debtors continued in possession of their respective properties and have operated and managed their business as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Company sought and obtained various orders from the Bankruptcy Court intended to stabilize the Company’s business and minimize the disruption caused by the Chapter 11 Case.

On February 18, 2004, the Company filed a Plan of Reorganization, and with the consent of all the Company’s creditors, was approved on April 15, 2004 by the Bankruptcy Court, pursuant to the provisions of Chapter 11 of the Bankruptcy Code, for the restructuring of its outstanding creditor claims. In connection with the Bankruptcy Plan of Reorganization, an agreement was reached with certain creditors that, in the event of the sale or liquidation of the Company within 4 years of the Plan of Reorganization, a portion of the debt forgiven in bankruptcy would become due and payable to the creditors.

Prior to the approval of the reorganization plan in April of 2004, the Company had approximately $13.3 million of liabilities subject to compromise. The plan of reorganization provided relief for the following:

Capital lease obligations	$692,225
Accrued interest	583,419
Accrued expenses	200,461
Accounts payable	528,326
NCFE payables	7,395,912

Total	$9,400,343

The liabilities subject to compromise were reorganized into the $2,200,000 “Senior” note, $400,000 “Junior” note and the $1,300,000 “Class 2” note more fully discussed in Note 4 to these financial statements.

The resultant gain of $9,400,343 is included in the statements of income for the year ended December 31, 2004. Also included in the statements of income were costs primarily associated with professional fees related to the reorganization of $56,200 and $255,967 for the years ended December 31, 2005 and 2004, respectively.

Restricted cash was $43,219 and $102,979 as of December 31, 2005 and 2004, respectively. These restricted cash balances relate to preferential vendor accounts payable associated with the Company’s Chapter 11 bankruptcy and Plan of Reorganization.

The Company did not apply fresh-start accounting as its shareholders remained intact both before and after the Reorganization.

Prior to April 15, 2004, the Company did not accrue interest of approximately $65,000 on its outstanding debt as a result of the reorganization.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

Note 3.	Effects of Restatement

These financial statements were previously reported on by other accountants, who expressed an unqualified opinion dated February 28, 2006. These financial statements have been restated as described below.

Adjustments, reclassifications and revisions

Reclassification of personnel costs, delivery expenses, outside services, occupancy expenses, general and administrative expenses and provision for bad debts

The Company has combined certain costs and expenses within its statements of income. For the years ended December 31, 2005 and 2004, personnel costs of $7,094,808 and $6,446,667, respectively, delivery expenses of $308,491 and $331,372, respectively, outside services of $221,816 and $138,927, respectively, occupancy expenses of $696,771 and $669,608, respectively, general and administrative expenses of $809,188 and $738,211, respectively, and provision for bad debts of $777,236 and $697,284, respectively, have been reclassified to “Selling, distribution and administrative” expense in the statements of income.

Correction of capital leases

In connection with the issuance of these financial statements, the Company determined that certain leases of medical equipment and vehicles were not properly accounted for under SFAS No. 13, Accounting for Leases, as their lease terms exceeded 75% of the economic useful life of the respective asset. This resulted in the Company recording $149,959 and $128,408 of current portion of capital lease obligations as of December 31, 2005 and 2004, respectively, as included in the Company’s balance sheets. Additionally, the Company recognized $141,840 and $286,151 of capital lease obligations, net of the current portion, as of December 31, 2005 and 2004, respectively, as included in the Company’s balance sheets. This adjustment resulted in the capitalization of net property and equipment of $284,980 and $376,291 as included in the balance sheets as of December 31, 2005 and 2004, respectively.

Depreciation expense for the years ended December 31, 2005 and 2004 increased by $129,768 and $105,717, respectively, as a result of this adjustment. Interest expense for the years ended December 31, 2005 and 2004 increased by $37,271 and $36,578, respectively, as a result of this adjustment. Rent expense decreased by $198,488 (of which $135,541 related to cost of goods and $62,947 related to selling, distribution and administrative) and $136,206 (of which $122,025 related to cost of goods and $14,181 related to selling, distribution and administrative expense) for the years ended December 31, 2005 and 2004, respectively. The adjustment to the retained deficit at December 31, 2003 was $32,179 as a result of this correction.

Correction of deferred revenue

The financial statements have been corrected to properly reflect billed, but unearned, revenue as deferred revenue until the period in which it is earned. As a result of the correction of this error, deferred revenue increased by $186,006 and $179,809 in the balance sheets at December 31, 2005 and 2004, respectively, while net revenues decreased by $6,197 and $46,162 for the years then ended December 31, 2005 and 2004, respectively. The adjustment to the retained deficit at December 31, 2003 was $133,647 as a result of this item.

Restatement of selling, distribution and administrative expenses, personnel costs, depreciation and amortization, and cost of goods

In the previously issued financial statements, the Company presented depreciation expense in cost of goods and certain personnel costs in selling, distribution and administrative expense. After further evaluation, it was considered more appropriate to classify certain payroll costs as cost of services. Accordingly, cost of services increased and selling, distribution and administrative expense decreased by $2,113,706 and

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

$1,938,289, respectively, for the years ended December 31, 2005 and 2004, respectively. Depreciation expense in the amount of $462,235 and $389,392 has been reclassified from cost of goods to depreciation and amortization for the years ended December 31, 2005 and 2004, respectively.

Write-off of reorganization costs

In the previously issued financial statements, the Company presented reorganization costs that were capitalized on the balance sheet as “Other assets”. After further evaluation, it was considered appropriate to write-off these costs as they arose from expenses incurred in 2003. The adjustment to the retained deficit at December 31, 2003 was $50,000 as a result of this item. Additionally, “Reorganization costs” has been removed from the balance sheets.

Reclassification of debt extinguishment and reorganization expenses

In the previously issued financial statements, the Company presented $9,400,343 as a gain from debt extinguishment as an extraordinary item in the statements of income for the year ended December 31, 2004. After further evaluation, it was considered appropriate to classify this as a gain related to reorganization and not extraordinary. Accordingly, this item has been reclassified to “Gain related to reorganization” in the statements of income.

Additionally, reorganization expenses of $56,200 and $255,967 during the years ended December 31, 2005 and 2004, respectively, have been reclassified within the statements of income as shown under the “Reorganization expenses” caption.

Reclassification of current maturities of long-term debt

In the previously issued financial statements, the Company presented current maturities of long-term debt inclusive of $7,430. This amount has been reclassified to long-term debt less current maturities based upon a review of maturity dates at December 31, 2005.

Reclassification of accounts receivable, net of allowance for doubtful accounts

In the previously issued financial statements, the Company presented accounts receivable, trade, net of contractual adjustments exclusive of $38,194. Per the terms of the underlying receivables, current classification was deemed appropriate at December 31, 2004. Accordingly, “Accounts receivable, net of allowance for doubtful accounts” has been increased as a result of this reclassification.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

The following tables illustrate the impact of these adjustments on the financial statements:

	December 31, 2005
	As Previously	Total
	Reported	Restatements	Restated

ASSETS
Current assets
Cash, unrestricted	$410,932	$—	$410,932
Cash, restricted to pay preference vendor payables	43,219	—	43,219
Accounts receivable, net of allowance for doubtful accounts	3,311,096	—	3,311,096
Inventories	777,654	—	777,654
Prepaid expenses	80,503	—	80,503

Total current assets	4,623,404	—	4,623,404

Property and equipment
Medical equipment	3,012,997	592,019	3,605,016
Office furniture, fixtures, and equipment	791,466	—	791,466
Vehicles	96,538	157,997	254,535
Leasehold improvements	370,887	—	370,887

	4,271,888	750,016	5,021,904
Less accumulated depreciation	2,804,983	465,036	3,270,019

Net property and equipment	1,466,905	284,980	1,751,885

Other assets
Deposits	98,893	—	98,893
Reorganization costs	50,000	(50,000)	—

Total other assets	148,893	(50,000)	98,893

	$6,239,202	$234,980	$6,474,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$895,317	$—	$895,317
Accrued expenses	399,161	—	399,161
Current maturities of long-term debt	607,430	(7,430)	600,000
Current portion of capital lease obligations	131,472	149,959	281,431
Accrued payroll and related benefits	559,726	—	559,726
Accrued interest	171,533	—	171,533
Deferred revenue	—	186,006	186,006

Total current liabilities	2,764,639	328,535	3,093,174

Long-term liabilities
Long-term debt less current maturities	2,080,686	7,430	2,088,116
Capital lease obligations net of current portion	6,723	141,840	148,563

Total long-term liabilities	2,087,409	149,270	2,236,679

Total liabilities	4,852,048	477,805	5,329,853

Shareholders’ equity
Common stock, $.01 par value
Authorized 200,000 shares
Issued and outstanding, 2,000 shares	20	—	20
Retained earnings	1,387,134	(242,825)	1,144,309

Total shareholders’ equity	1,387,154	(242,825)	1,144,329

	$6,239,202	$234,980	$6,474,182

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

STATEMENT OF INCOME

	Year Ended December 31, 2005
	As Previously	Total
	Reported	Restatements	Restated

Net revenue	$17,271,755	$(6,197)	$17,265,558
Costs and expenses
Cost of goods (excluding depreciation and amortization)	5,946,848	(597,776)	5,349,072
Cost of services	—	2,113,706	2,113,706
Personnel costs	7,094,808	(7,094,808)	—
Delivery expenses	308,491	(308,491)	—
Outside services	221,816	(221,816)	—
Occupancy expenses	696,771	(696,771)	—
General and administrative expenses	809,188	(809,188)	—
Selling, distribution and administrative	—	6,954,421	6,954,421
Provision for doubtful accounts	777,236	—	777,236
Depreciation and amortization	214,773	592,003	806,776

Total costs and expenses	16,069,931	(68,720)	16,001,211

Income from operations	1,201,824	62,523	1,264,347
Reorganization expenses	56,200	—	56,200
Interest expense, net	152,844	37,271	190,115

Income before income taxes	992,780	25,252	1,018,032
Income taxes	12,000	—	12,000

Net income	$980,780	$25,252	$1,006,032

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

STATEMENT OF CASH FLOWS

	Year Ended December 31, 2005
	As Previously	Total
	Reported	Restatements	Restated

Cash flows from operating activities
Net income	$980,780	$25,252	$1,006,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	677,008	129,768	806,776
Provision for doubtful accounts	777,236	—	777,236
Cash paid for reorganization expenses	—	(56,200)	(56,200)
Reorganization expenses	—	56,200	56,200
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(1,772,797)	—	(1,772,797)
Inventories	(92,490)	—	(92,490)
Prepaid expenses and deposits	134,943	—	134,943
Increase (decrease) in:
Accounts payable and accrued expenses	112,890	(112,890)	—
Accounts payable	—	393,803	393,803
Accrued expenses	—	25,247	25,247
Accrued payroll and related benefits	58,676	—	58,676
Accrued interest	116,193	—	116,193
Deferred revenue	—	6,197	6,197

Net cash provided by operating activities	992,439	467,377	1,459,816

Cash flows from investing activities
Decrease in restricted cash	—	59,760	59,760
Purchases of property and equipment	(676,523)	(200,774)	(877,297)

Net cash used in investing activities	(676,523)	(141,014)	(817,537)

Cash flows from financing activities
Payments on long-term debt	(512,707)	(138,195)	(650,902)
Payments on capital lease obligations	—	(128,408)	(128,408)

Net cash used in financing activities	(512,707)	(266,603)	(779,310)

Net increase (decrease) in cash	(196,791)	59,760	(137,031)
Cash, unrestricted — beginning of year	547,963	—	547,963

Cash, unrestricted — end of year	$351,172	$59,760	$410,932

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

	December 31, 2004
	As Previously	Total
	Reported	Restatements	Restated

ASSETS
Current assets
Cash, unrestricted	$547,963	$—	$547,963
Cash, restricted to pay preference vendor payables	102,979	—	102,979
Accounts receivable, net of allowance for doubtful accounts	2,277,341	38,194	2,315,535
Refundable deposits	142,325	—	142,325
Inventories	685,164	—	685,164
Prepaid expenses	80,189	—	80,189

Total current assets	3,835,961	38,194	3,874,155

Property and equipment
Medical equipment	2,108,142	640,717	2,748,859
Office furniture, fixtures, and equipment	713,638	—	713,638
Vehicles	96,538	70,842	167,380
Leasehold improvements	370,887	—	370,887

	3,289,205	711,559	4,000,764
Less accumulated depreciation	2,127,975	335,268	2,463,243

Net property and equipment	1,161,230	376,291	1,537,521

Other assets
Accounts receivable, net of allowance for doubtful accounts	38,194	(38,194)	—
Deposits	91,825	—	91,825
Reorganization costs	50,000	(50,000)	—

Total other assets	180,019	(88,194)	91,825

	$5,177,210	$326,291	$5,503,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$875,428	$(373,914)	$501,514
Accrued expenses	—	373,914	373,914
Current maturities of long-term debt	600,000	—	600,000
Current portion of capital lease obligations	—	128,408	128,408
Accrued payroll and related benefits	501,050	—	501,050
Accrued interest	55,340	—	55,340
Deferred revenue	—	179,809	179,809

Total current liabilities	2,031,818	308,217	2,340,035

Long-term liabilities
Long-term debt less current maturities	2,739,018	—	2,739,018
Capital lease obligations net of current portion	—	286,151	286,151

Total long-term liabilities	2,739,018	286,151	3,025,169

Total liabilities	4,770,836	594,368	5,365,204

Shareholders’ equity
Common stock, $.01 par value
Authorized 200,000 shares
Issued and outstanding 2,000 shares	20	—	20
Retained earnings	406,354	(268,077)	138,277

Total shareholders’ equity	406,374	(268,077)	138,297

	$5,177,210	$326,291	$5,503,501

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

STATEMENT OF INCOME

	Year Ended December 31, 2004
	As Previously	Total
	Reported	Restatements	Restated

Net revenue	$15,419,881	$(46,162)	$15,373,719
Costs and expenses
Cost of goods (excluding depreciation and amortization)	5,653,671	(511,417)	5,142,254
Cost of service	—	1,938,289	1,938,289
Personnel costs	6,446,667	(6,446,667)	—
Delivery expenses	331,372	(331,372)	—
Outside services	138,927	(138,927)	—
Occupancy expenses	669,608	(669,608)	—
General and administrative expenses	738,211	(738,211)	—
Selling, distribution and administrative	—	6,372,315	6,372,315
Provision for doubtful accounts	697,284	—	697,284
Depreciation and amortization	189,234	495,109	684,343

Total costs and expenses	14,864,974	(30,489)	14,834,485

Income from operations	554,907	(15,673)	539,234
Reorganization expenses	255,967	—	255,967
Gain related to reorganization	—	(9,400,343)	(9,400,343)
Interest expense, net	83,479	36,578	120,057

Income before income taxes	215,461	9,348,092	9,563,553
Income taxes	—	—	—

Extraordinary item — extinguishment of debt arising from Chapter 11 bankruptcy proceedings	9,400,343	(9,400,343)	—

Net income	$9,615,804	$(52,251)	$9,563,553

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

STATEMENT OF CASH FLOWS

	Year Ended December 31, 2004
	As Previously	Total
	Reported	Restatements	Restated

Cash flows from operating activities
Net income	$9,615,804	$(52,251)	$9,563,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	578,625	105,718	684,343
Provision for doubtful accounts	697,284	—	697,284
Loss on asset disposals	11,321	—	11,321
Cash paid for reorganization expenses	—	(255,967)	(255,967)
Reorganization expenses	—	255,967	255,967
Gain from extinguishment of debt	(9,400,343)	—	(9,400,343)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(1,068,318)	—	(1,068,318)
Inventories	(128,254)	—	(128,254)
Prepaid expenses and deposits	(55,768)	—	(55,768)
Increase (decrease) in:
Accounts payable and accrued expenses	50,859	(50,859)	—
Accounts payable	—	150,845	150,845
Accrued expenses	—	(99,987)	(99,987)
Accrued payroll and related benefits	127,888	—	127,888
Accrued interest	55,340	—	55,340
Deferred revenue	—	46,162	46,162

Net cash provided by operating activities	484,438	99,628	584,066

Cash flows from investing activities
Increase in restricted cash	—	(102,979)	(102,979)
Proceeds from disposal of assets	1,700	—	1,700
Purchases of property and equipment	(370,591)	—	(370,591)

Net cash used in investing activities	(368,891)	(102,979)	(471,870)

Cash flows from financing activities
Payments on long-term debt	(465,405)	—	(465,405)
Payments on capital lease obligations	—	(99,628)	(99,628)

Net cash used in financing activities	(465,405)	(99,628)	(565,033)

Net decrease in cash	(349,858)	(102,979)	(452,837)
Cash, unrestricted-beginning of year	1,000,800	—	1,000,800

Cash, unrestricted-end of year	$650,942	$(102,979)	$547,963

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

Note 4.	Long-term Debt

	2005	2004

A $2,200,000 “Senior” note payable to NCFE as ordered by the U.S. Bankruptcy Court. This note, which represents the secured claims of NCFE at the time of the Company’s filing, accrues interest at a rate of LIBOR (London Interbank Offered Rate) plus 2% and is secured by all of the Company’s assets. The note requires a balloon payment on February 25, 2007 of the then outstanding principal balance with any unpaid principal subsequent to the balloon date incurring interest at LIBOR plus 6%. Once the “Junior” and “Class 2” notes (see below) are satisfied, then the minimum monthly payments called for in those notes will be applied to the “Senior” note (see Note 11)
	$1,991,790	$2,200,000
A $400,000 “Junior” note payable to NCFE as ordered by the U.S. Bankruptcy Court. This note, which represents the unsecured claims of NCFE at the time of the Company’s filing, is non-interest bearing and is secured by a junior lien on all of the Company’s assets. This note, which requires minimum monthly payments of $25,000, has been discounted using LIBOR plus 2% and is due on or before February 25, 2007. In the event of default, the note will bear interest at LIBOR plus 6%. Once the “Junior” note is satisfied, then the minimum monthly payment called for in the “Junior” note will be applied to the “Class 2” note (see below). Subsequent to the “Class 2” note repayment, the minimum monthly payment will be applied to the “Senior” note payable (see Note 11)
	—	96,198
A $1,300,000 “Class 2” note payable to all remaining unsecured creditors excluding any secured or unsecured claims of NCFE. This note was also ordered by the U.S. Bankruptcy Court. This note, which is non-interest bearing, is also secured by a junior lien on all of the Company’s assets. This note, which requires minimum monthly payments of $25,000, has been discounted using LIBOR plus 2% and is also due on February 25, 2007. In the event of default, the note will bear interest at LIBOR plus 6%. Once the “Class 2” note is satisfied, then the minimum monthly payments applicable to this note will be applied to the “Junior” note and then to the “Senior” note (see Note 11)
	696,326	1,042,820

	2,688,116	3,339,018
Less current maturities	600,000	600,000

	$2,088,116	$2,739,018

The aggregate maturities of long-term debt as of December 31, 2005 are as follows:

Year Ending December 31,	Amount

2006	$600,000
2007	2,088,116

$2,688,116

Interest expense for the years ended December 31, 2005 and 2004 was $190,815 and $121,918, respectively.

Note 5.	Employee Benefit Program

The Company sponsors a qualified, non-contributory profit-sharing plan for eligible (as defined) employees of the Company. The Company’s contribution to the plan is discretionary within Internal Revenue Service (IRS) limitations. This plan has been converted to comply with Internal Revenue Code Section 401(k), cash-or-deferred arrangement. Under this plan, an eligible employee can elect to make a contribution in the form of

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

a salary reduction, subject to IRS limitations. The Company elected to make a matching contribution of 10% of the salary deferral or $23,571 and $20,721 for the years ending December 31, 2005 and 2004, respectively.

Note 6.	Leases

Capital leases

The Company is the lessee of certain equipment under capital leases expiring in various years through 2010.

Following is a summary of property held under capital leases:

	December 31	December 31
	2005	2004

Medical, other equipment and vehicles	$863,771	$711,559
Less accumulated amortization	476,411	335,268

Net book value	$387,360	$376,291

The interest rate on these capital leases are at various rates up to 8% and were imputed based on the lower of the Company’s incremental borrowing rate at the inception of the lease or the lessor’s implicit rate of return.

Minimum future lease payments under capital leases as of December 31, 2005 are as follows:

Year Ended December 31,	Amount

2006	$298,562
2007	57,388
2008	54,088
2009	43,207
2010	12,860

Total minimum lease payments	466,105
Less amount representing interest	36,111

Present value of minimum lease payments	429,994
Less current portion of capital lease obligations	281,431

Long-term obligations under capital lease	$148,563

Operating leases

The Company leases administrative and operating facilities in several states under operating leases expiring in various years through August 2008. The Company also leases vehicles and equipment.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

As of December 31, 2005, future minimum lease commitments under non-cancelable operating leases are as follows:

Year Ending December 31,	Amount

2006	$193,073
2007	299,202
2008	14,334
2009	12,325
2010	1,225

$520,159

Rent expense was $187,800 and $204,300 for the years ended December 31, 2005 and 2004, respectively.

Note 7.	Significant Payors and Concentration of Credit Risk

The Company maintains its cash accounts in a Massachusetts branch of a major national bank. Cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000. Amounts in excess of FDIC insured limits at December 31, 2005 were approximately $354,000.

The Company generates revenue from managed care contracts and other agreements with commercial third party payors. The Company’s principal managed care contract is with Blue Cross and Blue Shield (BCBS). For the years ended December 31, 2005 and 2004, approximately 32% and 30%, respectively of the Company’s revenue was related to this contract. As of December 31, 2005 and 2004, approximately 25% and 18%, respectively of total accounts receivable was due from BCBS. The contract with BCBS is terminable by either party with 90 days’ notice and, unless terminated, automatically renews each September for an additional one-year term.

For the years ended December 31, 2005 and 2004, approximately 27% and 25%, respectively of the Company’s revenue was reimbursable through governmental programs, such as Medicare and Medicaid. Approximately 36% and 48% of total accounts receivable as of December 31, 2005 and 2004 was related to these programs. Governmental programs pay services based on fee schedules and rates that are determined by the federal governmental agency. Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in compliance with all applicable laws and regulations. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the government programs.

Other than discussed above, the Company’s concentration of credit risk relating to trade accounts receivable is limited due to the diversity of patients and payors.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

The following is an approximate revenue and outstanding accounts receivable breakdown, on a percentage basis, of significant payors for the years ended and as of December 31, 2005 and 2004:

	2005		2004
		Accounts		Accounts
	Revenue	Receivable	Revenue	Receivable

Blue Cross/Blue Shield	32%	25%	30%	18%
Harvard Pilgrim Health Care	21	17	20	12
Medicare	15	19	15	15
Commercial/private	11	13	13	10
Medicaid	12	17	10	33
All other payors	9	9	12	12

	100%	100%	100%	100%

Note 8.	Stock Transfer Restriction

The Company has entered into an agreement with its shareholders to restrict the transfer of its stock in certain circumstances including the death, retirement, or termination of a shareholder. In connection with the sale of the Company (see Note 11), the shareholders and all directors of the Company agreed to waive this restriction.

Note 9.	Earnings Per share

These financial statements include “basic” and “diluted” per share information. Basic per share information is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted per share information is calculated by also considering the impact of potential common stock on both net income and the weighted average number of shares outstanding. The Company had no potentially dilutive common shares during 2005 or 2004. The calculation of basic and diluted earnings per share is presented below:

	Year Ended December 31,
	2005	2004

Earnings:
Net income	$1,006,032	$9,563,553
Basic earnings per common share	$503.02	$4,781.78
Diluted earnings per common share	$503.02	$4,781.78
Shares:
Weighted average number of common shares outstanding	2,000	2,000
Potentially dilutive common shares	—	—

Shares-diluted basis	2,000	2,000

Note 10.	Commitments and Contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintained insurance to protect against such claims or legal actions. The Company’s insurance premiums are based on its experience. The Company is not aware of any litigation either pending or filed that it believes likely to have a material adverse effect on the results of its operations or its financial condition.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — RESTATED — (Continued)

Note 11.	Subsequent Events

Chittenden credit facility

In April 2006, the Company entered into a $3,250,000 senior credit facility with Chittenden Trust Company d/b/a Chittenden Bank, a Vermont trust company (“Chittenden”), consisting of a $750,000 term facility (the “Term Loan”) and a $2,500,000 revolving facility (the “Revolver”). This loan is a senior secured credit facility governed by an intercreditor agreement with PCI. The Term Loan accrues interest at Prime plus 1% with principal payments of $12,500 per month together with interest at the applicable rate. The Term Loan maturity date is April 4, 2011. The Revolver accrues interest at Prime plus 1% with interest only payments payable in arrears monthly. The Revolver maturity date is June 1, 2008. The terms of the agreement provides for a 0.375% fee paid monthly on the undrawn portion of the Revolver.

A portion of the aforementioned Term Loan was used to refinance the majority of the Company’s December 31, 2005 long-term indebtedness.

Sale of the Company to Critical Homecare Solutions, Inc.

On September 19, 2006, all of the Company’s outstanding shares were sold to Critical Homecare Solutions, Inc. (CHS). The transaction had an effective date of September 1, 2006. In connection with the transaction, the selling shareholders paid all outstanding obligations related to indebtedness and certain capital lease obligations of the Company as of September 19, 2006, with the exception of certain capital lease obligations that totaled $482,112 as of the effective date.

The Company was a subchapter S Corporation prior to the sale to CHS. As a subchapter S Corporation, all of the Company’s income and expenses were passed through and taxed to the individual shareholders.

As discussed in Note 2 to these financial statements, the Company emerged from Chapter 11 bankruptcy in 2004. In connection with the Bankruptcy Plan of Reorganization, an agreement was reached with certain creditors that, in the event of the sale or liquidation of the Company within 4 years of the Plan of Reorganization, a portion of the debt forgiven in bankruptcy would become due and payable to the creditors. In connection with the sale of stock to CHS, the Company’s shareholders negotiated a settlement with the secured and unsecured creditors for a total of $1.2 million, which was paid in 2006.

New England Home Therapies, Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Critical Homecare Solutions Holdings, Inc.
Conshohocken, Pennsylvania

We have audited the accompanying balance sheet of New England Home Therapies, Inc. (the “Company”) as of August 31, 2006, and the related statement of operations, shareholders’ equity, and cash flows for the period from January 1, 2006 to August 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of New England Home Therapies, Inc. as of August 31, 2006, and the results of its operations and its cash flows for the period from January 1, 2006 to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 5, 2007

New England Home Therapies, Inc.

BALANCE SHEET
As of August 31, 2006

ASSETS
Current assets
Cash and cash equivalents	$144,949
Cash, restricted to pay preference vendor payables	192,712
Accounts receivable, net of allowance for doubtful accounts of $1,545,238	4,069,823
Inventories	750,764
Prepaid expenses and other current assets	9,978

Total current assets	5,168,226
Property and equipment
Medical equipment	2,899,767
Office furniture, fixtures and equipment	54,987
Vehicles	237,525
Leasehold improvements	2,500

3,194,779
Less accumulated depreciation	1,237,263

Net property and equipment	1,957,516

Other non-current assets
Deposits	103,927

Total assets	$7,229,669

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$935,599
Current portion of long-term debt	455,879
Current portion of capital lease obligations	260,593
Accrued expenses	1,252,340
Deferred revenue	244,194

Total current liabilities	3,148,605

Capital lease obligations, net of current portion	317,776
Long-term debt, net of current portion	2,110,870

Total long-term liabilities	2,428,646

Commitments and contingencies (Note 10)
Shareholders’ equity
Common stock, $.01 par value, 200,000 shares authorized; 2,000 shares issued and outstanding at August 31, 2006	20
Retained earnings	1,652,398

Total shareholders’ equity	1,652,418

Total liabilities and shareholders’ equity	$7,229,669

The accompanying notes are an integral part of these financial statements.

New England Home Therapies, Inc.

STATEMENT OF OPERATIONS
For the period from January 1, 2006 to August 31, 2006

Revenues, net	$13,216,900
Costs and expenses
Cost of goods (excluding depreciation and amortization)	3,934,832
Cost of services	1,774,423
Selling, distribution, and administrative	5,563,990
Provision for doubtful accounts	597,379
Depreciation & amortization	692,084
Loss on asset disposal	24,285

Total costs and expenses	12,586,993

Income from operations	629,907
Interest expense, net	160,111
Other income — net	(172,444)

Income before income taxes	642,240

Income tax benefit	5,113

Net income	$647,353

Basic and diluted net income per share	$323.68

Weighted average number of shares outstanding	2,000

Pro forma income tax information (Note 2) — Unaudited
Pro forma income tax expense	$263,319

Pro forma net income	$378,921

Basic and diluted pro forma net income per share	$189.46

The accompanying notes are an integral part of these financial statements.

New England Home Therapies, Inc.

STATEMENT OF SHAREHOLDERS’ EQUITY
For the period from January 1, 2006 to August 31, 2006

				Total
	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

Balance at January 1, 2006	2,000	$20	$1,144,309	$1,144,329
Net income	—	—	647,353	647,353
Dividends paid	—	—	(139,264)	(139,264)

Balance at August 31, 2006	2,000	$20	$1,652,398	$1,652,418

The accompanying notes are an integral part of these financial statements.

New England Home Therapies, Inc.

STATEMENT OF CASH FLOWS
For the period from January 1, 2006 to August 31, 2006

Cash flows from operating activities
Net income	$647,353
Adjustments to reconcile net income to cash flows from operating activities:
Provision for doubtful accounts	597,379
Loss on disposal of assets	24,285
Depreciation and amortization	692,084
Changes in assets and liabilities
Accounts receivable	(1,356,106)
Inventories	26,890
Prepaid expenses and other current assets	85,490
Accounts payable and accrued expenses	220,391

Net cash provided by operating activities	937,766

Cash flows from investing activities
Cash paid for property and equipment	(640,005)
Increase in restricted cash	(149,493)

Net cash used in investing activities	(789,498)

Cash flows from financing activities
Proceeds from long-term debt and credit arrangements	7,099,484
Principal payments on debt and capital lease obligations	(7,354,472)
Dividends paid to shareholders	(139,264)
Payment of debt issue costs	(20,000)

Net cash used in financing activities	(414,252)

Decrease in cash and cash equivalents	(265,983)
Cash and cash equivalents — January 1, 2006	410,932

Cash and cash equivalents — August 31, 2006	$144,949

Cash paid during the period for:
Interest	$301,349
Income taxes	$—
Non-cash activities
Purchase of assets under capital lease	$281,995

The accompanying notes are an integral part of these financial statements.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS
As of August 31, 2006 and for the period from January 1, 2006 to August 31, 2006

1.	Description of Business

New England Home Therapies, Inc. (the “Company”) through its offices located in Southborough Massachusetts; Concord, New Hampshire, and Lewiston, Maine, provides complete home care services consisting of pharmacy services, infusion therapy, respiratory care, nutrition management, home medical equipment and other ancillary healthcare services principally to patients in the New England area. The Company contracts with managed care organizations and physicians to become the provider assisting with clinical compliance information and providing pharmacy consulting services. The Company contracts with managed care organizations, third party payors, hospitals, physicians, and other referral sources to provide respiratory, home medical equipment, pharmaceuticals and complex compounded solutions to patients for intravenous delivery in patients’ homes or other non-hospital settings.

2.	Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, and the disclosures of contingent assets and liabilities at the date of the consolidated financial statements.

Significant items subject to such estimates and assumptions include useful lives of property and equipment, the allowance for doubtful accounts, and net realizable revenue amounts. Actual results could differ from estimates.

Cash and Cash Equivalents — Cash and cash equivalents include cash on deposit with various financial institutions, but exclude restricted balances. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value. Certain cash balances are restricted according to certain provisions of the Company’s reorganization plan, which is further discussed in Note 3.

Accounts Receivable and Allowances for Doubtful Accounts — The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

The Company’s accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual and customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on the Company’s interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

The Company has established an allowance for doubtful accounts to report the estimated net realizable amounts to be received from patients or others. Increases to this reserve are reflected as a provision for doubtful accounts in the consolidated statement of operations. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the government programs.

The Company does not require its patients or other payors to carry collateral for any amounts owed to it for services provided. Other than as discussed above, its concentration of credit risk relating to accounts receivable is limited due to its diversity of patients. Further, the Company generally does not provide charity care.

Inventories — Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market. The largest component of the inventory is pharmaceuticals, which have fixed expiration dates. The Company normally obtains next day delivery of the pharmaceuticals that it orders. The Company’s pharmacies monitor inventory levels and check expiration dates regularly. Pharmaceuticals that are approaching expiration and are deemed unlikely to be used before expiration are either returned to the vendor or manufacturer for credit, or are transferred to another Company pharmacy that needs them. If the pharmaceuticals cannot be either returned or transferred before expiration, the Company’s policy requires them to be disposed of immediately and in accordance with Drug Enforcement Agency guidelines. Due to the high rate of turnover of our pharmaceutical inventory and the policies related to handling expired or expiring items, the Company’s pharmacies typically do not carry obsolete inventory at any balance sheet date.

Prepaid Expenses and Other Current Assets — Prepaid expenses and other current assets consist primarily of prepaid insurance, rent, and other current assets.

Property and Equipment — Property and equipment are carried at cost. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in current earnings. Property and equipment under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. Depreciation is recognized on a straight-line basis. Estimated useful lives for the principal asset categories are as follows:

Asset Category	Useful Life

Leasehold improvements	Base term of lease or useful life, whichever is shorter
Medical equipment	13 months to 5 years
Equipment, vehicles, and other assets	3 to 5 years

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No asset impairment charges have been recognized as of August 31, 2006, and for the period from January 1, 2006 to August 31, 2006.

Capital Leases — The assets and liabilities of equipment held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation and amortization expense in the statement of operations.

Income Taxes — The Company accounts for income taxes under the asset and liability method in accordance with the Financial Accounting Standards Board (“FASB”) Statement No. 109, Accounting for Income Taxes. The shareholders of the Company have elected to be taxed as an S Corporation under IRC

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Subchapter S. Items of income and expense are passed through and taxed to the individual shareholders and therefore, in most cases, no corporate level tax is paid. However, Massachusetts state income tax regulations stipulate that an S Corporation will be subject to a corporate level tax on its taxable income if its total gross receipts exceed $6 million in any taxable year. Also, New Hampshire state income tax regulations stipulate that an S corporation must continue to pay income taxes as if they were C Corporation.

The Company has disclosed in the statement of operations for the period from January 1, 2006 to August 31, 2006 the pro forma effect of income taxes had it been taxed as a C corporation for federal tax reporting purposes during that period.

Revenue Recognition and Contractual Allowances — Patient revenue is recorded in the period during which the services are provided. These amounts are directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition and allowances for uncollectible billings require the use of estimates and any changes in these estimates once known are reflected in operations.

Infusion Therapy, Respiratory Therapy, and Related Healthcare Services — Infusion therapy and related healthcare services revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered by the Company-owned pharmacies. Revenue is recognized when goods and/or services are provided to the patient. The Company’s agreements with payors occasionally specify receipt of a “per diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes a variety of both goods and services provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery of the goods to the patient and medical supplies. “Per diem” revenue is recognized over the course of the period the services and goods are provided.

Respiratory therapy rental arrangements generally provide for fixed monthly payments established by fee schedules for as long as the patient is using the equipment and medical necessity continues (subject to capped rentals which limit the rental payment period in some instances). Once initial delivery is made to the patient (initial setup), a monthly billing is established based on the initial setup service date. The Company recognizes rental arrangement revenues ratably over the monthly service period and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. The Company does not sign lease agreements with the patient or third-party payor. During the rental period, the Company is responsible for providing oxygen refills and for servicing the equipment based on manufacturers’ recommendations. Revenues for the sale of durable medical equipment and related supplies, including oxygen equipment, ventilators, wheelchairs, hospital beds and infusion pumps are recognized at the time of delivery.

Revenue and Accounts Receivable Concentrations — During the period from January 1, 2006 to August 31, 2006, net revenue received under arrangements with Medicare and Medicaid accounted for approximately 26% of the Company’s net revenue while net revenue received from Harvard Pilgrim accounted for 22% of the Company’s net revenue. As of August 31, 2006, approximately 39% and 12% of the Company’s account receivable balances were due from Medicare/Medicaid and Harvard Pilgrim, respectively.

Cost of Revenues — Cost of revenues consists of two components — cost of goods sold and cost of services provided. Cost of goods sold consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services provided consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient.

Distribution Expenses — Distribution expenses are included in selling, distribution and administrative expenses in the accompanying statement of operations and total $1,079,508 during the period from January 1, 2006 to August 31, 2006. Such expenses represent the cost incurred to deliver product or services to the end user.

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Earnings per share — These financial statements include “basic” and “diluted” per share information. Basic per share information is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted per share information is calculated by also considering the impact of potential common shares on both net income and the weighted average number of shares outstanding. The Company had no potentially dilutive common shares during the period ended August 31, 2006.

Segments — In accordance with Statement of Financial Accounting Standards (SFAS) No. 131 Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in one reportable segment.

Recently Issued Accounting Pronouncements — In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the Statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the Statement to determine what impact, if any, it will have on the Company’s financial statements upon adoption on January 1, 2008.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This Standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. There was not a significant impact to the Company’s financial statements as a result of adopting FIN No. 48.

In September 2006, the FASB issued FAS 157, Fair Value Measurements (“FAS 157”). FAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the Standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company has not yet determined the effect, if any, that the implementation of FAS 157 will have on the Company’s financial statements upon adoption.

3.	Reorganization Costs

Subsequent to the Company’s accounts receivable financier, National Century Financial Enterprises, Inc. (“NCFE”), defaulting on the Company’s contracted accounts receivable financing arrangement, the Company filed a voluntary petition on November 15, 2002 (the petition date) for relief under Chapter 11 of the United States Code (the Bankruptcy Code) in the United States Bankruptcy Court for the District of Massachusetts Western Division (the Bankruptcy Court). The case was assigned number 02-46956-JBR.

On February 18, 2004, the Company filed a Plan of Reorganization for the restructuring of its outstanding creditor claims. With the consent of all the Company’s creditors, this plan was approved on April 15, 2004 by the Bankruptcy Court, pursuant to the provisions of Chapter 11 of the Bankruptcy Code, for the restructuring of its outstanding creditor claims. In connection with the Bankruptcy Plan of Reorganization, an agreement was reached with certain creditors that, in the event of the sale or liquidation of the Company within 4 years

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

of the Plan of Reorganization, a portion of the debt forgiven in bankruptcy would become due and payable to the creditors.

Restricted cash was $192,712 as of August 31, 2006. This restricted cash balance relates to preferential vendor accounts payable associated with the Company’s Chapter 11 bankruptcy and plan of reorganization.

Other income reflects a gain of $172,444 that was recognized on the early extinguishment of its debt with NCFE, which is discussed further in Note 6.

On September 19, 2006, the Company was sold to Critical Homecare Solutions, Inc. (see Note 12). In connection with the sale of its outstanding shares, the Company paid $1,200,500 to unsecured creditors on debt previously forgiven in bankruptcy. This amount was paid on September 19, 2006. Additionally, the balance related to preferential vendor accounts payable, and the restricted cash amounts associated with it, were transferred to the sellers at the time the Company was sold.

4.	Equipment Held under Capital Leases

Following is a summary of equipment held under capital leases at August 31, 2006:

Medical, other equipment and vehicles	$1,148,756
Accumulated amortization	724,062

Net book value	$424,694

Depreciation and amortization of property and equipment in the accompanying statement of operations includes $139,723 of amortization of capital lease assets.

5.	Accrued Expenses

At August 31, 2006, accrued expenses were comprised of the following:

Accrued professional fees	$255,552
Accrued interest	30,294
Accrued payroll expenses	345,138
Uninvoiced inventory and other accrued expenses	621,356

Accrued expenses	$1,252,340

6.	Debt

The Company’s debt as of August 31, 2006 consists of the following:

Notes payable — “Class 2”	$192,712
Revolver	1,210,168
Term loan	700,000
Term loan — PCI	463,869

2,566,749
Less current maturities	455,879

Total long-term borrowings	$2,110,870

In April 2006, the Company entered into a Loan and Security Agreement with The Property and Casualty Initiative, LLC, (“PCI”) a Massachusetts limited liability company, pursuant to which PCI made a term loan (the “Term loan — PCI”) in the aggregate principal amount of $500,000. This loan is a senior secured credit

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

facility governed by an intercreditor agreement with Chittenden (as defined below). The Term loan — PCI accrues interest at 8.5% and amortizes in monthly payments of principal and interest in the amount of $12,358 commencing on May 1, 2006 through the maturity date of April 10, 2010.

In April 2006, the Company entered into a $3,250,000 senior credit facility with Chittenden Trust Company d/b/a Chittenden Bank, a Vermont trust company (“Chittenden”), consisting of a $750,000 term facility (the “Term Loan”) and a $2,500,000 revolving facility (the “Revolver”). This loan is a senior secured credit facility governed by an intercreditor agreement with PCI. The Term Loan accrues Interest at Prime plus 1% with principal payments of $12,500 per month together with interest at the applicable rate. The Term Loan maturity date is April 4, 2011. The Revolver accrues interest at Prime plus 1% with interest only payments payable in arrears monthly. The Revolver maturity date is June 1, 2008. The terms of the agreement provides for a 0.375% fee paid monthly on the undrawn portion of the Revolver. At August 31, 2006 the Company had $1,964,832 available under this facility.

The Company is required under the Term Loan to maintain certain financial ratio covenants, including minimum levels of debt service and tangible net worth. The Company was in compliance with these covenants as of August 31, 2006.

The Company incurred debt issuance costs of $20,000 relating to the Term Loan, Revolver and Term Loan — PCI.

At August 31, 2006 the Company owed $192,712 related to preferential vendor accounts payable under a “Class 2” note payable to all remaining unsecured creditors arising from the Company’s Plan of Reorganization. This note, which is non-interest bearing, is also secured by a junior lien on all of the Company’s assets. This note, which requires minimum monthly payments of $25,000, has been discounted using LIBOR plus 2% and is due on February 25, 2007. In the event of default, the note will bear interest at LIBOR plus 6%.

Maturities of debt outstanding as of August 31, 2006 for each of the next five years is as follows:

Four months ending December 31,
2006	$186,662
Twelve months ending December 31,
2007	359,120
2008	276,208
2009	287,896
2010	1,406,863
Thereafter	50,000

7.	Employee Benefits Program

The Company sponsors a 401(k) savings plans that covers substantially all employees. Expenses related to the defined contribution plan amounted to $18,596 during the period from January 1, 2006 through August 31, 2006.

8.	Lease Commitments

The Company leases all of its office and warehouse facilities. In addition, certain vehicles, medical equipment, and office equipment are leased under various operating and capital leases. Lease terms range from one to six years with renewal options on certain leases for additional periods. Rental payments for office space

New England Home Therapies, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

are generally increased annually by the consumer price index. At August 31, 2006, the future minimum payments under such leases were as follows:

	Capital	Operating
	Leases	Leases

Four months ending December 31,
2006	$161,411	$96,325
Twelve months ending December 31,
2007	191,539	280,475
2008	161,338	52,310
2009	124,136	18,240
2010	15,809	—
Thereafter	—	—

Total minimum lease payments	654,233	$447,350

Less amounts representing interest	75,864

Present value of net minimum payments under capital leases	578,369
Less current portion	260,593

	$317,776

For the period from January 1, 2006 to August 31, 2006, the Company recognized rent expense of $203,397.

9.	Commitments and Contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintains insurance to protect against such claims or legal actions. The Company’s insurance premiums are based on its experience. The Company is not aware of any litigation either pending or filed that it believes to likely have a material adverse effect on the results of its operations or its financial condition.

10.	Shareholders’ Equity

The Company has entered into an agreement with its shareholders to restrict the transfer of its shares in certain circumstances including death, retirement, or termination of a shareholder. On September 8, 2006, in connection with the sale of the Company’s common shares, the shareholders and all directors of the Company agreed to waive this restriction.

Common shares have a par value of $.01 per share with 200,000 shares authorized and 2,000 shares issued and outstanding at August 31, 2006. Additionally during the period, the shareholders of the Company received distributions totaling $139,264 from retained earnings, as shown on the Company’s statement of shareholders’ equity for the period from January 1, 2006 to August 31, 2006.

11.	Subsequent Events

On September 19, 2006, all of the Company’s outstanding common shares were sold to Critical Homecare Solutions, Inc. The transaction had an effective date of September 1, 2006. In connection with the transaction, the selling shareholders paid all outstanding obligations related to the notes payable, term loans and certain capital lease obligations. Additionally, the balance related to preferential vendor accounts payable, and the restricted cash amounts associated with it, were transferred to the sellers at the time the Company was sold.

On June 27, 2007, the Company converted to a Delaware corporation. In connection therewith, the Company elected to be treated as an C corporation for federal and state income tax purposes.

* * * * * *

Deaconess Enterprises, Inc.

Report of Independent Auditors

To the Board of Directors of
Deaconess Enterprises, Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of Deaconess Enterprises, Inc. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP

Cincinnati, Ohio
October 3, 2007

Deaconess Enterprises, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$10,103,801	$5,802,545
Accounts receivable, less allowance for doubtful accounts of $4,687,707 and $5,388,000, respectively	22,130,780	25,162,343
Prepaid expenses	244,218	1,271,575
Other current assets	491,370	1,024,979
Inventory	1,959,768	1,827,811
Deferred income taxes	1,823,830	2,099,846
Due from affiliates	—	136,169

Total current assets	36,753,767	37,325,268

Property and equipment, net	3,546,308	3,138,010

Deferred income taxes	137,530	307,447

Other assets
Goodwill	8,995,006	14,322,512
Intangible assets, net	2,204,930	2,318,873

Total other assets	11,199,936	16,641,385

Total assets	$51,637,541	$57,412,110

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current liabilities
Accounts payable	$2,613,296	$3,278,394
Accrued compensation	4,800,788	6,052,353
Income taxes payable	1,550,859	1,137,075
Other accrued liabilities	12,428,935	8,676,478
Current maturities of long-term obligations	2,757,400	2,906,400

Total current liabilities	24,151,278	22,050,700

Long-term liabilities
Long-term obligation, net of current maturities	10,515,669	12,223,746
Other long-term liabilities	—	307,218

Total long-term liabilities	10,515,669	12,530,964

Commitments and contingencies (Note 11)
Stockholder’s equity
Common stock, no par value, 750 shares authorized, 100 shares issued and outstanding	500	500
Retained earnings	16,929,110	22,810,024
Accumulated other comprehensive income	40,984	19,922

Total stockholder’s equity	16,970,594	22,830,446

Total liabilities and stockholder’s equity	$51,637,541	$57,412,110

The accompanying notes are an integral part of these consolidated financial statements.

Deaconess Enterprises, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Net revenue	$113,697,146	$102,992,488	$92,160,334

Costs and expenses
Cost of sales (excluding depreciation and amortization)	57,114,097	51,455,081	44,907,085
Selling, general and administrative	37,619,054	36,862,121	32,425,077
Provision for doubtful accounts	3,046,140	2,936,523	3,994,699
Depreciation and amortization	1,415,966	1,426,918	1,330,934

Total costs and expenses	99,195,257	92,680,643	82,657,795

Operating income	14,501,889	10,311,845	9,502,539
Interest expense	1,050,932	993,020	789,058
Other (income) expense — net	(755,899)	(26,952)	46,631

Income before income taxes and discontinued operations	14,206,856	9,345,777	8,666,850
Income tax provision	5,956,550	3,270,556	3,402,897

Income from continuing operations	8,250,306	6,075,221	5,263,953
Income (loss) from discontinued operations, net of tax	503,801	(133,943)	302,659

Net income	8,754,107	5,941,278	5,566,612
Unrealized gain (loss) on interest rate swap	21,062	153,949	(64,222)

Comprehensive income	$8,775,169	$6,095,227	$5,502,390

The accompanying notes are an integral part of these consolidated financial statements.

Deaconess Enterprises, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
Years ended December 31, 2006, 2005 and 2004

				Accumulated
				Other	Total
	Common Stock		Retained	Comprehensive	Stockholder’s
	Shares	Par Value	Earnings	Income (Loss)	Equity

Balance at December 31, 2003	100	$500	$11,302,134	$(69,805)	$11,232,829
Unrealized loss on interest rate swap, net of income tax of ($39,362)	—	—	—	(64,222)	(64,222)
Net income	—	—	5,566,612	—	5,566,612

Balance at December 31, 2004	100	500	16,868,746	(134,027)	16,735,219
Unrealized gain on interest rate swap, net of income tax of $94,355	—	—	—	153,949	153,949
Net income	—	—	5,941,278	—	5,941,278

Balance at December 31, 2005	100	500	22,810,024	19,922	22,830,446
Unrealized gain on interest rate swap, net of income tax of $12,909	—	—	—	21,062	21,062
Dividends	—	—	(14,635,021)	—	(14,635,021)
Net income	—	—	8,754,107	—	8,754,107

Balance at December 31, 2006	100	$500	$16,929,110	$40,984	$16,970,594

The accompanying notes are an integral part of these consolidated financial statements.

Deaconess Enterprises, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2006, 2005 and 2004

	2006	2005	2004

Operating activities
Net income	$8,754,107	$5,941,278	$5,566,612
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,069,975	1,067,370	932,831
Amortization	386,076	442,324	477,946
Allowance for doubtful accounts	3,963,481	4,023,733	5,725,357
Deferred income taxes	(33,618)	(22,319)	490,624
Gain on sale of subsidiary operations	(413,175)	—	—
Deferred compensation	302,351	307,218	—
Loss on disposal of fixed assets	97,028	113,519	53,784
Changes in operating assets and liabilities, net of effects of business acquisitions and dispositions
Accounts receivable	(4,371,121)	(5,304,742)	(4,203,454)
Prepaid expenses	871,801	574,840	59,221
Income taxes receivable	—	(218,101)	165,176
Inventory	(110,676)	46,848	329,442
Due from affiliates	135,494	(27,135)	34,603
Other current assets	169,198	(304,950)	(157,773)
Accounts payable	(571,498)	49,224	1,563,337
Income taxes payable	(639,260)	(324,627)	627,978
Accrued compensation	410,360	341,826	(751,501)
Other accrued liabilities	(2,052,915)	215,861	(467,118)
Other	140,833	—	—

Net cash provided by operating activities	8,108,441	6,922,167	10,447,065

Investing activities
Proceeds from the sale of subsidiary operations	540,000	—	—
Business acquisitions	(296,281)	—	(975,000)
Capital expenditures	(1,649,825)	(1,267,813)	(1,073,910)

Net cash used in investing activities	(1,406,106)	(1,267,813)	(2,048,910)
Financing activities
Dividend to parent	(294,002)	—	—
Proceeds from long-term borrowings	—	—	3,200,000
Repayment of long-term borrowings	(2,107,077)	(9,765,427)	(4,216,525)

Net cash used in financing activities	(2,401,079)	(9,765,427)	(1,016,525)

(Decrease) increase in cash and cash equivalents	4,301,256	(4,111,073)	7,381,630
Cash and cash equivalents at beginning of year	5,802,545	9,913,618	2,531,988

Cash and cash equivalents at end of year	$10,103,801	$5,802,545	$9,913,618

Cash paid for income taxes (Federal and state)	$6,610,556	$3,965,202	$2,170,946

Cash paid for interest expense	$997,790	$961,723	$763,735

Non-cash activity
Derivative instruments	$66,103	$153,949	$(64,222)

The accompanying notes are an integral part of these consolidated financial statements.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004

1.	Summary of Significant Accounting Policies

Description of Business

Deaconess Enterprises, Inc. (“DEI” or the “Company”) provides a broad range of adult and pediatric home health care services, private duty nursing services and infusion therapy services. The Company provides these core services through carefully designed clinical specialty and disease management programs. The Company also provides case management services in order to assist the family and patient by coordinating the provision of services between the insurer or other payor, the physician, the hospital and other health care providers. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization for medically fragile children and adults. The private duty and infusion therapy services are accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO). The availability of a wide array of home care services and products in most of its markets allows the Company to deliver high quality, cost effective, single source care to its customers.

Consolidation

The consolidated financial statements include the accounts of DEI and its wholly owned subsidiaries. DEI is a controlled entity of the Deaconess Associations, Inc. (“DAI”). The entities consolidated herein include:

•	Deaconess Enterprises, Inc. (“DEI”)

•	Deaconess HomeCare, Inc. (“DHC”)

•	South Mississippi Home Health, Inc. and Subsidiaries (“SMHH”)

•	Regional Ambulatory Diagnostics, Inc. (dba “DHHC”)

•	Elk Valley Professional Affiliates, Inc. and Subsidiaries (“EVPA”)

•	Wyoming Valley Home Care, Inc. (“WVH”)

•	Elk Valley Health Services, Inc. (“EVHS”)

•	Infusion Partners, Inc. (“IP”)

•	Knoxville Home Therapies, LLC (“KHT”)

•	Erwine’s Home Health Care, Inc. (“EHHC”)

•	Erwine’s Private Duty, Inc (“EPD”)

•	MCH Services Inc. and Subsidiaries (“MCH”)

•	Mid-State Medical Oxygen and Equipment, Inc. (“MSMOE”)

•	HSG, Inc. (“HSGI”)

•	Surgical Plus, Inc. (“SPI”)

As described in Note 2, the assets of EHHC, EPD and WVH were sold in May 2006. On December 31, 2006, DEI distributed the stock of EHHC, EPD, MCH, WVH, MSMOE, HSGI and SPI to DAI. The accompanying consolidated financial statements reflect these divestitures as discontinued operations.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Concentration of Credit Risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents and accounts receivable. Cash and cash equivalents are held primarily in a small number of financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions. The concentration of credit risk with respect to accounts receivable, which are primarily health care industry related, represent a risk to the Company given the current health care environment. The risk is somewhat limited due to the large number of payors including Medicare and Medicaid, insurance companies, and individuals and the diversity of geographic locations in which the Company operates. The Company had $13,270,546 and $12,490,365 of accounts receivable outstanding related to Medicare and various state Medicaid programs as of December 31, 2006 and 2005, respectively. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Deposits with banks are in accounts that are federally insured in limited amounts or repurchase agreements supported by pledged securities of the lending institution. At December 31, 2006, the Company had invested $4,250,000 of its cash balances in bank repurchase agreements with maturities of three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses of its accounts receivable balances to ensure that recorded amounts reflect net realizable values.

The Company’s accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual and customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on the Company’s interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor. Due to the complexity of billing arrangements within the industry in which it operates, the Company may, from time-to-time, receive overpayments from certain payors. The Company has recorded a liability of $2,665,168 and $4,053,417 as of December 31, 2006 and 2005, respectively, for liabilities for potential refunds based on estimates derived from the Company’s historical experience and specific overpayments identified in the cash posting process.

Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the government programs.

The Company has established an allowance for doubtful accounts to report the estimated net realizable amounts to be received from patients or others. Increases to this reserve are reflected as a provision for doubtful accounts in the consolidated statements of income. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company does not require its patients or other payors to carry collateral for any amounts owed to it for services provided. Other than as discussed above, its concentration of credit risk relating to accounts receivable is limited due to its diversity of patients. Further, the Company generally does not provide charity care.

Accounts receivable include approximately $3.1 million and $3.0 million for which services have been rendered but the amounts were unbilled as of December 31, 2006 and 2005, respectively. Such unbilled amounts are primarily a result of the time required to obtain and reconcile information from field locations in order to process bills for services rendered.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market and consists primarily of pharmaceuticals and medical supplies.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the related asset’s estimated useful life. Maintenance and repairs are charged to operations as incurred. Estimated useful lives for the principal asset categories are as follows:

Useful Life

Computer hardware and software	1 to 10 years
Furniture, fixtures and equipment	3 to 10 years
Vehicles	3 to 5 years
Leasehold improvements	Base term of lease or useful life, whichever is shorter
Buildings	40 years

Goodwill

Goodwill represents the difference between the costs of acquired businesses and the fair value of the net assets acquired. Goodwill is not amortized, rather it is reviewed for impairments at a reporting unit level on at least an annual basis. No goodwill impairment charges have been recognized in the periods presented.

Intangible Assets

Intangible assets, including certificates of need, licenses, patient/customer lists, managed care contracts and non-compete agreements, arising from certain of our acquisitions, are being amortized on the straight-line basis over the estimated useful life of each asset, ranging from three to ten years. The value assigned to each intangible asset at the time of acquisition is based on an evaluation of the estimated future financial benefit to be realized from that asset.

Impairment of Long-lived Assets

The Company assesses potential impairments to its long-lived assets if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No asset impairment charges have been recognized in 2006, 2005 and 2004.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Instruments

The Company has cash and cash equivalents, short-term trade receivables, trade payables and long-term debt instruments. The carrying values of cash and cash equivalents, trade receivables and trade payables approximate fair value. The terms of the Company’s credit agreement include debt with variable interest rates, totaling $12,941,667 and $14,841,666 at December 31, 2006 and 2005, respectively. The carrying value of such debt approximates fair value.

The Company utilizes interest rate swap contracts to manage the risk associated with fluctuations in interest rates. The Company’s policy is not to utilize financial instruments for trading or speculative purposes. Interest rate swap contracts are used to reduce the impact of fluctuating interest rates on the Company’s long-term debt. Under these swap agreements the Company receives variable interest rate payments and makes fixed interest rate payments.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 contains numerous requirements, including the recognition of derivative instruments in the financial statements at fair value. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The Company’s derivatives have been designated as cash flow hedges, and as such, changes in the fair value of the hedges are recognized in other comprehensive income until the hedged item is recognized in earnings.

Self Insurance

The Company is self-insured up to certain limits for workers’ compensation costs and employee medical benefits. The Company has purchased stop-loss coverage to limit its exposure to significant individual workers’ compensation or employee medical claims. Self-insured losses are accrued for known and anticipated claims based upon certain actuarial assumptions and historical claim payment patterns.

Income Taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Net Revenue

Revenue Recognition and Contractual Adjustments — Patient revenue is recorded in the period during which the services are provided. These amounts are directly offset by appropriate adjustments to give recognition to third-party payor arrangements. Net revenue recognition and allowances for uncollectible billings require the use of estimates and any changes in these estimates once known are reflected in operations.

Infusion therapy and related healthcare services revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered by the company-owned pharmacies. Revenue is recognized when goods and/or services are provided to the patient. The Company’s agreements with payors occasionally specify receipt of a “per diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes a variety of both goods and services provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of goods to the patient and medical supplies. “Per diem” revenue is recognized ratably over the course of the period the services and goods are provided.

Specialty pharmacy services revenue is reported at the estimated net realizable amounts from third-party payors and others for the pharmaceutical products provided to physician, patients, and pharmacies by our company-owned pharmacies. Specialty pharmacy services primarily involve the distribution of specialty drugs to patients’ homes or physicians’ offices, and may also include clinical monitoring of patients and outcomes and efficacy reporting to the manufacturers of certain products. Typically, minimal nursing services are provided. Specialty pharmacy revenue is billed based upon predetermined fee schedules for the drugs provided, with reimbursement often indexed to average wholesale price. A small dispensing fee may also be billed. Revenue is recognized upon confirmation of delivery of the products to the customer.

Under the Prospective Payment System (“PPS”) for Medicare reimbursement, net revenues are recorded based on a reimbursement rate which varies on the severity of the patient’s condition, service needs and certain other factors; revenue is recognized ratably over a 60-day episode period. Revenue is subject to adjustment during this period if there are significant changes in the patient’s condition during the treatment period or if the patient is discharged but readmitted to another agency within the same 60-day episodic period. Medicare billings under PPS are initially recognized as deferred revenue and are subsequently amortized into revenue over the 60-day episode period. The process for recognizing revenue under the Medicare program is based on certain assumptions and judgments, the appropriateness of the clinical assessment of each patient at the time of certification, and the level of adjustments to the fixed reimbursement rate relating to patients who receive a limited number of visits, have significant changes in condition or are subject to certain other factors during the episode.

Deferred revenue of approximately $2.5 million and $2.3 million relating to the Medicare PPS program was recorded in other accrued liabilities in the consolidated balance sheets as of December 31, 2006 and 2005, respectively.

As of December 31, 2006, the Company had no material claims, disputes or unsettled matters with third-party payors nor were there any material pending settlements with third-party payors. Approximately 64%, 67% and 64% of the Company’s net revenue from continuing operations for the years ended December 31, 2006, 2005 and 2004, respectively, was paid under arrangements with Medicare and Medicaid.

Cost of Sales

Cost of sales consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients and certain operating costs related to pharmacy operations, nursing and respiratory services. These costs include employee salary and benefit costs for the pharmacists, nurses and contracted workers directly involved in providing service to the patient.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, intangibles and goodwill; valuation allowances for receivables and deferred income tax assets; net realizable revenue amounts; valuation of derivative instruments; liabilities associated with self-insured employee benefit programs; and assets and obligations related to employee benefits. Actual results could differ from those estimates. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available to the Company.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Newly Issued Accounting Standards

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s financial statements upon adoption on January 1, 2008.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“FAS 157”). FAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company has not yet determined the effect, if any, that the implementation of FAS 157 will have on the Company’s financial statements upon adoption.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning after December 15, 2006. There was not a significant impact to the Company’s financial statements as a result of adopting FIN No. 48.

2.	Business Acquisitions, Divestiture and Discontinued Operations

The Company has acquired a number of businesses, all of which were recorded using the purchase method of accounting. The assets acquired and liabilities assumed were recorded at estimated fair values based on information available and on current assumptions as to future operations. The results of operations of the acquired businesses have been included in consolidated results from their respective acquisition dates.

In May 2006, the Company sold the operations of its EHHC, EPD and WVH subsidiaries for proceeds of $1,625,000, consisting of cash of $400,000 and a note receivable of $1,225,000. The note receivable includes 48 monthly payments of $20,000, beginning June 1, 2006 with interest at 8%. There is a final payment of $265,000 due on July 1, 2010.

On December 31, 2006, the Company distributed its stock in these entities as well as its stock in MCH, HSGI, SPI, and MSMOE to DAI. The outstanding note receivable received from the sale of the operations of EHHC, EPD and WVH subsidiaries was included as part of this dividend.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The operations of these entities is being presented as discontinued operations for all periods. Summarized balance sheet information of distributed subsidiaries as of the date of distribution is as follows:

Cash	$294,002
Accounts receivable, net	3,360,931
Other current assets	164,090
Property and equipment	96,324
Goodwill	4,279,713
Note receivable	1,085,000

Total assets of distributed subsidiaries	$9,280,060

Intercompany payables	$6,742,165
All other liabilities	2,008,143

$8,750,308

In connection with the distributions, the Company also distributed to DAI certain intercompany receivables owed by MCH to the remaining DEI subsidiaries totaling $6,742,165 representing other subsidiaries’ receivables from MCH.

In connection with the distributions, the Company also distributed certain tax assets and liabilities that totaled $1,577,674 related to the subsidiaries and the transaction.

On December 31, 2006, DAI assumed sponsorship of the Infusion Partners, Inc. Supplemental Executive Compensation Plan (“IPSECP”), including the assumption of the rights and obligations arising under the IPSECP. Reference is made to Note 10 for further description of the IPSECP. The excess of the plan’s liabilities over the plan assets totaled $214,570 at December 31, 2006 and was distributed to DAI.

In December 2006, the Company declared a $6,000,000 cash dividend to DAI which was paid in two installments in January 2007. This dividend payable is reflected in other accrued liabilities in the consolidated balance sheet at December 31, 2006.

The following are reflected in the accompanying financial statements as dividends:

Stockholder’s equity of distributed subsidiaries	$529,752
Other subsidiaries’ receivables from MCH	6,742,165
IPSECP net liabilities	(214,570)
Tax assets and liabilities	1,577,674
Cash dividend payable	6,000,000

Total dividend	$14,635,021

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Included in income (loss) from discontinued operations in the consolidated statements of income for the years ended December 31, 2006, 2005 and 2004 are the following:

	2006	2005	2004

Net revenue	$30,683,445	$32,715,253	$41,966,464

Operating income (loss)	$459,100	$(222,387)	$473,187

Gain on sale	413,175	—	—

Tax provision (benefit)	335,867	(89,296)	201,773

Income (loss) from discontinued operations	$503,801	$(133,943)	$302,659

In September 2006, the Company acquired certain assets (primarily inventory and equipment) and the home infusion business of J.P. Solutions, Inc. (doing business as Home Care Solutions of Kentucky), a Kentucky-based company, for a purchase price of $546,281, of which $296,281 was paid in cash and $250,000 was financed by the seller. Additionally, the seller may earn an additional $125,000 if the entity achieves certain financial targets. In connection with the acquisition, the Company recorded $21,281 of inventory, $40,000 of property and equipment, $350,000 of intangible assets and $135,000 of goodwill. The goodwill is not being amortized but is deducted for tax purposes.

Effective September 23, 2004, the Company acquired certain assets (primarily inventory and equipment) and the home infusion business of PharmaThera, Inc. for a purchase price of $1,463,000. Goodwill amounting to $247,000 is not being amortized but is deducted for tax purposes. Intangible assets amounting to $762,000 are being amortized over their respective estimated lives ranging from three to ten years.

A summary of the assets acquired and liabilities assumed in the acquisition follows:

Tangible assets	$454,000
Intangibles and goodwill	1,009,000

Purchase price	$1,463,000

3.	Related Party Transactions

Affiliated entities of the Company include DAI and Deaconess Management Company. Transactions with DAI include the allocation of general and administrative expenses which amount to $1,452,381, $1,358,918 and $1,341,962 for the years ended December 31, 2006, 2005 and 2004, respectively, and is calculated based upon revenues of the Company. The amount of allocated general and administrative expenses included in discontinued operations was $306,834, $327,153 and $419,755 for the years ended December 31, 2006, 2005 and 2004, respectively. The Company had $0 and $136,169 due to DAI at December 31, 2006 and 2005.

Reference is made to Note 2 regarding certain distributions and divestitures from the Company to DAI during 2006.

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Property and Equipment

The composition of property and equipment is as follows at December 31:

	2006	2005

Computer hardware and software	$6,372,471	$6,445,052
Furniture, fixtures and equipment	3,569,247	3,994,139
Vehicles	768,134	614,004
Leasehold improvements	550,529	544,484
Buildings	408,173	—

	11,668,554	11,597,679
Accumulated depreciation and amortization	(8,122,246)	(8,459,669)

Net property and equipment	$3,546,308	$3,138,010

5.	Other Assets

Changes in the carrying amount of goodwill consisted of the following:

Balance at December 31, 2004	$14,232,512
Acquisitions	90,000

Balance at December 31, 2005	14,322,512
Acquisitions	135,000
Goodwill related to sold operations	(1,182,793)
Goodwill associated with distributed subsidiaries	(4,279,713)

Balance at December 31, 2006	$8,995,006

The change in goodwill in 2005 relates to a purchase price adjustment of a 2004 acquisition.

The composition of intangible assets is as follows:

	December 31, 2006
	Weighted	Gross	Accumulated	Net
	Average Lives	Asset	Amortization	Book Value

Certificates of need	3.0 yrs.	$462,000	$197,783	$264,217
Licenses	1.9 yrs.	224,144	81,105	143,039
Noncompete agreements	<1 yr.	355,000	354,917	83
Patient/customer lists	3.0 yrs.	1,127,396	333,154	794,242
Contracts and certificates	4.5 yrs.	1,395,949	480,053	915,896
Other	4.0 yrs.	87,453	—	87,453

		$3,651,942	$1,447,012	$2,204,930

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2005
	Gross	Accumulated	Net
	Asset	Amortization	Book Value

Certificates of need	$462,000	$151,583	$310,417
Licenses	224,144	76,103	148,041
Noncompete agreements	355,000	285,861	69,139
Patient/customer lists	1,077,395	224,164	853,231
Contracts and certificates	1,107,200	334,472	772,728
Other	165,317	—	165,317

	$3,391,056	$1,072,183	$2,318,873

Licenses and noncompete agreements are being amortized over useful lives of three and five years, respectively. All other intangible assets are being amortized over ten years. Amortization expense for intangible assets in each of the next five years is expected to approximate the following:

Years Ending December 31,

2007	$310,021
2008	$280,833
2009	$280,390
2010	$279,120
2011	$272,420

6.	Other Accrued Liabilities

The composition of other accrued liabilities is as follows:

	2006	2005

Deferred revenue	$2,481,609	$2,349,567
Accrued expenses	1,282,158	2,273,494
Liability for potential refunds	2,665,168	4,053,417
Dividends payable	6,000,000	—

	$12,428,935	$8,676,478

7.	Long-Term Borrowing Arrangements

The Company’s long-term obligations as of December 31, 2006 and 2005 consist of the following:

	2006	2005

Bank notes	$12,941,667	$14,841,666
Acquisition notes	250,000	199,000
Other installment notes	81,402	89,480

Total debt	13,273,069	15,130,146
Less current maturities	2,757,400	2,906,400

Total long-term borrowings, less current maturities	$10,515,669	$12,223,746

The Company has a credit facility with a bank that provides for a $5 million revolving line of credit with interest at Prime minus 1/2%, a $17 million note amortized over ten years with a seven year maturity and a

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$10 million step-down revolving note with a ten year term. Both notes bear interest at LIBOR (5.34% at December 31, 2006) + 131 basis points or alternative pricing of Prime minus 1/2%. The rate at December 31, 2006 was 6.7%. The credit facility is collateralized pursuant to a Security Agreement in all assets of the Company. Additionally, the $10 million step-down revolving note ($1,750,000 outstanding at December 31, 2006) is guaranteed by DAI. The Company had no borrowings outstanding under the revolving line of credit at December 31, 2006.

The credit facility contains various operating and financial covenants. The more restrictive of these covenants requires a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio not to be greater than 3.0 to 1.0 and cash flow coverage ratio not to be less than 1.2 to 1.0.

The acquisition notes are payable over two years and bear interest at approximately 4.25% per annum.

The following is a schedule of future minimum payments by year of aggregate long-term debt with a fixed maturity date.

For the Year Ending December 31,

2007	$2,757,400
2008	2,657,400
2009	1,707,400
2010	1,707,400
2011	1,707,400
Thereafter	2,736,069

$13,273,069

8.	Operating Leases

The Company operates principally in leased offices and warehouse facilities. In addition, certain equipment is leased under operating leases. Rent expense related to continuing operations approximated $1.9 million under these leases for each of the years ended December 31, 2006, 2005 and 2004.

A summary of the Company’s minimum commitments under the operating leases for the next five years and thereafter is as follows:

For the Year Ending December 31,

2007	$1,299,366
2008	604,454
2009	242,250
2010	121,944
2011	96,381
Thereafter	—

$2,364,395

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Income Taxes

The income tax provision for the years ended December 31, 2006, 2005 and 2004 is summarized below:

	Years Ended December 31,
	2006	2005	2004

Current:
Federal	$4,897,642	$2,777,282	$2,469,069
State	1,190,689	759,966	207,244

	6,088,331	3,537,248	2,676,313
Deferred:
Federal	(117,911)	(227,114)	379,468
State	(13,870)	(39,578)	347,116

	(131,781)	(266,692)	726,584

Income tax provision	$5,956,550	$3,270,556	$3,402,897

Income tax expense (benefit) related to income (loss) from discontinued operations was $335,867, ($89,296) and $201,773 for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company received a one-time tax credit for companies doing business in areas of the country significantly affected by Hurricane Katrina. As a result, the income tax provision for 2006 and 2005 includes a net tax credit of $134,252 and $423,836, respectively, for this item.

A reconciliation of the income tax provision for continuing operations to the statutory federal income tax rate is as follows:

	Years Ended December 31,
	2006	2005	2004

Statutory federal income tax rate of 34% applied to pre-tax income	$4,830,818	$3,203,288	$2,979,080
Permanent differences (meal, penalties, etc.) @ 34%	40,952	34,847	51,933
State taxes (state tax @ 66%)	756,276	466,553	371,884
Other	328,504	(434,132)	—

	$5,956,550	$3,270,556	$3,402,897

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2006	2005

Allowance for doubtful accounts	$1,814,642	$1,798,667
Net operating loss carryforward	209,843	319,146
Compensation related accruals	599,005	890,846
Interest related accruals	(25,119)	(12,211)
Property, equipment and intangibles	139,346	109,814
Service income accrual	(704,201)	(700,119)
Other, net	(72,156)	1,150

Net deferred tax asset	$1,961,360	$2,407,293

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Based upon historical and projected levels of taxable income we believe it is more likely than not that we will realize the benefits of the deferred tax assets.

Other current assets include income taxes receivable of $45,568 and $218,101 at December 31, 2006 and 2005, respectively. The Company has Federal net operating loss carry forwards amounting to approximately $617,000 at December 31, 2006, $938,000 at December 31, 2005 and $1,200,000 at December 31, 2004, which expire in 2011. The Federal net operating loss carry forward is subject to utilization limitations imposed by Internal Revenue Code Section 382.

10.	Employee Retirement Plans

The Company has a contributory savings plan which qualifies under Section 401(k) of the Internal Revenue Code, covering all employees of the Company. Eligible employees may contribute up to 15% of their annual basis earnings. The Company, at its discretion, may match employee contributions. Expenses related to its 401(k) plan amounted to $256,667, $0 and $0 in 2006, 2005 and 2004, respectively.

In 2006, the Company formed the IPSECP which is a non-qualified deferred compensation plan available to approximately twenty employees of IP. The IPSECP provided participants with the advantage of pre-tax contributions and tax deferred compounding of interest. The IPSECP had assets, which represent the fair market value of the investments, of $395,000 and plan liabilities of $609,570 at December 31, 2006. The Company recognized $302,352 of expense related to the IPSECP and transferred $307,218 of previously recognized benefit liabilities to the plan in 2006 in continuing operations. As described in Note 2, all assets and liabilities related to the deferred compensation plan were distributed to DAI on December 31, 2006.

11.	Commitments and Contingencies

As a result of operating in the healthcare industry, the Company’s business entails an inherent risk of lawsuits alleging malpractice, product liability or related legal theories, which can involve large claims and significant defense costs. The Company is, from time to time, subject to such litigation arising in the ordinary course of business. The Company currently maintains professional and commercial liability insurance intended to cover such claims. As of December 31, 2006 and 2005, the insurance coverage is provided under an “occurrence” policy which provides, subject to the terms and conditions of the policy, coverage for claims occurring during the term of the policy and provides coverage for losses regardless of when a claim is made including subsequent to the termination of the policy. Accordingly, claims based on occurrences during the policy term but asserted subsequently are insured.

The Company is subject to claims and law suits arising in the ordinary course of business and provides for contingencies when they become known and estimable. The Company believes the ultimate resolution of such current pending legal proceedings should not have a material adverse effect on the consolidated financial position or results of operations.

On April 18, 2003, EVPA and its former owner and a former officer were named in a lawsuit by the US Department of Labor (“DOL”). The suit alleged prohibited transactions and breaches of fiduciary duty by the former owner prior to the Company acquiring EVPA. The Company settled the allegations in 2006 at a total cost of $325,001 which is reflected in the accompanying consolidated statements of income in selling, general and administrative expense.

12.	Derivative Financial Instruments

In January 2005, the Company entered into an interest rate swap to convert floating rate debt into fixed rate debt to reduce its exposure to increases in interest rates of the debt under the Company’s credit facility. The interest rate swap expires in January 2010. The notional amount of the swap at December 31, 2006 was $7 million. Pursuant to the swap agreements, the Company pays a fixed rate of 5.89% and receives a variable

Deaconess Enterprises, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rate equal to the three-month LIBOR. The Company had designated the interest rate swap as a hedge to manage the fluctuations in cash flows resulting from the interest rate risk attributable to changes in the LIBOR interest rates of the debt. As such, the fair value of the derivative instrument of $66,103 and $32,132 was included in other assets in the accompanying consolidated balance sheets at December 31, 2006 and 2005, respectively. The fair value of the contract, net of the income tax impact of ($25,119) and ($12,210), is reflected in accumulated other comprehensive income in the accompanying consolidated statements of stockholders’ equity at December 31, 2006 and 2005, respectively.

13.	Insurance Recovery

During 2005, the Company suffered business interruption losses from the impact of Hurricane Katrina on the Company’s facilities in Louisiana and Mississippi. The Company finalized the claim against the insurance carrier in 2006, recognizing an approximate $729,000 gain in other income on the reimbursement for business interruption losses.

14.	Subsequent Events

On January 4, 2007, the Company paid cash dividends totaling $5,350,000 to DAI. On January 5, 2007, the Company paid an additional cash dividend of $650,000 to DAI, for total January 2007 distributions of $6,000,000.

On January 8, 2007, DAI sold all of its outstanding stock in the Company to Critical Homecare Solutions, Inc. (“CHS”) for consideration of approximately $151,860,000. The effective date of the transaction was January 1, 2007. In connection with the transaction, DAI paid the outstanding balances of $12,969,528 on the bank credit facility and revolving note as well as $75,138 on the note payable to a former owner and extinguished the related credit facilities.

In connection with the acquisition of its stock by CHS, the Company pledged all of its assets as security for and became a guarantor of CHS’s obligations under its amended first and second lien credit facilities dated January 8, 2007. The first lien credit facility provides a term note of $92 million, a $20 million revolving credit facility and an $8 million delayed draw loan that was fully drawn on March 14, 2007. The second lien term loan is dated January 8, 2007, with a principal balance of $34 million.

On April 16, 2007, the Company terminated its $7 million notional interest rate swap for proceeds of $52,382.

On April 11, 2007, the Company sold its healthcare licenses for two nursing operations in Louisiana for $250,000. In 2006, these branches generated $600,724 of revenue.

Infusion Solutions, Inc.

MAHONEY SABOL & COMPANY, LLP
95 GLASTONBURY BOULEVARD
GLASTONBURY, CONNECTICUT 06033

(860) 541-2000
Fax (860) 541-2001

July 30, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Infusion Solutions, Inc.
Bedford, New Hampshire

We have audited the balance sheets of Infusion Solutions, Inc. (the “Company”) as of February 28, 2007 and December 31, 2006 and the related statements of operations, shareholders’ equity and cash flows for the period from January 1, 2007 to February 28, 2007 and the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infusion Solutions, Inc. as of February 28, 2007 and December 31, 2006 and the results of its operations and cash flows for the period from January 1, 2007 to February 28, 2007 and the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Glastonbury, Connecticut

Infusion Solutions, Inc.

BALANCE SHEETS
As of February 28, 2007 and December 31, 2006

	February 28,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$110,693	$500
Accounts receivable, net of allowance for doubtful accounts of $38,000 and $37,000, respectively	1,060,240	1,055,398
Inventories	52,158	55,356
Prepaid expenses and other current assets	18,954	21,154

Total current assets	1,242,045	1,132,408
PROPERTY AND EQUIPMENT — Net	177,716	190,904
OTHER ASSETS	6,929	6,929

TOTAL	$1,426,690	$1,330,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$258,693	$202,635
Accrued expenses	218,287	91,844
Current portion of capital lease obligations	9,186	11,154

Total current liabilities	486,166	305,633
COMMITMENTS AND CONTINGENCIES (NOTE 10)
SHAREHOLDERS’ EQUITY:
Common stock, no par value, 200 Class A shares authorized; 125 issued and outstanding at February 28, 2007 and December 31, 2006, respectively	726,100	726,100
Retained earnings	214,424	298,508

Total shareholders’ equity	940,524	1,024,608

TOTAL	$1,426,690	$1,330,241

The accompanying notes are an integral part of these financial statements.

Infusion Solutions, Inc.

STATEMENTS OF OPERATIONS
For the period January 1, 2007 through February 28, 2007 and for the year ended
December 31, 2006

	February 28,	December 31,
	2007	2006

NET REVENUE	$1,040,763	$6,754,953
COST AND EXPENSES:
Cost of goods (excluding depreciation and amortization)	414,857	2,703,090
Cost of services	164,880	1,084,840
Selling, distribution and administrative	471,898	3,277,441
Provision for doubtful accounts	8,878	81,268
Depreciation and amortization	13,188	93,641

Total costs and expenses	1,073,701	7,240,280

OPERATING LOSS	(32,938)	(485,327)
INTEREST (INCOME) EXPENSE, NET	1,146	(1,835)

NET LOSS	$(34,084)	$(483,492)

The accompanying notes are an integral part of these financial statements.

Infusion Solutions, Inc.

STATEMENT OF SHAREHOLDERS’ EQUITY
For the period January 1, 2007 through February 28, 2007 and for the year ended
December 31, 2006

				Total
	Common Stock		Retained	Shareholders’
	Shares	Amount	Earnings	Equity

Balance — December 31, 2005	118	$318,600	$782,000	$1,100,600
Issuance of Common Stock	7	407,500		407,500
Net Loss			(483,492)	(483,492)

Balance — December 31, 2006	125	726,100	298,508	1,024,608
Net Loss			(34,084)	(34,084)
Dividends declared			(50,000)	(50,000)

Balance — February 28, 2007	125	$726,100	$214,424	$940,524

The accompanying notes are an integral part of these financial statements.

Infusion Solutions, Inc.

STATEMENTS OF CASH FLOWS
For the period January 1, 2007 through February 28, 2007 and for the year ended
December 31, 2006

	February 28,	December 31,
	2007	2006

OPERATING ACTIVITIES:
Net loss	$(34,084)	$(483,492)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	13,188	93,641
Provision for doubtful accounts	8,878	81,268
Non-cash compensation	—	407,500
Changes in operating assets and liabilities:
Accounts receivable	(13,720)	275,648
Inventories	3,198	(53,689)
Prepaid expenses and other current assets	2,200	8,899
Accounts payable and accrued expenses	132,501	(226,223)

Net cash provided by operating activities	112,161	103,552

INVESTING ACTIVITIES:
Cash paid for property and equipments	—	(23,916)

Net cash used in investing activities	—	(23,916)

FINANCING ACTIVITIES:
Principal payments on revolving credit facility and capital leases	(1,968)	(208,826)

Net cash used in financing activities	(1,968)	(208,826)

CHANGE IN CASH AND CASH EQUIVALENTS	110,193	(129,190)
CASH AND CASH EQUIVALENTS — beginning of period	500	129,690

CASH AND CASH EQUIVALENTS — end of period	$110,693	$500

CASH PAID DURING THE PERIOD FOR:
Interest	$69	$8,243
State capital taxes	$3,115	$23,316

The accompanying notes are an integral part of these financial statements.

Infusion Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS
As of February 28, 2007 and December 31, 2006 and for the period from January
1, 2007 to February 28, 2007 and for the year ended December 31, 2006

1.	Description of Business

Infusion Solutions, Inc. (the “Company”) is engaged in home infusion therapy, which consists of solution preparation and delivery, pump and apparatus rentals, intravenous insertion and patient training. The Company is located in Bedford, New Hampshire and serves the New Hampshire and northeastern Massachusetts areas.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Financial Instruments

The Company has cash and cash equivalents, short-term trade receivables and payables. The carrying values of cash and cash equivalents, accounts receivables, and accounts payables approximate their current fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

The Company’s accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual and customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on the Company’s interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

The Company has established an allowance for doubtful accounts to report the estimated net realizable amounts to be received from patients or others. Increases to this reserve are reflected as a provision for doubtful accounts in the statement of operations. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action, including fines, penalties, and exclusion from the government programs.

The Company does not require its patients or other payors to carry collateral for any amounts owed to it for services provided.

Infusion Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Inventories

Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market.

Property and Equipment

Property and equipment are carried at cost. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in current earnings. Property and equipment under capital leases are stated at the present value of future minimum lease payments at inception of the lease. Depreciation is recognized on a double declining basis. Estimated useful lives for the principal asset categories are as follows:

Useful Life

Leasehold improvements	Term of lease or useful life, whichever is shorter
Equipment, vehicles and other	3 to 7 years

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No asset impairment charges have been recognized as of February 28, 2007 and December 31, 2006.

Income Taxes

The Company, with the consent of the shareholders, has elected under the Internal Revenue Code to be treated as an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes have been included in these financial statements.

The Company is subject to minimum state taxes computed on capital balances. Such taxes amounted to $3,115 and $22,860 for the period ended February 28, 2007 and the year ended December 31, 2006.

Revenue Recognition and Contractual Allowances

Patient revenue is recorded in the period during which the services are provided. These amounts are directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition requires the use of estimates and any changes in these estimates once known are reflected in operations.

Revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered by the Company-owned pharmacy. Revenue is recognized when goods and/or services are provided to the patient. The Company’s agreements with payors occasionally specify receipt of a “per diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes a variety of both goods and services provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery of the goods to the patient and medical supplies. “Per diem” revenue is recognized over the course of the period the services and goods are provided.

Infusion Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Cost of Revenues

Cost of revenues consists of two components — cost of goods and costs of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient.

Distribution Expenses

Distribution expenses are included in selling, distribution and administrative expenses in the accompanying statements of operations and total $29,982 and $191,397 during the period from January 1, 2007 to February 28, 2007 and the year ended December 31, 2006, respectively. Such expenses represent the costs incurred to deliver product or services to the end user. Included are salary and benefit costs related to drivers and dispatch personnel and amounts paid to courier and other outside shipping vendors.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements.

Significant items subject to such estimates and assumptions include useful lives of property and equipment, the allowance for doubtful accounts, and net realizable revenue amounts. Actual results could differ from estimates.

Segments

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in one reportable segment.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s financial statements upon adoption on January 1, 2008.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company has not yet determined the effect, if any, that the implementation of SFAS 157 will have on the Company’s financial statements upon adoption.

Infusion Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning December 15, 2006. There was not a significant impact to the Company’s financial statements as a result of adopting FIN No. 48.

3.	Property and Equipment

A summary of property and equipment and related accumulated depreciation at February 28, 2007 and December 31, 2006 is as follows:

	February 28,	December 31,
	2007	2006

Leasehold improvements	$82,077	$82,077
Equipment, vehicles and other	683,671	683,671

Total property and equipment	765,748	765,748
Less accumulated depreciation	(588,032)	(574,844)

Property and equipment — net	$177,716	$190,904

Depreciation expense was $13,188 and $93,641 for the two months ended February 28, 2007 and the year ended December 31, 2006, respectively.

4.	Accrued Expenses

Accrued expenses were comprised of the following at:

	February 28,	December 31,
	2007	2006

Accrued payroll expenses	$139,514	$91,844
Accrued dividend payable	50,000	—
Accrued 401K payable	21,081	—
Accrued refunds payable	6,061	—
Other accrued expenses	1,631	—

Accrued expenses	$218,287	$91,844

5.	Revolving Credit Facility

In August 2002, the Company entered into a revolving credit agreement (the “Revolving Credit Facility”) that provides total available financing of $500,000 to fund general working capital requirements. The Revolving Credit Facility does not expire, but amounts borrowed under the Revolving Credit Facility are payable upon demand. Amounts repaid under the Revolving Credit Facility may be reborrowed. Borrowings under the Revolving Credit Facility bear interest, at the Wall Street Journal Prime Rate plus 0.5%. The interest rate applicable at February 28, 2007 and December 31, 2006 was 8.25%. Borrowings under the Credit Agreement are secured by substantially all of the Company’s assets and are guaranteed by one of the shareholders in the Company. At February 28, 2007 and December 31, 2006, the Company had no borrowings under the Revolving Credit Facility.

Infusion Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The effective interest rate on the Revolving Credit Facility was approximately 7.25% during the twelve months ending December 31, 2006. There were no borrowings during 2007.

6.	Employee Benefits Program

Effective January 1, 1998 the Company began a SIMPLE IRA covering substantially all employees. The Company contributes a matching contribution equal to the employee’s individual contributions, up to a limit of 3% of the employee’s compensation or $6,000, whichever is less. Company contributions to this plan during the period from January 1, 2007 to February 28, 2007 and the year ended December 31, 2006 were $14,281 and $79,822, respectively.

Under the Company’s employee benefits policy, eligible employees earn paid time off based on their length of service. Unused earned paid time off can accumulate and unused balances are paid to employees subsequent to the end of the year or paid to the employee upon termination (subject to certain limitations as defined by Company policy). At February 28, 2007 and December 31, 2006, the estimated values of unused accumulated vacation time were $38,662 and $35,780, respectively, and are included in accrued expenses in the accompanying balance sheets.

7.	Lease Commitments

The company has a capital lease with Konica Minolta Business Solutions for office equipment dated November 1, 2002. The lease is payable in 60 monthly installments of $1,055 including principal and interest at 8% to November 2007. Future minimum lease payments are $9,325 for 2007.

Equipment under capital leases included in net property and equipment are as follows:

	February 28,	December 31,
	2007	2006

Office equipment	$52,031	$52,031
Less accumulated depreciation	(45,960)	(43,359)

	$6,071	$8,672

Operating Leases

The Company leases a facility in Bedford, NH under a 10 year operating lease entered into on January 10, 2003. Annual rent for the initial year of the lease was $80,085 plus utilities and real estate taxes. Rent expense for the two months ended February 28, 2007 and the year ended December 31, 2006 were $16,463 and $94,706, respectively.

Future minimum rental payments at February 28, 2007 are as follows:

Ten months ending December 31,
2007	$94,481
Years ending December 31,
2008	104,201
2009	109,305
2010	114,665
2011	120,293
2012 and thereafter	129,384

Total future minimum lease payments	$672,329

Infusion Solutions, Inc.

NOTES TO FINANCIAL STATEMENTS — (Continued)

8.	Concentration of Credit Risk

During the two months ended February 28, 2007, Anthem and Harvard Pilgrim represented 35% and 21% of net revenue, respectively. During the year ended December 31, 2006, Anthem and Harvard Pilgrim customers represented 42% and 15% of net revenue, respectively.

9.	Related-Party Transactions

A shareholder received unsecured advances from the Company in 2003 amounting to $72,567. In October 2006 the Company converted these amounts to compensation for the shareholder, who is also an employee of the Company. This amount is reflected within selling, distribution and administrative costs within the accompanying statements of operations.

In October 2006, the Company issued additional shares of Class A common stock to the minority owner in the Company. These shares, which had a fair value of $407,500, were treated as compensation to the shareholder, who is also an employee of the Company. This amount is reflected within selling, distribution and administrative costs within the accompanying statements of operations.

10.	Commitments and Contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintains insurance to protect against such claims or legal actions. The Company is not aware of any litigation either pending or filed that it believes to likely have a material adverse effect on the results of its operations or its financial condition.

11.	Subsequent Events

On March 13, 2007, all of the Company’s outstanding shares were sold to Critical Homecare Solutions, Inc. for consideration of approximately $8 million. The transaction had an effective date of March 1, 2007. In connection with the transaction, the Company terminated the Revolving Credit Facility. As a result of the change in ownership, the Company converted from an S corporation to a C corporation for federal income tax reporting purposes.

******

Applied Health Care, Ltd.

MAHONEY SABOL & COMPANY, LLP
95 GLASTONBURY BOULEVARD
GLASTONBURY, CONNECTICUT 06033

(860) 541-2000
Fax (860) 541-2001

August 6, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Partners
Applied Heath Care, Ltd.
Houston, Texas

We have audited the balance sheets of Applied Heath Care, Ltd. (the “Company”) as of May 31, 2007 and December 31, 2006 and the related statements of operations, partners’ capital and cash flows for the period from January 1, 2007 to May 31, 2007 and the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied Heath Care, Ltd. as of May 31, 2007 and December 31, 2006 and the results of its operations and cash flows for the period from January 1, 2007 to May 31, 2007 and the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Glastonbury, Connecticut

Applied Health Care, Ltd.

BALANCE SHEETS
As of May 31, 2007 and December 31, 2006

	May 31,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$860,354	$769,166
Accounts receivable, net of allowance for doubtful accounts of $740,000 and $806,000, respectively	748,069	789,060
Inventories	42,756	24,227
Prepaid expenses and other current assets	19,496	19,318

Total current assets	1,670,675	1,601,771
PROPERTY AND EQUIPMENT — Net	140,122	159,861

TOTAL	$1,810,797	$1,761,632

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$136,868	$102,278
Accrued expenses	288,385	376,241

Total current liabilities	425,253	478,519
COMMITMENTS AND CONTINGENCIES (NOTE 9)
PARTNERS’ CAPITAL	1,385,544	1,283,113

TOTAL	$1,810,797	$1,761,632

The accompanying notes are an integral part of these financial statements.

Applied Health Care, Ltd.

STATEMENTS OF OPERATIONS
For the period January 1, 2007 through May 31, 2007 and for the year ended December 31, 2006

	May 31,	December 31,
	2007	2006

NET REVENUE	$2,724,388	$5,785,564
COST AND EXPENSES:
Cost of goods (excluding depreciation)	957,373	2,123,889
Cost of services	246,646	477,551
Selling, distribution and administrative	1,007,848	2,387,957
Provision for doubtful accounts	169,205	531,763
Depreciation	19,738	58,416

TOTAL COSTS AND EXPENSES	2,400,810	5,579,576

OPERATING INCOME	323,578	205,988
INTEREST INCOME	20,853	19,205

NET INCOME	$344,431	$225,193

The accompanying notes are an integral part of these financial statements.

Applied Health Care, Ltd.

STATEMENT OF PARTNERS’ CAPITAL
For the period January 1, 2007 through May 31, 2007 and for the year ended December 31, 2006

Balance — December 31, 2005	$1,485,920
Distribution to partners	(428,000)
Net income	225,193

Balance — December 31, 2006	1,283,113
Distribution to partners	(242,000)
Net income	344,431

Balance — May 31, 2007	$1,385,544

The accompanying notes are an integral part of these financial statements.

Applied Health Care, Ltd.

STATEMENTS OF CASH FLOWS
For the period January 1, 2007 through May 31, 2007 and for the year ended December 31, 2006

	May 31,	December 31,
	2007	2006

OPERATING ACTIVITIES:
Net income	$344,431	$225,193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,738	58,416
Provision for doubtful accounts	169,205	531,763
Changes in operating assets and liabilities:
Accounts receivable	(128,213)	(539,745)
Inventories	(18,529)	(12,358)
Accounts payable	34,590	63,634
Accrued expenses	(87,856)	235,721
Other	(178)	(383)

Net cash provided by operating activities	333,188	562,241
INVESTING ACTIVITIES:
Cash paid for property and equipment	—	(28,773)

Net cash used in investing activities	—	(28,773)
FINANCING ACTIVITIES:
Distributions to partners	(242,000)	(428,000)

Net cash used in financing activities	(242,000)	(428,000)

CHANGE IN CASH AND CASH EQUIVALENTS	91,188	105,468
CASH AND CASH EQUIVALENTS — beginning of period	769,166	663,698

CASH AND CASH EQUIVALENTS — end of period	$860,354	$769,166

There were no interest or tax payments for the period from January 1, 2007 to May 31, 2007 and for the year ended December 31, 2006.

The accompanying notes are an integral part of these financial statements.

Applied Health Care, Ltd.

NOTES TO FINANCIAL STATEMENTS

As of May 31, 2007 and December 31, 2006 and for the period from January 1, 2007 to May 31, 2007 and for the year ended December 31, 2006

1.	Description of Business

Applied Health Care, Ltd. (the “Company”) is engaged in home infusion therapy, which consists of solution preparation and delivery, pump and apparatus rentals, intravenous insertion and patient training. The Company is located in Houston, Texas and serves the Houston area.

2.	Summary of Significant Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include cash on deposit with various financial institutions. The Company considers all highly liquid investments with original maturities of three month or less to be cash equivalents. The Company’s cash equivalents are stated at cost, which approximates market value.

Financial Instruments

The Company has cash and cash equivalents, short-term trade receivables and payables. The carrying values of cash and cash equivalents, accounts receivables, and accounts payables approximate their current fair value. The Company had no borrowing with variable interest rates outstanding at May 31, 2007 or December 31, 2006.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consist of amounts owed by various governmental agencies, insurance companies, and private patients. Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect net realizable values. The Company does not believe there are any significant credit risks associated with the receivables from Medicare and Medicaid and other state administered programs.

The Company’s accounts receivable are reported net of contractual adjustments. Generally, the Company bills third-party payors based on the contractual charges or usual and customary charges for goods and services provided and then contractually adjusts the revenue down to the anticipated collectible amount based on the Company’s interpretation of the terms of the applicable managed care contract, fee schedule or other arrangement with the payor.

The Company has established an allowance for doubtful accounts to report the estimated net realizable amounts to be received from patients or others. Increases to this reserve are reflected as a provision for doubtful accounts in the statement of income. The Company regularly performs an analysis of the collectibility of accounts receivable and considers such factors as prior collection experience and the age of the receivables.

The Company does not require its patients or other payors to carry collateral for any amounts owed to it for services provided.

Inventories

Inventories, which consist primarily of pharmaceuticals and medical supplies, are stated at the lower of cost (determined using the first-in, first-out method) or market.

Applied Health Care, Ltd.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in current earnings. Depreciation is recognized on straight-line basis. Estimated useful lives for the principal asset categories are as follows:

Useful Life

Leasehold improvements	Term of lease or useful life, whichever is shorter
Medical equipment	5 years
Equipment, vehicles and other assets	3 to 5 years

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No asset impairment charges have been recognized as of May 31, 2007 and December 31, 2006.

Income Taxes

The Company, with the consent of its partners, has elected under the Internal Revenue Code to be taxed as an S corporation. For state income tax reporting purposes, the Company is taxed as a partnership. In lieu of corporation income taxes, the partners of the Company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Revenue Recognition and Contractual Allowances

Patient revenue is recorded in the period during which the services are provided. These amounts are directly offset by appropriate allowances to give recognition to third-party payor arrangements. Net revenue recognition requires the use of estimates and any changes in these estimates once known are reflected in operations.

Revenue is reported at the estimated net realizable amounts from patients and third-party payors for goods sold and services rendered by the Company-owned pharmacy. Revenue is recognized when goods and/or services are provided to the patient. The Company’s agreements with payors occasionally specify receipt of a “per diem” payment for infusion therapy services that is provided to patients. This “per diem” payment includes a variety of both goods and services provided to the patient, including, but not limited to, rental of medical equipment, care coordination services, delivery of the goods to the patient and medical supplies. “Per diem” revenue is recognized over the course of the period the services and goods are provided.

Cost of Revenues

Cost of revenues consists of two components — cost of goods and costs of services. Cost of goods consists of the actual cost of pharmaceuticals and other medical supplies dispensed to patients. Cost of services consists of all other costs directly related to the production of revenues, including the salary and benefit costs for the pharmacists, nurses, and contracted workers directly involved in providing service to the patient.

Applied Health Care, Ltd.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Distribution Expenses

Distribution expenses are included in selling, distribution and administrative expenses in the accompanying statements of income and total $52,265 and $99,932 during the period from January 1, 2007 to May 31, 2007 and for the year ended December 31, 2006, respectively. Such expenses represent the costs incurred to deliver product or services to the end user. Included are salary and benefit costs related to drivers and dispatch personnel and amounts paid to courier and other outside shipping vendors.

Laws and Regulations Pertaining to the Company

Laws and regulations pertaining to those healthcare programs conducted by The Company are complex and subject to interpretation. In the case of government payers, in particular, the Company is subject to audits and adjustments from time to time. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term. The Company believes that it is in material compliance with all applicable laws and regulations and is not aware of any material pending or threatened investigations involving allegations of potential wrongdoing. While there is one current investigation which has recently arisen, the Company has no other regulatory inquiries or investigations which are outstanding. Compliance with government laws and regulations can be subject to future government review and interpretation, as well as significant regulatory actions, including fines, penalties, and exclusion from government programs.

Segments

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has determined that it operates in one reportable segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues, expenses, assets, liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements.

Significant items subject to such estimates and assumptions include useful lives of property and equipment, the allowance for doubtful accounts, and net realizable revenue amounts. Actual results could differ from estimates.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Management is currently evaluating the statement to determine what impact, if any, it will have on the Company’s financial statements upon adoption on January 1, 2008.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by

Applied Health Care, Ltd.

NOTES TO FINANCIAL STATEMENTS — (Continued)

level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company has not yet determined the effect, if any, that the implementation of SFAS 157 will have on the Company’s financial statements upon adoption.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This standard creates a comprehensive model to address accounting for uncertainty in tax positions. FIN No. 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized for financial statements. FIN No. 48 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN No. 48 is effective for fiscal periods beginning December 15, 2006. There was not a significant impact to the Company’s financial statements as a result of adopting FIN No. 48.

3.	Property and Equipment

A summary of property and equipment and related accumulated depreciation at May 31, 2007 and December 31 2006, is as follows:

	May 31,	December 31,
	2007	2006

Medical equipment	$150,104	$150,104
Leasehold improvements	111,075	111,075
Equipment, vehicles and other	222,692	222,693

Total property and equipment	483,871	483,872
Less accumulated depreciation	(343,749)	(324,011)

Property and equipment — net	$140,122	$159,861

Depreciation expense was $19,738 and $58,416 for the period from January 1, 2007 to May 31, 2007 and the year ended December 31, 2006, respectively.

4.	Accrued Expenses

Accrued expenses were comprised of the following at:

	May 31,	December 31,
	2007	2006

Accrued payroll expenses	$89,360	$76,494
Liability for estimated refunds	194,503	297,038
Other accrued expenses	4,522	2,709

Accrued expenses	$288,385	$376,241

5.	Employee Benefit Programs

The Company is self-insured for workers’ compensation costs. The Company has not experienced any workers compensation claims and had no accrued liability as of May 31, 2007 and December 31, 2006.

The Company has a contributory savings plan which qualifies under Section 401(k) of the Internal Revenue Code, covering all employees of the Company. Eligible employees may contribute up to 15% of their annual basis earnings. The Company, at its discretion, may match employee contributions. Expenses related to

Applied Health Care, Ltd.

NOTES TO FINANCIAL STATEMENTS — (Continued)

its 401(k) plan amounted to $10,206 and $20,593 for the period from January 1, 2007 to May 31, 2007 and the year ended December 31, 2006, respectively.

Under the Company’s employee benefits policy, eligible employees earn paid time off based on their length of service. Unused earned paid time off can accumulate and unused balances are paid to employees subsequent to the end of the year or paid to the employee upon termination (subject to certain limitations as defined by Company policy). At May 31, 2007 and December 31, 2006, the estimated values of unused accumulated vacation time were $11,080 and $23,680, respectively.

6.	Lease Commitments

Operating Leases

The Company leases a facility in Houston, Texas from an enterprise that is also owned by the Company’s partners. The Company rents the facility under a 10 year operating lease entered into on February 1, 2002. Annual rent for the initial year of the lease was $104,400 plus utilities, common area maintenance and real estate taxes. Rent expense for the five months ended May 31, 2007 and for the year ended December 31, 2006 were $69,185 and $166,044, respectively.

Future minimum rentals were as follows:

Seven months ending December 31,
2007	$60,900
Year ending December 31,
2008	104,400
2009	104,400
2010	104,400
2011	104,400
Thereafter	78,300

Total future minimum lease payments	$556,800

7.	Concentrations of Credit

During the period from January 1, 2007 to May 31, 2007, Blue Cross Blue Shield, Medicare and Aetna represented 32%, 17% and 12% of net revenue, respectively. During the year ended December 31, 2006, Blue Cross Blue Shield, Medicare and Aetna represented 25%, 17% and 15% of net revenue, respectively.

8.	Related-Party Transactions

As described in note 6, the Company leases a facility in Houston, Texas from an enterprise that is also owned by the Company’s partners. The Company recognized expense of $69,185 and $166,044 for the period from January 1, 2007 to May 31, 2007 and for the year ended December 31, 2006, respectively related to this lease. These amounts are reflected as selling, distribution and administrative expense in the statements of operations. The Company had no accrued liabilities related to this lease as of May 31, 2007 and December 31, 2006.

In 2003, the Company extended loans totaling $279,638 to an enterprise that is also owned by the Company’s partners. These loans have not been repaid by the related organization, but are fully reserved by the Company.

9.	Commitments and Contingencies

The Company is subject to claims and legal actions that may arise in the ordinary course of business. However, it maintains insurance to protect against such claims or legal actions. The Company is not aware of any litigation either pending or filed that it believes to likely have a material adverse effect on the results of its operations or its financial condition.

10.	Subsequent Events

On June 27, 2007, all of the Company’s outstanding partnership interests were sold to Critical Homecare Solutions, Inc. for consideration of approximately $7.3 million. The transaction had an effective date of June 1, 2007. Notes receivable from an entity owned by the selling shareholders totaling $279,638 were distributed to the selling shareholders as part of this transaction.

On June 27, 2007, the Company converted to a Delaware corporation. In connection therewith, the Company elected to be treated as an C corporation for federal and state income tax purposes.

******

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$1,302,368	$12,404
Restricted cash held in Trust Fund	174,877,445	—
Prepaid expenses	90,882	—

Total current assets	176,270,695	12,404
Deferred offering costs	—	457,908

Total Assets	$176,270,695	$470,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Income taxes payable	$1,372,959	$—
Accrued expenses	181,907	16,285
Accrued offering costs	—	251,419
Notes payable to a related party	—	240,000
Deferred underwriters’ fee	6,037,500	—

Total current liabilities	7,592,366	507,704

Common stock, subject to possible redemption, 6,468,749 shares at redemption value	51,491,242	—
Interest income attributable to common stock subject to possible redemption (net of taxes of $411,888)	771,168	—

Total common stock, subject to possible redemption	52,262,410	—

Stockholders’ Equity (Deficit)
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.0001 par value, Authorized 50,000,000 shares, issued and outstanding 26,593,750 shares (which includes 6,468,749 shares subject to possible redemption) and 4,687,500 shares, respectively	2,659	469
Additional paid-in capital	115,036,979	19,531
Retained earnings (deficit) accumulated during the development stage	1,376,281	(57,392)

Total stockholders’ equity (deficit)	116,415,919	(37,392)

Total liabilities and stockholders’ equity (deficit)	$176,270,695	$470,312

See notes to unaudited financial statements

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENTS OF OPERATIONS

			June 2,	June 2,
			2006	2006
	Three Months	Nine Months	(Date of Inception)	(Date of Inception)
	Ended	Ended	Through	Through
	September 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Expenses:
Formation and operating costs	(160,359)	(371,023)	(44,745)	(423,110)

Net loss before interest expense	(160,359)	(371,023)	(44,745)	(423,110)
Interest income (expense)	2,318,485	3,948,823	(2,314)	3,943,518

Income (loss) before income tax provision	2,158,126	3,577,800	(47,059)	3,520,408
Tax expense	(871,190)	(1,372,959)	—	(1,372,959)

Net income (loss)	$1,286,936	$2,204,841	$(47,059)	$2,147,449

Weighted average shares outstanding
Basic	26,593,750	17,464,629	4,687,500	11,864,776
Diluted	32,085,393	20,706,175	4,687,500	13,685,644
Net earnings (loss) per share:
Basic	$0.05	$0.13	$(0.01)	$0.18
Diluted	$0.04	$0.11	$(0.01)	$0.16

See notes to unaudited financial statements

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

				Retained Earnings/
				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance, June 2, 2006 (date of inception)	—	$—	$—	$—	$—
Initial capitalization from founding stockholder	4,687,500	469	19,531	—	20,000
Net loss	—	—	—	(57,392)	(57,392)

Balance, December 31, 2006	4,687,500	469	19,531	(57,392)	(37,392)
Sale of 343,750 units in a private placement	343,750	34	2,749,966	—	2,750,000
Sale of 4,250,000 warrants to initial stockholders			4,250,000		4,250,000
Sale of 21,562,500 units, net of underwriters’ discount and offering expenses of $12,989,120 (6,468,749 shares subject to possible redemption)	21,562,500	2,156	159,508,724	—	159,510,880
Proceeds subject to possible redemption of 6,468,749 shares	—	—	(51,491,242)	—	(51,491,242)
Accretion of trust fund relating to common stock subject to possible redemption	—	—	—	(771,168)	(771,168)
Net income	—	—	—	2,204,841	2,204,841

Balance, September 30, 2007	26,593,750	$2,659	$115,036,979	$1,376,281	$116,415,919

See notes to unaudited financial statements

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

		June 2, 2006	June 2, 2006
	Nine Months	(Date of Inception)	(Date of Inception)
	Ended	through	through
	September 30,	September 30,	September 30,
	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,204,841	$(47,059)	$2,147,449
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in:
Prepaid expenses	(90,882)	(30,000)	(90,882)
Income taxes payable	1,372,959	—	1,372,959
Accrued expenses	450,205	35,760	466,490

Net cash provided by (used in) operating activities	3,937,123	(41,299)	3,896,016

CASH FLOWS FROM INVESTING ACTIVITIES
Cash held in trust fund	(174,877,445)	—	(174,877,445)

Net cash used in investing activities	(174,877,445)	—	(174,877,445)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from initial public offering	172,500,000	—	172,500,000
Payment of costs of public offering	(6,951,620)	—	(6,951,620)
Proceeds from sale of units in a private placement	2,750,000	—	2,750,000
Proceeds from notes payable to a related party	35,000	240,000	275,000
Payments of notes payable to a related party	(275,000)	—	(275,000)
Payment of deferred offering costs	(78,094)	(206,489)	(284,583)
Proceeds from issuance of common stock to founding stockholders	—	20,000	20,000
Proceeds from issuance of warrants	4,250,000	—	4,250,000

Net cash provided by financing activities	172,230,286	53,511	172,283,797

Increase in cash and cash equivalents	1,289,964	12,212	1,302,368
Cash and cash equivalents, beginning of period	12,404	—	—

Cash and cash equivalents, end of period	$1,302,368	$12,212	$1,302,368

Supplemental schedule of non-cash financing activity:
Accrual of offering costs	$—	$251,419	$251,419
Deferred underwriters’ fees	6,037,500	—	6,037,500

Total	$6,037,500	$251,419	$6,288,919

See notes to unaudited financial statements

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
September 30, 2007

Note A —	Organization and Business Operations; Going Concern Considerations

MBF Healthcare Acquisition Corp.  (the “Company”) was incorporated in Delaware on June 2, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the initial public offering of Units (as defined in Note C below) and the private placement of 343,750 units and 4,250,000 warrants that occurred prior to the initial public offering (the “Private Placement”), although substantially all of the net proceeds of the initial public offering and Private Placement are intended to be generally applied toward consummating a Business Combination with (or acquisition of) one or more operating businesses in the healthcare industry. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the initial public offering, at least ninety-nine and a half (99.5%) percent of the gross proceeds of the initial public offering, after payment of certain amounts to the underwriters, were deposited in a trust account (the “Trust Account”), and were invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the Business Combination only if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination; and

•	public stockholders owning less than 30% of the shares sold in the initial public offering both vote against the Business Combination and exercise their conversion rights as described below.

Public stockholders voting against the Business Combination will be entitled to convert their stock into a pro rata share of the amount held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the Business Combination is approved and consummated.

In the event that the Company does not complete a Business Combination within 24 months from the consummation of the initial public offering, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholder to the extent of its initial stockholdings and the shares purchased by it in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the initial public offering.

Note B —	Summary of Significant Accounting Policies

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

[2] Earnings (loss) per common share:

Income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. The dilutive effect of common stock equivalents have been excluded from the diluted income (loss) per share calculation for the 2006 period presented as the effect is antidilutive. Included in the weighted average shares calculation for Diluted EPS purposes are 5,491,643, 3,241,546 and 1,820,868 shares related to the dilutive effect of outstanding stock warrants for the three month period ended September 30, 2007, the nine month period ended September 30, 2007 and the period from June 2, 2006 through September 30, 2007, respectively.

[3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

[4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company recorded a deferred tax asset for the tax effect of net operating loss carryforwards, aggregating approximately $22,400 at December 31, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2006. The Company recorded an income tax expense of $871,190 and $1,372,959 for the three and nine month periods ended September 30, 2007, respectively. As of September 30, 2007, the deferred tax valuation allowance was reduced to zero.

[5] Deferred offering costs:

Deferred offering costs as of December 31, 2006 consisted principally of legal and accounting fees incurred through the balance sheet date that were related to the initial public offering and were charged to additional paid-in capital upon the closing of the initial public offering.

[6] Fair value of financial instruments:

Financial instruments consist primarily of cash in which the fair market value approximates the carrying value due to its short term nature.

[7] Recent accounting pronouncements:

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN No. 48”). This interpretation which clarifies SFAS No. 109, “Accounting for Income Taxes”, establishes the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. FIN No. 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosures. The provisions of FIN No. 48 were effective for the Company on January 1, 2007. The adoption of FIN No. 48 had no impact on the Company’s results of operations or financial condition.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact of SFAS No. 157, but does not expect the adoption of SFAS No. 157 to have a material impact on its financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (“SFAS No. 159”) “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The provisions of SFAS No. 159 will be effective for the Company beginning January 1, 2008. The Company is in the process of determining the effect, if any, the adoption of SFAS No. 159 will have on its financial statements.

Note C —	Public Offering

On April 23, 2007, the Company completed its initial public offering (“IPO”) of 18,750,000 units (“Units”), consisting of one share of common stock and one warrant, and on May 8, 2007, the Company completed the closing of an additional 2,812,500 Units that were subject to the underwriters’ over-allotment option. The 21,562,500 Units sold in the IPO, including the 2,812,500 Units subject to the over-allotment option, were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $172,500,000. Of the net proceeds after offering expenses of the IPO and the Private Placement, $170,962,500 was placed in a Trust Account. Except for payment of taxes, the proceeds will not be released from the Trust Account until the earlier of (i) the completion of a Business Combination or (ii) liquidation of the Company. Public stockholders voting against the Company’s initial business combination will be entitled to convert their common stock into a pro rata share of the amount held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the Trust Account will continue to have the right to exercise any warrants they may hold.

Note D —	Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to its stockholder, MBF Healthcare Partners, L.P. (“MBFHP”), on June 12, 2006. On August 25, 2006, the promissory note was amended and restated to increase the principal amount of the note to $400,000 and convert the loan to a non-revolving line of credit. In 2007, the Company borrowed an additional $35,000 on this note. The note bears interest at a rate of 5% per annum and was paid in full upon the consummation of the Public Offering. Mike Fernandez, the Company’s Chairman and Chief Executive Officer has an interest in MBFHP.

[2] The Company presently occupies office space provided by MBFHP, an affiliate of several of the officers of the Company. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services which commenced on the effective date of the Registration Statement, April 17, 2007 and continues until the earlier of the acquisition of a target business by the Company or the Company’s liquidation. The Company has also agreed to reimburse MBF Healthcare Management, an entity owned by Mike Fernandez, of up to $750 per person per flight for the use of its corporate jet by the Company’s officers and directors in connection with activities on the Company’s behalf, such as identifying and investigating targets for the Company’s initial Business Combination.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

Note E —	Commitments

In connection with the Public Offering, the Company has committed to pay a fee of 3.5% of the gross offering proceeds, including the over-allotment option, to the underwriters at the closing of the Public Offering (or the over-allotment option, as the case may be). In addition, the Company has committed to pay a deferred fee of 3.5% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company (subject to a pro rata reduction of $0.28 per share for public stockholders who exercise their conversion right). The Company paid the underwriters $6,037,500 upon the closing of the Public Offering and the underwriters’ over-allotment option. The remaining $5,250,000 from the Public Offering and an additional $787,500 from the exercise of the Units that were subject to the underwriters’ over-allotment option, for a total of $6,037,500, has been accrued by the Company as of September 30, 2007.

Note F —	Private Placement

On April 13, 2007, MBFHP, a related party to the Company purchased an aggregate of 343,750 Private Units from the Company at a price of $8.00 per unit and 4,250,000 Private Placement Warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $7,000,000. Each Private Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Unit Warrant” and together with the Private Placement Warrants, the “Private Warrants”). Each Private Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the IPO (April 17, 2007) or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the final prospectus for the IPO. At the Company’s sole discretion, the Private Warrants will be redeemable at a price of $0.01 per Private Warrant upon 30 days’ notice after the Private Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30-day trading period ending on the third day prior to the date on which the notice of redemption is given. The Private Warrants will be identical to the Warrants, except that (1) upon a redemption of Private Warrants, MBFHP will have the right to exercise the Private Warrants on a cashless basis and (2) upon the exercise of the Private Warrants, MBFHP will receive unregistered shares of common stock.

Note G —	Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, commencing on the later of the completion of the initial business combination or one year from the date of the completion of the Public Offering (April 17, 2008). None of the Warrants issued in the Public Offering will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time of exercise a prospectus relating to common stock issuable upon exercise of these Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In no event will the Company be required to net cash settle any Warrant exercise. Under the terms of the Warrant Agreement, the Company has agreed to use its reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Warrants issued in the Public Offering until the expiration of these Warrants. However, the Company makes no assurance that it will be able to do so and, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants issued in the Public Offering, holders will be unable to exercise their Warrants and the Company will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of these Warrants is not current, or if the common stock is not qualified or exempt from qualification in jurisdictions in which the holders of the Warrants reside, these Warrants may have no value, the market for these Warrants may be limited and these Warrants may expire worthless. If a registration statement is not effective for any unexercised Warrant, then

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

the purchaser of Units purchased in the Public Offering will be deemed to have paid the full purchase price of $8.00 for the one share of the Company’s common stock included in the Unit. Even if the prospectus relating to the common stock issuable upon exercise of the Warrants issued in the Public Offering is not current, the Private Warrants will be exercisable for unregistered shares of common stock. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Warrants are not exercisable by their holders.

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
MBF Healthcare Acquisition Corp.

We have audited the accompanying balance sheet of MBF Healthcare Acquisition Corp. (a Development Stage Company) (the “Company”) as of December 31, 2006 and the statements of operations, stockholder’s deficit and cash flows for the period from June 2, 2006 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MBF Healthcare Acquisition Corp. (a Development Stage Company) as of December 31, 2006, and the results of its operations and its cash flows for the period from June 2, 2006 (date of inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Notes A and C. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Miami, Florida
April 17, 2007

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

December 31,
2006

Assets
Current assets:
Cash and cash equivalents	$12,404
Total current assets	12,404
Deferred offering costs	457,908
Total assets	$470,312
Liabilities and stockholder’s equity
Current liabilities:
Accrued expenses	$16,285
Accrued offering costs	251,419
Note payable to a related party	240,000
Total current liabilities	507,704
Commitments	—
Stockholder’s deficit
Preferred Stock, $.0001 par value: 1,000,000 shares authorized; no shares issues and outstanding	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 4,687,500 issued and outstanding	469
Additional paid-in capital	19,531
Deficit accumulated during the development stage	(57,392)
Total stockholder’s deficit	(37,392)
Total liabilities and stockholder’s deficit	$470,312

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS

June 2, 2006
(Date of Inception)
Through
December 31, 2006

Revenues	$—
Expenses:
Formation and operating costs	$51,107
Net loss before interest expense	(51,107)
Interest expense	6,285
Loss before income tax provision	$(57,392)
Tax Expense	—
Net Loss	$(57,392)
Number of shares outstanding	4,687,500
Net loss per share (basic and diluted)	(.01)

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF STOCKHOLDER’S DEFICIT

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — June 2, 2006 (date of inception)	—	$—	$—	$—	$—
Initial capitalization from founding stockholder	4,687,500	469	19,531	—	20,000
Net loss	—	—	—	(57,392)	(57,392)
Balance — December 31, 2006	4,687,500	$469	$19,531	$(57,392)	$(37,392)

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

June 2, 2006
(Date of Inception)
Through
December 31, 2006

Cash flows from operating activities:
Net loss	$(57,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accrued expenses	16,285
Net cash used in operating activities	(41,107)
Cash flows from financing activities:
Proceeds from note payable to a related party	240,000
Payment of deferred offering costs	(206,489)
Proceeds from issuance of common stock to founding stockholders	20,000
Net cash provided by financing activities	53,511
Increase in cash and cash equivalents	12,404
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$12,404

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2006

Note A —	Organization and Business Operations; Going Concern Considerations

MBF Healthcare Acquisition Corp. (the “Company”) was incorporated in Delaware on June 2, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the ‘‘Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) and the private placement of 343,750 units and 4,250,000 warrants that occurred prior to the Proposed Offering (the ‘‘Private Placement”), although substantially all of the net proceeds of the Proposed Offering and Private Placement are intended to be generally applied toward consummating a Business Combination with (or acquisition of) one or more operating businesses in the healthcare industry. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety-nine and a half (99.5%) percent of the gross proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, will be held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the Business Combination only if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination; and

•	public stockholders owning less than 30% of the shares sold in the Proposed Offering both vote against the Business Combination and exercise their conversion rights as described below.

Public stockholders voting against the Business Combination will be entitled to convert their stock into a pro rata share of the amount held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the Business Combination is approved and consummated.

In the event that the Company does not complete a Business Combination within 24 months from the consummation of the Proposed Offering, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholder to the extent of its initial stockholdings and the shares purchased by it in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Going concern considerations — As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful or successful within

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

the target business combination period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B —	Summary of Significant Accounting Policies

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

[4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards, aggregating approximately $22,400. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2006. The deferred tax asset valuation allowance was increased by approximately $22,400 during the period then ended.

The effective tax rate differs from the statutory rate due primarily to the increase in the valuation allowance.

[5] Deferred offering costs:

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to additional paid-in capital upon the receipt of the capital or charged to expense if not completed within a reasonable period of time.

Note C —	Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units (“Units”) (excluding 2,812,500 units pursuant to the underwriters over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. At the Company’s sole discretion, the Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Warrants are not exercisable by their holders.

Note D —	Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to its stockholder, MBF Healthcare Partners, LP, on June 12, 2006. On August 25, 2006, the promissory note was amended and restated to increase the principal amount of the note to $400,000 and convert the loan to a non-revolving line of credit. The note bears interest at a rate of 5% per annum and is payable upon the earlier of a consummation of the Proposed Offering or June 12, 2007. Mike Fernandez, the Company’s Chairman and Chief Executive Officer has an interest in MBF Healthcare Partners, LP. For the period from June 12, 2006 to December 31, 2006, the Company accrued $6,285 in interest on the note.

[2] The Company presently occupies office space provided by MBF Healthcare Partners, L.P., an affiliate of several of the officers of the Company. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Registration Statement and continuing until the earlier of the acquisition of a target business by the Company or the Company’s liquidation. The Company has also agreed to reimburse MBF Healthcare Management, an entity owned by Mike Fernandez, of up to $750 per person per flight for the use of its corporate jet by the Company’s officers and directors in connection with activities on the Company’s behalf, such as identifying and investigating targets for the Company’s initial Business Combination.

Note E —	Commitments

In connection with the Proposed Offering, the Company has committed to pay a fee of 3.5% of the gross offering proceeds, including the over-allotment option, to the underwriters at the closing of the Proposed Offering (or the over-allotment option, as the case may be). In addition, the Company has committed to pay a deferred fee of 3.5% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company (subject to a pro rata reduction of $0.28 per share for public stockholders who exercise their conversion right). In addition, MBF Healthcare Partners, L.P., a related party to the Company has purchased an aggregate of 343,750 Units (the “Private Units”) from the Company at a price of $8.00 per unit and 4,250,000 redeemable common stock purchase warrants at a purchase price of $1.00 per warrant (the “Private Placement Warrants”), for an aggregate purchase price of $7,000,000. Each Private Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Unit Warrant” and together with the Private Placement Warrants, the “Private Warrants”). Each Private Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the final prospectus for the Proposed Offering. At the Company’s sole discretion, the Private Warrants will be redeemable at a price of $0.01 per Private Warrant upon 30 days’ notice after the Private Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30-day trading period ending on the third day prior to the date on which the notice of redemption is given. The Private Warrants will be identical to the Warrants, except that (1) upon a redemption of Private Warrants, MBF Healthcare Partners, L.P. will have the right to exercise the Private Warrants on a cashless basis and (2) upon the exercise of the Private Warrants, MBF Healthcare Partners, L.P. will receive unregistered shares of common stock.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note F — Warrants

None of the Warrants issued in the Proposed Offering will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time of exercise a prospectus relating to common stock issuable upon exercise of these Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In no event will the Company be required to net cash settle any Warrant exercise. Under the terms of the Warrant Agreement, the Company has agreed to use its reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Warrants issued in the Proposed Offering until the expiration of these Warrants. However, the Company makes no assurance that it will be able to do so and, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants issued in the Proposed Offering, holders will be unable to exercise their Warrants and the Company will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of these Warrants is not current, or if the common stock is not qualified or exempt from qualification in jurisdictions in which the holders of the Warrants reside, these Warrants may have no value, the market for these Warrants may be limited and these Warrants may expire worthless. If a registration statement is not effective for any unexercised Warrant, then the purchaser of Units purchased in the Proposed Offering will be deemed to have paid the full purchase price of $8.00 for the one share of the Company’s common stock included in the Unit. Even if the prospectus relating to the common stock issuable upon exercise of the Warrants issued in the Proposed Offering is not current, the Private Warrants will be exercisable for unregistered shares of common stock. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Warrants are not exercisable by their holders.

Annex A
EXECUTION COPY

STOCK PURCHASE AGREEMENT
dated as of February 6, 2008
among
MBF HEALTHCARE ACQUISITION CORP.,
CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.
and
THE STOCKHOLDERS NAMED HEREIN

A-i

A-ii

A-iii

ANNEXES AND EXHIBITS

Annex A	Sellers and Shares
Annex B	List of Optionholders, Number of Options and Exercise Price
Annex C	Adjustment Amount Transaction Percentage
Annex D	Indemnity Escrow Allocation Percentage
Exhibit A	Current Assets and Current Liabilities
Exhibit B	Balance Sheet Rules
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Subscription Agreement
Exhibit E	Form of Releases
Exhibit F	Employment Agreement Persons

A-iv

SCHEDULES

Schedule 1.1(a)	Knowledge of the Company
Schedule 1.2	Permitted Encumbrances
Schedule 4.3	Seller Defaults or Conflicts
Schedule 4.4	Seller Governmental Authorizations or Consents Required
Schedule 4.5	Seller Ownership of Company
Schedule 5.2	Company Capitalization
Schedule 5.3(a)	Company Subsidiary
Schedule 5.3(b)	Investments
Schedule 5.5	Company Defaults or Conflicts
Schedule 5.6	Governmental Authorizations Required
Schedule 5.8(a)	Intellectual Property Rights
Schedule 5.8(b)	Exceptions to Intellectual Property Rights
Schedule 5.8(d)	Violation of Intellectual Property Rights
Schedule 5.10	Contracts
Schedule 5.11	Litigation
Schedule 5.12	Taxes
Schedule 5.13	Permits
Schedule 5.14(a)	Programs; Program Agreements
Schedule 5.14(b)	Third Party Payor Contracts
Schedule 5.15(a)	Pending Program Participations/Enrollments
Schedule 5.15(b)	Pending Reimbursement Audits/Appeals
Schedule 5.16(e)	Company Accreditations
Schedule 5.16(f)	Company Reimbursement Approvals
Schedule 5.16(g)	Health Care Audits
Schedule 5.17(a)	Company Benefit Plans

Schedule 5.17(d)	Multiemployer Plans
Schedule 5.17(g)	Acceleration
Schedule 5.18	Environmental Compliance
Schedule 5.20(a)(i)	Owned Real Property
Schedule 5.20(a)(ii)	Owned Real Property — Title; Owned Property Leases; Options
Schedule 5.20(a)(iv)	Owned Real Property — Condition
Schedule 5.20(b)	Leased Real Property
Schedule 5.21	Affiliate Transactions
Schedule 5.22	Certain Changes or Events
Schedule 5.24	Banks; Power of Attorney
Schedule 6.3	Buyer Capitalization
Schedule 6.5	Buyer Defaults or Conflicts
Schedule 6.6	Authorizations and Consents Required by Buyer
Schedule 7.1	Conduct of Business of the Company
Schedule 7.11	Employee Matters
Schedule 8.8	Required Consents

A-v

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of February 6, 2008 (this “Agreement”) among MBF Healthcare Acquisition Corp., a Delaware corporation (the “Buyer”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Company”), Kohlberg Investors V, L.P., (the “Sellers’ Representative”) and the other stockholders of the Company set forth on the signature pages hereto (each, together with the Sellers’ Representative, a “Seller” and collectively, the “Sellers”).

RECITALS

WHEREAS, the Sellers own all of the issued and outstanding shares of Common Stock, $0.001 par value (the “Shares”), of the Company;

WHEREAS, the Sellers desire to sell the Shares to the Buyer, and the Buyer desires to purchase the Shares from the Sellers, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently with the execution hereof, the Company has entered into separate employment agreements with each of the individuals set forth on Exhibit F hereto (collectively, the “Employment Agreements”).

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.  The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement.

“Accounting Methodology” means the GAAP, methods and practices utilized in preparing the Interim Balance Sheet, applied on a consistent basis.

“Acquisition Cost” means the purchase price for any acquisition of a business consummated after the date hereof but prior to the Effective Date by the Company or any Company Subsidiary and any out-of-pocket professional fees and expenses incurred in connection therewith.

“Acknowledgement of Liability Certificate” means a written certificate pursuant to which the Indemnitor certifies to the Indemnitee in writing that, if a specific Third Party Claim were resolved in the favor of such third party claimant, the Indemnitee would be entitled to be indemnified from and against any Losses with respect to such Third Party Claim in accordance with the terms and limitations set forth in this Agreement.

“Adjustment Amount Transaction Percentage” means, for each Seller and Optionholder, the percentage set forth next to such Seller’s or Optionholder’s name on Annex C attached hereto.

“Affiliate” means as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Assumed Indebtedness” means all Company Indebtedness that is not being repaid at the Closing under Section 2.2 hereof.

“Balance Sheet Rules” means, collectively, the Accounting Methodology and the rules set forth on Exhibit B attached hereto; provided that in the event of any conflict between the Accounting Methodology and the rules set forth on Exhibit B, the rules set forth on Exhibit B shall apply.

“Bank” shall have the meaning as set forth in the definition of First Lien Credit Agreement.

“Base Amount” shall have the meaning as set forth in the definition of Working Capital Overage.

“Benefit Plan” means any “employee benefit plan” as defined in ERISA Section 3(3), including any retirement plan or arrangement which is an employee pension benefit plan (as defined in ERISA Section 3(2)), employee welfare benefit plan (as defined in ERISA Section 3(1)) or deferred compensation, stock purchase, stock option, severance pay, employment, change in control, vacation pay, salary continuation/disability, sick leave, bonus or other incentive compensation, life insurance or other employee benefit plan, contract, program, policy or other arrangement, whether funded or unfunded, written or oral, qualified or nonqualified, under which any present or former employee, leased employee or former leased employee or independent contractor of the Company or the Company Subsidiary has any present or future right to benefits sponsored or maintained by the Sellers, the Company or the Company Subsidiary.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

“Buyer Material Adverse Effect” means a material adverse effect on the business, results of operations, properties or assets of the Buyer; provided, however, that “Buyer Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets arising out of or attributable to (i) effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States (in each case that do not disproportionately affect the Buyer relative to other businesses in the industry in which the Buyer operates), (ii) effects arising from changes in laws or GAAP, (iii) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, or (iv) effects resulting from compliance with the terms and conditions of this Agreement by the Buyer.

“Buyer SEC Reports” means all reports, schedules, forms, and exhibits required to be filed by the Buyer with the SEC pursuant to the reporting requirements of the Exchange Act and all exhibits included therein and financial statements and schedules thereto, in each case to the extent required to be filed prior to the date of this Agreement.

“Buyer’s Stock” means the common stock, $0.0001 par value, of the Buyer.

“CHS Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated January 8, 2007, as amended by that certain Amendment No. 1 to Amended and Restated Stockholders Agreement, dated November 9, 2007 by and among KCHS Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Blackstone Mezzanine Partners II, L.P. Robert Cucuel, Mary Jane Graves, and Nitin Patel.

“Closing Date Value” means the closing price of the Buyer’s Stock as listed on the American Stock Exchange (“AMEX”) on the trading day immediately preceding the Closing Date or, if the Buyer’s Stock is not listed on AMEX, such other exchange or quotation system on which the Buyer’s Stock is listed or quoted for trading.

“Closing Working Capital” means the Working Capital as of the close of business in New York, New York on the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.001 par value, of the Company.

“Company Indebtedness” means all Indebtedness of the Company and the Company Subsidiaries existing as of the Closing Date.

“Company SEC Report” means the Company’s Registration Statement on Form S-1 (Registration Number 333-146618) filed with the SEC on December 31, 2007.

“Confidential Information” means all confidential or proprietary business information, Intellectual Property Rights, know-how, research and development information, plans, proposals, technical data, copyright works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information related to the Company or any Company Subsidiary; provided, however, that, with respect to any Person bound by the provisions of Section 7.12(b), Confidential Information shall not include any of the foregoing to the extent that it (a) is or becomes generally available to the public other than as a result of a disclosure by such Person or its Affiliates or Representatives or (b) becomes available to such Person on a nonconfidential basis from another Person who is not otherwise bound by a confidentiality agreement with the Company or any Company Subsidiary.

“Credit Agreements” means, collectively, the First Lien Credit Agreement and the Second Lien Credit Agreement.

“Credit Agreements Payoff Amount” means the aggregate amount of outstanding principal and accrued but unpaid interest, fees and other amounts payable (including any prepayment penalties) as of the close of business in New York, New York on the Closing Date in respect of the Credit Agreements.

“Current Assets” means, as of any date, the consolidated current assets of the Company and each Company Subsidiary, which current assets shall include only the line items set forth on Exhibit A attached hereto under the heading “Current Assets” and no other assets.

“Current Liabilities” means, as of any date, the consolidated current liabilities of the Company and each Company Subsidiary, which current liabilities shall include only the line items set forth on Exhibit A attached hereto under the heading “Current Liabilities” and no other liabilities.

“date hereof” means the date of this Agreement.

“Effective Date” means the first day of the month in which the Closing occurs.

“Encumbrance” means any and all liens, encumbrances, charges, mortgages, options, pledges, restrictions on transfer, security interests, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever, whether voluntarily incurred or arising by operation of law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means the escrow agreement entered into among the Buyer, the Sellers’ Representative and the Escrow Agent on the Closing Date, in form attached as Exhibit C hereto.

“Environment” means soil, fill material, the land surface, or any other surface or subsurface strata, features, sediment, or material; surface waters, groundwater, wetlands, drinking water supplies or sources, or any other water bodies or other water features; any other natural resources or environmental features; outdoor air; any other environmental medium, environmental condition, or natural resource not described above; all biota, flora, and fauna; and any biota, flora, or fauna living in, on, or about any of the foregoing described above.

“Environmental Laws” means any applicable and binding Laws arising under or in connection with (i) protection, conservation or regulation of the Environment (including concerning any and all environmental media) or any Hazardous Material (including those that are located at, on, under, from, about, adjacent to, or near the Owned Real Property or the Leased Real Property), (ii) the conservation, management, or use of natural resources and wildlife, (iii) the management, manufacture, possession, handling, presence, use, generation, transportation, treatment, storage, release, threatened release, investigation, assessment, abatement, corrective action, removal, or remediation of, or exposure to, Hazardous Material or (iv) the protection or use of surface water, groundwater, or other water bodies or other water features.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Price” means the applicable exercise price payable to the Company by an Optionholder upon the exercise of each Option to purchase one share of Common Stock pursuant to an Option Agreement.

“Financial Statements” means, collectively, the historical financial statements of the Company and its Subsidiaries in each case to the extent set forth in the Company SEC Report for the period or periods indicated therein. For the avoidance of doubt, the Financial Statements shall not include pro forma financial statements of the Company or the Company Subsidiaries in the Company SEC Report.

“First Lien Credit Agreement” means the Amended and Restated First Lien Credit Agreement, dated as of January 8, 2007, by and among Critical Homecare Solutions, Inc., KCHS Holdings, Inc., the other guarantors party thereto, the lenders party thereto, Jefferies Finance LLC (the “Bank”), Churchill Financial LLC, and Merrill Lynch Capital as amended by the First Amendment to Amended and Restated First Lien Credit Agreement and First Amendment to Security Agreement and Consent to Amendment to Intercreditor Agreement, dated as of July 25, 2007, among Critical Homecare Solutions, Inc., KCHS Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto and the agents party thereto.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation or government, any state, province, municipal or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any government authority, agency, department, board, tribunal, commission or instrumentality of the United State of America, any foreign government, any state of the United States of America, or any municipality or other political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

“Hazardous Material” means toxic substances, hazardous substances, pollutants, contaminants, petroleum and its derivatives, hazardous wastes and any other substance, waste, or material regulated by any Environmental Laws.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. § 1320d.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, of any Person, without duplication, (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (ii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (iii) obligations under any interest rate, currency or other currency hedging agreement, (iv) obligations under any performance bond or letter of credit, but only to the extent drawn or called prior to the Closing Date, (v) all capitalized lease obligations as determined under GAAP, (vi) guarantees with respect to any indebtedness of any other Person of a type described in clauses (i) through (v) above, (vii) for clauses (i) through (vi) above, all accrued interest thereon, if any, and any termination fees, prepayment penalties, “breakage” cost or similar payments associated with the repayments of such Indebtedness on the Closing Date. For the avoidance of doubt, Indebtedness shall not include (A) any obligations under any performance bond or letter of credit to the extent undrawn or uncalled, (B) any intercompany Indebtedness between the Company and the Company Subsidiary, (C) any Indebtedness incurred by the Buyer and its Affiliates (and subsequently assumed by the Company or the Company Subsidiary) on the Closing Date, (D) any endorsement of negotiable instruments for collection in the ordinary course of business, (E) any deferred revenue, (F) any liability or obligation with respect to deferred Taxes and (G) any earnout arrangements.

“Indemnitor” means any party hereto from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

“Indemnity Escrow Amount” means Thirty Million Dollars ($30,000,000) of the Buyer’s Stock valued at the price per share set forth in the Subscription Agreement, which Buyer’s Stock shall be the Buyer Stock acquired pursuant to Section 2.2(j) and which shall be contributed in the amounts set forth opposite the applicable Seller’s name on Annex D hereto.

“Indemnity Escrow Fund” means the Indemnity Escrow Fund established pursuant to the Escrow Agreement excluding any dividends (other than stock dividends and stock splits) or other amounts earned thereon.

“Interim Balance Sheet” means the unaudited balance sheet of the Company and the Company Subsidiaries as of December 31, 2007.

“IRS” means the United States Internal Revenue Service.

“knowledge of the Company” or any similar phrase means the actual knowledge of the individuals identified on Schedule 1.1(a) assuming the reasonable discharge of such individual’s professional responsibilities.

“Kohlberg Entities” means Kohlberg Investors V, L.P., Kohlberg TE Investors V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg Partners V, L.P. and KOCO Investors V, L.P.

“Laws” means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Authority.

“Material Adverse Effect” means a material adverse effect on the business, results of operations, properties or assets of the Company and the Company Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets arising out of or attributable to (i) conditions or effects that generally affect the respective industries in which the Company and the Company Subsidiaries operate (including legal and regulatory changes) that do not disproportionately affect the Company and the Company Subsidiaries (taken as a whole) relative to other businesses in the industries in which the Company and the Company Subsidiaries operate, (ii) general economic conditions affecting the United States that do not disproportionately affect the Company and the Company Subsidiaries (taken as a whole) relative to other businesses in the industries in which the Company and the Company Subsidiaries operate, (iii) effects resulting from changes affecting capital market conditions in the United States that do not disproportionately affect the Company and the Company Subsidiaries relative to other businesses in the industries in which the Company and the Company Subsidiaries (taken as a whole) operate (in each of clauses (i), (ii) and (iii) above, including any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) effects arising from changes in laws or GAAP, (v) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, (vi) failure of the Company and the Company Subsidiaries to meet any financial projections or forecasts, and (vii) effects resulting from compliance with the terms and conditions of this Agreement by the Sellers, or the Company. For the avoidance of doubt, a Material Adverse Effect shall not be measured against financial projections or forecasts of the Company or the Company Subsidiaries.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Section 1396 et seq.).

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Section 1395 et seq.).

“Multiemployer Plan” has the meaning set forth in Section 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code.

“Option” shall have the meaning as set forth in the definition of Option Agreements.

“Option Agreements” means each of those certain Option Contracts between the Company and each of the Optionholders listed on Annex B attached hereto (the “Optionholders”), setting forth the terms of such

Optionholder’s right to purchase Common Stock (each such right an, “Option”), including the Exercise Price thereof.

“Option Cancellation” means the cancellation and payment of the Options immediately prior to the Closing pursuant to the terms and conditions of Section 2.4 hereof.

“Optionholders” shall have the meaning as set forth in the definition of Option Agreements.

“Per Diem Amount” means an amount equal to the interest on the Estimated Purchase Price (determined without giving effect to the Per Diem Amount) for the period from and after the Effective Date through and including the Closing Date assuming an interest rate of 5% per annum.

“Permitted Encumbrances” means, (i) Encumbrances for Taxes, assessments and other government charges not yet due and payable, or which are being contested in good faith by appropriate proceedings, (ii) mechanics’, workmens’, repairmens’, warehousemens’ or carriers’ Encumbrances arising in the ordinary course of business of the Company and the Company Subsidiaries, (iii) in respect of the Real Property: (A) easements, rights-of-way, servitudes, permits, licenses, surface leases, ground leases to utilities, municipal agreements and, railway siding agreements and other rights of record, (B) conditions, covenants or other similar restrictions of record, (C) easements for streets, alleys, highways, telephone lines, gas pipelines, power lines, railways and other non-monetary exceptions to title of record on, over or in respect of any Real Property, (D) encroachments and other similar matters that would be shown in an accurate survey of the Owned Real Property and (E) liens in favor of the lessors under the Leases, or encumbering the interests of the lessors under the Leases in the Leased Real Property, (iv) Encumbrances securing rental payments under capitalized and/or operating leases, (v) Encumbrances that do not otherwise materially detract from the value or current use of the applicable asset or Real Property, individually or in the aggregate, and (vi) the Encumbrances set forth on Schedule 1.2.

“Person” means any individual, corporation (including any not for profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

“Pre-Closing Date Taxable Period” means any taxable period (or portion thereof) ending on or before the Closing Date. Except as provided in the following sentence, for the purpose of appropriately apportioning any Taxes relating to a Straddle Period to a Pre-Closing Date Taxable Period, such apportionment shall be made assuming that the Company had a taxable year that ended at the close of business on the Closing Date. In the case of property Taxes and similar Taxes which apply ratably to a taxable period, the amount of Taxes allocable to the portion of the Straddle Period that is a Pre-Closing Date Taxable Period shall equal the Tax for the period multiplied by a fraction, the numerator of which shall be the number of days in the period up to and including the Effective Date, and the denominator of which shall be the total number of days in the period.

“Prior Purchase Agreements” means (i) that certain Stock Purchase Agreement by and among Specialty Pharma, Inc., Professional Home Care Services, Inc., Eureka I, L.P., the persons set forth on Schedule A thereto and Critical Homecare Solutions, Inc., dated as of August 10, 2006, as amended by that certain Letter Agreement amending the Stock Purchase Agreement by and among Specialty Pharma, Inc., Professional Home Care Services, Inc., Eureka I, L.P. and Critical Homecare Solutions, Inc., dated as of September 11, 2006, (ii) that certain Stock Purchase Agreement by and among New England Home Therapies, Inc., the persons set forth on Schedule A thereto and Critical Homecare Solutions, Inc., dated as of September 8, 2006, as amended by that certain First Amendment to Stock Purchase Agreement, dated as of September 19, 2006, by and among New England Home Therapies, Inc., Critical Homecare Solutions, Inc. and certain individuals named therein, (iii) that certain Stock Purchase Agreement by and among Critical Homecare Solutions, Inc., The Deaconess Associations, Inc. and Deaconess Enterprises, Inc., dated as of December 20, 2006, as amended by that certain First Amendment to Stock Purchase Agreement by and among Critical Homecare Solutions, Inc., The Deaconess Associations, Inc. and Deaconess Enterprises, Inc, dated as of January 8, 2007, (iv) that certain Stock Purchase Agreement by and among Infusion Solutions, Inc., the persons set forth on Schedule A thereto and Critical Homecare Solutions, Inc., dated as of March 14, 2007, (v) that certain Partnership Interest

Purchase Agreement by and among Applied Health Care, Ltd., Applied HC, L.L.C., the persons set forth on Schedule A thereto, CHS Applied Healthcare GP, Inc., and CHS Applied Healthcare LP, Inc., dated as of June 27, 2007, (vi) that certain Stock Purchase Agreement dated as of July 25, 2007 by and among Option Care of Brunswick, Inc., Pradip Patel and Infusion Partners, Inc., (vii) that certain Stock Purchase Agreement dated as of July 25, 2007 by and among Option Care of Melbourne, Inc., Pradip Patel, Daksha Patel and Infusion Partners, Inc. and (viii) that certain Stock Purchase Agreement dated as of August 3, 2007 by and among East Goshen Pharmacy, Inc., Gary Needham and Dennis W. Wildasin and Infusion Partners, Inc.

“Purchase Price Adjustment Escrow Amount” means Two Million Dollars ($2,000,000).

“Purchase Price Adjustment Escrow Fund” means the Purchase Price Adjustment Escrow Fund established pursuant to the Escrow Agreement excluding any interest or other amounts earned thereon.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Reimbursement Approvals” means all Program Agreements and Third Party Payor Contracts.

“Relevant Deduction” means the sum of (x) any portion of the following payments that would result in a tax deduction by the Company: (i) the Aggregate Option Consideration; (ii) any “change in control,” “stay bonus” or similar payments included as a Company Expense; and (iii) the repayment of Indebtedness at Closing and (y) any other deduction in connection with the repayment of Indebtedness at Closing, including the deduction of unamortized debt issuance costs incurred in connection with the Indebtedness, in each case assuming unlimited taxable income for all relevant taxable periods.

“Representatives” means any director, officer, agent, employee, general partner, member, stockholder, advisor or representative of such Person.

“SEC” means the Securities and Exchange Commission.

“Second Lien Credit Agreement” means the Second Lien Term Loan Agreement, dated as of January 8, 2007, among Critical Homecare Solutions, Inc., KCHS Holdings, Inc., the other guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, Blackstone Corporate Debt Administration L.L.C. and Jefferies & Company, Inc. as amended by the First Amendment to Second Lien Term Loan Agreement and First Amendment to Security Agreement and Consent to Amendment of Intercreditor Agreement, dated as of July 25, 2007, among Critical Homecare Solutions, Inc., KCHS Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto and the agents party thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Payment Transaction Percentage” means, for each Seller, the percentage set forth in the third column next to such Seller’s name on Annex C attached hereto.

“Straddle Period” means any taxable period that begins before and ends after the Closing Date.

“Subscription Agreement” means the Subscription Agreement entered into by Buyer and each Seller in form and substance attached hereto as Exhibit D.

“Subsidiary” means, of a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone and/or through and/or together with any other Subsidiary): (i) owns, directly or indirectly, more than 50% of the voting stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or (ii) of which the specified Person controls the management.

“Tax Returns” means any report, declaration, return, information return, claim for refund, election, disclosure, estimate or statement required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means (i) any and all federal, state, provincial, local, municipal, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment compensation, utility, severance, production, excise, stamp, earnings, healthcare, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability in respect of any items described in clause (i) above whether as a result of transferee liability, being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in (i) or (ii) as a result of any tax sharing, tax indemnity, or tax allocation agreement or any other express or implied agreement to indemnify any other person.

“Termination Date” means June 30, 2008; provided, however, that in the event the Buyer has not been advised by the SEC that all comments of the SEC with respect to the Preliminary Proxy Statement have been cleared on or prior to May 25, 2008, then the Termination Date shall be automatically extended until July 31, 2008.

“Third Party Claim” means any claim or demand for which an Indemnitor may be liable to an Indemnitee hereunder which is asserted by a third party.

“Unrestricted Claims” means any claims pursuant to ARTICLE XI or ARTICLE XII with respect to: (i) any Specified Representations, (ii) any Specified Covenants, (iii) any intentional or willful breaches by the Seller or the Company of any covenants or agreements set forth herein, and (iv) any Seller Covenant to be made or performed following the Closing.

“Working Capital” means, at any date, all Current Assets minus all Current Liabilities as of such date.

“Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Working Capital Estimate exceeds $24,891,432 (the “Base Amount”).

“Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Base Amount exceeds the Working Capital Estimate.

1.2 Other Capitalized Terms.  The following terms shall have the meanings specified in the indicated section of this Agreement:

Term	Section

2007 Audit	7.24
Accounting Firm	2.3(b)
Accredited Investor	6.13
Aggregate Option Consideration	2.4
Agreement	Preamble
Alternative Financing	7.22(a)
Basket Amount	11.3(b)
Buyer	Preamble
Buyer Adjustment Amount	2.3(c)
Buyer Indemnitee	11.2(a)
Buyer Stockholder Approval	7.14(a)
Cap	11.3(a)
Cash Equity	6.9(b)
Claims Notice	11.4(b)
Closing	3.1
Closing Date	3.1
COBRA	5.17(j)
Commitment Letters	6.9(b)
Company	Preamble

Term	Section

Company Accreditation	5.16(e)
Company Accreditations	5.16(e)
Company Benefit Plans	5.17(a)
Company Covenants	11.2(a)
Company Expenses	13.1
Company Health Care License	5.16(j)
Company Health Care Licenses	5.16(j)
Company Indemnified Parties	7.13(a)
Company Reimbursement Approval	5.16(f)
Company Reimbursement Approvals	5.16(f)
Company Representations	11.1
Company Subsidiaries	5.3
Company Subsidiary	5.3
Confidentiality Agreement	7.2(b)
Covered Entities	5.16(i)(i)
Cut-Off Date	11.1
Debt Commitment Letter	6.9(a)
Debt Financing	6.9(a)
Definitive Proxy Statement	7.14(b)
DeMinimis Losses	11.3(b)
DGCL	6.4
Employees	5.23(a)
Employment Agreements	Recitals
Equity Commitment Letter	6.9(b)
Equity Investor	6.9(b)
Estimated Assumed Indebtedness Amount	2.1(c)
Estimated Company Indebtedness Amount	2.1(c)
Estimated Purchase Price	2.1(a)
Evaluation Material	7.2(b)
Evaluation Materials	7.2(b)
Federal Privacy Regulations	5.16(i)
Federal Security Regulations	5.16(i)
Final Assumed Indebtedness	2.3(c)
Final Purchase Price	Other
Final Working Capital	2.3(c)
Financing	6.9(b)
General Release	7.18
Health Care Audits	5.16(g)
Health Care Licenses	5.16(j)
Health Care Surveys	5.16(g)
HIPAA Requirements	5.16(i)
Indemnitee	11.2(b)
Indemnitees	11.2(b)
Insurance Policies	5.19
Intellectual Property Rights	5.8(b)
IP License	5.8(a)
Leased Real Property	5.20(b)

Term	Section

Leases	5.20(b)
Lender	6.9(a)
Losses	11.2(a)
Material Contracts	5.10(a)
Non-Contributing Seller	11.3(c)
Notice of Disagreement	2.3(b)
Owned Property Leases	5.20(a)(ii)
Owned Real Property	5.20(a)(i)
Paul Weiss	3.1
Pepper Hamilton	7.10(b)
Per Share Price	2.1(b)
Permits	5.13
Post-Signing Returns	7.21(a)
Preliminary Proxy Statement	7.14(a)
Press Release	7.15
Program Agreements	5.14(a)
Programs	5.14(a)
Seller	Preamble
Seller Adjustment Amount	2.3(c)
Seller Covenant	11.2(a)
Seller Indemnitee	11.2(b)
Seller Representations	11.1
Sellers	Preamble
Sellers’ Representative	Preamble
Shares	Recitals
Special Adjustment	Exhibit B
Special Meeting	7.14(a)
Specified Covenants	11.1
Specified Representations	11.1
Statement	2.3(a)
Straddle Returns	12.2(c)
Tax Indemnified Seller Parties	12.1(c)
Third Party Payor Contracts	5.14(b)
Third Party Payors	5.14(b)
Trust Account	6.8
Trust Agreement	6.8
Trust Fund	6.8
Trustee	6.8
WARN	5.17(h)
Withholding Amounts	2.4
Working Capital Estimate	2.1(c)

1.3 Interpretive Provisions.  Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any law or any license mean such law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II

CALCULATION OF PURCHASE PRICE AND PAYMENT

2.1 Purchase and Sale of the Shares.

(a) The “Estimated Purchase Price” shall be equal to:

(i) $420,000,000,

(ii) plus the sum of :

(A) the Working Capital Overage, if any;

(B) the Acquisition Costs, if any; and

(C) the Per Diem Amount;

(iii) minus the sum of:

(A) the amount of Company Expenses;

(B) the Estimated Company Indebtedness Amount;

(C) the Working Capital Underage, if any; and

(D) the Purchase Price Adjustment Escrow Amount.

The Estimated Purchase Price shall be subject to adjustment following the Closing pursuant to Section 2.3 hereof (the Estimated Purchase Price as so adjusted, the “Final Purchase Price”).

(b) At the Closing provided for in ARTICLE III, upon the terms and subject to the conditions of this Agreement, each Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase from each such Seller, the Shares owned by such Seller as listed on Annex A attached hereto at the Per Share Price. The

“Per Share Price” shall be an amount equal to the quotient obtained by dividing (a) the excess of (i) the Estimated Purchase Price over (ii) the Aggregate Option Consideration by (b) the number of Shares outstanding as of the Closing Date (after giving effect to the Option Cancellation).

(c) At least five (5) Business Days prior to the Closing Date, the Chief Financial Officer of Critical Homecare Solutions, Inc. shall deliver to the Buyer a good faith estimate of (i) Closing Working Capital prepared in accordance with Balance Sheet Rules and the resulting Working Capital Overage or Working Capital Underage (the “Working Capital Estimate”), (ii) the amount of Company Indebtedness (the “Estimated Company Indebtedness Amount”), which shall include the Credit Agreement Payoff Amount and the amount of Assumed Indebtedness prepared in accordance with the Balance Sheet Rules (the “Estimated Assumed Indebtedness Amount”), and (iii) the amount of Company Expenses.

2.2 Transactions to be Effected at the Closing.  At the Closing, the following transactions shall be effected by the parties:

(a) the Sellers shall deliver to the Buyer certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer Tax stamps, if any, affixed;

(b) the Buyer shall pay to each Seller by wire transfer of immediately available funds to a bank account designated in writing by each such Seller (such designation to be made at least two (2) Business Days prior to the Closing Date), the sum of the product of (i) the Per Share Price multiplied by (ii) the number of Shares owned by such Seller as listed on Annex A attached hereto; provided, further that, notwithstanding anything to the contrary contained herein, any portion of the Estimated Purchase Price attributable to a Special Adjustment shall be payable in either cash or Buyer’s Stock (which shall be valued at the Closing Date Value), in the Buyer’s sole and absolute discretion;

(c) the Buyer shall deliver to the Company by wire transfer of immediately available funds to such bank account of the Company designated in writing by the Company (such designation to be made at least two (2) Business Days prior to the Closing) an amount equal to the Aggregate Option Consideration;

(d) the Company shall pay to each Optionholder (at the Company’s option, by wire transfer of immediately available funds, check or direct deposit) an amount equal to such Optionholder’s allocable portion of the Aggregate Option Consideration in accordance with Section 2.4 herein; provided that with respect to each Option, the amount paid to an Optionholder shall be reduced by all applicable Withholding Amounts, if any, with respect to the exercise of the underlying Option in accordance with Section 2.4 herein; provided, further that, notwithstanding anything to the contrary contained herein, any portion of the Estimated Purchase Price attributable to a Special Adjustment shall be payable in either cash or Buyer’s Stock (which shall be valued at the Closing Date Value), in the Buyer’s sole and absolute discretion;

(e) the Buyer shall deliver to the Company by wire transfer of immediately available funds to such bank account of the Company designated in writing by the Company (such designation to be made at least two (2) Business Days prior to the Closing Date) an amount equal to the Credit Agreements Payoff Amount;

(f) The Company shall pay the Credit Agreements Payoff Amount to the Bank;

(g) the Buyer shall deliver to the Company by wire transfer of immediately available funds to such bank account of the Company designated in writing by the Company (such designation to be made at least two (2) Business Days prior to the Closing Date) an amount sufficient to pay the Company Expenses;

(h) the Company shall pay the Company Expenses;

(i) the Buyer shall deliver (a) the Buyer’s Stock to be held in the Indemnity Escrow Fund and (b) the Purchase Price Adjustment Escrow Amount by wire transfer of immediately available funds to the Escrow Agent; and

(j) the Sellers party to the Subscription Agreement shall deliver by wire transfer by immediately available funds to such bank account of the Buyer designated in writing by the Buyer (such designation to be made two (2) Business Days prior to the Closing Date) an aggregate amount equal to $35,000,000, which amount shall be allocated as set forth on Schedule 2.2(j).

2.3 Purchase Price Adjustment.

(a) Within sixty (60) calendar days after the Closing Date, the Buyer shall deliver to the Sellers’ Representative a statement (the “Statement”) of the Closing Working Capital and the Assumed Indebtedness, in each case prepared in accordance with the Balance Sheet Rules. The Buyer and the Sellers acknowledge that no adjustments shall be made to the Base Amount.

(b) The Statement shall become final and binding upon the parties on the thirtieth (30th) day following the date on which the Statement was delivered to the Sellers’ Representative, unless the Sellers’ Representative delivers written notice of its disagreement with the Statement (a “Notice of Disagreement”) to the Buyer prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted and (ii) only include good faith disagreements based on Closing Working Capital and/or Assumed Indebtedness not being calculated in accordance with the Balance Sheet Rules. If a Notice of Disagreement is received by the Buyer in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon the Sellers and the Buyer on the earlier of (i) the date the Sellers’ Representative and the Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Accounting Firm pursuant to this Section 2.3(b). During the thirty (30)-day period following the delivery of a Notice of Disagreement, the Sellers’ Representative and the Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. If at the end of such thirty (30)-day period the Sellers’ Representative and the Buyer have not resolved in writing the matters specified in the Notice of Disagreement, the Sellers’ Representative and the Buyer shall submit to an independent accounting firm (the “Accounting Firm”) for arbitration, in accordance with the standards set forth in this Section 2.3(b), only such matters specified in the Notice of Disagreement that remain in dispute. The Accounting Firm shall be KPMG LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the Sellers’ Representative and the Buyer in writing. The Sellers’ Representative and the Buyer shall use reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within thirty (30) calendar days of the receipt of such submission. The scope of the disputes to be resolved by the Accounting Firm shall be limited to fixing mathematical errors and determining whether the items in dispute were determined in accordance with the Balance Sheet Rules and the Accounting Firm is not to make any other determination, including any determination as to whether the Base Amount, Working Capital Estimate or the Estimated Assumed Indebtedness are correct. The Accounting Firm’s decision shall be based solely on written submissions by the Sellers’ Representative and the Buyer and their respective representatives and not by independent review and shall be final and binding on all of the parties hereto. The Accounting Firm may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.3(b) shall be borne pro rata as between the Sellers, on the one hand, and the Buyer, on the other hand, in proportion to the final allocation made by such Accounting Firm of the disputed items weighted in relation to the claims made by the Sellers’ Representative and the Buyer, such that the prevailing party pays the lesser proportion of such fees, costs and expenses.

(c) For the purposes of this Agreement, “Final Working Capital” means the Closing Working Capital and “Final Assumed Indebtedness” means the Assumed Indebtedness, in each case as finally agreed or determined in accordance with Section 2.3(b). The Estimated Purchase Price shall be increased (any such increase, the “Seller AdjustmentAmount”) by the sum of (i) the amount, if any, that the Final Working Capital exceeds the Working Capital Estimate and (ii) the amount, if any, that the Estimated Assumed Indebtedness Amount exceeds the Final Assumed Indebtedness. The Estimated Purchase Price shall be decreased (any such decrease, the “Buyer Adjustment Amount”) by the sum of (i) the amount, if any that the Working Capital Estimate exceeds the Final Working Capital and (ii) the amount, if any, that the Final Assumed Indebtedness exceeds the Estimated Assumed Indebtedness Amount. If the Seller Adjustment Amount exceeds the Buyer Adjustment Amount, the Buyer shall, within five (5) Business Days after the Final Working Capital and the Final Assumed Indebtedness are determined, make payment by wire transfer of immediately available funds to the Sellers and the Optionholders in accordance with their respective Adjustment Amount Transaction Percentage in the amount of any such excess; provided, that, notwithstanding anything to the contrary contained herein, any portion of the Seller Adjustment Amount attributable to a Special Adjustment shall be payable in either cash or Buyer’s Stock (which shall be valued at the Closing Date Value), in the Buyer’s sole and absolute discretion. If the Buyer Adjustment Amount exceeds the Seller Adjustment Amount, the parties shall, within five (5) Business Days after the Final Working Capital and the Final Assumed Indebtedness are determined, cause the Escrow Agent to release a wire transfer of immediately available funds to the Buyer from the Purchase Price Adjustment Escrow Fund in an amount equal to any such excess in accordance with the terms of the Escrow Agreement; provided that in the event such payment amount exceeds the amount of the then available Purchase Price Adjustment Escrow Fund, the shortfall shall be paid from the available Indemnity Escrow Fund.

(d) No actions taken by the Buyer on its own behalf or on behalf of the Company or any Company Subsidiary, on or following the Closing Date shall be given effect for purposes of determining the Closing Working Capital or Assumed Indebtedness. During the period of time from and after the Closing Date through the final determination and payment of Closing Working Capital and Assumed Indebtedness in accordance with this Section 2.3, the Buyer shall afford, and shall cause the Company and each Company Subsidiary to afford, to the Sellers and any accountants, counsel or financial advisers retained by the Sellers in connection with the review of Closing Working Capital and Assumed Indebtedness in accordance with this Section 2.3, direct access during normal business hours upon reasonable advance notice to all the properties, books, contracts, personnel, representatives (including the Company’s accountants) and records of the Company, each Company Subsidiary and such representatives (including the work papers of the Company’s accountants) relevant to the review of the Statement and the Buyer’s determination of Closing Working Capital and Assumed Indebtedness in accordance with this Section 2.3.

2.4 Treatment of Options.  Immediately prior to the Closing, the Sellers shall cause the Company to take all actions necessary so all Options then outstanding shall become fully vested and exercisable (whether or not currently exercisable) and, immediately prior to the Closing, each Option not theretofore exercised shall be cancelled without any future liability to the Buyer, the Company or any other Person after the Closing, in exchange for the right to receive the payment described in the following sentence (such payments in the aggregate, the “Aggregate Option Consideration”). The Company shall cause each Optionholder exercising any Options prior to the Closing to agree in writing to become a party to this Agreement as a Seller and to be bound by, and subject to, all of the covenants, terms and conditions of this Agreement that are binding upon the Sellers and the Annexes attached hereto shall be deemed to have been updated without any further action of the parties hereto to reflect that each such Optionholder has become a Seller. Subject to the other provisions of this Section 2.4, each holder of an Option that is cancelled pursuant to this Section 2.4 shall, in respect of each such Option, be entitled to a cash payment in an amount equal to the product of (I) the excess, if any, of (i) the quotient obtained by dividing (A) the Estimated Purchase Price plus the aggregate exercise price of all Options outstanding as of the time of cancellation by (B) the sum of the total number of Shares outstanding as of the Closing (after giving effect to the Option Cancellation) and the number of shares of Common Stock subject to all Options outstanding at the time of cancellation over (ii) the applicable Exercise Price of each Option, multiplied by (II) the number of shares of Common Stock underlying such Options. The Company shall be entitled to, and the Buyer will cause the Company at the Closing to, deduct and withhold from the amounts otherwise payable pursuant to this Section 2.4 to any Optionholder such amounts (the “Withholding Amounts”) as the Company is required to deduct and withhold in connection with the exercise of the underlying Option or with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law and to properly remit such amount to the appropriate Tax authority. To the extent that Withholding Amounts are so deducted and withheld by the Company, such Withholding Amounts shall be treated for all purposes of this Agreement and shall be included in the Aggregate Option Consideration as having been paid to the Optionholder in respect of which such deduction and withholding were made by the Company. To the extent permissible by applicable law, the Sellers and the Buyer shall treat, and cause their Affiliates to treat, the U.S. federal and state income tax deductions resulting from the payment obligations of the Company in cancellation of the Options described in this Section 2.4, the U.S. federal and state income tax deductions resulting from the accrual or payment of any Indebtedness, “change in control” and “stay bonus” or similar payments as deductible in the Pre-Closing Date Taxable Period, and, in the case of a Straddle Period, as allocable for the purposes of this Agreement to the Pre-Closing Date Taxable Period included in such Straddle Period, and shall not take any position inconsistent therewith. For the avoidance of doubt, the Sellers and the Buyer shall not treat, and shall cause their Affiliates not to treat, the “next day” rule of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) or any similar provision of state or local Tax Law as applying to the deductions described in the previous sentence, and no elections that would result in the ratable allocation of such deductions shall be made under Treasury Regulation Section 1.1502-76(b)(2) or any similar provis ion of state or local Tax Law.

2.5 Escrow Funds.  The Purchase Price Adjustment Escrow Amount shall be used solely for the purposes set forth in Section 2.3(b) and Section 2.3(c) and shall terminate five (5) Business Days after the date on which each of the Final Working Capital and the Final Assumed Indebtedness are finally agreed or determined. The Indemnity Escrow Fund shall (a) be used solely to satisfy any claims of the Buyer for indemnification pursuant to Section 11.2(a) made from and after Closing but on or before the Cut-Off Date applicable to the representation, warranty or covenant to which such claim(s) relates, (b) to the extent that the amount payable by the Sellers pursuant to Section 2.3(c), if any, exceeds the amount of the then available Purchase Price Adjustment Escrow Fund, be used solely for the purposes set forth in Section 2.3(b) and Section 2.3(c) and (c) terminate on the date which is fifteen (15) months after the Closing Date (other than with respect to claims in subparagraph (a) above). Any amounts in the Purchase Price Adjustment Escrow Fund not so used shall be distributed to the Sellers and the Optionholders in accordance with their respective Adjustment Amount Transaction Percentages. Any amounts in the Indemnity Escrow Fund not so used shall be distributed to the Sellers based on such Seller’s Indemnity Escrow Allocation Percentage as set forth opposite such Sellers name on Annex D. The Purchase Price Adjustment Escrow Fund and the Indemnity Escrow Fund shall each be held and disbursed solely for the respective purposes and in accordance with the terms hereof and the Escrow Agreement.

2.6  Relationship Among the Sellers.

(a) Each Seller hereby irrevocably appoints the Sellers’ Representative as the sole representative of the Sellers to act as the agent and on behalf of such Sellers regarding any matter relating to or under this Agreement, including for the purposes of: (i) making decisions with respect to the determination of the Closing Working Capital and Assumed Indebtedness under Section 2.3; (ii) determining whether the conditions to closing in ARTICLE IX have been satisfied and supervising the Closing, including waiving any condition, as determined by the Sellers’ Representative, in its sole discretion; (iii) taking any action that may be necessary or desirable, as determined by the Sellers’ Representative, in its sole discretion, in connection with the termination of this Agreement in accordance with ARTICLE X; (iv) taking any and all actions that may be necessary or desirable, as determined by the Sellers’ Representative, in its sole discretion, in connection with the amendment of this Agreement in accordance with Section 13.2; (v) accepting notices on behalf of the Sellers in accordance with Section 13.5; (vi) taking any and all actions that may be necessary or desirable, as determined by the Sellers’ Representative, in its sole discretion, in connection with negotiating or entering into settlements and compromises of any claim for indemnification pursuant to ARTICLE XI hereof, (vii) delivering or causing to be delivered to the Buyer at the Closing certificates representing the Shares to be sold by the Sellers hereunder; (viii) executing and delivering, on behalf of the Sellers, any and all notices, documents or certificates to be executed by the Sellers, in connection with this Agreement and the transactions contemplated hereby and (ix) granting any consent, waiver or approval on behalf of the Sellers under this Agreement. As the representative of the Sellers under this Agreement, the Sellers’ Representative shall act as the agent for all Sellers, shall have authority to bind each such Person in accordance with this Agreement, and the Buyer may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon two (2) Business Days’ prior written notice to the Buyer. The Buyer may conclusively rely upon, without independent verification or investigation, all decisions made by the Sellers’ Representative in connection with this Agreement in writing and signed by an officer of the Sellers’ Representative.

(b) Each Seller hereby appoints the Sellers’ Representative as such Seller’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in such Seller’s name, place and stead, in any and all capacities, in connection with the transactions contemplated by this Agreement, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of such Seller’s Shares as fully to all intents and purposes as such Seller might or could do in person. In acting as the sole representative of the Sellers hereunder prior to the Closing Date, the Seller’s Representative shall take such actions consistent with and in accordance with the terms of the CHS Stockholders Agreement.

(c) The Sellers’ Representative (in its capacity as Sellers’ Representative) shall have no liability to the Buyer for any default under this Agreement by any other Seller. Except for fraud or willful misconduct on its part, the Sellers’ Representative shall have no liability to any other Seller under this Agreement for any action or omission by the Sellers’ Representative on behalf of the other Sellers.

(d) The Company shall cause each Optionholder to execute a separate document pursuant to which such Optionholder shall grant the Sellers’ Representative all rights granted to the Sellers’ Representative by the Sellers pursuant to this Section 2.6 (as may be applicable to the Optionholders) and shall promptly provide the Buyer a copy thereof.

ARTICLE III

THE CLOSING

3.1 Closing; Closing Date.  The closing of the sale and purchase of the Shares contemplated hereby (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m. local time, on the second (2nd) Business Day after the date that all of the conditions to the Closing set forth in ARTICLE VIII and ARTICLE IX (other than those conditions which, by their terms, are to be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to waive the same, or at such other time, place and date that the Sellers’ Representative and the Buyer may agree in writing. The date upon which the Closing occurs is referred to herein as the “Closing Date.” Except as set forth herein and notwithstanding the date on which the Closing occurs, all of the incidents of economic ownership attributable to the Company shall be deemed transferred to the Buyer on the Effective Date as of 12:01 a.m. (New York City Time) on the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to the Buyer as follows:

4.1 Organization.  Such Seller (other than any Seller that is an individual) is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its formation.

4.2 Binding Obligations.  Such Seller (other than any Seller that is an individual) has all requisite corporate, partnership or other authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and the execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Seller and no other proceedings on the part of such

Seller are necessary to authorize the execution and delivery and performance of this Agreement by such Seller. This Agreement has been duly executed and delivered by such Seller, and assuming that this Agreement constitutes the legal, valid and binding obligations of the Buyer, constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

4.3 No Defaults or Conflicts.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Seller and performance by such Seller of its obligations hereunder (i) do not result in any violation of the applicable organizational documents of such Seller, if applicable, (ii) except as set forth on Schedule 4.3, do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any material agreement or instrument to which such Seller is a party or by which such Seller is bound or to which its properties are subject, and (iii) except for applicable requirements under the HSR Act, do not violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over such Seller or any of its properties; provided, however, that no representation or warranty is made in the foregoing clauses (ii) or (iii) with respect to matters that, individually or in the aggregate, would not reasonably be expected to materially impair such Seller’s ability to consummate the transactions contemplated hereby.

4.4 No Governmental Authorization Required.  Except for applicable requirements of the HSR Act or similar foreign competition or Antitrust Laws or as otherwise set forth in Schedule 4.4, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by such Seller in connection with the due execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to materially impair the Sellers’ ability to consummate the transactions contemplated hereby.

4.5 The Shares.  Schedule 4.5 sets forth such Seller’s record ownership of the Company’s capital stock as of the date hereof. Other than the shares of capital stock of the Company owned by such Seller as listed on Schedule 4.5 hereto, such Seller has no other equity interests or rights to acquire equity interests in the Company as of the date hereof. Such Seller has good and valid title to the Shares, free and clear of all Encumbrances, except (i) Permitted Encumbrances against the Shares all of which will be discharged on or prior to the Closing Date, (ii) Encumbrances on transfer imposed under applicable securities laws, and (iii) Encumbrances created by the Buyer’s or its Affiliate’s acts. Assuming the Buyer has the requisite power and authority to be the lawful owner of such Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by such Seller for transfer to the Buyer, and upon receipt of the Estimated Purchase Price by such Seller, good and valid title to the Shares will pass to the Buyer, free and clear of any Encumbrances, other than those arising from acts of the Buyer or its Affiliates and Encumbrances on transfer imposed under applicable securities laws. The Shares are not subject to any contract restricting or otherwise relating to the voting, dividend rights or disposition of such Shares.

4.6 Litigation.  There is no claim, action, suit or legal proceeding pending or, to the knowledge of such Seller, threatened against such Seller, before any Governmental Authority which seeks to prevent such Seller from consummating the transactions contemplated by this Agreement.

4.7 Exclusivity of Representations.  The representations and warranties made by such Seller in this Agreement are the exclusive representations and warranties made by such Seller. Such Seller hereby disclaims any other express or implied representations or warranties. Such Seller is not, directly or indirectly, making any representations or warranties regarding pro-forma financial information or financial projections of the Company or any Company Subsidiary.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer as follows:

5.1 Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Company Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation. The Company and each Company Subsidiary have all requisite organizational power and authority to own, lease and operate their respective properties and carry on their business as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to be material to the Company or any Company Subsidiary. The Company and each Company Subsidiary have been qualified, licensed or registered to transact business as a foreign corporation and is in good standing (or the equivalent thereof) in each jurisdiction in which the ownership or lease of property or the conduct of their business requires such qualification, license or registration, except where the failure to be so qualified, licensed or registered or in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in a material adverse effect on the Company’s or each such Company Subsidiary’s ability to consummate the transactions contemplated hereby. The Company has delivered to the Buyer true and correct copies of the charter and by-laws for the Company and each Company Subsidiary.

5.2 Capitalization of the Company.

(a) Schedule 5.2  sets forth a complete and accurate list of the authorized, issued and outstanding capital stock of the Company. Except as set forth on Schedule 5.2, there are no other shares of Capital Stock or other equity securities of the Company authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls or commitments of any character whatsoever, relating to the capital stock of, or other equity or voting interest in, the Company, to which the Company is a party or is bound requiring the issuance, delivery or sale of shares of capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, the Company to which the Company is a party or is bound. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote). There are no contracts to which the Company or any Seller is a party or by which it is bound to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, the Company or (ii) vote or dispose of any shares of capital stock of, or other equity or voting interest in, the Company. There are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interest in, the Company.

(b) All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto.

5.3 Subsidiaries.  Schedule 5.3 sets forth a complete and accurate list of the name and jurisdiction of each Subsidiary of the Company (each a “Company Subsidiary” and collectively, the “Company Subsidiaries”), and the authorized, issued and outstanding capital stock of the Company Subsidiary. Each of the outstanding shares of capital stock of the Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and is directly owned of record as set forth on Schedule 5.3, free and clear of any Encumbrances other than (i) Permitted Encumbrances to be removed prior to or at Closing, (ii) Encumbrances on transfer imposed under applicable securities law and (iii) Encumbrances created by the Buyer’s or its Affiliates’ acts. There is no other capital stock or equity securities of any Company Subsidiary authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which any such Company Subsidiary is a party or may be bound requiring the issuance, delivery or sale of shares of capital stock of such Company Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, any Company Subsidiary to which the Company or any Company Subsidiary is bound. No Company Subsidiary has any authorized or outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote) with the equity holders of such Company Subsidiary on any matter. There are no contracts to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound to (i) repurchase, redeem or otherwise acquire any shares of the capital stock of, or other equity or voting interest in, such Company Subsidiary or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interest in, such Company Subsidiary. There are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of, or other equity or voting interest in, any Company Subsidiary. Except as set forth on Schedule 5.3, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock of, or equity ownership or voting interest in, any Person (other than the Company Subsidiaries in the case of the Company).

5.4 Binding Obligation.  The Company has all requisite corporate authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Buyer and the Sellers, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

5.5 No Defaults or Conflicts.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and performance by the Company of its obligations hereunder (i) does not result in any violation of the charter or by-laws of the Company or the Company Subsidiaries, (ii) except as set forth on Schedule 5.5, does not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any Material Contract or material Lease, and (iii) except for the applicable requirements of the HSR Act, does not violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over the Company, the Company Subsidiaries or any of their respective properties; provided, however, that no representation or warranty is made in the foregoing clause (iii) with respect to matters that would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

5.6 No Governmental Authorization Required.  Except for applicable requirements of the HSR Act or similar foreign competition or Antitrust Laws or as otherwise set forth in Schedule 5.6, no consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Company in connection with the due execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to any consents, orders, authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the business or the operation of the Company and the Company Subsidiaries, taken as a whole, or materially impair the Company’s ability to consummate the transactions contemplated hereby.

5.7 Financial Statements.

(a) The balance sheets included in the Financial Statements fairly present, in all material respects, the financial position of the Company as of their respective dates, and the other related statements included in the Financial Statements fairly present, in all material respects, the results of operations and cash flows for the periods indicated therein in accordance with GAAP applied on a consistent basis, subject to normal year end audit adjustments (none of which will individually or in the aggregate be material) and the absence of related notes, as applicable.

(b) The Company and its Subsidiaries do not have any material liabilities of any nature required to be included in the Financial Statements (including any notes thereto) or otherwise required to be disclosed in a balance sheet in accordance with GAAP except for liabilities (i) included or reserved in, or disclosed by, the Financial Statements or (ii) incurred after September 30, 2007, in the ordinary course of business consistent with past practice.

(c) Except with respect to earn-out arrangements set forth on Schedule 5.7(c), neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture or off-balance sheet partnership agreement (including any agreement or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such agreement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Financial Statements.

(d) The Company’s and the Company Subsidiaries’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) will be reasonably designed, as of the Closing Date, to ensure that (i) all information that would be required to be disclosed by the Company in the Financial Statements is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC (if, for this purpose, the Company was a reporting company under the Exchange Act), and (ii) the principal executive officer and principal financial officer of the Company could make the certifications that would be required under the Exchange Act with respect to such Financial Statements (if, for this purpose, the Company was a reporting company under the Exchange Act).

(e) Except as set forth on Schedule 5.7(e), neither the Company nor any Company Subsidiary has received any notification from its internal audit personnel or its independent public accountants of (i) a “significant deficiency” or (ii) a “material weakness” in the Company’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004 001 of the Public Company Accounting Oversight Board.

5.8 Intellectual Property.

(a) Schedule 5.8(a) sets forth, all registrations, issuances, filings and applications for all Intellectual Property Rights (as defined below) filed by, or issued or registered to, the Company or the Company Subsidiaries and all material license agreements relating to Intellectual Property Rights to which the Company or any Company Subsidiary is a party (other than licenses for “off-the-shelf” or other software widely available on generally standard terms and conditions) (each such license, an “IP License”).

(b) Except as set forth on Schedule 5.8(b), the Company or the Company Subsidiaries, as applicable, owns, or possesses licenses or other rights to use, all patents, trademarks and service marks (registered or unregistered), trade names (including the Company’s and each Company Subsidiary’s corporate name and logo), uniform resource locators and Internet domain names, copyright applications and registrations therefor, unregistered copyrights, computer software programs, industrial designs, inventions, invention disclosures, business methods, electronic databases, trade secrets and other intellectual property, whether or not subject to statutory registration or protection, which are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (the “Intellectual Property Rights”), free and clear of any Encumbrances other than Permitted Encumbrances. Each IP License to which the Company or any Company Subsidiary is a party (i) is a legal and binding obligation of the Company or such Company Subsidiary, as applicable, and, to the knowledge of the Company, the other relevant parties thereto, (ii) is in full force and effect and (iii) none of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any IP License.

(c) The validity of the Intellectual Property Rights and the title or rights to use thereof is not being challenged in any litigation to which the Company or any Company Subsidiary is a party, nor to the knowledge of the Company, is any such litigation threatened in writing.

(d) Except as set forth on Schedule 5.8(d), to the knowledge of the Company, no Person is infringing upon or violating any of the Intellectual Property Rights owned by the Company or any Company Subsidiary, and the manufacture, marketing, license, distribution, sale and use of products currently sold by the Company or any such Company Subsidiary, as applicable, does not violate any IP License.

5.9 Compliance with the Laws.  Other than with respect to Taxes, ERISA, Health Care or Environmental Laws, which matters are covered exclusively under Sections 5.12, 5.14, 5.15, 5.16, 5.17 and 5.18, respectively and except as set forth on Schedule 5.9, (a) the business of the Company and the Company Subsidiaries is not being conducted in any material respect in violation of any laws and (b) each of the Company and its Subsidiaries is, and since September 1, 2006, has been, in compliance in all material respects with all Laws applicable to it, its properties or other assets or its business or operations. Except as set forth on Schedule 5.9, none of the Company and its Subsidiaries have received, since September 1, 2006, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to it, its properties or other assets or its businesses or operations.

5.10 Contracts.

(a) Schedule 5.10(a) lists or describes and true and complete copies have been made available to the Buyer, of all contracts, agreements and instruments (other than Company Benefit Plans, Leases and purchase orders) to which the Company or any Company Subsidiary is a party or to which their respective assets, property or business are bound or subject or which the Company or any Company Subsidiary has any outstanding rights or obligations (collectively, the contracts listed on Schedule 5.10(a) are referred to herein as the “Material Contracts”):

(i) any agreement (or group of related agreements) (x) for the sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing of services, which involves consideration in excess of $400,000 in calendar year 2007 or (y) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the receipt of services by a third party, which involves payment by the Company or any Company Subsidiary of consideration in excess of $400,000 in calendar year 2007 or which the Company reasonably expects will involve payment by the Company or any Company Subsidiary of consideration in excess of $400,000 per annum in any future calendar year during the term of such agreement;

(ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $250,000 per annum;

(iii) in respect of (x) any Assumed Indebtedness having a principal amount outstanding in excess of $75,000 and (y) any of the items covered in the exclusions to the definition of Indebtedness (other than Indebtedness incurred by the Buyer or any of its Affiliates);

(iv) that contains a covenant not to compete, or other material covenant restricting the development, manufacture, marketing or distribution of products and services of the Company or any Company Subsidiary, in each case that materially limits the conduct of the business of the Company or any Company Subsidiary as presently conducted;

(v) that relates to the acquisition or disposition of any business by the Company or any Company Subsidiary (whether by merger, sale of stock, sale of assets or otherwise) since September 1, 2006 and any Prior Purchase Agreement;

(vi) that imposes any material confidentiality, standstill or similar obligation on the Company or any Company Subsidiary, except for those entered into in the ordinary course of business or in connection with the sale process of the Company or in connection with the proposed acquisition of any Person;

(vii) that contains a right of first refusal, first offer or first negotiation;

(viii) in respect of any joint venture, partnership or strategic alliance; and

(ix) pursuant to which the Company or any Company Subsidiary has granted any exclusive marketing, sales representative relationship, franchising, consignment or distribution right to any third party.

(b) With respect to all Material Contracts, neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any other party to any such contract is in material breach thereof or default thereunder and there does not exist under any Material Contract any event which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default by the Company, any Company Subsidiary or, to the knowledge of the Company, any other party. Except as set forth on Schedule 5.10(b), neither the Company nor any Company Subsidiary has made any claim against any other party to a Prior Purchase Agreement for indemnification or otherwise, and to the knowledge of the Company there is no reasonable basis for making any such claim.

5.11 Litigation.  Except as set forth in Schedule 5.11 and with respect to any workers’ compensation claims, there are no material claims, actions or legal proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary or any material portion of their respective properties or assets before any Governmental Authority against or involving the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is subject to any material unsatisfied order, judgment, injunction, ruling, decision, award or decree of any Governmental Authority.

5.12 Taxes.  Except as set forth on Schedule 5.12:

(i) all Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary have been timely filed, and all such Tax Returns are true, complete and correct in all material respects;

(ii) the Company and each Company Subsidiary have fully and timely paid all Taxes shown to be due on the Tax Returns referred to in Section 5.12(i);

(iii) all deficiencies for Taxes asserted or assessed in writing against the Company or any Company Subsidiary have been fully and timely paid, settled or properly reflected in the Financial Statements;

(iv) no action, proceeding, investigation, inquiry or audit is pending with respect to any Taxes due from or with respect to the Company or any Company Subsidiary nor does the Company have knowledge of any pending or threatened action, proceeding, investigation, inquiry or audit by any taxing authority;

(v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Company or any Company Subsidiary for any taxable period and no request for any such waiver or extension is currently pending;

(vi) neither the Company nor any Company Subsidiary has been included in any “consolidated”, “unitary”, or “combined” Tax Return provided under the law of the United States or any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitation has not expired, other than a group the common parent of which is the Company;

(vii) neither the Company nor any Company Subsidiary has taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax law);

(viii) neither the Company nor any Company Subsidiary has participated in any “reportable transaction,” as defined in Treasury Regulations Section 1.6011-4(b);

(ix) the Company and its Subsidiaries have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Authority proper and accurate amounts in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied with all Tax information reporting provisions of all applicable laws;

(x) the Company has not made any payments, and is not and will not become obligated under any contract, agreement, plan, or arrangement (or combinations thereof) entered into on or before the Closing Date to make any payments, that, individually or collectively, will be non-deductible under Code Sections 280G or 162(m) of the Code or subject to the excise Tax under Code Section 4999 or that would give rise to any obligation to indemnify any Person for any excise Tax payable pursuant to Code Section 4999;

(xi) all Taxes incurred after the Effective Date and on or before the Closing Date have been incurred in the ordinary course of business of the Company or a Company Subsidiary;

(xii) there are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any Company Subsidiary;

(xiii) neither the Company nor any Company Subsidiary will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Sections 481(c) or 263A of the Code in taxable income for any taxable period (or portion thereof) beginning after the Closing Date, (B) as a result of any “closing agreement,” as described in Section 7121 of the Code, to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date, or (C) as a result of an election under Section 1362 of the Code, to include any amount under Section 1363(d) in any taxable period (or portion thereof) beginning after the Closing;

(xiv) neither the Company nor any Company Subsidiary is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to Taxes other than as set forth in the Prior Purchase Agreements; and

(xv) no claim has been made in writing by a Governmental Authority in a jurisdiction where the Company or a Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to Taxes assessed by such jurisdiction.

5.13 Permits.  Schedule 5.13 sets forth for the Company and each Company Subsidiary all licenses, permits, authorizations, franchises and certifications of governmental authorities, registrations, waivers, privileges, exemptions, qualifications, quotas, certificates, filings, notices, permits and rights necessary held by the Company which are material to the Company and each Company Subsidiary for the lawful conduct of the Company’s and each Company Subsidiary’s businesses as presently conducted, or the lawful ownership of properties and assets or the operation of their businesses as conducted (collectively, “Permits”). There are no other material Permits required by the Company or any Subsidiary for the lawful conduct of the Company’s and each Company Subsidiary’s businesses as presently conducted. To the knowledge of the Company, no suspension, revocation or invalidation of any such Permit is pending or has been threatened. All such Permits are in full force and effect, and there has occurred no material default under any Permit by the Company or such Company Subsidiary. No representation is given under this Section 5.13 with respect to matters covered by Section 5.16 (Medicare, Medicaid; Company’s Legal and Billing Compliance).

5.14 Health Care Programs and Third Party Payor Participation.

(a) The Company Subsidiaries participate in and have not be excluded from the federal and state health care programs (the “Programs”) listed on Schedule 5.14(a). A list of the Company Subsidiaries’ existing (x) Medicare and Medicaid Program provider agreements and (y) all other federal and state Program provider agreements that provide for payment in excess of $400,000 in calendar year 2007, including TRICARE and CHAMPUS, pertaining to the business of each Company Subsidiary or, if such contracts do not exist, other documentation evidencing such participation (collectively, the “Program Agreements”) are set forth on Schedule 5.14(a), current, true and complete copies of which have been delivered to the Buyer.

(b) The Company Subsidiaries have contractual arrangements with third party payors including, but not limited to, private insurance, managed care plans and HMOs (the “Third Party Payors”). A list of each Company Subsidiary’s existing contracts with Third Party Payor(s) that provide for payment in excess of $400,000 in calendar year 2007 pertaining to such Company Subsidiary’s business are set forth on Schedule 5.14(b) (the “Third Party Payor Contracts”), current, true and complete copies of which have been delivered to the Buyer.

(c) The Program Agreements and Third Party Payor Contracts constitute legal, valid, binding and enforceable obligations of the Company Subsidiary that is a party thereto, and to the knowledge of the Company, the other parties thereto, are in full force and effect.

(d) No Company Subsidiary is in material default under any Program Agreement or under any Third Party Payor Contract to which it is a party and, to the knowledge of the Company, the other parties thereto are not in material default thereunder.

(e) The Company, and each Company Subsidiary are, in all material respects, in compliance with rules and policies respecting each Program Agreement and Third Party Payor Contract, including all certification, billing, reimbursement and documentation requirements. To the knowledge of the Company, no action has been taken or recommended by any Governmental Authority, either to revoke, withdraw or suspend any Program Agreement or to terminate or decertify any participation of any Company Subsidiary in any “Federal Health Care Program” (as that term is defined in 42 U.S.C. § 1320a-7b(f)) in which it participates (including, but not limited to Medicare, Medicaid, TRICARE and CHAMPUS), nor is there any decision by the Company not to renew any Program Agreement. To the knowledge of the Company, no party to a Third Party Payor Contract or government regulatory authority has threatened revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting any Third Party Payor Contract.

5.15 Health Care Regulatory.

(a) Except as set forth on Schedule 5.15(a), there is no pending, or to the knowledge of the Company, threatened exclusion, revocation, suspension, termination, probation, material restriction, material limitation or nonrenewal affecting the Company or any Company Subsidiary’s participation or enrollment in any of the Programs. Neither the Company nor any Company Subsidiary has received written notice that the Company or such Company Subsidiary is currently the subject of any investigation, inquiry or proceeding by any Governmental Authority (or any Governmental Authority’s designated agent or agents), nor, to the knowledge of the Company, is there any reasonable grounds to anticipate the commencement of any investigation, inquiry or proceeding by any Governmental Authority, and no written notice of any violation, asserted deficiency, or other irregularity has been received by the Company or any Company Subsidiary from any Governmental Authority (or any Governmental Authority’s designated agent or agents) that would directly or indirectly, or with the passage of time:

(i) materially affect the Buyer’s ability to treat patients, furnish, claim, bill and receive reimbursement relative to health care products or services rendered to patients or health care professionals, providers or suppliers, or

(ii) result in the imposition of any material fine, sanction, or lower reimbursement rate for items or services furnished by such Company Subsidiary.

(b) There are no current, pending or outstanding material Medicaid, Medicare or other reimbursement audits or appeals relating to the Company or any Company Subsidiary, except those set forth on Schedule 5.15(b).

(c) There are no current or pending material payment or reimbursement withhold, payment recoupment or suspension relative to the Company or any Company Subsidiary or to the health care items or services furnished by any Company Subsidiary other than payment or reimbursement withholds, or payment recoupments that are individually immaterial.

5.16 Medicare, Medicaid; Company’s Legal and Billing Compliance.

(a) Activities and Contractual Relationships.  To the knowledge of the Company, neither the Company nor any Company Subsidiary has engaged in any activity or contractual relationship, including the filing or submission or any claim for reimbursement, report or other documentation, in violation of 42 C.F.R. § 424.22(d), the False Claims Act (31 U.S.C. Section 3729), the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104 191,110 Stat. 1936 (1996), the Fraud and Abuse provisions of Section 1128B of the Social Security Act, the Medicare and Medicaid Patient and Program Protection Act of 1987 (42 U.S.C. Section 1320a 7b), Section 1877 of the Medicare Act (42 U.S.C. Section 1395nn) (the Stark anti referral amendments), or any directives, rules or regulations thereunder promulgated by the U.S. Department of Health and Human Services, or any comparable fraud and abuse rules and regulations promulgated by any other federal, state or local agency; or which results in the over utilization of health care services by patients or improper denial of health care services to patients.

(b) Inappropriate Payments.  Neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any officer, director, employee or agent acting on behalf of or for the benefit of any thereof, has, directly or indirectly: (i) paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or Third Party Payors of any Company Subsidiary to obtain business or payments from such person, other than in compliance with applicable Laws, negotiating the amount owed to any Company Subsidiary in the ordinary course of collecting amounts overdue; (ii) given any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, Third Party Payor or any other person; and (iii) made any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent, where the contribution, payment or gift is or was illegal under applicable Laws.

(c) Compliance with Healthcare Laws.  Neither the Company, any Company Subsidiary nor any of their respective officers or directors is a party to any contract, lease or other agreement, including any joint venture or consulting agreement, with any physician, hospital, nursing facility, home health agency, hospice or other person or entity who is in a position to make or influence referrals to or otherwise generate business for the Company or any Company Subsidiary that (i) does not comply in all material respects with a safe harbor under 42 U.S.C. 1320a-7b(b) (the Fraud and Abuse Anti-Kickback statute) or (ii) violates 42 U.S.C. 1395nn and 1395(q) (the Stark Law).

(d) Compliance with Billing Practices.  To the knowledge of the Company, all billing practices by the Company and the Company Subsidiaries to all Third Party Payors and the Programs have been in material compliance with all applicable Laws, regulations and policies of all such Third Party Payors and Programs. The Company and each Company Subsidiary have filed all material reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, which reports are complete and correct in all material respects. To the knowledge of the Company, there are no material claims, actions, payment reviews or (other than those set forth on Schedule 5.15(b)) appeals pending or threatened before any commission, board or agency, including any intermediary or carrier, the Administrator of the Centers for Medicare and Medicaid Services, or any applicable state program, with respect to any Medicare or Medicaid claims filed by the Company or any Company Subsidiary on or before the date hereof or program compliance matters which would be reasonably expected to result in a Material Adverse Effect. No validation review or program integrity review related to the Company, any Company Subsidiary or their respective facilities has been conducted by any commission, board or agency in connection with the Medicare or Medicaid program, and, to the knowledge of the Company, no such reviews are scheduled, pending or threatened against or affecting the Company, any Company Subsidiary or their respective facilities or the consummation of the transactions contemplated hereby.

(e) Accreditations.  Each Company Subsidiary holds all material Accreditations necessary or required by applicable Laws or Governmental Authority for the operation of the Business as conducted by the Company. Schedule 5.16(e) sets forth all such Accreditations held by the Company and the Company Subsidiaries (individually, a “Company Accreditation,” and collectively, the “Company Accreditations”). There are no pending or, to the knowledge of the Company, threatened suits or proceedings that would reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company Accreditation, and to the knowledge of the Company, no event which (whether with notice or lapse of time or both) would reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company Accreditation has occurred. Each Company Subsidiary is in compliance with the material terms of the Company Accreditations.

(f) Reimbursement Approvals.  To the knowledge of the Company, the Company and each Company Subsidiary hold all material Reimbursement Approvals necessary or required by applicable Law or Governmental Authority for the operation of the Business as conducted by the Company. Schedule 5.16(f) sets forth all such Reimbursement Approvals held by the Company Subsidiaries as of the Closing Date or for which a Company Subsidiary has applied (individually, a “Company Reimbursement Approval,” and collectively, the “Company Reimbursement Approvals”). There are no pending or, to the knowledge of the Company, threatened suits or proceedings that would reasonably be expected to result in the suspension, revocation, restriction, amendment or nonrenewal of any Company Reimbursement Approvals, and to the knowledge of the Company, no event which (whether with notice or lapse of time or both) would reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company Reimbursement Approval has occurred. To the knowledge of the Company, each Company Subsidiary is in compliance with the material terms of the Company Reimbursement Approvals to which it is subject.

(g) Surveys, Audits and Investigations.  Schedule 5.16(g) sets forth (i) a description of all material surveys performed (including the dates of such surveys, where available) by any Governmental Authority or pursuant to any Permits, Company Accreditation or Company Reimbursement Approval to which the Company was a party prior to the date hereof, and any material deficiencies for which a plan of correction was required (the “Health Care Surveys”) and (ii) a list of all notices of material compliance, requests for material remedial action, return of overpayment or imposition of fines (whether ultimately paid or otherwise resolved) by any Governmental Authority or pursuant to any Licenses and Permits, Company Accreditation or Company Reimbursement Approval prior to the date hereof (the “Health Care Audits”) in each case since the applicable acquisition date of each of the Company Subsidiaries. The Company and each Company Subsidiary has prepared and submitted timely all corrective action plans required to be prepared and submitted in response to any Health Care Surveys or Health Care Audits and has implemented all of the corrective actions described in such corrective action plans. Neither the Company nor any Company Subsidiary has any (i) material uncured deficiency which would reasonably be expected to lead to the imposition of a remedy or (ii) existing accrued and/or material unpaid indebtedness to any Governmental Authority or pursuant to any Company Reimbursement Approval, including Medicare or Medicaid.

(h) Medicare, Medicaid Fraud.  Neither the Company nor any Company Subsidiary has been convicted of nor being indicted for a Federal Health Care Program or state health care program related offense, nor has the Company nor any of its officers, directors or stockholders been debarred, excluded or suspended from participation in Medicare, Medicaid or any other federal or state health program or been subjected to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court or governmental agency related thereto. To the knowledge of the Company, neither the Company nor any Company Subsidiary has arranged or contracted with (by employment or otherwise) any Person that is excluded or suspended from participation in a federal or state health care program, for the provision of items or services for which payment may be made under such federal health care program. Neither the Company or nor any Company Subsidiary is party to any corporate integrity or other agreements with any Governmental Authority which apply to or are relevant to the transactions contemplated by this Agreement. None of the officers, directors, agents or managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)) of the Company or a Company Subsidiary has been excluded from the Programs or any other federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)), been subject to sanction pursuant to 42 U.S.C. § 1320a-7a or 1320a-8, or been convicted of a crime described at 42 U.S.C. § 1320a-7b, nor to the knowledge of the Company is any such exclusion, sanction or conviction threatened or pending. Neither the Company nor any Company Subsidiary has been excluded from the

Programs or any other federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) or state health care program as a result of any civil or criminal wrongdoing.

(i) HIPAA Requirements.  To the knowledge of the Company, each Company Subsidiary is in compliance in all material respects with the HIPAA, including the federal privacy regulations as contained in 45 C.F.R. Part 164 (the “Federal Privacy Regulations”), the federal security standards as contained in 45 C.F.R. Part 142 (the “Federal Security Regulations”), and the federal standards for electronic transactions contained in 45 C.F.R. Parts 160 and 162, all collectively referred to herein as “HIPAA Requirements.” To the knowledge of the Company, no Company Subsidiary has used or disclosed any Protected Health Information, as defined in 45 C.F.R. § 164.504, or Individually Identifiable Health Information, as defined in 42 U.S.C. § 1320d, other than as permitted by HIPAA requirements and the terms of this Agreement. Each Company Subsidiary has made its internal practices, books and records relating to the use and disclosure of Protected Health Information available to the Secretary of Health and Human Services to the extent required for determining compliance with the Federal Privacy Regulations.

(i) Each component of the Company or any Company Subsidiary that is a health plan, healthcare clearinghouse or healthcare provider, as such terms are defined in the Federal Privacy Regulations (collectively, the “Covered Entities”), is in material compliance with the administrative simplification section of the HIPAA, the Federal Privacy Regulations, the Federal Security Regulations or applicable state privacy laws.

(ii) True and complete copies of each Covered Entity’s policies relating to the privacy of its patient’s Protected Health Information (as defined in 45 C.F.R. § 164.504) have been made available to the Buyer. An accurate copy of each Covered Entity’s privacy notice and any policy relating thereto, or the most recent draft thereof, has been furnished to the Buyer. An accurate and complete list of all HIPAA-related complaints filed against or with a Covered Entity is provided in Schedule 5.16(g).

(j) Health Care Licenses.  The Company and each Company Subsidiary holds all material health care licenses necessary or required by applicable Law or Governmental Authority for the operation of the business as conducted by the Company, any Company Subsidiary or any branch (“Health Care Licenses”). Schedule 5.16(j) sets forth all such Health Care Licenses held by the Company or the Company Subsidiaries or for which the Company or a Company Subsidiary has applied (individually, a “Company Health Care License,” and collectively, the “Company Health Care Licenses”). There are no pending or, to the knowledge of the Company, threatened suits or proceedings that would reasonably be expected to result in the suspension, revocation, restriction, amendment or nonrenewal of any Company Health Care License, and to the knowledge of the Company, no event which (whether with notice or lapse of time or both) would reasonably be expected to result in a suspension, revocation, restriction, amendment or nonrenewal of any Company or Company Subsidiary Health Care License has occurred. The Company and each Company Subsidiary is in compliance with the material terms of the reimbursement licenses to which it is subject. No Government Authority is required to give approval of a change of ownership of any Company or Company Subsidiary Health Care License prior to Closing except as set forth on Schedule 5.16 (j).

5.17 Employee Benefit Plans.

(a) Schedule 5.17(a) includes a true and complete list of all Benefit Plans currently maintained or contributed to by the Company or any Company Subsidiary (collectively, the “Company Benefit Plans”). Neither the Company nor any Company Subsidiary has any material liability with respect to any plan, arrangement or practice of the type described in this Section 5.17 other than the Company Benefit Plans set forth on Schedule 5.17(a).

(b) With respect to each Company Benefit Plan: (i) except as set forth on Schedule 5.17(b), each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter, which has not been revoked, from the IRS that any such plan is tax-qualified and each trust created thereunder has been determined by the IRS to be exempt from federal income tax under Code Section 501(a), and to the knowledge of the Company, nothing has occurred or is reasonably expected to occur through the Closing which would cause the loss of such qualification, (ii) no Company Benefit Plan is or at any time was a “defined benefit plan” as defined in Section 3(35) of ERISA or a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, (iv) there has been no termination or partial termination of any Company Benefit Plan which is a defined benefit plan within the meaning of Code Section 411(d)(3), and (iv) the Company does not participate currently in and has never participated in and is not required currently and has never been required to contribute to or otherwise participate in any plan, program, or arrangement subject to Title IV or ERISA or Section 412 of the Code.

(c) The Sellers’ Representative provided to the Buyer true and complete copies of (i) each Company Benefit Plan, including any related trust agreement or other funding instrument, (ii) the most recent summary plan description and summaries of material modifications for each Company Benefit Plan for which such a summary plan description is required, (iii) the most recent determination letters from the IRS with respect to each Company Benefit Plan, if applicable, (iv) the most recent Form 5500 for each Company Benefit Plan and audited financial statements (if such form or statement is required or applicable), (v) the most recent financial statements, the most recent actuarial reports, all agreements or contracts with any investment manager or investment advisor with respect to any Company Benefit Plan, and (vi) any insurance policy currently in effect related to any Company Benefit Plan. In the case of any material unwritten Company Benefit Plan, a written description of such plan, program or arrangement has been furnished to the Buyer.

(d) Except as set forth in Schedule 5.17(d), neither the Company nor any Company Subsidiary participate currently in and have participated in and are required currently and have been required to contribute to or otherwise participate in any Multiemployer Plan, or any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. Further, no Company Benefit Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(e) There is no material unsatisfied liability that has been incurred by the Company or any Company Subsidiary or any other entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other “employee benefit plan” as defined in Section 3(3) of ERISA presently or heretofore maintained or contributed to within the past six (6) years by the Company or the Company Subsidiaries.

(f) Except as would not reasonably be expected to result in a Material Adverse Effect, each Company Benefit Plan has been administered in accordance with its terms. The Company and the Company Subsidiaries, and any other entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), and all the Company Benefit Plans are in compliance with all applicable provisions of ERISA, the Code, all other applicable laws and the terms of all applicable collective bargaining agreements, except as would not reasonably be expected to result in a Material Adverse Effect.

(g) Except as provided in Schedule 5.17(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event contemplated by this Agreement) (i) result in any material payment becoming due under a “change in control” (as defined in Section 280G of the Code), or increase the amount of any compensation due, to any current or former employee of Company, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

(h) The Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local law within the last six (6) months which remains unsatisfied.

(i) With respect to each Company Benefit Plan: (i) no material non-routine audits, proceedings, claims or demands are pending with any Governmental Authority including the IRS and the Department of Labor, (ii) no litigation, actions, suits, claims, disputes or other proceedings (other than routine claims for benefits) are pending or, to the knowledge of the Company, have been asserted against any Company Benefit Plan, the trustee or fiduciary of such plan, or the Company with respect to such plan, (iii) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any participant have been duly or timely filed or distributed, (iv) no “prohibited transactions”, within the meaning of ERISA or the

Code, or breach of any duty imposed on “fiduciaries” pursuant to ERISA has occurred, and (v) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Financial Statements or will be properly accrued on the books and records of the Company as of the Closing, in each case except as set forth in Schedule 5.17(i), and in the case of clause (iv) and (v), except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(j) The Company and each Company Benefit Plan that qualifies as a group health plan under the applicable statute is in material compliance, to the extent applicable, with (i) the notice and continuation of coverage requirements of Section 4980B of the Code, and the regulations thereunder (“COBRA”) and (ii) Part 6 of Title I of ERISA.

(k) Any Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A) that is subject to Code Section 409A has, since January 1, 2005, been operated in a manner intended to be in good faith compliance with the requirements of Code Section 409A.

5.18 Environmental Compliance.  Except as set forth on Schedule 5.18, (a) the Company and the Company Subsidiaries are in material compliance with all Environmental Laws; (b) to the Company’s knowledge, the Owned Real Property and the Leased Real Property are in material compliance with all Environmental Laws; (c) the Company and the Company Subsidiaries possess and are in material compliance with all Permits required under Environmental Laws for the conduct of their respective operations; and (d) there are no material claims, actions, suits, arbitrations, litigations or legal proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary alleging a violation of or liability or obligation under any Environmental Laws. The representations and warranties made in this Section 5.18 are the Company’s sole representations and warranties with respect to environmental matters and Environmental Laws.

5.19 Insurance.  All material insurance policies (the “Insurance Policies”) with respect to the properties, assets, or business of the Company and the Company Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full. Neither the Company nor any Company Subsidiary has received either a written notice that could reasonably be likely to be followed by a written notice of cancellation or non-renewal of any Insurance Policy.

5.20 Real Property.

(a) Owned Real Property.

(i) Schedule 5.20(a)(i) contains a list of all real property owned by the Company or the Company Subsidiaries (together with all improvements located therein and all appurtenances related thereto, the “Owned Real Property”), and properly identifies the applicable owner and use of each parcel of Owned Real Property. All buildings, plants and structures located on the Owned Real Property lie wholly within the boundaries of the Owned Real Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person and no property adjacent to the Owned Real Property encroaches on the Owned Real Property.

(ii) Except as set forth in Schedule 5.20(a)(ii), the Company or the Company Subsidiaries has fee title to each parcel of Owned Real Property free and clear of all Liens, except (A) Permitted Encumbrances, (B) zoning and building restrictions, and (C) Leases under which the Company or any Company Subsidiary is lessor disclosed on Schedule 5.20(a)(ii) (the “Owned Property Leases”). True and complete copies of the Owned Property Leases, if any, have previously been delivered to Buyer by the Company or the Sellers’ Representative.

(iii) Except as disclosed on Schedule 5.20(a)(iii), to the knowledge of the Company, all buildings, structures, improvements and fixtures located on, under, over or within the Owned Real Property, are in good operating condition and repair.

(iv) To the knowledge of the Company, no condemnation or eminent domain proceeding against any part of any Owned Real Property is pending or threatened.

(b) The Company and the Company Subsidiaries, as applicable, have valid leasehold interests in the real property specified on Schedule 5.20(b) under the heading “Leased Properties” (the “Leased Real Property”) subject only to Permitted Encumbrances (it being understood that the Company and the Company Subsidiaries make no representation about the status of the fee title to the Leased Real Property). Schedule 5.20(b) contains a complete and accurate list of all real property leased as lessee, including all subleases, licenses, and other arrangements relating to the use or occupancy of real property, together with all amendments, modifications and side letters and supplements thereto (collectively, the “Leases”), by the Company and the Company Subsidiaries, as applicable. Schedule 5.20(b) contains an accurate and complete list of all Leases, as the same may have been amended, supplemented or otherwise modified from time to time, including the address of the Leased Real Property, the lessor, the lessee, the date, the term and the base rent for all such Leases. True and complete copies of the Leases have previously been delivered to the Buyer. Neither the Company nor any Company Subsidiary, as applicable, has received notice of any conditions, which, if left uncured, would constitute a material breach in any material respects under the Leases to which each such entity is a party, and all such Leases are binding and in full force and effect and, to the knowledge of the Company, there are no outstanding material defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a material default or breach in any material respect by either party under any Lease. Except as set forth on Schedule 5.20(b), the Company holds the leasehold estate in each Leased Real Property free and clear of all Encumbrances (except Permitted Encumbrances). Either the Company or the Company’s Subsidiaries is now in possession of the applicable Leased Real Property.

5.21 Affiliate Transactions.  Except for employment relationships and compensation, benefits, travel advances and employee loans in the ordinary course of business or as disclosed on Schedule 5.21, neither the Company nor any Company Subsidiary is a party to any agreement with, or involving the making of any payment or transfer of assets to, the Sellers, any officer or director of any Seller, any Affiliate of any Seller or any officer or director of the Company or any Company Subsidiary.

5.22 Absence of Certain Changes or Events.  Except as set forth on Schedule 5.22, or as otherwise contemplated by this Agreement, (i) during the period from the date of the Interim Balance Sheet to the date of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business and they have not engaged in any of the activities prohibited by Section 7.1 of this Agreement and (ii) since the date of the Interim Balance Sheet, there has been no Material Adverse Effect.

5.23 Labor and Employment Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to or cover employees of the Company or any of its Subsidiaries. No current employees of the Company or any of its Subsidiaries (the “Employees”) are represented by any labor organization. No labor organization or group of Employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened by any labor organization or group of Employees.

(b) There are no outstanding (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, material grievances or material complaints pending or, to the knowledge of the Company or the knowledge of the Seller, threatened by or on behalf of any Employee or group of Employees.

(c) There are no material complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that could be brought or filed, with any

Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employ, any individual. Each of the Company and its Subsidiaries is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries within the six (6) months prior to Closing.

5.24 Banks; Power of Attorney.  Schedule 5.24 contains a complete and correct list of the names and locations of all banks in which Company or any Subsidiary has accounts or safe deposit boxes. Except as set forth on Schedule 5.24, no person holds a power of attorney to act on behalf of the Company or any Company Subsidiary.

5.25 Corporate Records.

(a) The Company has delivered to the Buyer true and complete copies of the certificate or articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) of the Company and each of its Subsidiaries in each case as amended, including all amendments thereto.

(b) The minute books of the Company and each Subsidiary previously made available to the Buyer contain in all material respects true, correct and complete records of all meetings and accurately reflect in all material respects since September 1, 2006 all other corporate action of the stockholders and the directors (including committees thereof) as well the corporate action of the Company’s Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and its Subsidiaries previously made available to the Buyer are true, correct and complete in all material respects. All stock transfer taxes levied, if any, or payable with respect to all transfers of shares of the Company and its Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

5.26 Accounts Receivable.  All of the accounts receivable of the Company and its Subsidiaries arose in the ordinary course of business from bona fide transactions.

5.27 Assets.  The Company and the Company Subsidiaries have valid title to all of its material tangible personal property and assets, subject to no Encumbrances other than Permitted Encumbrances. The Company and each Company Subsidiary own, lease or otherwise have the right to use all material tangible personal property used in its business as presently conducted. Such material tangible personal property, taken as a whole is in good working condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is being used.

5.28 Brokers.  Other than UBS Securities LLC, no broker, finder or similar intermediary has acted for or on behalf of the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with the Company or any Company Subsidiary or any action taken by them.

5.29 Exclusivity of Representations.  The representations and warranties made by the Company in this Agreement are the exclusive representations and warranties made by the Company. The Company hereby disclaims any other express or implied representations or warranties. The Company is not, directly or indirectly, making any representations or warranties regarding the pro-forma financial information or financial projections of the Company or any Company Subsidiary.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Company and the Sellers as follows:

6.1 Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and carry on its business in all material respects as presently owned or conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected, individually or in the aggregate, to materially impair the Buyer’s ability to effect the transactions contemplated hereby.

6.2 Binding Obligation.  Except for the Buyer Stockholder Approval, the Buyer has all requisite corporate authority and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Except for the Buyer Stockholder Approval, this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming that this Agreement constitutes the legal, valid and binding obligations of the Sellers and the Company, constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies, and (ii) general principles of equity.

6.3 Capitalization of the Buyer.

(a) Schedule 6.3 sets forth a complete and accurate list of the authorized, issued and outstanding capital stock of the Buyer as of the date hereof. Except as set forth on Schedule 6.3, there are no other shares of capital stock or other equity securities of the Buyer authorized, issued, reserved for issuance or outstanding and no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), calls or commitments of any character whatsoever, relating to the capital stock of, or other equity or voting interest in, the Buyer, to which the Buyer is a party or is bound requiring the issuance, delivery or sale of shares of capital stock of the Buyer. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, the Buyer to which the Buyer is a party or is bound. The Buyer has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote). Except as set forth on Schedule 6.3, there are no contracts to which the Buyer is a party or by which it is bound to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, the Buyer or (ii) vote or dispose of any shares of capital stock of, or other equity or voting interest in, the Buyer. Except as set forth on Schedule 6.3, there are no registration rights, irrevocable proxies or voting agreements with respect to any shares of capital stock of, or other equity or voting interest in, the Buyer.

(b) All of the issued and outstanding shares of capital stock of the Buyer as of the date hereof are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. All of the shares of capital stock to be issued to the Sellers in connection with the transactions contemplated hereby and by the Subscription Agreement will, when issued in accordance with the terms of the Subscription Agreement, have been duly authorized, be validly issued, fully paid and non-assessable and free and clear of any preemptive rights or Encumbrances.

6.4 Board of Directors Approval.  The board of directors of the Buyer has, as of the date of this Agreement, unanimously (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the consummation of the transactions contemplated hereby are in the best interests of the stockholders of the Buyer, and (iii) determined that the fair market value of the Company is equal to at least 80% of the balance of the Buyer’s Trust Account, less deferred underwriting discounts and commissions and taxes payable. Such board approval is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”).

6.5 No Defaults or Conflicts.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and performance by the Buyer of its obligations hereunder (i) do not result in any violation of the charter or by-laws or other constituent documents of the Buyer, and (ii) except as set forth on Schedule 6.5, do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage or loan or any other agreement or instrument to which the Buyer is a party or by which it is bound or to which its properties may be subject, and (iii) except for applicable requirements under the HSR Act, do not violate any existing applicable law, rule, regulation, judgment, order or decree or any Governmental Authority having jurisdiction over the Buyer or any of its properties; provided, however, that no representation or warranty is made in the foregoing clauses (ii) or (iii) with respect to matters that would not reasonably be expected, individually or in the aggregate, to materially impair the Buyer’s ability to effect the transactions contemplated hereby.

6.6 No Authorization or Consents Required.  Other than as listed in Schedule 6.6, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person will be required to be obtained or made by the Buyer in connection with the due execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not reasonably be expected, individually or in the aggregate, to materially impair the Buyer’s ability to effect the transactions contemplated hereby.

6.7  Brokers.  Other than Merrill Lynch & Co., no broker, finder or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with the Buyer or any action taken by the Buyer.

6.8  Available Funds.  As of the date hereof and immediately prior to the Closing, the Buyer has and will have no less than $175,000,000 (the “Trust Fund”) invested in a trust account (the “Trust Account”) held in trust by JPMorgan Chase & Co., maintained by Continental Stock Transfer Trust Company acting as trustee (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated April 17, 2007 (the “Trust Agreement”), as described in the Buyer’s certificate of incorporation. Upon consummation of the transactions contemplated by this Agreement and notice thereof to the Trustee, the Trust Account will terminate and the Trustee shall thereupon be obligated to release as promptly as practicable to the Buyer the Trust Fund held in the Trust Account (less deferred underwriting discounts and commissions), which Trust Fund will be free of any Encumbrances and, after taking into account any amounts paid in connection with (i) obtaining a fairness opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. and (ii) the conversion by public stockholders of the Buyer voting against the transactions contemplated hereby of up to 29.99% of the shares of the Buyer’s Stock issued in the Buyer’s initial public offering. As of the Closing Date, the obligations of the Buyer to dissolve or liquidate within the time specified in the certificate of incorporation of the Buyer shall terminate, and effective as of the Closing Date, the Buyer shall have no obligation whatsoever to dissolve and liquidate the assets of the Buyer by reason of the consummation of the transactions contemplated hereby, and following the Closing, no holder of the Buyer’s Stock shall be entitled to receive any amount from the Trust Account except to the extent such holder votes against the approval of this Agreement and the transactions contemplated hereby and demand, contemporaneous with such vote, that the Buyer convert such holder’s shares of the Buyer’s Stock into cash pursuant to the Buyer’s certificate of incorporation.

6.9  Sufficient Funds.

(a) The Buyer has received and accepted and agreed to a commitment letter dated February 6, 2008 (the “Debt Commitment Letter”) from Jefferies Finance LLC (the “Lender”) relating to the commitment of the

Lender to provide no less than $140,000,000 and no more than $155,000,000 of first lien term loans, no less than $40,000,000 and no more than $85,000,000 of second lien term loans and a $25,000,000 revolving credit facility to consummate the transactions contemplated by this Agreement on the terms contemplated by this Agreement (such debt financing, the “Debt Financing”).

(b) The Buyer has received and accepted and agreed to a commitment letter dated February 6, 2008 (the “Equity Commitment Letter”) from MBF Healthcare Partners, L.P. (“Equity Investor”) relating to the commitment by Equity Investor to provide cash equity in an aggregate amount of up to $50,000,000 to consummate the transactions contemplated by this Agreement on the terms contemplated by this Agreement of which the Sellers are a third party beneficiary. The Equity Commitment Letter, together with the Debt Commitment Letter are referred to as the “Commitment Letters”. The commitment of the Equity Investor to provide cash equity is referred to as the “Cash Equity” and, together with the Debt Financing, the “Financing.”

(c) True and complete copies of the executed Commitment Letters have been provided to the Sellers.

(d) Subject to its terms and conditions, the Financing, together with the Closing Date Cash, shall provide the Buyer with acquisition financing on the Closing Date sufficient to consummate the transactions contemplated by this Agreement on the terms contemplated by this Agreement and to pay related fees and expenses.

(e) The Commitment Letters are valid, binding on the Buyer, and are in full force and effect and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach or an incurable failure to satisfy a condition precedent on the part of the Buyer under the terms and conditions of the Commitment Letters. The Buyer has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Commitment Letters.

6.10  Litigation.  There is no claim, action, suit or legal proceeding pending or to the knowledge of the Buyer, threatened against the Buyer or any material portion of its properties or assets before any Governmental Authority with respect to which there is a substantial possibility of a determination which questions the validity or legality of this Agreement or the transactions contemplated hereby or which seeks to prevent the transactions contemplated hereby or otherwise would reasonably be expected, individually or in the aggregate, to materially impair the Buyer’s ability to effect the transactions contemplated hereby.

6.11  SEC Filings.  As of their respective dates the Buyer SEC Reports: (i) were prepared in accordance and complied in all respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, with each such Buyer SEC Report having been filed on a timely basis within the time period it was required to be filed with the SEC pursuant to the reporting requirements of the Exchange Act, and (ii) did not at the time they were filed (and if amended or superseded by a filing at least two Business Days prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, the Buyer makes no representation or warranty whatsoever concerning the Buyer SEC Reports as of any time other than the time they were filed.

6.12  Buyer’s Reliance.  None of the Sellers or any other Person (including any officer, director, member or partner of any Seller) shall have or be subject to any liability to the Buyer (except in the case of fraud), or any other Person, resulting from the Buyer’s use of any information, documents or material made available to the Buyer in any confidential information memoranda, “data rooms,” management presentations, due diligence or in any other form in expectation of the transactions contemplated hereby. The Buyer acknowledges that, should the Closing occur, the Buyer shall acquire the Company and each Company Subsidiary without any representation or warranty as to merchantability or fitness for any particular purpose of their respective assets, in an “as is” condition and on a “where is” basis, except as otherwise expressly represented or warranted in ARTICLE IV and ARTICLE V of this Agreement; provided, however, that nothing in this Section 6.12 is intended to limit or modify the representations and warranties contained in ARTICLE IV and ARTICLE V. The Buyer acknowledges that, except for the representations and warranties contained in ARTICLE IV and ARTICLE V, the Buyer has not relied on any other express or implied representation or warranty by or on behalf of the Company or the Sellers. The Buyer acknowledges that the Buyer has not relied on, any representation or warranty regarding the pro-forma financial information, financial projections or other forward-looking statements of the Company or any Company Subsidiary, and the Buyer will make no claim with respect thereto.

6.13  Investment Purpose.  The Buyer will be purchasing the Shares for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal, state or provincial securities laws. The Buyer acknowledges that the sale of the Shares hereunder has not been registered under the Securities Act or any state securities laws, and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto. The Buyer represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

6.14  Requisite Vote.  The only vote of any class or series of the Buyer’s capital stock necessary to approve this Agreement and the transactions contemplated hereby is the approval and adoption by the holders of the majority of the Buyer’s Stock entitled to vote generally in the election of directors; provided, however, that the Buyer may not consummate the transactions contemplated by this Agreement if the holders of 30.0% or more of the shares of the Buyer’s Stock issued in the Buyer’s initial public offering shall have demanded that the Buyer convert the shares acquired in such initial public offering into cash pursuant to the terms of the Buyer’s certificate of incorporation.

6.15  Investment Company Act.  Buyer is not, and will not be after the Closing Date, an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

6.16  Operation of Business.  Since Buyer’s formation, (a) Buyer has conducted its business only in the ordinary course of business and (b) there has been no Buyer Material Adverse Effect.

6.17  No Material Liabilities.  Except (i) as set forth on the balance sheet of Buyer at December 31, 2007, (ii) for the reasonable fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement, (iii) the fees to lease Buyer’s office space, (iv) general administrative expenses and (v) its obligations hereunder, Buyer has no material liabilities or obligations of any nature required to be disclosed on a balance sheet prepared in accordance with GAAP consistently applied with the past practices of the Buyer.

ARTICLE VII

COVENANTS

Unless this Agreement is terminated pursuant to ARTICLE X, the parties hereto covenant and agree as follows:

7.1  Conduct of Business of the Company.  Except as set forth in Schedule 7.1, during the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with ARTICLE X, the Company shall, and shall cause the Company Subsidiaries to, conduct their respective business and operations in the ordinary course consistent with past practices and use its commercially reasonable efforts to preserve intact its business organizations, to retain the services of its executive officers and key employees and to preserve the goodwill of its material customers and suppliers, and, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), to not undertake any of the following actions:

(a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class of the Company (including the Shares) or any Company Subsidiary, or

securities convertible into or exchangeable for any such           shares, or any rights, warrants or options to acquire any such shares or other convertible securities of the Company or any Company Subsidiary other than shares of Capital Stock issued pursuant to outstanding stock options exercised in the ordinary course of business or (ii) any other securities in respect of, in lieu of, or in substitution for shares of capital stock of the Company (including the Shares) or any Company Subsidiary outstanding on the date hereof;

(b) redeem, purchase or otherwise acquire any outstanding shares of the capital stock of the Company or any Company Subsidiary;

(c) adopt any amendment to the certificate of incorporation or By-laws of the Company or any Company Subsidiary;

(d) incur any Indebtedness (other than ordinary course consistent with past practices borrowings from the Bank and other performance bonds or letters of credit entered into in the ordinary course of business consistent with past practice);

(e) (i) increase in any material manner the rate or terms of compensation or benefits of any of its directors, or senior officers except as may be required under existing employment agreements or such increases as are granted in the ordinary course of business consistent with past practices, or (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not contemplated by any Company Benefit Plan to any director, officer or employee, whether past or present, other than in the ordinary course of business consistent with past practice, or (iii) enter into, adopt or amend any employment, bonus, severance or retirement contract or adopt any employee benefit plan, other than in the ordinary course of business consistent with past practices or as required by law, including Section 409A of the Code;

(f) (i) except in the ordinary course of business consistent with past practice, sell, lease, transfer or otherwise dispose of, any of its material property or assets or (ii) create any Encumbrance (other than a Permitted Encumbrance) on any material property or assets;

(g) make any loans, advances or capital contributions, except advances for travel and other normal business expenses to officers and employees in the ordinary course of business consistent with past practices;

(h) acquire any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions;

(i) make any change in any method of accounting other than those required by GAAP;

(j) amend or modify any Material Contracts other than in the ordinary course of business consistent with past practices;

(k) make any capital expenditures, in excess of $500,000 individually or $1,000,000 in the aggregate, other than in the ordinary course of business consistent with past practices;

(l) declare, pay or otherwise make any dividend or distribution (in cash or in any other form) to the Sellers; or

(m) authorize, propose or agree in writing to take any of the foregoing actions.

7.2  Access to Information; Confidentiality; Public Announcements.

(a) During the period from the date of this Agreement to the earlier of (i) the Closing Date and (ii) the termination of the Agreement in accordance with ARTICLE X, the Company shall give the Buyer and its authorized representatives reasonable access during normal business hours to all books, records, offices and other facilities and properties of the Company and the Company Subsidiaries as the Buyer, or its authorized representatives, may from time to time reasonably request from either the Chief Executive Officer or Chief Financial Officer of the Company; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of the Company and the Company Subsidiaries and the Buyer shall not conduct any invasive sampling or testing with respect to the Real Property.

(b) Any information provided to or obtained by the Buyer or its authorized representatives pursuant to paragraph (a) above shall be “Evaluation Materials” (herein referred to as “Evaluation Material”) as defined in the Confidentiality Agreement, dated January 24, 2007, by and between the Company and the Buyer (the “Confidentiality Agreement”), and shall be held by the Buyer in accordance with and be subject to the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary herein, the terms and provisions of the Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms therein. In the event of the termination of this Agreement for any reason, the Buyer shall comply with the terms and provisions of the Confidentiality Agreement, including returning or destroying all Evaluation Material and the non-soliciting of employees of the Company and the Company Subsidiaries. The Confidentiality Agreement shall terminate on the Closing Date.

(c) No party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is upon advice of counsel required by law, in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

7.3  Filings and Authorizations; Consummation.

(a) Each of the parties hereto shall, if required by applicable law, within five (5) Business Days of the date hereof, file or supply, or cause to be filed or supplied in connection with the transactions contemplated herein, all notifications and information required to be filed or supplied pursuant to the HSR Act. The Buyer acknowledges and agrees that it shall pay and shall be solely responsible for the payment of all filing fees and other charges for the filing under the HSR Act.

(b) Each of the parties hereto, as promptly as practicable (but in no event later than five (5) Business Days of the date hereof), shall make, or cause to be made, all other filings and submissions under Laws applicable to it, or to its Subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated herein and use its commercially reasonable efforts (which shall not require either party to make any payment or concession to any Person in connection with obtaining such Person’s consent) to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by it, or its subsidiaries or affiliates, in order for it to consummate such transactions. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and the Buyer shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the transactions set forth in this Agreement. In exercising the foregoing right, each of the Company and the Buyer shall act reasonably and as promptly as practicable.

(c) The parties hereto shall coordinate and cooperate with one another in exchanging and providing such information to each other and in making the filings and requests referred to in paragraphs (a) and (b) above. The parties hereto shall supply such reasonable assistance as may be reasonably requested by any other party hereto in connection with the foregoing.

(d) Notwithstanding anything to the contrary herein, if any order is made by any Governmental Authority or any suit is threatened or instituted challenging any of the transactions contemplated by this Agreement as violative of any Antitrust Law, the Buyer shall take all such action (including agreeing to hold separate or to divest any of the businesses, product lines or assets of the Buyer or any of its Affiliates or of the Company, any Company Subsidiary or their respective Affiliates) as may be required (i) by the applicable Governmental Authority (including the Antitrust Division of the United States Department of Justice or the Federal Trade

Commission) in order to resolve such objections as such Governmental Authority may have to such transactions under such Antitrust Law or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by any Person or Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the transactions contemplated by this Agreement. It shall not be deemed a failure to satisfy the conditions specified in Sections 8.4 or 9.4, if in any suit brought by any Person or Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Antitrust Law, a court enters or the applicable Governmental Authority makes an order or decree permitting the transactions contemplated by this Agreement, but requiring that any of the businesses, product lines or assets of any of the Buyer or its Affiliates or of the Company, any Company Subsidiary or their respective Affiliates be divested or held separate by the Buyer, or that would otherwise limit the Buyer’s freedom of action with respect to, or its ability to retain, the Company and any Company Subsidiary or any portion thereof or any of the Buyer’s or its Affiliates’ other assets or businesses.

(e) Each party hereto shall promptly inform the other parties of any material communication from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Buyer will advise the Company promptly in respect of any understandings, undertakings or agreements (whether oral or written) which the Buyer proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Authority in connection with the transactions contemplated by this Agreement.

7.4  Resignations.  The Company shall cause to be delivered to the Buyer on the Closing Date such resignations of members of the Board of Directors of the Company and each Company Subsidiary as requested in writing by the Buyer at least two days prior to the Closing Date, such resignations to be effective concurrently with the Closing.

7.5  Further Assurances.  From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with ARTICLE X, each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. Each party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

7.6  Transfer of Shares.  Except for the transactions contemplated by this Agreement, from the date hereof until the Closing Date, each Seller agrees that it shall not transfer record ownership of any shares of capital stock of the Company to any Person without the prior written consent of the Buyer.

7.7  Letters of Credit.  The Buyer agrees, at its sole cost and expense, to (a) replace at Closing all of the letters of credit of the Company and each Company Subsidiary existing at the Closing Date as set forth on Schedule 7.7 to reimburse the Company for advanced payments to Cardinal Health under the terms of the Company’s Wholesale Drug Agreement.

7.8  Termination of Affiliate Obligations.  On or before the Closing Date, except for liabilities relating to employment relationships and the payment of compensation and benefits in the ordinary course of business consistent with past practices, all liabilities and obligations between the Company or the Company Subsidiaries, on the one hand, and one or more of its Affiliates or Sellers (other than liabilities or obligations between the Company and the Company Subsidiaries), on the other hand, including any and all contracts, agreements and instruments (other than this Agreement and any ancillary agreement contemplated herein) between the Company or any Company Subsidiary, on the one hand, and one or more of its Affiliates (including the Sellers but not including the Company and any Company Subsidiary), on the other hand, shall be terminated in full, without any liability for the Company or the Company Subsidiaries following the Closing.

7.9  Exclusivity.  Until the earlier of the Closing and such time as this Agreement is terminated in accordance with ARTICLE X, except for the transactions contemplated by this Agreement, the Sellers and the Company shall not, and shall cause the Company Subsidiaries, and their respective Representatives not to, directly or indirectly, solicit, encourage or enter into any negotiation, discussion, contract, agreement, instrument, arrangement or understanding with any party, with respect to the sale of the Shares or all or substantially all the assets of the Company or any of the Company Subsidiaries, or any merger, recapitalization or similar transaction with respect to the Company or the Company Subsidiaries or their respective businesses. The parties hereto recognize and agree that immediate irreparable damages for which there is not adequate remedy at law would occur in the event that the provisions of this Section 7.9 are not performed in accordance with the specific terms hereof or are otherwise breached. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Agreement, the non-breaching party shall be entitled to specific performance through injunctive relief, without the necessity of posting a bond, to prevent breaches of the provisions and to enforce specifically the provisions of this Section 7.9 in addition to any other remedy to which such party may be entitled, at law or in equity.

7.10  Waiver of Conflicts Regarding Representation.

(a) Recognizing that Paul Weiss has acted as legal counsel to Kohlberg Investors V, L.P. and its Affiliates and may be deemed to have acted as legal counsel to the Company and the Company Subsidiaries prior to the Closing, and that Paul Weiss intends to act as legal counsel to Kohlberg Investors V, L.P. and its Affiliates after the Closing, the Company hereby waives, on its own behalf and agrees to cause the Company Subsidiary to waive, any conflicts that may arise in connection with Paul Weiss representing Kohlberg Investors V, L.P. and its Affiliates after the Closing; provided that nothing contained herein shall be deemed to be a waiver of any attorney-client, work product or similar privilege held by the Company or any Company Subsidiary.

(b) Recognizing that Pepper Hamilton LLP (“Pepper Hamilton”) has acted as legal counsel to the Company and senior management, key employees and officers of the Company prior to the Closing, and that Pepper Hamilton intends to act as legal counsel to the Company and its Affiliates after the Closing, each of the Buyer and Kohlberg Investors V, L.P. hereby waive any conflicts that may arise in connection with Pepper Hamilton representing the Company and its Affiliates after the Closing; provided that nothing contained herein shall be deemed to be a waiver of any attorney-client, work product or similar privilege held by the Company or any senior management, key employees or officers of the Company.

7.11  Employee Matters.

(a) From and after the Closing Date until the first (1st) anniversary thereof, the Buyer shall, or shall cause the Company and the Company Subsidiaries to, honor all contracts and agreements listed on Schedule 7.11(a) at the rates and on such other terms as in existence on the Closing Date.

(b) Except as specifically provided herein, the Buyer shall, and shall cause, service rendered by employees of the Company and the Company Subsidiaries prior to the Closing Date to be taken into account for purposes of participation, coverage, vesting and level of benefits (but not for purposes of benefit accruals under any defined benefit pension plan), as applicable, under all severance payment plans, employee benefit plans, programs and policies of the Buyer and its subsidiaries (including the Company and the Company Subsidiaries) from and after the Closing Date, to the same extent as such service was taken into account under corresponding plans of the Company and the Company Subsidiaries for such purposes; provided, however, that nothing herein shall result in the duplication of any benefits. Without limiting the foregoing, employees of the Company and the Company Subsidiaries will not be subject to any pre-existing condition or limitation under any health or welfare plan of the Buyer or its subsidiaries (including the Company and the Company Subsidiaries) for any condition for which such employee would have been entitled to coverage under the corresponding plan of the Company and the Company Subsidiaries in which such employee participated immediately prior to the Closing Date. The Buyer shall, and shall cause, such employees to be given credit under such plans for co-payments made, and deductibles satisfied, prior to the Closing Date.

7.12  Restrictive Covenants.

(a) For a period of three years from the Closing Date, the Kohlberg Entities shall not, and shall cause their Affiliates not to, directly or indirectly, on behalf of any of them or any other Person, recruit or otherwise solicit or induce any member of senior management, key employee or officer of the Company or any Company Subsidiary to terminate his or her employment or other relationship with the Company or any Company Subsidiary, or hire any such Person who has ceased to be employed or otherwise engaged by the Company or any Company Subsidiary during the preceding six months.

(b) The Kohlberg Entities agree that, for a period of three years after the Closing, each of them shall, and shall cause their respective Affiliates and Representatives to, hold in strict confidence all Confidential Information they possess; provided, that, the foregoing provisions shall not apply to any Confidential Information which is or becomes generally available to the public (other than as a result of a disclosure by the Kohlberg Entities or any of their Affiliates or Representatives). In the event that the Kohlberg Entities or any of their respective Affiliates or Representatives are required by Law to disclose any Confidential Information, the Kohlberg Entities shall promptly notify the Buyer in writing so that the Buyer may seek a protective order and/or other motion filed to prevent the production or disclosure of Confidential Information. If such motion has been denied, then the Kohlberg Entities may disclose only such portion of the Confidential Information which is required by Law to be disclosed; provided, that, (A) the Kohlberg Entities shall use commercially reasonable efforts to preserve the confidentiality of the remainder of the Confidential Information and (B) the Kohlberg Entities shall not, and shall not permit any of their respective Representatives to, oppose any motion for confidentiality brought by the Buyer in any such instance. The Kohlberg Entities will continue to be bound by their respective obligations pursuant to this Section 7.12(b) for any Confidential Information that is not required to be disclosed pursuant to the immediately preceding sentence above, or that has been afforded protective treatment pursuant to such motion.

7.13  Indemnification; Directors’ and Officers’ Insurance.

(a) The Buyer shall cause the organizational documents of the Company and each Company Subsidiary to contain provisions concerning indemnification of directors and officers no less favorable to the beneficiaries thereof than those set forth in such organizational documents as of the date hereof. From and after the Closing, the Buyer shall, and shall cause the Company and each Company Subsidiary, (i) to indemnify and hold harmless each present and former director and officer of the Company and each present and former director, director and officer, as applicable, of each Company Subsidiary (collectively, the “Company Indemnified Parties”), in each case, when acting in such capacity, against any Losses incurred or suffered by any of the Company Indemnified Parties in connection with any Action arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted under applicable Law, and (ii) advance expenses as incurred by any Company Indemnified Party in connection with any matters for which such Company Indemnified Party is entitled to indemnification from the Company or a Company Subsidiary, as applicable, pursuant to this Section 7.13, to the fullest extent permitted under applicable law; provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to such indemnification; and provided, further, that any determination required to be made with respect to whether a Company Indemnified Party’s conduct complies with the standards set forth under applicable law or the organizational documents of the Company and the Company Subsidiaries, as applicable, shall be made by independent counsel selected by the Company.

(b) For a period of six (6) years following the Closing, the Buyer shall maintain, or shall cause the Company for itself and the Company Subsidiaries to maintain, in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (true and complete copies of which have been heretofore made available by Seller to the Buyer and its agents and representatives) with coverage in amount and scope at least as favorable as the Company’s existing coverage; provided, however, that in no event shall the Buyer or the Company be required to expend in the aggregate in excess of 200% of the annual premium currently paid by the Company for such coverage, and if such premium would at any time exceed 200% of such amount, then the Buyer or the

Company shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount; and provided, further, that this Section 7.13(b) shall be deemed to have been satisfied if a prepaid policy or policies (i.e., “tail coverage”) have been obtained by the Company, at the expense of Buyer, which policy or policies provide such directors and officers with the coverage described in this Section 7.13(b) for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.

(c) The provisions of this Section 7.13 are (i) intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder, and each such Person’s heirs, representatives, successors or assigns, it being expressly agreed that such Persons shall be third-party beneficiaries of this Section 7.13, and (ii) in addition to, and not in substitution for, any other right to indemnification or contribution that any such Person may have by contract or otherwise.

7.14  Proxy Statement; Special Meeting.

(a) As promptly as practicable after the date hereof, and in any event on or prior to February 14, 2008, the Buyer shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a preliminary proxy statement pursuant to Section 14(a) of Exchange Act (the “Preliminary Proxy Statement”), which shall include proxy materials for the purpose of soliciting proxies from holders of the Buyer’s Stock to vote in favor of the adoption of this Agreement and the approval of the transactions set forth therein (“Buyer Stockholder Approval”) at a meeting of the holders of the Buyer’s Stock to be called and held for such purpose (the “Special Meeting”) as provided below. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of the Buyer’s Stock. The Company shall furnish to the Buyer all information concerning the Company as the Buyer may reasonably request in connection with the preparation of the Preliminary Proxy Statement. The Buyer shall promptly respond to any SEC comments on the Preliminary Proxy Statement, with the assistance of the Company, and shall otherwise use commercially reasonable efforts to resolve any such SEC comments relating to the Preliminary Proxy Statement. The Buyer shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Preliminary Proxy Statement or the Definitive Proxy Statement or mailing the Definitive Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Buyer shall provide the Sellers’ Representative with an opportunity to review and comment on such document or response.

(b) As promptly as practicable (and in any event within five (5) Business Days) following the resolution of any SEC comments on the Preliminary Proxy Statement, the Buyer shall file and distribute a definitive proxy statement pursuant to Section 14(a) of the Exchange Act (the “Definitive Proxy Statement”) to the holders of the Buyer’s Stock and, pursuant thereto, shall, as promptly as permitted under applicable Law and in its Charter and by-laws, call the Special Meeting and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions set forth therein to the stockholders of the Buyer for approval or adoption at the Special Meeting.

(c) The Buyer shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Preliminary Proxy Statement and Definitive Proxy Statement, as applicable, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Company shall ensure that the Definitive Proxy Statement does not, as of the date on which it is distributed to the holders of the Buyer’s Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Preliminary Proxy Statement or Definitive Proxy Statement). The Company covenants and agrees that the information relating to the Company supplied by the Company for inclusion in the Preliminary Proxy Statement or Definitive Proxy Statement will not, as of the filing date of the Preliminary Proxy Statement or Definitive Proxy Statement (or any amendment or supplement thereto), as the case may be, or, in the case of the Definitive Proxy Statement, at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) The Buyer, acting through its board of directors, shall include in the Preliminary Proxy Statement and the Definitive Proxy Statement the recommendation of its board of directors that the holders of the Buyer’s Stock vote in favor of the adoption of this Agreement and approval of the transactions set forth therein, and shall otherwise use commercially reasonable efforts to obtain the Buyer Stockholder Approval.

7.15  Other Actions.  At least five (5) days prior to Closing, the Buyer shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, which shall be in form and substance reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, the Buyer and the Company shall prepare the press release announcing the consummation of the acquisition of all of the Sellers’ Shares hereunder (“Press Release”).

7.16  Required Information.  In connection with the preparation of the Press Release, and for such other reasonable purposes, the Company and the Buyer each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of the Buyer and the Company to be elected effective as of the Closing) and such other matters as may be reasonably necessary or advisable in connection with the transactions set forth in this Agreement, or any other statement, filing, notice or application made by or on behalf of the Company or the Buyer to any third party and/or any Governmental Authority in connection with the transactions set forth in this Agreement. Each party represents and warrants to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (for the avoidance of doubt, this sentence shall be deemed a representation and warranty and not a covenant).

7.17  Subscriptions.  The Buyer and each Seller shall execute and take all actions necessary to consummate the transactions contemplated by the Subscription Agreement.

7.18  Releases.  Each Seller shall execute at or prior to the Closing a general release (the “General Release”) in the form attached hereto as Exhibit E.

7.19  No Securities Transactions.  Neither the Company, the Sellers nor their respective affiliates and Representatives shall, directly or indirectly, engage in any transactions involving the securities of the Buyer prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company and the Sellers shall use their commercially reasonable efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

7.20  No Claim Against Trust Fund.  The Company and the Sellers hereby waive any and all rights against the Buyer to collect from the Trust Fund any amount that may be owed to it by the Buyer for any reason whatsoever, including, but not limited to, a breach of this Agreement by the Buyer or any negotiations, agreements or understandings with the Buyer, and further agree not to seek recourse against the Trust Fund for any reason whatsoever.

7.21  Tax Matters.  During the period from the date of this Agreement to the Closing Date, the Company and its Subsidiaries shall:

(a) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date (“Post-Signing Returns”) in a manner consistent with past practice, except as otherwise required by applicable Laws;

(b) consult with the Buyer with respect to all income Tax and other material Post-Signing Returns and deliver drafts of such Post-Signing Returns to the Buyer no later than ten Business Days prior to the date on which such Post-Signing Returns are required to be filed;

(c) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed;

(d) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Closing Date in a manner consistent with past practice;

(e) promptly notify the Buyer of any legal action or audit pending or threatened against the Company or any of its Subsidiaries in respect of any Tax matter, and not settle or compromise any such legal action or audit, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, without the Buyer’s prior consent which consent shall not be unreasonably withheld or delayed;

(f) not make or revoke any Tax election, amend any Tax Return or adopt or change a Tax accounting method or period without the Buyer’s prior consent, which consent shall not be unreasonably withheld or delayed; and

(g) terminate any tax allocation agreement, tax sharing agreement or other similar agreement to which the Company or any of its Subsidiaries is a party such that there are no further liabilities or obligations thereunder.

7.22  Buyer’s Financing Obligations.

(a) The Buyer shall use its commercially reasonable efforts to perform all of its obligations under the Debt Financing documents and satisfy all conditions precedent to the funding thereunder that are within its control. In the event that the Debt Financing is not available to consummate the transactions contemplated by this Agreement, the Buyer shall use its commercially reasonable efforts to obtain alternative financing; it being understood, however, that such commercially reasonable efforts would not require the Buyer to consummate the Debt Financing or any alternative financing, as the case may be, on financial terms less favorable, taken as a whole, or other terms materially less favorable, taken as a whole, to Buyer than those set forth in the Debt Financing Documents (the “Alternative Financing”).

(b) Neither the Buyer, nor its Affiliates shall, without the prior written consent of the Company (which shall not be unreasonably withheld or delayed), waive, terminate, amend, modify or supplement, (i) the Debt Financing documents to materially decrease the aggregate amount of the facilities thereunder or the amount of the facilities available at Closing to fund the acquisition, (ii) in any material respect, the terms or conditions of (x) the Equity Commitment Letter, (y) the Debt Commitment Letter except as provided in subclause (iv) below) or (z) any “market flex” provisions contained in the Debt Financing documents, (iii) the conditions precedent to the initial borrowing set forth in the exhibits and attachments to the Debt Commitment Letter and any other letters or documents which constitute the Debt Financing documents or (iv) the representations, warranties, covenants or defaults set forth in the exhibits and attachments to the Debt Commitment Letter and any other letters or documents (other than the Debt Commitment Letter), if, in the case of clause (iv), such amendment, modification or supplement would result in the failure to satisfy a condition to the funding of the Debt Financing at Closing; provided, that in no event shall any amendments or modification to the Debt Financing documents not required to be consented to by the Company relieve the Buyer from its obligation to consummate the transactions contemplated by this Agreement on the terms set forth in the Debt Financing Documents without giving effect to any such amendment or modification made after the date hereof.

7.23  Board Designation Rights.  In the Preliminary Proxy Statement and the Definitive Proxy Statement, the Buyer shall nominate an individual designated by the Kohlberg Entities for election to serve as a director on the Board of Directors of the Buyer for a three-year term.

7.24  2007 Financial Statements.  The Company will use its best efforts to deliver to the Buyer by March 15, 2008, the consolidated balance sheet of the Company and its Subsidiaries, as at December 31, 2007, together with the related consolidated statements of operations, shareholders’ equity and cash flows of such Companies for the twelve (12) months then ended, as audited by Deloitte & Touche LLP (the “2007 Audit”).

7.25  Additional Actions.  The Company shall cause all of the actions as set forth in Schedule 7.25 to be taken prior to the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer under this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by the Buyer:

8.1  Representations and Warranties Accurate.  The representations and warranties of the Company set forth in ARTICLE V of this Agreement as well as the representations and warranties of the Sellers set forth in ARTICLE IV of this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) as of the Closing Date as though made at the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), with only such exceptions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.2  Performance.  The Company and the Sellers shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

8.3  Officer’s Certificate.  The Company with respect to it, and the Sellers’ Representative, with respect to the Sellers, shall have delivered to the Buyer a certificate, signed by an executive officer of the Company in the case of the Company, and the Sellers’ Representative, on behalf of each Seller, in the case of the Sellers, dated as of the Closing Date, certifying the matters set forth in Sections 8.1 and 8.2.

8.4  HSR Act; Legal Prohibition.

(a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

(b) On the Closing Date, there shall exist no injunction or other order issued by any Governmental Authority or court of competent jurisdiction which prohibits the consummation of the transactions contemplated under this Agreement.

8.5  Stock Certificates.  The Sellers shall have delivered or cause to be delivered to the Buyer the certificates representing the Shares as provided in Section 2.2(a).

8.6  Payoff Letters.  The Buyer shall have received payoff letters reasonably acceptable to it with respect to the payment of the Credit Agreements Payoff Amount and the release of any Encumbrance related thereto.

8.7  FIRPTA Affidavit.  The Buyer shall have received, in a form satisfactory to the Buyer, either (a) a statement by the Company certifying that the Company is not, and has not been during the time period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation as defined in Section 897(c)(2) of the Code or (b) a certification of non-foreign status from each Seller, which certification meets the requirements of Treasury Regulation Section 1.1445-2(b)(2).

8.8  Required Consents.  All licenses, permits, consents, authorizations, approvals, qualifications and orders of Governmental Authorities or other Persons set forth on Schedule 8.8 of this Agreement shall have been obtained.

8.9  Secretary’s Certificate.  The Company shall have delivered to the Buyer a certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Company executing documents executed and delivered in connection herewith and (ii) true and complete copies of the Company’s certificate of incorporation and by-laws, each as in effect from the date of this Agreement until the Closing Date.

8.10  Escrow Agreement.  The Sellers’ Representative shall have executed and delivered the Escrow Agreement.

8.11  General Release.  The General Release shall be in full force and effect.

8.12  Subscription Agreement.  The Subscription Agreement shall be in full force and effect.

8.13  Stockholder Approval.  Buyer Stockholder Approval shall have been duly obtained.

8.14  Buyer Common Stock.  Holders of thirty percent (30%) or more of the shares of Buyer’s Stock issued in the Buyer’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share amount of the Trust Fund in accordance with the Buyer’s certificate of incorporation.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by the Sellers’ Representative:

9.1  Representations and Warranties Accurate.  The representations and warranties of the Buyer contained in ARTICLE VI which are not subject to a materiality qualification shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects on such earlier date) and the representations and warranties of the Buyer which are subject to a materiality qualification, shall be true and correct in all respects on and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct on such earlier date).

9.2  Performance.  The Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

9.3  Officer Certificate.  The Buyer shall have delivered to the Company a certificate, signed by an executive officer of the Buyer, dated as of the Closing Date, certifying the matters set forth in Sections 9.1 and 9.2.

9.4  HSR Act; Legal Prohibition.

(a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

(b) On the Closing Date, there shall exist no injunction or other order issued by any Governmental Authority or court of competent jurisdiction which prohibits the consummation of the transactions contemplated under this Agreement.

9.5  Escrow Agreement.  The Buyer shall have executed and delivered the Escrow Agreement.

9.6  Stockholder Approval.  Buyer Stockholder Approval shall have been duly obtained.

9.7  Buyer Common Stock.  Holders of thirty percent (30%) or more of the shares of the Buyer’s Stock issued in Buyer’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share amount of the Trust Fund in accordance with the Buyer’s certificate of incorporation.

9.8  Subscription Agreement.  The Subscription Agreement shall be in full force and effect.

ARTICLE X

TERMINATION

10.1  Termination.  This Agreement may be terminated on or prior to the Closing Date as follows:

(a) by the mutual written consent of the Buyer and the Sellers’ Representative; or

(b) by the Buyer or the Sellers’ Representative if the Closing Date shall not have occurred on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party who is then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, further, the parties may mutually agree to extend the period before termination if the Closing Date shall not have occurred due to regulatory or antitrust issues; or

(c) subject to Section 7.3(d), by the Buyer or the Sellers’ Representative if a court of competent jurisdiction or other Governmental Authority shall have issued an order or injunction or taken any other action (which order, injunction or action the parties shall use their commercially reasonable efforts to lift) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and nonappealable; or

(d) by Sellers’ Representative, if neither the Company nor any of the Sellers is then in material breach of any term of this Agreement, upon written notice to the Buyer, upon a material breach of any representation, warranty or covenant of the Buyer contained in this Agreement such that the conditions set forth in ARTICLE IX cannot be satisfied, provided, that, such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Sellers’ Representative to the Buyer; or

(e) by the Buyer, if the Buyer is not then in material breach of any term of this Agreement, upon written notice to Sellers’ Representative, upon a material breach of any representation, warranty or covenant of the Company or the Sellers contained in this Agreement such that the conditions set forth in ARTICLE VIII cannot be satisfied, provided, that, such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Buyer to the Sellers’ Representative.

10.2  Survival After Termination.  If this Agreement is terminated by the parties in accordance with Section 10.1 hereof, this Agreement shall become void and of no further force and effect; provided, however, that none of the parties hereto shall have any liability in respect of a termination of this Agreement, except that the provisions of Section 7.2(b) (Confidential Information), and ARTICLE XIII (Miscellaneous) shall survive the termination of this Agreement, and that nothing herein shall relieve the Company or the Sellers from any liability for any intentional or willful breach of the provisions of this Agreement prior to the termination of this Agreement. Subject to the provisions of Section 7.19, if this Agreement is terminated by the parties in accordance with Section 10.1, the Company’s and Sellers’ sole and exclusive remedy shall be for willful or intentional material breaches of this Agreement by the Buyer; provided, that, the maximum liability that the Buyer shall have with respect to such breaches shall be $4,000,000 in the aggregate.

ARTICLE XI

INDEMNIFICATION

11.1  Survival.  Except as set forth in ARTICLE XII, each of the representations and warranties of the Sellers contained in ARTICLE IV and Section 7.16 (the “Seller Representations”), of the Company contained in ARTICLE V and Section 7.16 (the “Company Representations”) and of the Buyer contained in ARTICLE VI and Section 7.16 shall survive for a period of fifteen months from the Closing Date; provided, that the representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Binding Obligations), 4.5 (The Shares), 5.1 (Organization and Qualification), 5.2 (Capitalization of the Company), 5.3 (Subsidiaries), 5.4 (Binding Obligation), 5.28 (Brokers), 6.1 (Organization), 6.2 (Binding Obligation) and 6.7 (Brokers)

(collectively, the “Specified Representations”) shall survive the Closing Date indefinitely. Each of the covenants and agreements of the parties set forth in this Agreement shall survive for a period of fifteen months from the Closing Date; provided that the covenants and agreements contained herein requiring performance after the Closing Date shall survive in accordance with their terms; provided, further, the covenants and agreements set forth in Section 2.4(Treatment of Options), 2.6(d) (Relationship Among the Sellers), clauses 7.1(a), 7.1(b), and (l) of Section 7.1 (Conduct of Business of the Company), Sections 7.6 (Transfer of Shares), 7.8 (Termination of Affiliate Obligations), and Section 13.1 (Expenses) (collectively, the “Specified Covenants”) shall survive for the applicable statute of limitations. If any Claims Notice (as defined below) is given in accordance with the terms of Section 11.4 within the applicable survival period provided above (as applicable, the “Cut-Off Date”), the claims specifically set forth in the Claims Notice shall survive until such time as such claim is finally resolved.

11.2  Indemnification by the Sellers; Indemnification by the Buyer.

(a) Subject to the other limitations set forth in this ARTICLE XI and ARTICLE XII governing Taxes, from and after the Closing Date, each Seller hereby agrees, severally (and not jointly or jointly and severally) to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, employees, shareholders, partners, and members (each, a “Buyer Indemnitee”) from and against any and all losses, liabilities, expenses (including reasonable attorneys’ fees), claims, suits, actions and damages (collectively, “Losses”) arising from, or in connection with, any (i) breach of any of the Seller Representations made by such Seller, (ii) breach of any covenant or agreement made hereunder by the Sellers (a “Seller Covenant”), (iii) breach of any covenant or agreement made hereunder by the Company or any Company Subsidiary (solely with respect to covenants and agreements to be made or performed by the Company or any Company Subsidiary prior to the Closing) (the “Company Covenants”) (other than breaches of the covenants in Section 7.21 and any Losses arising from Taxes imposed on the Company or any Company Subsidiary as a result of a breach of any of the Company Covenants, all of which are governed by Article XII), (iv) breach of any of the Company Representations (other than breaches of the representations contained in Section 5.12, which shall be governed by ARTICLE XII) and (v) Losses to the extent that the aggregate amount paid by the Company and its Subsidiaries after the Closing Date for the items set forth on Schedule 5.15(b) is greater than the amount of accrued refunds/refunds payable that is included in the calculation of Final Closing Working Capital; provided, that, notwithstanding anything to the contrary contained herein, each Kohlberg Entity shall jointly and severally indemnify and hold harmless the Buyer Indemnitees for any indemnification obligation of any Kohlberg Entity pursuant to this ARTICLE XI.

(b) Subject to the other limitations set forth in this ARTICLE XI and ARTICLE XII governing Taxes, the Buyer hereby agrees to indemnify and hold harmless the Sellers, each of such Sellers’ respective Affiliates, officers, directors, employees, shareholders, partners and members, and prior to the Closing, the Company and any Company Subsidiary and their respective officers, directors and employees (each, a “Seller Indemnitee”, and together with the Buyer Indemnitees, the “Indemnitees” and each an “Indemnitee”), from and against any Losses arising from or in connection with (i) the breach of any representation or warranty of the Buyer in this Agreement and (ii) the breach of any covenant or agreement made by the Buyer, and after the Closing, the Company and any Company Subsidiary, in this Agreement.

11.3  Limitations on Indemnification.

(a) Notwithstanding anything in this Agreement to the contrary, in no event shall (i) the cumulative indemnification obligations of the Sellers under Sections 11.2(a), on the one hand, or the Buyer under Section 11.2(b), on the other hand, in the aggregate exceed an amount equal to the then available Indemnification Escrow Fund (the “Cap”); provided, however, that any and all breaches constituting Unrestricted Claims shall not be subject to the Cap and (ii) the aggregate amount of Losses paid by any Seller (other than a Kohlberg Entity) under Section 11.2(a) and Section 12.1 exceed the amount of proceeds actually received by such Seller under this Agreement for the sale of such Seller’s Shares on the Closing Date, provided, further, that, with respect to each Kohlberg Entity in no event shall the aggregate amount of Losses paid by any Kohlberg Entity or all of the Kohlberg Entities under Section 11.2(a) and Section 12.1 exceed the amount of proceeds actually received by all of the Kohlberg Entities under this Agreement for the sale of Shares of the Kohlberg Entities on the Closing Date.

(b) Notwithstanding anything in this Agreement to the contrary, no indemnification claims for Losses shall be asserted by the Seller Indemnitees or the Buyer Indemnitees, respectively, under ARTICLE XI for breaches of representations and warranties unless (i) any individual Loss or group or series of related Losses exceed $50,000 (such Loss or group or series of related Losses that does not exceed $50,000, the “DeMinimis Losses”), and (ii) the aggregate amount of Losses that would otherwise be payable under Section 11.2(a) and Section 11.2(b), respectively (which shall not include for such purposes DeMinimis Losses), exceed an amount equal to $1,000,000 (the “Basket Amount”), whereupon the Seller Indemnitee or the Buyer Indemnitee, as the case may be, shall be entitled to receive only amounts for Losses (which shall include for such purposes any DeMinimis Losses) in excess of the Basket Amount up to the Cap; provided, however, that any and all breaches of the covenants and agreements set forth in this Agreement and the Specified Representations shall not be subject to the Basket Amount, but instead shall be recoverable from “dollar one.”

(c) The cumulative indemnification obligations of the Sellers under Section 11.2(a) (other than for Unrestricted Claims) shall be recoverable solely from the Indemnification Escrow Fund (as shall be reduced from time to time to reflect payments, if any, made from time to time from the Escrow Fund in accordance with the terms and conditions of the Escrow Agreement). Subject to the last sentence hereof, the Buyer agrees and acknowledges on behalf of itself and the Buyer Indemnitees, that: (1) a Buyer Indemnitee must first assert any claim for indemnification under ARTICLE XI against the then available Indemnification Escrow Fund in accordance with the terms of the Escrow Agreement and (2) if the amount recoverable by a Buyer Indemnitee in respect of a breach of a Seller Covenant or a Seller Representation, in each case with respect to any Unrestricted Claim of a Seller exceeds the amount of the then available Indemnification Escrow Fund or if the Escrow Agreement has terminated pursuant to its terms, then (x) a Buyer Indemnitee shall assert such claim solely against that Seller who is in breach of the Unrestricted Claim, and no other Seller shall have any liability with respect to such Unrestricted Claim, and (y) in the case of an Unrestricted Claim that is a Company Representation or a Company Covenant, against the Sellers on a several basis based on their respective Seller Payment Transaction Percentage (and not on a joint or joint and several basis), for the amount of Losses not recovered by such Buyer Indemnitee from the then available Indemnification Escrow Fund. Notwithstanding the foregoing, in the case of any such claim against a Kohlberg Entity, (i) the Buyer Indemnitees may assert a claim against any Kohlberg Entity for any breach by any other Kohlberg Entity of any Unrestricted Claim that is a breach of a Seller Representation or Seller Covenant and (ii) each Kohlberg Entity shall be liable based upon the aggregate Seller Payment Transaction Percentage of all Kohlberg Entities for the amount of Losses not recovered by such Buyer Indemnitee for such Unrestricted Claims. Notwithstanding the foregoing, the Buyer agrees and acknowledges on behalf of itself and the Buyer Indemnitees that in no event shall the Buyer or any other Buyer Indemnitee have any recourse against the Indemnity Escrow Fund in respect of any claim against any Seller who has not contributed to the Indemnity Escrow Fund (each, a “Non-Contributing Seller”) for the breach of a Seller Representation or a Seller Covenant of such Non-Contributing Seller, in which case the Buyer shall proceed directly and solely against such Non-Contributing Seller.

(d) Under no circumstances shall any Indemnitee be entitled to be indemnified for special, consequential or punitive damages, including diminution in value, multiple of earnings or profits theory, business interruptions, or loss of business opportunity or reputation damages (except to the extent included in a Third Party Claim). The party seeking indemnification under this ARTICLE XI shall use its commercially reasonable efforts to mitigate any Loss which forms the basis of an indemnification claim hereunder.

(e) No party hereto shall be obligated to indemnify any other Person with respect to (i) any representation, warranty, covenant or condition specifically waived in writing by the other party on or prior to the Closing, (ii) any Losses with respect to any matter if such matter was included in the calculation of the Final Purchase Price (to the extent so included), including in the calculation of Final Working Capital and Final Assumed Indebtedness, (iii) for any Losses for which a Claims Notice was not duly delivered prior to the applicable Cut-Off Date, (iv) any Losses to the extent which there is a related amount expressly reserved against in the Financial Statements and where such reserve was taken into account by Current Liabilities in the definition of Final Working Capital and (v) any Losses to the extent that they are included in the Bad Debt Adjustment.

(f) Notwithstanding anything to the contrary contained herein, (i) none of the limitations on the indemnification obligations of the parties hereto shall apply to claims based on fraud or intentional breaches and (ii) the representations and warranties of the Company and the Sellers contained herein shall not be affected by any investigation conducted for or on behalf of, or any knowledge possessed or acquired at any time by, the Buyer or its Affiliates, employees, or representatives concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or obligation with respect thereto.

11.4  Indemnification Claim Process.

(a) All claims for indemnification by either a Seller Indemnitee or a Buyer Indemnitee under this ARTICLE XI shall be asserted and resolved in accordance with Sections 11.4 and 11.5.

(b) If a Buyer Indemnitee intends to seek indemnification pursuant to this ARTICLE XI, the Buyer Indemnitee shall promptly notify the Sellers’ Representative in writing of such claim, describing such claim in reasonable detail and the amount or estimated amount of such Losses (the “Claims Notice”); provided that, subject to Section 11.3(e), the failure of the Buyer Indemnitee to promptly notify Sellers’ Representative shall not relieve the Sellers from Liability for such claims except and only to the extent that the Sellers were actually prejudiced by such delay.

(c) If a Seller Indemnitee intends to seek indemnification pursuant to this ARTICLE XI, the Seller Indemnitee shall promptly deliver a Claims Notice to the Buyer; provided that, subject to Section 11.3(e), the failure of a Seller Indemnitee to promptly notify the Buyer shall not relieve the Buyer from Liability for such claims except and only to the extent that the Sellers were actually prejudiced by such delay.

(d) The Indemnitor shall have twenty-five (25) calendar days from the date on which the Indemnitor received the Claims Notice to notify the Indemnitee in writing that the Indemnitor desires to assume the defense or prosecution of the Third Party Claim and any litigation resulting therefrom with counsel of its choice.

(i) In the event that the Indemnitor (a) notifies the Indemnitee in writing of the Indemnitor’s intention to assume such defense and (b) provides the Indemnitee with an Acknowledgement of Liability Certificate, (i) the Indemnitor shall control the investigation, defense and settlement thereof, and (ii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitee (such consent not to be unreasonably withheld or delayed) unless the judgment or settlement provides solely for the payment of money for which the Indemnitor is fully liable, the Indemnitor makes such payment (subject to the applicable limitations contained herein) and the Indemnitee receives an unconditional release; provided, that, the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in (but not control), the defense of such Third Party Claim.

(ii) In the event that (a) the Indemnitor notifies the Indemnitee in writing of the Indemnitor’s intention to assume such defense and (b) the Indemnitor does not provide the Indemnitee with an Acknowledgement of Liability Certificate, (i) then the Indemnitor shall control the investigation, defense and settlement thereof and (ii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed) unless the judgment or settlement provides solely for the payment of money for which the Indemnitor is fully liable, the Indemnitor makes such payment (subject to the applicable limitations contained herein) and the Indemnitee receives an unconditional release; provided, however, that the Indemnitee may retain separate co-counsel at its sole cost and expense and shall have joint control over the investigation, defense and settlement of such Third Party Claim; provided, further, that the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, if the Indemnitor is determined to be liable pursuant to the terms hereof for such Third Party Claim, then the Indemnitor shall reimburse the Indemnitee for reasonable costs and expenses of such separate co-counsel.

(iii) In the event that the Indemnitor does not notify the Indemnitee in writing of the Indemnitor’s intention to assume such defense, Indemnitee shall control the investigation, defense and settlement thereof, and the Indemnitor will not be obligated to indemnify the Indemnitee hereunder with respect to any settlement entered into or any judgment consented to without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld or delayed) with respect to any such Third Party Claim for which the Indemnitor has provided to the Indemnitee an Acknowledgement of Liability Certificate; provided, that, if the Indemnitor does not provide the Indemnitee with an Acknowledgement of Liability Certificate, the Indemnitee may enter into any settlement of, or consent to judgment with respect to any such Third Party Claim without waiving or otherwise adversely affecting any rights hereunder.

Notwithstanding anything to the contrary contained herein, the parties shall act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims, and cooperate in any such defense and give each other reasonable access to all information relevant thereto.

(e) Subject to the provisions of Section 11.4(d)(i) and 11.4(d)(ii), if the Indemnitor does not assume the defense of such Third Party Claim within twenty-five (25) calendar days of receipt of the Claims Notice, the Indemnitee will be entitled to assume such defense, at its sole cost and expense upon delivery of notice to such effect to the Indemnitor at any time after such 25 calendar day period.

(f) The Buyer Indemnitee shall, and shall cause the Company and each Company Subsidiary to, provide reasonable cooperation with the Sellers’ Representative in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which a Buyer Indemnitee is seeking indemnification pursuant to this ARTICLE XI that the Sellers’ Representative has elected to control, including, but not limited to, by providing the Sellers’ Representative with reasonable access to books, records, employees and officers (including as witnesses) of the Company and each Company Subsidiary.

11.5  Indemnification Procedures for Non-Third Party Claims.  The Indemnitee will deliver a Claims Notice to the Indemnitor promptly upon its discovery of any matter for which the Indemnitor may be liable to the Indemnitee hereunder that does not involve a Third Party Claim, which Claims Notice shall also (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (ii) the date such item was paid or accrued; provided that, subject to Section 11.3(e), the failure of the Buyer Indemnitee to promptly notify Sellers’ Representative shall not relieve the Sellers from Liability for such claims except and only to the extent that the Sellers were actually prejudiced by such delay. The Indemnitee shall reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

11.6  Exclusive Remedy.  Notwithstanding anything to the contrary herein, except in the case of fraud or intentional breaches, the indemnification provisions of ARTICLE XI and ARTICLE XII with respect to Taxes shall be the sole and exclusive remedy of parties following the Closing for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the parties, or any other provision of this Agreement or the transactions contemplated hereby.

11.7  Tax; Insurance; Other Indemnification.  The amount of any Losses suffered by an Indemnitee shall be reduced by any tax benefit to the extent utilized, any insurance or any other payments actually received pursuant to an indemnification under any Prior Purchase Agreement (net of the direct costs incurred in procuring such payments). The Buyer shall, or shall cause the Company, to pursue any and all other commercially reasonable remedies to collect any indemnification or other amounts pursuant to the Prior Purchase Agreements covering the Loss that is the subject to the claim for indemnification to the extent that the Buyer determines in good faith that indemnification is available under a Prior Purchase Agreement. If any such proceeds, benefits or recoveries are actually received by the Buyer with respect to any Losses after the Buyer has received indemnification proceeds hereunder, the Buyer shall promptly, but in any event no later than ten (10) Business Days after the receipt or recovery of such proceeds or recoveries, pay to the applicable Sellers in accordance with the Indemnity Escrow Allocation Percentage (or, solely to the extent such indemnification proceeds were not received from the Indemnity Escrow Fund, the Seller Payment Transaction Percentage) or such other percentage as the Sellers’ Representative shall direct an amount equal to the lesser of the (x) amount of such recovery proceeds or benefits actually received in respect of such claim and (y) the amount of indemnification Losses the Buyer received from the Sellers in respect of such claim; provided, that, for purposes of valuing any Buyer’s Stock in satisfaction of indemnification Losses that the Buyer received from the Sellers in respect of such claims, the Buyer’s Stock shall be valued at the per share price paid by the Sellers pursuant to the Subscription Agreement.

11.8  Tax Treatment of Indemnity Payments.  It is the intention of the parties to treat any indemnity payment made under this Agreement as an adjustment to the purchase price for all federal, state, local and foreign Tax purposes, and the parties agree to file their Tax Returns accordingly.

ARTICLE XII

TAX INDEMNITY AND PROCEDURES

12.1  Indemnification

(a) The Sellers on a several basis (and not a joint or joint and several basis) shall be responsible for and pay and shall indemnify and hold harmless the Buyer Indemnitees from and against any Losses (to the extent such amounts were not taken into account as Current Liabilities in the determination of Final Working Capital) as a result of:

(i) Taxes of the Company or any Company Subsidiary imposed or sought to be imposed on the Buyer, the Company or any Company Subsidiary for any taxable period (or portion thereof) ending on or before the Effective Date;

(ii) Without duplication, Taxes imposed or sought to be imposed on the Buyer, the Company or any Company Subsidiary as a result of breaches of the representations contained in Section 5.12, the covenants and agreements set forth in Section 7.21 of this Agreement, and any Losses arising from Taxes imposed on the Buyer, the Company or any Company Subsidiary as a result of a breach of any of the Company Covenants;

(iii) Taxes imposed or sought to be imposed on the Buyer, the Company or any Company Subsidiary with respect to any taxable period pursuant to any obligation (other than an obligation solely between or among the Company and the Company Subsidiaries that are Subsidiaries on the Effective Date) to contribute to the payment of a Tax determined on a consolidated, combined or unitary or other group basis with respect to a group of corporations that includes or included the Company or any Subsidiary at any time on or before the Effective Date, including any such obligation arising under Treasury Regulations Section 1.1502-6 or similar provision of state, local or foreign law;

(iv) Taxes incurred by Buyer, the Company or any Company Subsidiary after the Effective Date related to the item disclosed on Schedule 5.12(x)(iii) in excess of any amount accrued for such item in the calculation of Final Working Capital; and

(v) Taxes imposed on the Buyer or any Buyer Subsidiary as a result of denial of any Relevant Deduction to the extent an amount was paid for the Tax benefit therefrom under Section 12.7.

Notwithstanding anything to the contrary contained herein, each Kohlberg Entity shall jointly and severally indemnify and hold harmless the Buyer Indemnitees for any indemnification obligation of any Kohlberg Entity pursuant to this ARTICLE XII.

(b) The indemnification obligations contained in Section 12.1(a) shall be the sole remedy available to the Buyer in connection with Taxes, and such indemnification obligations shall survive the Closing and shall continue in full force and effect until 30 days after the applicable statute of limitations, giving effect to extensions thereto, has expired with respect to each such Tax. For the avoidance of doubt, the indemnification obligations contained in this Section 12.1 shall not be subject to the limits on indemnification provided in Section 11.3, and claims for indemnification under this Section 12.1 shall not be considered to be claims under ARTICLE XI; provided, however, that in no event shall the aggregate amount of Losses paid by any Seller (other than a Kohlberg Entity) under Section 11.2(a) and this Section 12.1 exceed the amount of proceeds actually received by such Seller under this Agreement for the sale of such Seller’s Shares on the Closing Date, provided, further, that, with respect to each Kohlberg Entity in no event shall the aggregate amount of Losses paid by any Kohlberg Entity or all of the Kohlberg Entities under Section 11.2(a) and this Section 12.1 exceed the amount of proceeds actually received by all of the Kohlberg Entities under this Agreement for the sale of Shares of the Kohlberg Entities on the Closing Date. Notwithstanding the preceding sentence, the indemnity obligations contained in this Section 12.1 shall be subject to provisions of Section 11.7.

(c) From and after the Closing Date, the Buyer shall indemnify the Sellers and their Affiliates (collectively, the “Tax Indemnified Seller Parties”) against and hold harmless from any and all Taxes of the Company or any Company Subsidiary for periods beginning on the Effective Date other than amounts for which the Buyer is entitled to be indemnified by the Sellers under Section 12.1(a).

(d) All amounts required to be paid by the Sellers pursuant to this ARTICLE XII shall be paid first by the distribution of Buyer Shares from the Indemnity Escrow Fund in accordance with the terms of the Escrow Agreement; provided, however, that (x) the Sellers’ obligations to indemnify the Buyer under this ARTICLE XII shall not be subject to the expiration of the Escrow Agreement and shall not be limited to satisfaction from the Indemnity Escrow Fund and (y) the Sellers on a several basis (and not a joint or joint and several basis) shall be liable for any amounts required to be paid pursuant to this Article XII in excess of the then-available Indemnity Escrow Fund; provided, that, notwithstanding anything to the contrary contained herein, each Kohlberg Entity shall jointly and severally indemnify and hold harmless the Buyer for any indemnification obligation of any Kohlberg Entity pursuant to this ARTICLE XI.

12.2  Tax Returns.  (a) The Sellers shall prepare (or cause to be prepared), at the Seller’s expense, and timely file all Tax Returns of the Company or any Company Subsidiaries with respect to any taxable period ending on or before the Closing Date that are required to be filed with any Tax authority after the Closing Date and shall pay (or cause to be paid) any Taxes due in respect of such Tax Returns. Such Tax Returns shall be prepared consistently with applicable law and consistently with past practice to the extent permitted by applicable law. For the avoidance of doubt, with respect to the income Tax Returns for the period ending on the Closing Date, the Sellers shall have the sole discretion regarding whether the net operating loss generated in such period (if any) will be carried back or carried forward. The Sellers shall provide, or cause to be provided, a draft of any such Tax Returns to the Buyer for its review at least 30 days prior to the due date, giving effect to extensions thereto, for filing such Tax Return. The Buyer shall notify the Sellers’ Representative of any reasonable objections the Buyer may have to any items set forth in such draft Tax Return and the Buyer and Sellers’ Representative agree to consult and resolve in good faith any such objection. If the parties cannot resolve any such objections, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Sellers and the Buyer. The fees and expenses of such accounting firm shall be borne equally by the Sellers and the Buyer.

(b) If the Effective Date is not the same date as the Closing Date, then for purposes of calculating the taxable income of the Company and the Company Subsidiaries for the taxable period that ends on the Closing Date, and for purposes of preparing income Tax Returns for such period, taxable operating income for the month that includes the Closing Date (which shall not include Relevant Deductions, all of which shall be apportioned entirely to the Pre-Closing Date Taxable Period pursuant to Section 2.4) (the “Closing Month Taxable Operating Income”) shall be calculated as follows:

(i) First, taxable income from operations of the Company and the Company Subsidiaries (without taking into account Relevant Deductions) shall be calculated for the period beginning on the first day of the taxable period and ending on the Effective Date;

(ii) Second, taxable income from operations of the Company and the Company Subsidiaries (without taking into account Relevant Deductions) shall be calculated for the period beginning on the first day of the taxable period and ending on the first day of the month following the Closing Date;

(iii) The difference between the amount calculated in (ii) above and the amount calculated in (i) above shall be the Closing Month Taxable Operating Income;

The portion of the Closing Month Taxable Operating Income that shall be apportioned to the Pre-Closing Date Taxable Period and included on the Tax Return for the taxable period ending on the Closing Date shall be the Closing Month Taxable Operating Income multiplied by a fraction, the numerator of which shall be the number of days in the calendar month that includes the Closing Date to and including the Closing Date, and the denominator of which shall be the total number of days in such calendar month. If the inclusion of such portion of the Closing Month Taxable Operating Income on the income Tax Returns for the taxable period ending on the Closing Date causes the Company’s consolidated tax group to have positive taxable income shown on such Tax Returns, the Buyer shall pay to the Sellers the amount of the Tax actually shown due with respect to the portion of the Closing Month Taxable Operating Income apportioned to the Pre-Closing Date Taxable Period no later than five (5) Business Days prior to the date on which such Tax Returns are due.

(c) The Buyer shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of the Company or any Subsidiary for taxable years or periods ending after the Closing Date. Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries for Straddle Periods (“Straddle Returns”) shall be prepared consistently with past practice to the extent permitted by applicable law. The Buyer shall provide, or cause to be provided, to the Seller Representative a draft of any Straddle Return at least 30 days prior to the due date, giving effect to extensions thereto, for filing such Tax Return, for review by the Sellers’ Representative. Sellers’ Representative shall notify the Buyer of any reasonable objections Sellers’ Representative may have to any items set forth in such draft Straddle Return and the Buyer and Sellers’ Representative agree to consult and resolve in good faith any such objection. If the parties cannot resolve any such objections, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Sellers and the Buyer. The fees and expenses of such accounting firm shall be borne equally by the Sellers and the Buyer. The Buyer shall notify the Sellers’ Representative of any amounts due from the Sellers in respect of any Tax Return in respect of a Pre-Closing Date Taxable Period no later than ten (10) Business Days prior to the date on which such Tax Return is due, and no later than five (5) Business Days prior to the date on which such Tax Return is due, the Sellers shall pay to the Buyer the amount of Taxes for which Sellers are responsible.

(d) Except to the extent required by law, neither the Buyer nor any of its Affiliates shall (or shall cause or permit the Company or any Company Subsidiary to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company or any Company Subsidiary with respect to any Pre-Closing Date Taxable Period (or with respect to any Straddle Period) without the written consent of the Sellers which consent shall not be unreasonably withheld or delayed.

12.3  Cooperation.  After the Closing, the Buyer and Sellers shall promptly make available or cause to be made available to the other, as reasonably requested (at the expense of the requesting party), and to any taxing authority, all information, records or documents relating to Tax liabilities and potential Tax liabilities relating to the Company and its Subsidiaries for all periods prior to or including the Effective Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

12.4  Contests.

(a) Except as provided in Section 12.4(b) below, whenever any taxing authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which Sellers are or may be liable under this Agreement, the Buyer shall, if informed of such an assertion, promptly inform the Seller Representative, and the Seller Representative shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Sellers may be liable under this Agreement; provided, however, that if such settlement may affect the liability for Taxes (or right to a tax benefit) for which the Buyer is liable (or to which the Buyer is entitled), such settlement shall not be agreed to without the consent of the Buyer, which consent will not be unreasonably withheld or delayed.

(b) Notwithstanding Section 12.4(a), whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes relating to a Straddle Period, Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Sellers are liable under this Agreement, in which case such settlement shall not be agreed to by the Buyer without the consent of the Seller Representative, which consent will not be unreasonably withheld or delayed.

(c) For the avoidance of doubt, the procedures described in this Section 12.4 shall govern all claims for Taxes, and such claims shall not be governed by Sections 11.4 or 11.5 of this Agreement.

12.5  Refunds.

(a) The Sellers will be entitled to any credits and refunds (including interest received thereon) in respect of any Pre-Closing Date Taxable Period to the extent (i) such amounts were not taken into account as Current Assets in the determination of Final Working Capital, (ii) such amounts do not relate to the period between the Effective Date and the Closing Date, and (iii) such credits or refunds do not arise from or relate to the “carryback” of a Tax item from a period beginning after the Closing Date to a Pre-Closing Date Taxable Period. The Buyer shall cause such refund to be paid to the Sellers promptly following receipt.

(b) Except as provided in Section 12.5(a), the Company will be entitled to any refunds (including any interest received thereon) in respect of any federal, state, local or foreign Tax liability of the Company or any Company Subsidiary.

12.6  Tax Elections.  The Buyer shall not, without the prior consent of the Seller (which shall not be unreasonably withheld or delayed), make, or cause to permit to be made, any Tax election, or adopt or change any method of Tax accounting, or undertake any other extraordinary action on the Closing Date, that would materially affect the Taxes of the Sellers or the Company or any of its Subsidiaries prior to the Effective Date.

12.7  Payment for Use of Relevant Deductions.  To the extent that a Relevant Deduction actually reduces the Company’s liability for Taxes in a period beginning after the Closing Date and ending on December 31, 2013 (by use of a net operating loss carryforward created as a result of claiming such Relevant Deduction), the Buyer shall pay to the Sellers’ Representative (for the benefit of the Sellers in accordance with their respective Seller Payment Transaction Percentages) the amount of the Tax benefit actually realized by the Company. Such a Tax benefit will be considered to be “actually realized” if, and to the extent, it reduces the amount of Taxes due by the Company (or its consolidated tax group, if applicable) in a taxable period, determined by comparing (a) the amount of Tax that would be due for such period in the absence of the Relevant Deduction giving rise to the Tax benefit (but giving effect to all other items of loss or deduction available for such period and using all other Tax attributes available for such period) with (b) the amount of Tax that is due for such period taking into account such Relevant Deduction, to the extent it is available as a Tax deduction for use in such period. The amount of such Tax benefit will be considered to be realized on the date the Tax Return claiming such Tax benefit is filed with the relevant taxing authority or, in the case of a refund generated by the carryforward of a net operating loss, on the date when such refund is received by the Company. The Buyer shall pay the amount of such Tax benefit to the Sellers’ Representative (for the benefit of the Sellers in accordance with their respective Seller Payment Transaction Percentages) within fifteen (15) days after such date.

ARTICLE XIII

MISCELLANEOUS

13.1  Expenses.  Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, that (i) all fees and expenses of the Company or any Seller related to the transactions contemplated by this Agreement, including the fees and expenses of Paul Weiss and UBS Securities LLC, and (ii) any transaction bonus, discretionary bonus, “stay-put” or other compensatory payments to be made to any optionholder or current or former employee, board member or consultant of the Company or any Company Subsidiary at Closing as a result of the execution of this Agreement or consummation of the transactions contemplated hereby or at the discretion of the Company or any Company Subsidiary (other than any payments due as a result of any, direct or indirect, action taken by the Buyer or any of its Affiliates from and after the Closing) shall be paid by the Company on the Closing Date (to the extent not paid prior to the Closing, the “Company Expenses”). The Sellers shall cause all such Company Expenses to be invoiced at least two (2) business days prior to the Closing Date.

13.2  Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

13.3  Entire Agreement.  This Agreement including the Schedules and Exhibits attached hereto which are deemed for all purposes to be part of this Agreement, and the other documents, delivered pursuant to this Agreement and the Confidentiality Agreement, contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and the businesses and operations of the Company and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their representatives, oral or written, respecting such subject matter, except that the CHS Stockholders Agreement shall remain in effect prior to the Closing Date in accordance with its terms.

13.4  Headings.  The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

13.5  Notices.  Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (i) in writing and served by personal delivery upon the party for whom it is intended, (ii) if delivered by telecopier with receipt confirmed, or (iii) if delivered by certified mail, registered mail, courier service, return-receipt received to the party at the address set forth below, with copies sent to the Persons indicated:

If, to any Seller or, prior to the Closing, the Company or the Company Subsidiary:

Kohlberg Investors V, L.P.
c/o Kohlberg & Company
111 Radio Circle
Mount Kisco, New York 10549
Attention: Gordon Woodward
Telecopier: (914) 241-1143

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Angelo Bonvino, Esq.
Telecopier: (212) 757-3990

If to the Buyer or, after the Closing, to the Company or the Company Subsidiary:

MBF Healthcare Acquisition Corp.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
Attention: Miguel B. Fernandez
Telecopier: (305) 461-4999

With a copy to:

Akerman Senterfitt
One SE Third Avenue, 25th Floor
Miami, Florida 33131
Attention: Teddy D. Klinghoffer, Esq.
Telecopier: (305) 374-5095

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.5.

13.6  Exhibits and Schedules.

(a) Any matter, information or item disclosed in the Schedules delivered by the Company or the Sellers or in any of the Exhibits attached hereto, under any specific representation, warranty, covenant or Schedule heading number, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement in respect of which such disclosure is reasonably apparent on its face. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Sellers, or the Company to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement or otherwise.

(b) The Schedules and Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

13.7  Waiver.  Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

13.8  Binding Effect; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

13.9  No Third Party Beneficiary.  Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except for the current and former officers, directors and employees of the Company as set forth in Section 7.6, Section 7.13 and ARTICLE XI.

13.10  Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

13.11  Release.  Except in the case of fraud or intentional acts and as provided in ARTICLE XI and ARTICLE XII, the Buyer agrees (and, from and after the Closing, shall cause the Company and the Company Subsidiaries to agree) that none of the current or former officers and directors of any Seller, the Company or the Company Subsidiaries (in their capacity as such) as of or prior to the Closing Date shall have any liability or responsibility to the Buyer or the Company or any Company Subsidiary for (and the Buyer hereby unconditionally releases (and from and after the Closing shall cause the Company and the Company Subsidiaries to release unconditionally) such officers and directors from) any obligations or liability relating to any information (whether written or oral), documents or materials furnished by or on behalf of the Sellers, the Company and the Company Subsidiaries, including the Evaluation Materials, except with respect to the Sellers (in their capacity as such and not in any other capacity), as specifically provided in this Agreement.

13.12  Governing Law and Jurisdiction.  This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

13.13  Consent to Jurisdiction and Service of Process.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any state or federal court in the New York, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

13.14  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.15  Conveyance Taxes.  All sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement shall be borne 50% by the Buyer and 50% by the Sellers (on a several and not joint basis), and the Sellers and the Buyer agree to jointly file all required change of ownership and similar statements. Notwithstanding anything to the contrary contained herein, each Kohlberg Entity shall be jointly and severally liable for any amounts required to be paid by any Kohlberg Entity pursuant to this Section 13.15.

13.16  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Sellers or the Company in accordance with the terms hereof or were otherwise breached by the Sellers or the Company. The parties further agree that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

13.17  Severability.  If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MBF HEALTHCARE ACQUISITION CORP.

By:	/s/ Miguel B. Fernandez
Name:     Miguel B. Fernandez

Title: Chairman and Chef Executive Officer

CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.

By:	/s/ Gordon Woodward
Name:     Gordon Woodward

Title:	Authorized Representative

KOHLBERG INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:     Gordon Woodward

Title: Authorized Representative

KOHLBERG TE INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:     Gordon Woodward

Title:	Authorized Representative

[Signature Page to Stock Purchase Agreement]

KOHLBERG OFFSHORE INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:     Gordon Woodward

Title: Authorized Representative

KOHLBERG PARTNERS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name:     Gordon Woodward

Title: Authorized Representative

KOCO INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general
partner

By:	/s/ Gordon Woodward
Name:     Gordon Woodward

Title: Authorized Representative

S.A.C. DOMESTIC INVESTMENTS, L.P.

By:	S.A.C. Capital Management, LLC, Its General Partner

By:	/s/ Peter Nussbaum
Name:     Peter Nussbaum

Title: Authorized Signatory

[Signature Page to Stock Purchase Agreement]

BLACKSTONE MEZZANINE PARTNERS II, L.P.

By:	Blackstone Mezzanine Associates II L.P., its General Partner,

By:	Blackstone Mezzanine Management Associates II L.L.C., its General Partner,

By:	/s/ Salvatore Gentile
Name:     Salvatore Gentile

Title: Authorized Signer

BLACKSTONE MEZZANINE HOLDINGS II, L.P.

By:	Blackstone Mezzanine Associates II L.P., Its General Partner

By:	Blackstone Mezzanine Management Associates II L.L.C., Its General Partner

By:	/s/ Salvatore Gentile
Name:     Salvatore Gentile
Title: Authorized Signer

/s/  Nitin Patel
Nitin Patel

/s/  Robert Cucuel
Robert Cucuel

/s/  Mary Jane Graves
Mary Jane Graves

/s/  Joey Ryan
Joey Ryan

[Signature Page to Stock Purchase Agreement]

Exhibit A

Current Assets and Current Liabilities

Current Assets

Cash and Cash Equivalents
Accounts Receivables, net of allowance for doubtful accounts
Inventories
Other Current Assets

Current Liabilities

Accounts Payable
Accrued Expenses

Taxes Payable, which for the avoidance of doubt, shall include all income and other Taxes of the Company and the Company Subsidiaries accrued through the end of the Pre-Effective Date Taxable Period, whether or not yet due.

A-1

Exhibit B

Balance Sheet Rules

1. All accruals shall be computed as if the Effective Date was the Company’s normal year-end date.

2. No amounts shall be recorded on the Statement with respect to Indebtedness or the Company Expenses.

3. Cash and cash equivalents shall be recorded as a Current Asset on the Statement.

4. No amounts shall be recorded as a Current Liability or a Current Asset for deferred tax liabilities or deferred tax assets on the Statement.

5. No amounts shall be recorded as a Current Liability or a Current Asset for any Current Assets or Current Liabilities for any business or Person acquired after the date hereof but prior to the Effective Date.

6. IBR Accruals for workers’ compensation and employee health claims shall be recorded consistently with the Interim Balance Sheet.

7. Closing Working Capital will be decreased by the following:

1. Decreases in principal amounts of Indebtedness paid after the Effective Date but prior to the Closing Date.

2. 10.5 multiplied by the amount, if any, by which the Bad Debt Reserves as set forth in the 2007 Audit exceeds $10,129,143.

8. Closing Working Capital will be increased by the following:

1. Accrued interest on Indebtedness between the Effective Date and the Closing Date.

2. Subject to and without expanding or limiting the terms of Section 7.1(d), Increases in principal amounts of Indebtedness incurred after the Effective Date but prior to the Closing Date.

3. 10.5 multiplied by the amount, if any, by which the Bad Debt Reserves as set forth in the 2007 Audit is less than $10,129,143 (the “Special Adjustment”).

For the purposes of this Exhibit B, “Bad Debt Reserves” means total accounts receivable reserves, including allowances for bad debts and allowances.

A-2

EXHIBIT C

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT (the “Agreement”) is made and entered into as of          , 2008 by and among U.S. Bank National Association, a national banking association (the “Escrow Agent”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Company”), Kohlberg Investors V, L.P., a Delaware limited partnership, solely in its capacity as the Sellers’ Representative (the “Sellers’ Representative”), and MBF Healthcare Acquisition Corp., a Delaware (the “Buyer”).

Capitalized terms used but not defined herein shall have the respective meanings given to them in the Stock Purchase Agreement, dated as of February 6, 2008 (the “Stock Purchase Agreement”), by and among the Company, the Sellers’ Representative (in its capacity as the Sellers’ Representative), Kohlberg Investors V, L.P. (“KIV”), Kohlberg TE Investors V, L.P. (“KTE”), Kohlberg Offshore Investors V, L.P. (“KOI”), Kohlberg Partners V, L.P. (“KPV”), KOCO Investors V, L.P. (“KOCO”), S.A.C. Domestic Investments, L.P. (“SAC”), Blackstone Mezzanine Partners II L.P. (“BMP ”), Blackstone Mezzanine Holdings II L.P. (“BMH”), Nitin Patel (“Patel”), Robert Cucuel (“Cucuel”), Mary Jane Graves (“Graves”) and Joey Ryan (“Ryan”) (KIV, KTE, KOI, KPV, KOCO, SAC, BMP, BMH, Patel, Cucuel, Graves and Ryan shall be individually referred to herein as a “Seller” and collectively, the “Sellers”), and the Buyer.

WHEREAS, pursuant to Section 2.2(i) of the Stock Purchase Agreement, the Buyer has delivered to the Escrow Agent, by wire transfer of immediately available funds, the amount of Two Million United States Dollars ($2,000,000) (the “Purchase Price Escrow Deposit”) in partial satisfaction of payment of the purchase price and for the sole purpose of satisfying Sellers’ obligations, if any, to pay to the Buyer a post-closing purchase price adjustment pursuant to Section 2.3 of the Stock Purchase Agreement. Such amount deposited by the Buyer with the Escrow Agent, together with all interest earned on such amount (the “PPA Interest”) is referred to as the “Purchase Price Escrow Fund”;

WHEREAS, pursuant to Section 2.2(i) of the Stock Purchase Agreement, the Buyer has delivered to the Escrow Agent on behalf of the Sellers certificates representing [          ] shares of common stock, par value $0.0001 per share (the “Buyer Shares”) of the Buyer registered in the name of the Sellers along with stock powers executed in blank (the “Indemnity Escrow Deposit”) for the sole purpose of satisfying (i) Sellers’ obligation, if any, to pay to the Buyer a post-closing purchase price adjustment pursuant to Section 2.4 of the Stock Purchase Agreement to the extent the Purchase Price Escrow Deposit is insufficient for such purpose and (ii) certain indemnification obligations of the Sellers pursuant to Articles XI and XII of the Stock Purchase Agreement. The Buyer Shares deposited by the Buyer with the Escrow Agent, together with all cash dividends earned or paid thereon (the “Indemnity Interest”) is referred to as the “Indemnity Escrow Fund”;

WHEREAS, the Sellers’ Representative, on behalf of the Sellers and Optionholders, and the Buyer desire to create two separate escrow accounts for the Purchase Price Escrow Fund and the Indemnity Escrow Fund, respectively, and to appoint the Escrow Agent as the escrow agent for each such account upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties have agreed that for purposes of making indemnification payments under the Indemnity Escrow Deposit and the disbursement of the same, each Buyer Share shall be valued at [          ]1 (the “Agreed Upon Per Share Value”); and

WHEREAS, the parties wish to specify their respective rights and obligations with respect to each of the Purchase Price Escrow Fund and the Indemnity Escrow Fund.

1 Price set forth in the Subscription Agreement.

NOW THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.  (a)  The Sellers’ Representative and the Buyer hereby appoint the Escrow Agent as the escrow agent to hold, in separate accounts, the Purchase Price Escrow Fund and the Indemnity Escrow Fund in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment subject to the terms, conditions and provisions of this Agreement.

(b)  The Escrow Agent hereby agrees to establish and maintain the Purchase Price Escrow Fund as a separate account and shall invest the Purchase Price Escrow Fund, as directed by the Sellers’ Representative, from time to time, in writing, in (i) designated readily marketable direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (“U.S. Securities”), (ii) bank time deposits evidenced by certificates of deposit issued by commercial banks in the United States having capital and surplus in excess of $500,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by Standard and Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., (iv) repurchase agreements with the Escrow Agent or one of the Escrow Agent’s affiliates using U.S. Securities as collateral, in each case with a maturity of not more than sixty (60) days, or (v) a money market fund that invests only in U.S. Securities (collectively, all investments referred to in clauses (i)-(v) are referred to herein as “Permitted Investments”). All PPA Interest earned on the Purchase Price Escrow Fund shall accrue for the benefit of the Sellers and Optionholders and shall be paid in accordance with Section 2(a)(iii), and Buyer shall not be entitled to receive any PPA Interest. The Escrow Agent hereby acknowledges receipt of Two Million United States Dollars ($2,000,000) in immediately available funds representing the Purchase Price Escrow Deposit.

(c)  The Escrow Agent hereby agrees to establish and maintain the Indemnity Escrow Fund as a separate account. The Sellers shall have deposited with the Escrow Agent, simultaneously with the execution and delivery of this Escrow Agreement, stock certificates registered in the names of the Sellers evidencing the Indemnity Escrow Fund. The Sellers shall deposit with the Escrow Agent undated stock powers separate from the stock certificates representing the Buyer Shares, endorsed in blank. Without limiting the foregoing, any and all other rights with respect to the Buyer Shares in the Indemnity Escrow Deposit, including, without limitation, voting rights, shall be exercised by the Escrow Agent as directed by the Sellers’ Representative but in no event shall any of such rights be exercised in a manner inconsistent with or in violation of any of the provisions of the Escrow Agreement or the Stock Purchase Agreement.

(d)  The Purchase Price Escrow Fund and the Indemnity Escrow Fund will be held for the benefit of the parties hereto and will not be subject to any lien or attachment of any other creditor of any party hereto and will be used solely for the purposes and subject to the conditions set forth herein. Until such time as the Buyer Shares are released from the Indemnity Escrow Deposit in accordance with the provisions hereunder, the Sellers will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with, or pledge or grant any security interest in, or otherwise encumber any of the Buyer Shares.

(e)  Neither the Escrow Agent nor any nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Indemnity Escrow Deposit (including without limitation with respect to the exercise of any voting or consent rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a written request of the Sellers’ Representative received by the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute or cause its nominee to execute, and deliver to the Sellers’ Representative a proxy or other instrument in the form supplied to it by the Sellers’

Representative for voting or otherwise exercising any right of consent with respect to any of the Indemnity Escrow Deposit held by it hereunder, to authorize therein the Sellers’ Representative to exercise such voting or consent authority in respect of the Indemnity Escrow Deposit (provided that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its reasonable judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to any party, or to notify any party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Indemnity Escrow Deposit, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

(f)  The Buyer and the Escrow Agent may conclusively rely upon, without independent verification or investigation, all decisions made by the Sellers’ Representative on behalf of the Sellers and the Optionholders in connection with this Agreement in writing and signed by a duly authorized officer of the Sellers’ Representative. The Sellers’ Representative agrees that it shall send a copy of all notices or statements received or sent hereunder to each Seller within a reasonable period of time after receipt or delivery (as applicable) thereof.

2. Except as otherwise provided in Section 3, the Purchase Price Escrow Fund and the Indemnity Escrow Fund shall be held and disposed of by the Escrow Agent as follows:

(a)  Purchase Price Escrow Fund. Within five (5) Business Days after the date that the Statement becomes final and binding upon the Sellers and the Buyer as provided in Section 2.3(b) of the Stock Purchase Agreement, the Sellers’ Representative and the Buyer shall give a joint written notice to the Escrow Agent directing the disposition of the Purchase Price Escrow Fund, and necessary wire instructions to make such disposition (the “Purchase Price Disposition Notice”). In the event any payment is made out of the Purchase Price Escrow Fund to the Sellers’ Representative for the benefit of the Optionholders, the Purchase Price Disposition Notice shall also include written instructions (including necessary wire instructions) from the Company (or its successor) for the payment of all applicable Withholding Amounts, if any, attributable to such payment out of the Purchase Price Escrow Fund to the Sellers’ Representative for the benefit of the Optionholders. Within three (3) Business Days of the receipt of the Purchase Price Disposition Notice, the Escrow Agent shall disburse the Purchase Price Escrow Fund as follows:

(i)  First, to the Buyer from the Purchase Price Escrow Deposit, in the amount, if any, as set forth in the Purchase Price Disposition Notice that is payable to the Buyer. In the event the Purchase Price Escrow Deposit is insufficient to pay the Buyer the amount set forth in the Purchase Price Disposition Notice, the Escrow Agent shall disburse to the Buyer any remaining amounts not satisfied from the Purchase Price Escrow Deposit in the form of Buyer Shares valued at the Agreed Upon Per Share Value from the available Indemnity Escrow Deposit; and

(ii)  except as otherwise directed by the Sellers’ Representative, the remainder of the Purchase Price Escrow Deposit, if any, and all accrued and unpaid PPA Interest shall be paid to the Sellers’ Representative for the benefit of the Sellers and Optionholders based on such Seller’s and Optionholder’s Adjustment Amount Transaction Percentage as set forth on Schedule 1 attached hereto (the “Adjustment Amount Transaction Percentage”); provided, that the amount paid to the Sellers’ Representative under this Section 2(a)(ii) for the benefit of an Optionholder based on such Optionholder’s Adjustment Amount Transaction Percentage shall be reduced by all applicable Withholding Amounts, if any, as set forth in the instructions from the Company (or its successor) included with the Purchase Price Disposition Notice, and all such applicable Withholding Amounts shall be paid by the Escrow Agent directly to the Company (or its successor) in accordance with the written instructions from the Company (or its successor).

(b)  Indemnity Escrow Fund.

(i)  If the Buyer intends to assert a claim against the Indemnity Escrow Deposit for Losses pursuant to Articles XI or XII of the Stock Purchase Agreement, the Buyer shall deliver a Claims Notice in accordance with Sections 11.4 of the Stock Purchase Agreement to the Escrow Agent and the Sellers’ Representative prior to the termination of the applicable survival period for such claim.

(ii)  If, within thirty (30) calendar days after receipt by the Escrow Agent and the Sellers’ Representative of a Claims Notice (the “Objection Period”), the Escrow Agent has not received a written statement from the Sellers’ Representative (the “Objection Notice”) disputing the Buyer’s right to indemnification and/or the amount of indemnification sought in such notice, the Escrow Agent shall, within five (5) Business Days following the expiration of the Objection Period, pay to the Buyer out of the Indemnity Escrow Fund in the form of Buyer Shares valued at the Agreed Upon Per Share Value an amount equal to the lesser of (x) the amount of the available remaining Indemnity Escrow Deposit and (y) the amount specified in the Claims Notice.

(iii)  If, during the Objection Period, the Escrow Agent receives an Objection Notice, the Escrow Agent shall (i) promptly forward a copy of that statement to the Buyer, (ii) if applicable, pay the Buyer out of the remaining Indemnity Escrow Deposit in the form of Buyer Shares valued at the Agreed Upon Per Share Value any amount that is specifically set forth in the Objection Notice not to be in dispute and (iii) continue to hold in escrow the amount in dispute, until receipt of (A) a joint statement signed by the Sellers’ Representative and the Buyer directing the disposition of all or part of the remaining Indemnity Escrow Deposit or (B) a certified copy of a final, non- appealable order of a court of competent jurisdiction of the disputed matters set forth in the Objection Notice ordering the Escrow Agent to dispose of the amount in dispute (but in no event to exceed the amount of the remaining Indemnity Escrow Deposit). Upon receipt of any such statement or court determination, the Escrow Agent shall promptly comply with its terms.

(iv)  The Indemnity Escrow Deposit shall only be available (x) in the event the Purchase Price Escrow Deposit is insufficient to pay the Buyer the amount set forth in the Purchase Price Disposition Notice, (y) to pay for Losses incurred by a Buyer Indemnitee for Taxes under Article XII of the Stock Purchase Agreement and (z) to pay for Losses incurred by a Buyer Indemnitee under Article XI of the Stock Purchase Agreement (such Losses referred to in clause (z) above, “Indemnification Losses”).

(v)  The Buyer and the Sellers’ Representative acknowledge and agree that the Indemnity Escrow Deposit shall be the Buyer’s sole and exclusive remedy for any Claims under Section 11.2(a) of the Stock Purchase Agreement (other than Taxes or Unrestricted Claims). In the event the number of Buyer Shares in the Indemnity Escrow Deposit is insufficient to pay the amount of the Purchase Price Adjustment or any Claim for which the Indemnity Escrow Deposit is the sole and exclusive remedy in full, the Buyer shall not be entitled to collect any amounts in excess of the then-available Indemnity Escrow Deposit and no Seller or other Person shall have any liability for any shortfall, except to the extent the Claims relate to Taxes or Unrestricted Claims, in which event no such limitation shall be applicable.

(vi)  Except as otherwise directed by the Sellers’ Representative, not later than ten (10) calendar days after the end of each calendar quarter during the term of this Agreement until such time as the Indemnity Escrow Deposit is fully depleted, all accrued and unpaid Indemnity Interest shall be released by the Escrow Agent to the Sellers’ Representative for the benefit of the Sellers based on each Seller’s Seller Payment Transaction Percentage.

(vii)  Except as otherwise directed by the Sellers’ Representative, on the date which is fifteen (15) months after the Closing Date, the Escrow Agent shall release all Buyer Shares remaining in the Indemnity Escrow Fund (including any remaining accrued and unpaid Indemnity Interest) to the Sellers’ Representative for the benefit of the Sellers based on each Seller’s Indemnity Seller Payment Transaction Percentage as set forth on Schedule 1 attached hereto (the “Indemnity Seller Payment

Transaction Percentage”); provided, that the Escrow Agent shall retain in the remaining Indemnity Escrow Deposit an amount of Buyer Shares valued at the Agreed Upon Per Share Value, to the extent available, an amount equal to the sum of (A) any amount then payable to the Buyer under Section 2(b)(ii) and (B) any additional amount of Indemnification Losses claimed in good faith by the Buyer and disputed in good faith by the Sellers’ Representative in accordance with Section 2(b)(iii).

(c)  This Agreement and the duties of the Escrow Agent hereunder shall terminate when all amounts of the Purchase Price Escrow Fund and the Indemnity Escrow Fund, respectively, have been paid to the Sellers’ Representative, on the one hand, or the Buyer, on the other hand, in accordance with Sections 2(a) and Section 2(b) of this Agreement.

3.  Notwithstanding anything to the contrary herein, the Escrow Agent shall dispose of the Purchase Price Escrow Fund and the Indemnity Escrow Fund, respectively, in accordance with the joint written instructions of the Buyer and the Sellers’ Representative given at any time. Whenever this Agreement provides for a writing to be delivered by the Company, the Buyer or the Sellers’ Representative to the Escrow Agent, the Escrow Agent shall only rely on a writing signed by a duly authorized officer of the Company, the Buyer or the Sellers’ Representative, respectively, and the Escrow Agent shall be entitled to rely on an incumbency certificate from the Secretary of the Company, the Buyer or the Sellers’ Representative, as applicable, as evidence that the officer executing such writing on behalf of such party is an authorized officer of such party.

4.  Not later than ten (10) days after the end of each calendar month during the term of this Agreement, the Escrow Agent shall deliver to the Company, the Buyer and Sellers’ Representative a statement reflecting the investment activity and month-end balance with respect to each of the Purchase Price Escrow Fund and the Indemnity Escrow Fund during the prior month.

5.  In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Buyer and the Sellers agree to promptly reimburse the Escrow Agent for all out-of-pocket costs and expenses reasonably incurred by it with respect to this Agreement, including reasonable fees of legal counsel, and to further compensate the Escrow Agent in accordance with the fee arrangements described in Schedule 2 attached hereto. All such fees and expenses paid under this paragraph shall be paid fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers.

6.  (a) All parties hereto acknowledge that the duties of the Escrow Agent hereunder are solely ministerial in nature and have been requested for their convenience. The Escrow Agent shall not be deemed to be the agent of either/any party hereto, or to have any legal or beneficial interest in the Purchase Price Escrow Fund or the Indemnity Escrow Fund, except as provided in the last sentence of Section 7 hereof. The parties hereto agree that the Escrow Agent (i) is a party to this Agreement only and has no duties or responsibilities in connection with, and shall not be charged with knowledge of, any agreements related hereto and (ii) shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence or willful misconduct of the Escrow Agent. In no event shall the Escrow Agent be liable for punitive, consequential or incidental damages.

(b)  The Escrow Agent may consult with legal counsel in connection with its duties hereunder and shall be fully protected and incur no liability relative to any action or inaction taken in good faith in accordance with the advice of such legal counsel. The Escrow Agent shall have no responsibility for determining the genuineness or validity of any certificate, document, notice or other instrument or item presented to or deposited with it and shall be fully protected in acting in accordance with any written instruction given to it by any of the parties hereto and reasonably believed by the Escrow Agent to have been signed by the proper representatives of such parties.

(c)  The Escrow Agent shall not be responsible for any losses relative to the investment or liquidation of the Purchase Price Escrow Fund or the Indemnity Escrow Fund, provided the Purchase Price Escrow Fund and the Indemnity Escrow Fund are each invested and held in accordance with Section 1 hereof. In addition, the Escrow Agent shall not be responsible for assuring that the Purchase Price Escrow Deposit or the Indemnity Escrow Deposit are sufficient for the disbursements contemplated under Section 2 hereof. The Escrow Agent shall be entitled to break or cancel any investment to the extent reasonably necessary or appropriate to make any payment required hereby, and shall not be responsible for any costs or penalties associated therewith. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communications line failures, computer viruses, power failures, earthquakes or other disasters.

(d)  The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it with respect to this Agreement unless requested to do so in writing by any of the parties hereto, and unless and until it is indemnified by the requesting party to the satisfaction of the Escrow Agent, in its sole discretion, against the cost and expense of such defense, including without limitation, the reasonable fees and expenses of its legal counsel. If any conflicting demand shall be made upon the Escrow Agent, it shall not be required to determine the same or take any action thereon and may await settlement of the controversy by appropriate and non-appealable legal proceedings. Upon the commencement of any action against or otherwise involving the Escrow Agent with respect to this Agreement, the Escrow Agent shall be entitled to interplead the matter of this escrow in the Chosen Court (as defined in Section 14) and, in such event, the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under this Agreement. In any such action, the Escrow Agent shall be entitled to the indemnities provided in Section 7 below.

(e)  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

7.  The Buyer, on the one hand, and the Sellers’ Representative (acting on behalf of the Sellers and the Optionholders), on the other hand, shall, on an equal basis, hold harmless and indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnitees”) from and against all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including without limitation, reasonable attorney’s fees, which may be imposed on, incurred by, or asserted against any of them in connection with this Agreement or the Escrow Agent’s duties hereunder, except to the extent arising from the Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement. To the extent the Escrow Agent is entitled to indemnification, fees or expenses hereunder and such indemnification, fees or expenses are not timely paid, the parties agree that the Escrow Agent shall have, and hereby grant the Escrow Agent, a lien for the payment of such indemnification, expenses, or fees upon the Purchase Price Escrow Fund and the Indemnity Escrow Fund.

8.  The Escrow Agent may resign as escrow agent at any time and be discharged of its duties hereunder after thirty (30) days’ notice to the Company, the Buyer and the Sellers’ Representative, but only if a successor escrow agent has been appointed by the Buyer and the Sellers’ Representative prior to the effective date of the Escrow Agent’s resignation. Upon receipt of notice of resignation, the Buyer and the Sellers’ Representative promptly shall use their commercially reasonable efforts to designate a successor escrow agent to serve in accordance with the terms of this Agreement. If the Buyer and the Sellers’ Representative cannot agree on a successor escrow agent during such thirty (30) day period, the Escrow Agent shall be deemed to be solely a custodian to each of the Indemnity Escrow Fund and the Purchase Price Escrow Fund, without further duties and the Escrow Agent shall have the right to appoint (or to petition a court of competent jurisdiction to appoint) a successor escrow agent to serve in accordance with the terms of this agreement. Upon receipt of a statement signed by the Sellers’ Representative and the Buyer directing the disposition of the Purchase Price Escrow Fund or the Indemnity Escrow Fund or both, to a successor escrow agent, the Escrow Agent shall comply promptly with that statement. Any successor escrow agent appointed by the Escrow Agent shall be a banking corporation or trust company having total assets in excess of $500,000,000, which shall agree in writing to be bound by the provisions hereof. Upon the appointment of a successor escrow agent by the Buyer and the Sellers’ Representative or by the Escrow Agent hereunder, the Escrow Agent’s duties and responsibilities under this Agreement shall terminate. If the Escrow Agent merges or consolidates with another entity, or transfers all or substantially all of its corporate trust business to another entity, the surviving entity or transferee, as applicable, shall be the successor Escrow Agent hereunder without any further action by the parties hereto.

9.  This Agreement cannot be changed or terminated orally and may be changed only with the written consent of the Company, the Buyer, the Sellers’ Representative and the Escrow Agent, which in the case of the Company and the Escrow Agent, such consent shall not be unreasonably withheld.

10.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telecopied (upon electronic confirmation) or telexed, or if mailed, two days after the date of mailing, as follows:

If to the Sellers’ Representative, to:

Kohlberg Investors V, L.P.
c/o Kohlberg & Company
111 Radio Circle
Mount Kisco, New York 10549
Attention: Gordon Woodward
Telecopier: (914) 241-1143

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Angelo Bonvino, Esq.
Telecopier: (212) 757-3990

If to the Buyer or the Company, to:

[     ]
[     ]
[     ]
Attention:
Telecopier:

With a copy to:

Akerman Senterfitt
One SE Third Avenue, 25th Floor
Miami, Florida 33131
Attention: Teddy D. Klinghoffer, Esq.
Telecopier: (305) 374-5095

If to the Escrow Agent, to:

[U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, Connecticut 06103-0177
Attn: Susan Merker
Telecopier: (860) 241-6897
Telephone: (860) 241-6815]

11.  This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the law of the state of New York without giving effect to the principles of conflict of laws thereof.

12.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

13.  This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

14.  Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any state or federal court in the New York, New York (the “Chosen Court”), and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

15.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16.  Whenever any payment under this Agreement shall be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day.

17.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. This Agreement is not intended to confer any benefit on any person other than the parties hereto and, accordingly, shall not create any third party beneficiaries hereto.

18.  Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the express written consent of all other parties hereto.

19.  The parties hereto agree that the Sellers and the Optionholders will be deemed to be owners of the Indemnity Escrow Fund and the Purchase Price Escrow Fund for income tax purposes, and that they will report all income, if any, that is earned on, or derived from, the Indemnity Escrow Fund and the Purchase Price Escrow Fund as the income of the Sellers and the Optionholders in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. The Buyer agrees to provide and the Sellers’ Representative agrees to cause each applicable Seller and Optionholders to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or W-8 if a non-U.S. person) upon the execution hereof and other documents as the Escrow Agent reasonably requests. The parties hereto understand that if such documentation is not delivered, the Escrow Agent may be required by the Internal Revenue Code to withhold a portion of the Indemnity Escrow Fund and the Purchase Price Escrow Fund.

20.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

U.S.BANK NATIONAL ASSOCIATION

By:
Name:

Title:

CRITICAL HOMECARE SOLUTIONS
HOLDINGS, INC.

By:
Name:

Title:

KOHLBERG INVESTORS V, L.P., in its capacity as the Sellers’ Representative

By:	Kohlberg Management V, L.L.C., its general partner

By:
Name:

Title:

MBF HEALTHCARE ACQUISITION CORP.

By:
Name:

Title:

SCHEDULE 1

Indemnity Seller Payment Transaction Percentage of the Sellers and the Optionholders

	Adjustment Amount	Indemnity Seller
	Transaction	Payment Transaction
Seller and Optionholder	Percentage(2)	Percentage(3)

Total	100%

(2)	Note to Draft: Fully diluted percentage.

(3)	Note to Draft: Percentage held by Sellers contributing to the Escrow Fund.

SCHEDULE 2

The fee of the Escrow Agent for its services under this Agreement shall be as follows:

Annual Administration Fee	$ payable on the date hereof
Counsel Fees	Billed as incurred (estimated to be $ )
Out of Pocket Expenses	Billed as incurred
Activity Fee	$ per trade
Wire Fee	$ per wire transfer

EXHIBIT D

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of February 6, 2008, among MBF Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, an “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Investment Amount” means the aggregate of all Investment Amounts, which amount shall be Thirty Five Million Dollars ($35,000,000).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CHS” has the meaning ascribed to such term in the definition of the CHS Transaction.

“CHS Transaction” means the purchase by the Company of all of the issued and outstanding capital stock of Critical Homecare Solutions Holdings, Inc., a Delaware corporation (“CHS”), pursuant to a Stock Purchase Agreement by and among the Company, CHS, Kohlberg Investors V, L.P., a Delaware limited partnership, as Purchasers’ representative, and the Purchasers (the “Stock Purchase Agreement”).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date of the Closing, which date shall be the same day upon which the closing of the CHS Transaction occurs, following the satisfaction of each of the conditions applicable to the Closing as set forth in Section 2.2 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Disclosure Package” means (i) the Prospectus and (ii) each “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the 30th calendar day following the Closing Date.

“Investment Amount” means, with respect to each Purchaser, the investment amount indicated below such Purchaser’s name on the signature page of this Agreement.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the business, results of operations, properties or assets of the Company; provided, however, that “Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets arising out of or attributable to (i) effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States (in each case, that do not disproportionately affect the Company relative to other businesses in the industry in which the Company operates), (ii) effects arising from changes in laws or GAAP, (iii) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, or (iv) effects resulting from compliance with the terms and conditions of this Agreement or the Stock Purchase Agreement by the Company.

“Per Share Purchase Price” equals $7.65.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.

“Stock Purchase Agreement” has the meaning ascribed to such term in the definition of CHS Transaction.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed or admitted for trading on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the American Stock Exchange (“AMEX”) or, if the Company’s Common Stock is not listed on AMEX, such other exchange or quotation system on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II

PURCHASE AND SALE

2.1 Closing; Escrow.

(a) Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the Shares representing such Purchaser’s Investment Amount. Promptly upon the satisfaction of each of the applicable conditions set forth in Section 2.2, the Closing shall occur at the offices of Akerman Senterfitt, One Southeast 3rd Avenue, Suite 2500, Miami, Florida 33131or at such other location or time as the parties shall mutually agree.

On the date of the CHS Transaction closing, the Company shall have, and the Purchasers hereby grant to the Company, the right to deduct the Aggregate Investment Amount from the Estimated Purchase Price (as such term is defined in the Stock Purchase Agreement) otherwise payable to the Purchasers under the terms of the Stock Purchase Agreement.

2.2 Closing Conditions.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser a certificate evidencing a number of Shares registered in the name of such Purchaser or a book-entry transfer of the Shares to such Purchaser equal to such Purchaser’s Investment Amount divided by the Per Share Purchase Price. The Company will not issue any fractional Shares and, instead, each Purchaser’s Investment Amount will be reduced by an amount equal to the Per Share Purchase Price multiplied by the fractional share interest to which the Purchaser would otherwise be entitled.

(b) The obligations of each party at the Closing to consummate the transactions contemplated at the Closing shall be subject to the satisfaction or waiver of all of the conditions to closing the CHS Transaction set forth in the Stock Purchase Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement.  Other than the Buyer Stockholder Approval (as such term is defined in the Stock Purchase Agreement), the Company has all requisite corporate power and authority, and has taken all requisite corporate action to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith, except for the Buyer Stockholder Approval. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) general principles of equity.

(c) No Conflicts.  Other than the Buyer Stockholder Approval, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (iii), such as would not, individually or in the aggregate, reasonably be expected to be material to the business or the operation of the Company or materially impair the Company’s ability to consummate the transaction contemplated hereby.

(d) Filings, Consents and Approvals.  Other than the Buyer Stockholder Approval, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of Form D with the Commission and such filings required by state securities laws, which the Company will promptly and timely make, and (ii) such other filings as may be required following the Closing Date under the Securities Act and the Exchange Act.

(e) Issuance of the Securities.  The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and preemptive rights. The Company has reserved from its duly authorized capital stock all of the Shares issuable pursuant to this Agreement.

(f) Capitalization.  The capitalization of the Company conforms as to legal matters to the description thereof contained in the Company’s most recent periodic report filed with the Commission at least two Business Days prior to the date hereof. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote). All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In connection with the CHS Transaction, on the Closing Date, the Company will issue Fifty Million Dollars ($50,000,000) of common stock pursuant to a private placement and such shares shall be sold at a price per share no less than the Per Share Purchase Price. Other than the Buyer Stockholder Approval, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g) SEC Reports; Financial Statements.  The Company has filed all reports, registrations, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, or with any Governmental Authority, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the rules and regulations of any other Governmental Authority with which the SEC Reports were made or should have been made, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants on a several (and not a joint or joint and several basis) and as of the Closing Date to the Company as follows:

(a) Organization; Authority.  Such Purchaser is either (i) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or (ii) an individual, with the requisite corporate or partnership power and authority or capacity, as applicable, to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its, his or her obligations thereunder. The execution, delivery and performance by such Purchaser (if not an individual) of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(b) Investment Intent.  Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account for investment purposes only and not with a present view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares, other than as set forth herein, and has no arrangement or understanding with any other person or persons regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). Such Purchaser has not engaged, during the one month prior to the date of this Agreement, in any short sales with respect to the Common Stock. Such Purchaser further represents that, between the time it became aware of the transactions contemplated by this Agreement and the public announcement of this Agreement or the termination hereof, it has not engaged and will not engage in any trades, whether purchases, sales, short sales or otherwise, with respect to the Common Stock or any other security of the Company.

(c) Purchaser Status/Residence.  At the time such Purchaser was offered the Shares, it was, and at the date hereof it is an ”accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Each Purchaser represents that, to the extent that he or she is an individual, that he or she is a resident of the state set forth opposite his or her name on signature page, and, to the extent that it is an organizational entity, they it has been organized under the laws of the state or country set forth opposite its name on signature page.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment. Such Purchaser acknowledges that it is familiar with, and that the Company has made no statements, representations or warranties regarding, the assets and liabilities, the financial condition and prospects of CHS.

(e) General Solicitation.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information.  Such Purchaser acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) the opportunity to have access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provision in any Transaction Document or the Stock Purchase Agreement, shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents.

(g) Exemptions from Registration.  Such Purchaser understands that the Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares.

(h) No Governmental Approval.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(i) Unregistered Shares.  Such Purchaser understands that the Shares have not been registered under the Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) sold in reliance on an exemption therefrom.

(j) No Tax or Legal Advice.  Such Purchaser understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer.

(a) In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c): THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO MBF HEALTHCARE ACQUISITION CORP., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(c) Each Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Furnishing of Information.  As long as any Purchaser owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell such Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Securities Laws Disclosure; Publicity.  By 8:30 a.m. (New York time) on the fourth Business Day following the date of this Agreement, the Company shall issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, nothing herein shall prevent the Company from selling Shares to additional purchasers, provided that, the Company shall make the filings and disclosures as required by this Section 4.3, to the extent required by law.

4.4 Non-Public Information.  The Company covenants and agrees that, following the termination of the existing confidentiality agreements between the Company and the Purchasers, neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company reasonably believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. A definitive proxy statement will be delivered in connection with the CHS Transaction that will publicly disclose all of the material written information heretofore provided to the Purchasers by the Company with respect to the Company.

4.5 Reservation of Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.6 Listing of Common Stock.  The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the Trading Market.

4.7 Registration of Shares.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Shares for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Shares, for such other means of distribution of Shares as the Purchasers may specify. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case the registration shall be on another appropriate form in accordance herewith). The Company expects to be eligible by April 4, 2008 to register for resale the Shares on Form S-3. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until such date when all of the Shares (i) have been sold or (ii) may be sold free of volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Purchasers. The Company shall as promptly as possible telephonically request effectiveness of the Registration Statement as of 5:00 pm Eastern Time on a Trading Day. The Company shall immediately notify the Purchasers via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Company shall, by 5:30 pm Eastern Time on the Trading Day after the day the Commission declares the Registration Statement effective, file a Rule 424(b) prospectus with the Commission.

(b) The Company shall pay all expenses arising from or incident to its performance of, or compliance with, Section 4.7 of this Agreement, including, without limitation, (i) Commission, stock exchange and Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Shares as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of one counsel to the Purchasers not to exceed $25,000, any necessary counsel with respect to state securities law matters, counsel to the Company and of its independent public accountants, and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Purchasers, as the case may be, and (v) any liability insurance or other premiums for insurance obtained in connection with the registration contemplated by Section 4.7 of this Agreement, regardless of whether the Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.”

(c) The Company agrees to indemnify and hold harmless each Purchaser and, to the extent such Purchaser is an entity, its partners, directors, officers, affiliates, stockholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Purchaser from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Purchaser furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein.

(d) Any person or entity entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out of pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. [Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty (30) business days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.]

(e) If the indemnification provided for in this Section 4.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.7(c) and (d), any reasonable and documented out of pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Purchaser shall be limited to the net proceeds received by such Purchaser in the offering.

4.8 Lock-Up.  The Purchasers hereby irrevocably agree that following the Closing and for a period of 180 days from the Closing (the “Lock-Up Period End Date”), the Purchasers will not, directly or indirectly:

(1) offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of the Shares;

(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(3) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the Closing and ending on the Lock-Up Period End Date; provided, that, the provisions of Section 4.8 shall not apply to (a) the registration of the offer and sale of Common Stock and the sale of the Common Stock in an offering as contemplated by Section 4.7 of this Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Company to be bound by the terms of this Section 4.8, (c) in the case of any Purchaser who is an individual, dispositions to a member of the immediate family of such Purchaser, any trust for the direct or indirect benefit of such Purchaser and/or the immediate family of such Purchaser (or a charitable trust) or any entity all of whose interests are held by such Purchaser and/or the immediate family of such Purchaser (or entities controlled by such persons), provided that such trust or other entity agrees in writing with the Company to be bound by the terms of this Section 4.8, (d) in the case of any Purchaser who is an individual, dispositions to any beneficiary of such Purchaser pursuant to a will or other testamentary document or applicable laws of descent, provided that such beneficiary agrees in writing with the Company to be bound to the terms of this Section 4.8, (e) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the Closing Date or (f) with the Company’s prior written consent.

4.9 Form D. No later than ten (10) days after the Closing, the Company shall file a Form D with respect to the Shares as required under Regulation D promulgated under the Securities Act and shall provide a copy thereof to each Purchaser promptly after filing.

ARTICLE V

MISCELLANEOUS

5.1 Termination.  This Agreement will be null and void and have no further force or effect upon the termination of the Stock Purchase Agreement.

5.2 Fees and Expenses.  Except as set forth in Section 4.7(b), each Purchaser and the Company shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares under this Agreement.

5.3 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	MBF Healthcare Acquisition Corp. 121 Alhambra Plaza, Suite 1100 Coral Gables, Florida 33134 Attn: Miguel B. Fernandez

With a copy to: If to a Purchaser:	Akerman Senterfitt One Southeast 3rd Avenue Miami, Florida 33131 Attn: Teddy Klinghoffer, Esq.

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.5 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser or Purchasers holding no less than a majority of the outstanding Shares; provided, however, that if any amendment or waiver adversely affects any Purchaser or Purchasers in a disproportionate manner, then the written consent of any Purchaser so affected shall also be obtained. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 (as to each Purchaser Party).

5.9 Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws (without reference to choice or conflict of laws) of the State of New York. Each party hereby waives all right to a trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement. Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 5.4.

5.10 Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

5.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Replacement of Securities.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MBF HEALTHCARE ACQUISITION CORP.

Name:     Miguel B. Fernandez

Title:	Chairman and Chief Executive Officer

Signature Page to MBF Subscription Agreement

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

PURCHASERS:

KOHLBERG INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:
Name:

Title:

Number of Shares:	2,214,380
Investment Amount:	$16,940,010

Address of Notice:

Tel:

Fax:

KOHLBERG TE INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:
Name:

Title:

Number of Shares:	1,610,489
Investment Amount:	$12,320,245

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

KOHLBERG OFFSHORE INVESTORS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:
Name:

Title:

Number of Shares:	148,330
Investment Amount:	$1,134,730

Address of Notice:

Tel:

Fax:

KOHLBERG PARTNERS V, L.P.

By:	Kohlberg Management V, L.L.C., its general partner

By:
Name:

Title:

Number of Shares:	124,691
Investment Amount:	$953,888

Address of Notice:

Tel:

Fax:

KOCO INVESTORS V, L.P.

By:

By:
Name:

Title:

Number of Shares:	97,798
Investment Amount:	$748,158

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

S.A.C. DOMESTIC INVESTMENTS, L.P.

By:	S.A.C. Capital Management, LLC, Its General Partner

By:
Name:

Title:

Number of Shares:	25,118

Investment Amount:	$192,155

Address of Notice:

Tel:

Fax:

BLACKSTONE MEZZANINE PARTNERS II, L.P.

By:	Blackstone Mezzanine Associates II L.P., Its General Partner

By:	Blackstone Mezzanine Management Associates II L.L.C.,
Its General Partner

By:
Name:

Title:

Number of Shares:	96,457

Investment Amount:	$737,897

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

BLACKSTONE MEZZANINE HOLDINGS II, L.P.

By:	Blackstone Mezzanine Associates II L.P., Its General Partner

By:	Blackstone Mezzanine Management Associates II L.L.C., Its General Partner

By:
Name:

Title:

Number of Shares:	4,016

Investment Amount:	$30,725

Address of Notice:

Tel:

Fax:

By:
Nitin Patel

Number of Shares:	20,068

Investment Amount:	$153,527

Address of Notice:

Tel:

Fax:

By:
Robert Cucuel

Number of Shares:	137,755

Investment Amount:	$1,053,830

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

By:
Mary Jane Graves

Number of Shares:	53,884

Investment Amount:	$412,220

Address of Notice:

Tel:

Fax:

By:
Chuck Brown

Number of Shares:	4,974

Investment Amount:	$38,054

Address of Notice:

Tel:

Fax:

By:
Colleen Lederer

Number of Shares:	11,707

Investment Amount:	$89,561

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

By:
Jonathan Manin

Number of Shares:	7,052

Investment Amount:	$53,952

Address of Notice:

Tel:

Fax:

By:
Joey Ryan

Number of Shares:	18,437

Investment Amount:	$141,048

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

EXHIBIT E

FORM OF GENERAL RELEASE

This General Release is executed as of [          ]1, by the stockholders of Critical Homecare Solutions, Inc., a Delaware corporation, set forth on the signature pages hereto (each, a “Seller,” and collectively, the “Sellers”) in favor of Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement (hereinafter defined).

WHEREAS, the Sellers have entered into that certain Stock Purchase Agreement, of even date herewith, by and among MBF Healthcare Acquisition Corp., a Delaware corporation (“MBF”), the Company, the representative named therein and the Sellers (the “Purchase Agreement”), pursuant to which the Sellers are selling their shares in the Company to MBF; and

WHEREAS, the execution and delivery of this General Release by the Sellers is a condition to the closing of the transactions under the Purchase Agreement and a material inducement to MBF entering into same.

NOW THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Seller hereby agrees on behalf of itself, himself or herself and not on behalf of any other Seller as follows:

1. Release By Sellers.

(a) Effective as of the Closing, and only to the extent that the Closing occurs each of the Sellers, on behalf of itself, himself or herself and their respective Affiliates (other than MBF, the Company or any Company Subsidiary), officers, directors, shareholders, partners, members, agents, employees, successors and assigns, as applicable, does hereby release and forever discharge the Company and its respective Affiliates, officers, directors, shareholders, agents, employees, successors and assigns, as applicable, of and from any and all claims, actions, causes of action, demands, suits, covenants, agreements, representations, obligations, costs, liabilities, expenses, losses and debts of any nature whatsoever, both at law and in equity, relating to any matter, claim or right, whether presently known or unknown, which they now have, ever had or may have against such released parties in each case arising from or relating to any facts or events occurring at or prior to the Closing other than those obligations arising under or contemplated by the Purchase Agreement or under any document executed in connection therewith.

(b) No releasing person nor anyone on their behalf, shall assert or file any claim, complaint, charge, suit or action against any released person arising out of any matter released pursuant to this General Release. In the event that any claim, complaint, charge, suit or action is asserted or filed in breach hereof, each affected released person shall be entitled to recover its costs, including reasonable attorney fees and costs at trial and on appeal, incurred in defending against such action from the applicable releasing person.

(c) Each releasing person acknowledges that it, he or she may hereafter discover facts different from, or in addition to, those which it, he or she now believes to be true with respect to any and all of the claims herein released and no such additional fact shall affect the validity or enforceability of the releases contained in this General Release.

1  Note to Draft: The Release should be executed on the Closing Date.

(d) Each releasing person acknowledges that it, he or she is fully informed and aware of its rights to receive independent legal advice regarding the advisability of the releases contemplated hereby and has received such independent legal advice as it, he or she deems necessary with regard to the advisability thereof. Each such person further acknowledges that it, he or she has made an investigation of the facts pertaining to the releases contemplated hereby as it, he or she has deemed necessary, and, further, acknowledges that it, he or she has not relied upon any statement or representation of others.

2. Governing Law.  The validity, interpretation, performance and enforcement of this General Release shall be governed by the laws of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflicts of laws).

3. Counterparts.  This General Release may be executed in counterparts, each of which shall be deemed and original and all of which, taken together, shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this General Release to be duly executed and delivered as of the day and year first above written.

Witnesses: Sellers:

KOHLBERG INVESTORS V, L.P.

	By:	Kohlberg Management V, L.L.C., its general partner

By:	By:

Name:		Name:
Title:

KOHLBERG TE INVESTORS V, L.P.

	By:	Kohlberg Management V, L.L.C., its general partner

By:	By:

Name:		Name:
Title:

KOHLBERG OFFSHORE INVESTORS V, L.P.

	By:	Kohlberg Management V, L.L.C., its general partner

By:	By:

Name:		Name:
Title:

KOHLBERG PARTNERS V, L.P.

	By:	Kohlberg Management V, L.L.C., its general partner

By:	By:

Name:		Name:
Title:

KOCO INVESTORS V, L.P.

By:

By:	By:

Name:		Name:
Title:

S.A.C. DOMESTIC INVESTMENTS, L.P.

	By:	S.A.C. Capital Management, LLC,
Its General Partner

By:	By:

Name:		Name:
Title:

BLACKSTONE MEZZANINE PARTNERS II, L.P.

By:	By:	[ ],

Its General Partner

By:

Name:
Title:

BLACKSTONE MEZZANINE HOLDINGS II, L.P.

	By:	[ ],
Its General Partner

By:	By:

Name:		Name:
Title:

By:	By:

Name:		Nitin Patel

By:	By:

Name:		Robert Cucuel

By:	By:

Name:		Mary Jane Graves

By:	By:

Name:		Joey Ryan

Exhibit F
Employment Agreement Persons
Robert Cucuel
Mary Jane Graves
Colleen Lederer
Nitin Patel
Joey Ryan

F-1

Annex A
Sellers and Shares

Seller	Share Ownership

Kohlberg Investors V, L.P.	46,281,808
Kohlberg TE Investors V, L.P.	33,660,144
Kohlberg Offshore Investors V, L.P.	3,100,197
Kohlberg Partners V, L.P.	2,606,117
KOCO Investors V, L.P.	2,044,042
S.A.C. Domestic Investments, L.P.	548,077
Blackstone Mezzanine Partners II L.P.	2,104,673
Blackstone Mezzanine Holdings II L.P.	87,635
Nitin Patel	50,000
Robert Cucuel	238,462
Mary Jane Graves	138,462
Joey Ryan	38,462

Total	90,898,079

Annex A-1

Annex B
List of Optionholders,
Number of Options
and Exercise Price

	Number of
Optionholder	Options	Grant Date	Exercise Price

Robert Cucuel	1,800,000	12/06/06	$1.00
	2,305,000	01/09/07	$1.00
	375,000	06/30/07	$1.30
Mary Jane Graves	577,500	12/06/06	$1.00
	600,000	01/09/07	$1.00
	500,000	06/30/07	$1.30
Nitin Patel	290,000	12/06/06	$1.00
	210,000	01/09/07	$1.00
	125,000	06/30/07	$1.30
Joey Ryan	290,000	05/21/07	$1.00
	180,000	05/21/07	$1.00
	125,000	06/30/07	$1.30
Colleen Lederer	290,000	02/01/07	$1.00
	125,000	06/30/07	$1.30
Jonathan Manin	75,000	12/06/06	$1.00
	75,000	01/09/07	$1.00
	100,000	06/30/07	$1.30
Steve Slarsky	50,000	04/01/07	$1.00
	10,000	06/30/07	$1.30
Lou Calamari	50,000	12/06/06	$1.00
	10,000	06/30/07	$1.30
John Consoletti	50,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Chuck Brown	150,000	04/01/07	$1.00
	30,000	06/30/07	$1.30
Bill Dordelman	50,000	01/09/07	$1.00
Yvonne McDermott	10,000	01/09/07	$1.00
	5,000	06/30/07	$1.30
Stacey Pressley	10,000	01/09/07	$1.00
	5,000	06/30/07	$1.30
Nella Turgeon	15,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Steve Martini	75,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Che Helfrich	75,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Robin Banner	25,000	03/30/07	$1.00
	10,000	06/30/07	$1.30
Mike Ahrendt	25,000	04/10/07	$1.00
	10,000	06/30/07	$1.30

Annex B-1

	Number of
Optionholder	Options	Grant Date	Exercise Price

Billy Everett	25,000	03/13/07	$1.00
	10,000	06/30/07	$1.30
Ken Kollmann	40,000	03/19/07	$1.00
	15,000	06/30/07	$1.30
Penny Lovitt	25,000	03/22/07	$1.00
	20,000	06/30/07	$1.30
Misty Lang	25,000	06/30/07	$1.30
Maryanne Eastman	5,000	06/30/07	$1.30
Gary Martin	6,000	06/30/07	$1.30
Adrienne Fuchs	12,500	06/30/07	$1.30
Total	8,931,000

Annex B-2

Annex C
Adjustment Amount
Transaction Percentage

	Adjustment Amount	Seller Payment
	Transaction	Transaction
Seller and Optionholder	Percentage(1)	Percentage(2)

Kohlberg Investors V, L.P.	46.36%	51.2%
Kohlberg TE Investors V, L.P.	33.72%	37.2%
Kohlberg Offshore Investors V, L.P.	3.11%	3.4%
Kohlberg Partners V, L.P.	2.61%	2.9%
KOCO Investors V, L.P.	2.05%	2.3%
S.A.C. Domestic Investments, L.P.	0.55%	0.6%
Blackstone Mezzanine Partners II L.P.	2.11%	2.3%
Blackstone Mezzanine Holdings II L.P.	.09%	0.1%
Robert Cucuel	4.73%	0%
Mary Jane Graves	1.82%	0%
Nitin Patel	0.68%	0%
Joey Ryan	0.63%	0%
Colleen Lederer	0.42%	0%
Jonathan Manin	0.25%	0%
Steve Slarsky	0.06%	0%
Lou Calamari	0.06%	0%
John Consoletti	0.06%	0%
Chuck Brown	0.18%	0%
Bill Dordelman	0.05%	0%
Yvonne McDermott	0.02%	0%
Stacey Pressley	0.02%	0%
Nella Turgeon	0.03%	0%
Steve Martini	0.09%	0%
Che Helfrich	0.09%	0%
Robin Banner	0.04%	0%
Mike Ahrendt	0.04%	0%
Billy Everett	0.04%	0%
Ken Kollmann	0.06%	0%
Penny Lovitt	0.05%	0%
Misty Lang	0.03%	0%
Maryanne Eastman	0.01%	0%
Gary Martin	0.01%	0%
Adrian Fuchs	0.01%	0%
Total	100.00%	100.00%

(1)	Note to Draft: Fully diluted percentage.

(2)	Note to Draft: Percentage without giving effect to options held by non-Sellers.

Annex C-1

Annex D
Indemnity Escrow Allocation Percentage

Indemnity Escrow
Seller	Allocation Percentage

Kohlberg Investors V, L.P.	51.2%
Kohlberg TE Investors V, L.P.	37.2%
Kohlberg Offshore Investors V, L.P.	3.4%
Kohlberg Partners V, L.P.	2.9%
KOCO Investors V, L.P.	2.3%
S.A.C. Domestic Investments, L.P.	0.6%
Blackstone Mezzanine Partners II L.P.	2.3%
Blackstone Mezzanine Holdings II L.P.	0.1%

Total	100%

Annex D-1

Exhibit F

Employment Agreement Persons

Robert Cucuel

Mary Jane Graves

Colleen Lederer

Nitin Patel

Joey Ryan

Annex D-6

Annex A

Sellers and Shares

Seller	Share Ownership

Kohlberg Investors V, L.P.	46,281,808
Kohlberg TE Investors V, L.P.	33,660,144
Kohlberg Offshore Investors V, L.P.	3,100,197
Kohlberg Partners V, L.P.	2,606,117
KOCO Investors V, L.P.	2,044,042
S.A.C. Domestic Investments, L.P.	548,077
Blackstone Mezzanine Partners II L.P.	2,104,673
Blackstone Mezzanine Holdings II L.P.	87,635
Nitin Patel	50,000
Robert Cucuel	238,462
Mary Jane Graves	138,462
Joey Ryan	38,462

Total	90,898,079

A-7

Annex B

List of Optionholders,
Number of Options
and Exercise Price

	Number of
Optionholder	Options	Grant Date	Exercise Price

Robert Cucuel	1,800,000	12/06/06	$1.00
	2,305,000	01/09/07	$1.00
	375,000	06/30/07	$1.30
Mary Jane Graves	577,500	12/06/06	$1.00
	600,000	01/09/07	$1.00
	500,000	06/30/07	$1.30
Nitin Patel	290,000	12/06/06	$1.00
	210,000	01/09/07	$1.00
	125,000	06/30/07	$1.30
Joey Ryan	290,000	05/21/07	$1.00
	180,000	05/21/07	$1.00
	125,000	06/30/07	$1.30
Colleen Lederer	290,000	02/01/07	$1.00
	125,000	06/30/07	$1.30
Jonathan Manin	75,000	12/06/06	$1.00
	75,000	01/09/07	$1.00
	100,000	06/30/07	$1.30
Steve Slarsky	50,000	04/01/07	$1.00
	10,000	06/30/07	$1.30
Lou Calamari	50,000	12/06/06	$1.00
	10,000	06/30/07	$1.30
John Consoletti	50,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Chuck Brown	150,000	04/01/07	$1.00
	30,000	06/30/07	$1.30
Bill Dordelman	50,000	01/09/07	$1.00
Yvonne McDermott	10,000	01/09/07	$1.00
	5,000	06/30/07	$1.30
Stacey Pressley	10,000	01/09/07	$1.00
	5,000	06/30/07	$1.30
Nella Turgeon	15,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Steve Martini	75,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Che Helfrich	75,000	01/09/07	$1.00
	10,000	06/30/07	$1.30
Robin Banner	25,000	03/30/07	$1.00
	10,000	06/30/07	$1.30
Mike Ahrendt	25,000	04/10/07	$1.00
	10,000	06/30/07	$1.30
Billy Everett	25,000	03/13/07	$1.00
	10,000	06/30/07	$1.30
Ken Kollmann	40,000	03/19/07	$1.00
	15,000	06/30/07	$1.30
Penny Lovitt	25,000	03/22/07	$1.00
	20,000	06/30/07	$1.30
Misty Lang	25,000	06/30/07	$1.30
Maryanne Eastman	5,000	06/30/07	$1.30
Gary Martin	6,000	06/30/07	$1.30
Adrienne Fuchs	12,500	06/30/07	$1.30
Total	8,931,000

Annex B-1

Annex C

Adjustment Amount
Transaction Percentage

	Adjustment Amount	Seller Payment
	Transaction	Transaction
Seller and Optionholder	Percentage(1)	Percentage(2)

Kohlberg Investors V, L.P.	46.36%	51.2%
Kohlberg TE Investors V, L.P.	33.72%	37.2%
Kohlberg Offshore Investors V, L.P.	3.11%	3.4%
Kohlberg Partners V, L.P.	2.61%	2.9%
KOCO Investors V, L.P.	2.05%	2.3%
S.A.C. Domestic Investments, L.P.	0.55%	0.6%
Blackstone Mezzanine Partners II L.P.	2.11%	2.3%
Blackstone Mezzanine Holdings II L.P.	.09%	0.1%
Robert Cucuel	4.73%	0%
Mary Jane Graves	1.82%	0%
Nitin Patel	0.68%	0%
Joey Ryan	0.63%	0%
Colleen Lederer	0.42%	0%
Jonathan Manin	0.25%	0%
Steve Slarsky	0.06%	0%
Lou Calamari	0.06%	0%
John Consoletti	0.06%	0%
Chuck Brown	0.18%	0%
Bill Dordelman	0.05%	0%
Yvonne McDermott	0.02%	0%
Stacey Pressley	0.02%	0%
Nella Turgeon	0.03%	0%
Steve Martini	0.09%	0%
Che Helfrich	0.09%	0%
Robin Banner	0.04%	0%
Mike Ahrendt	0.04%	0%
Billy Everett	0.04%	0%
Ken Kollmann	0.06%	0%
Penny Lovitt	0.05%	0%
Misty Lang	0.03%	0%
Maryanne Eastman	0.01%	0%
Gary Martin	0.01%	0%
Adrian Fuchs	0.01%	0%
Total	100.00%	100.00%

(1)	Note to Draft: Fully diluted percentage.

(2)	Note to Draft: Percentage without giving effect to options held by non-Sellers.

Annex C-1

Annex D

Indemnity Escrow Allocation Percentage

Indemnity Escrow
Allocation
Seller	Percentage

Kohlberg Investors V, L.P.	51.2%
Kohlberg TE Investors V, L.P.	37.2%
Kohlberg Offshore Investors V, L.P.	3.4%
Kohlberg Partners V, L.P.	2.9%
KOCO Investors V, L.P.	2.3%
S.A.C. Domestic Investments, L.P.	0.6%
Blackstone Mezzanine Partners II L.P.	2.3%
Blackstone Mezzanine Holdings II L.P.	0.1%

Total	100%

Annex D-1

ANNEX B
EXECUTION COPY

February 6, 2008

MBF Healthcare Acquisition Corp.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134

Attention:	Miguel B. Fernandez, Chairman and Chief Executive Officer
Re: Equity Commitment

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of the date hereof, by and among MBF Healthcare Acquisition Corp., a Delaware corporation (the “Buyer”), Critical Homecare Solutions Holdings, Inc., a Delaware corporation (the “Company”), Kohlberg Investors V, L.P., a Delaware limited partnership, in its capacity as the Sellers’ Representative and as a stockholder of the Company, and the other stockholders of the Company set forth on the signature pages thereto (the “Stock Purchase Agreement”), pursuant to which the Buyer has agreed to purchase from the stockholders all of the issued and outstanding shares of common stock, par value $.001, of the Company, on the terms and subject to the conditions set forth in the Stock Purchase Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Stock Purchase Agreement.

This letter agreement evidences the commitment (the “Commitment”) of MBF Healthcare Partners, L.P., a Delaware limited partnership (the “Equity Investor”), to purchase Fifty Million Dollars ($50,000,000) of common stock, par value $.0001 per share of the Buyer (the “Buyer’s Stock”) at a price of $7.65 per share, and otherwise substantially in accordance with the terms of the Subscription Agreement attached as an exhibit to this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Equity Investor hereby acknowledges and agrees that it (directly or indirectly through an affiliate) will fund the Commitment. The obligation of the Equity Investor to fund the Commitment, is subject only to (1) the satisfaction or waiver of the conditions to the Buyer’s obligation to consummate the Closing set forth in Article VIII of the Stock Purchase Agreement and (2) the approval of the Buyer’s Stockholders of the issuance of the MBF common stock in accordance with the terms of this letter agreement. The parties acknowledge that (i) the Buyer may raise cash equity to consummate the transactions contemplated by the Stock Purchase Agreement by means of a private placement of the Buyer’s Stock to accredited investors (the “Private Placement”) and (ii) the amount of the Commitment will be reduced by the aggregate proceeds raised in the Private Placement (other than from the sale of the Buyer’s Stock to the Equity Investor), solely to the extent that such proceeds are used to fund the transactions contemplated by the Stock Purchase Agreement at Closing; provided that the Buyer receives no less than Fifty Million Dollars ($50,000,000) in cash funding at Closing.

The Equity Investor hereby represents and warrants that it has sufficient cash on hand or capital commitments to satisfy its obligations under this letter agreement, and will take no action that would prevent it from satisfying such obligations. The Sellers are intended third party beneficiaries of the Buyer’s rights under this letter agreement and shall have the right to enforce the Buyer’s rights hereunder, including the obligation of the Equity Investor to fund the Commitment. In that connection, the obligations of the Equity Investor to the Sellers and the Buyer shall be direct, primary and unconditional, except as expressly set forth herein. Except as specifically provided above, no Person, other than the Sellers and the Buyer, shall be entitled to rely upon this letter agreement or bring any action under this letter agreement. The Buyer’s creditors shall have no right to enforce this letter agreement or to cause Buyer to enforce this letter agreement. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and the Sellers, in accordance with and subject to the terms of this letter agreement, and this letter agreement is not intended to, and does not, confer upon any Person other than the parties hereto and the Sellers any rights or remedies hereunder.

Notwithstanding anything to the contrary herein, if the Closing does not occur, the Equity Investor shall be obligated to fund the Commitment in an amount sufficient for the Buyer to be able to satisfy any liability it may have to the Sellers under the Stock Purchase Agreement pursuant to Section 10.2 thereof for losses incurred by Sellers and/or the Company for the intentional or willful material breach of the Stock Purchase Agreement by the Buyer; provided that, the liability of the Equity Investor and the Buyer, in the aggregate, shall under no circumstances exceed $4,000,000 for losses incurred by the Sellers and/or the Company in connection with the transactions contemplated by the Stock Purchase Agreement for the breach of this letter agreement by the Equity Investor or an intentional or willful breach of the Stock Purchase Agreement by the Buyer. The Sellers acknowledge that their sole and exclusive remedy regarding the Equity Investor’s obligation under this letter agreement if the Closing does not occur shall be limited as set forth in the prior sentence.

Notwithstanding anything that may be expressed or implied in this letter agreement, no Person other than the undersigned shall have any obligation hereunder and, notwithstanding that the undersigned may be a partnership or limited liability company, no recourse hereunder shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate or assignee of the undersigned or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate or assignee of any of the foregoing, for any obligations of the undersigned under this letter agreement.

This letter agreement shall be treated as confidential and is being provided to the Buyer solely in connection with the Stock Purchase. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Equity Investor. Notwithstanding the foregoing, this letter agreement may be provided to the Company if the Company agrees to treat the letter agreement as confidential, except that the Buyer and the Company may disclose the existence and contents of this letter agreement to the extent required by Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Stock Purchase, including the Preliminary Proxy Statement and Definitive Proxy Statement and may disclose the existence and content of this letter agreement to its lenders and equity investors in connection with the Private Placement.

This letter agreement shall expire on the earlier of the (i) Closing and (ii) the termination of the Stock Purchase Agreement in accordance with its terms; provided, however, that notwithstanding any such expiration under clause (ii) in connection with the termination of the Stock Purchase Agreement, any claim for breach of this letter or an intentional or willful material breach of the Stock Purchase Agreement by the Buyer may be brought in a court of competent jurisdiction on or before the 60th day following the termination of the Stock Purchase Agreement, in which case this letter agreement shall survive until the ultimate resolution of such claim.

The rights and obligations under this letter agreement may not be assigned by any party without the prior written consent of the parties to this letter agreement and the Seller’s Representative (as defined in the Stock Purchase Agreement).

This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws rules that would cause the laws of another State to otherwise govern this letter agreement. The parties hereby (i) submit to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over an action or proceeding, in the United States District Court for the District of Delaware, and (ii) waive any claim of improper venue or any claim that those courts are an inconvenient forum.

The Equity Investors represents to the Sellers that the letter agreement, dated April 4, 2007 in respect of that certain irrevocable order to purchase up to $12,000,000 of Buyer’s Stock is in full force and effect (the “Open Market Purchase Letter Agreement”) and such obligation to purchase Buyer’s stock in accordance with the terms of the Open Market Purchase Letter Agreement is in addition to any commitment by Buyer under this letter agreement.

[Signature Page Follows]

THE PARTIES HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Very truly yours,

MBF HEALTHCARE PARTNERS, L.P.

By:	MBF Healthcare Advisors I, L.P., its General Partner
By:	MBF Healthcare Advisors LLC, its General Partner
By:	/s/ Miguel B. Fernandez
Miguel B. Fernandez, President

ACKNOWLEDGED AND AGREED:
MBF HEALTHCARE ACQUISITION CORP.

/s/  Jorge Rico
Name:     Jorge Rico

Title:	Senior Vice President
Date:	February 6, 2008

Annex C

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MBF HEALTHCARE ACQUISITION CORP.

MBF Healthcare Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is MBF Healthcare Acquisition Corp. The date of filing its original Certificate of Incorporation with the Secretary of State was June 2, 2006. The date of filing its Amended and Restated Certificate of Incorporation with the Secretary of State was April 20, 2007.

2. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, has been approved by the holders of a majority of the issued and outstanding shares of the Corporation in accordance with Section 228 of the Act, and restates, integrates and further amends the Certificate of Incorporation of this corporation.

3. The text of the Amended and Restated Certificate of Incorporation is amended and restated hereby to read as herein set forth in full:

First.  The name of the Corporation is Critical Homecare Solutions, Inc. (the “Corporation”).

Second.  The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

Third.  The purpose of the Corporation shall be to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Fourth.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred and One Million (101,000,000), One Hundred Million (100,000,000) shares of which shall be designated Common Stock, par value of $0.0001 per share, and One Million (1,000,000) shares of which shall be designated Preferred Stock, par value of $0.0001 per share.

A. Preferred Stock.  The Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required to take such action pursuant to any Preferred Stock Designation.

B. Common Stock.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

C-1

Fifth.  The name and mailing address of the sole incorporator of the Corporation are as follows:

Name:	Teddy D. Klinghoffer, Esq.
Address:	Akerman Senterfitt One Southeast Third Avenue 27th Floor Miami Florida 33131-1714

Sixth.  The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors of the Corporation on the date hereof shall determine their class. To the extent any additional directors are elected or appointed prior to the Corporation’s first Annual Meeting of Stockholders, the directors of the Corporation shall determine the class of such additional directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such Annual Meeting of Stockholders shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Seventh.  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B. Election of directors need not be by ballot unless the Corporation’s Bylaws so provide.

C. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Corporation’s Bylaws as provided in the Corporation’s Bylaws.

D. The directors in their discretion may submit any contract or act for approval or ratification at any Annual Meeting of Stockholders or at any Special Meeting of Stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

E. In addition to the powers and authorities hereinbefore stated or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, notwithstanding, to the provisions of

C-2

applicable law, this Certificate of Incorporation, and any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

Eighth.  The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C. The Corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions.

Ninth.  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Tenth.  In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be made, altered, amended or repealed by the stockholders of the Corporation or by a majority of the entire Board of Directors of the Corporation.

C-3

IN WITNESS WHEREOF, I have signed this Second Amended and Restated Certificate of Incorporation this           day of           2008.

Name:

Title:

C-4

Annex D

MBF HEALTHCARE ACQUISITION CORP.

2008 STOCK INCENTIVE PLAN

1.  ESTABLISHMENT, EFFECTIVE DATE AND TERM

MBF Healthcare Acquisition Corp., a Delaware corporation hereby establishes the MBF Healthcare Acquisition Corp. 2008 Stock Incentive Plan. The Effective Date of the Plan shall be the date that the Plan was approved by the shareholders of MBF in accordance with the laws of the State of Delaware or such later date as provided in the resolutions adopting the Plan; provided, however, no Award may be granted unless and until the Plan has been approved by the shareholders of MBF.

2.  PURPOSE

The purpose of the Plan is to enable MBF to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in MBF and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of MBF.

3.  ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4.  ADMINISTRATION

(a) Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees.  The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c) Designation of Advisors.  The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S.  In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification.  No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of

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Incorporation and Bylaws of MBF, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of MBF. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5.  SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards.  The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be three million seven hundred fifty three thousand three hundred and twenty six (3,753,326) shares.

(b) Certain Limitations on Specific Types of Awards.  The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of three million seven hundred fifty three thousand three hundred and twenty six (3,753,326) of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one million eight hundred seventy six thousand six hundred sixty three (1,876,663) of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one million (1,000,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one million (1,000,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be twenty million dollars ($20,000,000).

(c) Reduction of Shares Available for Awards.  Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii) In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d) Cancelled, Forfeited, or Surrendered Awards.  Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, other than a Stock Appreciation Right, which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase

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price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Any Common Stock subject to a Stock Appreciation Right which is not issued upon settling such Stock Appreciation Right shall be available for future Awards granted under the Plan.

(e) Recapitalization.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of MBF by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of MBF or other increase or decrease in such shares effected without receipt of consideration by MBF occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iv) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vi) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.  OPTIONS

(a) Grant of Options.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options.  Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing.  Unless such action is approved by MBF’s shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 12); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 12); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 12).

(e) Limitation on Option Period.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for

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such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f) Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price.  In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of MBF, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g) Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the Plan. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 12 and 13 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest in three equal annual increments of 33 1/3%, with one increment vesting on each anniversary of the Grant Date.

(h) Exercise.  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to MBF a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Unless otherwise provided by the Committee, said notice must be delivered to MBF at its principal office and addressed to the attention of Chief Financial Officer. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i) Payment.  Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to MBF of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to MBF’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in MBF incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the

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immediate sale of the purchased shares and remit to MBF, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to MBF to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

(j) Termination of Employment, Disability or Death.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death.  If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed thirty (30) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability.  If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death.  If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause.  In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7.  STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

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(b)  Terms and Conditions of Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of MBF, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right.  Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.  RESTRICTED STOCK

(a) Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions.  The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 12 and 13 of the Plan, Restricted Stock covered by any Award under this Plan that are subject solely to a future service requirement shall vest over the five-year period immediately following the Grant Date in equal annual increments of 20%, with one increment vesting on each anniversary date of the Grant Date. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).

(c) Certificates and Certificate Legend.  With respect to a grant of Restricted Stock, MBF may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. MBF may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The MBF Healthcare Acquisition Corp. (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and the MBF Healthcare Acquisition Corp. (the “Company”), dated           (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions.  Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

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(e) Shareholder Rights.  Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f) Termination of Service.  Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by MBF with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(e) as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9.  PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b) Performance Goals.  Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, MBF’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, MBF’s after-tax or pre-tax profits including, without limitation, that attributable to MBF’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, MBF’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, MBF’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of MBF’s long-term or short-term public or private debt or other similar financial obligations of MBF, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from MBF’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, MBF’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, MBF’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, MBF’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of MBF’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of MBF of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by MBF (or a subsidiary, division, facility or other operational unit of MBF) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for

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shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c) Terms and Conditions of Performance Shares and Performance Units.  The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of our Common Stock. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion and subject to Sections 12 and 13 of the Plan, Performance Shares and Performance Units, in additions to any other terms and conditions, shall be subject to a future service requirement whereby such Performance Shares and Performance Units shall vest in two equal annual increments of 50%, with the first increment vesting on the fourth anniversary of the Grant Date and the second increment vesting on the fifth anniversary of the Grant Date. No payments shall be made with respect to unvested Performance Shares and Performance Units.

(d) Determination and Payment of Performance Units or Performance Shares Earned.  As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e) Termination of Employment.  Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability.  If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability.  If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable)

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shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

10.  RESERVED

11.  OTHER AWARDS

Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

12.  CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of MBF, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of MBF, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of MBF, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

13.  CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by MBF or any entity that is a part of the Company immediately after such event.

14.  REQUIREMENTS OF LAW

(a) Violations of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising

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the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration.  At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding.  The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

15.  GENERAL PROVISIONS

(a) Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

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(c) Dividends and Dividend Equivalents.  Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(e) and subject to Section 8(e) and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d) Deferral of Awards.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for MBF determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Issuance of Certificates; Shareholder Rights.  MBF shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards.  A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h) Buyout and Settlement Provisions.  Except as prohibited in Section 6(e) of the Plan, the Committee may at any time on behalf of MBF offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds.  The proceeds received by MBF from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of MBF.

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(j) Modification or Substitution of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of MBF in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12.

(k) Amendment and Termination of Plan.  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of MBF in accordance with applicable law and the Articles of Incorporation and Bylaws of MBF shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of MBF must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code.  The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(m) Notification of 83(b) Election.  If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n) Detrimental Activity.  All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards

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held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 15(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o) Disclaimer of Rights.  No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p) Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q) Nonexclusivity of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r) Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s) Headings.  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t) Pronouns.  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u) Successors and Assigns.  The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v) Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w) Notices.  Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to MBF, to its principal place of business, attention: Chief Financial Officer, MBF Healthcare Acquisition Corp., and if to the holder of an Award, to the address as appearing on the records of the Company.

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APPENDIX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by MBF and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of MBF.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than MBF, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of MBF in substantially the same proportions as their ownership of common stock of MBF), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MBF representing thirty percent (30%) or more of the combined voting power of MBF’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by MBF’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger, consolidation, reorganization, or other business combination of MBF with any other entity, other than a merger or consolidation which would result in the voting securities of MBF outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of MBF or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of MBF (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of MBF’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of MBF approve a plan of complete liquidation of MBF or the consummation of the sale or disposition by MBF of all or substantially all of MBF’s assets other than (x) the sale or disposition of all or substantially all of the assets of MBF to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of MBF at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of MBF.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from

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time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of MBF.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.0001 per share, of MBF.

“Company” means MBF Healthcare Acquisition Corp., a Delaware corporation, the subsidiaries of MBF Healthcare Acquisition Corp., and all other entities whose financial statements are required to be consolidated with the financial statements of MBF Healthcare Acquisition Corp. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of MBF Healthcare Acquisition Corp. as determined by the Committee in its sole and absolute discretion.

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

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“Effective Date” shall mean the date that the Plan was approved by the shareholders of MBF in accordance with the laws of the State of Delaware or such later date as provided in the resolutions adopting the Plan.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for MBF or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“MBF” means MBF Healthcare Acquisition Corp.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of MBF.

“Plan” means this MBF Healthcare Acquisition Corp. 2008 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however, that

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for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does commit to perform services for MBF or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Section 424 Employee” means an employee of MBF or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

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Annex E-1

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) entered into on February 6, 2008 is made by and among CRITICAL HOMECARE SOLUTIONS, INC., a Delaware corporation (the “Company”) and Robert Cucuel (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of October 16, 2006 (the “Prior Agreement”); and

WHEREAS, Critical Homecare Solutions Holdings, Inc., the parent of the Company (“Parent”), anticipates being a party to a Stock Purchase Agreement (“Purchase Agreement”) dated as of the date hereof pursuant to which all of the outstanding capital stock of the Parent is being sold to MBF Healthcare Acquisition Corp (the “Buyer”) (the “Transaction”) (with the Closing Date (as such term is defined within the Purchase Agreement) of the Transaction constituting the “Effective Date” for purposes of this Agreement); and

WHEREAS, after completion of the Transaction, the Company and the Buyer desire to amend and restate the Prior Agreement and to employ Executive on the terms and conditions set forth in this Agreement, and Executive desires to be so employed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

EMPLOYMENT

1.1  Employment.  The Company agrees to continue to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1.4 (the “Employment Period”). Notwithstanding anything herein to the contrary, if the Transaction is not consummated, this Agreement shall automatically terminate and the Prior Agreement shall continue in full force and effect.

1.2  Position and Duties.

(a) During the Employment Period, the Executive shall be employed as Chief Executive Officer of the Company. The Executive will report solely and directly to the Board of Directors of the Company. The Company will use its commercially reasonable efforts, subject to stockholder vote, to nominate the Executive to the boards of directors of both the Company and the Buyer (each, as applicable, the “Board”) for so long as he is employed by the Company in the capacity of Chief Executive Officer.

(b) During the Employment Period, the Executive shall have all authorities, duties and responsibilities customarily exercised by an individual serving as Chief Executive Officer of the Company in a corporation the size and nature of the Company and shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities.

(c) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and other approved absences) to the business and affairs of the Company and its respective Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities.

1.3  Salary, Bonus, Options and Benefits.

(a) During the Employment Period, Executive’s base salary (the “Base Salary”) shall be $425,000 per annum which salary shall be payable in regular installments in accordance with the Company’s general payroll

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practices. The Base Salary will be reviewed annually by the Compensation Committee of the Board of Directors of the Company (the “Board”) in its discretion and may be increased (but not decreased) commencing each calendar year during the Employment Period.

(b) During the Employment Period, in addition to the Base Salary, Executive shall be eligible to participate in the Company’s bonus program described on Exhibit A hereto (the “Annual Bonus Program”). Under the bonus program, Executive shall be eligible to receive an annual bonus of up to 60% of Base Salary at 100% of target, which target shall be reviewed annually by the Board. To the extent achieved, such bonus shall be paid promptly following the delivery and approval by the Board of the Company’s audited financial statements for such year by the Company’s independent accountants.

(c) The Buyer intends to develop an employee stock option or restricted stock option plan consistent with public companies of its size and subject to approval of the Compensation Committee, Executive will be eligible to participate in such plan in a manner consistent with the term sheet attached hereto as Exhibit B.

(d) During the Employment Period, Executive shall be entitled to participate in all of the Company’s and the Buyer’s employee benefit programs for which senior executive employees of the Company, the Buyer and their respective Subsidiaries are generally eligible (without duplication). In addition to Company holidays as determined by Buyer, the Executive shall be entitled to not less than four weeks paid time off per year, subject to the Company’s paid time off policies in effect from time to time. Executive shall be entitled to a monthly car allowance of $1,250 per month.

(e) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement upon completion of an expense report in accordance with the Company’s and its Subsidiaries’ reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to Section 1.3(d) and this Section 1.3(e) does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (b) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(f) Consistent with the Company’s governing documents, the Executive will be indemnified for his acts performed in compliance with applicable law and in good faith as an officer of the Company and/or the Buyer. The Company and the Buyer will each maintain reasonable directors and officers liability insurance, which insurance shall include reasonable and customary tail coverage.

1.4  Term.

(a) The Employment Period shall terminate on the earlier to occur of: (i) the date of Executive’s death or Disability, (ii) the date determined by the Board of the Company or the Buyer by resolution for Cause, (iii) the date determined by either the Board of the Company or the Buyer by resolution without Cause, (iv) the date of voluntary resignation by Executive or (v) if not renewed pursuant to the following sentence, the expiration of the Initial Period (as defined below) or the expiration of the then-current Renewal Period (as defined below), as applicable. The initial term of the Employment Period shall commence on the Effective Date and terminate on the sixth anniversary of the Effective Date (the “Initial Period”), and shall thereafter automatically renew for additional one-year periods (with each such one-year period constituting a “Renewal Period”), unless either party gives the other written notice of their election not to renew at least 120 calendar days prior to the expiration of the Initial Period or then-current Renewal Period, as applicable. An election not to renew per the above shall not consitute a termination and, as such, will not trigger Section 1.4(b) below.

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(b) If the Employment Period is terminated by the Company and/or the Buyer without Cause or if the Executive resigns with Good Reason, Executive shall be entitled to (i) receive any Base Salary earned through the effective date of termination that remains unpaid and any accrued but unpaid vacation time, with any such amounts paid on the first regularly scheduled payroll date following the effective date of termination; (ii) receive any bonus payable pursuant to Section 1.3(b) with respect to any fiscal year which ended prior to the effective date of the Executive’s termination of employment, which remains unpaid, with such amount paid in the first regularly scheduled payroll date following the effective date of termination or, if later, at the same time the bonus would have been payable to the Executive under Section 1.3(b); (iii) receive an amount equal to 12 months of the Executive’s then current Base Salary commencing within 30 days following the date the Separation From Service (as defined below) occurs (with such payment date within such time period within the Company’s sole discretion), (iv) continued medical benefits for Executive and his dependents for such 12-month period and (v) receive a pro rata bonus equal to the product of (1) the target bonus for the year of termination multiplied by (2) a fraction, the numerator of which will be the number of days elapsed from the beginning of the bonus year to the termination date, and the denominator of which will be 365, which amount shall be paid in a lump sum on the first regularly schedule payroll date following the effective date of termination. Executive hereby agrees that no severance compensation under this Section 1.4(b) shall be payable in the event Executive’s employment is terminated under Section 1.4(a)(i), (ii), or (v). Any amount payable under Section 1.4(b)(ii) shall be payable in installments in accordance with the Company’s normal payroll practices over the period following the Separation From Service during which such payments are to be made. The payment of any severance compensation under Sections 1.4(b)(ii), (iii) and (iv) shall be conditioned upon Executive entering into the Company’s standard form release agreement. For purposes of this Agreement, a “Separation from Service” shall be deemed to occur only if such separation from service would be treated as a “separation from service” pursuant to Section 409A of the Code. For purposes of determining whether there has been a “separation from service” with the meaning of Treasury Regulation Section 1.409A-1(h) (or any successor regulation), Executive shall be deemed to have incurred a separation from service if his employment has been terminated and he is performing less than 20% of the average level of bona fide services he was performing for the Company in the immediately preceding 36-month period (“Separation From Service”).

(c) In the event that on or within 12 months following a Change in Control the Executive’s employment with the Company and/or the Buyer is either terminated by the Company and/or the Buyer without Cause, or terminated by the Executive for Good Reason, the Executive shall be entitled to the severance benefits described in subparagraph (b) above (termination by Company without Cause or a termination for Good Reason); provided, however, that (i) in lieu of the salary continuation payable under Section 1.4(b)(iii), the Company shall pay to the Executive a lump sum payment equal to eighteen (18) months of his then current Base Salary, which amount shall be paid on the first regularly scheduled payroll date following the effective date of termination and (ii) in lieu of the pro-rata bonus payable under Section 1.4(b)(v), the Company shall pay to the Executive a lump sum payment equal to one times 100% of his target bonus, which amount shall be paid on the first regularly scheduled payroll date following the effective date of termination.

(d) Notwithstanding anything to the contrary in this Agreement or elsewhere, if Executive is a “specified employee” as determined pursuant to Section 409A as of the date of the Executive’s Separation From Service and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting Executive to additional tax, interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Executive’s Separation From Service shall be paid or provided to Executive in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Executive’s Separation From Service occurs. In addition, any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Executive upon a Separation From Service (as defined above). For the purposes of this Agreement, amounts payable under Section 1.4(b) shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and

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(b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

(e) Except as expressly set forth in this Section 1.4 or pursuant to the terms of the applicable benefit plan, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

1.5  Confidential Information.  Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Buyer, the Company and their respective Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive (“Confidential Information”) are the property of the Buyer, the Company and their respective Subsidiaries. Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required to comply with such subpoena, process or other obligation, or to the extent Executive is advised by counsel in writing that disclosure is so required. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information at the Company’s expense.

1.6  Inventions and Patents.  Executive agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Buyer, the Company or their respective Subsidiaries and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

1.7  Non-Compete; Non-Solicitation.

(a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that his services have been and will be of special, unique and extraordinary value to the Company. Executive agrees that for so long as Executive is receiving compensation either during the Employment Period or severance payments thereafter pursuant to this Agreement or, in the event that Executive: (i) voluntarily terminates his employment whether with or without Good Reason, or (ii) upon a termination by the Company of Executive for Cause or (iii) upon expiration of the Employment Period, for the one-year period following such termination (the “Noncompete Period”), he shall not directly or indirectly own, manage, control, participate in, consult with, render services at the time of termination for, or in any manner engage in any business in which the Buyer, the Company or their respective Subsidiaries are engaged in any state where the Buyer, the Company or their respective Subsidiaries are operating. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of another publicly-traded corporation, so long as Executive has no active participation in the management or the business of such corporation.

(b) During the Employment Period and for the one-year period thereafter, Executive shall not directly or indirectly induce or attempt to induce any officer or employee of the Buyer, the Company or any of their respective Subsidiaries to leave the employ of the Buyer, the Company or such Subsidiary, or directly or indirectly hire any officer of the Buyer, the Company or any of their respective Subsidiaries, or in any way interfere with the relationship between the Buyer, the Company or any such Subsidiary and any employee thereof; provided, however, that a general solicitation for employees of which an employee of the Buyer, the Company or any such Subsidiary responds shall not be deemed an inducement or attempt at inducement.

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1.8  Scope, etc.  If, at the time of enforcement of any of the provisions of this Section 1.7, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. e Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

1.9  Section 280G and Gross Up Payments.

(a) Subject to subparagraph (b) below, if any portion of any payment or benefit payable or due to the Executive (a “Covered Payment”) will be subject to the tax (the “Excise Tax”) imposed by Code Section 4999, the Company shall pay to the Executive in cash an additional amount (the “Gross Up Payment”) such that the net amount retained by the Executive after deduction from the Covered Payment and the Gross Up Payment of any Excise Tax imposed upon the Covered Payment and any federal, state and local income tax and Excise Tax imposed upon the Gross Up Payment shall be equal to the original amount of the Covered Payment, prior to deduction of any Excise Tax imposed with respect to the Covered Payment. The Gross Up Payment is intended to place the Executive in the same economic position he would have been in if the Excise Tax had not been imposed. The Gross Up Payment shall be paid at the time the Covered Payment is paid pursuant to this Agreement.

(b) Notwithstanding the foregoing subparagraph (a), if the sum of all Covered Payments (other than a Gross Up Payment) is not greater than one-hundred ten percent (110%) of the maximum amount of payments or benefits which may be paid or provided to the Executive without causing an Excise Tax to be triggered, then: (i) the Gross Up Payment will not be made, and (ii) the amount of Covered Payments shall be reduced to equal the maximum amount which may be paid or provided to the Executive without causing any Excise Tax or deduction limit under Code Section 280G to apply to any payments or benefits due to the Executive.

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth below:

“Cause” means (i) a material breach of this Agreement by Executive, (ii) Executive’s willful failure to comply with the lawful directives of the Company’s Board or the Buyer’s Board, as applicable, (iii) gross negligence or willful misconduct by Executive in the performance of his duties hereunder, (iv) the commission by Executive of theft or embezzlement of Company and/or Buyer property, or (v) Executive’s conviction of, or entry of a plea of guilty or nolo contendere to a felony (other than a minor traffic violation) or a crime involving moral turpitude that results in material injury to the property, operations, business or reputation of the Buyer, the Company or their respective Subsidiaries. The Executive shall not be terminated for “Cause,” within the meaning of clauses (i) unless written notice stating the basis for the termination is provided to the Executive and, if such neglect or conduct is reasonably curable, he is given no less than 30 days to cure the conduct that is the basis of such claim and, if he fails to cure (or such neglect or conduct is not reasonably curable), the Executive has an opportunity to be heard before the Company’s Board or the Buyer’s Board, as applicable, and, after such hearing, there is a vote of a majority of the members of the Board (not counting the Executive) to terminate Executive’s employment for Cause.

“Change in Control” means a “change in the ownership or effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation” with respect to either or both of the Company and/or the Buyer, as such terms are defined in Section 1.409A-3(i)(5) of the final regulations and other applicable guidance promulgated under Section 409A of the Internal Revenue Code.

“Disability” means Executive’s inability to substantially perform his normal duties hereunder for six months or more during any twelve-month period, as determined by a licensed physician mutually acceptable to the Company and Executive.

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“Good Reason” means any of the following, without the Executive’s prior consent or full cure by the Company within 30 days of notice: (i) any material diminution in the Executive’s authorities, titles or offices; (ii) any change in the reporting structure so that Executive reports to someone other than the Company’s Board and the Buyer’s Board, as applicable; (iii) any material diminution in the Executive’s Base Salary or target bonus opportunity; (iv) any request that the location of the Executive’s principal place of business be relocated (other than a change of location within a one hundred mile radius of the Company’s principal place of business as of the date that that the documents evidencing the Transaction are executed), (v) any material breach by the Company of the Agreement; or (vi) the dissolution or liquidation of the Company or the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of its assets at the time of the merger, consolidation, sale or similar transaction (except where such assumption occurs by operation of law). If one or more of the above conditions exists, Executive must provide notice to the Company within a period not to exceed ninety (90) days of the date that he has knowledge of such condition and in event of a material breach by the Company of the Agreement, the Company shall have 30 days to cure such breach. A separation from service will not constitute a termination for Good Reason unless such separation occurs during a period of time not to exceed two years following the initial existence of one or more of the above conditions.

“Subsidiary” of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.

ARTICLE 3

GENERAL PROVISIONS

3.1  Enforcement.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). To the extent of any breach of Section 1.7 by Executive, the Noncompete Period shall automatically be extended by the length of such breach.

3.2  Survival.  Sections 1.4(b), 1.5, 1.6 and 1.7 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

3.3  Notices.  All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent, when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:

To the Company:

Critical Homecare Solutions, Inc.
Two Tower Bridge
One Fayette Street
Conshohocken, PA 19428
Attention: President
Fax: (610) 834-3231

with a copy to:

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To Executive:

with a copy to:

Jonathan Clark
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenths and Arch Streets
Philadelphia, PA 19103

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

3.4  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5  Entire Agreement.  This Agreement and those documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.6  Amendments and Waivers.  Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

3.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

3.8  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.9  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

COMPANY:

CRITICAL HOMECARE SOLUTIONS, INC.,

By:	/s/ Mary Jane Graves
Name:     Mary Jane Graves

Title:	CFO

Date: February 6, 2008

EXECUTIVE:

/s/ Bob Cucuel
Robert Cucuel

Date: February 6, 2008

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EXHIBIT A

Your annual bonus shall be payable based upon the Company achieving projected operating income (determined in accordance with generally accepted accounting principles consistently applied), as approved each year by the Board of Directors (the “Plan”).

Percentage of Plan	Bonus

115%(1) or greater	100% of Base Salary
110% to 114%(1)	75% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 110% of Plan up to 114% of Plan
100% to 109%(1)	60% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 100% of Plan up to 109% of Plan
95% to 99%(1)	45% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 95% of Plan up to 99% of Plan
less than 95%(1)	0%

(1)	For purposes of calculating the percentage of Plan, percentages shall be rounded up to the next whole number at 0.5%. For example, if actual operating income for a year is 94.5% of Plan, this percentage shall be rounded up to 95% for purposes of calculating Employee’s annual bonus.

The Plan shall be equitably adjusted during each year to take into account the operating income acquired through acquisitions completed by the Company or its subsidiaries. For the fiscal year ending December 31, 2008, you shall be entitled to a bonus determined on a pro rata basis for the Company’s performance for the period beginning on the Effective Date and ending on December 31, 2008.

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Annex E-2

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) entered into on February 6, 2008 is made by and among CRITICAL HOMECARE SOLUTIONS, INC., a Delaware corporation (the “Company”) and Mary Jane Graves (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of September 19, 2006 (the “Prior Agreement”); and

WHEREAS, Critical Homecare Solutions Holdings, Inc., the parent of the Company (“Parent”), anticipates being a party to a Stock Purchase Agreement (“Purchase Agreement”) dated as of the date hereof pursuant to which all of the outstanding capital stock of the Parent is being sold to MBF Healthcare Acquisition Corp (the “Buyer”) (the “Transaction”) (with the Closing Date (as such term is defined within the Purchase Agreement) of the Transaction constituting the “Effective Date” for purposes of this Agreement); and

WHEREAS, after completion of the Transaction, the Company and the Buyer desire to amend and restate the Prior Agreement and to employ Executive on the terms and conditions set forth in this Agreement, and Executive desires to be so employed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

EMPLOYMENT

1.1  Employment.  The Company agrees to continue to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1.4 (the “Employment Period”). Notwithstanding anything herein to the contrary, if the Transaction is not consummated, this Agreement shall automatically terminate and the Prior Agreement shall continue in full force and effect.

1.2  Position and Duties.

(a) During the Employment Period, the Executive shall be employed as Senior Vice-President and Chief Financial Officer of the Company. The Executive will report to the Chief Executive Officer and the Board of Directors of the Company.

(b) During the Employment Period, the Executive shall have all authorities, duties and responsibilities customarily exercised by an individual serving as Senior Vice-President and Chief Financial Officer of the Company in a corporation the size and nature of the Company and shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair her ability to discharge, the foregoing duties and responsibilities.

(c) Executive shall devote her best efforts and her full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and other approved absences) to the business and affairs of the Company and its respective Subsidiaries. Executive shall perform her duties and responsibilities to the best of her abilities.

1.3  Salary, Bonus, Options and Benefits.

(a) During the Employment Period, Executive’s base salary (the “Base Salary”) shall be $285,000 per annum which salary shall be payable in regular installments in accordance with the Company’s general payroll practices. The Base Salary will be reviewed annually by the Compensation Committee of the Board of

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Directors of the Company (the “Board”) in its discretion and may be increased (but not decreased) commencing each calendar year during the Employment Period.

(b) During the Employment Period, in addition to the Base Salary, Executive shall be eligible to participate in the Company’s bonus program described on Exhibit A hereto (the “Annual Bonus Program”). Under the bonus program, Executive shall be eligible to receive an annual bonus of up to 45% of Base Salary at 100% of target, which target shall be reviewed annually by the Board. To the extent achieved, such bonus shall be paid promptly following the delivery and approval by the Board of the Company’s audited financial statements for such year by the Company’s independent accountants.

(c) The Buyer intends to develop an employee stock option or restricted stock option plan consistent with public companies of its size and subject to approval of the Compensation Committee, Executive will be eligible to participate in such plan in a manner consistent with the term sheet attached hereto as Exhibit B.

(d) During the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company, and its respective Subsidiaries are generally eligible (without duplication). In addition to Company holidays as determined by Buyer, the Executive shall be entitled to not less than four weeks paid time off per year, subject to the Company’s paid time off policies in effect from time to time. Executive shall be entitled to a car allowance of $12,000 per annum.

(e) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by her in the course of performing her duties under this Agreement upon completion of an expense report in accordance with the Company’s and its Subsidiaries’ reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to Section 1.3(d) and this Section 1.3(e) does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (b) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(f) Consistent with the Company’s governing documents, the Executive will be indemnified for her acts performed in compliance with applicable law and in good faith as an officer of the Company. The Company will maintain reasonable directors and officers liability insurance, which insurance shall include reasonable and customary tail coverage.

1.4  Term.

(a) The Employment Period shall terminate on the earlier to occur of: (i) the date of Executive’s death or Disability, (ii) the date determined by the Board of the Company or the Buyer by resolution for Cause, (iii) the date determined by either the Board of the Company or the Buyer by resolution without Cause, (iv) the date of voluntary resignation by Executive or (v) if not renewed pursuant to the following sentence, the expiration of the Initial Period (as defined below) or the expiration of the then-current Renewal Period (as defined below), as applicable. The initial term of the Employment Period shall commence on the Effective Date and terminate on the second anniversary of the Effective Date (the “Initial Period”), and shall thereafter automatically renew for additional one-year periods (with each such one-year period constituting a “Renewal Period”), unless either party gives the other written notice of their election not to renew at least 120 calendar days prior to the expiration of the Initial Period or then-current Renewal Period, as applicable. An election not to renew per the above shall not consitute a termination and, as such, will not trigger Section 1.4(b) below.

(b) If the Employment Period is terminated by the Company and/or the Buyer without Cause or if the Executive resigns with Good Reason, Executive shall be entitled to (i) receive any Base Salary earned through

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the effective date of termination that remains unpaid and any accrued but unpaid vacation time, with any such amounts paid on the first regularly scheduled payroll date following the effective date of termination; (ii) receive any bonus payable pursuant to Section 1.3(b) with respect to any fiscal year which ended prior to the effective date of the Executive’s termination of employment, which remains unpaid, with such amount paid in the first regularly scheduled payroll date following the effective date of termination or, if later, at the same time the bonus would have been payable to the Executive under Section 1.3(b); (iii) receive an amount equal to 12 months of the Executive’s then current Base Salary commencing within 30 days following the date the Separation From Service (as defined below) occurs (with such payment date within such time period within the Company’s sole discretion), (iv) continued medical benefits for Executive and her dependents for such 12-month period and (v) receive a pro rata bonus equal to the product of (1) the target bonus for the year of termination multiplied by (2) a fraction, the numerator of which will be the number of days elapsed from the beginning of the bonus year to the termination date, and the denominator of which will be 365, which amount shall be paid in a lump sum on the first regularly schedule payroll date following the effective date of termination. Executive hereby agrees that no severance compensation under this Section 1.4(b) shall be payable in the event Executive’s employment is terminated under Section 1.4(a)(i), (ii), or (v). Any amount payable under Section 1.4(b)(ii) shall be payable in installments in accordance with the Company’s normal payroll practices over the period following the Separation From Service during which such payments are to be made. The payment of any severance compensation under Sections 1.4(b)(ii), (iii) and (iv) shall be conditioned upon Executive entering into the Company’s standard form release agreement. For purposes of this Agreement, a “Separation from Service” shall be deemed to occur only if such separation from service would be treated as a “separation from service” pursuant to Section 409A of the Code. For purposes of determining whether there has been a “separation from service” with the meaning of Treasury Regulation Section 1.409A-1(h) (or any successor regulation), Executive shall be deemed to have incurred a separation from service if her employment has been terminated and she is performing less than 20% of the average level of bona fide services she was performing for the Company in the immediately preceding 36-month period (“Separation From Service”).

(c) In the event that on or within 12 months following a Change in Control the Executive’s employment with the Company and/or the Buyer is either terminated by the Company and/or the Buyer without Cause, or terminated by the Executive for Good Reason, the Executive shall be entitled to the severance benefits described in subparagraph (b) above (termination by Company without Cause or a termination for Good Reason); provided, however, that (i) in lieu of the salary continuation payable under Section 1.4(b)(iii), the Company shall pay to the Executive a lump sum payment equal to twelve (12) months of her then current Base Salary, which amount shall be paid on the first regularly scheduled payroll date following the effective date of termination and (ii) in lieu of the pro-rata bonus payable under Section 1.4(b)(v), the Company shall pay to the Executive a lump sum payment equal to one times 100% of her target bonus, which amount shall be paid on the first regularly scheduled payroll date following the effective date of termination.

(d) Notwithstanding anything to the contrary in this Agreement or elsewhere, if Executive is a “specified employee” as determined pursuant to Section 409A as of the date of the Executive’s Separation From Service and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting Executive to additional tax, interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Executive’s Separation From Service shall be paid or provided to Executive in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Executive’s Separation From Service occurs. In addition, any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Executive upon a Separation From Service (as defined above). For the purposes of this Agreement, amounts payable under Section 1.4(b) shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

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(e) Except as expressly set forth in this Section 1.4 or pursuant to the terms of the applicable benefit plan, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

1.5  Confidential Information.  Executive acknowledges that the information, observations and data obtained by her while employed by the Company and its Subsidiaries concerning the business or affairs of the Buyer, the Company and their respective Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive (“Confidential Information”) are the property of the Buyer, the Company and their respective Subsidiaries. Executive agrees that she shall not disclose to any unauthorized person or use for her own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required to comply with such subpoena, process or other obligation, or to the extent Executive is advised by counsel in writing that disclosure is so required. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information at the Company’s expense.

1.6  Inventions and Patents.  Executive agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Buyer, the Company or their respective Subsidiaries and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

1.7  Non-Compete; Non-Solicitation.

(a) Executive acknowledges that in the course of her employment with the Company she will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that her services have been and will be of special, unique and extraordinary value to the Company. Executive agrees that for so long as Executive is receiving compensation either during the Employment Period or severance payments thereafter pursuant to this Agreement or, in the event that Executive: (i) voluntarily terminates her employment whether with or without Good Reason, or (ii) upon a termination by the Company of Executive for Cause or (iii) upon expiration of the Employment Period, for the one-year period following such termination (the “Noncompete Period”), she shall not directly or indirectly own, manage, control, participate in, consult with, render services at the time of termination for, or in any manner engage in any business in which the Buyer, the Company or their respective Subsidiaries are engaged in any state where the Buyer, the Company or their respective Subsidiaries are operating. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of another publicly-traded corporation, so long as Executive has no active participation in the management or the business of such corporation.

(b) During the Employment Period and for the one-year period thereafter, Executive shall not directly or indirectly induce or attempt to induce any officer or employee of the Buyer, the Company or any of their respective Subsidiaries to leave the employ of the Buyer, the Company or such Subsidiary, or directly or indirectly hire any officer of the Buyer, the Company or any of their respective Subsidiaries, or in any way interfere with the relationship between the Buyer, the Company or any such Subsidiary and any employee thereof; provided, however, that a general solicitation for employees of which an employee of the Buyer, the Company or any such Subsidiary responds shall not be deemed an inducement or attempt at inducement.

1.8  Scope, etc.  If, at the time of enforcement of any of the provisions of this Section 1.7, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto

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agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. e Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

1.9  Section 280G and Gross Up Payments.

(a) Subject to subparagraph (b) below, if any portion of any payment or benefit payable or due to the Executive (a “Covered Payment”) will be subject to the tax (the “Excise Tax”) imposed by Code Section 4999, the Company shall pay to the Executive in cash an additional amount (the “Gross Up Payment”) such that the net amount retained by the Executive after deduction from the Covered Payment and the Gross Up Payment of any Excise Tax imposed upon the Covered Payment and any federal, state and local income tax and Excise Tax imposed upon the Gross Up Payment shall be equal to the original amount of the Covered Payment, prior to deduction of any Excise Tax imposed with respect to the Covered Payment. The Gross Up Payment is intended to place the Executive in the same economic position she would have been in if the Excise Tax had not been imposed. The Gross Up Payment shall be paid at the time the Covered Payment is paid pursuant to this Agreement.

(b) Notwithstanding the foregoing subparagraph (a), if the sum of all Covered Payments (other than a Gross Up Payment) is not greater than one-hundred ten percent (110%) of the maximum amount of payments or benefits which may be paid or provided to the Executive without causing an Excise Tax to be triggered, then: (i) the Gross Up Payment will not be made, and (ii) the amount of Covered Payments shall be reduced to equal the maximum amount which may be paid or provided to the Executive without causing any Excise Tax or deduction limit under Code Section 280G to apply to any payments or benefits due to the Executive.

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth below:

“Cause” means (i) a material breach of this Agreement by Executive, (ii) Executive’s willful failure to comply with the lawful directives of the Company’s Board or the Buyer’s Board, as applicable, (iii) gross negligence or willful misconduct by Executive in the performance of her duties hereunder, (iv) the commission by Executive of theft or embezzlement of Company and/or Buyer property, or (v) Executive’s conviction of, or entry of a plea of guilty or nolo contendere to a felony (other than a minor traffic violation) or a crime involving moral turpitude that results in material injury to the property, operations, business or reputation of the Buyer, the Company or their respective Subsidiaries. The Executive shall not be terminated for “Cause,” within the meaning of clauses (i) unless written notice stating the basis for the termination is provided to the Executive and, if such neglect or conduct is reasonably curable, she is given no less than 30 days to cure the conduct that is the basis of such claim and, if she fails to cure (or such neglect or conduct is not reasonably curable), the Executive has an opportunity to be heard before the Company’s Board or the Buyer’s Board, as applicable, and, after such hearing, there is a vote of a majority of the members of the Board (not counting the Executive) to terminate Executive’s employment for Cause.

“Change in Control” means a “change in the ownership or effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation” with respect to either or both of the Company and/or the Buyer, as such terms are defined in Section 1.409A-3(i)(5) of the final regulations and other applicable guidance promulgated under Section 409A of the Internal Revenue Code.

“Disability” means Executive’s inability to substantially perform her normal duties hereunder for six months or more during any twelve-month period, as determined by a licensed physician mutually acceptable to the Company and Executive.

“Good Reason” means any of the following, without the Executive’s prior consent or full cure by the Company within 30 days of notice: (i) any material diminution in the Executive’s authorities, titles or offices; (ii) any change in the reporting structure so that Executive reports to someone other than the Company’s Board and the Buyer’s Board, as applicable; (iii) any material diminution in the Executive’s Base Salary or target bonus opportunity; (iv) any request that the location of the Executive’s principal place of business be relocated (other than

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a change of location within a one hundred mile radius of the Company’s principal place of business as of the date that that the documents evidencing the Transaction are executed), (v) any material breach by the Company of the Agreement; or (vi) the dissolution or liquidation of the Company or the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of its assets at the time of the merger, consolidation, sale or similar transaction (except where such assumption occurs by operation of law). If one or more of the above conditions exists, Executive must provide notice to the Company within a period not to exceed ninety (90) days of the date that she has knowledge of such condition and in event of a material breach by the Company of the Agreement, the Company shall have 30 days to cure such breach. A separation from service will not constitute a termination for Good Reason unless such separation occurs during a period of time not to exceed two years following the initial existence of one or more of the above conditions.

“Subsidiary” of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.

ARTICLE 3

GENERAL PROVISIONS

3.1  Enforcement.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). To the extent of any breach of Section 1.7 by Executive, the Noncompete Period shall automatically be extended by the length of such breach.

3.2  Survival.  Sections 1.4(b), 1.5, 1.6 and 1.7 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

3.3  Notices.  All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent, when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:

To the Company:

Critical Homecare Solutions, Inc.
Two Tower Bridge
One Fayette Street
Conshohocken, PA 19428
Attention: President
Fax: (610) 834-3231

with a copy to:

To Executive:

with a copy to:

Jonathan Clark
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenths and Arch Streets
Philadelphia, PA 19103

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or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

3.4  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5  Entire Agreement.  This Agreement and those documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.6  Amendments and Waivers.  Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

3.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

3.8  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.9  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

COMPANY:

CRITICAL HOMECARE SOLUTIONS, INC.,

By:	/s/ Bob Cucuel
Name:     Bob Cucuel

Title:	CEO

Date: February 6, 2008

EXECUTIVE:

/s/  Mary Jane Graves
Mary Jane Graves

Date: February 6, 2008

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EXHIBIT A

Your annual bonus shall be payable based upon the Company achieving projected operating income (determined in accordance with generally accepted accounting principles consistently applied), as approved each year by the Board of Directors (the “Plan”).

Percentage of Plan	Bonus

115% (1) or greater	70% of Base Salary
110% to 114%(1)	60% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 110% of Plan up to 114% of Plan
100% to 109%(1)	45% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 100% of Plan up to 109% of Plan
95% to 99%(1)	30% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 95% of Plan up to 99% of Plan
less than 95%(1)	0%

(1)	For purposes of calculating the percentage of Plan, percentages shall be rounded up to the next whole number at 0.5%. For example, if actual operating income for a year is 94.5% of Plan, this percentage shall be rounded up to 95% for purposes of calculating Employee’s annual bonus.

The Plan shall be equitably adjusted during each year to take into account the operating income acquired through acquisitions completed by the Company or its subsidiaries. For the fiscal year ending December 31, 2008, you shall be entitled to a pro rata portion of your bonus for such year.

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Annex E-3

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) entered into on February 6, 2008 is made by and between CRITICAL HOMECARE SOLUTIONS, INC., a Delaware corporation (the “Company”), and Colleen Lederer (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of February 1, 2007 (the “Prior Agreement”); and

WHEREAS, Critical Homecare Solutions Holdings, Inc., the parent of the Company (“Parent”), anticipates being a party to a Stock Purchase Agreement pursuant to which all of the outstanding capital stock of the Parent is being sold to MBF Healthcare Acquisition Corp. (the “Buyer”) (the “Transaction”) effective on or about June, 2008 (the “Effective Date”); and

WHEREAS, after completion of the Transaction, the Company desires to amend and restate the Prior Agreement and to continue to employ Executive on the terms and conditions set forth in this Agreement, and Executive desires to be so employed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

EMPLOYMENT

1.1  Employment.  The Company agrees to continue to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1.4 (the “Employment Period”). Notwithstanding anything herein to the contrary, if the Transaction is not consummated, this Agreement shall automatically terminate and the Prior Agreement shall continue in full force and effect.

1.2  Position and Duties.

(a) During the Employment Period, Executive shall serve as Senior Vice President of Professional Services.

(b) Executive will have the responsibilities and carry out the customary functions of her position. Executive shall report directly to the Company’s Chief Executive Officer.

(c) Executive shall devote her best efforts and her full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and other approved absences) to the business and affairs of the Company and its Subsidiaries. Executive shall perform her duties and responsibilities to the best of her abilities.

1.3  Salary, Bonus, Options and Benefits.

(a) During the Employment Period, Executive’s base salary (the “Base Salary”) shall be $225,750 per annum which salary shall be payable in regular installments in accordance with the Company’s general payroll practices. The Base Salary may be increased annually by the Compensation Committee of the Board of Directors of the Company (the “Board”) in its discretion.

(b) During the Employment Period, in addition to the Base Salary, Executive shall be eligible to participate in the Company’s bonus program described on Exhibit A hereto (the “Annual Bonus Program”). Under the bonus program, Executive shall be eligible to receive an annual bonus of up to 35% of Base Salary at 100% of target, which target shall be reviewed annually by the Board. To the extent achieved, such bonus

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shall be paid promptly following the delivery and approval by the Board of the Company’s audited financial statements for such year by the Company’s independent accountants.

(c) During the Employment Period, in addition to the Annual Bonus Program, Executive shall be eligible to participate in a quarterly bonus program described on Exhibit B hereto (the “Quarterly Bonus Program”) which Executive shall have the opportunity to earn a quarterly bonus of up to $10,000, based upon targets and metrics to be established by the Chief Executive Officer of the Company in his discretion. To the extent achieved, such bonus shall be payable in the year ended, but in no event later than March 15 of the year immediately following the year such bonus was earned.

(d) The Buyer intends to develop an employee stock option or restricted stock option plan consistent with public companies of its size and subject to approval of the Compensation Committee, Executive will be eligible to participate in such plan in a manner consistent with Executive’s position.

(e) During the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible. The Executive shall be entitled to four weeks paid time off per year, subject to the Company’s paid time off policies in effect from time to time. Executive shall be entitled to a monthly car allowance of $1,000 per month.

(f) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by her in the course of performing her duties under this Agreement upon completion of an expense report in accordance with the Company’s and its Subsidiaries’ reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to Section 1.3(d) and this Section 1.3(e) does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (b) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

1.4  Term.

(a) The Employment Period shall terminate on the earlier to occur of: (i) the date of Executive’s death or Disability, (ii) the date determined by the Board by resolution for Cause, (iii) the date determined by the Board by resolution without Cause, (iv) the date of voluntary resignation by Executive or (v) if not renewed pursuant to the following sentence, the expiration of the Initial Period (as defined below) or the expiration of the then-current Renewal Period (as defined below), as applicable. The initial term of the Employment Period shall commence on the Effective Date and terminate on the second anniversary of the Effective Date (the “Initial Period”), and shall thereafter automatically renew for additional two-year periods (with each such two-year period constituting a “Renewal Period”), unless either party gives the other written notice of their election not to renew at least 90 calendar days prior to the expiration of the Initial Period or then-current Renewal Period, as applicable. For purposes of subparagraph (b) below, the non-renewal of the of the Initial Period or any Renewal Period by the Company shall not be treated as a termination of Executive’s Employment Period without Cause.

(b) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to (i) receive an amount equal to 12 months of the Executive’s then current Base Salary commencing within 30 days following the date the Separation From Service (as defined below) occurs (with such payment date within such time period within the Company’s sole discretion) and (ii) continued medical benefits for Executive and her dependents for such 12-month period. Executive hereby agrees that no severance compensation under this Section 1.4(b) shall be payable in the event Executive’s employment is terminated under

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Section 1.4(a)(i), (ii), (iv) or (v). Any amount payable under this Section 1.4(b) shall be payable in installments in accordance with the Company’s normal payroll practices over the period following the Separation From Service during which such payments are to be made. The payment of any severance compensation under this Section 1.4(b) shall be conditioned upon Executive entering into the Company’s standard form release agreement. For purposes of determining under Section 409A whether there has been a “separation from service” with the meaning of Treasury Regulation Section 1.409A-1(h) (or any successor regulation), Executive shall be deemed to have incurred a separation from service if her employment has been terminated and she is performing less than 20% of the average level of bona fide services she was performing for the Company in the immediately preceding 36-month period (“Separation From Service”).

(c) Notwithstanding anything to the contrary in this Agreement or elsewhere, if Executive is a “specified employee” as determined pursuant to Section 409A as of the date of the Executive’s Separation From Service and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting Executive to additional tax, interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Executive’s Separation From Service shall be paid or provided to Executive in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Executive’s Separation From Service occurs. In addition, any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Executive upon a Separation From Service (as defined above). For the purposes of this Agreement, amounts payable under Section 1.4(b) shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

(d) Except as expressly set forth in this Section 1.4, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

1.5  Confidential Information.  Executive acknowledges that the information, observations and data obtained by her while employed by the Company and its Subsidiaries concerning the business or affairs of the Buyer, the Company and their respective Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive (“Confidential Information”) are the property of the Buyer, the Company and their respective Subsidiaries. Executive agrees that she shall not disclose to any unauthorized person or use for her own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required to comply with such subpoena, process or other obligation, or to the extent Executive is advised by counsel in writing that disclosure is so required. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information at the Company’s expense.

1.6  Inventions and Patents.  Executive agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Buyer, the Company or their respective Subsidiaries and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

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1.7  Non-Compete; Non-Solicitation.

(a) Executive acknowledges that in the course of her employment with the Company she will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that her services have been and will be of special, unique and extraordinary value to the Company. Executive agrees that, in consideration of the payments made to Executive hereunder, for so long as Executive is receiving compensation either during the Employment Period or severance payments thereafter pursuant to this Agreement or, in the event that Executive voluntarily terminates her employment, for the one-year period following such voluntary termination (the “Noncompete Period”), she shall not directly or indirectly own, manage, control, participate in, consult with, render services at the time of termination for, or in any manner engage in any business in which the Company or its Subsidiaries are engaged in any state where the Company or its Subsidiaries are operating. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of another corporation, so long as Executive has no active participation in the management or the business of such corporation.

(b) During the Employment Period and for the one-year period thereafter, Executive shall not directly or indirectly induce or attempt to induce any officer or employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or directly or indirectly hire any officer of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof; provided, however, that a general solication for employees of which an employee of the Company or any such Subsidiary responds shall not be deemed an inducement or attempt at inducement.

(c) Scope, etc.  If, at the time of enforcement of any of the provisions of this Section 1.7, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth below:

“Cause” means (i) a material breach of this Agreement by Executive, (ii) Executive’s willful failure to comply with the lawful directives of the Board, (iii) gross negligence or willful misconduct by Executive in the performance of her duties hereunder, or (iv) the commission by Executive of theft or embezzlement of Company property or any other act (including but not limited to a felony or a crime involving moral turpitude) that is injurious in any significant respect to the property, operations, business or reputation of the Company or its Subsidiaries.

“Disability” means Executive’s inability to substantially perform her normal duties hereunder for six months or more during any twelve-month period, as determined by a licensed physician mutually acceptable to the Company and Executive.

“Subsidiary” of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.

ARTICLE 3

GENERAL PROVISIONS

3.1  Enforcement.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other

E-3-4

rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). To the extent of any breach of Section 1.7 by Executive, the Noncompete Period shall automatically be extended by the length of such breach.

3.2  Survival.  Sections 1.4(b), 1.5, 1.6 and 1.7 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

3.3  Notices.  All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent, when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:

To the Company:

Critical Homecare Solutions, Inc.
Two Tower Bridge
One Fayette Street
Conshohocken, PA 19428
Attention: President
Fax: (610) 834-3231

with a copy to:

To Executive:

with a copy to:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

3.4  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5  Entire Agreement.  This Agreement and those documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.6  Amendments and Waivers.  Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

3.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

3.8  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.9  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

COMPANY:

CRITICAL HOMECARE SOLUTIONS, INC.,

By:	/s/ Bob Cucuel
Name:     Bob Cucuel

Title:	CEO

Date: February 6, 2008

EXECUTIVE:

/s/  Colleen Lederer
Colleen Lederer

Date: February 6, 2008

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EXHIBIT A

Your annual bonus shall be payable based upon the Company achieving projected operating income (determined in accordance with generally accepted accounting principles consistently applied), as approved each year by the Board of Directors (the “Plan”).

Percentage of Plan	Bonus

110%(1) of greater	50% of Base Salary
100% to 109%(1)	35% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 100% of Plan up to 109% of Plan
95%(1)	20% of Base Salary plus an additional 3% of Base Salary for every percentage point in excess of 95% of Plan up to 99% of Plan
less than 95%(1)	0%

(1)	For purposes of calculating the percentage of Plan, percentages shall be rounded up to the next whole number at 0.5%. For example, if actual operating income for a year is 94.5% of Plan, this percentage shall be rounded up to 95% for purposes of calculating Employee’s annual bonus.

The Plan shall be equitably adjusted during each year to take into account the operating income acquired through acquisitions completed by the Company or its subsidiaries. For the fiscal year ending December 31, 2008, you shall be entitled to a bonus determined on a pro rata basis for the Company’s performance for the period beginning on the Effective Date and ending on December 31, 2008.

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EXHIBIT B

Executive is eligible to earn up to $10,000 per quarter based upon achievement of the cash collection goal ($5,000) and the quarterly EBITDA budget ($5,000). Each of these goals are measured independently and are quarter specific and not year-to-date or in the aggregate.

Cash Collection		EBITDA
% Achievement	Bonus	% Achievement		Bonus

97%	$3,500	97%		$3,500
98%	$4,000	98%		$4,000
99%	$4,500	99%		$4,500
100% +	$5,000	100	% +	$5,000

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Annex E-4

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) entered into on February 6, 2008 is made by and between CRITICAL HOMECARE SOLUTIONS, INC., a Delaware corporation (the “Company”), and Nitin Patel (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of September 19, 2006 (the “Prior Agreement”); and

WHEREAS, Critical Homecare Solutions Holdings, Inc., the parent of the Company (“Parent”), anticipates being a party to a Stock Purchase Agreement pursuant to which all of the outstanding capital stock of the Parent is being sold to MBF Healthcare Acquisition Corp. (the “Buyer”) (the “Transaction”) effective on or about June, 2008 (the “Effective Date”); and

WHEREAS, after completion of the Transaction, the Company desires to amend and restate the Prior Agreement and to continue to employ Executive on the terms and conditions set forth in this Agreement, and Executive desires to be so employed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

EMPLOYMENT

1.1  Employment.  The Company agrees to continue to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1.4 (the “Employment Period”). Notwithstanding anything herein to the contrary, if the Transaction is not consummated, this Agreement shall automatically terminate and the Prior Agreement shall continue in full force and effect.

1.2  Position and Duties.

(a) During the Employment Period, Executive shall serve as Senior Executive Vice President of Operations.

(b) Executive will have the responsibilities and carry out the customary functions of his position. Executive shall report directly to the Company’s Chief Executive Officer.

(c) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and other approved absences) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities.

1.3  Salary, Bonus, Options and Benefits.

(a) During the Employment Period, Executive’s base salary (the “Base Salary”) shall be $200,000 per annum which salary shall be payable in regular installments in accordance with the Company’s general payroll practices. The Base Salary may be increased annually by the Compensation Committee of the Board of Directors of the Company (the “Board”) in its discretion.

(b) During the Employment Period, in addition to the Base Salary, Executive shall be eligible to participate in the Company’s bonus program described on Exhibit A hereto (the “Annual Bonus Program”). Under the bonus program, Executive shall be eligible to receive an annual bonus of up to 35% of Base Salary at 100% of target, which target shall be reviewed annually by the Board. To the extent achieved, such bonus

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shall be paid promptly following the delivery and approval by the Board of the Company’s audited financial statements for such year by the Company’s independent accountants.

(c) During the Employment Period, in addition to the Annual Bonus Program, Executive shall be eligible to participate in a quarterly bonus program described on Exhibit B hereto (the “Quarterly Bonus Program”) which Executive shall have the opportunity to earn a quarterly bonus of up to $10,000, based upon targets and metrics to be established by the Chief Executive Officer of the Company in his discretion. To the extent achieved, such bonus shall be payable in the year ended, but in no event later than March 15 of the year immediately following the year such bonus was earned.

(d) The Buyer intends to develop an employee stock option or restricted stock option plan consistent with public companies of its size and subject to approval of the Compensation Committee, Executive will be eligible to participate in such plan in a manner consistent with Executive’s position.

(e) During the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible. The Executive shall be entitled to four weeks paid time off per year, subject to the Company’s paid time off policies in effect from time to time. Executive shall be entitled to a monthly car allowance of $1,000 per month.

(f) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement upon completion of an expense report in accordance with the Company’s and its Subsidiaries’ reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to Section 1.3(d) and this Section 1.3(e) does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (b) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

1.4  Term.

(a) The Employment Period shall terminate on the earlier to occur of: (i) the date of Executive’s death or Disability, (ii) the date determined by the Board by resolution for Cause, (iii) the date determined by the Board by resolution without Cause, (iv) the date of voluntary resignation by Executive or (v) if not renewed pursuant to the following sentence, the expiration of the Initial Period (as defined below) or the expiration of the then-current Renewal Period (as defined below), as applicable. The initial term of the Employment Period shall commence on the Effective Date and terminate on the second anniversary of the Effective Date (the “Initial Period”), and shall thereafter automatically renew for additional two-year periods (with each such two-year period constituting a “Renewal Period”), unless either party gives the other written notice of their election not to renew at least 90 calendar days prior to the expiration of the Initial Period or then-current Renewal Period, as applicable. For purposes of subparagraph (b) below, the non-renewal of the of the Initial Period or any Renewal Period by the Company shall not be treated as a termination of Executive’s Employment Period without Cause

(b) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to (i) receive an amount equal to 12 months of the Executive’s then current Base Salary commencing within 30 days following the date the Separation From Service (as defined below) occurs (with such payment date within such time period within the Company’s sole discretion) and (ii) continued medical benefits for Executive and his dependents for such 12-month period. Executive hereby agrees that no severance compensation under this Section 1.4(b) shall be payable in the event Executive’s employment is terminated under

E-4-2

Section 1.4(a)(i), (ii), (iv) or (v). Any amount payable under this Section 1.4(b) shall be payable in installments in accordance with the Company’s normal payroll practices over the period following the Separation From Service during which such payments are to be made. The payment of any severance compensation under this Section 1.4(b) shall be conditioned upon Executive entering into the Company’s standard form release agreement. For purposes of determining under Section 409A whether there has been a “separation from service” with the meaning of Treasury Regulation Section 1.409A-1(h) (or any successor regulation), Executive shall be deemed to have incurred a separation from service if his employment has been terminated and he is performing less than 20% of the average level of bona fide services he was performing for the Company in the immediately preceding 36-month period (“Separation From Service”).

(c) Notwithstanding anything to the contrary in this Agreement or elsewhere, if Executive is a “specified employee” as determined pursuant to Section 409A as of the date of the Executive’s Separation From Service and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting Executive to additional tax, interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Executive’s Separation From Service shall be paid or provided to Executive in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Executive’s Separation From Service occurs. In addition, any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Executive upon a Separation From Service (as defined above). For the purposes of this Agreement, amounts payable under Section 1.4(b) shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

(d) Except as expressly set forth in this Section 1.4, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

1.5  Confidential Information.  Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Buyer, the Company and their respective Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive (“Confidential Information”) are the property of the Buyer, the Company and their respective Subsidiaries. Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required to comply with such subpoena, process or other obligation, or to the extent Executive is advised by counsel in writing that disclosure is so required. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information at the Company’s expense.

1.6  Inventions and Patents.  Executive agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Buyer, the Company or their respective Subsidiaries and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

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1.7  Non-Compete; Non-Solicitation.

(a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that his services have been and will be of special, unique and extraordinary value to the Company. Executive agrees that, in consideration of the payments made to Executive hereunder, for so long as Executive is receiving compensation either during the Employment Period or severance payments thereafter pursuant to this Agreement or, in the event that Executive voluntarily terminates his employment, for the one-year period following such voluntary termination (the “Noncompete Period”), he shall not directly or indirectly own, manage, control, participate in, consult with, render services at the time of termination for, or in any manner engage in any business in which the Company or its Subsidiaries are engaged in any state where the Company or its Subsidiaries are operating. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of another corporation, so long as Executive has no active participation in the management or the business of such corporation.

(b) During the Employment Period and for the one-year period thereafter, Executive shall not directly or indirectly induce or attempt to induce any officer or employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or directly or indirectly hire any officer of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof; provided, however, that a general solication for employees of which an employee of the Company or any such Subsidiary responds shall not be deemed an inducement or attempt at inducement.

(c)  Scope, etc.  If, at the time of enforcement of any of the provisions of this Section 1.7, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth below:

“Cause” means (i) a material breach of this Agreement by Executive, (ii) Executive’s willful failure to comply with the lawful directives of the Board, (iii) gross negligence or willful misconduct by Executive in the performance of his duties hereunder, or (iv) the commission by Executive of theft or embezzlement of Company property or any other act (including but not limited to a felony or a crime involving moral turpitude) that is injurious in any significant respect to the property, operations, business or reputation of the Company or its Subsidiaries.

“Disability” means Executive’s inability to substantially perform his normal duties hereunder for six months or more during any twelve-month period, as determined by a licensed physician mutually acceptable to the Company and Executive.

“Subsidiary” of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.

ARTICLE 3

GENERAL PROVISIONS

3.1  Enforcement.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this

E-4-4

Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). To the extent of any breach of Section 1.7 by Executive, the Noncompete Period shall automatically be extended by the length of such breach.

3.2  Survival.  Sections 1.4(b), 1.5, 1.6 and 1.7 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

3.3  Notices.  All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent, when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:

To the Company:

Critical Homecare Solutions, Inc.
Two Tower Bridge
One Fayette Street
Conshohocken, PA 19428
Attention: President
Fax: (610) 834-3231

with a copy to:

To Executive:

with a copy to:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

3.4  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5  Entire Agreement.  This Agreement and those documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.6  Amendments and Waivers.  Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

3.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

3.8  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.9  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

COMPANY:
CRITICAL HOMECARE SOLUTIONS, INC.,

By:	/s/ Bob Cucuel
Name:     Bob Cucuel

Title:	CEO

Date: February 6, 2008

EXECUTIVE:

/s/ Nitin Patel
Nitin Patel

Date: February 6, 2008

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EXHIBIT A

Your annual bonus shall be payable based upon the Company achieving projected operating income (determined in accordance with generally accepted accounting principles consistently applied), as approved each year by the Board of Directors (the “Plan”).

Percentage of Plan	Bonus

110%(1) of greater	50% of Base Salary
100% to 109%(1)	35% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 100% of Plan up to 109% of Plan
95%(1)	20% of Base Salary plus an additional 3% of Base Salary for every percentage point in excess of 95% of Plan up to 99% of Plan
less than 95%(1)	0%

(1)	For purposes of calculating the percentage of Plan, percentages shall be rounded up to the next whole number at 0.5%. For example, if actual operating income for a year is 94.5% of Plan, this percentage shall be rounded up to 95% for purposes of calculating Employee’s annual bonus.

The Plan shall be equitably adjusted during each year to take into account the operating income acquired through acquisitions completed by the Company or its subsidiaries. For the fiscal year ending December 31, 2008, you shall be entitled to a bonus determined on a pro rata basis for the Company’s performance for the period beginning on the Effective Date and ending on December 31, 2008.

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EXHIBIT B

Bonus Amount

First Quarter 2008
(1) Secure Med-Surg rebate exceeding $32,000 YTD(1)	$1,500
(2) Attain SSP Med-Surg revenue of $1,292,000(1)	$1,500
(3) All level 1 infusion risk events reported within 24 hours	$1,000
(4) Develop and implement CHS wide inventory, asset and purchasing policies	$2,000
(5) Develop and implement CHS employee competency program	$2,000
(6) Implement CHS wide office supplies formulary and program	$2,000

$10,000
Second Quarter 2008
(1) Secure Med-Surge rebate exceeding $64,000 YTD(1)	$1,500
(2) Attain SSP Med-Surg revenue of $1,510,000(1)	$1,500
(3) All level 1 infusion risk events reported within 24 hours	$1,000
(4) Revise CHS manuals to new accreditation body standards	$2,000
(5) Develop audit tools for inventory and purchasing processes	$2,000
(6) Implement CHS wide marketing giveaways program	$2,000
$10,000
Third Quarter 2008
(1) Secure Med-Surg rebate exceeding $96,000 YTD(1)	$1,500
(2) Attain SSP Med-Surg revenue of $1,711,000(1)	$1,500
(3) All level 1 infusion risk events reported within 24 hours	$1,000
(1) Re-bid Med-Surg sites into centralized enteral program	$2,000
(2) Roll all CHS sites into centralized enteral program	$2,000
(3) Roll out GEFS program to all sites	$2,000

$10,000
Fourth Quarter 2008
(1) Secure Med-Surg rebate exceeding $128,000 YTD(1)	$1,500
(2) Attain SSP Med-Surg revenue of $1,882,000(1)	$1,500
(3) All level 1 infusion risk events reported within 24 hours	$1,000
(4) Develop pump management program	$2,000
(5) Develop and implement CHS wide infusion therapy guidelines manual	$2,000
(6) Revise infusion manual to meet updated USP 797 guidelines	$2,000

$10,000

(1) 0.5% + rounds up — Payout begins for executive at 95% as follows:

95% achievement	$250
96% achievement	$500
97% achievement	$750
98% achievement	$1,000
99% achievement	$1,250
100% achievement	$1,500

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Annex E-5

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) entered into on February 6, 2008 is made by and between CRITICAL HOMECARE SOLUTIONS, INC., a Delaware corporation (the “Company”), and Joey Ryan (the “Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of May 21, 2007 (the “Prior Agreement”); and

WHEREAS, Critical Homecare Solutions Holdings, Inc., the parent of the Company (“Parent”), anticipates being a party to a Stock Purchase Agreement pursuant to which all of the outstanding capital stock of the Parent is being sold to MBF Healthcare Acquisition Corp. (the “Buyer”) (the “Transaction”) effective on or about June, 2008 (the “Effective Date”); and WHEREAS, after completion of the Transaction, the Company desires to amend and restate the Prior Agreement and to continue to employ Executive on the terms and conditions set forth in this Agreement, and Executive desires to be so employed.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

EMPLOYMENT

1.1  Employment.  The Company agrees to continue to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 1.4 (the “Employment Period”). Notwithstanding anything herein to the contrary, if the Transaction is not consummated, this Agreement shall automatically terminate and the Prior Agreement shall continue in full force and effect.

1.2  Position and Duties.

(a) During the Employment Period, Executive shall serve as Senior Vice President of Compliance and Reimbursement.

(b) Executive will have the responsibilities and carry out the customary functions of his position. Executive shall report directly to the Company’s Chief Executive Officer.

(c) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and other approved absences) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities.

1.3  Salary, Bonus, Options and Benefits.

(a) During the Employment Period, Executive’s base salary (the “Base Salary”) shall be $200,000 per annum which salary shall be payable in regular installments in accordance with the Company’s general payroll practices. The Base Salary may be increased annually by the Compensation Committee of the Board of Directors of the Company (the “Board”) in its discretion.

(b) During the Employment Period, in addition to the Base Salary, Executive shall be eligible to participate in the Company’s bonus program described on Exhibit A hereto (the “Annual Bonus Program”). Under the bonus program, Executive shall be eligible to receive an annual bonus of up to 35% of Base Salary at 100% of target, which target shall be reviewed annually by the Board. To the extent achieved, such bonus

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shall be paid promptly following the delivery and approval by the Board of the Company’s audited financial statements for such year by the Company’s independent accountants.

(c) During the Employment Period, in addition to the Annual Bonus Program, Executive shall be eligible to participate in a quarterly bonus program described on Exhibit B hereto (the “Quarterly Bonus Program”) which Executive shall have the opportunity to earn a quarterly bonus of up to $10,000, based upon targets and metrics to be established by the Chief Executive Officer of the Company in his discretion. To the extent achieved, such bonus shall be payable in the year ended, but in no event later than March 15 of the year immediately following the year such bonus was earned.

(d) The Buyer intends to develop an employee stock option or restricted stock option plan consistent with public companies of its size and subject to approval of the Compensation Committee, Executive will be eligible to participate in such plan in a manner consistent with Executive’s position.

(e) During the Employment Period, Executive shall be entitled to participate in all of the Company’s employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible. The Executive shall be entitled to four weeks paid time off per year, subject to the Company’s paid time off policies in effect from time to time. Executive shall be entitled to a monthly car allowance of $1,000 per month.

(f) The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement upon completion of an expense report in accordance with the Company’s and its Subsidiaries’ reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to Section 1.3(d) and this Section 1.3(e) does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (b) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

1.4  Term.

(a) The Employment Period shall terminate on the earlier to occur of: (i) the date of Executive’s death or Disability, (ii) the date determined by the Board by resolution for Cause, (iii) the date determined by the Board by resolution without Cause, (iv) the date of voluntary resignation by Executive or (v) if not renewed pursuant to the following sentence, the expiration of the Initial Period (as defined below) or the expiration of the then-current Renewal Period (as defined below), as applicable. The initial term of the Employment Period shall commence on the Effective Date and terminate on the second anniversary of the Effective Date (the “Initial Period”), and shall thereafter automatically renew for additional two-year periods (with each such two-year period constituting a “Renewal Period”), unless either party gives the other written notice of their election not to renew at least 90 calendar days prior to the expiration of the Initial Period or then-current Renewal Period, as applicable. For purposes of subparagraph (b) below, the non-renewal of the of the Initial Period or any Renewal Period by the Company shall not be treated as a termination of Executive’s Employment Period without Cause

(b) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to (i) receive an amount equal to 12 months of the Executive’s then current Base Salary commencing within 30 days following the date the Separation From Service (as defined below) occurs (with such payment date within such time period within the Company’s sole discretion) and (ii) continued medical benefits for Executive and his dependents for such 12-month period. Executive hereby agrees that no severance compensation under this Section 1.4(b) shall be payable in the event Executive’s employment is terminated under

E-5-2

Section 1.4(a)(i), (ii), (iv) or (v). Any amount payable under this Section 1.4(b) shall be payable in installments in accordance with the Company’s normal payroll practices over the period following the Separation From Service during which such payments are to be made. The payment of any severance compensation under this Section 1.4(b) shall be conditioned upon Executive entering into the Company’s standard form release agreement. For purposes of determining under Section 409A whether there has been a “separation from service” with the meaning of Treasury Regulation Section 1.409A-1(h) (or any successor regulation), Executive shall be deemed to have incurred a separation from service if his employment has been terminated and he is performing less than 20% of the average level of bona fide services he was performing for the Company in the immediately preceding 36-month period (“Separation From Service”).

(c) Notwithstanding anything to the contrary in this Agreement or elsewhere, if Executive is a “specified employee” as determined pursuant to Section 409A as of the date of the Executive’s Separation From Service and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting Executive to additional tax, interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Executive’s Separation From Service shall be paid or provided to Executive in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Executive’s Separation From Service occurs. In addition, any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Executive upon a Separation From Service (as defined above). For the purposes of this Agreement, amounts payable under Section 1.4(b) shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

(d) Except as expressly set forth in this Section 1.4, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.

1.5  Confidential Information.  Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Buyer, the Company and their respective Subsidiaries that are not generally available to the public other than as a result of a breach of this Agreement by Executive (“Confidential Information”) are the property of the Buyer, the Company and their respective Subsidiaries. Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Company unless, and in such case only to the extent that, such matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Notwithstanding the foregoing, in the event Executive becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Executive may make such disclosure only to the extent required to comply with such subpoena, process or other obligation, or to the extent Executive is advised by counsel in writing that disclosure is so required. Executive shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information at the Company’s expense.

1.6  Inventions and Patents.  Executive agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Buyer, the Company or their respective Subsidiaries and which are conceived, developed or made by Executive while employed by the Company (“Work Product”) belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

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1.7  Non-Compete; Non-Solicitation.

(a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that his services have been and will be of special, unique and extraordinary value to the Company. Executive agrees that, in consideration of the payments made to Executive hereunder, for so long as Executive is receiving compensation either during the Employment Period or severance payments thereafter pursuant to this Agreement or, in the event that Executive voluntarily terminates his employment, for the one-year period following such voluntary termination (the “Noncompete Period”), he shall not directly or indirectly own, manage, control, participate in, consult with, render services at the time of termination for, or in any manner engage in any business in which the Company or its Subsidiaries are engaged in any state where the Company or its Subsidiaries are operating. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of another corporation, so long as Executive has no active participation in the management or the business of such corporation.

(b) During the Employment Period and for the one-year period thereafter, Executive shall not directly or indirectly induce or attempt to induce any officer or employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or directly or indirectly hire any officer of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof; provided, however, that a general solication for employees of which an employee of the Company or any such Subsidiary responds shall not be deemed an inducement or attempt at inducement.

(c) Scope, etc.  If, at the time of enforcement of any of the provisions of this Section 1.7, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

ARTICLE 2

DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth below:

“Cause” means (i) a material breach of this Agreement by Executive, (ii) Executive’s willful failure to comply with the lawful directives of the Board, (iii) gross negligence or willful misconduct by Executive in the performance of his duties hereunder, or (iv) the commission by Executive of theft or embezzlement of Company property or any other act (including but not limited to a felony or a crime involving moral turpitude) that is injurious in any significant respect to the property, operations, business or reputation of the Company or its Subsidiaries.

“Disability” means Executive’s inability to substantially perform his normal duties hereunder for six months or more during any twelve-month period, as determined by a licensed physician mutually acceptable to the Company and Executive.

“Subsidiary” of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.

ARTICLE 3

GENERAL PROVISIONS

3.1 Enforcement.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other rights and

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remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). To the extent of any breach of Section 1.7 by Executive, the Noncompete Period shall automatically be extended by the length of such breach.

3.2  Survival.  Sections 1.4(b), 1.5, 1.6 and 1.7 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

3.3  Notices.  All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent, when sent via facsimile confirmed in writing to the recipient. Such notices and other communications will be sent to the addresses indicated below:

To the Company:

Critical Homecare Solutions, Inc.
Two Tower Bridge
One Fayette Street
Conshohocken, PA 19428
Attention: President
Fax: (610) 834-3231

with a copy to:

To Executive:

with a copy to:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

3.4  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5  Entire Agreement.  This Agreement and those documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.6  Amendments and Waivers.  Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

3.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

3.8  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

3.9  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

COMPANY:
CRITICAL HOMECARE SOLUTIONS, INC.,

By:	/s/ Bob Cucuel
Name:     Bob Cucuel
Title: CEO

Date: February 6, 2008

EXECUTIVE:

/s/ Joey Ryan
Joey Ryan

Date: February 6, 2008

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EXHIBIT A

Your annual bonus shall be payable based upon the Company achieving projected operating income (determined in accordance with generally accepted accounting principles consistently applied), as approved each year by the Board of Directors (the “Plan”).

Percentage of Plan	Bonus

110%(1) of greater	50% of Base Salary
100% to 109%(1)	35% of Base Salary plus an additional 1.5% of Base Salary for every percentage point in excess of 100% of Plan up to 109% of Plan
95%(1)	20% of Base Salary plus an additional 3% of Base Salary for every percentage point in excess of 95% of Plan up to 99% of Plan
less than 95%(1)	0%

(1)	For purposes of calculating the percentage of Plan, percentages shall be rounded up to the next whole number at 0.5%. For example, if actual operating income for a year is 94.5% of Plan, this percentage shall be rounded up to 95% for purposes of calculating Employee’s annual bonus.

The Plan shall be equitably adjusted during each year to take into account the operating income acquired through acquisitions completed by the Company or its subsidiaries. For the fiscal year ending December 31, 2008, you shall be entitled to a bonus determined on a pro rata basis for the Company’s performance for the period beginning on the Effective Date and ending on December 31, 2008.

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EXHIBIT B

The cash collection goal will be measured quarter specific and not year-to-date or in the aggregate.

Cash Collection

% Achievement	Bonus

97%	$2,500
98%	$5,000
99%	$7, 500
100% +	$10,000

E-5-8

Annex F

February 6, 2008

Board of Directors
MBF Healthcare Acquisition Corp.
121 Alhambra Plaza
Suite 1000
Coral Gables, FL 33134

Dear Members of the Board of Directors:

We understand that MBF Healthcare Acquisition Corp. (the “Acquiror”) intends to enter into a Stock Purchase Agreement (the “Agreement”) among Critical Homecare Solutions Holdings, Inc. (the “Company”) and the stockholders of the Company named therein (the “Stockholders”) pursuant to which the Acquiror will acquire (the “Transaction”) all of the outstanding Common Stock, $0.001 par value (“Shares”) of the Company from the Stockholders for an aggregate purchase price of (i) $420 million (the “Base Amount”), plus (ii) the sum of (A) the Working Capital Overage, if any, (B) the Acquisition Costs, and (C) the Per Diem Amount, and minus (iii) the sum of (A) the amount of the Company Expenses in connection with the Transaction, (B) the Estimated Company Indebtedness Amount, and (C) the Working Capital Underage, if any ((ii) and (iii) together, the “Purchase Price Adjustments” and with the Base Amount as adjusted by the Purchase Price Adjustments, the “Consideration”). You have advised us and we have assumed that the Shares are the only issued and outstanding shares of capital stock of the Company and that the Stockholders include, among others, affiliates of the Blackstone Group, L.P. (“Blackstone”) and Kohlberg and Company (“Kohlberg”). Except as otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement.

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board of Directors of the Acquiror as to whether, as of the date hereof, the Consideration to be paid by the Acquiror in the Transaction is fair to the Acquiror from a financial point of view. For purposes of our analyses and this Opinion, we have, at your direction, assumed that there will be no Purchase Price Adjustments other than Estimated Company Indebtedness Amount of approximately $0.2 million.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed a draft, dated February 5, 2008, of the Agreement;

2. reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including, among other things, Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 31, 2007 (the “S-1”);

3. reviewed certain information relating to the current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company as adjusted by the management of the Acquiror to include certain public company costs and to exclude the financial implications of future acquisitions by the Company (the “Projections”);

F-1

4. spoken with certain members of the managements of the Acquiror and the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5. compared the financial and operating performance of the Company with that of companies with publicly traded equity securities that we deemed to be relevant;

6. considered the publicly available financial terms of certain transactions that we deemed to be relevant; and

7. conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, managements of the Acquiror and the Company have advised us, and we have assumed, that the Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Company, and we express no opinion with respect to such Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Acquiror or the Company may be a party (other than as specifically described herein with respect to the Transaction). As you are aware, we were not provided with information provided to the Company by its advisors and prospective underwriters in connection with the preparation of the S-1, and consequently, such information is not reflected in our analyses.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreement identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Acquiror or the Company, or otherwise have an adverse effect on the Acquiror or the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of said document identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties, earnings or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, nor were we provided with any such appraisal or evaluation, including any such evaluation provided to you by your other advisors. We did not estimate, and express no opinion regarding, the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

F-2

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the Transaction, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors of the Acquiror or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We are not expressing any opinion as to the price or range of prices at which the Acquiror’s securities may be purchased or sold at any time.

This Opinion is furnished for the use and benefit of the Board of Directors of the Acquiror in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of the Acquiror, any security holder or the Acquiror or any other person as to how to act or vote with respect to any matter relating to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Acquiror, the Company, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. The Acquiror and MBF Healthcare Management LLC, an affiliate of the Acquiror, have agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement.

Houlihan Lokey and its affiliates have in the past provided investment banking, financial advisory and other financial services to affiliates of the Company and the Acquiror, the Company and certain Stockholders, for which Houlihan Lokey and such affiliates have received compensation, including, among other things, having (a) provided valuation services to an affiliate of Blackstone in 2006, and (b) been retained to provide certain advice to an affiliate of the Acquiror in connection with certain tax matters in 2006 and 2007. Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to the Acquiror, the Company, and other participants in the Transaction, and their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees, including individuals that participated in the preparation of this Opinion, may have invested in or committed to invest in private equity or other investment funds managed or advised by Blackstone or Kohlberg or one or more of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with Blackstone or Kohlberg or one or more of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including without limitation formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, Blackstone or Kohlberg or one or more of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of the Acquiror, its security holders or any other party to proceed with or effect the Transaction, (ii) any aspect or implication of any arrangements, understandings, agreements or documents entered into in connection with the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Acquiror or to any other party, except as set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Acquiror or any other party or the effect of any other transaction in which the Acquiror or any other party might engage, (v) the tax or legal consequences of the

F-3

Transaction to either the Acquiror, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Acquiror’s or any other party’s security holders vis-à-vis any other class or group of the Acquiror’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Acquiror or any other party is receiving or paying reasonably equivalent value in the Transaction, (viii) the solvency, creditworthiness or fair value of the Acquiror or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration, the amounts payable to the Stockholders pursuant to the Agreement or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Acquiror and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Acquiror, the Company and the Transaction. The issuance of this Opinion was approved by an internal Houlihan Lokey committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be paid by the Acquiror in the Transaction is fair to the Acquiror from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

F-4

PROXY
MBF Healthcare Acquisition Corp.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MBF HEALTHCARE ACQUISITION CORP.
     The undersigned appoints Mike B. Fernandez and Marcio C. Cabrera, as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of MBF (“MBF”) held of record by the undersigned on [                                        ], 2008, at the Special Meeting of Stockholders to be held on [                                        ], 2008, or any postponement or adjournment thereof.
     THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.
     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5, 6 AND 7. THE MBF BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.
     MBF MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY MBF HEALTHCARE ACQUISITION CORP.
(Continued and to be signed on reverse side)

PROXY
     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4 AND 5. THE MBF HEALTHCARE ACQUISITION CORP. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

		FOR	AGAINST	ABSTAIN
1.	To approve the acquisition proposal.	O	O	O	If you voted “AGAINST” Proposal Number 1 and you hold shares of MBF common stock, you may exercise your IPO conversion rights and demand that MBF convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of MBF common stock for cash and will no longer own these shares. You must affirmatively vote against the acquisition, continue to hold your shares through the closing of the acquisition and then tender your stock certificate to MBF. Failure to (a) vote against the adoption of the Acquisition Agreement, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your conversion rights.
I HEREBY EXERCISE MY CONVERSION RIGHTS
2.	To approve the financing proposal.	O	O	O
3.	To approve the name change proposal.	O	O	O
4.	To approve the authorized shares proposal.	O	O	O
5.	To approve the Article Seventh proposal.	O	O	O
6.	To approve the incentive compensation plan proposal.	O	O	O
7.	To approve the proposal to adjourn the special meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	O	O	O
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT			O
VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature

Date	Date
     Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation or other entity, sign in full name by an authorized officer or other authorized person.